UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Torchlight Energy Resources, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: The common stock, par value $0.01 of Torchlight Energy Resources, Inc. (the “Torchlight Shares”).
(2)

Aggregate number of securities to which transaction applies:

The maximum number of Torchlight Shares to which this transaction applies is estimated to be 380,361,146, prior to giving effect to any reverse split of the Torchlight Shares and subject to adjustment as described herein.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purposes of calculating the filing fee, the maximum aggregate value of the transaction was determined based upon up to 380,361,146 Torchlight Shares multiplied by the estimated share consideration of $1.55 (estimated based on the average of the high and low prices of the Torchlight Shares as reported on the NASDAQ Stock Market on January 28, 2021), comprised of the Torchlight Shares issuable as discussed in section (2), subject to adjustment as discussed herein.

	(4)	Proposed maximum aggregate value of transaction: $589,559,776
	(5)	Total fee paid: $64,320.97

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

These materials are important and require your immediate attention. They require the stockholders of Torchlight Energy Resources, Inc. to make important decisions. If you are in doubt as to how to make such decisions, please contact your financial, legal or other professional advisor. If you have any questions, you may contact the proxy solicitation agent, D.F. King & Co., Inc., by telephone at 1 (800) 714-3305 (toll-free in North America) or 1 (212) 269-5550 (collect call outside North America), or by email at TRCH@dfking.com.

TORCHLIGHT ENERGY RESOURCES, INC.

5700 W. Plano Parkway, Suite 3600

Plano, Texas 75093

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD             , 2021

We hereby give notice that a Special Meeting of Stockholders of Torchlight Energy Resources, Inc. (“Torchlight”) will be held on             , 2021, at 9:00 a.m. Central Time (the “Special Meeting”). The purpose of the Special Meeting is to hold a vote of the stockholders of Torchlight regarding:

(1) the issuance of up to approximately 455,000,000 shares of Torchlight common stock, prior to effecting any reverse split of Torchlight’s common stock as contemplated herein, in connection with a proposed arrangement (the “Arrangement”) with Metamaterial Inc. (“Meta”), pursuant to which Torchlight will acquire Meta, in accordance with the requirements of the NASDAQ Stock Market LLC (the “Arrangement Proposal”);

(2) the adoption of Amended and Restated Articles of Incorporation, in the form attached hereto as Annex K, in connection with the Arrangement, for the following purposes (the “Articles Amendment and Restatement Proposal”):

(a)	to increase the authorized shares of Torchlight’s (i) common stock from 150,000,000 shares to 250,000,000 shares and (ii) preferred stock from 10,000,000 shares to 50,000,000 shares;

(b)

to implement a reverse split of Torchlight’s common stock within a range from 1-for-2 to 1-for-20, with the exact ratio of the reverse stock split to be determined by the Board of Directors of Torchlight (the “Torchlight Board”); and

(c)	to change the name of Torchlight to Meta Materials Inc.

(3) the approval of the postponement or adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes to approve the Arrangement Proposal and/or the Articles Amendment and Restatement Proposal, if deemed necessary or appropriate by the Torchlight Board (the “Adjournment Proposal”); and

(4) the approval, on a non-binding, advisory basis, of certain compensation that will or may become payable to Torchlight’s named executive officers that is based on or otherwise relates to the Arrangement (the “Advisory Proposal”).

Each of the Arrangement Proposal and the Articles Amendment and Restatement Proposal will not be effected, and the Arrangement will not be completed, without the approval by the Torchlight stockholders of both such proposals. No other business may be transacted at the Special Meeting.

Due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our employees and stockholders, the Special Meeting will be held in a virtual meeting format at www.virtualshareholdermeeting.com/TRCH2021.

In addition to voting by submitting your proxy prior to the Special Meeting, you also will be able to vote your shares electronically during the Special Meeting. Further details regarding the virtual meeting are included in the accompanying proxy statement.

Under Nevada law, only stockholders of record on the record date, which is             , 2021, are entitled to notice of, and to vote at, the Special Meeting or any adjournment. It is important that your shares be represented at this meeting so that the presence of a quorum is assured.

The Torchlight Board has unanimously concluded that the Arrangement is in the best interests of Torchlight and its stockholders and has approved and authorized the Arrangement. The Torchlight Board unanimously recommends that the stockholders vote FOR (a) the Arrangement Proposal, (b) the Articles Amendment and Restatement Proposal, (c) the Adjournment Proposal and (d) the Advisory Proposal.

Your vote is important. Even if you plan to virtually attend the Special Meeting, please date and execute the enclosed proxy and return it promptly in the enclosed postage-paid envelope as soon as possible. If you attend the Special Meeting, you may revoke your proxy and vote your shares during the Special Meeting.

If you have any questions or need assistance in your consideration of the Arrangement or with the completion and delivery of your proxy, please contact Torchlight’s proxy solicitation agent, D.F. King & Co., Inc., by telephone at 1 (800) 714-3305 (toll-free in North America) or 1 (212) 269-5550 (collect call outside North America), or by email at TRCH@dfking.com.

IF YOU PLAN TO ATTEND:

To be admitted to the Special Meeting at www.virtualshareholdermeeting.com/TRCH2021 you must have your control number available and follow the instructions found on your proxy card or voting instruction form. You may vote during the Special Meeting by following the instructions available on the Special Meeting website during the Special Meeting. Please allow sufficient time before the Special Meeting to complete the online check-in process. Your vote is very important.

By Order of the Board of Directors,

, 2021
John A. Brda
President, Chief Executive Officer and Director

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held             , 2021.

The proxy statement and form of proxy card are available at: ir.torchlightenergy.com

TORCHLIGHT ENERGY RESOURCES, INC.

5700 W. Plano Parkway, Suite 3600

Plano, Texas 75093

PROXY STATEMENT

FOR THE

SPECIAL MEETING OF STOCKHOLDERS

To be held on             , 2021

Unless the context requires otherwise, references in this proxy statement to “Torchlight,” “TRCH,” “we,” “us” or “our” refers to Torchlight Energy Resources, Inc.

The Board of Directors of Torchlight (the “Torchlight Board”) is soliciting your proxy to vote at the Special Meeting to be held on             , 2021, at 9:00 a.m. Central Time, in a virtual online format by accessing www.virtualshareholdermeeting.com/TRCH2021 and at any adjournment thereof.

This proxy statement contains information relating to the Special Meeting, which will be held as a virtual meeting. Stockholders attending the Special Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend and participate in the Special Meeting online via a live webcast by visiting www.virtualshareholdermeeting.com/TRCH2021. In addition to voting by submitting your proxy prior to the Special Meeting, you also will be able to vote your shares electronically during the Special Meeting.

The purpose of the Special Meeting is to hold a vote of Torchlight’s stockholders regarding the following proposals:

(1) to approve the issuance of up to approximately 455,000,000 shares of Torchlight common stock, prior to effecting any reverse split of Torchlight’s common stock as contemplated herein, in connection with a proposed arrangement (the “Arrangement”) with Metamaterial Inc. (“Meta”), pursuant to which Torchlight will acquire Meta, in accordance with the requirements set out under the NASDAQ Stock Market LLC (“NASDAQ”) (the “Arrangement Proposal”);

(2) to adopt Amended and Restated Articles of Incorporation, in the form attached hereto as Annex K, in connection with the Arrangement, for the following primary purposes (the “Articles Amendment and Restatement Proposal”):

(a)	to increase the authorized shares of Torchlight’s (i) common stock from 150,000,000 shares to 250,000,000 shares and (ii) preferred stock from 10,000,000 shares to 50,000,000 shares.

(b)	to implement a reverse split of Torchlight’s common stock within a range from 1-for-2 to 1-for-20, with the exact ratio of the reverse stock split to be determined by the Torchlight Board; and

(c)	to change the name of Torchlight to Meta Materials Inc.

(3) to approve the postponement or adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes to approve the Arrangement Proposal and/or Articles Amendment and Restatement Proposal, if deemed necessary or appropriate by the Torchlight Board (the “Adjournment Proposal”); and

(4) to approve, on a non-binding, advisory basis, certain compensation that will or may become payable to Torchlight’s named executive officers that is based on or otherwise relates to the Arrangement (the “Advisory Proposal”).

Each of the Arrangement Proposal and the Articles Amendment and Restatement Proposal will not be effected, and the Arrangement will not be completed, without the approval by the Torchlight stockholders of both such proposals.

The Torchlight Board unanimously recommends that the stockholders vote “FOR” the Arrangement Proposal, the Articles Amendment and Restatement Proposal, the Adjournment Proposal and the Advisory Proposal.

Whether or not you expect to attend the Special Meeting, we urge you to vote your shares via proxy at your earliest convenience. This will ensure the presence of a quorum at the Special Meeting. Promptly voting your shares will save us the expenses and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the Special Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today.

Information Concerning the Special Meeting

Mailing and Solicitation. Proxies are being solicited on behalf of the Torchlight Board. This proxy statement and accompanying form of proxy card will be sent on or about             , 2021 to stockholders entitled to vote at the Special Meeting. The cost of the solicitation of proxies will be paid by Torchlight. The solicitation is to be made primarily by mail but may be supplemented by telephone calls and personal solicitation by D.F. King or our officers and other employees.

Proxies. Whether or not you plan to attend the Special Meeting, we request that you promptly submit the enclosed proxy card and vote your shares pursuant to the voting instructions therein. A control number, located on the proxy card, is designed to verify your identity, allow you to vote your shares, and confirm that your voting instructions have been properly recorded.

If your shares are registered in the name of a bank, broker, or other nominee, follow the proxy instructions on the form you receive from the nominee. The availability of telephone and internet proxy will depend on the nominee’s proxy processes. Under the NASDAQ Listing Rules, brokers who hold shares in “street name” for customers are precluded from exercising voting discretion with respect to the approval of non-routine matters (so called “broker non-votes”) where the beneficial owner has not given voting instructions. With respect to the Arrangement Proposal, the Articles Amendment and Restatement Proposal, the Adjournment Proposal and the Advisory Proposal, a broker is not entitled to vote shares of Torchlight common stock unless the beneficial owner has given instructions.

Revocation of Proxies. You may revoke your proxy at any time before a vote is taken by notifying our Secretary in writing at our address given above, by executing a new proxy bearing a later date or by submitting a new proxy by telephone or internet; or by virtually attending the Special Meeting and voting during the meeting.

Voting in Accordance with Instructions. The shares represented by your properly completed proxy will be voted in accordance with your instructions marked on it. If you properly sign, date, and deliver to us your proxy but you mark no instructions on it, the shares represented by your proxy will be voted for the Arrangement Proposal, the Articles Amendment and Restatement Proposal, the Adjournment Proposal and the Advisory Proposal.

Quorum and Voting Rights. The presence at the Special Meeting virtually or by proxy of a majority of the outstanding shares entitled to vote on the record date constitutes a quorum for purposes of voting on a particular matter and conducting business at the Special Meeting. Torchlight’s common stock is its only class of stock that is issued and outstanding. Each share of our common stock entitles its holder to one vote.

Required Vote. Assuming a quorum is present, the affirmative vote of a majority of the shares entitled to vote that are present at the Special Meeting virtually or represented by proxy is required for the approval of the Arrangement Proposal, the Adjournment Proposal (though no quorum is required for the Adjournment Proposal) and the Advisory Proposal. The Articles Amendment and Restatement Proposal will be approved if a majority of the outstanding shares of Torchlight common stock vote for such proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum. A broker non-vote will be counted for purposes of establishing a quorum if the beneficial owner whose failure to provide voting instructions with respect to a particular proposal that has resulted in such broker non-vote has instructed such beneficial owner’s nominee how to vote with respect to at least one other proposal to be voted on at the Special Meeting. Otherwise, a broker non-vote does not count for purposes of establishing a quorum. Abstentions will not be counted as having voted either for or against any proposal contemplated at the Special Meeting, but will have the same effect as a vote against all of the proposals at the Special Meeting. Broker non-votes will not be counted as having voted either for or against any proposal contemplated at the Special Meeting, but will have the same effect as a vote against the Articles Amendment and Restatement Proposal and will have no effect on the Arrangement Proposal, Adjournment Proposal or the Advisory Proposal.

Record Date. The close of business on             , 2021 has been fixed as the record date of the Special Meeting, and only stockholders of record at that time will be entitled to vote. As of             , 2021, there were              shares of our common stock issued and outstanding and entitled to vote at the Special Meeting. Only record holders and beneficial owners who held shares on the record date, or their duly authorized proxies, may attend the Special Meeting.

No Dissenters’ Rights. Under the Nevada Revised Statutes, stockholders are not entitled to dissenters’ rights with respect to the matters to be voted on at the Special Meeting.

i

ii

INFORMATION CONTAINED IN THIS PROXY STATEMENT

The information contained in this proxy statement, unless otherwise indicated, is given as of February 2, 2021.

No person has been authorized to give any information or to make any representation in connection with the matters being considered herein on behalf of Torchlight other than those contained in this proxy statement and, if given or made, such information or representation should not be considered or relied upon as having been authorized. This proxy statement does not constitute an offer to sell, or a solicitation of an offer to acquire, any securities, or the solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or proxy solicitation. Neither the delivery of this proxy statement nor any distribution of securities referred to herein should, under any circumstances, create any implication that there has been no change in the information set forth herein since the date of this proxy statement.

Information contained in this proxy statement should not be construed as legal, tax or financial advice and Torchlight stockholders are urged to consult their own professional advisors in connection with the matters considered in this proxy statement.

THE ARRANGEMENT HAS NOT BEEN RECOMMENDED BY, OR APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORY AUTHORITY OF ANY U.S. STATE NOR HAS ANY OF THEM PASSED UPON THE FAIRNESS OR MERITS OF THE ARRANGEMENT OR THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, the documents to which we refer you in this proxy statement and information included in oral statements or other written statements made or to be made by us or on our behalf may include predictions, estimates and other information that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). These forward-looking statements do not directly or exclusively relate to historical facts, including, without limitation, statements relating to the completion of the Arrangement. Without limiting the generality of the foregoing, words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “would,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Stockholders are cautioned that any forward-looking statements are not guarantees of future performance. These statements are based on the beliefs of the management of Torchlight or Meta, as the case may be, as well as the current expectations and assumptions, which such management believes to be reasonable, based on available information and involve a number of risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control. As such, our actual results may differ significantly from those expressed in any forward-looking statements.

These risks and uncertainties include, but are not limited to, factors and matters described or incorporated by reference in this proxy statement and the following factors: (1) the ability of the Parties to consummate the Arrangement, (2) risks that the conditions to the closing of the Arrangement are not satisfied, including the risk that required approvals for the Arrangement from governmental authorities or the stockholders of both Torchlight and Meta are not obtained; (3) litigation relating to the Arrangement; (4) unexpected costs, charges or expenses resulting from the Arrangement; (5) risks that the proposed Arrangement disrupts the current plans and operations of Torchlight and Meta; (6) the ability to realize anticipated benefits from the Arrangement; (7) competition from larger and more established companies in the Combined Company’s markets; (8) the Combined Company’s ability to successfully grow following the closing of the Arrangement; (9) potential adverse reactions or changes to business relationships resulting from the completion of the Arrangement; (10) the availability and terms of the financing to be incurred in connection with the Arrangement; and (11) legislative, regulatory and economic developments, including changing business conditions in the industries in which Torchlight and Meta operate and the economy in general as well as financial performance and expectations of Torchlight and Meta’s existing and prospective customers. Additional factors that may affect the future results of the Combined Company are set forth in filings that Torchlight makes with the SEC from time to time, including its Annual Report on Form 10-K for the year ended December 31, 2019, which is available on the SEC’s website at www.sec.gov, as well as under the “Risk Factors” section of this proxy statement.

In light of the significant risks and uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that such results will be achieved, and readers are cautioned not to place undue reliance on such forward-looking information, which speak only as of the date hereof. Except as required by law, we undertake no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For all of these reasons, Torchlight stockholders should not place undue reliance on forward-looking statements.

CURRENCY AND EXCHANGE RATES

Unless otherwise indicated herein, references to “$”, “US$” or “United States dollars” are to United States dollars, and references to “CAD$” or “Canadian dollars” are to Canadian dollars.

The rate of exchange on February 1, 2021 as reported by the Bank of Canada for the conversion of Canadian dollars into United States dollars was CAD$1.00 equals US$0.7798 and for the conversion of United States dollars into Canadian dollars was US$1.00 equals CAD$1.2824.

The following table sets forth, for each of the periods indicated, the high, low and average spot rates for US$1.00 in terms of Canadian dollars, as reported by the Bank of Canada.

	Nine months ended September 30, 2020 (CAD$)	Nine months ended September 30, 2019 (CAD$)	Year ended December 31, 2019 (CAD$)	Year ended December 31, 2018 (CAD$)
High	1.4496	1.3600	1.3600	1.3642
Low	1.2970	1.3038	1.2988	1.2288
Average	1.3541	1.3292	1.3269	1.2957

REPORTING CURRENCIES AND ACCOUNTING PRINCIPLES

The historical financial statements of Meta included in this proxy statement are prepared in accordance with IFRS and are reported in Canadian dollars. The pro forma unaudited condensed financial statements of the Combined Company included in this proxy statement are reported in United States dollars and have been prepared in accordance with GAAP.

GLOSSARY OF DEFINED TERMS

In this proxy statement, unless otherwise defined herein or unless there is something in the subject matter inconsistent therewith, the following terms have the respective meanings set out below, words importing the singular number include the plural and vice versa and words importing any gender include all genders.

“Acceptable Confidentiality Agreement”	means a confidentiality agreement between either Meta or Torchlight and a third party other than Torchlight or Meta, respectively: (a) that is entered into in accordance with the Arrangement Agreement; and (b) that contains confidentiality and standstill restrictions that are no less restrictive than those set out in the Confidentiality Agreement.

“ACOA”	has the meaning ascribed thereto under the heading “Information about Meta — Business Description — Overall Performance, Industry Trends and Economic Factors.”

“ACOA Contribution”	has the meaning ascribed thereto under the heading “Information about Meta — Business Description — Overall Performance, Industry Trends and Economic Factors.”

“Acquisition Proposal”	means, with respect to Meta, a Meta Acquisition Proposal, and, with respect to Torchlight, a Torchlight Acquisition Proposal.

“Additional Bridge Financing”	means a bridge loan of $5,000,000 to be provided by Torchlight to Meta upon the closing of the Pre-Closing Financing, on substantially the same terms as the Bridge Notes.

“Alternative Acquisition Agreement”	has the meaning ascribed thereto under the heading “The Arrangement Agreement — Notification of Acquisition Proposal.”

“Ancillary Rights”	means the interest of a holder of Exchangeable Shares as a beneficiary of the trust created under the Voting and Exchange Trust Agreement.

“Arrangement”	means the arrangement under the provisions of the OBCA on the terms and conditions set out in the Arrangement Agreement and Plan of Arrangement, subject to any amendments or variations thereto made in accordance therewith or in accordance with the Arrangement Agreement or made at the direction of the Court in the Final Order.

“Arrangement Agreement”	means the Arrangement Agreement, dated December 14, 2020, by and among Torchlight, Callco, Canco and Meta, as amended by the Amendment to Arrangement Agreement, dated February 3, 2021, substantially in the form attached as Annex B.

“Asset Sale Dividend”	means a Net Proceeds Dividend or a Holdback Dividend, as applicable.

“Asset Sale Expiration Date”	means the earlier to occur of (a) the date that is six months from the Effective Date or (b) December 31, 2021.

“Asset Sale Transaction”	means one or more transactions consummated at any time prior to the Asset Sale Expiration Date pursuant to which Torchlight, the Combined Company or any of its affiliates sells, farms out or otherwise transfers to a third party some or all of the O&G Assets.

“Authorization”	means any authorization, order, permit, approval, grant, license, registration, consent, right, notification, condition, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decision, decree, bylaw, rule or regulation, whether or not having the force of Law, and includes any environmental Permit.

“Automatic Exchange Right”	has the meaning ascribed thereto under the heading “Description of Exchangeable Shares, Series A Preferred Stock and Related Agreements — Automatic Exchange upon Liquidation of the Combined Company.”

“Bridge Loan”	has the meaning ascribed thereto under the heading “Information about Meta — Business Description — Overall Performance, Industry Trends and Economic Factors.”

“Bridge Notes”	means the Unsecured Convertible Promissory Notes of Meta for the benefit of Torchlight, dated September 20, 2020 and December 16, 2020, having an aggregate principal amount of $1,000,000.

“Bylaws”	means the bylaws of Torchlight, as amended, and as currently in effect.

“Call Rights”	means collectively the rights of Callco or the Combined Company to purchase Exchangeable Shares pursuant to the Redemption Call Right and the Liquidation Call Right and the right of the Combined Company or Callco to purchase Exchangeable Shares pursuant to the Change of Law Call Right and the right of Callco or the Combined Company to purchase Exchangeable Shares pursuant to the Retraction Call Right.

“Callco”	means 2798831 Ontario Inc., an Ontario corporation.

“Canadian Resident”	means (a) a Person who is not a non-resident of Canada for the purposes of the Tax Act, or (b) a partnership that is a “Canadian partnership” for purposes of the Tax Act.

“Canco”	means Metamaterial Exchangeco Inc. (formerly named 2798832 Ontario Inc.), an Ontario corporation.

“Canco Insolvency Event”	means (a) the institution by Canco of any proceeding to be adjudicated, a bankrupt or insolvent or to be wound up, or the consent of Canco to the institution of bankruptcy, insolvency or winding-up proceedings against it, or (b) the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including the Companies Creditors’ Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Canco to contest in good faith any such proceedings commenced in respect of Canco within 30 days of becoming aware thereof, or the consent by Canco to the filing of any such petition or to the appointment of a receiver, or (c) the making by Canco of a general assignment for the benefit of creditors, or the admission in writing by Canco of its inability to pay its debts generally as they become due, or (d) Canco not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares.

“Certificate of Arrangement”	means the certificate of arrangement to be issued pursuant to subsection 183(2) of the OBCA.

“CGU”	has the meaning ascribed thereto under the heading “Information about Meta — Management’s Discussion and Analysis — Impairment of Non-Financial Assets.”

“Change in Recommendation”	means, with respect to Meta, a Meta Change in Recommendation and, with respect to Torchlight, a Torchlight Change in Recommendation.

“Change of Law”	means any amendment to the Tax Act and other applicable provincial income tax laws that permits holders of Exchangeable Shares who are Canadian Residents to hold the Exchangeable Shares as capital property, and deal at arm’s length with the Combined Company and Canco (all for the purposes of the Tax Act and other applicable provincial income tax laws) to exchange their Exchangeable Shares for Combined Company Shares on a basis that will not require such holders to recognize any gain or loss or any actual or deemed dividend in respect of such exchange for the purposes of the Tax Act or applicable provincial income tax laws.

“Change of Law Call Right”	has the meaning ascribed thereto under the heading “Description of Exchangeable Shares, Series A Preferred Stock and Related Agreements — Change of Law Call Right.”

“Closing”	means the completion of the Arrangement.

“COC Severance Period”	has the meaning ascribed thereto under the heading “Information About Meta — Statement of Meta Executive Compensation.”

“Code”	has the meaning ascribed thereto under the heading “The Arrangement — Federal Tax Consequences of the Transaction.”

“Combined Company”	means the consolidated businesses of Torchlight and Meta following the Effective Time.

“Combined Company Business Costs”	means the costs, fees, expenses and other items referred to in clauses (c) through (i) of the definition of “Net Proceeds.”

“Combined Company Liquidation Event”	means (a) any determination by the board of directors of the Combined Company to institute voluntary liquidation, dissolution or winding-up proceedings with respect to the Combined Company or to effect any other distribution of assets of the Combined Company among its shareholders for the purpose of winding up its affairs; or (b) receipt by the Combined Company of notice of, or the Combined Company otherwise becoming aware of, any instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of the Combined Company or to effect any other distribution of assets of the Combined Company among its shareholders for the purpose of winding up its affairs, in each case where the Combined Company has failed to contest in good faith any such proceeding commenced in respect of the Combined Company within 30 days of becoming aware thereof.

“Combined Company Sale Representative”	means a member of the board of directors of the Combined Company who is appointed to serve as a Sale Representative in connection with any Asset Sale Transactions pursued by the Combined Company after the Effective Date.

“Combined Company Control Transaction”	means (a) any merger, amalgamation, arrangement, take-over bid or tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving the Combined Company that results in the holders of outstanding voting securities of the Combined Company immediately prior to such transaction directly or indirectly owning, or exercising control or direction over, voting securities representing less than 50% of the total voting power of all of the voting securities of the surviving entity outstanding immediately after such transaction; or (b) any sale or disposition of all or substantially all of the Combined Company’s assets; provided however that a Combined Company Control Transaction shall not refer to (x) an Asset Sale Transaction or (y) the reincorporation of the Combined Company under the laws of the state of Delaware.

“Combined Company Shares”	means the shares of common stock of the Combined Company.

“Commitment Letter”	has the meaning ascribed thereto under the heading “Information about Meta — Business Description — Overall Performance, Industry Trends and Economic Factors.”

“Confidentiality Agreement”	means the confidentiality agreement between Meta and Torchlight dated September 4, 2020.

“Consideration”	means the Torchlight Share Consideration and the Exchangeable Share Consideration, as applicable.

“Consideration Shares”	means up to approximately 455,000,000 Torchlight Shares to be issued in connection with the Arrangement, prior to effecting any reverse split of Torchlight Shares as contemplated herein, which includes the Torchlight Shares that would be issuable upon conversion or exchange of Meta Securities that will become convertible into or exchangeable for Torchlight Shares in connection with the Arrangement and Torchlight Shares that would be issuable upon exchange of the Exchangeable Shares.

“Consulting Agreement”	has the meaning ascribed thereto under the heading “The Arrangement — Interests of Certain Persons in the Arrangement.”

“Contract”	means any contract, agreement, license, franchise, lease, arrangement, commitment, joint venture, partnership or other right or obligation (written or, to the extent enforceable, oral) to which a Party or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound or to which any of their respective properties or assets is subject.

“Court”	means the Ontario Superior Court of Justice (Commercial List).

“CPM”	has the meaning ascribed thereto under the heading “Information about Meta — Business Description — Company Overview.”

“CPM Subco”	has the meaning ascribed thereto under the heading “Information about Meta — Business Description — Company Overview.”

“CSE”	means the Canadian National Stock Exchange (operating as the Canadian Securities Exchange).

“Current Market Price”	means, in respect of a Combined Company Share on any date, the quotient obtained by dividing (a) the aggregate of the Daily Value of Trades for each day during the period of 20 consecutive trading days ending three trading days before such date; by (b) the aggregate volume of the Combined Company Shares used to calculate such Daily Value of Trades.

“Daily Value of Trades”	means, in respect of the Combined Company Shares on any trading day, the product of (a) the Canadian Dollar Equivalent (as defined in the terms of the Exchangeable Shares) of the volume weighted average price of Torchlight Shares on NASDAQ (or, if the Combined Company Shares are not listed on NASDAQ, the volume weighted average price of Combined Company Shares on such other stock exchange or automated quotation system on which the Combined Company Shares are listed or quoted, as the case may be, as determined by the Combined Company for such purpose) on such date; and (b) the aggregate volume of the Combined Company Shares traded on such day on NASDAQ or such other stock exchange or automated quotation system and used to calculate such volume weighted average price; provided that any such selections by the Combined Company shall be conclusive and binding.

“Depository”	means AST Trust Company (Canada) or such other person appointed by Meta and Torchlight (each acting reasonably), for the purpose of, among other things, exchanging certificates representing Meta Shares for the Consideration.

“D.F. King”	means D.F. King & Co., Inc.

“Dissent Notice”	has the meaning ascribed thereto under the heading “The Arrangement — Appraisal and Dissenters Rights.”

“Dissent Rights”	means the rights of dissent exercisable by of the Meta shareholders under Section 185 of the OBCA or as otherwise determined by the Court in the Interim Order in respect of the Meta Arrangement Resolution.

“Dissenting Shareholder”	means a Meta shareholder who has validly exercised Dissent Rights and has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights, but only in respect of the Meta Shares in respect of which Dissent Rights are validly exercised by such Meta shareholder.

“Dividend Amount”	means an amount equal to all declared and unpaid dividends on an Exchangeable Share held by a holder thereof on any dividend record date which occurred prior to the date of purchase, redemption or other acquisition of such share by Callco, Canco or the Combined Company from such holder.

“Dividend Declaration Date”	has the meaning ascribed thereto under the heading “Description of Exchangeable Shares, Series A Preferred Stock and Related Agreements — Dividends and Other Distributions.”

“Dodd-Frank Act”	means the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

“EBITDA”	means earnings before interest, taxes, depreciation and amortization.

“Effective Date”	means the effective date of the Arrangement as shown on the Certificate of Arrangement.

“Effective Time”	means 12:00 a.m. (Toronto time) on the Effective Date.

“Election Deadline”	means prior to 11:00 a.m. (Toronto time) on March 11, 2021, or, if the Meta Meeting is adjourned or postponed, prior to 11:00 a.m. (Toronto time) on the business day immediately prior to the date of such adjourned or postponed Meta Meeting.

“Eligible Holder”	means a Meta shareholder who is (a) a Canadian Resident, and (b) not exempt from tax under Part I of the Tax Act (or, in the case of a partnership, none of the partners of which is exempt from tax under Part I of the Tax Act). Accordingly, an Eligible Holder does not include a Meta shareholder who holds their Meta Shares in a registered plan.

“Employee Plan”	means all benefit or compensation plans, programs, policies, practices, contracts, agreements or other arrangements, covering current or former employees, directors or consultants of a Party, including without limitation employment, consulting, deferred compensation, equity, benefit, bonus, incentive, pension, retirement, savings, stock purchase, profit sharing, stock option, stock appreciation, phantom stock, termination, change of control, life insurance, medical, health, welfare, hospital, dental, vision care, drug, sick leave, disability, and similar plans, programs, arrangements or practices, whether or not in writing and whether or not funded, in each case, which is sponsored, maintained or contributed to by a Party or any of its affiliates, or to which a Party or any of its affiliates is obligated to contribute, or with respect to which a Party or any of its affiliates has any liability, direct or indirect, contingent or otherwise, other than benefit plans established pursuant to statute.

“Encumbrances”	has the meaning ascribed thereto in the Arrangement Agreement.

“Exchange Act”	means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder from time to time.

“Exchange Ratio”

means the number of Torchlight Shares that a Meta shareholder will receive at the Effective Time in exchange for each one (1) Meta Share held, determined as follows:

A = B/C

where

A = the number of Torchlight Shares to be received in exchange for each one (1) Meta Share, rounded to three decimal places;

B = the Meta shareholders’ proportionate share of the total pro forma number of Torchlight Shares to be outstanding upon completion of the Arrangement, which for greater certainty will be equal to 75% of the total pro forma number of outstanding Torchlight Shares upon completion of the Arrangement (including any Torchlight Shares issued or issuable by Torchlight pursuant to any Working Capital Financing, which are intended to be 100% dilutive to Torchlight stockholders, but excluding any Torchlight Shares issued or issuable by Torchlight pursuant to the Pre-Closing Financing, which are intended to be proportionally dilutive to each party at 75% to Meta shareholders and 25% to Torchlight stockholders), subject to further adjustment upward for any other Torchlight Shares issued or issuable prior to the Effective Time that are intended to be 100% dilutive to Torchlight stockholders; and

C = the number of Meta Shares outstanding immediately prior to the Effective Time.

“Exchange Right”	has the meaning ascribed thereto under the heading “Description of Exchangeable Shares, Series A Preferred Stock and Related Agreements — Exchange Upon Canco Insolvency Event.”

“Exchangeable Elected Shares”	means Meta Shares (other than Meta Shares held by Torchlight or an affiliate) that the holder thereof shall have elected, in accordance with the Plan of Arrangement in a duly completed Letter of Transmittal deposited with the Transfer Agent no later than the Election Deadline, to transfer to Canco under the Arrangement for the Exchangeable Share Consideration.

“Exchange Time”	has the meaning ascribed thereto in the Plan of Arrangement.

“Exchangeable Share Voting Event”	has the meaning ascribed thereto under the heading “Description of Exchangeable Shares, Series A Preferred Stock and Related Agreements — Redemption of Exchangeable Shares and Redemption Call Rights.”

“Exchangeable Shares”	means the shares of Canco which are exchangeable for Torchlight Shares.

“Exchangeable Share Consideration”	means the consideration in the form of Exchangeable Shares, together with ancillary rights, elected for each Meta Share by a Meta shareholder (other than a Dissenting Shareholder) pursuant to the Plan of Arrangement, which shall be that number of Exchangeable Shares equal to the Exchange Ratio for each Meta Share held immediately prior to the Effective Time.

“Exempt Exchange Share Voting Event”	has the meaning ascribed thereto under the heading “Description of Exchangeable Shares, Series A Preferred Stock and Related Agreements — Redemption of Exchangeable Shares and Redemption Call Rights.”

“Fairness Opinion”	means the fairness opinion rendered by Roth to the Torchlight Board on December 13, 2020 as to the fairness of the Arrangement, from a financial perspective, to the Torchlight stockholders.

“Final Order”	means an order of the Court granted pursuant to Section 182(5) of the OBCA, in form and substance acceptable to each of the Parties, each acting reasonably, approving the Arrangement after a hearing upon the procedural and substantive fairness of the terms and conditions of the Arrangement, as such order may be affirmed, amended, modified, supplemented or varied by the Court (with the consent of the Parties, each acting reasonably) at any time prior to the Effective Date or, if appealed, as affirmed or amended (provided, however, that any such amendment is acceptable to the Parties, each acting reasonably) on appeal, unless such appeal is withdrawn, abandoned or denied.

“Fundamental Transaction”	means, at any time while the Series A Preferred Stock is outstanding, (a) the Combined Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Combined Company with or into another Person, (b) the Combined Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (c) any direct or indirect purchase offer, tender offer or exchange offer (whether by the Combined Company or another Person) is completed pursuant to which holders of the Combined Company Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Combined Company Shares, (d) the Combined Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Combined Company Shares or any compulsory share exchange pursuant to which the Combined Company Shares are effectively converted into or exchanged for cash or property, or (e) the Combined Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding Combined Company Shares (not including any Combined Company Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination); provided, that in each of the foregoing transactions or series of transactions, each shall only be deemed a Fundamental Transaction if such other Person acquires more than 50% of voting securities of the Combined

Company or its successors’ (or the ultimate parent entity following a reorganization) voting securities, or all or substantially all of the Combined Company’s assets.

“FVTPL”	has the meaning ascribed thereto under the heading “Information about Meta — Management’s Discussion and Analysis — Financial Instruments.”

“GAAS”	means the United States Generally Accepted Auditing Standards (GAAS) as issued by the Auditing Standards Board, a division of the American Institute of Certified Public Accountants.

“GAAP”	means United States Generally Accepted Accounting Principles as in effect from time to time and which meet the standards established by the Public Company Accounting Oversight Board (United States).

“Governmental Entity”	means (a) any multinational or supranational body or organization, nation, government, state, province, country, territory, municipality, administrative, judicial or regulatory authority, agency, board, body, bureau, commission, instrumentality, court or tribunal or any political subdivision thereof, or any central bank (or similar monetary or regulatory authority) thereof, any taxing authority, any ministry or department or agency of any of the foregoing, (b) any self-regulatory organization or securities exchange, including the CSE and NASDAQ, (c) any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government; and (d) any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of such entities or other bodies pursuant to the foregoing.

“HOE”	has the meaning ascribed thereto under the heading “Information about Meta — Business Description — Holography Technology.”

“Holdback Amount”	means an amount equal to 10% of the Net Proceeds from each Asset Sale Transaction, which will be withheld by the Combined Company to cover any potential post-closing liabilities that maybe incurred by the Combined Company in respect of such Asset Sale Transaction.

“Holdback Dividend”	means a dividend of any remaining Holdback Amount in respect of any Asset Sale Transaction payable to the holders of Series A Preferred Stock, after deduction of all amounts with respect to which the Combined Company is entitled to indemnification with respect to such Asset Sale Transaction in accordance with the Series A Certificate of Designation.

“HUD”	has the meaning ascribed thereto under the heading “Information about Meta — Business Description — Holography Technology.”

“IFRS”	means the International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Initial Bridge Note”	means the eight percent (8%) Unsecured Convertible Promissory Note of Meta for the benefit of Torchlight dated September 20, 2020 with a principal amount of $500,000.

“Interim Order”	means an order of the Court in form and substance acceptable to each of the Parties, acting reasonably, providing for, among other things, the calling and holding of the Meta Meeting, as the same may be amended by the Court with the consent of the Parties, each acting reasonably.

“Intervening Event”	means, with respect to Meta, a Meta Intervening Event, and with respect to Torchlight, a Torchlight Intervening Event.

“Intervening Event Matching Period”	has the meaning ascribed thereto under the heading “The Arrangement Agreement — Right to Match.”

“IRS”	has the meaning ascribed thereto under the heading “The Arrangement — Federal Tax Consequences of the Transaction.”

“Intervening Event Notice”	has the meaning ascribed thereto under the heading “The Arrangement Agreement — Right to Match.”

“Key Regulatory Approvals”	means those rulings, consents, orders, exemptions, Permits, Authorizations and other approvals of Governmental Entities, necessary to proceed with the transactions contemplated by the Arrangement Agreement and the Plan of Arrangement.

“Law” or “Laws”	means, with respect to any Person, any and all applicable law (statutory, common, civil or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person or its business, property or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Entity, as amended.

“Letter of Transmittal”	means the letter of transmittal and election form to be sent by Meta to the Meta shareholders in connection with the Arrangement.

“Liquidation Amount”	means an amount per share equal to the Current Market Price of a Torchlight Share on the last business day prior to the Liquidation Date plus the Dividend Amount.

“Liquidation Call Right”	has the meaning ascribed thereto under the heading “Description of Exchangeable Shares, Series A Preferred Stock and Related Agreements — Distribution on Liquidation and Liquidation Call Right.”

“Liquidation Date”	means the effective date of the liquidation, dissolution or winding-up of Canco or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs.

“Lock-Up Agreement”	means the certain lock-up agreements, substantially in the form attached as Annex I, entered or to be entered into by certain Meta Supporting Shareholders, where such parties have agreed, among other things, to lock-up and not sell, transfer or otherwise dispose of their Meta Shares.

“Matching Party”	has the meaning ascribed thereto under the heading “The Arrangement Agreement — Right to Match.”

“Matching Period”	has the meaning ascribed thereto under the heading “The Arrangement Agreement — Right to Match.”

“Material Adverse Effect”	means a Meta Material Adverse Effect or a Torchlight Material Adverse Effect, as applicable.

“Material Contract”

means any Contract of the following for a Party:

(a) any management, employment, severance, retention, transaction bonus, change in control, material consulting, relocation, repatriation or expatriation agreement or other similar Contract;

(b) any Contract with any distributor, reseller or sales representative with an annual value in excess of $100,000;

(c) any Contract with any manufacturer, vendor, or other Person for the supply of materials or performance of services by such third party to the Party in relation to the manufacture of the Party’s products or product candidates with an annual value in excess of $100,000;

(d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by the Arrangement Agreement;

(e) any Contract incorporating or relating to any guaranty, any sharing of liabilities or any indemnity not entered into in the ordinary course of business, including any indemnification agreements between a Party and any of its officers or directors;

(f) any Contract imposing any restriction on the right or ability of the Party or that would by the terms of the Contract would impose any restriction on the right or ability of the Party: (i) to compete with any other Person; (ii) to acquire any product or other asset or any services from any other Person; (iii) to solicit, hire or retain any Person as a director, an officer or other employee, a consultant or an independent contractor; (iv) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person; (v) to perform services for any other Person; or (vi) to transact business with any other Person;

(g) any Contract currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

(h) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

(i) any joint marketing or development agreement;

(j) any Contract that provides for: (i) any right of first refusal, right of first negotiation, right of first notification or similar right with respect to any securities or assets of the Party; (ii) any “no shop” provision or similar exclusivity provision with respect to any securities or assets of the Party; or (iii) contains most favored nation pricing provisions with any third party or any requirements or minimum purchase obligations of the Party;

(k) any Contract that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 or more in the aggregate, or contemplates or involves the performance of services having a value in excess of $100,000 in the aggregate other than any arrangement or agreement expressly contemplated or provided for under the Arrangement Agreement;

(l) any Contract that does not allow the Party to terminate the Contract for convenience with no more than sixty (60) days prior notice to the other party and without the payment of any rebate, chargeback, penalty or other amount to such third party in connection with any such termination in an amount or having a value in excess of $100,000 in the aggregate; or

(m) that is a “material contract” (with respect to Torchlight, as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC, and with respect to Meta, within the meaning of National Instrument 51-102).

“Meta”	means Metamaterial Inc., an Ontario corporation.

“Meta Acquisition Proposal”	means, other than the transactions contemplated by the Arrangement Agreement, any offer, proposal or inquiry from any Person or group of Persons acting jointly or in concert, whether or not in writing and whether or not delivered to Meta, after the date hereof relating to: (a) any acquisition or purchase, direct or indirect, of: (i) the assets of Meta and/or one or more of its subsidiaries that, individually or in the aggregate, constitute 20% or more of the consolidated assets of Meta and its subsidiaries, taken as a whole, or which contribute 20% or more of the consolidated revenue of the Meta and its subsidiaries, taken as a whole (or any lease, long-term supply, hedging arrangement, joint venture, strategic alliance, partnership or other transaction having the same economic effect as a sale of such assets), or (ii) beneficial ownership of 20% or more of the issued and outstanding voting or equity securities of Meta or any one or more of its subsidiaries that, individually or in the aggregate, contribute 20% or more of the consolidated revenues or constitute 20% or more of the consolidated assets of Meta and its subsidiaries, taken as a whole; (b) any take-over bid, tender offer or exchange offer that, if consummated, would result in such Person or group of Persons beneficially owning 20% or more of the issued and outstanding voting or equity securities of any class of voting or equity securities of Meta or any of its; (c) any plan of arrangement, merger, amalgamation, consolidation, share subsidiaries exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Meta or any of its subsidiaries; in all cases, whether in a single transaction or in a series of related transactions; (d) any direct or indirect sale of assets (or any alliance, joint venture, earn-in right, option to acquire, lease, license or other arrangement having a similar economic effect as a sale) by Meta and/or one or more of its subsidiaries, which assets represent 20% or more of the consolidated assets of Meta and its subsidiaries measured by fair market value, or contribute 20% or more of the consolidated revenue of Meta and its subsidiaries, taken as a whole; or (e) any other transaction, the consummation of which prevents, or materially delays, impedes or interferes with, the transactions contemplated by the Arrangement Agreement.

“Meta Arrangement Resolution”	means the special resolution of the holders of Meta Securities approving the Plan of Arrangement, which is to be considered at the Meta Meeting.

“Meta Board”	means the Board of Directors of Meta.

“Meta Board Recommendation”	means a statement that the Meta Board has received the a fairness opinion and has unanimously determined, after receiving legal and financial advice: (a) that the Arrangement is fair to the Meta securityholders; (b) the Arrangement and the entering into of the Arrangement Agreement is in the best interests of Meta; and (c) that the Meta Board recommends that the Meta securityholders vote in favor of the Arrangement Resolution.

“Meta Change in Recommendation”	occurs or is made when, (a) the Meta Board or any committee of the Meta Board fails to unanimously recommend or withdraws, amends, modifies or qualifies, publicly proposes or states its intention to do so, or fails to publicly reaffirm (without qualification) within five business days (and in any case prior to the Meta Meeting) after having been requested in writing by Torchlight to do so, its recommendation that the holders of Meta Securities vote in favor of the Meta Arrangement Resolution, or (b) the Meta Board or any committee of the Meta Board takes no position or a neutral position with respect to a Meta Acquisition Proposal for more than five business days after a Meta Acquisition Proposal is made or publicly announced, or (c) the Meta Board or any committee of the Meta Board resolves or publicly proposes to take any of the foregoing actions.

“Meta DSU”	means a deferred share unit of Meta.

“Meta DSU Plan”	has the meaning ascribed thereto under the heading “Information About Meta — Statement of Meta Executive Compensation.”

“Meta Intervening Event”	means a material event or circumstance that was not known or reasonably foreseeable to the Meta Board prior to the execution of the Arrangement Agreement (or if known, the consequences of which were not known or reasonably foreseeable), which event or circumstance, or any material consequence thereof, becomes known to the Meta Board prior to the receipt of the Meta Securityholder Approval that does not relate to (a) a Meta Acquisition Proposal, (b) Torchlight or its subsidiaries (including any Torchlight Material Adverse Effect), (c) any actions taken pursuant to the Arrangement Agreement or (d) any changes in the price of Torchlight Shares or Meta Shares.

“Meta Material Adverse Effect”	means any effect, fact, change, event, occurrence or circumstance that is, or would reasonably be expected to be, material and adverse to the business, condition (financial or otherwise), properties, assets (tangible or intangible), liabilities (whether absolute, accrued, conditional or otherwise), capital, operations or results of operations of Meta and its subsidiaries, taken as a whole, other than any effect arising from, relating to or resulting from, as applicable: (a) the global economy, political conditions (including the outbreak of war or any acts of terrorism), international trade or securities, financial or credit markets in general, natural disasters or other acts of God; (b) the smart materials and photonics industry in general, (c) any generally applicable change in applicable Law (other than orders, judgments, claims or decrees against Meta or any of its subsidiaries), or accounting standards or the enforcement or interpretation thereof; (d) a change in the market trading price or trading volume of Meta Shares (it being understood that the underlying cause of any such change may be taken into consideration when determining whether a Meta Material Adverse Effect has occurred, unless otherwise excepted under this definition); (e) the announcement of the Arrangement Agreement, including the impact thereof on the relationships, contractual or otherwise, on Meta or its subsidiaries with customers, suppliers, business partners, regulators, vendors, Governmental Entities or other third Persons; (f) any action taken or refrained from being taken by Meta or its subsidiaries in connection with the Arrangement, to the extent Torchlight has expressly consented to, approved or requested such action in writing following the date of the Arrangement and (g) any disease outbreaks, pandemics or epidemics or other related condition including COVID-19; provided, however, that (h) in the event that Meta and its subsidiaries, taken as a whole, are materially and disproportionately affected by an effect described in clause (a), (b), (c) or (d) above relative to other participants in the industries in which Meta and its subsidiaries operate, the extent (and only the extent) of such effect, relative to such other participants, on Meta or any of its subsidiaries, taken as a whole, may be taken into account in determining whether there has been a Meta Material Adverse Effect; and (i) references in certain sections of the Arrangement Agreement to dollar amounts are not intended to be, and shall not be deemed to be, illustrative or interpretive for the purposes of determining whether a “Meta Material Adverse Effect” has occurred

“Meta Meeting”	means the annual general and special meeting of securityholders of Meta including any adjournment or postponement of such special meeting in accordance with the terms of the Arrangement Agreement, to be called and held to secure Meta Securityholder Approval and for any other purpose.

“Meta Named Executive Officer”	has the meaning ascribed thereto under the heading “Information About Meta — Statement of Meta Executive Compensation.”

“Meta Option”	means options exercisable to acquire Meta Shares granted under Meta’s amended and restated stock option plan, whether or not vested.

“Meta Option Plan”	has the meaning ascribed thereto under the heading “Information About Meta — Statement of Meta Executive Compensation.”

“Meta Securities”	means the issued and outstanding Meta Shares, Meta Options, Meta Warrants, and Meta DSUs.

“Meta Securityholder Approval”	means (a) not less than 66 2/3% of the votes cast by holders of Meta Shares present virtually or represented by proxy and entitled to vote at the Meta Meeting, and (b) not less than 66 2/3% of the votes cast by the holders of Meta Shares, and the holders of Meta Options, Meta Warrants and Meta DSUs, on an as-converted to Meta Shares basis, voting together as a single class, present virtually or represented by proxy at and entitled to vote at the Meta Meeting.

“Meta Subject Securities”	has the meaning ascribed thereto under the heading “The Arrangement — Voting and Support Agreement.”

“Meta Superior Proposal”	means any unsolicited bona fide written Meta Acquisition Proposal from a Person who is an arm’s length third party to acquire not less than all of the outstanding Meta Shares or all or substantially all of the assets of Meta on a consolidated basis that: (a) complies with applicable securities laws and did not result from or involve a breach of Article 7 of the Arrangement Agreement; (b) is capable of being completed without undue delay, taking into account, all financial, legal, regulatory and other aspects of such proposal and the Person making such proposal; (c) is not subject, either by the terms of such Meta Acquisition Proposal or by virtue of any applicable Law, or rule or requirement of any stock exchange, to any requirement that the approval of the shareholders of the Person making the Meta Acquisition Proposal be obtained; (d) if any consideration is cash, is not subject to any financing contingency or condition; (e) is not subject to any due diligence or access condition; (f) is not subject, either by the terms of such Meta Acquisition Proposal or by virtue of any applicable Law, to any

Authorization of a Governmental Entity; (g) does not provide for the payment of any break, termination or other fees or expenses to the other party in the event that Meta completes the Arrangement or any similar other transaction with Torchlight or any of its affiliates agreed prior to any termination of this Agreement and (h) that the Meta Board determines, in its good faith judgment, after receiving the advice of its outside legal and financial advisors and after taking into account all the terms and conditions of the Meta Acquisition Proposal, including all legal, financial, regulatory and other aspects of such Meta Acquisition Proposal and the party making such Meta Acquisition Proposal, (i) would, if consummated in accordance with its terms, but without assuming away the risk of non-completion, result in a transaction which is more favorable, from a financial point of view, to the Meta shareholders than the Arrangement (including any amendments to the terms and conditions of the Arrangement proposed by Torchlight pursuant to the Arrangement Agreement) and (ii) the failure to recommend such Meta Acquisition Proposal to the Meta shareholders would be contrary to the fiduciary duties of the Meta Board;

“Meta Shares”	means the issued and outstanding common shares of Meta immediately prior to the Effective Time.

“Meta Supporting Shareholders”	means, collectively, those senior officers and directors of Meta who have entered into Voting and Support Agreements.

“Meta Warrants”	means the common share purchase warrants of Meta.

“MTI”	has the meaning ascribed thereto under the heading “Information about Meta — Business Description — Company Overview.”

“MTI USA”	has the meaning ascribed thereto under the heading “Information about Meta — Business Description — Company Overview.”

“NASDAQ”	means the NASDAQ Capital Market.

“Net Proceeds”	means, with respect to an Asset Sale Transaction, aggregate amount (without duplication) equal to the sum of: (a) all consideration actually received by Torchlight, the Combined Company or its affiliates as consideration from a third party in exchange for taking title to the O&G Assets and consummation of an Asset Sale Transaction, plus (b) the amount of cash remaining from Working Capital Financing prior to the Closing of the Arrangement, after the payment of transaction costs and expenses incurred by Torchlight or its affiliates in connection with the Arrangement, and certain other liabilities of Torchlight that are accrued prior the Closing of the Arrangement, less (c) all out-of-pocket costs and expenses incurred by Torchlight, the Combined Company or its affiliates to third parties for the negotiation, entry into and consummation of the Arrangement (solely to the extent unpaid as of the Closing of the Arrangement) and such Asset Sale Transaction, less (d) costs incurred by the Combined Company solely with respect to the O&G Assets after the Effective Time, less (e) any applicable sales, income and other taxes incurred by the Combined Company or its affiliates in respect of the performance of the Combined Company’s obligations under or otherwise in connection with an Asset Sale Transaction, payment of the Asset Sale Dividends or the O&G Assets, less (f) any liabilities of the Combined Company actually incurred in connection with any Asset Sale Transaction or the O&G Assets, less (g) any payments to holders of debt securities of Torchlight that are outstanding immediately prior to the Arrangement and are not converted into equity prior to or in connection with the Arrangement, less (h) any change of control, severance, compensation or other payments to any employee, officer or other service provider triggered in connection with the Arrangement (solely to the extent unpaid as of the Closing of the Arrangement), less (i) any amount paid or due and payable with respect to the Straz Debt, in the event such debt is not converted or repaid in full prior to the Closing of the Arrangement. Amounts placed in escrow, earnout or contingent or other post-Closing payments, including milestone or royalty payments, in connection with an Asset Sale Transaction will not be considered Net Proceeds unless (and only to the extent that) such amounts are actually received by Torchlight or the Combined Company.

“Net Proceeds Dividend”	means a dividend of Net Proceeds payable to the holders of Series A Preferred Stock in respect of any Asset Sale Transaction.

“NS Holdco”	has the meaning ascribed thereto under the heading “Information About Meta — Statement of Meta Executive Compensation.”

“O&G Assets”	means any assets that are used or held for use in Torchlight’s oil and gas exploration business.

“OBCA”	means the Business Corporations Act (Ontario), as amended.

“Ordinary Course”	means, with respect to an action taken by a Person, that such action is consistent with the past practices (in terms of nature, scope and magnitude) of such Person and is taken in the ordinary course of the normal day-to-day operations of the business of such Person.

“Other Party”	has the meaning ascribed thereto under the heading “The Arrangement Agreement — Additional Covenants Regarding Non-Solicitation.”

“Outside Date”	means May 15, 2021 or such later date as may be agreed to in writing by the Parties.

“Palikaras Employment Agreement”	has the meaning ascribed thereto under the heading “Information About Meta — Statement of Meta Executive Compensation.”

“Palikaras Target Bonus”	has the meaning ascribed thereto under the heading “Information About Meta — Statement of Meta Executive Compensation.”

“Parties”	means, collectively, Torchlight, Meta, Canco and Callco, and “Party” means any one of them.

“Permit”	means any license, permit, certificate, consent, order, grant, approval, agreement, classification, restriction, registration or other authorization of, from or required by any Governmental Entity.

“Person”	includes any individual, firm, partnership, limited partnership, limited liability partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, body corporate, corporation, company, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status.

“Plan of Arrangement”	means the plan of arrangement of Meta, substantially in the form attached as Annex B, and any amendments or variations thereto made from time to time in accordance with the Arrangement Agreement, the plan of arrangement or upon the direction of the Court in the Final Order with the consent of the Parties, each acting reasonably.

“Pre-Closing Financing”	means a transaction or series of transactions in which Torchlight issues Torchlight Shares (or securities convertible into or exercisable for Torchlight Shares) primarily for capital raising purposes where Torchlight has raised gross proceeds of at least $10,000,000 in the aggregate, less the principal amounts of the Bridge Notes. Torchlight Shares issued or issuable in connection with the Pre-Closing Financing are intended to be proportionally dilutive at 75% to Meta shareholders and 25% to Torchlight stockholders, and will be excluded from the number of Torchlight Shares outstanding for purposes of calculating the Exchange Ratio. Upon closing the Pre-Closing Financing, Torchlight plans to loan $5,000,000 of the net proceeds to Meta via the Additional Bridge Financing.

“Pre-Effective Date Period”	means the period from the date of the Arrangement Agreement until the earlier of the Effective Time and the time that the Arrangement Agreement is terminated in accordance with its terms.

“Proposal Party”	has the meaning ascribed thereto under the heading “The Arrangement Agreement — Additional Covenants Regarding Non-Solicitation.”

“Receiving Board”	has the meaning ascribed thereto under the heading “The Arrangement Agreement — Right to Match.”

“Receiving Party”	has the meaning ascribed thereto under the heading “The Arrangement Agreement — Right to Match.”

“Redemption Call Right”	has the meaning ascribed thereto under the heading “Description of Exchangeable Shares, Series A Preferred Stock and Related Agreements — Redemption of Exchangeable Shares and Redemption Call Rights.”

“Registered Shareholder”	means a registered holder of Meta Shares whose name and address are recorded in Meta’s shareholders’ register maintained by AST Trust Company (Canada).

“Remaining Assets”	means (a) any O&G Assets that have not been sold or are not otherwise subject to an Asset Sale Transaction as of the Asset Sale Expiration Date and (b) any cash referred to in clause (b) of the definition of “Net Proceeds” that is remaining as of the Asset Sale Expiration Date, less any amounts necessary to pay the reasonable out-of-pocket costs and expenses incurred by the Combined Company in connection with the Spin-Off Dividend.

“Replacement Option”	means an option to acquire Torchlight Shares to be issued by Torchlight in consideration for the cancellation of the Meta Options.

“Representatives”	means, collectively, in respect of a Person, its subsidiaries and its affiliates and its and their officers, directors, employees, consultants, advisors, agents or other representatives (including financial, legal or other advisors).

“Resulting Issuer”	has the meaning ascribed thereto under the heading “Information about Meta — Business Description — Company Overview.”

“Retraction Call Right”	has the meaning ascribed thereto under the heading “Description of Exchangeable Shares, Series A Preferred Stock and Related Agreements — Retraction of Exchangeable Shares and Retraction Call Right.”

“Retraction Date”	means the business day on which Canco will redeem the Retracted Shares.

“Retraction Price”	means an amount per share equal to the Current Market Price of a Combined Company Share on the last business day prior to the Retraction Date plus the Dividend Amount, which shall be satisfied in full by Canco delivering or causing to be delivered one Torchlight Share for each Exchangeable Share presented and surrendered together with, on the designated payment date therefor, the Dividend Amount.

“Retraction Request”	means a duly executed statement accompanying the presentation and surrender of the certificate or certificates representing the Exchangeable Shares which the holder desires to have Canco redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the Articles of Canco and such additional documents, instruments and payments as the transfer agent and Canco may reasonably require to effect a retraction.

“Retracted Shares”	means the Exchangeable Shares that the holder desires to have redeemed by Canco.

“Rice Employment Agreement”	has the meaning ascribed thereto under the heading “Information About Meta — Statement of Meta Executive Compensation.”

“Roth”	means Roth Capital Partners, LLC, financial advisor to Torchlight.

“RRRF”	has the meaning ascribed thereto under the heading “Business Description — Overall Performance, Industry Trends and Economic Factors.”

“RTO”	has the meaning ascribed thereto under the heading “Information about Meta — Business Description — Company Overview.”

“Sale Representatives”	means, together, the Series A Preferred Representative and the Combined Company Sale Representative.

“SEC”	means the United States Securities and Exchange Commission.

“Secured Debenture Financing”	has the meaning ascribed thereto under the heading “Information about Meta — Business Description — Overall Performance, Industry Trends and Economic Factors.”

“Secured Debt Financing”	has the meaning ascribed thereto under the heading “Information about Meta — Business Description — Overall Performance, Industry Trends and Economic Factors.”

“Securities Act”	means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder from time to time.

“Securities Authority”	means all securities regulatory authorities, including the applicable securities commission or similar regulatory authorities in each of the provinces and territories of Canada, the SEC, the CSE, and NASDAQ, that are applicable to Meta or Torchlight, as the case may be.

“Series A Certificate of Designation”	means the Certificate of Designation of Preferences, Rights and Limitations of the Series A Non-Voting Preferred Stock of Torchlight, in the form attached as Annex H.

“Series A Preferred Record Date”	means a date which is to be determined by the Torchlight Board prior to Closing which serves as the date to determine the Torchlight stockholders who will receive a dividend of Series A Preferred Stock.

“Series A Preferred Representative”	means an individual who is appointed by the board of directors of the Combined Company to serve as a representative of the holders of Series A Preferred Stock in connection with any Asset Sale Transactions pursued by the Combined Company after the Effective Date, the calculation of the Net Proceeds therefrom, indemnification matters, the Spin-Off Dividend, and related matters.

“Series A Preferred Stock”	means the Series A Non-Voting Preferred Stock of Torchlight.

“Severance Period”	has the meaning ascribed thereto under the heading “Information About Meta — Statement of Meta Executive Compensation.”

“SNR”	has the meaning ascribed thereto under the heading “Information about Meta — Business Description — Wireless Sensing Technology.”

“SOW”	has the meaning ascribed thereto under the heading “Information about Meta — Business Description — Overall Performance, Industry Trends and Economic Factors.”

“Special Meeting”	means the special meeting of the stockholders of Torchlight to be held on , 2021.

“Special Voting Share”	means the special voting share in the capital of Torchlight having substantially the rights, privileges, restrictions and conditions described in the Voting and Exchange Trust Agreement and the Special Voting Share Certificate of Designation.

“Special Voting Share Certificate of Designation”	means the Certificate of Designation of Preferences, Rights and Limitations of the Special Voting Share, substantially in the form attached as Annex G.

“Spin-Off Cost Reserve Amount”	means $500,000 of the Working Capital Financing, which will be allocated by the Combined Company to pay costs, fees and expenses incurred by the Combined Company in connection with any Spin-Off Dividend. If any Spin-Off Cost Reserve Amount is remaining after the payment of such costs, fees and expenses, such remaining amount will be included in the Remaining Assets.

“Spin-Off Dividend”	means a pro rata dividend of equity in a spin-off entity to which the Combined Company will transfer any Remaining Assets, which may become payable to the holders of Series A Preferred Stock after the Asset Sale Expiration Date (subject to certain conditions and limitations).

“Straz Debt”	means the senior secured debt of Torchlight held by The David A. Straz, Jr. Foundation and by The David A. Straz, Jr. Irrevocable Trust DTD 11/11/1986.

“Superior Proposal”	means, with respect to Meta, a Meta Superior Proposal, and, with respect to Torchlight, a Torchlight Superior Proposal.

“Superior Proposal Notice”	has the meaning ascribed thereto under the heading “The Arrangement Agreement — Right to Match.”

“Superior Proposal Notice Period”	has the meaning ascribed thereto under the heading “The Arrangement Agreement — Right to Match.”

“Support Agreement”	means an agreement to be made among Torchlight, Callco and Canco in connection with the Plan of Arrangement, in the form attached as Annex F.

“Tax Act”	means the Income Tax Act (Canada) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time.

“Tax Returns”	means all domestic and foreign federal, provincial, territorial, municipal and local returns, reports, declarations, disclosures, elections, notices, filings, forms, statements, information statements and other documents (whether in tangible, electronic or other form) and including any amendments, schedules, attachments, supplements, appendices and exhibits thereto, made, prepared, filed or required to be made, prepared or filed by Law in respect of Taxes.

“Taxes”	means any and all domestic and foreign federal, provincial, provincial, municipal, territorial and local taxes, assessments and other governmental charges, duties, fees, levies, impositions and liabilities imposed by any Governmental Entity (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), including without limitation pension plan contributions, tax instalment payments, unemployment insurance contributions and employment insurance contributions, disability, severance, social security, workers’ compensation and deductions at source, including taxes based on or measured by gross receipts, income, profits, sales, capital, use, and occupation, and including goods and services, value added, ad valorem, sales, capital gains, capital stock, windfall profits, premium, transfer, franchise, stamp, license, non-resident withholding, customs, payroll, recapture, employment, excise and property duties and taxes, together with all estimated taxes, deficiency assessments, interest, penalties, fines and additions to tax imposed with respect to such amounts, and shall include any liability for such amounts as a result of (a) being a transferee or successor or member of a combined, consolidated, unitary or affiliated group, or (b) a contractual obligation to indemnify any Person or other entity.

“Termination Payment”	means an amount equal to $2 million.

“Torchlight Acquisition Proposal”	means, other than the transactions contemplated by the Arrangement Agreement, any offer, proposal or inquiry from any Person or group of Persons acting jointly or in concert, whether or not in writing and whether or not delivered to Torchlight, after the date hereof relating to: (a) any acquisition or purchase, direct or indirect, of: (i) the assets of Torchlight and/or one or more of its subsidiaries that, individually or in the aggregate, constitute 20% or more of the consolidated assets of Torchlight and its subsidiaries, taken as a whole, or which contribute 20% or more of the consolidated revenue of Torchlight and its subsidiaries, taken as a whole (or any lease, long-term supply, hedging arrangement, joint venture, strategic alliance, partnership or other transaction having the same economic effect as a sale of such assets), or (b) beneficial ownership of 20% or more of the issued and outstanding voting or equity securities of Torchlight or any one or more of its subsidiaries that, individually or in the aggregate, contribute 20% or more of the consolidated revenues or constitute 20% or more of the consolidated assets of Torchlight and its subsidiaries, taken as a whole; (c) any take-over bid, tender offer or exchange offer that, if consummated, would result in such Person or group of Persons beneficially owning 20% or more of the issued and outstanding voting or equity securities of any class of voting or equity securities of Torchlight or any of its subsidiaries; (d) any plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Torchlight or any of its subsidiaries; in all cases, whether in a single transaction or in a series of related transactions; (e) any direct or indirect sale of assets (or any alliance, joint venture, earn-in right, option to acquire, lease, license or other arrangement having a similar economic effect as a sale) by Torchlight and/or one or more of its subsidiaries, which assets represent 20% or more of the consolidated assets of Torchlight and its subsidiaries measured by fair market value, or contribute 20% or more of the consolidated revenue or operating income of Torchlight; or (f) any other transaction, the consummation of which prevents, or materially delays, impedes or interferes with, the transactions contemplated by the Arrangement Agreement;

“Torchlight Board”	means the Board of Directors of Torchlight.

“Torchlight Board Recommendation”	means a statement of the Torchlight Board that it has unanimously determined, after receiving financial and legal advice, that (a) the Arrangement is fair and reasonable to the Torchlight stockholders, (b) the Arrangement is in the best interests of Torchlight and (c) the Torchlight Board unanimously recommends that the Torchlight stockholders vote in favor of the matters presented at the Special Meeting.

“Torchlight Intervening Event”	means a material event or circumstance that was not known or reasonably foreseeable to the Torchlight Board prior to the execution of the Arrangement Agreement (or if known, the consequences of which were not known or reasonably foreseeable), which event or circumstance, or any material consequence thereof, becomes known to the Torchlight Board prior to the receipt of the Torchlight Stockholder Approval that does not relate to (a) a Torchlight Acquisition Proposal, (b) Meta or its subsidiaries (including any Meta Material Adverse Effect), (c) any actions taken pursuant to the Arrangement Agreement or (d) any changes in the price of Torchlight Shares or Meta Shares.

“Torchlight Material Adverse Effect”	means any effect, fact, change, event, occurrence or circumstance that is, or would reasonably be expected to be, material and adverse to the business, condition (financial or otherwise), properties, assets (tangible or intangible), liabilities (whether absolute, accrued, conditional or otherwise), capital, operations or results of operations of Torchlight and its subsidiaries, taken as a whole, other than any effect arising from, relating to or resulting from, as applicable: (a) the global economy, political conditions (including the outbreak of war or any acts of terrorism), international trade or securities, financial or credit markets in general, natural disasters or other acts of God; (b) the oil and natural gas exploration and production industry in general, (c) any generally applicable change in applicable Law (other than orders, judgments, claims or decrees against Torchlight or any of its subsidiaries), or accounting standards or the enforcement or interpretation thereof; (d) a change in the market trading price or trading volume of Torchlight Shares (it being understood that the underlying cause of any such change may be taken into consideration when determining whether a Torchlight Material Adverse Effect has occurred, unless otherwise excepted under this definition); (e) the announcement of the Arrangement Agreement, including the impact thereof on the relationships, contractual or otherwise, on Torchlight or its subsidiaries with customers, suppliers, business partners, regulators, vendors, Governmental Entities or other third Persons; (f) any action taken or refrained from being taken by Torchlight or its subsidiaries in connection with the Arrangement Agreement, to the extent Meta has expressly consented to, approved or requested such action in writing following the date of the Arrangement Agreement; and (g) any disease outbreaks, pandemics or epidemics or other related condition including COVID-19; provided, however, that (x) in the event that Torchlight and its subsidiaries, taken as a whole, are materially and disproportionately affected by an effect described in clause (a), (b), (c) or (d) above relative to other participants in the industries in which Torchlight and its subsidiaries operate, the extent (and only the extent) of such effect, relative to such other participants, on Torchlight or any of its subsidiaries, taken as a whole, may be taken into account in determining whether there has been a Torchlight Material Adverse Effect; and (y) references in certain sections of the Arrangement Agreement to dollar amounts are not intended to be, and shall not be deemed to be, illustrative or interpretive for the purposes of determining whether a “Torchlight Material Adverse Effect” has occurred

“Torchlight Named Executive Officer”	means John A. Brda, Torchlight’s President and Chief Executive Officer, and Roger Wurtele, Torchlight’s Chief Financial Officer.

“Torchlight Share Consideration”	means the consideration in the form of Combined Company Shares elected or deemed to be elected for each Meta Share by a Meta shareholder (other than a Dissenting Shareholder) pursuant to the Plan of Arrangement, which shall be that number of Combined Company Shares equal to the Exchange Ratio for each Meta Share held immediately prior to the Effective Time.

“Torchlight Shares”	means the common stock of Torchlight.

“Torchlight Stockholder Approval”	means the approval of the matters voted on at the Special Meeting by the Torchlight stockholders in accordance with the requirements of applicable Law.

“Torchlight Superior Proposal”	means any unsolicited bona fide written Torchlight Acquisition Proposal from a Person who is an arm’s length third party to acquire not less than all of the outstanding Torchlight Shares or all or substantially all of the assets of the Torchlight on a consolidated basis that: (a) complies with applicable securities laws and did not result from or involve a breach of Article 7 of the Arrangement Agreement; (b) is capable of being completed without undue delay, taking into account, all financial, legal, regulatory and other aspects of such proposal and the Person making such proposal; (c) is not subject, either by the terms of such Torchlight Acquisition Proposal or by virtue of any applicable Law, or rule or requirement of any stock exchange, to any requirement that the approval of the shareholders of the Person making the Torchlight Acquisition Proposal be obtained; (d) if any consideration is cash, is not subject to any financing contingency or condition; (e) is not subject to any due diligence or access condition; (f) is not subject, either by the terms of such Torchlight Acquisition Proposal or by virtue of any applicable Law, to any Authorization of a Governmental Entity; (g) does not provide for the payment of any break, termination or other fees or expenses to the other party in the event that Torchlight completes the Arrangement or any similar other transaction with Meta or any of its affiliates agreed prior to any termination of this Agreement and (h) that the Torchlight Board determines, in its good faith judgment, after receiving the advice of its outside legal and financial advisors and after taking into account all the terms and conditions of the Torchlight Acquisition Proposal, including all legal, financial, regulatory and other aspects of such Torchlight Acquisition Proposal and the party making such Torchlight Acquisition Proposal, would, if consummated in accordance with its terms, but without assuming away the risk of non-completion, result in a transaction which is more favorable, from a financial point of view, to the Torchlight stockholders than the Arrangement (including any amendments to the terms and conditions of the Arrangement proposed by Meta pursuant to the Arrangement Agreement), and the failure to recommend such Torchlight Acquisition Proposal to the Torchlight stockholders would be contrary to the fiduciary duties of the Torchlight Board.

“Torchlight Subject Securities”	has the meaning ascribed thereto under the heading “The Arrangement — Torchlight Voting and Support Agreement.”

“Torchlight Supporting Stockholders”	means, collectively, all of the senior officers and directors of Torchlight who have entered into Voting and Support Agreements.

“Transfer Agent”	means AST Trust Company (Canada).

“Trustee”	means the trustee chosen by the Combined Company to act as trustee under the Voting and Exchange Trust Agreement, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

“Voting and Exchange Trust Agreement”	means an agreement to be made among Torchlight, Canco and the AST Trust Company (Canada) or such other person as may be appointed by Meta and Torchlight (each acting reasonably), as trustee, in connection with the Plan of Arrangement, substantially in the form set out on Annex E.

“Voting and Support Agreements”	means the agreement that the Meta Supporting Shareholders and Torchlight Supporting Stockholders have entered into that, among other things, requires such directors and officers to vote their shares in favor of the Arrangement and associated matters, substantially in the form set out on Annex C with respect to the Meta Supporting Shareholders and Annex D with respect to Torchlight Supporting Stockholders.

“Working Capital Financing”	means a transaction or series of transactions in which the Torchlight issues Torchlight Shares (or securities convertible into or exercisable for Torchlight Shares) primarily for capital raising purposes in addition to the Pre-Closing Financing, up to $5,000,000. Torchlight Shares that are issued (or would be issued upon conversion, exchange or exercise of any other equity security) in any such Working Capital Financing will be taken into account in the calculation of the Exchange Ratio, such that the Consideration Shares to be received by the holders of Meta Shares will not be diluted by any Torchlight Shares issued or issuable in connection with any such Working Capital Financing.

“Written Objection”	has the meaning ascribed thereto under the heading “The Arrangement — Appraisal and Dissenters Rights.”

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING

Questions and Answers in Connection with the Special Meeting

Why am I receiving this proxy statement and proxy card?

You are receiving this proxy statement and proxy card because you were a stockholder of record, or beneficial stockholder, of Torchlight at the close of business on             , 2021 and are entitled to vote at the Special Meeting. This proxy statement describes issues on which Torchlight would like you, as a stockholder, to vote. It provides information on these issues so that you can make an informed decision. You do not need to virtually attend the Special Meeting to vote your Torchlight Shares.

When you sign the proxy card, you appoint John A. Brda, Chief Executive Officer of Torchlight and Roger N. Wurtele, Chief Financial Officer of Torchlight, as your representatives at the Special Meeting. As your representatives, they will cast your votes at the Special Meeting as you have instructed on your proxy card. With proxy voting, your Torchlight Shares will be voted whether or not you attend the Special Meeting. Even if you plan to attend the Special Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Special Meeting such that your votes are cast if you become unable to attend.

Who is soliciting my proxy?

Your proxy is being solicited by senior management of Torchlight. This proxy statement is furnished in connection with that solicitation. While it is anticipated that solicitation of proxies for the Special Meeting will be made primarily by mail, proxies may be solicited personally or by telephone by the directors and regular employees of Torchlight at nominal cost paid by Torchlight. In addition, Torchlight has engaged D.F. King as proxy solicitation agent in connection with the Meeting.

If you have questions or need assistance completing your form of proxy or voting instruction form, please contact the Torchlight’s proxy solicitation agent, D.F. King, by telephone at 1 (800) 714-3305 (toll-free in North America) or 1 (212) 269-5550 (collect call outside North America), or by email at TRCH@dfking.com.

When is the record date for the Special Meeting?

The Torchlight Board has fixed             , 2021 as the record date for the Special Meeting. Only holders of Torchlight Shares as of the close of business on that date will be entitled to vote at the Special Meeting.

How many Torchlight Shares are outstanding?

As of the Record Date,              Torchlight Shares were issued and outstanding.

How many votes do I get?

Each Torchlight Share is entitled to one vote. Dissenters’ rights are not applicable to any of the matters being voted upon.

How do I attend the Special Meeting?

The Special Meeting will be held on             , 2021, at 9:00 a.m. Central Time in a virtual format online by accessing www.virtualshareholdermeeting.com/TRCH2021, where you will be able to listen to the meeting live and vote online. To attend, vote and be deemed present in person at the virtual meeting, you will need to log on to the virtual meeting website at www.virtualshareholdermeeting.com/TRCH2021 and enter the 16-digit control number included on your proxy card or voting instruction form. Because the Special Meeting is completely virtual and being conducted via live webcast, stockholders will not be able to attend the meeting in person.

The meeting webcast will begin promptly at 9:00 a.m., Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Central Time, and you should allow ample time for the check-in procedures. Whether or not you plan to attend the virtual Special Meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described in this proxy statement. You may also vote online and examine our stockholder list during the Special Meeting by following instructions provided on the meeting website, which may be accessed using the above web address and the 16-digit control number included on your proxy card or voting instruction form, during the Special Meeting.

What proposals will be voted on at the Special Meeting?

Torchlight stockholders will vote on the following proposals:

1.	to authorize the issuance of the Consideration Shares in connection with the Arrangement (the “Arrangement Proposal”);

2.	to amend and restate the Articles of Incorporation of Torchlight in the form attached hereto as Annex K (the “Articles Amendment and Restatement Proposal”);

3.

to approve the postponement or adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes to approve the Arrangement Proposal and/or Articles Amendment and Restatement Proposal (the “Adjournment Proposal”); and

4.

to approve, on a non-binding, advisory basis, certain compensation that will or may become payable to the Torchlight Named Executive Officers that is based on or otherwise relates to the Arrangement (the “Advisory Proposal”).

Each of the Arrangement Proposal and the Articles Amendment and Restatement Proposal will not be effected, and the Arrangement will not be completed, without the approval by the Torchlight stockholders of both such proposals.

The Torchlight Board unanimously recommends that you vote “FOR” the Arrangement Proposal, the Articles Amendment and Restatement Proposal, the Adjournment Proposal and the Advisory Proposal.

How do I vote?

Torchlight stockholders of record and beneficial owners of Torchlight Shares on the Record Date may vote their Torchlight Shares by submitting a proxy or may vote virtually online at the Special Meeting by following the instructions provided on the proxy card or voting instruction form received. Torchlight recommends that Torchlight stockholders entitled to vote submit a proxy prior to the Special Meeting even if they plan to attend the virtual Special Meeting.

Torchlight stockholders are encouraged to submit a proxy promptly. Each valid proxy received in time will be voted at the Special Meeting according to the choice specified, if any. Executed but uninstructed proxies (i.e., proxies that are properly signed, dated and returned but are not marked to tell the proxies how to vote) will be voted in accordance with the recommendations of the Torchlight Board.

Record Holders

Torchlight stockholders of record may vote in one of the following ways:

•

Internet: Torchlight stockholders of record may submit their proxy over the internet at www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 10:59 p.m., Central Time, on            , 2021. Stockholders will be given an opportunity to confirm that their voting instructions have been properly recorded. Torchlight stockholders who submit a proxy this way need not send in their proxy card.

•

Telephone: Torchlight stockholders of record may submit their proxy by calling 1-800-690-6903. Telephone voting is available 24 hours a day and will be accessible until 10:59 p.m., Central Time, on            , 2021. Easy-to-follow voice prompts will guide stockholders through the voting and allow them to confirm that their instructions have been properly recorded. Torchlight stockholders who submit a proxy this way need not send in their proxy card.

•

Mail: Torchlight stockholders of record may submit their proxy by properly completing, signing, dating and mailing their proxy card or voting instruction form in the self-addressed, stamped envelope (if mailed in the United States) included with this proxy statement. Torchlight stockholders who vote this way should mail the proxy card early enough so that it is received prior to the closing of the polls at the Special Meeting.

•

Online During the Virtual Meeting: Torchlight stockholders of record may attend the virtual Special Meeting by entering his, her or its unique 16-digit control number and vote online; attendance at the virtual Special Meeting will not, however, in and of itself constitute a vote or a revocation of a prior proxy.

Beneficial Owners

Torchlight stockholders who hold their Torchlight Shares beneficially in “street name” and wish to submit a proxy must provide instructions to the bank, broker or other nominee that holds their shares of record as to how to vote their shares with respect to the Torchlight stock issuance proposal. Most beneficial owners will have a choice of voting before the Special Meeting by proxy over the internet, by telephone or by using a voting instruction form. Each beneficial owner of Torchlight common stock should refer to the voting instruction form received to see what options are available and how to use them. Torchlight stockholders who hold their shares of Torchlight common stock beneficially and wish to vote virtually at the Special Meeting may do so by attending the Special Meeting, entering his, her or its unique 16-digit control number and voting their shares electronically; however attendance at the virtual Special Meeting will not, in and of itself, constitute a vote or a revocation of a prior proxy. If you are a beneficial owner but did not receive a 16-digit control number with your voting instruction form, contact the bank, broker or other nominee that holds your shares of record.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Special Meeting. You may do this by notifying our President in writing at the address of Torchlight given above; by executing a new proxy bearing a later date or by submitting a new proxy by telephone or internet; or by attending the Special Meeting and voting virtually.

How many votes do you need to hold the Special Meeting?

To conduct the Special Meeting, Torchlight must have a quorum, which means that a majority of the outstanding Torchlight Shares as of the record date that are entitled to vote at the Special Meeting must be virtually present or represented at the Special Meeting. Torchlight Shares are the only type of security entitled to vote at the Special Meeting. Based on              Torchlight Shares outstanding as of the record date of             , 2021,              Torchlight Shares must be present at the Special Meeting, virtually or by proxy, for there to be a quorum. Your Torchlight Shares will be counted as present at the Special Meeting if you submit a properly executed proxy card (even if you do not provide voting instructions), or virtually attend the Special Meeting and vote.

What if I abstain from voting?

Abstentions with respect to a proposal at the Special Meeting are counted for the purposes of establishing a quorum. A properly executed proxy card marked “ABSTAIN” with respect to a proposal at the Special Meeting will have the same effect as voting “AGAINST” that proposal.

What effect does a broker non-vote have?

Brokers and other intermediaries, holding Torchlight Shares in street name for their customers, are generally required to vote the Torchlight Shares in the manner directed by their customers. If their customers do not give any direction, brokers may vote the Torchlight Shares on routine matters, but not on non-routine matters. The Arrangement Proposal, the Articles Amendment and Restatement Proposal, the Adjournment Proposal and the Advisory Proposal are non-routine matters. Consequently, if customers do not give any direction, brokers will not be permitted to vote such Torchlight Shares at the Special Meeting in relation to such proposals.

The absence of a vote on a non-routine matter is referred to as a broker non-vote. Any Torchlight Shares represented at the Special Meeting but not voted with respect to the Arrangement Proposal, the Articles Amendment and Restatement Proposal, the Adjournment Proposal or the Advisory Proposal will have the same effect as a vote “AGAINST” the Articles Amendment and Restatement Proposal but will have no effect in relation to the Arrangement Proposal, the Adjournment Proposal or the Advisory Proposal.

How many votes are needed to approve the proposals?

Assuming a quorum, the Arrangement Proposal, the Adjournment Proposal and the Advisory Proposal will be approved if a majority of the Torchlight Shares that are eligible to vote that are present at the Special Meeting votes “FOR” each proposal (though no quorum is required for the approval of the Adjournment Proposal). The Articles Amendment and Restatement Proposal will be approved if a majority of the Torchlight Shares votes “FOR” such proposal. A properly executed proxy card marked “ABSTAIN” with respect to all proposals planned to be voted on at the Special Meeting will have the same effect as voting “AGAINST” such proposals. We encourage you to vote “FOR” the Arrangement Proposal, the Articles Amendment and Restatement Proposal, the Adjournment Proposal and the Advisory Proposal.

Will my Torchlight Shares be voted if I do not sign and return my proxy card?

If your Torchlight Shares are held through a brokerage account, your brokerage firm, cannot vote your Torchlight Shares at the Special Meeting unless you provide directions as to how to vote your Torchlight Shares, because all of the matters to be voted on at the Special Meeting are non-routine matters. See “What effect does a broker non-vote have?” above for a discussion of the consequences if you fail to provide your brokerage firm with instructions as to how to vote your Torchlight Shares.

If your Torchlight Shares are registered in your name, and you do not complete your proxy card over the Internet or sign and return your proxy card, your Torchlight Shares will not be voted at the Special Meeting unless you virtually attend the Special Meeting and vote your Torchlight Shares.

Where can I find the voting results of the Special Meeting?

Torchlight will publish the final results in a Current Report on Form 8-K with the SEC within four (4) business days following the Special Meeting.

Who will pay for the costs of soliciting proxies?

Torchlight will bear the cost of soliciting proxies. In an effort to have as large a representation at the Special Meeting as possible, Torchlight’s directors, officers and employees may solicit proxies by telephone or in person in certain circumstances. These individuals will receive no additional compensation for their services other than their regular salaries. Torchlight has retained D.F. King as its proxy solicitation agent to assist in the solicitation of proxies and may also retain other persons as it deems necessary to aid in the solicitation of proxies with respect to the Special Meeting. Torchlight and D.F. King entered into an engagement agreement with customary terms and conditions, which provides that the proxy solicitation agent will be paid a base fee of $10,000 subject to additional fees and out-of-pocket expenses. Upon request, Torchlight will reimburse brokers, dealers, banks, voting trustees and their nominees who are holders of record of Torchlight Shares on the record date for the reasonable expenses incurred for mailing copies of the proxy materials to the beneficial owners of such Torchlight Shares.

What materials accompany or are attached to this proxy statement?

The following materials accompany or are attached to this proxy statement:

ANNEX A	Form of Proxy Card

ANNEX B	Arrangement Agreement and Plan of Arrangement

ANNEX C	Form of Meta Voting and Support Agreement

ANNEX D	Form of Torchlight Voting and Support Agreement

ANNEX E	Form of Voting and Exchange Trust Agreement

ANNEX F	Form of Support Agreement

ANNEX G	Special Voting Share Certificate of Designation

ANNEX H	Series A Certificate of Designation

ANNEX I	Form of Lock-Up Agreement

ANNEX J	Roth Fairness Opinion

ANNEX K	Amended and Restated Articles of Incorporation of Torchlight

ANNEX L	Meta Historical Financial Statements

Questions and Answers in Connection with the Arrangement and Related Transactions

What is the Arrangement between Torchlight and Meta?

The Arrangement is in substance a reverse takeover of Torchlight by Meta, in order to facilitate Meta’s listing on NASDAQ and access to the U.S. capital markets. Pursuant to the Arrangement Agreement, Torchlight and Meta will complete a business combination pursuant to which Torchlight will indirectly acquire all of the Meta Shares and the Combined Company will be renamed “Meta Materials Inc.” and focus its business on the current business of Meta.

The Arrangement provides that Torchlight will acquire Meta pursuant to the Arrangement Agreement and Plan of Arrangement under Ontario law. Under the Arrangement, the issued and outstanding Meta Shares will be exchanged for Torchlight Shares or Exchangeable Shares in accordance with the Plan of Arrangement. After the Effective Time of the Arrangement, each Exchangeable Share will be exchangeable for one Combined Company Share in accordance with their terms. While outstanding, the Special Voting Share will enable holders of Exchangeable Shares to cast votes on matters for which holders of the Combined Company Shares are entitled to vote, and to receive dividends that are economically equivalent to any dividends declared with respect to the Combined Company Shares. Eligibility to elect to receive Exchangeable Shares will be subject to certain Canadian residency restrictions and tax statuses.

The Arrangement Agreement further provides that Torchlight will submit to its stockholders a proposal to amend Torchlight’s articles of incorporation to (a) increase the number of shares of common stock and preferred stock that Torchlight has authorized, (b) effect a reverse split of the Torchlight Shares to maintain compliance with the listing standards of NASDAQ, and (c) change Torchlight’s name to “Meta Materials Inc.”. Torchlight is fulfilling these requirements through this proxy statement.

The Arrangement Agreement provides that Torchlight and the Combined Company will use commercially reasonable efforts to sell the O&G Assets prior to the Asset Sale Expiration Date. In connection with the Arrangement, Torchlight will declare a dividend, on a one-for-one basis, of shares of Series A Preferred Stock to holders of record of Torchlight Shares as of the Series A Preferred Record Date, which dividend will be paid immediately prior to the Closing of the Arrangement. The Series A Certificate of Designation will entitle the holders of Series A Preferred Stock to receive Asset Sale Dividends in the event that Torchlight or the Combined Company consummates one or more Asset Sale Transactions prior to the Asset Sale Expiration Date. In the event that any O&G Assets have not been sold in an Asset Sale Transaction that is consummated prior to the Asset Sale Expiration Date, the Combined Company will, subject to certain conditions and to the extent permitted by applicable law, declare a Spin-Off Dividend to distribute beneficial ownership of the Remaining Assets to the holders of Series A Preferred Stock. See “The Arrangement Agreement — Torchlight Business Sale,” “The Arrangement Agreement — Preferred Stock Dividend” and “Description of Exchangeable Shares, Series A Preferred Stock and Related Agreements — Description of Series A Preferred Stock.”

The consummation of the Arrangement is subject to certain closing conditions, including the requirements that (a) prior to the Effective Time, Torchlight consummate the Pre-Closing Financing, (b) all debt of Torchlight is converted into Torchlight Shares or repaid in full, provided that if the Straz Debt has not been so converted or repaid, then prior to the Effective Time, the terms of the Straz Debt will have been modified such that the debtholders’ sole recourse in respect thereof will be against the O&G Assets, and (c) the Consideration Shares have been approved for listing on NASDAQ. Other closing conditions include the receipt of all required approvals from the holders of Torchlight Shares and Meta Securities, and from the Court, and all other required regulatory approvals, the continued listing of the Torchlight Shares on NASDAQ through the Effective Date, the receipt of certain consents from holders of Meta debt, and the availability of certain exemptions from registration under applicable securities laws for the issuance of the Consideration Shares, as well as other customary closing conditions, including the absence of a Material Adverse Effect with respect to either Meta or Torchlight.See “The Arrangement Agreement — Conditions for Completion of the Arrangement.”

The Arrangement has been unanimously approved by the Meta Board, and shareholders representing approximately 48.06% of the outstanding Meta Shares have entered into a Voting and Support Agreement, in the form attached as Annex C, in connection with the Arrangement. The Arrangement has also been unanimously approved by the Torchlight Board, and stockholder’s representing approximately 19.74% of the outstanding Torchlight Shares have entered into a Voting and Support Agreement, in the form attached as Annex D in connection with the Arrangement.

Does the Torchlight Board support the Arrangement?

Yes. Torchlight Board unanimously recommends that you vote “FOR” the Arrangement Proposal, the Articles Amendment and Restatement Proposal, the Adjournment Proposal and the Advisory Proposal.

In making its recommendation, the Torchlight Board considered a number of factors as described in this proxy statement under the heading “The Arrangement — Reasons for the Arrangement,” including an opinion of Roth, financial advisor to Torchlight, that the Arrangement is fair, from a financial point of view, to the Torchlight stockholders. See “The Arrangement — Fairness Opinion.”

Why is Torchlight proposing the Arrangement?

Torchlight’s management believes that the Arrangement provides the current Torchlight stockholders an opportunity to retain their beneficial interest in the O&G Assets while also retaining ownership of approximately 25% of the outstanding Combined Company Shares after the consummation of the Arrangement.

See “The Arrangement — Reasons for the Arrangement.”

Do any of Torchlight’s directors or executive officers have interests in the Arrangement that may differ from those of the Torchlight stockholders?

Yes. Our directors and executive officers have interests in the Arrangement that are different from, or in addition to, the interests of the Torchlight stockholders. See “The Arrangement — Interests of Certain Persons in the Arrangement.” The members of the Torchlight Board were aware of and considered these interests, among other matters, in evaluating the Arrangement Agreement and the Arrangement and in recommending that the stockholders vote to approve the Arrangement Proposal.

Why am I being asked to vote on the issuance of the Consideration Shares?

At the Special Meeting, you will be asked to consider and vote upon the issuance of the Consideration Shares in connection with the Arrangement, under which Torchlight will acquire all of the issued and outstanding Meta Shares. Under the Arrangement, Meta shareholders will receive the Consideration Shares (which would be comprised of approximately 455,000,000 Torchlight Shares, prior to effecting any reverse split of Torchlight Shares as contemplated herein, including the Torchlight Shares that would be issuable upon conversion or exchange of Meta Securities that will become convertible into or exchangeable for Torchlight Shares in connection with the Arrangement and Torchlight Shares that would be issuable upon exchange of the Exchangeable Shares, in each case based upon an illustrative Exchange Ratio, which was subject to certain assumptions, of 4.55 Torchlight Shares for each outstanding Meta Share calculated as of February 2, 2021) in exchange for their Meta Shares. On completion of the Arrangement, Meta will be a wholly-owned subsidiary of Torchlight.

Torchlight Shares are listed on NASDAQ, and Rules 5635(a) and (b) of the NASDAQ Listing Rules require stockholder approval for the issuance of the Consideration Shares pursuant to the Arrangement. Rule 5635(a) of the NASDAQ Listing Rules requires stockholder approval if the number of shares of common stock to be issued in connection with the acquisition of another company will be equal to or in excess of 20% of the number of shares of common stock outstanding, and Rule 5635(b) requires stockholder approval of an issuance of securities that will result in a change of control.

Because the Consideration Shares issued pursuant to the Arrangement will exceed 20% of the issued and outstanding Torchlight Shares before the Closing of the Arrangement, and because the issuance of the Consideration Shares will result in the former Meta shareholders owning approximately 75% (before giving effect to the issuance of Torchlight Shares in the Pre-Closing Financing) of the outstanding Combined Company Shares after the consummation of the Arrangement, which will constitute a change of control of Torchlight under the NASDAQ Listing Rules, stockholder approval of the issuance of the Consideration Shares in connection with the Arrangement is required, and the Arrangement will not be completed unless such approval is obtained. See “The Arrangement Agreement — Conditions for Completion of the Arrangement.”

Are there risks I should consider in connection with the Arrangement?

Yes. The material risks associated with the Arrangement are discussed under “Risk Factors — Risks Related to the Arrangement.” Those risks include, among others, the possibility that the Arrangement may not be completed, the possibility that the Meta business will not be successful, that the Combined Company may fail to realize the anticipated benefits of the Arrangement, and that the O&G Assets may not be successfully sold or spun off as described herein.

What will holders of Meta Shares receive under the Arrangement?

Under the terms of the Plan of Arrangement, (a) each Meta shareholder who is an Eligible Holder and not a Dissenting Shareholder may elect to (i) receive in respect of any or all of their Meta Shares, the Exchangeable Share Consideration and (ii) receive in respect of the balance of their Meta Shares, if any, the Torchlight Share Consideration, and (b) each Meta shareholder who is not an Eligible Holder or a Dissenting Shareholder or fails to make an election is entitled to receive the Torchlight Share Consideration. Any Meta shareholder that does not make an election will receive the Torchlight Share Consideration. See “The Arrangement — Principal Steps of the Arrangement” and “Description of Exchangeable Shares, Series A Preferred Stock and Related Agreements.”

What percentage of the Combined Company will the stockholders of Torchlight and shareholders of Meta own?

The Plan of Arrangement provides that after the Effective Time, the former Meta shareholders will own approximately 75% (before giving effect to the issuance of Torchlight Shares in the Pre-Closing Financing) of the outstanding Combined Company Shares (including Exchangeable Shares that are exchangeable for Torchlight Shares, but excluding the Meta Securities convertible into or exercisable for Meta Shares which will be converted into securities convertible into or exercisable for Combined Company Shares), based on the number of Torchlight Shares outstanding as of immediately prior to the Effective Time (excluding any Torchlight Shares issued or issuable in connection with the Pre-Closing Financing), with the legacy Torchlight stockholders owning approximately 25% (before giving effect to the issuance of Torchlight Shares in the Pre-Closing Financing) of the outstanding Combined Company Shares (excluding any Torchlight Shares issued or issuable in connection with the Pre-Closing Financing). The Arrangement Agreement also provides that Meta Securities that are convertible into or exercisable for Meta shares, including options, deferred share units, warrants, and convertible debt instruments, will become exercisable for Torchlight Shares after the Effective Time, in each case with adjustments based on the Exchange Ratio. The exact number of Consideration Shares that will be issued pursuant to the Arrangement will be determined at the Effective Time in accordance with the Exchange Ratio.

What is the Exchange Ratio under the Arrangement?

The Exchange Ratio pursuant to which Meta Shares will be exchanged for Torchlight Shares or Exchangeable Shares pursuant to the Arrangement is not fixed. Rather, it will be determined based on the number of Torchlight Shares and Meta Shares outstanding immediately prior to the completion of the Arrangement, such that the holders of Meta Shares immediately prior to the completion of the Arrangement will hold approximately 75% (before giving effect to the issuance of Torchlight Shares in the Pre-Closing Financing) of the outstanding Combined Company Shares upon completion of the Arrangement. For example, if immediately prior to completion of the Arrangement and after giving effect to the conversion of certain Torchlight debt into Torchlight Shares, and without giving effect to the issuance of any Torchlight Shares in the Pre-Closing Financing, there are an aggregate of 115,000,000 Torchlight Shares outstanding (which would include any Torchlight Shares issued or issuable in connection with the Working Capital Financing) and 85,000,000 Meta Shares outstanding, an aggregate of 345,000,000 Torchlight Shares would need to be issued to the holders of Meta Shares pursuant to the Arrangement to result in the holders of Meta Shares holding 75% (before giving effect to the issuance of Torchlight Shares in the Pre-Closing Financing) of the outstanding Combined Company Shares upon the completion of the Arrangement. Accordingly, in this example, the Exchange Ratio would be 4.059 (determined as 345,000,000 total Torchlight Shares to be distributed to holders of Meta Shares pursuant to the Arrangement, divided by 85,000,000 Meta Shares outstanding immediately prior to completion of the Arrangement, rounded to three decimal places) and would result in each holder of a Meta Share receiving 4.059 Torchlight Shares or Exchangeable Shares (which are exchangeable for an equal number of Torchlight Shares) for each Meta Share held. In this example, the Exchange Ratio would also be subject to adjustment for the Reverse Split.

How was the Exchange Ratio determined?

The Exchange Ratio was determined after considerable negotiations between Torchlight and Meta and the contemplation of numerous factors that each company deemed relevant. In addition, Meta received a fairness opinion from the Meta Financial Advisor, which provided that the consideration in connection with the Arrangement was fair from a financial point of view to the Meta shareholders and Torchlight received a fairness opinion from Roth, which provided that the Arrangement was fair from a financial point of view to the Torchlight stockholders. See “The Arrangement — Fairness Opinion” and “The Arrangement — Background of the Arrangement.”

Why are Exchangeable Shares being offered to Canadian residents pursuant to the Arrangement?

The Exchangeable Shares provide an opportunity for Meta shareholders who are Eligible Holders to make a tax election to defer Canadian income tax on any capital gain otherwise arising on the exchange of their Meta Shares. Meta shareholders who are Eligible Holders may elect to (a) receive Exchangeable Shares in respect of any or all of their

Meta Shares, and (b) receive Torchlight Shares in respect of the balance of their Meta Shares, if any. Holders of Exchangeable Shares are able to exchange their Exchangeable Shares for Torchlight Shares, on a one-for-one basis, as described under “Description of Exchangeable Shares, Series A Preferred Stock and Related Agreements.”

Holders of Exchangeable Shares will be entitled to cast votes on matters which holders of Combined Company Shares are entitled to vote pursuant to the Voting and Exchange Trust Agreement and will be entitled to receive dividends that are economically equivalent to the dividends declared by the Combined Company on the Combined Company Shares.

While the holders of Exchangeable Shares may be able to trade such shares on the CSE, if the Exchangeable Shares are listed on the CSE, such holder may, at its option, exchange such shares for Torchlight Shares prior to 7 years after the Closing and then trade such Torchlight Shares on NASDAQ.

How will Meta Options, Meta Warrants and Meta DSUs be treated under the Arrangement?

Under the terms of the Arrangement, Meta Options that are not exercised prior to the Effective Time will be automatically exchanged for Replacement Options to purchase from Torchlight the number of Torchlight Shares equal to the product of (a) the number of Meta Shares issuable pursuant to the exercise of the Meta Option immediately before the Effective Time, and (b) the Exchange Ratio, provided that if the foregoing would result in a fraction of a Torchlight Share being issuable upon any particular exercise of Replacement Options, then the number of Torchlight Shares otherwise issuable upon exercise of such Replacement Options shall be rounded down to the nearest whole number of Torchlight Shares.

The exercise price per Torchlight Share subject to any such Replacement Option will be an amount equal to the quotient of (a) the exercise price per Meta Share under the exchanged Meta Option immediately prior to the Effective Time, divided by (b) the Exchange Ratio. Except as set out above, all terms and conditions of a Replacement Option, including the term to expiry, conditions to and manner of exercising, will be the same as the Meta Option for which it was exchanged and any document evidencing a Meta Option shall thereafter evidence and be deemed to evidence such Replacement Option.

Each Meta Warrant shall, without any further action on the part of any holder thereof, be continued on the same terms and conditions as were applicable immediately prior to the Effective Time, except that, pursuant to the terms of the applicable warrant certificate, the terms of the Meta Warrants shall be amended so as to (a) substitute for the Meta Shares issuable pursuant to the exercise of such Meta Warrants such number of Torchlight Shares equal to (i) the number of Meta Shares issuable pursuant to the exercise of such Meta Warrants immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio, rounded down to the nearest whole number; and (b) adjust the exercise price per Torchlight Share issuable pursuant to the exercise of any such Meta Warrant following the Effective Time to be an amount equal to the quotient of (i) the exercise price per Meta Share under the Meta Warrant immediately prior to the Effective Time divided by (ii) the Exchange Ratio.

Each Meta DSU shall, without any further action on the part of any holder thereof, be continued on the same terms and conditions as were applicable immediately prior to the Effective Time, except that, pursuant to the terms of the deferred share unit plan of Meta, the terms of the Meta DSUs share be amended so as to substitute for the Meta Shares issuable pursuant to such Meta DSUs, such number of Torchlight Shares equal to (a) the number of Meta Shares issuable pursuant to the Meta DSUs immediately prior to the Effective Time, multiplied by (b) the Exchange Ratio, rounded down to the nearest whole number.

See “The Arrangement — Principal Steps of the Arrangement.”

What is the dividend of Series A Preferred Stock to be paid to the Torchlight stockholders of record as of the Series A Preferred Record Date?

The Arrangement Agreement provides that Torchlight and the Combined Company will use commercially reasonable efforts to sell the O&G Assets prior to the Asset Sale Expiration Date. Torchlight stockholders of record as of the Series A Preferred Record Date, will receive a dividend, on a one-for-one basis, of shares of

Series A Preferred Stock. The Series A Preferred Stock is not expected to be listed on a securities exchange and will be administered by the Combined Company’s transfer agent. Holders of shares of Series A Preferred Stock may receive Asset Sale Dividends from any Asset Sale Transactions consummated prior to the Asset Sale Expiration Date, and may also receive a Spin-Off Dividend of any Remaining Assets that have not been sold in an Asset Sale Transaction prior to the Asset Sale Expiration Date. For example, if you own 1% of the outstanding Torchlight Shares on the Series A Preferred Record Date, you will receive a dividend of Series A Preferred Stock that represents a 1% ownership of the outstanding shares of Series A Preferred Stock, which may entitle you to dividends representing 1% of the Net Proceeds and any remaining Holdback Amount from any Asset Sale Transactions consummated prior to the Asset Sale Expiration Date, and a Spin-Off Dividend representing a 1% interest in any Remaining Assets that have not been sold as of the Asset Sale Expiration Date, subject to certain limitations and conditions. See “The Arrangement Agreement — Torchlight Business Sale,” “The Arrangement Agreement — Preferred Stock Dividend” and “Description of Exchangeable Shares, Series A Preferred Stock and Related Agreements — Series A Preferred Stock.”

The dividend of Series A Preferred Stock will not replace or modify any Torchlight Shares held by Torchlight stockholders.

The anticipated and intended impact of the Series A Preferred Stock is to maintain the interest of the Torchlight stockholders as of the Series A Preferred Record Date in the O&G Assets after the consummation of the Arrangement.

How do I make sure I receive the dividend of Series A Preferred Stock?

Once the dividend of Series A Preferred Stock is declared and issued, the Torchlight stockholders who are eligible to receive the dividend will be notified in the following manner:

•

If you own your Torchlight Shares in certificate form or in DRS form (on account with the transfer agent), you will be mailed a statement from the transfer agent directly with evidence of your ownership; or

•

If you own your Torchlight Shares in a brokerage account, your brokerage company will be responsible for making sure your dividend is applied to your account. Your brokerage company should have a dividend department that will ensure you receive the Series A Preferred Stock.

What will be the effects of the amendments to Torchlight’s Articles of Incorporation?

The proposed Amended and Restated Articles of Incorporation for Torchlight is attached hereto as Annex K. The Amended and Restated Articles of Incorporation will:

(a)	increase the authorized shares of Torchlight’s authorized (i) common stock from 150,000,000 shares to 250,000,000 shares and (ii) preferred stock from 10,000,000 shares to 50,000,000 shares;

(b)	effect a reverse stock split of the Torchlight Shares within a range from 1-for-2 to 1-for-20, with the exact ratio of the reverse stock split to be determined by the Torchlight Board; and

(c)	change the name of Torchlight to Meta Materials Inc.

Is the Arrangement conditioned on Torchlight raising at least $10,000,000 in new capital?

Yes. In order for the Arrangement to occur, Torchlight must raise at least $10,000,000 (less the principal amount of the Bridge Notes) in the Pre-Closing Financing for the Combined Company’s use going forward. As previously disclosed in our Current Reports on Form 8-K, we have provided $1,000,000 of bridge financing to Meta through the Bridge Notes. Therefore, Torchlight must raise at least an additional $9,000,000 in the Pre-Closing Financing. The Pre-Closing Financing may be raised through public or private offerings of debt, convertible debt, equity, or a combination thereof. The determination of whether the new capital is debt or equity will be based on input from Torchlight and Meta, their respective boards of directors, counsel, advisors and engaged bankers. Torchlight Shares issued or issuable in connection with the Pre-Closing Financing are intended to be proportionally dilutive at 75% to Meta shareholders and 25% to Torchlight stockholders, and will be excluded from the number of Torchlight Shares outstanding for purposes of calculating the Exchange Ratio. After the closing of the Pre-Closing Financing, Torchlight will use a portion of the net proceeds to provide the Additional Bridge Financing to Meta. See “The Arrangement Agreement — Conditions for Completion of the Arrangement.”

Torchlight also plans to raise up to an additional $5,000,000 in Working Capital Financing prior to the consummation of the Arrangement. Torchlight Shares that are issued (or would be issued upon conversion, exchange or exercise of any other equity security) in any such Working Capital Financing will be taken into account in the calculation of the Exchange Ratio, such that the shares to be received by the holders Meta common shares will not be diluted by any Torchlight Shares issued or issuable in connection with any such Working Capital Financing.

What will the new name of the Combined Company be following the Arrangement?

The name of the Combined Company will be Meta Materials Inc., which represents the current business of Meta, as described in greater detail in this proxy statement, and which will be the business of the Combined Company on a going forward basis, should the Arrangement occur.

Who will manage the Combined Company following the Arrangement?

Following the Effective Time, the Combined Company’s board of directors will be comprised of seven directors, with five of such directors to be nominees of Meta, one to be jointly nominated by Meta and Torchlight and one director to be a nominee of Torchlight, subject to the reasonable approval of Meta. Additionally, the current management of Torchlight will resign and be replaced by George Palikaras as Chief Executive Officer and Kenneth Rice as Chief Financial Officer. For more information, see “The Arrangement Agreement — Board of Directors and Officers” and “Information about Meta — Composition of the Board of Directors Following the Effective Time.”

When do Torchlight and Meta expect to complete the Arrangement?

Subject to obtaining Court and other requisite approvals as well as the satisfaction of all other conditions precedent to the completion of the Arrangement, it is anticipated that the Arrangement will be completed on or about             , 2021 subject to the receipt of any required regulatory approvals and the satisfaction of all other conditions to Closing set forth in the Arrangement Agreement.

What will happen if the Arrangement is not completed for any reason?

If the Arrangement is not completed for any reason by May 15, 2021, the Arrangement Agreement may be terminated. If this occurs, Torchlight will continue to carry on its business operations in the normal course. See “Risk Factors — Risks Relating to the Arrangement.” In certain circumstances, Torchlight or Meta may be required to pay a termination fee of $2 million to the other party. In addition, if the completion of the Arrangement does not otherwise occur, then Meta shall be obligated to repay to Torchlight, the amounts owing to Torchlight pursuant to the Bridge Notes being an amount equal to $500,000 (plus interest accrued on such principal at the rate of 8% per annum) each, which is due and payable on September 20, 2022, subject to the redemption or conversion thereof and an amount equal to $500,000 (plus interest accrued on such principal at the rate of 8% per annum) on December 16, 2022, subject to the redemption or conversion thereof. Further, if Torchlight provides the Additional Bridge Financing to Meta and completion of the Arrangement does not otherwise occur, then Meta will also be obligated to repay to Torchlight the principal amount of the Additional Bridge Financing (plus interest accrued on such principal at the rate of 8% per annum), which would be due and payable on the first anniversary of the closing of the Pre-Closing Financing. See “The Arrangement Agreement — Termination Payment Amount” and “The Arrangement Agreement — Supplementary Bridge Financing.”

SUMMARY OF THE ARRANGEMENT

This summary is qualified in its entirety by the more detailed information appearing elsewhere in this proxy statement, including the Annexes which are incorporated into and form part of this proxy statement. Terms with initial capital letters in this summary are defined in the Glossary of Defined Terms immediately preceding this summary.

Parties

Torchlight Energy Resources, Inc.

Torchlight Energy Resources, Inc.

5700 W. Plano Parkway, Suite 2600

Plano, Texas 75093

Telephone: (214) 432-8002

Torchlight Energy Resources, Inc., a Nevada corporation, is an oil and gas exploration company with properties located in Texas.

2798831 Ontario Inc.

2798831 Ontario Inc.

c/o Torchlight Energy Resources, Inc.

5700 W. Plano Parkway, Suite 2600

Plano, Texas 75093

Telephone: (214) 432-8002

2798831 Ontario Inc., an Ontario corporation, or Callco, is a newly formed, directly wholly-owned subsidiary of Torchlight that was organized specifically for the purpose of completing the Arrangement. Callco has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and in connection with the Arrangement.

Metamaterial Exchangeco Inc.

Metamaterial Exchangeco Inc.

c/o Torchlight Energy Resources, Inc.

5700 W. Plano Parkway, Suite 2600

Plano, Texas 75093

Telephone: (214) 432-8002

Metamaterial Exchangeco Inc., an Ontario corporation, or Canco, is a newly formed, directly wholly-owned subsidiary of Torchlight that was organized specifically for the purpose of completing the Arrangement. Canco has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and in connection with the Arrangement.

Metamaterial Inc.

Metamaterial Inc.

1 Research Drive

Dartmouth, Nova Scotia

B2Y 4M9

Telephone: (902) 482-5729

Metamaterial Inc., an Ontario corporation, is a developer of high-performance functional materials and nanocomposites.

Purpose and Description of the Arrangement

The Arrangement is in substance a reverse takeover of Torchlight by Meta, in order to facilitate Meta’s listing on NASDAQ and access to the US capital markets. Pursuant to the Arrangement Agreement, Torchlight and Meta will complete a business combination pursuant to which Torchlight will indirectly acquire all of the Meta Shares and the Combined Company will be renamed “Meta Materials Inc.” and focus its business on the current business of Meta.

The Arrangement Agreement provides that Torchlight and the Combined Company will use commercially reasonable efforts to sell the O&G Assets prior to the Asset Sale Expiration Date. In connection with the Arrangement, Torchlight will declare a dividend, on a one-for-one basis, of shares of Series A Preferred Stock to holders of record of Torchlight Shares as of the Series A Preferred the Record Date, which will dividend will be paid immediately prior to the Closing of the Arrangement. The Series A Certificate of Designation will entitle the holders of Series A Preferred Stock to receive Asset Sale Dividends in the event that Torchlight or the Combined Company consummates one or more Asset Sale Transactions prior to the Asset Sale Expiration Date. In the event that any O&G Assets have not been sold in an Asset Sale Transaction that is consummated prior to the Asset Sale Expiration Date, the Combined Company will, subject to certain conditions and to the extent permitted by applicable law, declare a Spin-Off Dividend to distribute beneficial ownership of the Remaining Assets to the holders of Series A Preferred Stock. See “The Arrangement Agreement — Torchlight Business Sale,” “The Arrangement Agreement — Preferred Stock Dividend” and “Description of Exchangeable Shares, Series A Preferred Stock and Related Agreements — Description of Series A Preferred Stock.”

Pursuant to the Arrangement, Meta shareholders will receive Torchlight Share Consideration and/or Exchangeable Share Consideration and are expected to hold approximately 75% (before giving effect to the issuance of Torchlight Shares in the Pre-Closing Financing) of the outstanding Combined Company Shares while Torchlight stockholders will retain approximately 25% (before giving effect to the issuance of Torchlight Shares in the Pre-Closing Financing) of the outstanding Combined Company Shares.

It is a condition of Closing that Torchlight shall complete the Pre-Closing Financing to raise gross proceeds of not less than $10 million (less the $1 million of financing provided by Torchlight to Meta by way of the Bridge Notes) through the issuance of Torchlight Shares or securities convertible into or exercisable for Torchlight Shares. Torchlight Shares issued or issuable in connection with the Pre-Closing Financing are intended to be proportionally dilutive at 75% to Meta shareholders and 25% to Torchlight stockholders, and will be excluded from the number of Torchlight Shares outstanding for purposes of calculating the Exchange Ratio. After the closing of the Pre-Closing Financing, Torchlight will use a portion of the net proceeds to provide the Additional Bridge Financing to Meta. See “The Arrangement Agreement — Conditions for Completion of the Arrangement.”

Following the Closing of the Arrangement, the board of directors of the Combined Company will be comprised of seven members, one of whom will be appointed by Torchlight, a second to be jointly appointed by Meta and Torchlight and the remaining five members to be appointed by Meta. Meta’s Chief Executive Officer, George Palikaras, and Meta’s Chief Financial Officer, Kenneth Rice, will be appointed the chief executive officer and chief financial officer of the Combined Company, respectively. See “The Arrangement Agreement — Board of Directors and Officers.”

The Arrangement Proposal and the Articles Amendment and Restatement Proposal must each be approved by the Torchlight stockholders for the Arrangement to be consummated.

Under the terms of the Plan of Arrangement, (a) each Meta shareholder who is an Eligible Holder may elect to (i) receive in respect of any or all of their Meta Shares, the Exchangeable Share Consideration and (ii) receive in respect of the balance of their Meta Shares, if any, the Torchlight Share Consideration, and (b) each Meta shareholder who is not an Eligible Holder is entitled to receive the Torchlight Share Consideration. Any Meta shareholder that does not make an election will receive the Torchlight Share Consideration. See “Description of Exchangeable Shares, Series A Preferred Stock and Related Agreements.”

The Exchange Ratio pursuant to which Meta Shares will be exchanged for Torchlight Shares or Exchangeable Shares pursuant to the Arrangement is not fixed, but will be determined in accordance with the Plan of Arrangement pursuant to the following formula:

A = B/C

where

A = the number of Torchlight Shares or Exchangeable Shares to be received in exchange for each one (1) Meta Share, rounded to three decimal places;

B = the Meta shareholders’ proportionate share of the total pro forma number of Torchlight Shares to be outstanding upon completion of the Arrangement, which for greater certainty will be equal to 75% of the total pro forma number of outstanding Torchlight Shares upon completion of the Arrangement (including any Torchlight Shares issued or issuable by Torchlight pursuant to any Working Capital Financing, which are intended to be 100% dilutive to Torchlight stockholders, but excluding any Torchlight Shares issued or issuable by Torchlight pursuant to the Pre-Closing Financing, which are intended to be proportionally dilutive to each party at 75% to Meta shareholders and 25% to Torchlight stockholders), subject to further adjustment upward for any other Torchlight Shares issued or issuable prior to the Effective Time that are intended to be 100% dilutive to Torchlight stockholders; and

C = the number of Meta Shares outstanding immediately prior to the Effective Time.

Based on the above formula, the Exchange Ratio will be determined based on the number of Torchlight Shares and Meta Shares outstanding immediately prior to the completion of the Arrangement, such that the holders of Meta Shares immediately prior to the completion of the Arrangement will hold approximately 75% (before giving effect to the issuance of Torchlight Shares in the Pre-Closing Financing) of the outstanding Combined Company Shares upon completion of the Arrangement. For example, if immediately prior to completion of the Arrangement and after giving effect to the conversion of certain Torchlight debt into Torchlight Shares, and without giving effect to the issuance of any Torchlight Shares in the Pre-Closing Financing, there are an aggregate of 115,000,000 Torchlight Shares outstanding (which would include any Torchlight Shares issued or issuable in connection with the Working Capital Financing) and 85,000,000 Meta Shares outstanding, an aggregate of 345,000,000 Torchlight Shares would need to be issued to the holders of Meta Shares pursuant to the Arrangement to result in the holders of Meta Shares holding 75% (before giving effect to the issuance of Torchlight Shares in the Pre-Closing Financing) of the outstanding Combined Company Shares upon the completion of the Arrangement. Accordingly, in this example, the Exchange Ratio would be 4.059 (determined as 345,000,000 total Torchlight Shares to be distributed to holders of Meta Shares pursuant to the Arrangement, divided by 85,000,000 Meta Shares outstanding immediately prior to completion of the Arrangement, rounded to three decimal places) and would result in each holder of a Meta Share receiving 4.059 Torchlight Shares or Exchangeable Shares (which are exchangeable for an equal number of Torchlight Shares) for each Meta Share held. In this example, the Exchange Ratio would also be subject to adjustment for the Reverse Split. The foregoing is intended to be illustrative of the manner in which the Exchange Ratio will be determined; however, the actual Exchange Ratio could be higher or lower.

For more details about the purpose of the Arrangement, see “The Arrangement — Purpose and Description of the Arrangement,” and “The Arrangement Agreement”.

Background of the Arrangement

The provisions of the Arrangement Agreement are the result of arm’s length negotiations between representatives of Torchlight and Meta and their respective financial and legal advisors.

For more information, see “The Arrangement — Background of the Arrangement.”

Fairness Opinion

In connection with the Arrangement, the Torchlight Board received a written opinion, dated December 13, 2020, from Roth, which states that, as of such date, and subject to the assumptions, limitations and qualifications set out therein, the Arrangement is fair, from a financial point of view, to the Torchlight stockholders. The Torchlight Board is entitled to rely on the Fairness Opinion in connection with its decision to approve the Arrangement. The full text of the Fairness Opinion, which sets forth certain assumptions made, matters considered and limitations on the review undertaken in connection with such opinion, is attached as Annex J to this proxy statement. Torchlight stockholders are urged to, and should, read the Fairness Opinion in its entirety.

Subject to the terms of its engagement, Roth has consented to the inclusion in this proxy statement of its Fairness Opinion in its entirety, together with the summary herein, and other information relating to Roth and its Fairness Opinion. The Fairness Opinion addresses only the fairness of the Arrangement from a financial point of view to the Torchlight stockholders and does not and should not be construed as a valuation of Torchlight or Meta or their respective assets, liabilities or securities or as recommendations to any Torchlight stockholders as to how to vote at the Special Meeting.

For more information, see “The Arrangement — Fairness Opinion.”

Reasons for the Arrangement

In considering its decision to approve the Arrangement Agreement and to authorize and approve the Arrangement and, subject to the terms and conditions of the Arrangement Agreement, to recommend the approval of the Arrangement Proposal and the Articles Amendment and Restatement Proposal by Torchlight’s stockholders, the Torchlight Board consulted with Torchlight’s management, as well as Torchlight’s legal and financial advisors, and considered the terms of the proposed Arrangement Agreement, the Arrangement and the other transactions set forth in the Arrangement Agreement, as well as other alternative transactions. In addition, Torchlight’s management believes that the Arrangement provides the current Torchlight stockholders an opportunity to retain their beneficial interest in the O&G Assets while also retaining ownership of approximately 25% of the outstanding Combined Company Shares after the consummation of the Arrangement.

See “The Arrangement — Reasons for the Arrangement.”

Recommendation of the Torchlight Board

After careful consideration of, among other things, the Fairness Opinion, and consultation with its financial and legal advisors, the Torchlight Board has unanimously determined that the Arrangement is in the best interests of Torchlight and that the Arrangement is fair and reasonable to the Torchlight stockholders. Accordingly, the Torchlight Board has determined UNANIMOUSLY to recommend to the Torchlight stockholders that they vote FOR the Arrangement Proposal, the Articles Amendment and Restatement Proposal, the Adjournment Proposal and the Advisory Proposal. See “The Arrangement — Recommendation of the Torchlight Board.”

Principal Steps of the Arrangement

The following description is qualified in its entirety by reference to the full text of the Plan of Arrangement, a copy of which is attached hereto as Appendix B. At the Effective Time and pursuant to the Plan of Arrangement, the following transactions, among others, will occur and will be deemed to occur sequentially in the following order:

•

each Meta Share held by a Dissenting Shareholder shall be deemed to be transferred by the holder thereof, without any further act or formality on its part, free and clear of all Encumbrances, to Meta and

Meta shall thereupon be obliged to pay the amount therefor determined and payable in accordance with the Plan of Arrangement, and the name of such holder shall be removed from the central securities register of Meta as a holder of Meta Shares and Meta shall be recorded as the registered holder of the Meta Shares so transferred and shall be deemed to be the legal owner of such Meta Shares, which Meta Shares shall thereupon be cancelled;

•

each issued and outstanding Meta Share (other than Exchangeable Elected Shares and other than Meta Shares held by Torchlight or an affiliate thereof or Dissenting Shareholders) held by a Meta shareholder shall be transferred by the holder thereof, without any further act or formality on its part, free and clear of all Encumbrances, to Canco in exchange for Torchlight Share Consideration in accordance with the election or deemed election of such Meta shareholder pursuant to the Plan of Arrangement;

•

each Exchangeable Elected Share shall be transferred by the holder thereof, without any further act or formality on its part, free and clear of all Encumbrances, to Canco in exchange for Exchangeable Share Consideration in accordance with the election of such Meta shareholder pursuant to the Plan of Arrangement;

•

Torchlight, Canco and Callco shall execute the Support Agreement and Torchlight, Canco and the Transfer Agent shall execute the Voting and Exchange Trust Agreement and Torchlight shall issue to and deposit with the Transfer Agent the Special Voting Share in consideration of the payment to Torchlight by Meta on behalf of the Meta securityholders of one dollar ($1.00), to be thereafter held of record by the Transfer Agent as trustee for and on behalf of, and for the use and benefit of, the holders of the Exchangeable Shares in accordance with the Voting and Exchange Trust Agreement. All rights of holders of Exchangeable Shares under the Voting and Exchange Trust Agreement shall be received by them as part of the property receivable by them under the Plan of Arrangement in exchange for the Exchangeable Elected Shares for which they were exchanged;

•

each Meta Option outstanding immediately prior to the Effective Time shall, without further action or formality by or on behalf of the holders thereof, be exchanged for a Replacement Option to purchase from Torchlight the number of Torchlight Shares equal to the product of (a) the number of Meta Shares issuable pursuant to the exercise of the Meta Option immediately before the Effective Time, and (b) the Exchange Ratio, provided that if the foregoing would result in a fraction of a Torchlight Share being issuable upon any particular exercise of Replacement Options, then the number of Torchlight Shares otherwise issuable upon exercise of such Replacement Options shall be rounded down to the nearest whole number of Torchlight Shares. The exercise price per Torchlight Share subject to any such Replacement Option shall be an amount equal to the quotient of (a) the exercise price per Meta Share under the exchanged Meta Option immediately prior to the Effective Time, divided by (b) the Exchange Ratio. Except as set out above, all terms and conditions of an Replacement Option, including the term to expiry, conditions to and manner of exercising, will be the same as the Meta Option for which it was exchanged and any document evidencing a Meta Option shall thereafter evidence and be deemed to evidence such Replacement Option;

•

each Meta DSU shall, without any further action on the part of any holder thereof, be continued on the same terms and conditions as were applicable immediately prior to the Effective Time, except that, pursuant to the terms of the deferred share unit plan of Meta, the terms of the Meta DSUs shall be amended so as to substitute for the Meta Shares issuable pursuant to such Meta DSUs, such number of Torchlight Shares equal to (a) the number of Meta Shares issuable pursuant to the Meta DSUs immediately prior to the Effective Time, multiplied by (b) the Exchange Ratio, rounded down to the nearest whole number; and

•

each Meta Warrant shall, without any further action on the part of any holder thereof, be continued on the same terms and conditions as were applicable immediately prior to the Effective Time, except that, pursuant to the terms of the applicable warrant certificate, the terms of the Meta Warrants shall be amended so as to (a) substitute for the Meta Shares issuable pursuant to the exercise of such Meta

Warrants such number of Torchlight Shares equal to (i) the number of Meta Shares issuable pursuant to the exercise of such Meta Warrants immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio, rounded down to the nearest whole number; and (b) adjust the exercise price Torchlight Share issuable pursuant to the exercise of any such Meta Warrant following the Effective Time to be an amount equal to the quotient of (i) the exercise price per Meta Share under the Meta Warrant immediately prior to the Effective Time divided by (ii) the Exchange Ratio.

In no event shall any fractional Torchlight Shares or Exchangeable Shares be issued under the Plan of Arrangement. Where the aggregate number of Torchlight Shares or Exchangeable Shares to be issued to a Meta securityholder would result in a fraction of a Torchlight Share or Exchangeable Share being issuable, then the number of Torchlight Shares or Exchangeable Shares to be issued to a Meta shareholder shall be rounded down to the nearest whole number and no compensation shall be issued in lieu of the issuance of a fractional Torchlight Share or Exchangeable Share.

See “The Arrangement — Principal Steps of the Arrangement” and the Plan of Arrangement, a copy of which is attached as Annex B to this proxy statement.

Required Stockholder Approval for the Arrangement

In order for the Arrangement to be consummated, the Torchlight stockholders must approve the Arrangement Proposal and the Articles Amendment and Restatement Proposal. Assuming a quorum is present, the affirmative vote of a majority of the shares entitled to vote that are present at the Special Meeting virtually or represented by proxy is required for the approval of the Arrangement Proposal. The Articles Amendment and Restatement Proposal will be approved if a majority of the outstanding Torchlight Shares vote for such proposal.

Voting and Support Agreement

To the knowledge of Torchlight, the Torchlight Supporting Stockholders beneficially own, or exercise control or direction over, directly or indirectly, 24,205,630 Torchlight Shares representing approximately 19.74% of the issued and outstanding Torchlight Shares as of the Record Date, on a non-diluted basis.

On December 14, 2020, the Torchlight Supporting Stockholders entered into the Voting and Support Agreement with Meta pursuant to which, among other things, they agreed to cause to be counted as present for purposes of establishing quorum at the Special Meeting and to vote (or cause to be voted) the securities owned legally or beneficially by each of them or over which they exercise control or direction, as applicable, FOR matters related to the Arrangement, and to duly complete and cause forms of proxy in respect of all of the applicable securities held by them to be validly delivered to cause the applicable securities to be voted FOR matters related to the Arrangement.

The Voting and Support Agreement automatically terminates if the Arrangement Agreement is terminated in accordance with its terms.

See “The Arrangement — Voting and Support Agreement.”

Expenses of the Arrangement

Except as otherwise provided in the Arrangement Agreement, all out-of-pocket third party transaction expenses incurred in connection with the Arrangement Agreement and the Plan of Arrangement and the transactions contemplated thereunder, shall be paid by the party incurring such fees, costs or expenses, whether or not the Arrangement is consummated.

See “The Arrangement — Expenses of the Arrangement.”

Court Approval of the Arrangement

An arrangement under the OBCA requires Court approval. On February 8, 2021, Meta obtained the Interim Order, which provides for the calling and holding of the Meta Meeting, the Dissent Rights and other procedural matters.

Subject to the terms of the Arrangement Agreement and receipt of approval of the Arrangement Proposal at the Meta Meeting, Meta intends to make an application to the Court for the Final Order. The application for the Final Order approving the Arrangement is expected to occur on                 , 2021 at 10:00 a.m. (Toronto time), or as soon thereafter as counsel may be heard as the Court may direct. The Court will consider, among other things, the substantive and procedural fairness of the Arrangement to the parties affected, including the Meta shareholders, Meta optionholders, Meta warrantholders, Meta DSU holders or other interested parties. The Court may approve the Arrangement in any manner the Court may direct, subject to compliance with any terms and conditions, if any, as the Court deems fit.

The Court has been advised that the Court’s approval of the Arrangement (including the fairness thereof), if granted, will form a basis for the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) thereof with respect to the issuance and distribution of the Consideration Shares to be issued by Torchlight to Meta shareholders pursuant to the Arrangement and with respect to the issuance and distribution of the Replacement Options to be issued to Meta optionholders pursuant to the Arrangement. Consequently, if the Final Order is granted, the Consideration Shares issuable to Meta shareholders pursuant to the Arrangement and the Replacement Options issuable to Meta optionholders pursuant to the Arrangement will not require registration under the Securities Act.

Assuming the Final Order is granted and the other conditions to closing contained in the Arrangement Agreement are satisfied or waived to the extent legally permissible, then articles of arrangement will be filed to give effect to the Arrangement.

See “The Arrangement — Court Approval of the Arrangement” and “The Arrangement — Completion of the Arrangement.”

The Arrangement Agreement

A description of certain provisions of the Arrangement Agreement are included in this proxy statement under the heading “The Arrangement Agreement.” The description is not comprehensive and is qualified in its entirety by the full text of the Arrangement Agreement, which is attached as Annex B.

See “The Arrangement Agreement.”

Completion of the Arrangement

Subject to the provisions of the Arrangement Agreement, the Arrangement will become effective at 12:01 a.m. (Toronto time) on the Effective Date. Completion of the Arrangement is anticipated to occur on or about                 , 2021; however, it is possible that completion may be delayed beyond this date if the conditions to completion of the Arrangement cannot be met on a timely basis. After the Effective Date, Meta will be an indirect subsidiary of Torchlight.

The Arrangement is subject to a number of conditions in addition to the approval of the Torchlight stockholders of the Arrangement Proposal and the Articles Amendment and Restatement Proposal, including, among others, Court approval, the completion of the Pre-Closing Financing, approval of NASDAQ, the approval of the Arrangement by the holders of Meta Securities, approval of BDC Capital Inc., a holder of Meta debt, and all debt of Torchlight being converted to Torchlight Shares or repaid in full, other than the Straz Debt, which shall be amended so that the sole recourse will be against the O&G Assets.

See “The Arrangement Agreement — Conditions for Completion of the Arrangement.”

Non-Solicitation of Acquisition Proposals

Each of Torchlight and Meta has agreed not to solicit alternative Acquisition Proposals during the Pre-Effective Date Period. Torchlight and Meta have also agreed to certain covenants and procedures for responding to an Acquisition Proposal that constitutes a Superior Proposal, including certain notice requirements and matching rights.

See “The Arrangement Agreement — Additional Covenants Regarding Non-Solicitation.”

Termination of the Arrangement Agreement

Each of Torchlight and Meta can terminate the Arrangement Agreement under certain circumstances, including to enter into an alternative transaction that constitutes a Superior Proposal, provided that the terminating Party has complied with the covenants regarding non-solicitation, notices and matching rights. If the Arrangement Agreement is terminated under certain circumstances, Meta or Torchlight may be required to make the Termination Payment of $2 million to the other Party.

See “The Arrangement Agreement — Termination of Arrangement Agreement.”

Interests of Certain Persons in the Arrangement

You should be aware that members of the management and Torchlight Board have interests in the Arrangement that may be in addition to or different from the interests of Torchlight stockholders generally, which will present them with actual or potential conflicts of interest.

See “The Arrangement — Interests of Certain Persons in the Arrangement.”

Risk Factors

Torchlight stockholders should carefully consider the risk factors relating to the Arrangement. Some of these risks include, but are not limited to: the possibility that the Arrangement may not be completed; the possibility that the Meta business will not be successful; that the Combined Company may fail to realize the anticipated benefits of the Arrangement; and that the O&G Assets may not be successfully sold or spun off as described herein.

For more information, see “Risk Factors.”

RISK FACTORS

In evaluating the Arrangement, Torchlight stockholders should carefully consider the following risk factors relating to the Arrangement and the Combined Company. The following risk factors are not a definitive list of all risk factors associated with the Arrangement and the Combined Company. Additional risks and uncertainties, including those currently unknown or considered immaterial by Torchlight, may also adversely affect the Torchlight Shares, and/or the business of the Combined Company following the Arrangement.

Risks Related to the Arrangement

The Arrangement may not be completed due to failure to obtain the necessary court and/or regulatory approvals.

To complete the Arrangement, each of Meta and Torchlight must make certain filings with and obtain certain consents and approvals from various governmental and regulatory authorities including the Court, and the approval of NASDAQ of the listing of the Torchlight Shares to be issued pursuant to the Arrangement. Meta and Torchlight have not yet obtained these approvals, all of which are required to complete the Arrangement. The regulatory approval processes may take a lengthy period of time to complete which could delay completion of the Arrangement. The approval processes, including the undertakings and conditions that may be required for approval or whether the court and regulatory approvals, may not be obtained.

Uncertainty surrounding the Arrangement could adversely affect Torchlight’s retention of strategic partners and personnel and could negatively impact Torchlight’s future business and operations.

Because the Arrangement is dependent upon satisfaction of certain conditions, its completion is subject to uncertainty. In response to this uncertainty, Torchlight’s strategic partners may delay or defer decisions concerning Torchlight. Any delay or deferral of those decisions by strategic partners could have a material adverse effect on the business and operations of Torchlight, regardless of whether the Arrangement is ultimately completed.

The Parties could fail to complete the Arrangement or the Arrangement may be completed on different terms.

The Arrangement may not be completed as there are certain conditions that are outside the control of Meta and Torchlight, or if completed, that the Arrangement will be completed on the same or similar terms to those set out in the Arrangement Agreement. The completion of the Arrangement is subject to the satisfaction of a number of conditions which include, among others, (a) obtaining necessary approvals of securityholders and debtholders of Meta and Torchlight, (b) that not more than 10% of the Meta shareholders exercise Dissent Rights; (c) the Pre-Closing Financing is completed; and (d) performance by Meta and Torchlight of their respective obligations and covenants in the Arrangement Agreement. There can be no assurance that these conditions will be satisfied or, if satisfied, when they will be satisfied.

In addition, each of Meta and Torchlight has the right to terminate the Arrangement Agreement in certain circumstances. Accordingly, there is no certainty that the Arrangement Agreement will not be terminated by either Meta or Torchlight before the completion of the Arrangement. For example, Torchlight has the right, in certain circumstances, to terminate the Arrangement Agreement if changes occur that, in the aggregate, have a Meta Material Adverse Effect. Although a Meta Material Adverse Effect excludes certain events that are beyond the control of Meta and Torchlight, there is no assurance that a change having a Meta Material Adverse Effect on Meta will not occur before the Effective Date, in which case Torchlight could elect to terminate the Arrangement Agreement and the Arrangement would not proceed. In addition, if the Arrangement is not completed by May 15, 2021, Meta or Torchlight may choose to terminate the Arrangement Agreement in accordance with its terms.

If the Arrangement is not completed, the ongoing business of the Torchlight may be adversely affected as a result of the costs (including opportunity costs) incurred in respect of pursuing the Arrangement, and Torchlight could experience negative reactions from the financial markets, which could cause a decrease in the market price of the Torchlight Shares, particularly if the market price reflects market assumptions that the Arrangement will be completed or completed on certain terms. Torchlight may also experience negative reactions from its partners and there could be a negative impact on Torchlight’s ability to attract future acquisition opportunities. Failure to complete the Arrangement or a change in the terms of the Arrangement could each have a material adverse effect on Torchlight’s business, financial condition and results of operations.

If the Arrangement is not completed and the Torchlight Board decides to seek another merger or business combination, it may not be able to find a party willing to engage in a transaction that is equivalent to, or more attractive than, the Arrangement. In addition, in certain circumstances, Torchlight may be required to pay the Termination Payment to Meta.

The Termination Payment, if triggered, and the terms of the Voting and Support Agreement, may discourage other parties from attempting to acquire Torchlight.

Under the Arrangement Agreement, Torchlight is required to pay a Termination Payment of $2 million to Meta in the event the Arrangement Agreement is terminated in certain circumstances (see “The Arrangement Agreement — Termination Payment”). The Termination Payment may discourage other parties from attempting to acquire the engage in a transaction with Torchlight or otherwise making an Acquisition Proposal, even if those parties would otherwise be willing to offer greater value to the Torchlight stockholder than that offered by Meta under the Arrangement.

Furthermore, as noted above, Torchlight Supporting Stockholders holding approximately 19.74% of the issued and outstanding Torchlight Shares have entered into the Voting and Support Agreement which, subject to the terms of thereof, irrevocably commit them to, among other things, vote their Torchlight Shares in favor of the Arrangement Proposal and the Articles Amendment and Restatement Proposal and not in favor of any Acquisition Proposal or Superior Proposal (See “The Arrangement — Voting and Support Agreement”). As a result, the Voting and Support Agreement may discourage other parties from attempting to engage in a transaction with Torchlight, even if those parties would otherwise be willing to offer greater value to Torchlight stockholder than that offered by Meta under the Arrangement.

Torchlight will incur substantial transaction-related costs in connection with the Arrangement even if the Arrangement is not completed.

Certain costs related to the Arrangement, such as legal, accounting and certain financial advisor fees must be paid by Torchlight even if the Arrangement is not completed. Also, if the Arrangement is not completed, Torchlight may be required to pay the Termination Payment to Meta in certain circumstances. Such costs may offset any expected cost savings and other synergies from the Arrangement.

While the Arrangement is pending, Torchlight is restricted from taking certain actions.

The Arrangement Agreement restricts Torchlight from taking specified actions until the Arrangement is completed without the consent of Meta, which may adversely affect the ability of Torchlight to execute certain business strategies including, but not limited to, the ability in certain cases to enter into or amend contracts, acquire or dispose of assets, incur indebtedness or incur capital expenditures. These restrictions may prevent Torchlight from pursuing attractive business opportunities that may arise prior to the completion of the Arrangement. See “The Arrangement Agreement — Conduct of Business of Torchlight.”

The pending Arrangement may divert the attention of Torchlight’s management.

The pending Arrangement could cause the attention of Torchlight’s management to be diverted from the day-to-day operations. These disruptions could be exacerbated by a delay in the completion of the Arrangement and could have an adverse effect on the business, operating results or prospects of Torchlight regardless of whether the Arrangement is ultimately completed.

Following the completion of the Arrangement, the Combined Company may issue additional securities.

Following the completion of the Arrangement, the Combined Company may issue additional securities (including equity securities) to finance its activities, including in order to finance acquisitions. If the Combined Company were to issue additional equity securities, the ownership interest of existing Torchlight stockholders may be diluted and some or all of the Combined Company’s financial measures on a per share basis could be reduced. Moreover, as the Combined Company’s intention to issue additional equity securities becomes publicly known, the Combined Company’s share price may be materially adversely affected.

The Torchlight stockholders may not receive any dividends in respect of the Series A Preferred Stock.

In connection with the Arrangement, Torchlight will declare a dividend of shares of Series A Preferred Stock to holders of record of Torchlight Shares as of the Series A Preferred Record Date. Such dividend will be paid immediately prior to the Closing of the Arrangement. See “The Arrangement Agreement — Preferred Stock Dividend.” The Series A Certificate of Designation will entitle the holders of Series A Preferred Stock to receive Asset Sale Dividends in the event that Torchlight or the Combined Company consummates one or more Asset Sale Transactions prior to the Asset Sale Expiration Date. Any Asset Sale Transactions will be negotiated by the Sales Representatives. However, the Combined Company may not be able to consummate any such transaction prior to such date on terms that will permit the Combined Company to pay such dividends, or at all.

Holders of Series A Preferred Stock will be entitled to receive Asset Sale Dividends from any Asset Sale Transaction that is consummated prior to the Asset Sale Expiration Date. Prior to declaring or paying any Net Proceeds Dividend, the Combined Company will deduct from the gross proceeds from each Asset Sale Transaction various costs and expenses described in the Series A Certificate of Designation, which include, among others, (a) costs and expenses Torchlight or the Combined Company incurs in connection with the applicable Asset Sale Transaction, (b) costs the Combined Company incurs following the consummation of the Arrangement with respect to the O&G Assets, (c) taxes the Combined Company incurs in connection with the applicable Asset Sale Transaction, the payment of dividends to the holders of Series A Preferred Stock, and the O&G Assets, (d) liabilities the Combined Company incurs in connection with the applicable Asset Sale Transaction and the O&G Assets and (e) amounts paid or payable with respect to the Straz Debt. In addition, the Combined Company will also withhold the Holdback Amount of 10% of the Net Proceeds from each Asset Sale Transaction to cover potential post-closing liabilities and obligations that the Combined Company may incur in respect of such Asset Sale Transaction. If, after the deduction and withholding of these amounts, there are no Net Proceeds from an Asset Sale Transaction available for distribution to the holders of Series A Preferred Stock, then the Combined Company will not declare or pay a dividend with respect to that Asset Sale Transaction unless and until any remaining funds from the Holdback Amount are due to be distributed to the holders of Series A Preferred Stock through a Holdback Dividend, or the Combined Company receives additional Net Proceeds from such Asset Sale Transaction (for example, as a result of post-closing payments or the release of escrowed funds).

In the event that any O&G Assets have not been sold in an Asset Sale Transaction that is consummated prior to the Asset Sale Expiration Date, the Combined Company will, to the extent permitted by applicable law, declare a Spin-Off Dividend to distribute beneficial ownership of the Remaining Assets to the holders of Series A Preferred Stock. However, if the Combined Company cannot effect the Spin-Off Dividend in a manner that is exempt from registration under all applicable securities laws, the Combined Company will not declare the Spin-Off Dividend and instead will use good faith, commercially reasonable efforts to preserve the value of the Remaining Assets or to distribute or provide the value of the Remaining Assets to the holders of Series A Preferred Stock, so long as the Combined Company is not required to divert the attention of management or incur material expenses in excess of the Spin-Off Cost Reserve Amount. Torchlight cannot assure you that the Combined Company will ultimately be able to deliver the value of any Remaining Assets to the holders of Series A Preferred Stock.

See “The Arrangement Agreement — Preferred Stock Dividend,” “The Arrangement Agreement — Torchlight Business Sale” and “Description of Exchangeable Shares, Series A Preferred Stock and Related Agreements — Description of Series A Preferred Stock.”

The Series A Preferred Stock will not be listed or traded on any exchange.

The Series A Preferred Stock to be issued by Torchlight to holders of record of Torchlight Shares as of the Series A Preferred Record Date will not be listed or traded on any exchange. No market is expected to develop for the Series A Preferred Stock in the foreseeable future and holders of the Series A Preferred Stock may not be able to find a buyer and sell their shares if they desired to do so.

Risks Related to the Meta Business (the Primary Business of the Combined Company)

Meta has a limited cash position and may not be able to continue as a going concern.

As of the date of this proxy statement and including the impact of the ACOA Contribution and the Bridge Loan discussed in the “Information About Meta — Business Description — Overall Performance, Industry Trends and Economic Factors” section of this proxy statement, Meta has working capital for two to four months of operations, depending on the capital spend. In order to fund operations after that period, Meta will need to be generating additional revenue or secure additional capital to fund its operations. Should future funds not be made available to Meta or made available on terms that are commercially reasonable, Meta would be unable to meet its financial obligations and may have cash flow issues that could materially and adversely affect Meta’s business, operations, financial condition and results of operations. These factors indicate the existence of a material uncertainty that may cast significant doubt about the combined company’s ability to continue as a going concern.

Meta may be required to seek additional financing and the method of financing may adversely affect Meta’s operations, prospects, and dilute Meta shareholders’ equity position.

With the unforeseen delay in sales, in order to execute on its business plan, Meta will likely require additional funding by way of equity, debt or government grants/loans. If additional funds are raised through further issuances of equity or convertible debt securities, existing shareholders could suffer significant dilution. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for Meta to obtain additional capital and to pursue business opportunities, including potential acquisitions.

Meta’s limited operating history makes it difficult to ascertain the health of its business and access its future prospects.

Meta has a limited operating history, which can make it difficult for investors to evaluate Meta’s operations and prospects and may increase the risks associated with investment in Meta.

Meta is expected to be subject to many of the risks common to early-stage enterprises for the foreseeable future, including challenges related to laws, regulations, licensing, integrating and retaining qualified employees; making effective use of limited resources; achieving market acceptance of existing and future products; competing against companies with greater financial and technical resources; acquiring and retaining customers; and developing new solutions.

Meta’s success in the holography market-aviation industry may not be sustainable.

Meta launched its first product, a laser protection eyewear, named metaAIR®, in March 2019, with a primary focus on the aviation market. The product offers unique performance and benefits over the competition and is the only industry-approved solution to date. Meta has co-developed this product with Airbus through a strategic partnership. Airbus further extended its support by introducing Meta to Satair, an Airbus owned company, which became the global distribution partner for metaAIR® to the aviation market. Since 2016, Airbus and Satair invested a total of $2,000,000 for the product development and exclusive distribution rights. Since the launch of metaAIR® in March 2019, Meta has sold fifty units to its distributor Satair. Meta is currently in the process of increasing its marketing and sales capacity.

Despite Meta’s close collaboration with the Airbus Group, with the impact of COVID-19 there can be no assurance that the aviation market will accept the metaAIR® product at the expected market penetration rates and a slower than forecasted market acceptance may have a material adverse effect on the Holography laser protection related products and Meta’s financial position. Meta is pursuing ancillary markets outside of the aviation Industry for its metaAIR® laser protection eyewear such as in law enforcement and defense.

Meta may never achieve its goal of working in the lithography product and automotive market.

Meta’s lithography deicing and related products have not yet reached the required technical maturity and are expected to be launched in two to three years’ time subject to a successful product development completion. Despite Meta’s close collaboration with two automotive partners, there can be no assurance that the automotive market will accept the NanoWeb® product at the expected market penetration rates and a slower than forecasted market acceptance may have a material adverse effect on the Lithography de-icing related products and Meta’s financial position.

Meta and its business are subject to a variety of regulatory laws, regulations and guidelines, compliance with which may come at a substantial cost to Meta, and any failure of compliance, could adversely affect Meta’s business.

The current and proposed operations of Meta are subject to a variety of laws, regulations and guidelines relating to production, the conduct of operations, transportation, storage, health and safety, medical device regulation and the protection of the environment. These laws and regulations are broad in scope and subject to evolving interpretations, which could require Meta to incur substantial costs associated with compliance or alter certain aspects of its business plan. In addition, violations of these laws, or allegations of such violations, could disrupt certain aspects of Meta’s business’ business plan and result in a material adverse effect on certain aspects of its planned operations.

Meta launched a new product metaAIR® in March 2019 to provide laser glare protection to pilots in the airline industry. Currently, metaAIR® is not subject to any Federal Aviation Administration regulations, however, metaAIR® may become subject to evolving regulation by governmental authorities as metaAIR® market evolves further.

Meta’s plans to build a new lithography production facility in Canada are dependent on obtaining additional funding and satisfying the conditions needed to receive certain permits, which may not occur.

Meta’s plans to scale its lithography production in Canada is dependent on obtaining adequate additional funding. Meta has announced plans to move into a larger facility suitable to host the holography and lithography production scale up as the current facility in Canada does not have enough space or capability for a production line for lithography. Lithography is a wet chemistry process which requires specific approvals from the local government to allow use of certain chemicals and their disposal. Any delay in setting up the facility and receiving permits may impact launch and/or development of related products, and also may have a material adverse effect on the lithography and holography related products and consequently on Meta’s financial position.

Meta purchases all of its holographic raw materials from a single source, which makes it vulnerable to supply shortages and price fluctuations that could have a material adverse effect on its business, financial condition and results of operations.

Meta purchases its holographic raw materials from a tier 1 German manufacturer, which is a single source supplier. Disruption in supply from this supplier may cause a material adverse effect on the holography related products.

Meta may be unable to maintain, obtain or adequately protect its intellectual property rights, which may cause Meta not to be able to compete effectively in its market or it could be required to incur significant expenses to enforce or defend its rights or attempt to do the same.

The success of the Combined Company will depend, in part, on the ability of the Combined Company to maintain and enhance intellectual property and trade secret protection over various existing and potential proprietary techniques and products. The Combined Company may be vulnerable to competitors who develop competing technology, whether independently or as a result of acquiring access to the proprietary products and trade secrets. In addition, effective future patent, copyright, trademark, and trade secret protection may be unavailable or limited in certain foreign countries and may be unenforceable under the laws of certain jurisdictions.

Meta’s market development efforts may be unsuccessful, any failure of which may materially affect Meta’s business.

There can be no assurances that researching and developing new markets and products and improving existing products will prove profitable or that the resulting markets and/or products, if any, will be commercially viable or successfully produced and marketed. A failure in the demand for products to materialize as a result of competition, technological change or other factors could have a material adverse effect on the Combined Company.

The Combined Company will incur significant costs, and the Combined Company’s management will expel a significant amount of energy and resources, to maintain the Combined Company’s public securities listings, which may detract from the Combined Company from furthering its other business objectives.

As a public company, there are costs associated with legal, accounting, and other expenses related to regulatory compliance, securities laws and the rules and policies of the SEC, NASDAQ and the CSE require listed companies to, among other things, adopt corporate governance and related practices, and to continuously prepare and disclose material information, all of which add to a company’s legal and financial compliance costs. The Combined Company may also elect to devote greater resources than it otherwise would have on communication and other activities typically considered important by publicly traded companies.

Meta’s business may be subject to product liability claims, which could detract the focus of Meta’s management, and cause Meta to utilize its resources to defend itself against any such claims.

Meta’s wireless sensing technology to enhance MRI imaging and non-invasive GlucowiseTM monitoring is under development. Meta has performed many experiments on animals and humans and will continue to perform additional experiments as needed to continue the development of the related products.

Any product liability claims or regulatory action against Meta related to wireless sensing products could have a material adverse effect on this business segment of Meta and/or on Meta.

Meta’s success is dependent on the judgement and actions of its management team, the loss of any of whom may have a material adverse effect on Meta’s business.

The success of Meta is dependent upon the ability, expertise, judgment, discretion, and good faith of its senior management. Any loss of the services of such individuals could have a material adverse effect on Meta’s business, operating results, or financial condition.

Meta’s revenue and expenses are comprised of differing currencies, the fluctuation of which may affect Meta’s financial condition.

Meta’s revenues and expenses are denominated in Canadian dollars, US dollars, and British Pounds, and therefore are exposed to significant currency exchange fluctuations. Recent events in the global financial markets have been coupled with increased volatility in the currency markets. Fluctuations in the exchange rate between the US dollar, the Canadian dollar and the British pound may have a material adverse effect on Meta’s business, financial condition, and operating results. Meta may, in the future, establish a program to hedge a portion of its foreign currency exposure with the objective of minimizing the impact of adverse foreign currency exchange movements. However, even if Meta develops a hedging program, there can be no assurance that it will effectively mitigate currency risks.

There may not be an active market for the Combined Company Shares, which may adversely affect the price of the Combined Company Shares.

An active and liquid market for Combined Company Shares may not develop or be maintained and an investor may find it difficult to resell any Combined Company Shares. In addition, the publicly traded price of the Combined Company Shares may not be high enough to create a positive return for investors. In such event, the probability of resale of the Combined Company Shares would be diminished.

The Combined Company shares may be subject to substantial price volatility which may have a negative effect on the value of such shares.

In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. Continuing fluctuations in price may occur. It may be anticipated that any quoted market for the Combined Company Shares will be subject to market trends generally, notwithstanding any potential success of the combined company in creating revenues, cash flows or earnings. The value of the Combined Company Shares will be effected by such volatility.

Meta has not historically paid dividends, and does not anticipate paying dividends in the future.

Meta has not paid dividends in the past, and the Combined Company does not anticipate paying any dividends in the foreseeable future. Dividends paid by the Combined Company would be subject to tax and, potentially, withholdings.

The Combined Company will be required to maintain insurance coverage to cover certain risks associated with the Combined Company’s business, the total coverage of which may not be sufficient to cover all claims and losses that the Combined Company becomes subject to.

The Combined Company will require, insurance coverage for a number of risks. Although the management of Meta believes that the events and amounts of liability covered by its insurance policies will be reasonable, taking into account the risks relevant to its business, and the fact that agreements with users contain limitations of liability, such coverage may not be available or sufficient to cover claims to which the combined company may become subject. If insurance coverage is unavailable or insufficient to cover any such claims, the Combined Company’s financial resources, results of operations and prospects could be adversely affected.

The Combined Company may be subject to various litigation claims and legal proceedings.

The Combined Company may become party to litigation from time to time in the ordinary course of business which could adversely affect its business. Should any litigation in which the Combined Company becomes involved be determined against it, such a decision could adversely affect the Combined Company’s ability to continue operating and the market price for the common shares and could use significant resources. Even if the Combined Company is involved in litigation and wins, litigation can redirect significant resources.

Proposed directors and officers of the Combined Company may have conflicts of interests with the Combined Company.

Certain of the proposed directors and officers of the Combined Company are, and may continue to be, involved in other business ventures through their direct and indirect participation in corporations, partnerships, joint ventures, and other matters that may become potential competitors of the technologies, products and services the Combined Company intends to provide. Situations may arise in connection with potential acquisitions or opportunities where the other interests of these proposed directors and officers conflict with or diverge from the Combined Company’s interests. In accordance with applicable corporate law, directors who have a material interest in or who are a party to a material contract or a proposed material contract with the Combined Company are required, subject to certain exceptions, to disclose that interest and generally abstain from voting on any resolution to approve the contract. In addition, the proposed directors and officers will be required to act honestly and in good faith with a view to the Combined Company’s best interests. However, in conflict of interest situations, the Combined Company’s proposed directors and officers may owe the same duty to another company and will need to balance their competing interests with their duties to the Combined Company. Circumstances (including with respect to future corporate opportunities) may arise that may be resolved in a manner that is unfavorable to the combined company.

INFORMATION ABOUT META

Business Description

Company Overview

Meta was incorporated on August 15, 2011 as Lamda Guard Canada Inc. Meta amended its articles of incorporation on March 27, 2013 and continued operations under the name Metamaterial Technologies Inc. since April 30, 2013. On March 28, 2013, Meta incorporated Lamda Guard Inc., Lamda Lux Inc., and Lamda Solar Inc., under the federal laws of Canada, as wholly-owned subsidiaries of Meta. These subsidiaries have minimal operational activity. Meta specializes in designing and producing nanocomposite transparent materials with properties not found in nature that can manipulate light, either by enhancing, absorbing or blocking it.

On September 7, 2015, Meta incorporated Metamaterial Technologies USA Inc. (“MTI USA”), as a wholly-owned subsidiary, and on May 25, 2016, MTI USA acquired the assets and operations of Rolith Inc. On March 31, 2018, Meta acquired 100% of the common shares of a business operating as Medical Wireless Sensing Ltd. (“MediWise”), incorporated in the United Kingdom.

On March 5, 2020, Metamaterial Inc. (formerly known as Continental Precious Minerals Inc. (“CPM”) and Metamaterial Technologies Inc. (“MTI”) completed a business combination by way of a three-cornered amalgamation pursuant to which MTI amalgamated with Continental Precious Minerals Subco Inc. (“CPM Subco”) a wholly-owned subsidiary of CPM to become “Metacontinental Inc.,” (such transaction constituting the “RTO”). The RTO was completed pursuant to the terms and conditions of an amalgamation agreement dated August 16, 2019 between CPM, MTI and CPM Subco, as amended March 4, 2020. Following completion of the RTO, Metacontinental Inc. is carrying on the business of the former MTI, as a wholly-owned subsidiary of CPM. In connection with the RTO, CPM changed its name, effective March 2, 2020, from Continental Precious Minerals Inc. to Metamaterial Inc. The common shares of CPM were delisted from the TSX Venture Exchange on March 4, 2020 and were posted for trading on the CSE on March 9, 2020 under the symbol “MMAT”. See “Information About Meta — Management Discussion and Analysis” for additional information regarding the RTO.

Description of Business, Operational Overview and Business Objective

Meta has generated a portfolio of intellectual property and is now moving toward commercializing products at a performance and price point combination that has the potential to be disruptive in multiple market verticals. Meta’s platform technology includes holography, lithography and medical wireless sensing. The underlying approach that powers all of Meta’s platform technologies comprises advanced materials, metamaterials and functional surfaces. These materials include structures that are patterned in ways that manipulate light, heat and electromagnetic waves in unusual ways. Meta’s advanced structural design technologies and scalable manufacturing methods provide a path to broad commercial opportunities in aerospace, medical, automotive, energy and other industries.

Controlling light, electricity and heat have played key roles in technological advancements throughout history. Advances in electrical and electromagnetic technologies, wireless communications, lasers, and computers have all been made possible by challenging our understanding of how light and other types of energy naturally behave, and how it is possible to manipulate them.

Over the past 20 years, techniques for producing nanostructures have matured, resulting in a wide range of groundbreaking solutions that can control light and heat at very small scales. Some of the areas of advancement that have contributed to these techniques are photonic crystals, nanolithography, plasmonic phenomena and nanoparticle manipulation. From these advances, a new branch of material science has emerged — metamaterials. Metamaterials are composite structures, consisting of conventional materials such as metals and plastics, that are engineered by Meta scientists to exhibit new or enhanced properties relating to reflection, refraction, diffraction, filtering, conductance and other properties that have the potential for multiple commercial applications.

A metamaterial typically consists of a multitude of structured unit nano-cells that are comprised of multiple individual elements. These are referred to as meta-atoms. The individual elements are usually arranged in periodic patterns that, together, can manipulate light, heat or electromagnetic waves. Development strategies for metamaterials and functional surfaces focus on structures that produce unusual and exotic electromagnetic properties by manipulating light in ways that have never been naturally possible. They gain their properties not as much from their composition as from their exactingly designed structures. The precise shape, geometry, size, orientation, and arrangement of these nanostructures affect the electromagnetic waves of light to create material properties that are not easily achievable with conventional materials.

Meta’s platform technology (holography, lithography and medical wireless sensing) is being used to develop potentially transformative and innovative products for: aerospace and defense, automotive, energy, healthcare, consumer electronics, and data transmission. Meta has many product concepts currently in different stages of development with multiple customers in diverse market verticals. Meta’s business model is to co-develop innovative products or applications with industry leaders that add value. This approach enables Meta to understand market dynamics and ensure the relevance and need for Meta’s products.

Holography Technology

Holography is a technique where collimated visible wavelength lasers are used to directly write an interference pattern inside the volume of light-sensitive material (photopolymer) in order to produce highly transparent optical filters and holographic optical elements. For some product lines that require large surface areas, this is combined with a proprietary scanning technique, where the lasers, optically or mechanically, directly write nano-patterns to cover large surface areas with nanometer accuracy.

Meta’s current principal product relating to holography technology is metaAIR® laser glare protection eyewear. Meta has co-developed an eyewear product with Airbus S.A.S. that has been engineered to provide laser glare protection for pilots, military and law enforcement using Meta’s holography technology. metaAIR® is a holographic optical filter developed using nano-patterned designs that block and deflect specific colors or wavelengths of light. Meta launched metaAIR® with strategic and exclusive distribution partner, Satair, a wholly owned Airbus company and started producing and selling metaAIR® in April 2019. The scale-up and specification for the raw photopolymer material used to produce the eyewear was successfully finalized in late 2019 and commercialized in 2020.

Meta’s current product in development that utilizes its proprietary holography technology is metaOPTIXTM, a holographic optical elements (“HOEs”). HOEs are a core component in the display of augmented reality smart glasses products, as well as (in their larger version) in Heads-Up Displays (“HUDs”), in automobiles and aircrafts. MetaOPTIXTM was launched commercially in November 2020.

Meta operates its holographic division from Dartmouth, Nova Scotia, Canada.

Lithography Technology

In order to meet the performance, fabrication-speed, and/or cost criteria required for many potential applications that require large area and low cost nanopatterning. Meta has developed a new nanolithography method called “Rolling Mask” lithography (registered trademark RML®), which combines the best features of photolithography, soft lithography and roll-to-plate/roll-to-roll printing capability technologies. Rolling Mask Lithography utilizes a proprietary UV light exposure method where a master pattern is provided in the form of a cylindrical mask. These master patterns are designed by Meta and over the years they have become part of a growing library of patterns, enriching the intellectual property of Meta. The nanostructured pattern on the mask is then rolled over a flat surface area writing a nano-pattern into the volume of a light-sensitive material (a photoresist), creating patterned grooves, metal is then evaporated and fills the patterned grooves. The excess metal is then removed by a known post-process called lift-off. The result is an invisible conductive metal mesh-patterned surface (registered trademark NanoWeb®) that can be fabricated onto any glass or plastic transparent surface in order to offer high transparency, high conductivity and low haze smart materials.

Meta’s current principal prototype product in lithography technology is its transparent conductive film, NanoWeb®. The lithography division operates out of Meta’s wholly owned U.S. subsidiary, which can produce meter-long samples of NanoWeb®, at a small volumes scale, for industry customers/partners.

There are five NanoWeb®-enabled products and applications that are currently in early stages of development including NanoWeb® for Transparent EMI Shielding, NanoWeb® for Transparent Antennas, NanoWeb® for Touch Screen Sensors, NanoWeb® for Solar cells and NanoWeb® for Transparent Heating to de-ice and de-fog. Currently these products are in the design and prototyping phase and Meta is performing market trials with potential customers.

Wireless Sensing Technology

Wireless sensing is the ability to cancel reflections (anti-reflection) from the skin to increase the Signal-to-Noise-Ratio transmitted through body tissue to enable better medical diagnostics. This breakthrough wireless sensing technology is made using proprietary patterned designs, printed on metal-dielectric structures on flexible substrates that act as anti-reflection (impedance-matching) coatings when placed over the human skin in combination with medical diagnostic modalities, such as MRI, ultrasound systems, non-invasive glucometers etc. For example, as a medical imaging application, Meta is developing metaSURFACETM, or RadiWiseTM, an innovation which allows up to 40 times more energy to be transmitted through the human tissue, instead of being reflected. The benefit is increased diagnostic speed and imaging accuracy leading to patient throughput increases for healthcare providers. The metaSURFACETM device consists of proprietary non-ferrous metallic and dielectric layers that are exactingly designed to interact (resonate) with radio waves allowing the waves to “see-through the skin.”

Meta is developing wireless sensing applications from its London, UK office and advancing the wireless sensing technology with Innovate UK grants.

Overall Performance, Industry Trends and Economic Factors

In Q1 2019, Meta completed the setup of its metaAIR® eyewear production facility and started providing its eyewear to several airlines for in-market flight tests through its distributor, Satair (an Airbus Company). Meta sold 50 units during 2019 and it is further increasing its reach to airlines through Airbus and Satair. Satair prepared a series of marketing initiatives to promote Meta’s laser glare protection eyewear solution to increase market awareness in the existing laser glare protection market. During May 2019, Meta received the prestigious Silver A’ Design Award in Safety Clothing and Personal Protective Equipment Design Category, from the A’ Design Award and Competition in Italy for its metaAIR® eyewear.

In January 2019, Meta was named one of the Global Cleantech 100 companies in the world, out of over 13,000 innovators from over 90 countries. Also in January 2019, Meta, Dalhousie University and Mitacs announced a CAD$1,620,000 collaboration to explore different areas of application of metamaterial including absorption enhancement of ultra-thin solar cells, light emission enhancement for LEDs, development of next-generation optics for augmented reality applications and development of a wearable thin-film glucose sensor. This was Mitacs’ largest supported project in Atlantic Canada.

In June 2019, Meta’s quality management system was awarded ISO 9001: 2015 certificate in the area of design, development, manufacturing, and distribution of metamaterials for applications in Photonics, Transportation, Renewable Energy, Aviation, Space and Defense.

In June 2019, Meta entered into a statement of work (“SOW”) with a third party for the purchase of manufacturing equipment. The SOW was initiated based on the Industrial and Regional Benefits, IRB, general investment funding between the third party and the Government of Canada. Meta received the funding of CAD$1,300,000 in two tranches, one in June 2019 and the second in October 2019 and acquired the related equipment in July 2019. The CAD$1,300,000 received under the SOW is repayable based on 10% of the revenue from the sale of holographic film for augmented or virtual reality that is produced using the related manufacturing equipment.

During Q2 2019, the team at Meta’s wholly owned U.K. based subsidiary, Mediwise, tested, in a clinical environment, its medical device prototypes that increased the image quality of 1.5T MRI scans.

In August 2019, Meta, through its U.S. wholly owned subsidiary, MTI USA, signed an agreement with SOFWERX, an innovation hub acting as a partnership intermediary for the United States of America Government as represented by United States Special Operation Command to develop NanoWeb® films for de-fogging applications to be applied on wearable equipment such as gas masks and diving masks. During Q4 2019, Meta’s designs were reviewed with the SOFWERX team and in Q1 2020 Meta demonstrated a working prototype to SOFWERX resulting in approval to move to the next stage including delivery of 40 samples.

During December 2019, Meta received a purchase order for its second holographic product HOEs from an established consumer electronic industry leader.

During Q4 2019, the engineering team worked on a plan to set up lithographic capabilities in Canada and enhance the lithography fabrication equipment at Meta’s facility located in Silicon Valley, California.

During 2019 and throughout 2020, Meta was paid to deliver NanoWeb® proof of concept and product samples to large blue-chip Original Equipment Manufacturers in Japan, Israel, USA, South Korea, Germany, and China. In addition, Meta secured purchase orders and delivered NanoWeb® samples for testing in solar and energy product applications from BDC Capital Inc.

On April 3, 2020, Meta closed a secured debenture financing from BDC Capital Inc., a wholly owned subsidiary of the Business Development Bank of Canada, in the amount of CAD$5,000,000 (the “Secured Debenture Financing”). See additional information regarding Secured Debenture Financing in the section of this proxy statement entitled “Information About Meta — Liquidity and Capital Resources.” Additionally, and also on April 3, 2020, Meta received an additional CAD$500,000 in Unsecured Convertible Debentures.

On May 26, 2020, Meta’s Chief Financial Officer and Corporate Secretary resigned.

On June 1, 2020, Mark Gosine was appointed Corporate Secretary and Keith Abriel was appointed Interim Chief Financial Officer.

During Q3 of 2020, Meta signed a three-year supply deal with Covestro Deutschland AG, which will provide early access to new photo-sensitive holographic film materials, the building block of Meta’s holographic product. This agreement will not only allow early access to Covestro’s R&D library of photopolymer films but will also accelerate Meta’s product development and speed of innovation. Target markets include photonics/optical filters and holographic optical elements, diffusers, laser eye protection, optical combiners, and AR (augmented reality) applications.

In fourth quarter 2020, Meta entered into a contribution agreement with Atlantic Canada Opportunities Agency (“ACOA” and the “ACOA Contribution”), for funding from the Regional Relief and Recovery Fund (“RRRF”), under ACOA’s Regional Economic Growth Through Innovation — Business Scale-up and Productivity stream. The RRRF is part of the Federal government’s COVID-19 economic response plan. Pursuant to the contribution agreement, Meta will receive an interest-free loan of up to CAD$390,000, repayable in 36 monthly installments starting April 1, 2023. The amount available to be drawn under the loan is based on eligible expenses incurred by Meta since March 15, 2020.

Also on November 29, 2020, Meta entered into a commitment letter (the “Commitment Letter”), with a shareholder of Meta, pursuant to which the shareholder will provide up to CAD$5,500,000 in debt financing (the “Bridge Loan”) to fund Meta’s continued operations while Meta works toward completion of the Arrangement with Torchlight. Pursuant to the Commitment Letter, Meta will be able to draw up to CAD$500,000 monthly beginning in November 2020. The Bridge Loan bears interest at the rate of 8% per annum, payable monthly in arrears. The principal amount and any accrued but unpaid interest will be due and payable on the 10th business day after the closing of the Arrangement, or on November 29, 2022 if the Arrangement does not close before that date. To date, Meta has drawn CAD$1,000,000 under the Bridge Loan. At the option of the holder, the Bridge Loan or any portion of the Bridge Loan and accrued but unpaid interest is convertible into Meta Shares at a conversion price of CAD$0.50 per share, subject customary adjustments. Meta may repay the Bridge Loan in whole or in part, without penalty, at any time on or after March 28, 2021.

Research and Product Development; Intellectual Property

Meta has 6 registered trademarks, 54 patents granted in 21 patents families and 35 patents pending. Meta believes that its combination of patents and additional intellectual property that is being held confidential by way of multiple trade secrets provides Meta with an important competitive advantage, marketing benefits, and licensing revenue opportunities.

Covid-19 Impact

During Q1-2020, the COVID-19 outbreak was declared a pandemic by the World Health Organization. This has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. In response to this, Meta’s management implemented a Work From Home policy for management and non-engineering employees in all three locations, and further developed additional safety protocols to address the pandemic. Engineering staff in all three locations are continuing to work on given tasks and are following strict safety guidelines. Although Meta’s supply chain has slowed down to a degree, Meta is currently able to maintain inventory of long lead items and is working with its suppliers to optimize future supply orders.

COVID-19 has negatively impacted Meta’s 2020 sales of metaAIR® laser protection eyewear product as worldwide restrictions on travel are significantly impacting the airline industry and purchasing of metaAIR® eyewear may not be the primary focus of airlines post COVID-19, however, Meta is pursuing sales in adjacent markets including consumer, military and law enforcement. The situation is dynamic and the ultimate duration and magnitude of the impact on the economy and the financial effect on Meta’s business is not known at this time.

Meta’s scheduled purchase of equipment to upgrade its California lab facility has been delayed due to supply chain issues as a result of COVID-19. This may result in Meta requiring more capital to execute on its business plan.

Transactions With Related Parties

Related party transactions impacting the accompanying consolidated financial statements for the nine months ended September 30, 2020 are summarized below:

•	The Consulting fees includes CAD$71,840 (9M-2019 — CAD$80,800) to directors of Meta related to advisory services provided.

•

Technology license fees of CAD $25,885 (9M-2019 — CAD$37,962) to Lamda Guard Technologies Ltd (“LGTL”), a shareholder of Meta, to allow the use of certain patents to Meta as per an exclusive technology license agreement.

•	Reimbursement of rent and utilities from LGTL by MediWise of CAD$34,909 (9M-2019 — CAD$29,637) to LGTL to allow the use of its premises in the UK.

•	As at September 30, 2020, Meta had a loan totaling CAD$333,182 (December 31, 2019 — CAD$345,033) from LGTL that is unsecured and repayable in full on demand.

Competition

The lithography and holography materials industries in which Meta operates are subject to rapid change and are characterized by intense competition to develop new technologies and proprietary products. Meta faces potential competition from many different sources, including larger and better-funded companies. While Merta believes that Meta’s unique strategy provides it with competitive advantages, Meta has identified several companies which are active in the arena. Not only must Meta compete with other companies that are focused on lithography technology, any products that Meta may commercialize will have to compete with existing technologies and new technologies that may become available in the future.

Employees and Human Capital

As of January 31, 2021, Meta had 50 full-time equivalent employees, 36 of whom were engaged in research and development activities. None of Meta’s employees are represented by a labor union or covered under a collective bargaining agreement.

Meta’s human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating Meta’s existing and new employees, advisors and consultants. The principal purposes of our equity and cash incentive plans are to attract, retain and reward personnel through the granting of stock-based and cash-based compensation awards, in order to increase stockholder value and the success of Meta by motivating such individuals to perform to the best of their abilities and achieve our objectives.

Facilities

On August 31, 2020, Meta announced it had signed a lease for an approximately 53,000 square foot facility in Nova Scotia, Canada, which will host Meta’s holography and lithography research and development labs and the next phase of Meta’s volume manufacturing. Meta expects to open the facility in Q2 of 2021, following leasehold improvements. The term of the lease for the new facility is ten years, commencing on January 1, 2021. Commencing in September 2021, Meta will pay monthly basic rent of CAD$28,708 and additional rent for its proportionate share of operating costs and property taxes of CAD$24,910 per month, subject to periodic adjustments. In conjunction with signing the lease, Meta has entered into a loan agreement with the landlord in the amount of CAD$500,000 to fund leasehold improvements. The loan carries an interest rate of 5% per annum and is repayable in equal monthly blended payments of principal and interest over a period of seven years, and as of the date of this proxy statement remains available and undrawn. Meta also has research and development facilities in London, England, Pleasanton, California and Dartmouth, Nova Scotia.

Legal Proceedings

As of the date of this proxy statement, there are no material legal proceedings, and no contemplated legal proceedings known to be material, to Meta or its expected subsidiaries, to which Meta or its expected subsidiaries is a party or of which any of Meta or its expected subsidiaries’ respective property is the subject matter.

Market Price of Common Stock and Dividends and Related Matters of Meta

Market Price

Meta Shares are currently traded on the CSE, under the symbol “MMAT” and neither Meta Shares nor Meta’s preferred stock have ever traded on a US public trading market. The closing price of Meta Shares on the CSE on December 11, 2020, the full trading day immediately prior to the public announcement of the Arrangement on December 14, 2020 was CAD$0.72 per share. The closing price of Meta Shares on January 29, 2021, as reported on the CSE, was CAD$1.25 per share.

Assuming successful application for initial listing with NASDAQ, following the consummation of the Arrangement, we anticipate that the Torchlight Shares will continue to be listed on NASDAQ and will trade under the Combined Company’s new name “Meta Materials Inc.” and we expect the new trading symbol to be “META.”

Dividends

Meta has never declared or paid any cash dividends on the Meta Shares. Except for the Asset Sale Dividends, Meta anticipates that the Combined Company will retain all of its future earnings to advance the development and commercialization of its products, and does not anticipate paying any cash dividends on the Combined Company Shares in the foreseeable future. Any future determination to declare cash dividends on the Combined Company Shares will be made at the discretion of the Combined Company’s board of directors, subject to applicable law and contractual restrictions and will depend on its financial condition, results of operations, capital requirements, general business conditions and other factors that such board of directors may deem relevant.

Current Capitalization of Meta

Meta’s outstanding securities as of September 30, 2020 and as of January 8, 2021 are as follows (all figures in CAD$):

Description of Security(1)	Number of Shares Outstanding as of September 30, 2020		Number of Shares Outstanding as of the date of January 8, 2021
Common shares	83,597,092		83,597,092	(3)
Preferred shares A-1 2	—		—
Preferred shares A-2 2	—		—
Stock options (“ESOP”)	10,697,936	(3)	12,586,936	(3)(6)
DSUs	1,872,750	(3)	1,872,750	(3)
Warrants	1,651,352	(3)(4)	1,651,352	(3)(4)
Broker warrants	52,861	(3)(4)	52,861	(3)(4)
Promissory notes(2)	—		—
Unsecured convertible debentures	2,428,571	(5)	4,428,571	(5)(6)
Unsecured convertible promissory notes	1,909,330	(5)	2,840,044	(5)(6)
Secured Debenture	7,142,857	(5)	7,142,857	(5)

TOTAL Shares Issued & Outstanding Fully Diluted	109,352,749		114,172,463

(1)

Meta’s unaudited amended and restated interim condensed consolidated financial statements provide a detailed breakdown of all securities transactions that occurred during the nine months ended September 30, 2020.

(2)	Pursuant to the RTO, all preferred shares and promissory notes were converted into Meta Shares during Q1-2020.
(3)

Pursuant to the RTO, CPM agreed to acquire all of the issued and outstanding Meta Shares, Class A-1 Preferred Shares of Meta and Class A-2 Preferred Shares of Meta in exchange for CPM common shares on the basis of 2.75 CPM common shares for each of Meta Share and 4.125 CPM common shares for each of Meta’s Class A-2 Preferred Shares. Options issued to employees, directors, and consultants, DSUs issued to directors and each outstanding warrant were also converted as per the agreed exchange rate of 2.75:1 upon completion of the RTO.

(4)

For every Meta Warrant, warrant holders shall have the right to purchase one Meta Share for CAD$0.90 and for every broker warrant, broker warrant holders shall have the right to purchase one Meta Shares for CAD$0.62.

(5)

Unsecured convertible debentures of CAD$1,700,000, excluding interest, are convertible at a value of CAD$0.70 per Meta Share. The CAD$5,000,000 Secured Debenture, excluding the paid in kind interest, is also convertible at CAD$0.70 per Meta Share. The unsecured convertible promissory note of $500,000, excluding interest, is convertible at CAD$0.35 per Meta Share.

(6)

Subsequent to September 30, 2020, Meta granted options to purchase a total of 1,889,000 Meta Shares. Meta also issued an unsecured convertible promissory note of $500,000 which is convertible at a value of CAD$0.62 per Meta Shares excluding interest. Furthermore, Meta withdrew CAD$1,000,000 out of CAD$5,500,000 in debt financing, or the Bridge Loan, which is convertible at CAD$0.50 per Meta Shares excluding interest.

Management’s Discussion and Analysis

Critical Accounting Policies and Estimates

The preparation of consolidated financial statements in accordance with IFRS requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during reporting periods. Actual results could differ materially from those estimates and would impact future results of operations and cash flows. For more information about Meta’s accounting policies and estimates, please refer to note 2 of the restated audited annual consolidated financial statements of Meta for the year ended December 31, 2019, which are attached as Annex L to this proxy statement. Meta has identified certain accounting policies that it believes are most critical in understanding the judgments that are involved in producing the consolidated financial statements and the estimates made that could impact results of the operations, which are discussed below.

Non-repayable government assistance is recorded in the period earned as other income or netted against expenses. Interest-free repayable government loans are recorded initially at fair value, with the difference between book value and fair value recorded as government assistance.

Financial Instruments

Financial assets and financial liabilities are recognized when Meta becomes a party to the contractual provisions of a financial instrument. Financial assets and financial liabilities are initially measured at fair value. Financial assets are classified into one of the following specified categories: amortized cost, or fair value through profit or loss, (“FVTPL”). Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities classified as FVTPL) are added to, or deducted from, the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities classified as FVTPL are recognized immediately in the audited statement of loss and comprehensive loss.

Meta’s financial instruments are classified and subsequently measured as follows:

Financial Instrument	IFRS 9
Grants receivable	Amortized cost
Other receivables	Amortized cost
Trade payables	Amortized cost
Due to related parties	Amortized cost
Unsecured convertible debentures	FVTPL
Unsecured convertible promissory note	FVTPL
Secured convertible debentures	FVTPL
Promissory notes	FVTPL
Derivative liability	FVTPL
Long-term debt	Amortized cost

Financial Assets

Subsequent to initial recognition, financial assets classified as loans and receivables are measured at amortized cost using the effective interest method.

Financial Liabilities

Financial liabilities are classified as and are measured at either amortized cost subsequent to initial measurement at fair value or, as noted in the above chart, at FVTPL.

New Accounting Standards and Interpretations Adopted

IAS 1 — Presentation of Financial Statements and IAS 8 — Accounting Policies, Changes in Estimates and Errors

Effective January 1, 2020, Meta adopted certain issued amendments to IAS 1 Presentation of Financial Statements and IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors. These amendments clarify the definition of ‘material’ and aligns the definition used within the IFRS Standards.

The application of this amendment did not have a material impact on Meta. IFRS 3 — Business Combinations

Effective January 1, 2020, Meta adopted certain amendments to IFRS 3 Business Combinations to narrow the definition of a business and introduce a screening test, which eliminates the requirement for a detailed assessment of the definition, when met.

The application of this amendment did not have a material impact on Meta.

Critical Accounting Estimates

The preparation of consolidated financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions about future events that affect the application of policies and the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected. Information about critical accounting judgments and estimates in applying accounting policies that have the most significant impact on the amounts recognized in the audited consolidated financial statements are outlined below.

Share-based Payments and Warrants

Meta makes certain estimates and assumptions when calculating the estimated fair values of stock options granted and warrants issue. The significant assumptions used include estimates of expected life, expected volatility, expected dividend rate and expected risk-free rate of return. Changes in these assumptions may result in a material change to the expense recorded for grants of stock options and the issuance of warrants.

FVTPL Liabilities

The convertible debentures and convertible promissory notes contain embedded derivatives. Meta has chosen to account for the entire instruments at fair value thought profit or loss rather than to separately account for the liability and derivative components. This requires determination of the most appropriate valuation model and determination of the most appropriate inputs to the valuation model including the probability of conversion, and discount rate to be used. Changes in these estimates and assumptions rate may result in a material change to the unrealized change in the liability.

Income Tax

Meta is subject to income tax in various jurisdictions. Significant judgement is required to determine the consolidated tax provision. The tax rates and tax laws used to compute income tax are those that are enacted or substantively enacted at the reporting date in the countries where Meta operates and generates taxable income.

Impairment of Non-financial Assets

Assessment of impairment triggers are based on management’s judgement of whether there are sufficient internal and external factors that would indicate an asset or cash generating unit (“CGU”), is impaired, or any indicators of impairment reversal. The determination of Meta’s CGUs is also based on management’s judgement and is an assessment of the smallest group of assets that generate cash inflows independently of other assets.

Meta’s estimate of the recoverable amount for the purpose of impairment testing requires management to make assumptions regarding future cash flows before taxes. Future cash flows are estimated based on budgets and a terminal value calculated by discounting the final year in perpetuity. The future cash flows are then discounted to their present value using an appropriate discount rate.

Results of Operations for the Three Months ended September 30, 2020 and 2019

Meta recorded a net loss for the three months ended September 30, 2020 of CAD$3,707,717, or CAD$0.04 per share as compared to a net loss of CAD$3,249,213 or CAD$0.33 per share for the three months ended September 30, 2019. The increase in the loss of CAD$458,504 in the third quarter of 2020 is primarily due to:

•	a CAD$46,514 increase in revenue;

•	a CAD$193,639 decrease in research and development cost, and share-based compensation expenses;

•	a CAD$51,980 decrease in professional fees;

•	a CAD$240,983 decrease in salaries, depreciation, amortization and investor relations expenses;

•	a CAD$374,966 increase in realized and unrealized foreign exchange loss, and an increase in non-cash interest and;

•	a CAD$616,654 net increase in expenses as further explained below.

CAD$46,514 increase in revenue

The major revenue stream for the three months ended September 30, 2020 is development revenue of CAD$263,014 (Q3- 2019 — CAD$215,873). For Q3-2020, Meta recognized approximately CAD$12,000 from Elbit Systems, approximately $40,000 from the Boeing Company and approximately CAD$176,000 from Lockheed Martin.

On September 18, 2018, Meta signed an exclusive distribution agreement with Satair A/S for a term of 10 years and received CAD$1,299,700 as distribution fees. During the three months ended September 30, 2020 Meta has recognized approximately CAD$33,000 in revenue related to these distribution rights.

There were no product sales for the three months ended September 30, 2020 (Q3-2019 CAD$627).

CAD$193,639 decrease in research and development cost, and share-based compensation expenses

This decrease was due to a decrease in research and development expenditures in the amount of CAD$55,985 and by a decrease in share-based compensation expense in the amount of CAD$137,654. Research and development costs were lower as a result of decreased lab time and materials consumption due to the operational impact of COVID-19. Non-cash share-based compensation decreased as a result of the limited number of stock options granted since the completion of the RTO and the RTO related stock option grants, and there were a number of stock options that expired during Q3-2020.

CAD$51,980 decrease in professional fees

This decrease in Q3-2020 is primarily due to significantly increased legal and advisory fees as a result of the RTO and public listing process which had begun to be incurred during Q3-2019 and were all incurred prior to Q3-2020. Meta expects professional fees to increase as it continues to advance the Arrangement with Torchlight.

CAD$240,983 decrease in salaries, depreciation, amortization, impairment and investor relations expenses

The decrease is due to a decrease in salaries and benefits expense in the amount of CAD$232,111; a decrease in depreciation and amortization expense in the amount of CAD$51,624, and an increase in investor relations expense in the amount of CAD$42,752. salaries and benefits decreased due to the recognition of Canada Emergency Wage Subsidy, or CEWS, claim of CAD$472,020, which has been recorded as a reduction of salaries and benefits expenses. Depreciation and amortization decreased as the result of Meta having lower capital equipment and intangible asset balances at September 30, 2020 as compared to September 30, 2019. Investor relations is a new line item that Meta has started to incur and track as a result of the RTO, and includes items such as investor communications and investor relations advisors.

CAD$374,966 increase in realized and unrealized foreign exchange gain, and an increase in non- cash interest

During Q3-2020, Meta recognized realized and unrealized foreign exchange loss of CAD$244,570 as compared to realized and unrealized foreign exchange gain of CAD$100,346 in Q3-2019 as global currencies experienced significant fluctuations as a result of COVID-19. Additionally, non-cash interest accretion was higher as a result of higher ACOA debt levels in Q3-2020 as compared to Q3-2019.

CAD$616,654, net increase in expenses as further explained below

The overall increase in all other expenses was primarily due to a decrease in travel and entertainment of CAD$80,278 due to travel restrictions imposed due to COVID-19; an increase in interest and bank charges in the amount of CAD$209,476 due to higher debt levels in Q3-2020 as compared to Q3-2019; and unrealized losses on FVTPL, liabilities as Meta records its unsecured convertible debentures, secured convertible debentures and unsecured convertible promissory note at their estimated fair values at each balance sheet date. Offsetting the net increase are higher amounts of certain government assistance in the amount of CAD$101,398 as the timing of government assistance receipts is normally lumpy over the course of any given year.

Results of Operations for the Nine Months Ended September 30, 2020 and 2019

Meta recorded a net loss for the nine months ended September 30, 2020 of CAD$12,085,350, or CAD$0.14 per share as compared to a net loss of CAD$7,768,746 or CAD$0.80 per share for the period ended September 30, 2019. The increase in the loss of CAD$4,316,604 in the nine months ended September 30, 2020 as compared to September 30, 2019 is primarily due to:

•	a CAD$474,924 increase in revenue;

•	a CAD$32,708 increase in research and development cost, and share-based compensation expenses;

•	a CAD$604,312 increase in professional fees;

•	a CAD$705,446 increase in salaries, depreciation, amortization and investor relations expenses;

•	a CAD$125,594 decrease in realized and unrealized foreign exchange gain, and an increase in non- cash interest and;

•	a CAD$3,574,656 net increase in expenses as further explained below.

CAD$474,924 increase in revenue

The major revenue stream for nine months ending September 30, 2020 was development revenue of CAD$1,147,702 (2019 — CAD$664,078), an increase of 73%. During nine months ended September 30, 2020, Meta recognized revenues from various customers, included but not limited to Elbit Systems, Lockheed Martin, The Boeing Company, SolAero and CORNES Technologies, accounting for the increase.

Product sales for the nine months ended September 30, 2020 were CAD$2,615 (2019 — CAD$11,315) as sales of Meta’s metaAIR® laser protection eyewear have been negatively impacted by COVID-19.

On September 18, 2018, Meta signed an exclusive distribution agreement with Satair A/S for a term of 10 years and received CAD$1,299,700 as distribution fees. During the nine months ended September 30, 2020, Meta recognized approximately CAD$100,000 in revenue related to these distribution rights.

CAD$32,708 increase in research and development cost, and share-based compensation expenses

This net increase was due to a decrease in research and development expenditures of CAD$140,567 offset by an increase in share-based compensation expense in the amount of CAD$173,275. Research and development costs were lower as a result of decreased lab time and materials consumption due to COVID-19. Non-cash share-based compensation expense increased as a result of the higher number of stock options outstanding during the nine months ended September 30, 2020 and the extension of certain warrants as part of the RTO, which resulted in an incremental stock-based compensation charge.

CAD$604,312 increase in professional fees

This increase is primarily due to significantly increased legal, advisory and audit expenses as a result of the RTO and the accompanying public listing related costs, as well as costs associated with the Arrangement with Torchlight.

CAD$705,446 increase in salaries, depreciation, amortization, impairment and investor relations expenses

The increase was due to an increase in salaries and benefits expense in the amount of CAD$398,042; an increase in depreciation and amortization expense in the amount of CAD$195,825, and an increase in investor relations expense in the amount of CAD$111,579. Salaries and benefits increased due to certain management bonuses and a few salary increases. Depreciation and amortization increased as a result of continued amortization of previously acquired capital equipment and intangible assets. Investor relations increased as a direct result of META becoming a public company in Q1-2020.

CAD$125,594 decrease in realized and unrealized foreign exchange gain, and an increase in non- cash interest

During nine months ended September 30, 2020, Meta recognized realized and unrealized foreign exchange gains of CAD$140,969 as compared to realized and unrealized foreign exchange losses of CAD$267,913 as global currencies experienced significant fluctuations as a result of COVID-19. Additionally, non-cash interest accretion was higher as a result of higher ACOA debt levels.

CAD$3,574,656 net increase in expenses as further explained below

The overall increase in all other expenses was primarily due to an increase in listing expenses in the amount of CAD$3,370,249 recognized as a result of the RTO; an increase in interest and bank charges in the amount of CAD$449,021 as a result of higher debt levels; increased consulting fees in the amount of CAD$342,333 due to increased use of consultants for both research and development purposes and as a result of the RTO; offset by a decrease in travel and entertainment in the amount of CAD$216,135 due to travel restrictions imposed due to COVID-19; a decrease in certain types of government assistance totaling CAD$344,916, the receipt of which is always lumpy; and significant unrealized gains resulting from the fair value adjustments to the secured convertible debentures, the unsecured convertible debentures and the unsecured convertible promissory notes during nine months ended September 30, 2020.

Results of Operations for the years ended December 31, 2019 and 2018

Meta recorded a net loss for the year ended December 31, 2019 of CAD$11,083,258, or CAD$1.12 per share as compared to a net loss of CAD$5,106,647 or CAD$0.56 per share for the year ended December 31, 2018. Before commercializing its first product metaAIR, Meta raised capital through various rounds of financing in addition to securing government grants, product development funding from industry partners, and unsecured, interest-free loans from ACOA. These funds were used to fund Meta’s research and product development, general and overhead expenses. The increase of CAD$5,976,611 in loss in 2019 is primarily due to:

•	a CAD$390,133 decrease in revenue;

•	a CAD$1,858,532 increase in consulting, professional fees, interest and bank charges and unrealized loss on derivative liability;

•	a CAD$1,644,761 increase in share-based compensation expense;

•	a CAD$1,712,212 increase in depreciation, amortization, impairment and research and development;

•	a CAD$424,085 increase in non-cash interest accretion, increase in unrealized foreign exchange, net of increase in other income and income tax recovery and;

•	a CAD$53,113 net decrease in expenses as further explained below.

CAD$390,133 decrease in revenue

The major revenue stream during 2019 and 2018 relates to that certain Offset Project Agreement entered into with Lockheed Martin Aeronautics Corporation on April 13, 2017 for research and development and commercialization of MetaSOLAR technology for CAD$5,641,095 (US$4,150,000), increased demand of Nanoweb product proof of concepts during 2019 and development revenue related to Build in Canada Innovation Program project, to provide metaAIR helmet visors to the Royal Canadian Mounted Police, entered on November 15, 2017 and delivered in 2018.

During 2019, contributions of CAD$705,137 (2018-CAD$1,124,861) were recorded as development revenue which reflects the research activities performed by Meta in accordance with the agreed milestones in the previously mentioned Offset Project Agreement. During 2019, Meta recorded lithography development revenue of CAD$323,712 (2018-14,880) related to increased Nanoweb product proof of concepts samples by industry partners in USA, Japan, Germany, and China. During 2019, Meta accounted sale of metaAIR eyewear amounting to CAD$31,426. On March 27, 2018, Meta delivered the helmet visors related to Build in Canada Innovation Program project and recognized development revenue of CAD$419,560 as compared to $nil in 2019. On September 18, 2018, Meta signed an exclusive distribution agreement with Satair A/S for a term of 10 years and received CAD$1,299,700 as distribution fees. During 2019 Meta has recognized CAD$129,970 of distribution rights related revenue earned over the first year of the contract.

Meta launched its first product, metaAIR, in Q1 2019, however, the primary source of revenue during 2019 and 2018 remains development revenue and the primary reason for the decrease in revenue of CAD$390,133 is receiving $nil revenue related to Build in Canada Innovation Program as compared to CAD$419,560 during 2018.

CAD$1,858,532 increase in consulting, professional fees, interest and bank charges and unrealized loss on derivative liability

The increase in consulting expenses of CAD$229,732 is primarily due to CAD$70,000 of consulting fees payable to a consultant in relation to the RTO, CAD$127,582 payable to a director and a former director, including related tax payable to CRA, related to advisory services and their contribution during the RTO and CAD$45,000, payable in stock, to a former director related to advisory services. The increase in professional fees of CAD$571,000 is primarily due to an increase of CAD$387,051 in legal fees related to the RTO and an increase of CAD$257,760 of audit and review fees for additional reporting requirements. During the RTO process, existing investors financially supported Meta by funding Meta through convertible promissory notes and the increases in interest expense of CAD$195,624 is primarily due to interest on additional promissory notes received during 2019. The conversion feature of convertible promissory notes was recorded as a derivative liability at initial receipt and upon further remeasurement of its fair value CAD$862,176 was recognized in the consolidated statement of loss and comprehensive loss as an unrealized loss on derivative liability during the year ended 2019.

CAD$1,644,761 increase in share-based compensation

The increase of CAD$1,644,761 of share-based compensation expense in 2019 primarily includes CAD$933,593 for options issued to employees in December 2018 and CAD$597,140 for the options issued to employees, directors, and advisors during 2019, primarily in connection with the RTO.

CAD$1,712,212 increase in depreciation, amortization, impairment and research and development

Since April 2019, Meta’s Dartmouth based production facility has started producing its first holographic product, metaAIR® eyewear, offering laser glare protection for pilots. The increase in depreciation and amortization of CAD$1,141,147 is primarily due to CAD$330,768 of increased depreciation related to metaAIR production facility which was set up in late 2019, CAD$193,750 of increased depreciation related augmented reality equipment set up in 2019, CAD$140,313 of amortization of software purchase for product development during 2019, CAD$51,885 of amortization of amortization of ERP beginning 2019, CAD$79,222 of lease amortization upon adoption of IFRS 16 leases in January 2019 and CAD$223,079 additional amortization of intangibles assets primary related to MediWise intangibles acquired on March 31, 2018. The increase in research and development expenses of CAD$483,899 is primarily due to the write-off of CAD$291,995 of inventory that was restricted in use during 2019 and CAD$191,904 of product development expenses for increased work with industry partners for different applications of the holography and lithography film. The increase in impairment losses of CAD$87,166 is related to the patents that was not renewed considering the maintenance cost of the patents in relation to commercial value of these patents.

CAD$423,485 net increase includes increase in non-cash interest, increase in unrealized foreign exchange net of increase in other income and income tax recovery

The increase of CAD$908,423 in unrealized foreign currency exchange (gain) loss is primarily due to rise of USD to CAD foreign exchange rate during 2018 and as at December 31, 2018 as compared to fall in USD to CAD foreign exchange rate during 2019 and as at December 31, 2018. The increase of CAD$530,960 in other income represents interest free portion of CAD$1,300,000 of funding received from a third party in June 2019 and October 2019 to set up augment reality production line as explained above in Overall Performance Section. The increase in income tax recovery of CAD$114,778 is primarily due to change in temporary difference on account of intangibles and non capital losses and also change of applicable UK income tax rate. The increase of CAD$161,400 in non-cash interest is primarily due to the accretion expenses of CAD$208,632 accounted related to conversion feature of promissory notes.

CAD$53,113 net decrease in all the expenses other than mentioned above

The net decrease of CAD$53,113 is primarily due to the decrease of CAD$77,960 in travel and entertainment expenses resulting from management reducing travel to focus on taking Meta public pursuant to the RTO and preparation of the listing statement for the CSE.

Liquidity and Capital Resources

Continued operations of Meta are dependent on Meta’s ability to complete equity and/or debt financings and generate profitable operations in the future. Meta has not generated significant revenue, and has incurred a net loss of CAD$12,085,350 and negative cash flow from operations of CAD$7,413,590 for the nine months ended September 30, 2020 and has an accumulated deficit of $44,367,361 as at September 30, 2020.

As at September 30, 2020, Meta had cash of $3,208,911, as compared to CAD$528,691 as at December 31, 2019. As at September 30, 2020, Meta had working capital of CAD$756,578, defined as current assets less current liabilities, compared to a working capital deficit of CAD$9,304,567 as at December 31, 2019. The total increase in the working capital position of CAD$10,061,145 during the period is primarily a result of the completion of the RTO, the issuance of CAD$5,000,000 in secured convertible debentures, the issuance of an additional CAD$950,000 in Unsecured Convertible Debentures, and the issuance of $500,000 in unsecured convertible promissory notes. The completion of the RTO resulted in the conversion of the promissory notes into Meta Shares and the extinguishment of the accompanying derivative liability, which resulted in a total increase in working capital of CAD$5,771,031. The RTO also provided a cash injection of CAD$4,174,979. A portion of the cash received pursuant to the RTO was used to reduce accounts payable.

In accordance with certain of the ACOA loan agreements, Meta is required to maintain a minimum in equity throughout the term of the loan. However, on November 14, 2019, ACOA waived this requirement for June 30, 2019 and for each period thereafter until the loans are fully repaid.

Meta has continued to focus on securing additional sources of capital. During January 2020, Meta raised additional equity of CAD$875,612 through a private placement of common shares and warrants. On March 9, 2020 and upon completion of the RTO, Meta gained access to CPM’s cash and cash equivalents of CAD$4,174,979, which was used to pay down approximately CAD$3.5 million of outstanding trade payables to outside suppliers and professionals at that time. On April 3, 2020, Meta closed a secured convertible debenture financing of CAD$5,000,000 with BDC and incurred CAD$300,617 in legal costs related to the secured convertible debenture financing and repaid an existing equipment loan of CAD$244,400 (total repaid during 9M-2020). Also during 9M-2020, Meta raised an additional CAD$950,000 of Unsecured Convertible Debentures, CAD$450,000 of which occurred in January 2020 and an additional CAD$500,000 of which occurred in April 2020, and the issuance of $500,000 through the Initial Brige Note in connection with the Arrangement.

As of January 8, 2021, Meta held cash and cash equivalents of approximately CAD$1.5 million, had a current monthly burn rate, excluding cost of sales, of approximately CAD$900,000, which had increased as a result of incremental costs associated with the Arrangement with Torchlight, and had committed capital expenditures of approximately CAD$2.5 million. Additionally, as of January 8, 2021, and giving consideration to the secured and available but not yet drawn debt facilities discussed herein, Meta’s cash runway was approximately 2 – 4 months, assuming no product sales. Management and the Meta Board are closely monitoring Meta’s sales, capital expenditures and monthly burn rate so as to ensure that Meta has sufficient working capital to execute its strategic business plan. Appropriate adjustments to capital expenditures and the monthly burn rate will be made if necessary. Concurrent with focusing on generating sales, management is advancing applications that have been submitted for government grants and or loans, as well as exploring raising additional equity in the capital markets and pursuing debt financings. There are no assurances that any of the aforementioned sources of cash will be available to Meta on acceptable terms, or at all.

On December 16, 2020, Meta issued the second Bridge Note to Torchlight. The note is substantially similar to the Initial Bridge Note.

Liquidity risk is the risk that Meta will not meet its financial obligations as they become due after use of currently available cash. Meta has a planning and budgeting process to monitor operating cash requirements, including amounts projected for capital expenditures, which are adjusted as input variables change. These variables include, but are not limited to, the ability of Meta to generate revenue from current and prospective customers, general and administrative requirements of Meta and the availability of equity or debt capital and government funding. As these variables change, it may necessitate the need for Meta to issue equity or obtain debt financing.

Although Meta is currently pursuing financing alternatives, there can be no assurance that additional future financings will be available on acceptable terms or at all. If Meta is unable to obtain additional financing when required, Meta may have to substantially reduce or eliminate planned expenditures. The risk is that Meta’s availability of future financings or future profitability cannot be assured. Meta expects to record losses until such time as it further commercializes its products and secures additional customers. These factors indicate the existence of a material uncertainty that may cast significant doubt on Meta’s ability to continue as a going concern.

Off-Balance Sheet Arrangements

Meta has no other off-balance sheet arrangements.

Significant Transactions

As described elsewhere herein, Meta has completed the following significant transactions:

•	raised net proceeds of CAD$814,270 from the issuance of units in Q1-2020;

•	completed the RTO during Q1-2020;

•	closed a secured convertible debenture financing of CAD$5,000,000 in Q2-2020;

•	closed an additional CAD$950,000 in unsecured convertible debentures in Q1-2020 and Q2-2020; and

•	closed $500,000 in unsecured convertible promissory notes in Q3-2020.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Meta has had no disagreements with its accountants on accounting and financial disclosure. Meta switched auditors from Ernst & Young LLP to KPMG LLP in early 2020.

Qualitative and Quantitative Disclosure About Market Risk

Meta’s principal financial liabilities include trade payables, due to related parties, derivative liability and long-term debt. Meta’s financial assets include trade receivables, and grants receivable. Meta’s financial instruments have been classified as either assets or liabilities at amortized cost, or financial liabilities at fair value. The following table illustrates how the positions in the consolidated statements of financial position are classified and measured:

Financial asset/liability	Classification and measurement
Grants receivable	Amortized cost
Other receivables	Amortized cost
Trade payables	Other financial liabilities at amortized cost
Due to related parties	Other financial liabilities at amortized cost
Derivative liability	Fair value
Long-term debt	Loans and borrowings at amortized cost

The risks arising from Meta’s financial instruments are interest rate risk, foreign currency risk, and liquidity risk.

Fair Value

The fair values of grants receivable, other receivables, and trade payables approximate their carrying values due to the short-term maturity of these financial instruments. The fair value of due to related parties approximates their carrying value due to the market-based rates. Meta uses a fair value hierarchy, based on the relative objectivity of inputs used to measure fair value, with Level 1 representing inputs with the highest level of objectivity and Level 3 representing the lowest level of objectivity. The fair value of long-term debt is classified at Level 3 in the fair value hierarchy as it is estimated based on unobservable inputs including discounted cash flows using the market rate, which is subject to similar risks and maturities with comparable financial instruments as at the reporting date. The fair value of the derivative liability resulting from the embedded conversion feature related to the promissory notes is classified as Level 3 in the fair value hierarchy and is measured using the contractual conversion rate and the estimated probability of conversion.

Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Interest rate risk is minimized through management’s decision to primarily obtain fixed rate or interest free debt. The interest rate exposure in respect of cash balances, the long-term debt and the convertible notes on the consolidated statement of financial position is immaterial. The long-term debt, except bank equipment loans and shareholder loans, is at a nil or fixed interest rate and the interest on the cash balances is insignificant. As a result, Meta is not exposed to material cash flow interest rate risk.

Foreign Currency Risk

Foreign currency risk is the risk to earnings or capital arising from changes in foreign exchange rates. Meta has transactional currency exposures that arise from loans and receivables in currencies other than its functional currency. Meta has transactional currency exposures that arise from purchases in currencies other than their functional currency, including US dollars and Euros. Meta does not enter into derivatives to hedge the exposure.

The impact of foreign currency sensitivity on Meta’s loss before tax is due to the changes in the fair value of monetary assets and liabilities as at the date of financial position. With all other variables held constant the increase or decrease in exchange rates by 5% will result in below mentioned decrease or increase respectively in net loss before tax for the period ended September 30, 2020:

•	by CAD$56,317 [December 31, 2019-CAD$34,476] on account of change in US dollar exchange rate;

•	by CAD$4,108 [December 31, 2019-CAD$8,114] on account of change in British pound exchange rate;

•	by CAD$547 [December 31, 2019-CAD$15,911] on account of change in EURO exchange rate.

Liquidity Risk

Liquidity risk represents the risk that Meta will have difficulty meeting obligations of financial liabilities. There can be significant fluctuation in the timing of Meta’s cash receipts due to various external factors. Meta mitigates this risk by regular monitoring of its cash position. Liquidity risk is also related to the possibility of insufficient debt and equity financing available to fund the desired growth of Meta and to refinance the current and long-term debt as they become due. Meta’s financial condition and results of operations could be adversely affected if it were not able to obtain appropriate levels of financing.

Contractual maturities of financial liabilities (principal amount):

	Long-term debt CAD$	Trade payables CAD$	Due to related parties CAD$	Unsecured convertible debentures CAD$	Unsecured convertible promissory notes CAD$	Secured convertible debentures CAD$	Total CAD$
2020	—	1,706,788	333,182	—	—	—	2,039,970
2021	556,974	—	—	—	—	—	556,974
2022	943,224	—	—	—	666,950	—	1,610,174
2023	941,576	—	—	—	—	—	941,576
2024	906,765	—	—	—	—	5,000,000	5,906,765
2025	1,834,422	—	—	1,700,000	—	—	3,534,422
Thereafter	1,281,250	—	—	—	—	—	1,281,250

	6,464,211	1,706,788	333,182	1,700,000	666,950	5,000,000	15,871,131

Statement of Meta Executive Compensation

Meta’s Statement of Executive Compensation, in accordance with the requirements of Form 51-102F6V — Statement of Executive Compensation — Venture Issuers, is set forth below, which contains information about the compensation paid to, or earned by, Meta’s Chief Executive Officer, Chief Financial Officer and the next most highly compensated executive officer of Meta earning more than CAD$150,000.00 in total compensation for the financial year ended December 31, 2020 (the “Meta Named Executive Officers”).

In the financial year ended December 31, 2020, the Meta Named Executive Officers were:

1.	George Palikaras, President and Chief Executive Officer

2.	Kenneth Rice, Chief Financial Officer and Executive Vice President(1)

3.	Keith Abriel, Interim Chief Financial Officer(2)

4.	Mayank Mahajan, Chief Financial Officer and Corporate Secretary(3)

5.	Gardner Wade, Chief Product Officer

On March 5, 2020, MTI completed the RTO of CPM as described in Meta’s filing statement dated March 5, 2020 on SEDAR. On closing of the RTO, CPM changed its name to Metamaterial Inc. and certain changes to the Meta Named Executive Officers of CPM were made. For more information on the executive compensation of the NEOs of Pubco prior to the RTO, please see the Statement of Executive Compensation of CPM included in CPM’s circular filed on September 23, 2019.

Notes:

(1)	Kenneth Rice was appointed Chief Financial Officer and Executive Vice President on December 14, 2020.

(2)	Keith Abriel served as interim Chief Financial Officer from June 1, 2020 until December 13, 2020.

(3)	Mayank Mahajan served as Chief Financial Officer and Corporate Secretary until May 26, 2020.

Compensation Discussion and Analysis

The Meta Board as a whole determines the compensation for directors and officers, together with the Human Resources and Compensation Committee. Executive compensation has been designed to encourage executives to make decisions and take actions that will result in the improvement of long-term shareholder value as reflected in the growth in assets and value of the Meta Shares. The focus of Meta’s current compensation policy is to:

•

strengthen the relationship between compensation and enhancement of shareholder value by focusing on variable compensation, such as annual performance incentives and ownership of Meta Shares, primarily by using options for acquiring Meta Shares;

•	enhance Meta’s ability to attract, encourage and retain knowledgeable and experienced executives; and

•	balance the short-term and long-term business goals of Meta.

The key components of executive compensation include: (1) base salary; (2) a short-term incentive comprised of quarterly bonus awards paid in cash and/or stock options; and (3) long-term incentives comprised primarily of stock option incentives, which are reviewed annually based on job performance as well as corporate performance and external competitive practices.

The Meta Board has constituted a Compensation Committee that works with the CEO to establish annual and quarterly performance measures for each executive along with assessing the overall performance of Meta and its executives and relies on its experience and judgment in determining the overall compensation package for executives. Compensation of executives as detailed in this Circular is linked to the achievement corporate and individual objectives but not improvement in the Meta Share price on the CSE.

Upon the closing of the Pre-Closing Financing by Torchlight, Meta plans to borrow $5,000,000 of the net proceeds in the form of the Additional Bridge Financing.

Table of Compensation Excluding Compensation Securities

The following table provides a summary of total compensation excluding compensation securities earned during the fiscal years ended December 31, 2020 and 2019 by each Meta Named Executive Officer and director.

Name and Position	Year	Salary, consulting fee, retainer or commission (CAD$)	Bonus (CAD$)	Committee or meeting fees (CAD$)	Value of perquisites (CAD$)	Value of all other compensation (CAD$)	Total Compensation (CAD$)
George Palikaras(1),(2)	2020	$206,923	$216,000	—	—	—	$422,923
President and CEO & Director	2019	$167,308	—	—	—	—	$167,308
Kenneth Rice,(3), (11)	2020	$10,759	—	—	—	—	$10,759
CFO and Executive Vice President	2019	—	—	—	—	—	—
Keith Abriel,(4) Interim CFO	2020	$122,044	—	—	—	—	$122,044
	2019	—	—	—	—	—	—
Mayank Mahajan,(5)	2020	$88,962	$20,000	—	—	—	$108,962
CFO and Corporate Secretary	2019	$104,192	$23,333	—	—	—	$127,525
Gardner Wade,(6), (11) Chief Product Officer	2020	$360,863	—	—	—	—	$360,863
	2019	$356,936	$36,490	—	—	—	$393,426

Name and Position	Year	Salary, consulting fee, retainer or commission (CAD$)	Bonus (CAD$)	Committee or meeting fees (CAD$)	Value of perquisites (CAD$)	Value of all other compensation (CAD$)	Total Compensation (CAD$)
Charles Baxter,(7) Director	2020	—	—	—	—	—	—
	2019	—	—	—	—	—	—
Allison Christilaw,(8) Director	2020	$19,846	—	—	—	—	$19,846
	2019	—	—	—	—	—	—
Maurice Guitton,(9) Director	2020	$22,784	—	—	—	—	$22,784
	2019	$16,560	—	—	—	—	$16,560
Steen Karsbo,(8) Director	2020	$21,981	—	—	—	—	$21,981
	2019	—	—	—	—	—	—
William Lambert, (7) Director	2020	—	—	—	—	—	—
	2019	—	—	—	—	—	—
Mark Lerohl,(7),(10) Director	2020	—	—	—	—	—	—
	2019	—	$107,595	—	—	—	$107,595
Eric Leslie,(9),(10) Director	2020	$19,846	—	—	—	—	$19,846
	2019	—	$96,154	—	—	—	$96,154
Ram Ramkumar,(8) Director	2020	$19,846	—	—	—	—	$19,846
	2019	—	—	—	—	—	—

Notes:

1.	Disclosure with respect to the compensation of George Palikaras prior to March 5, 2020 refers to compensation received at MTI, a predecessor company.
2.

All compensation received by George Palikaras was for his service as CEO. George Palikaras did not receive any compensation as a director. George received a bonus of CAD$216,000 in consideration for entering into a non-competition agreement with Meta.

3.	Kenneth Rice was appointed the Chief Financial Officer on December 14, 2020 to replace Mr. Abriel, who resigned as the Interim Chief Financial Officer on December 13, 2020.
4.

Keith Abriel was appointed the Interim Chief Financial Officer effective June 1, 2020 to replace Mr. Mahajan who resigned as the Chief Executive Officer on May 26, 2020. Mr. Abriel resigned as Interim Chief Financial Officer on December 13, 2020. He was replaced by Mr. Rice. Mr. Abriel provided services to Meta through a company he controls. References in this proxy statement to a salary paid to Mr. Abriel are to the equivalent fees paid to Mr. Abriel under the applicable services agreement.

5.

Disclosure with respect to the compensation of Mayank Mahajan prior to March 5, 2020 refers to compensation received at MTI, a predecessor company. Mayank Mahajan served as Chief Financial Officer and Corporate Secretary of Meta until May 26, 2020. He was replaced by Mr. Abriel.

6.	Disclosure with respect to the compensation of Gardner Wade prior to March 5, 2020 refers to compensation received at MTI, a predecessor company.
7.	Charles Baxter, William Lambert and Mark Lerohl were directors of MTI, a predecessor company. Each resigned as a director on March 4, 2020.
8.	Allison Christilaw, Steen Karsbo and Ram Ramkumar were appointed as directors of Meta on March 5, 2020.
9.	Disclosure with respect to Maurice Guitton and Eric Leslie prior to March 5, 2020 refers to compensation received at MTI, a predecessor company.
10.	The bonuses received by Mark Lerohl and Eric Leslie were awarded in connection with the completion of the RTO.
11.

Kenneth Rice and Gardner Wade are paid in US dollars. Amounts for Mr. Rice and Mr. Wade have been converted from US dollars to Canadian dollars. The rate of exchange used to convert US dollars to Canadian dollars for Ken Rice was the average exchange rate reported by the Bank of Canada for the December, 2020 which was C$1.2808 per $1.00. The rate of exchange used to convert US dollars to

Canadian dollars for Gardner Wade (i) for compensation paid in 2019 was the average exchange rate reported by the Bank of Canada for the year ended December 31, 2019, which was C$1.3269 per $1.00 and (ii) for compensation paid in 2020 was the average exchange rate reported by the Bank of Canada for the year ended December 31, 2020, which was C$1.3415 per US $1.00

Stock Options and other Compensation Securities

The following table provides a summary of stock options and other compensation securities earned during the fiscal year ended December 31, 2020 by each Meta Named Executive Officer and director for services provided or to be provided, directly or indirectly, to Meta or any of its subsidiaries.

Name and position	Type of compensation security	Number of compensation securities, and percentage of class(13) (#)	Date of issue or grant	Issue, conversion or exercise price (CDN$)	Closing price of security or underlying security on date of grant (CDN$)	Closing price of security or underlying security at year end (CDN$)	Expiry Date
George Palikaras,(1) President and CEO & Director	Options	1,600,000 12.13%	March 23, 2020	$0.62	$0.39	$0.66	March 23, 2030
Kenneth Rice,(2),(11) CFO and Executive Vice President	Options	300,000 2.27%	December 14, 2020	$0.62	$0.58	$0.66	March 23, 2030
Keith Abriel,(3),(11) Interim CFO	Options	100,000 0.76%	June 2, 2020	$0.62	$0.38	$0.66	June 1, 2030
Mayank Mahajan,(4) CFO and Corporate Secretary	Options	375,000 2.84%	March 23, 2020	$0.62	$0.39	$0.66	March 23, 2030
Gardner Wade,(5) Chief Product Officer	N/A	—	—	—	—	—	—
Charles Baxter,(6) Director	N/A	—	—	—	—	—	—
Allison Christilaw,(7),(11) Director	Options	300,000 2.27%	March 23, 2020	$0.62	$0.39	$0.66	March 23, 2030
Maurice Guitton,(8),(9) Director	Options	300,000 2.27%	March 23, 2020	$0.62	$0.39	$0.66	March 23, 2030
Steen Karsbo,(7),(11) Director	Options	300,000 2.27%	March 23, 2020	$0.62	$0.39	$0.66	March 23, 2030
William Lambert,(6) Director	N/A	—	—	—	—	—	—
Mark Lerohl,(6),(11),(12) Director	Warrants	40,441 0.86%	March 9, 2020	$0.90	$1.70	$0.66	March 5, 2022
Eric Leslie,(10),(12) Director	Options	300,000 2.27%	March 23, 2020	$0.62	$0.39	$0.66	March 23, 2030
	Warrants	40,441 0.86%	March 9, 2020	$0.90	$1.70	$0.66	March 5, 2022
Ram Ramkumar,(7),(11) Director	Options	200,000 1.52%	March 5, 2020	$0.35	$0.89	$0.66	March 3, 2030
	Options	300,000 2.27%	March 23, 2020	$0.62	$0.39	$0.66	March 23, 2030

Notes:

1.	As at December 31, 2020, George Palikaras held 2,474,227 options.
2.	Kenneth Rice was appointed the Chief Financial Officer on December 14, 2020 to replace Mr. Abriel, who resigned as the Interim Chief Financial Officer on December 13, 2020.
3.

Keith Abriel was appointed the Interim Chief Financial Officer effective June 1, 2020 to replace Mr. Mahajan who resigned as the Chief Executive Officer on May 26, 2020. Mr. Abriel resigned as Interim Chief Financial Officer on December 13, 2020. He was replaced by Mr. Rice.

4.

Mayank Mahajan served as Chief Financial Officer and Corporate Secretary of Meta until May 26, 2020. He was replaced by Mr. Abriel. All options granted to Mayank Mahajan were forfeited as a result of his departure.

5.	As at December 31, 2020, Gardner Wad held 2,062,500 options.
6.	Charles Baxter, William Lambert and Mark Lerohl were directors of MTI, a predecessor company. Each resigned as a director on March 4, 2020.
7.	Allison Christilaw, Steen Karsbo and Ram Ramkumar were appointed as directors of Meta on March 5, 2020.
8.	Disclosure with respect to Maurice Guitton and Eric Leslie prior to March 5, 2020 refers to stock options received at MTI, a predecessor company.
9.	As at December 31, 2020, Maurice Guitton held 839,603 options.
10.	As at December 31, 2020, Eric Leslie held 487,428 options.
11.	Options granted to Kenneth Rice, Keith Abriel, Allison Christilaw, Steen Karsbo, Mark Lerohl, and Ram Ramkumar represent all compensation securities held by them as at December 31, 2020.
12.	Warrants granted to Mark Lerohl and Eric Leslie are related to advisory services.
13.

Each option is exercisable into one common share in the capital of Meta. Percentage with respect to options is based on 13,186,936 options outstanding as at December 31, 2020 and percentage with respect to warrants is based on 1,704,213 warrants outstanding as at December 31, 2020.

Exercise of Compensation Securities by Directors and Meta Named Executive Officers

No director or Meta Named Executive Officer exercised any compensation securities during Meta’s most recently completed fiscal year.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2020 with respect to the compensation plans under which equity securities of Meta are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	Options - 13,186,936 DSUs - 1,872,750	Options - 0.61 DSUs - N/A	1,659,741
Equity compensation plans not approved by security holders	—	—	—

TOTAL	Options - 13,186,936 DSUs - 1,872,750	Options - 0.61 DSUs - N/A	1,659,741

The number of Meta Shares reserved for issuance under Meta’s compensation plans is 16,719,427.

Summary of the Meta Option Plan

The Meta Option Plan was approved by Shareholders on October 10, 2019 and was effective as of March 4, 2020 (the “Meta Option Plan”). It is anticipated that Torchlight will adopt the Meta Option Plan by way of a board resolution prior to the Closing of the Arrangement.

Pursuant to the Meta Option Plan, employees, directors or consultants of Meta may be granted options to purchase Meta Shares. The Meta Board may terminate the Meta Option Plan at any time in its absolute discretion. If the Meta Option Plan is terminated, no further options will be granted but the options then outstanding, will continue in full force until the time that they are exercised or terminated or expired under the terms of the Meta Option Plan.

Unless otherwise determined by the Meta Board, or specified in the relevant option agreement, 25% of the options will vest and become exercisable on the first anniversary of the grant date, and the remaining 75% will vest and become exercisable in equal monthly installments over the three year period commencing immediately after the first anniversary of the grant date. The Meta Board may at any time accelerate the date on which any options will vest and become exercisable.

The Meta Board, on the grant date of a given option will set the expiry date of such option. The expiry date may be no later than 10 years unless otherwise determined by the Meta Board or specified in the relevant option or employment agreement. If a participant in the Meta Option Plan ceases to be an employee, director or consultant, any unvested options will immediately expire as of their termination date and any vested options will expire on the earlier of: (a) the expiry date set by the Meta Board; (b) in the case of termination of employment without cause, failure of a director to be re-elected, or failure by Meta or a subsidiary thereof to renew a contract for services, 90 days after the termination date; (c) death of the participant; (d) in the case of disability or retirement, 180 days after the termination date; and (e) in all other cases, the termination date.

In the event of: (a) the acquisition of a sufficient number of voting securities in the capital of Meta such that the acquirer and persons acting jointly with the acquirer become entitled to more than 50% of the voting rights attaching to the outstanding voting securities of Meta; (b) the completion of a consolidation, merger, arrangement or amalgamation of Meta with or into any other entity whereby the securityholders of Meta immediately prior to such transaction receive less than 50% of the voting rights attaching to the outstanding voting rights attaching to the outstanding voting securities of the subsequent entity; (c) the completion of a sale of all or substantially all of Meta’s assets; and (d) any other transaction which, in the reasonable opinion of the Meta Board, constitutes a change of control of Meta, the Meta Board has the right, in its sole discretion, to deal with any options in the manner it deems equitable and appropriate in the circumstances.

To the extent that any options granted under the Meta Option Plan expire or are terminated without having been exercised in whole or in part, such options will then be considered to be part of the pool of Meta Shares available for options under the Meta Option Plan.

Summary of Meta Deferred Share Unit Plan

The deferred share unit plan (“Meta DSU Plan”) was approved by Meta’s Shareholders on October 10, 2019.

The Meta DSU Plan authorizes the grant of Meta DSU’s to directors, officers and employees of Meta and others approved by the Meta Board. A Meta DSU is a unit equivalent in value to one Meta Share, which is credited to an eligible individual’s account on a deferred basis from time to time in accordance with the terms of the Meta DSU Plan.

The vesting conditions of a Meta DSU, which may include performance vesting conditions or acceleration upon achievement of certain benchmarks, may be decided at the sole discretion of the Meta Board upon the date of grant and may be changed by the Meta Board from time to time. Upon the due redemption of a Meta DSU, the holder of the Meta DSU is entitled to an amount equal to number of Meta DSUs redeemed multiplied by the fair market value of the Meta Shares as of the redemption date, which may be satisfied in a lump sum payment of cash, such number of Meta Shares issued from treasury, or a combination thereof.

The Meta DSU Plan provides that Meta DSU holders must redeem their Meta DSUs by December 15th of the first calendar year after their termination of service from Meta. Failure to do so will result in the Meta DSUs being deemed to have been redeemed on that date. A participant in the Meta DSU Plan will not be entitled to redeem any Meta DSUs, whether or not vested, on or before the date of such participant’s termination of service unless such participant’s termination of service is a result of the participant’s death, in which case all unvested Meta DSUs will vest and all Meta DSUs credited to such participant’s account may be redeemed.

Employment Agreements, Termination and Change of Control Benefits

Certain of the employment agreements described below were entered into by MTI prior to its acquisition by Meta. As such, references to “Meta” below should be deemed to include reference to MTI, as applicable.

George Palikaras

On March 5th, 2020, Meta entered into an executive employment contract (the “Palikaras Employment Agreement”) with George Palikaras, which amended the prior employment contract entered into between Mr. Palikaras and MTI, pursuant to which Meta agreed to employ Mr. Palikaras as the President and Chief Executive Officer of Meta, effective as of March 5th, 2020, for an indefinite term in consideration of an annual base salary of CAD$200,000. Mr. Palikaras’s years of service since December 15, 2010 are recognized under the Palikaras Employment Agreement. Mr. Palikaras is eligible to receive an annual bonus of 50% of his base salary (“Palikaras Target Bonus”) upon achievement of objectives agreed to by the Board and he is also eligible to participate in the Meta Option Plan.

In the event that the Palikaras Employment Agreement is terminated by Meta without cause or for good reason (as defined in the agreement) by Mr. Palikaras, Meta shall pay Mr. Palikaras salary continuation for a period of one month of base salary and the Palikaras Target Bonus per year of service, for a period equal to a minimum of ten months and a maximum of 24 months (“Severance Period”). Mr. Palikaras will also be entitled to receive any earned bonus for the fiscal year during which the termination occurs and prorated to the date of termination. Mr. Palikaras’s options shall continue to vest during the Severance Period until their expiration. In the event that the agreement is terminated by Meta with cause, Meta shall only provide Mr. Palikaras with earned but unpaid salary, vacation pay and reimbursement of expenses.

In the event of both a change of control (as defined in the agreement) and a termination of Mr. Palikaras’s employment without cause by Meta or for good reason by Mr. Palikaras, Mr. Palikaras shall be entitled to a lump sum payment equal to 1.5 months of base salary and of the Palikaras Target Bonus per year of service, with a minimum of 15 and a maximum of 24 months (the “COC Severance Period”). Mr. Palikaras’s stock options will continue to vest during the COC Severance Period until their expiration.

Kenneth Rice

On December 14th, 2020, Meta entered into an executive employment agreement with Kenneth Rice (the “Rice Employment Agreement”) pursuant to which Meta agreed to employ Mr. Rice as the Chief Financial Officer and Vice President of Meta, effective as of December 14th, 2020, for an indefinite term in consideration of an annual base salary of $156,000 which will be increased to $216,000 on March 1st, 2021. Mr. Rice is eligible to receive a quarterly bonus for up to $27,000 based on his achievement of a balanced scorecard, in the sole discretion of Meta or the Meta Board. In the first two years, 25% of any quarterly bonus shall be issued in an amount of fully vested options of Meta. In addition, Meta granted Mr. Rice an option to acquire 300,000 common shares in connection with the execution of the Rice Employment Agreement.

In the event that the agreement is terminated by Mr. Rice without good reason (as defined in the agreement), Mr. Rice will continue to receive base salary and benefits for a period of 6 months after providing Meta advance written notice, but will not be entitled to quarterly bonuses for any calendar quarter that ends or begins during that period. In the event that the agreement is terminated by Meta without cause or by Mr. Rice for good reason (as defined in the agreement), Meta shall pay Mr. Rice continued payment of base salary for six months, plus payment of two quarterly bonus. There will be a six months’ accelerated vesting of the stock options. If Mr. Rice is terminated for cause, he will only be entitled to earned but unpaid salary, vacation pay and reimbursement of expenses.

Keith Abriel

Keith Abriel provided services to Meta pursuant to a services agreement between Meta and his holding company, 3245939 Nova Scotia Inc. (“NS Holdco”), effective as of June 1, 2020. Under the services agreement, it was agreed that Mr. Abriel would serve as Interim Chief Financial Officer and receive CAD$1,200.00 per day of service. Meta granted Mr. Abriel 100,000 vested stock options in connection with the signing of the agreement at a strike price of CAD$0.62. The Corporation and Mr. Abriel were each able to terminate the agreement on 30 days’ notice.

Gardner Wade

On October 15th, 2018, Meta’s entered into an employment agreement with Gardner Wade pursuant to which Meta agreed to continue employing Mr. Wade as the Chief Product Officer and Vice President of Meta, effective as of October 15th, 2018, for an indefinite term in consideration of an annual base salary of $269,000. Meta provided Mr. Wade a signing bonus of $55,000 in addition to 75,000 options which vested over a two year period. Mr. Wade is eligible to receive an annual performance-based bonus of up to 150% of the annual salary at the discretion of Meta. In certain cases where Mr. Wade’s options would have terminated following a corporate transaction that follows a triggering event (as defined in the agreement), the vesting and exercisability of each option will be accelerated.

In the event that the agreement is terminated by Meta with no cause (as defined in the agreement), Meta shall pay Mr. Wade a severance package of two week’s salary for each year of service for up to a maximum of 26 weeks or $55,000, whichever is higher. There is no severance pay if the agreement is terminated for cause or if Mr. Wade leaves voluntarily.

Pension Plan Benefits

No pension or retirement benefits plans have been instituted and none are proposed at this time.

Composition of the Board of Directors Following the Closing

The following table provides information regarding the expected directors of the Combined Company after the Effective Time:

Name	Age	Position
George Palikaras	39	Chief Executive Officer and Director
Ram Ramkumar	69	Chairman of the Board of Directors
Allison Christilaw	57	Director
Eric Leslie	65	Director
Maurice Guitton	73	Director
Ken Hannah	51	Director
Steen Karsbo	62	Director

Independence of the Board of Directors

Under the NASDAQ Listing Rules, a majority of the members of the Combined Company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The board of directors has affirmatively determined that all of the expected directors, except for Mr. Palikaras, are independent directors within the meaning of the applicable Nasdaq listing standards. All members of the combined company’s audit committee, compensation committee and nominating and corporate governance committee will be independent directors under the applicable NASDAQ Listing Rules.

Board Leadership

The Combined Company’s board of directors will be responsible for the control and direction of the Combined Company. The Chairperson of the Combined Company’s board of directors will be selected by the Combined Company’s board of directors and will initially be Mr. Ramkumar.

Committees of the Combined Company’s Board of Directors

The Combined Company’s board of directors will establish an audit committee, a compensation committee and a nominating and corporate governance committee. The expected composition and responsibilities of each committee are described below. Members will serve on these committees until their resignations or until otherwise determined by the board of directors. The audit committee, compensation committee and nominating and corporate governance committee each will operate under a written charter adopted by the board of directors, all of which will be available on the Combined Company’s website.

Audit Committee

The Combined Company’s audit committee is expected to be comprised of three members. Mr. Hannah is expected to be the chairperson of the audit committee, and Ms. Christilaw and Mr. Guitton are expected to be the other members of the audit committee. Each member of the audit committee will meet the requirements for independence under current N NASDAQ Listing Rules and SEC rules and regulations and will be financially literate as required by NASDAQ Listing Rules. In addition, the board of directors has determined that Mr. Hannah is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation does not impose any duties, obligations or liabilities that are greater than those generally imposed on members of the audit committee and the board of directors.

Among other functions, the Combined Company’s audit committee will evaluate the performance of and assesses the qualifications of the independent registered public accounting firm; engage the independent registered public accounting firm; determine whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; confer with senior management and the independent registered public accounting firm regarding the adequacy and effectiveness of internal control over financial reporting; establish procedures, as required under applicable law, for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; review and approve the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitor the rotation of partners of the independent registered public accounting firm on the audit engagement team as required by law; review annually the audit committee’s written charter and the committee’s performance; review the financial statements to be included in the Annual Report on Form 10-K; and discuss with management and the independent registered public accounting firm the results of the annual audit and the results in the quarterly financial statements. The audit committee will have the authority to retain special legal, accounting or other advisors or consultants as it deems necessary or appropriate to carry out its duties.

Human Resources and Compensation Committee

The Combined Company’s human resources and compensation committee is expected to be comprised of three members. Ms. Christilaw is expected to be the chairperson of the human resources and compensation committee, and Mr. Leslie and Mr. Karsbo are expected to be the other members of the human resources and compensation committee. The composition of the human resources and compensation committee will meet the requirements for independence under current NASDAQ Listing Rules and SEC rules and regulations.

The Combined Company’s human resources and compensation committee will oversee the overall compensation strategy and related policies, plans and programs. Among other functions, the human resources and compensation committee will determine and approve the compensation and other terms of employment of the Chief Executive Officer; determine and approve the compensation and other terms of employment of the other executive officers, as appropriate; review and recommend to the board of directors the type and amount of compensation to be paid to board members; recommend to the board of directors the adoption, amendment and termination of the Combined Company’s equity incentive plans; administer the combined company’s equity incentive plans; and review and establish appropriate insurance coverage for the directors and executive officers. The human resources and compensation committee will have the authority to retain special legal, accounting or other advisors or consultants as it deems necessary or appropriate to carry out its duties.

Nominating and Corporate Governance Committee

The Combined Company’s nominating and corporate governance committee is expected to be comprised of three members. Mr. Karsbo is expected to be the chairperson of the nominating and corporate governance committee, and Ms. Christilaw and Mr. Guitton are expected to be the other members of the nominating and corporate governance committee. The composition of the nominating and corporate governance committee will meet the requirements for independence under current Nasdaq listing standards and SEC rules and regulations.

The Combined Company’s nominating and corporate governance committee will be responsible for identifying, reviewing and evaluating candidates to serve on the board of directors; reviewing and evaluating incumbent directors and the performance of the board of directors; recommending candidates to the board of directors for election; making recommendations regarding the membership of the committees of the board of directors; assessing the performance of the board of directors, including its committees; and developing a set of corporate governance guidelines for the Combined Company.

Director Liability and Indemnification

The Combined Company purchased directors’ and officers’ liability insurance and will enter into indemnification arrangements with each of its directors and executive officers. The indemnification agreements and the Combined Company’s amended and restated articles of incorporation and bylaws will require it to indemnify the directors and officers to the fullest extent permitted by Nevada law.

Corporate Governance Guidelines

The Combined Company’s board of directors will adopt and maintain corporate governance guidelines that set forth expectations for directors, director independence standards, board committee structure and functions and other policies for the governance of the Combined Company. The corporate governance guidelines will be made available on the Combined Company’s website.

Code of Business Conduct and Ethics

The Combined Company’s board of directors will maintain a Code of Business Conduct and Ethics that applies to all board members, officers and employees. The Code of Business Conduct and Ethics, and any applicable waivers or amendments, will be made available on the Combined Company’s website.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following tables set forth selected unaudited pro forma historical financial information and unaudited pro forma per share information in connection with the Combined Company. The pro forma amounts included in the tables below are presented as if the Arrangement had been consummated for all periods presented, have been prepared in accordance with GAAP, but have not been audited. You should read this information in conjunction with, and such information is qualified in its entirety by, the consolidated financial statements and accompanying notes of Meta included in this proxy statement (including the related Management’s Discussion and Analysis), the consolidated financial statements and accompanying notes of Torchlight (including Management’s Discussion and Analysis) contained in Torchlight’s annual reports on Form 10-K and quarterly reports on Form 10-Q, and the unaudited pro forma consolidated financial statements and accompanying discussions and notes found in this proxy statement. The pro forma amounts in the tables below are presented for informational purposes. You should not rely on the pro forma amounts as being indicative of the financial position or the results of operations of the Combined Company that would have actually occurred had the Arrangement been consummated during the periods presented or of the future financial position or future results of operations of the Combined Company.

General

The accompanying unaudited pro forma consolidated financial statements of Torchlight are presented to illustrate the estimated effects of the Arrangement.

The unaudited pro forma consolidated financial statements have been derived from the historical consolidated audited financial statements of Torchlight and Meta. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 combine the historical consolidated statements of operations of Torchlight and the historical consolidated statements of operations of Meta, giving effect to the Arrangement as if they had been consummated on January 1, 2019, the beginning of the earliest period presented. The unaudited pro forma consolidated balance sheet combines the historical consolidated balance sheet of Torchlight and the historical consolidated balance sheet of Meta as of September 30, 2020, giving effect to the Arrangement as if they had been consummated on September 30, 2020. The historical consolidated financial statements have been adjusted in the unaudited pro forma consolidated financial statements to give pro forma effect to events that are: (a) directly attributable to the Arrangement; (b) factually supportable; and (c) with respect to the statements of operations, expected to have a continuing impact on Torchlight’s results following the completion of the Arrangement.

The assumptions and estimates underlying the unaudited adjustments to the pro forma combined financial statements are described in the accompanying notes, which should be read together with the pro forma combined financial statements. The unaudited pro forma combined financial statements should be read together with the Torchlight’s historical consolidated financial statements, which are included in Torchlight’s latest annual report on Form 10-K, and the abbreviated financial statements of Meta presented in this proxy statement.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only, in accordance with Article 11 of Regulation S-X. The Arrangement is being accounted for as a business combination using the acquisition method in accordance with Accounting Standards Codification 805, Business Combinations. Under this method of accounting the purchase price will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values at the date of consummation of the Arrangement.

The Arrangement is in substance a reverse takeover of Torchlight by Meta, in order to facilitate Meta’s listing on NASDAQ and access to the U.S. capital markets. On completion of the Arrangement, holders of

Meta Shares are expected to hold approximately 75% (before giving effect to the issuance of Torchlight Shares in the Pre-Closing Financing) of the outstanding Combined Company Shares while holders of Torchlight Shares will retain approximately 25% (before giving effect to the issuance of Torchlight Shares in the Pre-Closing Financing) of the outstanding Combined Company Shares. Following completion of the Arrangement, Torchlight is expected to be renamed “Meta Materials Inc.” and the business of the Combined Company will be the business of Meta. It is also expected that, following completion of the Arrangement, the O&G Assets will be sold in Asset Sale Transactions with any resulting Net Proceeds being distributed to holders of Series A Preferred Stock. Holders of Meta Shares will not participate in the Net Proceeds from Asset Sale Transactions.

TORCHLIGHT ENERGY RESOURCES, INC.

Unaudited Pro Forma Balance Sheet

As of September 30, 2020

	Meta Historical	Torchlight Energy Historical	Torchlight Energy Proforma Adjustments	Note Ref.	Meta Proforma Adjustments	Note Ref.	Pro Forma Combined
ASSETS
Current assets:
Cash	$2,409,091	$258,803	$14,218,824	l	$—		$16,886,718
Cash in trust account	—	500,000	(500,000)	a	—		—
Grant receivable	366,219	—	—		—		366,219
Accounts receivable	—	268,458	(268,458)	a	—		—
Other receivables	57,122	—	—		—		57,122
Production revenue receivable	—	73,464	(73,464)	a	—		—
Inventory	461,911	—	—		—		461,911
Prepayments — development costs	—	750,000	(750,000)	a	—		—
Prepaid expenses	346,141	153,062	(153,062)	a	—		346,141
HST receivable	73,529	—	—		—		73,529
Right to use — fair value	5,037	—	—		—		5,037

Total current assets	3,719,050	2,003,787	12,473,840		—		18,196,677
Oil and gas properties, net		33,463,330	(33,463,330)	a,b,c	—		—
Convertible note receivable	—	501,096	(501,096)	a	—		—
Assets held for sale			72,797,000	c,n	—		72,797,000
Property and equipment	2,300,729	4,905	(4,905)	a	—		2,300,729
Goodwill	—	—	17,748,426	k	—		17,748,426
Intangibles	4,352,145	—	—		—		4,352,145

TOTAL ASSETS	$10,371,924	$35,973,118	$69,049,935		$—		$115,394,977

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,270,565	$819,458	$(508,899)	a	$—		$1,581,124
12% 2021 Secured promissory notes, net of $132,192 of discount and financing costs	—	12,367,808	(12,367,808)	d	—		—
6% 2021 Secured promissory note	—	1,500,000	(1,500,000)	d	—		—
8% 2021 Convertible promissory notes payable, net of $733,257 of discount and BCF	—	1,226,743	(1,226,743)	d	—		—
10% 2020 Convertible promissory notes payable	—	540,000	(540,000)	d	—		—
PPP note payable	—	77,477	(77,477)	d	—		—
Accrued payroll	—	1,131,176	(1,131,176)	l	—		—
Due to working interest owners	—	54,320	(54,320)	a	—		—
Accrued interest payable	—	501,171	(501,171)	d	—		—
Related party payables	250,191	45,000	(45,000)	d	—		250,191
Preferred stock liability	—	—	76,827,412	g	—		76,827,412
Liabilities held for sale	—	—	19,386	n	—		19,386
Current portion of long-term debt	187,075	—	—		—		187,075
Current portion of deferred revenue	1,426,680	—	—		—		1,426,680
Current portion of lease liability	5,719	—	—		—		5,719

Total current liabilities	3,140,230	18,263,153	58,894,204		—		80,297,587

	Meta Historical	Torchlight Energy Historical	Torchlight Energy Proforma Adjustments	Note Ref.	Meta Proforma Adjustments	Note Ref.	Pro Forma Combined
14% 2021 Convertible promissory notes payable, net of $26,915 of financing costs	—	1,973,085	(1,973,085)	d	—		—
Deferred revenue	1,897,305	—	—		—		1,897,305
Deferred government assistance	174,341	—	—		—		174,341
Deferred tax liability	381,726	—	—		—		381,726
Unsecured convertible debentures	1,009,794	—	—		—		1,009,794
Secured convertible debentures	3,672,796	—	—		—		3,672,796
Unsecured convertible promissorry note	501,096	—	—		(501,096)	o	—
Funding Obligation	678,885	—	—		—		678,885
Long-term debt	2,332,838	—	—		—		2,332,838
Asset retirement obligations	—	23,745	(23,745)	a	—		—

Total liabilities	13,789,011	20,259,983	56,897,374		(501,096)		90,445,272

Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001, 10,000,000 shares authorized; - 0 - issued and outstanding
Common stock, par value $0.001; 150,000,000 shares authorized; 99,432,298 issued and outstanding	—	99,438					530,299
Note payable conversions			21,838	d
Warrant exercises			1,200	l
Business combination					397,823	f
Capital raise			10,000	l
Additional paid-in capital	4,474,711	122,645,462			26,287,492	m, o	58,495,423
Remove TRCH equity			(122,645,462)	e
Note payable conversions			18,839,205	d
Warrant exercises			1,198,800	l
Business combination			(7,294,785)	j
Capital raise			14,990,000	l
Common shares, unlimited shares authorized; nil and 83,597,092 issued and outstanding	26,184,219	—	—		(26,184,219)	m	—
Accumulated other comprehensive loss	(147,183)	—	—		—		(147,183)
Accumulated deficit	(33,928,834)	(107,031,765)	107,031,765	e	—		(33,928,834)

Total stockholders’ equity	(3,417,087)	15,713,135	12,152,561		501,096		24,949,705

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,371,924	$35,973,118	$69,049,935		$—		$115,394,977

See accompanying notes to the unaudited pro forma combined financial statements.

TORCHLIGHT ENERGY RESOURCES, INC.

UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS NINE MONTHS

ENDED SEPTEMBER 30, 2020

	Meta Historical	Torchlight Energy Historical	Proforma Adjustments	Note Ref.	Pro Forma Combined
Oil and gas sales	$—	$191,819	$(191,819)	h	$—
Product sales	1,859	—	—		1,859
Development revenue	846,350	—	—		846,350

Revenue, net	848,209	191,819	(191,819)		848,209
Cost of goods sold	3,105	171,664	(171,664)	h	3,105

Gross profit	845,104	20,155	(20,155)		845,104

Expenses
General and administrative	7,833,423	2,244,804	(725,334)	i	9,352,893
Depreciation, depletion and amortization	1,834,554	802,316	(802,316)	b	1,834,554
Loss on extinguishment of debt	—	1,829,651	(1,829,651)	d	—
Impairment loss	—	2,108,301	(2,108,301)	b	—

Total operating expenses	9,667,977	6,985,072	(5,465,602)		11,187,447
Other income (expense)
Interest expense and accretion of note discounts	(904,821)	(914,243)	914,243	d	(904,821)
Unrealized gain on FVTPL liabilities	470,714	—	—		470,714
Realized foreign currency exchange loss	(52,335)	—	—		(52,335)
Unrealized foreign currency exchange gain	132,926	—	—		132,926
Government assistance	219,816	—	—		219,816
Interest income	6,234	1,096	—		7,330

Total other expense	(127,466)	(913,147)	914,243		(126,370)

Loss before income taxes	(8,950,339)	(7,878,064)	6,359,690		(10,468,713)
Income tax benefit	107,125	—	—		—

Net loss	$(8,843,214)	$(7,878,064)	$6,359,690		$(10,468,713)

Other comprehensive earnings, net of tax:
Currency translation adjustment	(26,472.00)	—	—		(26,472.00)

Comprehensive loss	$(8,869,686)	$(7,878,064)	$6,359,690		$(10,495,185)

Loss per common share:
Basic and Diluted	$(0.11)	$(0.09)	$0.01		$(0.02)

Weighted average number of common shares outstanding:
Basic and Diluted	83,597,092	87,926,086	430,861,084		518,787,170

See accompanying notes to the unaudited pro forma combined financial statements.

TORCHLIGHT ENERGY RESOURCES, INC.

UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS FOR THE YEAR

ENDED DECEMBER 31, 2019

	Meta Historical	Torchlight Energy Historical	Proforma Adjustments	Note Ref.	Pro Forma Combined
Oil and gas sales	$—	$746,263	$(746,263)	h	$—
Product sales	27,310	—	—		27,310
Development revenue	1,283,668	—	—		1,283,668

Revenue, net	1,310,978	746,263	(746,263)		1,310,978
Cost of goods sold	9,058	451,325	(451,325)	h

Gross profit	1,301,920	294,938	(294,938)		1,310,978

Expenses
General and administrative	6,407,960	3,273,697	(1,135,110)	i	8,546,547
Depreciation, depletion and amortization	2,372,328	4,393,160	(4,393,160)	b	2,372,328
Impairment loss	67,114	1,494,769	(1,494,769)	b	67,114

Total operating expenses	8,847,402	9,161,626	(7,023,039)		10,985,989
Other income (expense)
Interest expense and accretion of note discounts	(711,016)	(968,292)	968,292	d	(711,016)
Franchise tax	—	(4,441)	—		(4,441)
Unrealized loss on derivative liabilities	(657,523)	—	—		(657,523)
Realized foreign currency exchange loss	(882)	—	—		(882)
Unrealized foreign currency exchange loss	(326,374)	—	—		(326,374)
Government assistance	758,121	—	—		758,121
Interest income	591	25	—		616

Total other expense	(937,083)	(972,708)	968,292		(941,499)

Loss before income taxes	(8,482,565)	(9,839,396)	7,696,393		(10,616,510)
Income tax benefit	79,578		—		—

Net loss	$(8,402,987)	$(9,839,396)	$7,696,393		$(10,616,510)

Other comprehensive earnings, net of tax:
Currency translation adjustment	46,797.00	—	—		46,797.00

Comprehensive loss	$(8,356,190)	$(9,839,396)	$7,696,393		$(10,569,713)

Loss per common share:
Basic and Diluted	$(0.85)	$(0.14)	$0.02		$(0.02)

Weighted average number of common shares outstanding:
Basic and Diluted	9,879,371	72,857,079	430,861,084		503,718,163

See accompanying notes to the unaudited pro forma combined financial statements.

Notes

1. Description of Transaction

On December 14, 2020, Torchlight Energy Resources, Inc. (“Torchlight”) and its newly formed subsidiaries, Metamaterial Exchangeco Inc. (“Exchangeco”) and 2798831 Ontario Inc., both Ontario corporations, entered into an Arrangement Agreement (the “Agreement”) with Metamaterial Inc., an Ontario corporation headquartered in Nova Scotia, Canada (“Metamaterial”). Under the Agreement, Exchangeco is to acquire all of the outstanding common shares of Metamaterial by way of a statutory plan of arrangement under the Business Corporations Act (Ontario) (the “Arrangement”), on and subject to the terms and conditions of the Agreement.

2. Basis of presentation

The unaudited pro forma combined financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of SEC Regulation S-X, and present the pro forma financial position and results of operations of the combined companies after giving effect to the Arrangement.

Meta historical financial information was prepared in CAD in accordance with IFRS and have been converted to USD and to US GAAP for purposes of the proformas.

Note 3 — Preliminary Purchase Price Allocation

The Arrangement is being accounted for as a business combination using the acquisition method in accordance with Accounting Standards Codification 805, Business Combinations. Under this method of accounting the purchase price will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values at the date of consummation of the Arrangement.

The Arrangement is in substance a reverse takeover of Torchlight by Meta, in order to facilitate Meta’s listing on NASDAQ and access to the U.S. capital markets. On completion of the Arrangement, holders of Meta Shares are expected to hold approximately 75% (before giving effect to the issuance of Torchlight Shares in the Pre-Closing Financing) of the outstanding Combined Company Shares while holders of Torchlight Shares will retain approximately 25% (before giving effect to the issuance of Torchlight Shares in the Pre-Closing Financing) of the outstanding Combined Company Shares. Following completion of the Arrangement, Torchlight is expected to be renamed “Meta Materials Inc.” and the business of the Combined Company will be the business of Meta. It is also expected that, following completion of the Arrangement, the O&G Assets will be sold in Asset Sale Transactions with any resulting Net Proceeds being distributed to holders of Series A Preferred Stock. Holders of Meta Shares will not participate in the Net Proceeds from Asset Sale Transactions.

The following table presents the preliminary allocation of the $27,865,697 consideration for the transaction as of the acquisition date. This amount was determined based on the additional number of Meta shares that would be issued for Meta shareholders to hold 75% of the combined company, valued at the market price as of January 29, 2021 of CAD 1.28 per share or USD $1:

Cash and cash equivalents	$14,477,627
Oil and natural gas properties	72,797,000
Goodwill	17,748,426
Accounts payable	(329,944)
Preferred Stock (9/30/2020 Proforma)	(76,827,412)

Consideration for the acquisition — common stock	$27,865,697

Note 4 — Pro Forma Adjustments

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma combined financial information:

Adjustments to Unaudited Pro Forma Combined Balance Sheets and Unaudited Pro Forma Combined Statements of Operations:

(a)	To remove assets, liabilities, and asset retirement obligations not retained by Torchlight in the Arrangement, including amounts associated with Torchlight’s oil and gas properties working interest.

(b)	Represents the elimination of the historical Torchlight oil and natural gas properties and related accumulated depreciation, depletion, amortization, and impairment.

(c)	Represents preliminary fair value adjustment related to the purchase price allocation.

(d)

Represents debt and accrued interest that was paid or converted in connection with the Transactions and related interest expense. This amount is determined using the the value of the O&G assets that the holders of the Series A Preferred Stock will receive in connection therewith of approximately $73 million and additional cash of approximately $4 million. The conversion of convertible promissory notes was converted into approximately 21,838,084 shares of common stock. Pro forma adjustments recorded as increases to common stock of $21,838 and additional paid in capital $18,839,205

(e)	Represents the elimination of Torchlight’s equity.

(f)	Represents common shares issued in the Arrangement.

(g)	Represents preferred shares issued immediately prior to the consummation of the Arrangement.

(h)	Represents the removal of revenues and cost of sales related to Torchlight’s oil and natural gas properties that were disposed of.

(i)	Represents the removal of certain general and administrative expenses related to certain Torchlight expenses that will no longer be incurred going forward.

(j)

Reflects the approximately $27.9 million in total consideration for the acquisition. The approximately $27.9 million of total consideration valued at approximately $27.9 million, represents the additional number of Meta shares that would be issued for Meta shareholders to hold 75% of the Combined Company. Pro forma adjustments recorded as increases to common stock $397,823 and a decrease in additional paid in capital of $7,294,785.

(k)	Goodwill related to transaction closing.

(l)

Represents the issuance of 10,000,000 shares of common stock at $1.50 per share for total cash consideration of $15,000,000, plus $1,200,000 of estimated proceeds from exercises of warrants and options, less other liabilities of $1,131,176 and estimated business combination transaction costs of $850,000. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are deemed to not have a continuing impact on the results of the post-combination company. Pro forma adjustments recorded as a reduction in note payable and other liabilities and increases to common stock $11,200 and additional paid in capital $16,188,800.

(m)	Represents the reclassification of Meta equity into Torchlight Shares.

(n)	The remaining oil and natural gas properties are classified as Assets Held for Sale.

(o)	Represents the conversion of unsecured convertible promissory note and its accrued interest into additional paid in capital at the close of the transaction.

Note 5 — Earnings per share

For purposes of the Pro Forma Statements, earnings per share has been calculated using the weighted average number of common shares which would have been outstanding for the nine months ended September, 2020 and the year ended December 31, 2019 after giving effect to the Arrangement as if it had occurred on January 1, 2019. The following is information on pro forma basic and diluted weighted average common shares outstanding:

	Nine Months Ended September 30, 2020	Year Ended December 31, 2019
Torchlight actual weighted average common shares outstanding – basic and diluted	87,926,086	72,857,079
Torchlight shares to be issued to Meta	397,823,000	397,823,000
Torchlight shares to be issued in conversion – see note 3 d)	21,838,084	21,838,084
Torchlight shares to be issued with capital raise - – see note 3 l)	11,200,000	11,200,000

Pro forma weighted average common shares outstanding – basic and diluted	518,787,170	503,718,163

Comparative Historical and Pro Forma Per Share, Market Price and Dividend Data

The Statement of Operations is incorporated herein. Neither Torchlight nor Meta has issued dividends in the time period reflected within these pro forma statements.

THE ARRANGEMENT

Purpose and Description of the Arrangement

The Arrangement is in substance a reverse takeover of Torchlight by Meta, in order to facilitate Meta’s listing on NASDAQ and access to the US capital markets. Pursuant to the Arrangement Agreement, Torchlight and Meta will complete a business combination pursuant to which Torchlight will indirectly acquire all of the Meta Shares and the Combined Company will be renamed “Meta Materials Inc.” and focus its business on the current business of Meta.

The Arrangement Agreement provides that Torchlight and the Combined Company will use commercially reasonable efforts to sell the O&G Assets prior to the Asset Sale Expiration Date. In connection with the Arrangement, Torchlight will declare a dividend, on a one-for-one basis, of shares of Series A Preferred Stock to holders of record of Torchlight Shares as of the Series A Preferred Record Date, which will dividend will be paid immediately prior to the Closing of the Arrangement. The Series A Certificate of Designation will entitle the holders of Series A Preferred Stock to receive Asset Sale Dividends in the event that Torchlight or the Combined Company consummates one or more Asset Sale Transactions prior to the Asset Sale Expiration Date. In the event that any O&G Assets have not been sold in an Asset Sale Transaction that is consummated prior to the Asset Sale Expiration Date, the Combined Company will, subject to certain conditions and to the extent permitted by applicable law, declare a Spin-Off Dividend to distribute beneficial ownership of the Remaining Assets to the holders of Series A Preferred Stock. See “The Arrangement Agreement — Torchlight Business Sale,” “The Arrangement Agreement — Preferred Stock Dividend” and “Description of Exchangeable Shares, Series A Preferred Stock and Related Agreements — Description of Series A Preferred Stock.”

Pursuant to the Arrangement, Meta shareholders will receive Torchlight Share Consideration and/or Exchangeable Share Consideration and are expected to hold approximately 75% (before giving effect to the issuance of Torchlight Shares in the Pre-Closing Financing) of the outstanding Combined Company Shares while Torchlight stockholders will retain approximately 25% (before giving effect to the issuance of Torchlight Shares in the Pre-Closing Financing) of the outstanding Combined Company Shares.

It is a condition of Closing that Torchlight shall complete the Pre-Closing Financing to raise gross proceeds of not less than $10 million (less the $1 million of financing provided by Torchlight to Meta by way of the Bridge Notes) through the issuance of Torchlight Shares or securities convertible into or exercisable for Torchlight Shares. Torchlight Shares issued or issuable in connection with the Pre-Closing Financing are intended to be proportionally dilutive at 75% to Meta shareholders and 25% to Torchlight stockholders, and will be excluded from the number of Torchlight Shares outstanding for purposes of calculating the Exchange Ratio. After the closing of the Pre-Closing Financing, Torchlight will use a portion of the net proceeds to provide the Additional Bridge Financing to Meta. See “The Arrangement Agreement — Conditions for Completion of the Arrangement.”

Following the Closing of the Arrangement, the board of directors of the Combined Company will be comprised of seven members, one of whom will be appointed by Torchlight, a second to be jointly appointed by Meta and Torchlight and the remaining five members to be appointed by Meta. Meta’s Chief Executive Officer, George Palikaras, and Meta’s Chief Financial Officer, Kenneth Rice, will be appointed the chief executive officer and chief financial officer of the Combined Company, respectively. See “The Arrangement Agreement — Board of Directors and Officers.”

The Arrangement Proposal and the Articles Amendment and Restatement Proposal must each be approved by the Torchlight stockholders for the Arrangement to be consummated.

Under the terms of the Plan of Arrangement, (a) each Meta shareholder who is an Eligible Holder may elect to (i) receive in respect of any or all of their Meta Shares, the Exchangeable Share Consideration and (ii) receive in respect of the balance of their Meta Shares, if any, the Torchlight Share Consideration, and (b) each Meta shareholder who is not an Eligible Holder is entitled to receive the Torchlight Share Consideration. Any Meta shareholder that does not make an election will receive the Torchlight Share Consideration. See “Description of Exchangeable Shares, Series A Preferred Stock and Related Agreements.”

The Exchange Ratio pursuant to which Meta Shares will be exchanged for Torchlight Shares or Exchangeable Shares pursuant to the Arrangement is not fixed, but will be determined in accordance with the Plan of Arrangement pursuant to the following formula:

A = B/C

where

A = the number of Torchlight Shares or Exchangeable Shares to be received in exchange for each one (1) Meta Share, rounded to three decimal places;

B = the Meta shareholders’ proportionate share of the total pro forma number of Torchlight Shares to be outstanding upon completion of the Arrangement, which for greater certainty will be equal to 75% of the total pro forma number of outstanding Torchlight Shares upon completion of the Arrangement (including any Torchlight Shares issued or issuable by Torchlight pursuant to any Working Capital Financing, which are intended to be 100% dilutive to Torchlight stockholders, but excluding any Torchlight Shares issued or issuable by Torchlight pursuant to the Pre-Closing Financing, which are intended to be proportionally dilutive to each party at 75% to Meta shareholders and 25% to Torchlight stockholders), subject to further adjustment upward for any other Torchlight Shares issued or issuable prior to the Effective Time that are intended to be 100% dilutive to Torchlight stockholders; and

C = the number of Meta Shares outstanding immediately prior to the Effective Time.

Based on the above formula, the Exchange Ratio will be determined based on the number of Torchlight Shares and Meta Shares outstanding immediately prior to the completion of the Arrangement, such that the holders of Meta Shares immediately prior to the completion of the Arrangement will hold approximately 75% (before giving effect to the issuance of Torchlight Shares in the Pre-Closing Financing) of the outstanding Combined Company Shares upon completion of the Arrangement. For example, if immediately prior to completion of the Arrangement and after giving effect to the conversion of certain Torchlight debt into Torchlight Shares, and without giving effect to the issuance of any Torchlight Shares in the Pre-Closing Financing, there are an aggregate of 115,000,000 Torchlight Shares outstanding (which would include any Torchlight Shares issued or issuable in connection with the Working Capital Financing) and 85,000,000 Meta Shares outstanding, an aggregate of 345,000,000 Torchlight Shares would need to be issued to the holders of Meta Shares pursuant to the Arrangement to result in the holders of Meta Shares holding 75% (before giving effect to the issuance of Torchlight Shares in the Pre-Closing Financing) of the outstanding Combined Company Shares upon the completion of the Arrangement. Accordingly, in this example, the Exchange Ratio would be 4.059 (determined as 345,000,000 total Torchlight Shares to be distributed to holders of Meta Shares pursuant to the Arrangement, divided by 85,000,000 Meta Shares outstanding immediately prior to completion of the Arrangement, rounded to three decimal places) and would result in each holder of a Meta Share receiving 4.059 Torchlight Shares or Exchangeable Shares (which are exchangeable for an equal number of Torchlight Shares) for each Meta Share held. In this example, the Exchange Ratio would also be subject to adjustment for the Reverse Split. The foregoing is intended to be illustrative of the manner in which the Exchange Ratio will be determined; however, the actual Exchange Ratio could be higher or lower.

For more details about the purpose of the Arrangement, see “The Arrangement — Purpose and Description of the Arrangement,” and “The Arrangement Agreement.”

Principal Steps of the Arrangement

The following description is qualified in its entirety by reference to the full text of the Plan of Arrangement, a copy of which is attached hereto as Appendix B to this proxy Statement. At the Effective Time and pursuant to the Plan of Arrangement, the following transactions, among others, will occur and will be deemed to occur sequentially in the following order:

•

each Meta Share held by a Dissenting Shareholder shall be deemed to be transferred by the holder thereof without any further act or formality on its part, free and clear of all Encumbrances to Meta and Meta shall thereupon be obliged to pay the consideration therefor determined and payable in accordance with the Plan of Arrangement, and the name of such holder shall be removed from the central securities register of Meta as a holder of Meta Shares and Meta shall be recorded as the registered holder of the Meta Shares so transferred and shall be deemed to be the legal owner of such Meta Shares which Meta Shares shall thereupon be cancelled;

•

each issued and outstanding Meta Share (other than Exchangeable Elected Shares and other than Meta Shares held by Torchlight or an affiliate thereof or Dissenting Shareholders) held by a Meta shareholder shall be transferred by the holder thereof, without any further act or formality on its part, free and clear of all Encumbrances, to Canco in exchange for Torchlight Share Consideration in accordance with the election or deemed election of such Meta shareholder pursuant to the Plan of Arrangement;

•

each Exchangeable Elected Share shall be transferred by the holder thereof, without any further act or formality on its part, free and clear of all Encumbrances, to Canco in exchange for Exchangeable Share Consideration in accordance with the election of such Meta shareholder pursuant to the Plan of Arrangement;

•

Torchlight, Canco and Callco shall execute the Support Agreement and Torchlight, Canco and the Transfer Agent shall execute the Voting and Exchange Trust Agreement and Torchlight shall issue to and deposit with the Transfer Agent the Special Voting Share in consideration of the payment to Torchlight by Meta on behalf of the Meta shareholders of one dollar ($1.00), to be thereafter held of record by the Transfer Agent as trustee for and on behalf of, and for the use and benefit of, the holders of the Exchangeable Shares in accordance with the Voting and Exchange Trust Agreement. All rights of holders of Exchangeable Shares under the Voting and Exchange Trust Agreement shall be received by them as part of the property receivable by them under the Plan of Arrangement in exchange for the Exchangeable Elected Shares for which they were exchanged;

•

each Meta Option outstanding immediately prior to the Effective Time shall, without further action or formality by or on behalf of the holders thereof, be exchanged for a Replacement Option to purchase from Torchlight the number of Torchlight Shares equal to the product of (a) the number of Meta Shares issuable pursuant to the exercise of the Meta Option immediately before the Effective Time, and (b) the Exchange Ratio, provided that if the foregoing would result in a fraction of a Torchlight Share being issuable upon any particular exercise of Replacement Options, then the number of Torchlight Shares otherwise issuable upon exercise of such Replacement Options shall be rounded down to the nearest whole number of Torchlight Shares. The exercise price per Torchlight Share subject to any such Replacement Option shall be an amount equal to the quotient of (i) the exercise price per Meta Share under the exchanged Meta Option immediately prior to the Effective Time, divided by (ii) the Exchange Ratio. Except as set out above, all terms and conditions of an Replacement Option, including the term to expiry, conditions to and manner of exercising, will be the same as the Meta Option for which it was exchanged and any document evidencing a Meta Option shall thereafter evidence and be deemed to evidence such Replacement Option;

•

each Meta DSU shall, without any further action on the part of any holder thereof, be continued on the same terms and conditions as were applicable immediately prior to the Effective Time, except that, pursuant to the terms of the deferred share unit plan of Meta, the terms of the Meta DSUs share be amended so as to substitute for the Meta Shares issuable pursuant to such Meta DSUs, such number of Torchlight Shares equal to (a) the number of Meta Shares issuable pursuant to the Meta DSUs immediately prior to the Effective Time, multiplied by (b) the Exchange Ratio, rounded down to the nearest whole number; and

•

each Meta Warrant shall, without any further action on the part of any holder thereof, be continued on the same terms and conditions as were applicable immediately prior to the Effective Time, except that, pursuant to the terms of the applicable warrant certificate, the terms of the Meta Warrants shall be amended so as to (a) substitute for the Meta Shares issuable pursuant to the exercise of such Meta Warrants such number of Torchlight Shares equal to (i) the number of Meta Shares issuable pursuant to the exercise of such Meta Warrants immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio, rounded down to the nearest whole number; and (b) adjust the exercise price Torchlight Share issuable pursuant to the exercise of any such Meta Warrant following the Effective Time to be an amount equal to the quotient of (i) the exercise price per Meta Share under the Meta Warrant immediately prior to the Effective Time divided by (ii) the Exchange Ratio.

The transfers and exchanges provided for in the Plan of Arrangement will be deemed to occur at the Effective Time, notwithstanding that certain of the procedures related thereto are not completed until after the Effective Date.

In no event will any fractional Torchlight Shares or Exchangeable Shares be issued under the Plan of Arrangement. Where the aggregate number of Torchlight Shares or Exchangeable Shares to be issued to a Meta securityholder as Consideration would result in a fraction of a Torchlight Share or Exchangeable Share being issuable, then the number of Torchlight Shares or Exchangeable Shares to be issued to such Meta securityholder will be rounded down to the nearest whole number and no compensation will be issued in lieu of the issuance of a fractional Torchlight Share or Exchangeable Share.

Voting and Support Agreements

Meta Voting and Support Agreement

On December 14, 2020 the Meta Supporting Shareholders entered into the Voting and Support Agreement with Torchlight, substantially in the form attached hereto as Annex C, pursuant to which, among other things, and subject to certain terms, conditions and exceptions, the Meta Supporting Shareholders agreed to cause to be counted as present for purposes of establishing quorum and to vote (or cause to be voted) all of the Meta Securities legally or beneficially owned by them or over which they exercise control or direction, as applicable (the “Meta Subject Securities”) in favor of the approval, consent, ratification and adoption of any resolution approving the Arrangement (and any transactions contemplated in connection with the Arrangement Agreement), subject to the other terms of the Voting and Support Agreement.

In addition, Meta Supporting Shareholders have agreed, among other things and subject to the terms and conditions of the Voting and Support Agreement, until the earlier of (a) the Effective Time, (b) the termination of the Voting and Support Agreement, or (c) it being determined that the Meta Securityholder Approval is not required, to:

•

not, directly or indirectly, option, sell, assign, transfer, pledge, encumber, grant a security interest in or power of attorney over, hypothecate or otherwise convey or dispose of any Meta Subject Securities, or any right or interest therein (legal or equitable), to any Person or group or Persons acting jointly or in concert or agree to do any of the foregoing, other than: to certain permitted transferees, provided that in such case and for greater certainty, any Meta Subject Securities acquired as a result thereof shall remain Meta Subject Securities and shall be subject to the terms and conditions of the Voting and Support Agreement and, in the case of a corporation, partnership, limited liability company or other entity solely controlled by, the Meta Supporting Shareholders provided that such entity remains solely controlled by the Meta Supporting Shareholders until the earlier of (a) the Effective Time and (b) the termination of the Voting and Support Agreement;

•

not, directly or indirectly, grant or agree to grant any proxy or other right to vote any Meta Subject Securities except for any proxies granted to vote in favor of the Meta Securityholder Approval, or enter into any voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of the Meta shareholders or give consents or approval of any kind as to any Meta Subject Securities;

•

not vote or cause to be voted any Meta Subject Securities in favor of, and vote or cause to be voted all Meta Subject Securities against, any proposed action, transaction or agreement by or involving Meta or any of its affiliates or the Meta Supporting Shareholders or any other Person in a manner which could reasonably be expected to (i) prevent, hinder or delay the successful completion of the Arrangement or the transactions contemplated by the Arrangement Agreement; or (ii) change in any manner the voting rights of any class of shares of Meta;

•

other than set forth in the Voting and Support Agreement, take all such steps as are necessary or advisable to ensure that at all relevant times his, her or its Meta Subject Securities will not be subject to any shareholders’ agreements, voting trust or similar agreements or any option, right or privilege (whether by law, pre-emptive or contractual) capable of becoming a shareholders’ agreement, voting trust or other agreement affecting or restricting the ability of him, her or it to exercise all voting rights attaching to such Meta Subject Securities;

•	not withdraw, amend, modify or qualify, or publicly propose or state an intention to withdraw, amend, modify or qualify, support for the transactions contemplated by the Arrangement Agreement; and

•

irrevocably waive to the fullest extent permitted by Law any and all rights of the Meta Supporting Shareholders to dissent with respect to the Arrangement, and not exercise any such rights with respect to the Arrangement or the transactions contemplated by the Arrangement Agreement.

The Voting and Support Agreement between Torchlight and the Meta Supporting Shareholders may be terminated:

•	by written instrument executed by each of the parties;

•	in the event that the Arrangement Agreement is terminated in accordance with its terms;

•	on the Effective Time; or

(a)	it being determined that the Meta Securityholder Approval is not required.

Torchlight Voting and Support Agreement

On December 14, 2020 the Torchlight Supporting Stockholders entered into the Voting and Support Agreement with Meta, substantially in the form attached hereto as Annex D, pursuant to which, among other things, and subject to certain terms, conditions and exceptions, the Torchlight Supporting Stockholders agreed to cause to be counted as present for purposes of establishing quorum and to vote (or cause to be voted) all of the securities legally or beneficially owned by them or over which they exercise control or direction, as applicable (the “Torchlight Subject Securities”) in favor of the matters to be voted upon at the Special Meeting, subject to the other terms of the Voting and Support Agreement.

In addition, Torchlight Supporting Stockholders have agreed, among other things and subject to the terms and conditions of the Voting and Support Agreement, until the earlier of (a) the Effective Time, (b) the termination of the Voting and Support Agreement or (c) it being determined that the Torchlight Stockholder Approval is not required:

•

not, directly or indirectly, option, sell, assign, transfer, pledge, encumber, grant a security interest in or power of attorney over, hypothecate or otherwise convey or dispose of any Torchlight Subject Securities, or any right or interest therein (legal or equitable), to any Person or group or Persons acting jointly or in concert or agree to do any of the foregoing, other than: to certain permitted transferees, provided that in such case and for greater certainty, any Torchlight Subject Securities acquired as a result thereof shall remain Torchlight Subject Securities and shall be subject to the terms and conditions of the Voting and Support Agreement and, in the case of a corporation, partnership, limited liability company or other entity solely controlled by, the Torchlight Supporting Stockholders provided that such entity remains solely controlled by the Torchlight Supporting Stockholders until the earlier of (a) the Effective Time and (b) the termination of the Voting and Support Agreement;

•

not, directly or indirectly, grant or agree to grant any proxy or other right to vote any Torchlight Subject Securities except for any proxies granted to vote in favor of the Arrangement, or enter into any voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of the Torchlight stockholders or give consents or approval of any kind as to any Torchlight Subject Securities;

•

not vote or cause to be voted any Torchlight Subject Securities in favor of, and vote or cause to be voted all Torchlight Subject Securities against, any proposed action, transaction or agreement by or involving Torchlight or any of its affiliates or the Torchlight Supporting Stockholders or any other Person in a manner which could reasonably be expected to prevent, hinder or delay the successful completion of the Arrangement or the transactions contemplated by the Arrangement Agreement;

•

other than set forth in the Voting and Support Agreement, take all such steps as are necessary or advisable to ensure that at all relevant times his, her or its Torchlight Subject Securities will not be subject to any shareholders’ agreements, voting trust or similar agreements or any option, right or privilege (whether by law, pre-emptive or contractual) capable of becoming a shareholders’ agreement, voting trust or other agreement affecting or restricting the ability of him, her or it to exercise all voting rights attaching to such Torchlight Subject Securities; and

•	not withdraw, amend, modify or qualify, or publicly propose or state an intention to withdraw, amend, modify or qualify, support for the matters to be voted upon at the Special Meeting.

The Voting and Support Agreement between Meta and the Torchlight Supporting Stockholders may be terminated:

•	by written instrument executed by each of the parties;

•	in the event that the Arrangement Agreement is terminated in accordance with its terms;

•	on the Effective Time; or

it being determined that the Torchlight Stockholder Approval is not required.

Expenses of the Arrangement

Except as otherwise provided in the Arrangement Agreement, all costs and expenses of the Parties relating to the Arrangement Agreement and the transactions contemplated thereunder, including legal fees, accounting fees, financial advisory fees, strategic advisory fees, regulatory filing fees, stock exchange fees, all disbursements of advisors and printing and mailing costs, shall be paid by the Party incurring such expenses.

Court Approval of the Arrangement

An arrangement under the OBCA requires Court approval. On February 8, 2021, Meta obtained the Interim Order, which provides for the calling and holding of the Meta Meeting, the Dissent Rights and other procedural matters.

Subject to the terms of the Arrangement Agreement and receipt of the Meta Securityholder Approval, Meta intends to make an application to the Court for the Final Order. The application for the Final Order approving the Arrangement is expected to occur on                 , 2021 at 10:00 a.m. (Toronto time), or as soon thereafter as counsel may be heard as the Court may direct. Any Meta shareholder, Meta optionholder, Meta warrantholder, Meta DSU holder, or other interested party who wishes to appear or be represented and/or to present evidence or arguments at that hearing must serve and file a Notice of Appearance as set out in the Motion for an Interim Order and Final Order and satisfy other requirements of the Court. The Court will consider, among other things, the substantive and procedural fairness of the Arrangement to the parties affected, including the Meta shareholders, Meta optionholders, Meta warrantholders, Meta DSU holders or other interested parties. The Court may approve the Arrangement in any manner the Court may direct, subject to compliance with any terms and conditions, if any, as the Court deems fit. In the event that the hearing is postponed, adjourned or rescheduled then, subject to further order of the Court, only those persons having previously served a Notice of Appearance in compliance with the Motion for an Interim Order and Final Order will be given notice of the postponement, adjournment or rescheduled date. Such persons should consult their legal advisors as to the necessary requirements.

The Court has broad discretion under the OBCA when making orders with respect to the Arrangement. The Court will consider, among other things, the substantive and procedural fairness of the Arrangement to the parties affected, including the Meta shareholders, Meta optionholders, Meta warrantholders and Meta DSU holders. The Court may approve the Arrangement in any manner the Court may direct, subject to compliance with any terms and conditions, if any, as the Court deems fit.

The Court has been advised that the Court’s approval of the Arrangement (including the fairness thereof), if granted, will form a basis for the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) thereof with respect to the issuance and distribution of the Consideration and Replacement Options to be issued by Torchlight to Meta shareholders pursuant to the Arrangement. Consequently, if the Final Order is granted, the Torchlight Shares and Exchangeable Shares issuable to Meta shareholders pursuant to the Arrangement and the Replacement Options issuable to Meta optionholders pursuant to the Arrangement will not require registration under the Securities Act, but the Combined Company Shares underlying the Exchangeable Shares may be registered. See “The Arrangement — Federal Securities Law Consequences; Resale Restrictions.”

Assuming the Final Order is granted and the other conditions to closing contained in the Arrangement Agreement are satisfied or waived to the extent legally permissible, then articles of arrangement will be filed to give effect to the Arrangement.

Background of the Arrangement

The Arrangement Agreement is the result of arm’s length negotiations among representatives of Torchlight and Meta and their respective legal and financial advisors. The following is a summary of the background leading up to the announcement of the Arrangement Agreement.

On June 2, 2020, the Torchlight Board met and discussed pursuing strategic alternatives for Torchlight in light of the downturn in the oil and gas industry and the COVID-19 pandemic. At this meeting, John Brda, Torchlight’s Chief Executive Officer and President, informed the Torchlight Board that he had received calls and inquiries from acquaintances of Mr. Brda and certain major Torchlight stockholders who were aware of the permeating financial climate of the oil and gas industry in 2020 about potential opportunities for Torchlight to engage in a strategic transaction. The Torchlight Board directed management to continue to engage in discussions regarding potential strategic alternatives for Torchlight. The majority of the potential transaction partners were not engaged in the oil and gas business. Prior to engaging in discussions with Meta, Torchlight considered potential strategic opportunities with several companies outlined below. These discussions often overlapped as Torchlight performed due diligence and negotiated with multiple companies concurrently. During the course of discussions with these companies, on July 28, 2020, Torchlight engaged Roth to serve as its financial advisor in connection with a strategic transaction.

Company A

On or about May 15, 2020, a representative of Company A called Mr. Brda to discuss a potential strategic transaction between Torchlight and Company A. Prior to this discussion, Torchlight and Company A had never engaged in any prior transactions and there was no relationship between the companies. Company A is involved in the waste recycling business.

On May 22, 2020, Mr. Brda and Gregory McCabe, chairman of the Torchlight Board, held a conference call with the president of Company A and its representative. The discussion involved the merits of a potential reverse acquisition of Torchlight by Company A and how to potentially divest the O&G Assets as part of the transaction process. Torchlight and Company A did not discuss potential valuations.

After reviewing the publicly available technical and corporate information of Company A, the representative of Company A called Mr. Brda and expressed interest in signing a confidentiality agreement to conduct detailed due diligence in furtherance of a potential strategic transaction between Torchlight and Company A.

On May 27, 2020, Torchlight and Company A entered into a confidentiality agreement and made arrangements for the exchange of confidential information.

From May 27, to approximately July 15, 2020, Torchlight and Company A continued to provide and analyze financial and technical data and evaluate the prospects of a strategic transaction.

On or about July 15, 2020, Mr. Brda informed Company A that a transaction between Torchlight and Company A was not feasible due to the proposed structure, which stemmed from a disagreement as to the value of Company A and Company A’s desire that Torchlight divest the O&G Assets prior to consummating the transaction, which Torchlight viewed as inadvisable due to market conditions and timing.

Company B

On or about May 22, 2020, a representative of Company B phoned Mr. Brda to discuss a potential transaction between Torchlight and Company B. Prior to this discussion, Torchlight and Company B had never engaged in any prior transactions and there was no relationship between the companies. Company B is involved in the work-from-home industry with a focus on virtual events.

On May 29, 2020, Mr. Brda and the chief executive officer of Company B met on a videoconference. Mr. Brda requested a follow-up call to include Mr. McCabe, which took place on June 3, 2020. Torchlight executed a confidentiality agreement with Company B on June 3, 2020 and the parties began exchanging due diligence information. The discussion involved the merits of a potential reverse acquisition of Torchlight by Company B and how to potentially divest the O&G Assets as part of the transaction process. Mr. Brda informed the full Torchlight Board of his preliminary discussions with Company B on June 9, 2020, and kept the Torchlight Board informed regarding developments in the discussions and negotiations thereafter.

Negotiations with Company B continued into early August 2020. Multiple draft term sheets were exchanged and discussed. Representatives of Torchlight and Company B also engaged in initial high-level discussions regarding the terms of a potential transaction. Ultimately, Torchlight and Company B ended negotiations due to the failure to agree on the major terms of a transaction and issues relating to the potential sale of the O&G Assets.

Company C

On or about August 6, 2020, a representative of Company C phoned Mr. Brda to discuss a potential transaction between Torchlight and Company C. Prior to this discussion, Torchlight and Company C had never engaged in any prior transactions and there was no relationship between the companies. Company C is involved in the merchant services industry with a focus on blockchain settlement.

Torchlight and Company C signed a confidentiality agreement on August 28, 2020 and began sharing due diligence information. After a short period of time, the parties mutually determined not to pursue a strategic transaction due to disagreements between Torchlight and Company C, largely stemming from Company C requesting too high of a valuation of itself from Torchlight and requiring that the O&G assets be sold prior to the consummation of any transaction with Company C, after preliminary discussions regarding their respective valuations.

Company D

On or about August 18, 2020, a consultant for Company D called Mr. Brda to discuss a potential transaction between Torchlight and Company D. Prior to this discussion, Torchlight and Company D had never engaged in any prior transactions and there was no relationship between the companies. Company D is involved in the third-party IT maintenance business.

Torchlight and Company D signed a confidentiality agreement on August 18th, 2020 and began sharing due diligence information. After a preliminary due diligence review and initial discussions, Torchlight and Company D ended discussions due to Company D requesting a valuation that would have provided no value, in the eyes of Torchlight’s management, for completing the transaction.

Company E

On or about August 19, 2020, a representative of Company E phoned Mr. Brda to discuss a potential transaction between Torchlight and Company E. Prior to this discussion, Torchlight and Company E had never engaged in any prior transactions and there was no relationship between the companies. Company E is involved in the electronic vehicle industry.

Mr. Brda and the chief executive officer of Company E held an introductory call on August 20, 2020. After the call, the parties signed a confidentiality agreement and both companies shared due diligence information. On August 24, 2020, principals of Company E, Mr. Brda and Mr. McCabe held a virtual meeting and discussed details of Company E’s business plans. The parties planned for Mr. Brda to travel to Company E’s headquarters to meet with the principals of Company E and tour their facility.

On August 25, 2020, Mr. Brda traveled to Company E’s headquarters. The visit was productive and the parties agreed to prepare draft terms for a potential business combination transaction. The parties exchanged draft term sheets, but were not able to mutually agree on acceptable terms of a transaction due to an extreme discrepancy between the valuation asked for by Company E and what Torchlight was prepared to provide.

Transaction with Meta

In early September 2020, Torchlight’s external investor relations representative, who had been monitoring Torchlight’s efforts to pursue strategic alternatives, suggested that representatives of Torchlight have a virtual meeting with George Palikaras, the Chief Executive Officer of Meta. Upon notice of interest in a meeting with Meta by Torchlight’s management, Torchlight and Meta’s investor relations representative’s coordinated a virtual meeting, which occurred on September 4, 2020, between Mr. Brda, Mr. McCabe and Mr. Palikaras. Mr. Brda and Mr. McCabe were impressed with the presentation given by Mr. Palikaras, and determined to engage in further discussions with Meta regarding a potential strategic transaction.

Torchlight and Meta signed a confidentiality agreement on September 4, 2020 and performed initial due diligence. The parties also engaged in initial discussions regarding a proposed structure for a potential business combination transaction.

Following these initial discussions, the parties engaged in mutual efforts to prepare a draft letter of intent for a potential strategic transaction with the assistance of their respective legal and financial advisors. The letter of intent was heavily negotiated, particularly with respect to each party’s respective valuation. Additional issues that were subject to significant negotiation included the repayment or conversion of Torchlight’s existing debt prior to the closing of the strategic transaction, the allocation of any potential dilution from any pre-closing financings and strategies for allocating the value of, and beneficial interest in, the O&G Assets to the Torchlight stockholders following the closing of the strategic transaction. In the negotiations, both Torchlight and Meta agreed that a business combination presented an efficient way for Meta to raise capital through a NASDAQ listing in order to satisfy Meta’s cash needs. To assist Meta in its efforts, Torchlight agreed to condition the deal on raising at least $10,000,000 in advance of Closing.

The parties engaged in further negotiations through the first three weeks of September 2020. During this time, the parties gave particular consideration to each party’s capital requirements during the period leading up to the consummation of a strategic transaction. Mr. McCabe ultimately agreed to provide to Torchlight a convertible bridge loan of $1,500,000, as previously disclosed in the September 21, 2020 press release. On September 14, 2020, the Torchlight Board met, which included representatives of Torchlight’s legal advisor and a representative of Roth Capital, and reviewed a substantially final draft letter of intent for a strategic transaction with Meta, and authorized Torchlight to enter into the letter of intent. The parties executed and publicly announced the letter of intent on September 21, 2020. In connection therewith, Torchlight loaned $500,000 to Meta through the Initial Bridge Note.

After September 21, 2020, Torchlight engaged K&L Gates LLP and Stikeman Elliot LLP as additional legal advisors for the transaction. On October 14, 2020, the parties and their legal and financial advisors held a conference call to initiate the transaction process and discuss details regarding the transaction structure. On October 28, 2020, Meta’s legal advisors circulated an initial draft of the Arrangement Agreement, and subsequently circulated drafts of the other key transaction documents. Between October 28, 2020 and December 13, 2020, the parties and their respective legal representatives conducted a due diligence review on each other’s businesses and their respective legal and financial advisors negotiated the Arrangement Agreement and the other transaction documents, and agreed upon the definitive terms of the Arrangement. Key issues that were subject to substantial negotiation included (a) the timing, process and terms of prospective Asset Sale Transactions after the consummation of the Arrangement, (b) the terms and structure of the Series A Preferred Stock, (c) the covenants in the Arrangement Agreement regarding Acquisition Proposals and Superior Proposals, (d) the details of the Exchange Ratio, and (e) issues related to the liquidity and registration requirements (or exemptions therefrom) of securities to be issued in the transaction and (f) the termination provisions of the Arrangement Agreement and amount of the Termination Payment. During this process, Torchlight and Meta mutually agreed to extend the exclusivity period provided for in the letter of intent on two occasions, which the parties announced on November 2, 2020, extending to November 30, 2020, and November 30, 2020, extending to December 11, 2020.

On December 13, 2020, the parties finalized the Arrangement Agreement and the other transaction documents. That evening, the Torchlight Board met with members of Torchlight management and representatives of Torchlight’s legal and financial advisors. At the meeting, Roth presented its financial analysis of the Arrangement, answered questions from members of the Torchlight Board, and ultimately delivered to the Torchlight Board its verbal Fairness Opinion, which was followed by its written Fairness Opinion. Torchlight’s legal counsel then summarized the terms of the Arrangement and the Arrangement Agreement for the Torchlight Board and answered questions. Following these presentations, the Torchlight Board unanimously approved the Arrangement Agreement and the Arrangement.

On December 14, 2020, Torchlight and Meta executed and announced the Arrangement Agreement. Shortly thereafter, Torchlight loaned Meta an additional $500,000 through the additional Bridge Note.

Reasons for the Arrangement

In considering its decision to approve the Arrangement Agreement and to authorize and approve the Arrangement and, subject to the terms and conditions of the Arrangement Agreement, to recommend the approval of the Arrangement Proposal and the Articles Amendment and Restatement Proposal by Torchlight’s

stockholders, the Torchlight Board consulted with Torchlight’s management, as well as Torchlight’s legal and financial advisors, and considered the terms of the proposed Arrangement Agreement, the Arrangement and the other transactions set forth in the Arrangement Agreement, as well as other alternative transactions. The Torchlight Board considered a number of factors in its deliberations, including the following (which factors are not necessarily presented in order of relative importance):

•	The Exchange Ratio represented an attractive valuation for Torchlight.

•

The Arrangement presented an opportunity for the Torchlight stockholders to maintain a beneficial interest in the O&G Assets through the dividend of Series A Preferred Stock, while also retaining ownership of approximately 25% of the outstanding Combined Company Shares after the consummation of the Arrangement.

•

The fairness opinion given by Roth concluded that, as of December 13, 2020, subject to the assumptions, limitations and qualifications set out therein, the Arrangement is fair, from a financial point of view, to the Torchlight stockholders.

•	Information concerning the business, assets, liabilities, financial performance and results of operations, and condition and prospects, of Torchlight’s business and Meta’s business.

•

The Torchlight Board considered alternatives, financing options and strategies available to Torchlight if it did not enter into the Arrangement Agreement and continued with a stand-alone plan, the financial condition of Torchlight, the fact that none of the potential investors that had been contacted appeared to be interested in making a strategic investment in Torchlight in the near-term, and that discussions with these counterparties were not progressing quickly, and determined that entering into the Arrangement Agreement was the best alternative for Torchlight stockholders and in the best interest of Torchlight.

•	The Torchlight Board’s view that the Arrangement Agreement was the product of arm’s-length negotiations.

•	The Arrangement would be subject to the approval of the stockholders of Torchlight, and the Torchlight stockholders would be free to reject the Arrangement.

The Torchlight Board also considered potential drawbacks and risks relating to the Arrangement, including the following (which drawbacks and risks are not necessarily presented in order of relative importance):

•

The possibility that the Arrangement may not close on the anticipated timeline, or at all, and that Torchlight continues to incur substantial expenses in connection with the Arrangement that must be paid regardless of whether the Arrangement closes.

•	The possibility that the Arrangement Agreement may be terminated under certain circumstances, and that the termination fee of $2,000,000 may be payable by Torchlight.

•

Torchlight stockholders will own approximately 25% of outstanding Combined Company Shares, with Meta’s shareholders owning the remaining approximately 75% of such Combined Company Shares (in each case before giving effect to the issuance of Torchlight Shares in the Pre-Closing Financing).

•

The Combined Company’s board of directors will be comprised of seven members, (a) one appointed by Torchlight, subject to the approval of Meta, (b) one jointly agreed to by Meta and Torchlight, and (c) five appointed by Meta, and the Combined Company will be managed by current management of Meta.

•	The fact that Torchlight management and members of the Torchlight Board may have interests in the Arrangement that are different that those of the Torchlight stockholders generally.

•	The requirement that Torchlight raise at least $10,000,000 in Pre-Closing Financing for the benefit of the Combined Company as a condition to the consummation of the Arrangement.

•

The fact that any Torchlight Shares issued or issuable in connection with Torchlight raising any Working Capital Financing (including the Spin-Off Cost Reserve Amount) will be solely dilutive to the Torchlight stockholders.

•

The Combined Company will focus on aligning its business with the current business of Meta, and that as a result, the Combined Company will not continue to focus on the operation or success of the O&G Assets.

•

The deduction of several categories and costs and expenses, as well as the Holdback Amount, from the gross proceeds of any Asset Sale Transaction before any Net Proceeds Dividend may be distributed to the holders of Series A Preferred Stock.

•

The fact that any Asset Sale Transaction must be approved by the board of directors of the Combined Company, and that the Combined Company may not seek to maximize value for the sale of the O&G Assets and the Series A Preferred Representative will not be able to exercise sole control over the Asset Sale Transaction process.

•

The possibility that the Combined Company may not be able to sell all of the O&G Assets prior to the Asset Sale Expiration Date, and the conditions that must be satisfied in order for the Combined Company to declare a Spin-Off Dividend of the Remaining Assets (including that such Spin-Off Dividend must be exempt from registration under applicable securities laws).

•	The possibility that the holders of Series A Preferred Stock may not ultimately receive any Asset Sale Dividends, any Spin-Off Dividend, or any other value from the O&G Assets.

Recommendation of the Torchlight Board

After taking into account all of the factors set forth above, as well as others, the Torchlight Board unanimously agreed that the benefits of the Arrangement outweighed the drawbacks and risks and determined that the Arrangement Agreement and the transactions contemplated thereby, including the Arrangement, are fair to, and in the best interests of, Torchlight and its stockholders, approved the Arrangement Agreement, authorized and approved the Arrangement upon the terms and conditions set forth in the Arrangement Agreement, and unanimously recommended that Torchlight stockholders vote to approve the Arrangement Proposal and the Articles Amendment and Restatement Proposal at the Special Meeting.

Fairness Opinion

The Torchlight Board retained Roth as its financial advisor in connection with the Arrangement and the other transactions contemplated by the Arrangement Agreement. In connection with this engagement, Torchlight requested that Roth evaluate the fairness, from a financial point of view, to the Torchlight stockholders of the Arrangement. Torchlight selected Roth after a thorough review of a variety of financial advisory firms to be its fairness opinion provider because Roth is a recognized financial advisory firm that has substantial experience with transactions similar to the Arrangement.

On December 13, 2020, Roth rendered to the Torchlight Board its oral opinion, which was subsequently confirmed by delivery to the Torchlight Board of a written opinion dated December 13, 2020, that, as of such date, and based upon and subject to the assumptions made and limitations upon the review undertaken by Roth in preparing its opinion, that the Arrangement was fair, from a financial point of view, to the stockholders of Torchlight.

The full text of the written Roth opinion, dated December 13, 2020, which describes the assumptions made and limitations upon the review undertaken by Roth in preparing its opinion, is attached to this proxy statement as Annex H and is incorporated by reference in its entirety into this proxy statement. Roth’s financial advisory services and opinion were provided for the information and assistance of the Torchlight Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Arrangement and the other transactions contemplated by the Arrangement Agreement. The Roth opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the Torchlight stockholders of the Arrangement. The Roth opinion does not constitute a recommendation to any stockholder of Torchlight as to whether or how such holder should vote with respect to the Arrangement or otherwise act with respect to the Arrangement and the other transactions contemplated by the Arrangement Agreement or any other matter.

In arriving at its opinion, Roth, among other things:

•	reviewed a draft of the Arrangement Agreement, dated December 13, 2020;

•	reviewed a draft of the Series A Certificate of Designation;

•	had certain discussions with the management of Torchlight and Meta and their legal and professional advisors;

•

reviewed certain publicly available business and financial information related to Torchlight from its annual filing on form 10-K for the fiscal year end December 31, 2019 and quarterly filing on form 10-Q for the quarter ended September 30, 2020;

•

reviewed certain business and financial information related to Meta from its year-end audited consolidated financial statements for the fiscal year end December 31, 2019, interim consolidated financial statements (unaudited) for the quarter ended September 30, 2020 and other financial information submitted by Meta management;

•	reviewed the five-year projections provided by Meta management for the five years ending December 31, 2021 through December 31, 2025;

•	reviewed and compared certain recent comparable oil and gas acquisition and divestiture transactions;

•	reviewed and compared certain recent comparable transactions in the technology and electronics instrumentation and equipment verticals;

•	reviewed and compared certain historical market valuation and trading data for public companies comparable to Meta and Torchlight; and

•

reviewed certain other market and industry reports and data which we deemed relevant in evaluating the general quality and attractiveness of the participants’ respective assets and competitive market positions.

The preparation of an opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to particular circumstances. Therefore, such an opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Roth did not attribute any particular weight to any analysis or factor considered by it, or make any conclusion as to how the results of any given analysis, taken alone, supported its opinion. Accordingly, Roth believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all of the factors and analyses, would create a misleading view of the processes underlying Roth’s opinion. Further, no public companies and/or transaction utilized by Roth, as a comparison, are identical to Torchlight, Meta or to the Arrangement. An analysis of the results of such comparison is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and transactions and other factors that could affect the public trading value of the comparable companies or enterprise value of the comparable transactions to which Torchlight and the Arrangement with Meta were being compared.

In performing its analyses, Roth also made certain assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Roth, Torchlight and Meta. Any estimates contained in the analyses performed by Roth are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

The following is a summary of the material financial analyses delivered by Roth to the Torchlight Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Roth, nor does the order of analyses described represent relative importance or weight given to those analyses by Roth. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Roth’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 13, 2020, and is not necessarily indicative of current market conditions.

Summary of Analyses

The following is a summary of the material financial analyses performed by Roth in preparing its written opinion, dated December 13, 2020, to Torchlight’s Board:

•	Sum-of-Parts Analysis

•	Comparable Company Analysis;

•	Comparable Transaction Analysis; and

•	Discounted Cash Flow Analysis.

Each of these methodologies was used to generate reference enterprise or equity value ranges for each of Torchlight and Meta. The enterprise value ranges of each company were adjusted for appropriate on-balance sheet and off-balance sheet assets and liabilities including, without limitation, total cash, total debt outstanding and total net working capital, in order to arrive at implied equity value ranges (in aggregate dollars) for each company.

Sum-of-Parts Analysis

A sum-of-parts analysis was used to establish a range of values for Torchlight’s O&G Assets. With this transaction in particular, pre-Arrangement Torchlight stockholders maintain a preferred equity interest in the O&G Assets of which Meta shareholders do not participate, therefore all equity ownership in Meta was evaluated as incremental to the equity value of the O&G Assets. The sum-of-parts analysis resulted in an implied equity valuation range of $29.8 million to $85.3 million for Torchlight.

Comparable Company Analysis

Roth compared and analyzed Meta’s historical stock price performance, historical and projected financial performance and valuation metrics against other publicly traded companies in the electronics instrumentation sector.

The following publicly traded electronic instrumentation industry comparable companies, referred to as the “comparable companies,” were used in the analysis of Meta and were selected on the basis of industry and customer focus and market scale:

•	LightPath Technologies, Inc.

•	Luna Innovations Inc.

•	Camtek Ltd.

•	FARO Technologies, Inc.

•	National Instruments Corporation

•	Lumentum Holdings Inc.

•	MKS Instruments, Inc.

•	Keysight Technologies Inc.

Roth calculated the following trading multiples for the above comparable companies based on Wall Street consensus estimates and the most recent publicly available filings:

Selected Electronics Instrumentation

Peer Group Trading Multiples

	Enterprise Value / Revenue				Enterprise Value / EBITDA
	2021E		2022E		2018E		2019E
Peer:
25th Percentile	3.2	x	3.0	x	12.6	x	11.7	x
75th Percentile	4.0		4.1		23.3		15.5

In performing its comparable company analysis:

•

Roth selected a reference range of trading multiples as follows: (a) trading enterprise value/forward revenue multiple ranges of 3.2x to 4.0x and 3.0x to 4.1x, based on 2021expected and 2022 expected multiples, respectively and (b) trading price/forward EBITDA multiple ranges of 12.6x to 23.3x and 11.7x to 15.5x based on 2021 expected and 2022 expected multiples, respectively.

•

Roth arrived at implied equity value ranges for Meta by considering (a) trading enterprise value/forward revenue based on 2021 expected and 2022 expected multiples of $38.4 million to $49.1 million and $96.6 million to $134.8 million, respectively and (b) trading enterprise value/forward EBITDA based on 2021 expected and 2022 expected multiples of $29.5 million to $58.1 million and $80.3 million to $107.6 million, respectively.

•	Roth assessed the implied equity value attributable to Torchlight stockholders from Meta, by factoring a 25.0% ownership ratio based on the 75/25 pro forma ownership split.

•

Roth arrived at implied equity value ranges attributable to Torchlight from Meta (a) trading enterprise value/forward revenue 2021 expected and 2022 expected of $9.6 million to $12.6 million and $24.2 million to $33.7 million, respectively and (b) trading price/forward EBITDA multiple 2021 expected and 2022 expected of $7.4 million to $14.5 million and $20.1 million and $26.9 million, respectively.

•

Roth assessed the implied equity value of Torchlight’s O&G Assets combined with the implied equity value attributable to Torchlight from Meta (a) trading enterprise value/forward revenue based on 2021 expected and 2022 expected multiples and (b) trading price/forward EBITDA based on 2021 expected and 2022 expected multiples to arrive at implied equity value ranges of $39.4 million to $97.6 million, $53.9 million to $119.0 million, $37.1 to $99.9 million and $49.8 million and $112.2 million.

This is further summarized in the table below:

	Enterprise Value / Revenue		Enterprise Value / EBITDA
(in $ millions)	2021E	2022E	2021E	2022E
Peer:
25th Percentile	$39.4	$53.9	$37.1	$49.8
75th Percentile	97.6	119.0	99.9	112.2

Comparable Transaction Analysis

Roth reviewed and analyzed certain relevant precedent merger and acquisition transactions during the past several years involving electronics instrumentation that Roth believed to be comparable to the Arrangement based upon varying factors including transaction size, company product offerings, and market perception. Based upon its initial review, Roth considered a reduced the sampling group of 67 comparable transactions based upon a specific review of the transactions compared to Arrangement.

A summary of Roth’s analysis of the transaction enterprise value / revenue and EBITDA multiples for the comparable transactions is presented in the table below:

Selected Electronic Instrumentation

Comparable Transaction Multiples

	Transaction Enterprise Value/
	Revenue		EBITDA
Precedent M&A Deals:
25th Percentile	2.0	x	11.6	x
75th Percentile	3.9		24.1

In performing its comparable transaction analysis:

•

Roth selected a reference range of transaction multiples as follows: (a) transaction enterprise value/revenue multiple ranges of 2.0x to 3.9x and (b) transaction enterprise value/EBITDA multiple ranges of 11.6x to 24.1x, respectively.

•

Roth arrived at implied equity value ranges for Meta based on (a) transaction enterprise value/revenue multiples against 2021 expected and 2022 expected forward revenue estimates of US $22.0 million to $48.1 million and $61.3 million and $126.5 million, respectively and (b) transaction enterprise value/EBITDA against 2021 expected and 2022 expected forward EBITDA estimates of $26.8 million to $60.3 million and $79.6 to $170.1 million, respectively.

•	Roth assessed the implied equity value attributable to Torchlight stockholders from Meta, by factoring a 25.0% ownership ratio based on the 75/25 pro forma ownership split.

•

Roth arrived at implied equity value ranges attributable to Torchlight from Meta based on (i) transaction enterprise value/revenue multiples against 2021 expected and 2022 expected forward revenue estimates of $5.5 million to $12.0 million and $15.3 million and $31.6 million, respectively and (ii) transaction enterprise value/EBITDA against 2021 expected and 2022 expected forward EBITDA estimates of $6.7 million to $15.1 million and $19.9 to $42.5 million, respectively.

•

Roth assessed the implied equity value of Torchlight’s O&G Assets combined with the implied equity value attributable to Torchlight from Meta (a) transaction enterprise value/revenue multiples against 2021 expected and 2022 expected forward revenue estimates of $35.3 million to $97.4 million and $45.1 million and $117.0 million, respectively and (b) transaction enterprise value/EBITDA against 2021 expected and 2022 expected forward EBITDA estimates of $36.5 million to $100.4 million and $49.7 to $127.9 million, respectively.

This is further summarized in the table below:

	Enterprise Value / Revenue		Enterprise Value / EBITDA
(in $ millions)	2021E	2022E	2018E	2019E
Precedent M&A Deals:
25th Percentile	$35.3	$45.1	$36.5	$49.7
75th Percentile	97.4	117.0	100.4	127.9

Discounted Cash Flow Analysis

Roth performed discounted cash flow analyses based on Meta’s projected adjusted unlevered after-tax free cash flow and an estimate of its terminal value at the end of the projection horizon.

In performing its discounted cash flow analyses:

•	Roth based its discounted cash flow analyses on the five-year projections provided by Meta’s management.

•

Roth calculated its projected adjusted unlevered free cash flow based on Meta’s quarterly forecast for the first quarter of 2021 through the fourth quarter of 2025 and annual forecasts for 2021 to 2025.

•	Roth used a projected Canadian effective tax rate of 19.47%, provided to Roth by Meta, to calculate the effect of taxes on projected adjusted unlevered free cash flow.

•	Roth estimated Meta’s weighted average cost of capital within a range of 17.0 to 21.0% based on, among other factors:

(a)	a review of Meta’s adjusted levered beta, as a formula of Capital IQ 5-year historical betas of similar comparable companies;

(b)	Roth’s estimate of the U.S. equity risk premium of 7.0% based on Duff and Phelps Recommended U.S. Equity Risk Premium;

(c)	Roth’s assumed target capital structure on a prospective basis (calculated as using the average Net Debt / Equity ratio of Meta and the comparable companies);

(d)	a risk-free rate of return of 0.4% based on the 5-Year U.S. Treasury Bond Yield;

(e)	Meta’s cost of debt of 5.4% based on a blended rate of loans, notes and other borrowings;

(f)	a size premium of 11.6% for Micro Cap stocks, based on Roth’s judgmental synthesis of various academic views and market perspectives; and

(g)	Roth’s investment banking and capital markets judgment and experience in valuing companies similar to Meta.

•	In calculating Meta’s terminal value for purposes of its discounted cash flow analyses, Roth used a reference range of terminal enterprise value/EBITDA multiples of 16.0 to 20.0x.

•	Roth’s discounted cash flow analyses resulted in an overall reference range of $215.0 million to $304.4 million using the terminal multiple method for purposes of valuing Meta’s common stock.

•	Roth assessed the implied equity value attributable to Torchlight stockholders from Meta, by factoring a 25.0% ownership ratio based on the 75/25 pro forma ownership split.

•	Roth arrived at implied equity value ranges attributable to Torchlight from Meta of $53.8 million to $76.1 million.

•

Roth assessed the implied equity value of Torchlight’s existing O&G Assets combined with the implied equity value attributable to Torchlight from Meta to determine a range of implied equity values of $83.5 million to $161.4 million.

General

In conducting its review and arriving at its opinion, Roth has not independently verified any of the foregoing information, and assumed and relied upon such information being accurate and complete, and has further relied upon the assurances of management of Torchlight and Meta that the information provided was accurate and complete in all material respects when given to Roth and that they are not aware of any facts that would make any of the information reviewed by Roth inaccurate, incomplete or misleading in any material respect.

In addition, Roth assumed no responsibility for any independent valuation or appraisal of the assets or liabilities, including any pending or threatened litigation, regulatory action, administrative investigations, possible un-asserted claims or other contingent liabilities, to which Roth, Meta, or any of their respective affiliates was a party or may be subject, nor was Roth furnished with any such valuation or appraisal, and its opinion makes no assumption concerning, and therefore does not consider, the possible assertions of claims, outcomes or damages arising out of any such matters. In addition, Roth assumes no obligation to conduct, nor did it conducted any physical inspection of the properties, assets or facilities of Roth or Meta. Roth has relied, with the consent of Torchlight, on the assessments of Torchlight and its advisors as to all accounting, legal, tax and regulatory matters with respect to Torchlight and the Arrangement. Roth did not evaluate the solvency or creditworthiness of Torchlight or Meta under any applicable law relating to bankruptcy, insolvency, fraudulent transfer or similar matters. Roth expressed no opinion regarding the liquidation value of Torchlight or Meta or any other entity.

The Roth opinion does not address the underlying business decision of Torchlight to engage in the Arrangement or the relative merits of the Arrangement as compared to any strategic alternatives that may be available to Torchlight, nor does it address any legal, regulatory, tax or accounting matters. The Roth opinion addresses only the fairness to the Torchlight stockholders, from a financial point of view, as of the date of the opinion, of the Arrangement. The Roth opinion does not express any view on, and does not address, any other term or aspect of the Arrangement Agreement or the Arrangement or any term or aspect of any other agreement or instrument contemplated by the Arrangement Agreement or entered into or amended in connection with the Arrangement, including the fairness of the Arrangement to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Torchlight; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Torchlight, or class of such persons in connection with the Arrangement, whether relative to the Arrangement consideration to be paid to the holders of REP common units pursuant to the Arrangement Agreement or otherwise. Any estimates contained in the analyses performed by Roth are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, Roth does not express any opinion as to the prices at which Torchlight Shares will trade at any time or as to the impact of the Arrangement on the solvency or viability of Torchlight or Meta or the ability of Torchlight or Meta to pay their respective obligations when they come due.

Roth has also assumed that the Arrangement will be consummated in accordance with the terms set forth in the Arrangement Agreement and in compliance with the applicable provisions of the Securities Act, the Exchange Act, and all other applicable federal, state and local statutes, rules, regulations and ordinances and the rules and regulations of NASDAQ and any other applicable exchanges, that the Arrangement Agreement is enforceable against each of the parties thereto in accordance with its terms, that the representations and warranties of each party in the Arrangement Agreement are true and correct, that each party will perform on a timely basis all covenants and agreements required to be performed by it under the Arrangement Agreement and that all conditions to the consummation of the transaction will be satisfied without waiver thereof. Roth has also assumed that all governmental, regulatory and other consents and approvals required to consummate the transaction will be obtained and that, in the course of obtaining any of those consents and approvals, no modification, delay, limitation, restriction or condition will be imposed or waivers made that would have an adverse effect on Torchlight or Meta or on the contemplated benefits of the transaction.

The Roth opinion was necessarily based on economic, monetary market and other conditions, as in effect on, and the information made available to it as of the date of the opinion and Roth assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. The Roth opinion was approved by a fairness committee of Roth.

Roth has been engaged by Torchlight to act as its financial advisor in connection with the Arrangement and to render its opinion to Torchlight’s Board. Roth has received a fee of $175,000 from Torchlight for rendering its opinion. No portion of such fee was based upon whether Roth delivered a favorable opinion with respect to the Arrangement. In addition, and regardless of whether the Arrangement is consummated, Torchlight agreed to reimburse Roth for its out of pocket expenses incurred in connection with our services, including fees and disbursements of its legal counsel, up to $35,000 in the aggregate. Torchlight has also agreed to indemnify Roth for certain liabilities, including liabilities under the federal securities laws, and other items arising out the financial advisory engagement.

As of the date of Roth’s opinion, Roth had received $150,000 in aggregate other advisory fees during the past two years acting as financial advisor to Torchlight in connection with the Arrangement, and anticipates an additional $250,000 in compensation upon the completion of the Arrangement. Additionally, on July 20, 2020, Roth entered into a sales agreement with Torchlight, pursuant to which Roth has served as the sales agent for Torchlight in connection with an at-the-market offering of Torchlight Shares with an aggregate value of up to $7,000,000. To date, Roth has received $15,367 in commission and fees in connection with its role as a sales agent to Torchlight.

Roth, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Roth and Roth’s affiliates are currently providing and may in the future provide investment banking and other financial services to Torchlight and Torchlight’s affiliates for which Roth and its affiliates have received and would expect to receive compensation. Roth is a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. In the ordinary course of business, Roth and Roth’s affiliates may acquire, hold or sell, for Roth’s and Roth’s affiliates’ own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Torchlight, and accordingly, may at any time hold a long or a short position in such securities. Roth may in the future provide investment banking and financial services to Torchlight or Meta for which it would expect to receive compensation.

Unaudited Financial Forecasts

Torchlight and Meta do not, as a matter of course, publicly disclose forecasts or internal projections as to future performance, revenues, earnings, financial condition or other results due to, among other reasons, the inherent uncertainty of the underlying assumptions and estimates.

However, in connection with certain due diligence requests from Torchlight and Roth related to the Arrangement, Meta provided certain unaudited prospective financial information with respect to Meta for calendar years 2020 through 2025 as prepared in August 2020 ahead of the initiation of discussions between Meta and Torchlight, on a standalone basis and without giving effect to the Arrangement (the “Meta financial forecasts”). The Meta financial forecasts were provided to Torchlight and were referred to by Roth in connection with their opinion, as described in this proxy statement under the heading “The Arrangement — Fairness Opinion.” In addition, the Meta financial forecasts were provided to the Torchlight Board and to the Meta Board in connection with their respective evaluations of the Arrangement. The Meta financial forecasts are collectively referred to in this proxy statement as the “financial forecasts.”

The financial forecasts were not prepared for the purposes of, or with a view toward, public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, published guidelines of the SEC regarding forward-looking statements or generally accepted accounting principles. A summary of certain significant elements of this information is set forth below, and is included in this proxy statement solely for the purpose of providing Torchlight stockholders access to certain prospective financial information made available to Torchlight’s financial advisors for the purpose of performing financial analyses in connection with their respective opinions. The information included below does not comprise all of the prospective financial information provided to Torchlight’s financial advisors.

Although presented with numeric specificity, the Meta financial forecasts reflect numerous estimates and assumptions made by Meta senior management at the time such forecasts were prepared, or approved for use by

Meta’s financial advisors, and represent Meta senior management’s evaluation of Meta’s expected future financial performance on a stand-alone basis, without reference to the Arrangement.t These and the other estimates and assumptions underlying the financial forecasts involve judgments with respect to, among other things, economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industries in which Meta and Torchlight operate and the risks and uncertainties described under “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements” and in the reports that Meta files with SEDAR and Torchlight files with the SEC from time to time, all of which are difficult to predict and many of which are outside the control of Meta and Torchlight and will be beyond the control of the Combined Company following completion of the Arrangement. There can be no assurance that the underlying assumptions would prove to be accurate or that the projected results would be realized, and actual results could differ materially from those reflected in the financial forecasts, whether or not the Arrangement is completed. Further, these assumptions do not include all potential actions that the senior management of Meta or Torchlight could or might have taken during these time periods. The inclusion in this proxy statement of the unaudited prospective financial information below should not be regarded as an indication that Torchlight, Meta or their board of directors or financial advisors, considered, or now consider, these projections and forecasts to be material information to any Torchlight stockholder, particularly in light of the inherent risks and uncertainties associated with those projections and forecasts. The financial forecasts are not fact and should not be relied upon as being necessarily indicative of actual future results, and this information should not be relied on as such. The financial forecasts also reflect numerous variables, expectations and assumptions available at the time they were prepared as to certain business decisions that are subject to change and do not take into account any circumstances or events occurring after the date they were prepared. No assurances can be given that if these financial forecasts and the underlying assumptions had been prepared as of the date of this proxy statement, similar assumptions would be used. In addition, the financial forecasts may not reflect the manner in which the Combined Company would operate after the Arrangement.

No independent registered public accounting firm has examined, compiled or otherwise performed any procedures with respect to the prospective financial information contained in these financial forecasts and, accordingly, no independent registered public accounting firm has expressed any opinion or given any other form of assurance with respect thereto and they assume no responsibility for the prospective financial information. The reports of the independent registered public accounting firms incorporated by reference in this proxy statement relate to the historical financial information of Meta and Torchlight, as applicable. Such reports do not extend to the financial forecasts and should not be read to do so. No independent registered public accounting firm has examined, compiled or otherwise performed any procedures with respect to the prospective financial information contained in these financial forecasts and, accordingly, no independent registered public accounting firm has expressed any opinion or given any other form of assurance with respect thereto and no independent registered public accounting firm assumes any responsibility for the prospective financial information.

In light of the foregoing, and taking into account that the Special Meeting will be held at least seven months after the financial forecasts were prepared, as well as the uncertainties inherent in any forecasted information, Torchlight stockholders are strongly cautioned not to place unwarranted reliance on such information, and Torchlight and Meta urge all Torchlight stockholders to review Torchlight’s and Meta’s respective most recent public filings for descriptions of Torchlight’s and Meta’s respective reported financial results. See “Where You Can Find More Information” in the forepart of this proxy statement.

General

The financial forecasts were prepared separately using, in some cases, different assumptions, and are not intended to be added together. Adding the financial forecasts together for the two companies is not intended to represent the results the Combined Company will achieve if the Arrangement is completed and is not intended to represent forecasted financial information for the Combined Company if the Arrangement is completed.

By including in this proxy statement a summary of the financial forecasts, neither Torchlight nor Meta nor any of Torchlight’s or Meta’s representatives has made or makes any representation to any person regarding the ultimate performance of Torchlight or Meta compared to the information contained in the financial forecasts. Neither Torchlight, Meta nor, after completion of the Arrangement, the Combined Company undertakes any obligation to update or otherwise revise the financial forecasts or financial information to reflect circumstances existing since their preparation or to reflect the occurrence of subsequent or unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions.

The financial forecasts summarized in this section are not being included in this proxy statement in order to induce any Torchlight stockholder to vote in favor of the Arrangement Proposal or any of the other proposals to be voted on at the Special Meeting.

Meta Standalone Projections

Non-GAAP

(CAD$ in millions, except per share data)

Description	2021E	2022E	2023E	2024E	2025E
Revenue	$13.4	$33.5	$45.8	$64.8	$76.5
EBITDA	$2.7	$7.2	$12.9	$24.0	$30.2
Free cash flow	($6.3)	$4.1	$6.5	$12.4	$19.7

The financial projections were not prepared with a view toward public disclosure and, accordingly, do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or GAAP. The financial projections were prepared solely for Meta, Torchlight and Roth’s internal use and are subjective in many respects. Meta’s independent registered public accounting firm has not compiled, examined, audited, or performed any procedures with respect to the financial projections, and has not expressed any opinion or any other form of assurance regarding this information or its achievability.

The above financial projections were not prepared in accordance with GAAP (or IFRS). Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP (or IFRS). Meta’s calculation of non-GAAP financial measures may differ from others in the industry. Financial measures provided to Roth are excluded from the definition of non-GAAP financial measures and therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP, or similar, financial measure. Accordingly, Torchlight has not provided a reconciliation of the financial measures included in the financial projections above.

Differences in the Rights of Securityholders

Only holders of Torchlight Shares as of the Series A Preferred Record Date will receive a dividend of Series A Preferred Stock. Holders of Meta Shares who receive Consideration Shares in the Arrangement will not receive any shares of Series A Preferred Stock. Additionally, only holders of Exchangeable Shares will have voting and economic rights through the Special Voting Share. Except for the foregoing, there will be no change in the rights of Torchlight stockholders as a result of the Arrangement.

See “Description of the Exchangeable Shares, Series A Preferred Stock and Related Agreements.”

Accounting Treatment of Transaction

The Arrangement will be accounted for using the purchase method of accounting with Torchlight as the acquirer.

Federal Income Tax Consequences of the Transaction

The following summary is a general description of certain U.S. federal income tax considerations relating to the distribution of Series A Preferred Stock to the Torchlight stockholders. The discussion is for general information only and does not consider all aspects of U.S. federal income taxation that may be relevant to the receipt, ownership and disposition of the Series A Preferred Stock in light of a stockholder’s individual circumstances. In particular, this discussion does not address the U.S. federal income tax consequences of ownership of Torchlight common stock by stockholders that do not hold the stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), or to beneficial owners subject to special treatment under the U.S. federal income tax laws, such as: dealers in securities or currencies; certain electing traders in securities; persons holding our common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a straddle or synthetic security; persons subject to the alternative minimum tax; controlled foreign corporations and passive foreign investment companies, each as defined for U.S. federal income tax purposes, and shareholders of such entities; foreign governments or international organizations, non-U.S. holders (as defined below) who hold, directly or indirectly, more than 5% of Torchlight’s issued and outstanding common stock; banks or other financial institutions; insurance companies; regulated investment companies or real estate investment trusts; entities that are tax-exempt for U.S. federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts; and pass-through entities, including partnerships and entities and arrangements classified as partnerships for U.S. federal tax purposes, and beneficial owners of pass-through entities.

Torchlight stockholders subject to the special circumstances described above may be subject to tax rules that differ significantly from those summarized below, and such holders should consult their own tax advisors to determine the U.S. federal tax consequences that may be relevant to them. In addition, this summary does not include any non-U.S. tax laws or state or local tax laws that may be applicable to a particular investor and does not consider any aspects of U.S. federal estate or gift tax law. Torchlight stockholders should consult their tax advisors as to these matters.

A stockholder is a “U.S. holder” of Torchlight common stock if the stockholder is for U.S. federal income tax purposes: an individual who is a citizen or resident of the United States; a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized or created in or under the laws of the United States, any state thereof or the District of Columbia; an estate, the income of which is subject to U.S. federal income tax regardless of the source of such income; or a trust (a) if a court within the U.S. is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of the substantial decisions of the trust, or (b) that has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes. A stockholder is a “non-U.S. holder” if it is a beneficial owner of the stock and is not a “U.S. holder” (as defined above).

This summary is based upon the Code, existing and proposed Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all in effect as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Such a change could affect the continuing validity of this discussion and may adversely affect a stockholder. There can be no assurance that the Internal Revenue Service (“IRS”) will not challenge one or more of the conclusions described herein, and we have not obtained, and do not intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning and disposing of our common stock.

Torchlight intends to treat the distribution of Series A Preferred Stock to the Torchlight stockholders as a nontaxable stock distribution as defined in the Code. If the distribution constitutes a non-taxable stock distribution, a stockholder generally will recognize no income upon the receipt of the Series A Preferred Stock, and a stockholder’s tax basis in its Torchlight common stock would be allocated between the common stock and the Series A Preferred Stock based on their respective values. Because of the contingent and uncertain nature of potential future distributions with respect to the Series A Preferred Stock, Torchlight has not made any determination regarding the value of such shares.

As noted above, Torchlight has not requested or received a ruling from the IRS with respect to the income tax treatment of the distribution. If the IRS were to determine that the distribution did not qualify as a nontaxable stock distribution, the distribution would likely be treated for U.S. holders as follows (see the next succeeding paragraph for the tax consequences to non-U.S. holders): The distribution would be treated as a taxable distribution to a U.S. holder in an amount equal to the value of the Series A Preferred Stock at the time of the distribution. In that case, the distribution would be treated as a dividend to the extent of Torchlight’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any amount treated as a dividend generally would be taxable to a U.S. holder at a maximum federal rate of 20% if the U.S. holder held the Torchlight common stock for at least 60 days during the 121-day period beginning 60 days prior to the ex-dividend date. If this holding period requirement were not satisfied, the dividend would be taxable at ordinary income rates. To the extent the distribution exceeds Torchlight’s current and accumulated earnings and profits, the distribution will first constitute a return of capital that is applied against and reduces the stockholder’s adjusted tax basis in the Torchlight common stock (determined on a share by share basis), and, to the extent such distribution exceeds the stockholder’s adjusted tax basis, the excess would be treated as gain realized on the sale or other disposition of Torchlight common stock. For Torchlight stock held for more than one year by a U.S. holder, this gain generally would be subject to tax at long-term capital gain rates (currently at a maximum federal rate of 20%). If the distribution is treated as a taxable distribution as described in this paragraph, U.S. holders will have an initial tax basis in the Series A Preferred Stock equal to the fair market value at the time of the distribution. Because of the contingent and uncertain nature of potential future distributions with respect to the Series A Preferred Stock, Torchlight has not made any determination regarding the value of such shares.

If the IRS were to determine that the distribution did not qualify as a nontaxable stock distribution, the distribution would likely be treated for non-U.S. holders as a taxable distribution in an amount equal to the value of the Series A Preferred Stock at the time of the distribution. In that case, the distribution would be treated as a dividend to the extent of Torchlight’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any amount treated as a dividend generally would be subject to U.S. income tax at a rate of 30% or such lower rate as specified by an applicable income tax treaty, provided that such dividends are not effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a U.S. “permanent establishment” maintained by such non-U.S. holder). To the extent the distribution exceeds Torchlight’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it would first constitute a return of capital that is applied against and reduces the non-U.S. holder’s adjusted tax basis in its Torchlight common stock (determined on a share by share basis), and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, the excess will be treated as gain realized on the sale or other disposition of Torchlight common stock. In this case, any gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of shares of our common stock generally will not be subject to U.S. federal income tax unless: (a) that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. “permanent establishment” maintained by the non-U.S. holder); or (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met. Gain described in the clause (a) above will be subject to U.S. federal income tax in the same manner as that of a U.S. person, unless an applicable income tax treaty provides otherwise. If such non-U.S. holder is a foreign corporation, such gain may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such income. A non-U.S. holder described in the clause (b) above will be subject to a 30% U.S. federal income tax or such lower rate as specified by an applicable income tax treaty on the gain derived from the sale, which may be offset by certain U.S.-source capital losses. Because of the contingent and uncertain nature of potential future distributions with respect to the Series A Preferred Stock, Torchlight has not made any determination regarding the value of such shares.

YOU ARE ENCOURAGED TO CONSULT WITH AN INDEPENDENT TAX ADVISOR REGARDING THE APPLICATION OF U.S. FEDERAL INCOME AND ESTATE TAX LAWS, AS WELL AS OTHER U.S. FEDERAL TAX LAWS AND THE LAWS OF ANY STATE, LOCAL OR

NON-U.S. TAXING JURISDICTION, TO YOUR PARTICULAR SITUATION. THIS DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE.

Regulatory Approvals

In addition to approval by both the Torchlight stockholders and the Meta shareholders, the consummation of the Arrangement is contingent on (a) court approval under the OBCA and a declaration following a court hearing that the Arrangement is fair to Meta securityholders; (b) approval from NASDAQ for the listing of the Combined Company Shares; and (c) the CSE having provided conditional approval for the listing of the Exchangeable Shares.

Regulatory Approvals

In addition to approval by both the Torchlight stockholders and the Meta shareholders, the consummation of the Arrangement is contingent on (a) court approval under the OBCA and a declaration following a court hearing that the Arrangement is fair to Meta securityholders; (b) approval from NASDAQ for the listing of the Combined Company Shares; and (c) the CSE having provided conditional approval for the listing of the Exchangeable Shares.

Federal Securities Law Consequences, Resale Restrictions

The Consideration Shares and Replacement Options issued pursuant to the Arrangement will not be registered under the Securities Act or the securities laws of any state of the United States and will be issued and exchanged in reliance upon the exemption from registration provided by Section 3(a)(10) of the Securities Act and exemptions from or qualifications under the registration requirements under the securities laws of applicable states of the United States. Section 3(a)(10) of the Securities Act exempts the issuance of any securities issued in exchange for one or more bona fide outstanding securities, or partly in such exchange and partly for cash, from the registration requirements of the Securities Act, where the terms and conditions of the issuance and exchange of such securities have been approved by a court of competent jurisdiction that is expressly authorized by law to grant such approval, after a hearing upon the substantive and procedural fairness of the terms and conditions of such issuance and exchange at which all persons to whom it is proposed to issue the securities have the right to appear and have received timely and adequate notice thereof. The Court is authorized to conduct a hearing at which the fairness of the terms and conditions of the Arrangement will be considered. Accordingly, the Final Order will, if granted, constitute a basis for the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) thereof with respect to the issuance of the Consideration Shares and Replacement Options pursuant to the Arrangement.

Section 3(a)(10) of the Securities Act will not be available for the issuance of any Combined Company Shares that are issuable upon exercise of the Exchangeable Shares, Replacement Options, Meta Warrants, Meta DSUs or other Meta Securities exercisable for or convertible into Meta Shares. Therefore, the Combined Company Shares issuable upon the exercise conversion of the Exchangeable Shares and any Meta Securities will be “restricted securities” within the meaning of Rule 144, and may be issued only pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws or following registration under such laws.

Following the Arrangement, the Combined Company expects to file a registration statement on Form S-3 relating to the issuance of the Company Combined shares issuable upon the exercise of any Exchangeable Shares, Meta Warrants or Meta DSUs and a registration statement on Form S-8 relating to the issuance of the Combined Company Shares issuable upon exercise of any other Meta Securities and no assurance can be made that the Combined Company will file, or have taken effective steps to file, such registration statements in the future.

The Arrangement also does not contemplate the registration of the Series A Preferred Stock, making such stock restricted as discussed herein.

Appraisal and Dissenters’ Rights

Holders of Torchlight Shares will not have any appraisal or dissenters rights in connection with the Arrangement.

Holders of Meta Shares may exercise Dissent Rights with respect to the Arrangement pursuant to and in the manner set forth under Section 185 of the OBCA, as modified by the Plan of Arrangement and the Interim Order, provided that, notwithstanding Section 185(6) of the OBCA, the written objection to the Arrangement Resolution must be sent to Meta by holders who wish to dissent and be received by Meta not later than 5:00 p.m. (Toronto time) on the second Business Day before the Meta Meeting.

The procedures for dissenting to the Arrangement Resolution require strict compliance with the applicable dissent procedures.

A registered holder of Meta Shares is entitled to be paid the fair value of the Meta Shares held by such holder in accordance with Section 185 of the OBCA, as modified by the Plan of Arrangement and the Interim Order, if such holder exercises Dissent Rights and the Arrangement becomes effective. If, as of the Effective Date, the aggregate number of Meta Shares in respect of which Shareholders have duly and validly exercised Dissent Rights, or have instituted proceedings to exercise Dissent Rights, exceeds 10% of the Meta Shares then outstanding, Meta or Torchlight is entitled, in its discretion, not to complete the Arrangement.

The following description of the dissent procedures is not a comprehensive statement of the procedures to be followed by a Dissenting Shareholder who seeks payment of the fair value of its Meta Shares and is qualified in its entirety by reference to the full text of the Plan of Arrangement, the Interim Order and Section 185 of the OBCA.

The Court hearing the application for the Final Order has the discretion to alter the Dissent Rights described herein.

Meta shareholders who duly exercise Dissent Rights and who:

•

ultimately are determined to be entitled to be paid fair value for their Meta Shares, which fair value, notwithstanding anything to the contrary contained in Section 185 of the OBCA, shall be determined as of the Exchange Time, shall be deemed to have transferred those Meta Shares as of the Exchange Time at the fair value of the Meta Shares determined as the Exchange Time in accordance with the Plan of Arrangement to Meta and shall not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such holder not exercised their Dissent Rights in respect of such Meta Shares; or

•

ultimately are determined not to be entitled, for any reason, to be paid fair value for their Meta Shares shall be deemed to have participated in the Arrangement on the same basis as a holder of Meta Shares who has not exercised Dissent Rights.

Sections 185 of the OBCA

Section 185 of the OBCA, as modified by the Plan of Arrangement and the Interim Order, provides that Meta shareholders who dissent to the Arrangement in compliance with Section 185 of the OBCA may exercise a right of dissent and require Meta to purchase the Meta Shares held by such Shareholders at the fair value of such Meta Shares.

The exercise of Dissent Rights does not deprive a Registered Shareholder of the right to vote at the Meta Meeting. However, a Shareholder is not entitled to exercise Dissent Rights in respect of the Arrangement Resolution if such holder votes any of the Meta Shares beneficially held by such holder FOR the Arrangement Resolution. The execution or exercise of a proxy against the Arrangement Resolution does not constitute a written objection for purposes of the right to dissent under Section 185 of the OBCA.

A Dissenting Shareholder must dissent with respect to all Meta Shares in which the holder owns a beneficial interest. A Registered Shareholder who wishes to dissent must send to Meta, at or before the Meta Meeting, a written objection to the resolution (a “Written Objection”) in accordance with the OBCA, unless Meta did not give notice to the shareholder of the purpose of the meeting or of the shareholder’s right to dissent.

A vote against the Arrangement Resolution, whether virtually or by proxy, or not voting on the Arrangement Resolution does not constitute a Notice of Objection. Meta shall, within ten business days after the shareholders adopt the Arrangement Resolution, send to each Dissenting Shareholder a notice that the Arrangement Resolution has been adopted, stating that Meta intends to act, or has acted, on the authority of the Arrangement Resolution and advise the Dissenting Shareholder of the manner in which dissent is to be completed under Section 185 of the OBCA.

If the Arrangement Resolution is approved by the holders of Meta Shares as required at the Meta Meeting, and if Meta notifies the Dissenting Shareholders of its intention to act upon the Arrangement Resolution, pursuant to Section 185 of the OBCA, the Dissenting Shareholder is then required, within 20 days after receipt of such notice, to send to Meta or its transfer agent a signed written notice setting out the Dissenting Shareholder’s name, the number and class of Meta Shares in respect of which the Dissenting Shareholder dissents and that the Dissent Right is being exercised in respect of all of the Dissenting Shareholder’s Meta Shares (a “Dissent Notice”). The written notice should contain any share certificate or certificates representing the Meta Shares in respect of which the Dissenting Shareholder has exercised Dissent Rights (if any) and a demand for payment of the fair value of such Meta Shares.

A Dissenting Shareholder who fails to send to Meta or transfer agent within the required periods of time the required Dissent Notice or the certificates representing the Meta Shares in respect of which the Dissenting Shareholder has dissented may forfeit its Dissent Rights. Upon delivery of these documents, the Dissenting Shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shares, except where the Dissenting Shareholder withdraws the Dissent Notice before Meta makes an offer, Meta fails to make an offer and the Dissenting Shareholder withdraws the Dissent Notice, or the directors revoke the Arrangement Resolution, in which case the Dissenting Shareholder’s rights as a Meta Shareholder are reinstated as of the date the Dissenting Shareholder sent the Dissent Notice.

The Dissenting Shareholder and Meta may agree on the payout value of the Dissent Shares; otherwise, either party may apply to the Court to determine the fair value of the Dissent Shares or apply for an order that value be established by arbitration or by reference to the registrar or a referee of the Court. If the matters provided for in the Arrangement Resolution become effective and the Dissenting Shareholder has complied with Section 185, after a determination of the payout value of the Dissent Shares, Meta must then promptly pay that amount to the Dissenting Shareholder.

Interests of Certain Persons in the Arrangement

You should be aware that members of the management and Torchlight Board have interests in the Arrangement that may be in addition to or different from the interests of Torchlight stockholders generally, which will present them with actual or potential conflicts of interest. These interests include the following:

Officer Back Pay

John A. Brda and Roger Wurtele, the Torchlight Named Executive Officers, have each deferred portions of their annual salaries to preserve Torchlight’s cash position for its operating activates, dating back to 2013 for

Mr. Brda and 2016 for Mr. Wurtele. In connection with the Arrangement, the Torchlight Named Executive Officer’s will receive payment of the outstanding salary that is due to each of them, equating to an aggregate sum of $843,226.44 to become payable to Mr. Brda and $392,950.00 to become payable to Mr. Wurtele at Closing.

Director Back Pay

Since October 26, 2020, each independent member of the Torchlight Board, including Alexandre Zyngier, Robert Lance Cook and Mike Graves, has earned quarterly cash payment of $25,000 in advance, with the fourth quarter 2020 being pro-rated, with such payments to accrue and be unpaid until such time as Torchlight had adequate cash on hand to pay such accrued amounts. Accordingly, Torchlight presently owes a total of $128,804 to the independent directors, including a total of $53,804 for the quarter ended December 31, 2020 and a total of $75,000 for the quarter ended March 31, 2021.

Golden Parachute Compensation

Background

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of the Torchlight Named Executive Officers that is based on or otherwise relates to the Arrangement. This compensation is referred to as “golden parachute” compensation by the applicable SEC executive compensation disclosure rules, and in this section such term is used to describe the Arrangement-related golden parachute compensation that is potentially payable to the Torchlight Named Executive Officers.

Torchlight has entered into an employment agreement with each Torchlight Named Executive Officer that provides that upon a change in control, which would include the Arrangement, his employment will automatically terminate and he will receive the severance payments described below.

In addition, Torchlight has granted each Torchlight Named Executive Officer a stock option that will become fully vested upon the earlier of Torchlight’s stockholder approving a change of control transaction or a change in control transaction, which would include the Arrangement.

In accordance with the SEC’s compliance rules regarding golden parachute compensation, the Golden Parachute Compensation table below sets forth the estimated amounts of certain compensation that each Torchlight Named Executive Officer could receive based upon the proposed Arrangement. The estimates below are based in part on the following assumptions:

•	The Arrangement, which will constitute a change in control of Torchlight, and will close on the latest practicable date prior to the filing of this proxy statement;

•

The value of a share as of the Closing will be $0.51 (the average closing market price of the Torchlight’s shares over the first five business days following the first public announcement of the Arrangement, rounded up to the nearest whole cent, determined in accordance with the SEC’s compliance rules);

•

All of the unvested stock option grants held by each Torchlight Named Executive Officer will fully vest (however, because the per share exercise price of a certain portion of each stock option held by each Torchlight Named Executive Officer is greater than $0.51, such acceleration of vesting will create no value for the Torchlight Named Executive Officer for such portion); and

•

Each Torchlight Named Executive Officer will experience an automatic termination of employment (as provided pursuant to his current employment agreement with Meta) that will qualify for payment of severance payments as of the end of the day on the Closing.

The actual amount of payments will likely materially differ from the below estimated amounts, which are determined in accordance with the SEC’s compliance rules. No Torchlight Named Executive Officer is entitled to any tax reimbursement payments from Torchlight. The Torchlight Named Executive Officers will receive, upon termination of employment (which, as described above, will automatically occur upon the Closing), payments of previously deferred base salaries, which payments are already vested and therefore not required to be quantified below in accordance with the SEC’s compliance rules. In addition, Mr. Brda will enter into a Consulting Agreement with the Combined Company (the “Consulting Agreement”), which Consulting Agreement will provide for fixed monthly payments for a fixed term in exchange for his assistance with certain post-Closing integration matters, which payments are not required to be quantified below in accordance with the SEC’s compliance rules. Finally, the amounts shown below are pre-tax.

Golden Parachute Compensation

Torchlight Named Executive Officer	Cash(1) ($)	Equity(2) ($)	Total ($)
John A. Brda	$80,000	3,750	$83,750
Roger Wurtele	$60,000	3,750	$63,750

(1)

As described above, pursuant to his Employment Agreement, upon the Closing, each Torchlight Named Executive Officer’s employment with Torchlight will automatically terminate and he will receive a lump sum cash payment for the base salary the Torchlight Named Executive Officer would have earned through July 15, 2021. This column quantifies such payment for each Torchlight Named Executive Officer based on the assumptions noted above, and assuming the any such termination occurred on March 15, 2021. The amounts included in this column are “double trigger” in nature; namely, eligibility to receive this amount requires both the occurrence of a change in control and a termination of employment (which, as described above, will automatically occur upon a change in control, which would include the Arrangement).

(2)

Pursuant to the terms and conditions of a stock option granted to each Torchlight Named Executive Officer on July 15, 2020, the total number of unvested shares covered by each stock option grant will automatically vest upon the earlier of Torchlight’s stockholders approving the Arrangement transaction or the Closing. Mr. Brda’s stock option grant covers 2,250,000 unvested shares, of which 375,000 shares have a per share exercise price of $0.50 and 1,875,000 shares have a per share exercise price of $1.00. Mr. Wurtele’s stock option grant covers 750,000 unvested shares, of which 375,000 shares have a per share exercise price of $0.50 and 375,000 shares have a per share exercise price of $1.00. Given that the value of a share as of the Closing is hypothetically $0.51, as determined in accordance with the SEC’s compliance rules regarding golden parachute compensation, the acceleration of vesting of 1,875,000 unvested shares covered by Mr. Brda’s stock option grant, which have a per share exercise price of $1.00, and the acceleration of vesting of 375,000 unvested shares covered by Mr. Wurtele’s stock option grant, which have a per share exercise price of $1.00, hypothetically create no value for the respective Torchlight Named Executive Officer. This column quantifies the value attributable to the remaining unvested shares covered by each Torchlight Named Executive Officer’s stock option based on the assumptions noted above. The amounts included in this column are “single trigger” in nature; namely, eligibility to receive this amount requires solely the occurrence of a change in control, which would include the Arrangement.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of January 30, 2021, concerning, except as indicated by the footnotes below, (a) each person whom beneficially owns more than 5% of the Torchlight Shares, (b) each of Torchlight’s directors, (c) each Torchlight Named Executive Officer and (d) all of Torchlight’s directors and executive officers as a group. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Torchlight Energy Resources, Inc., 5700 W. Plano Parkway, Suite 3600, Plano, Texas 75093. Torchlight has determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, Torchlight believes, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Applicable percentage ownership is based on 121,108,381 shares of common stock outstanding at January 30, 2021 (which amount excludes the 262,001 restricted shares of common stock held by our director Alexandre Zyngier). In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, Torchlight deemed outstanding Torchlight Shares subject to stock options or warrants held by that person that are currently exercisable or exercisable within 60 days of January 30, 2021 and shares of common stock issuable upon conversion of other securities held by that person that are currently convertible or convertible within 60 days of January 30, 2021. Torchlight did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, stock options and warrants referenced in the footnotes below are currently fully vested and exercisable. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Shares of Torchlight Beneficially Owned

	Common Stock
Name of beneficial owner	Shares		% of Class
John A. Brda	2,318,322	(1)	1.91
President, CEO, Secretary and Director
Gregory McCabe	20,232,308	(2)	16.71
Director (Chairman of the Board)
Roger N. Wurtele	10,000		*
Chief Financial Officer
Robert Lance Cook	300,000	(3)	*
Director
Michael J. Graves	745,000	(4)	*
Director
Alexandre Zyngier	600,000	(5)	*
Director
All directors and executive officers as a group (6 persons)	24,205,630		19.74

(1)

Consists of shares of common stock held by the John A. Brda Trust (the “Trust”). Mr. Brda is the settlor of the Trust and reserves the right to revoke the Trust without the consent of another person. Further, he is the trustee of the Trust and exercises investment control over the securities held by the Trust.

(2)

Includes (a) 11,994,769 shares of common stock held directly by Mr. McCabe; (b) 797,099 shares of common stock held by G Mc Exploration, LLC (“GME”); and (c) 7,126,960 shares of common stock held by McCabe Petroleum Corporation (“MPC”). Mr. McCabe may be deemed to hold beneficial ownership of securities held by GME as a result of his ownership of 50% of the outstanding membership interests of GME, and accordingly, Mr. McCabe may be deemed to have shared voting and investment power with respect to shares owned by GME. Mr. McCabe may be deemed to hold beneficial ownership of securities held by MPC as a result of his ownership of 100% of the outstanding shares of capital stock of MPC.

(3)	Consists of stock options that are exercisable into shares of common stock.
(4)	Includes stock options that are exercisable into 600,000 shares of common stock.
(5)	Consists of stock options that are exercisable into shares of common stock.

The following table sets forth information, as of January 30, 2021, concerning, except as indicated by the footnotes below, (a) each person whom beneficially owns more than 5% of the Meta Shares, (b) each of Meta’s directors, (c) each Meta Named Executive Officer and (d) all of Meta’s directors and executive officers as a group. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Metamaterial Inc., 1 Research Drive, Dartmouth, Nova Scotia, Canada B2Y 4MP. Except as indicated by the footnotes below, Meta believes, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Applicable percentage ownership is based on 83,597,092 shares of common stock outstanding at January 30, 2021. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, Meta deemed outstanding Meta Shares subject to stock options or warrants held by that person that are currently exercisable or exercisable within 60 days of January 30, 2021 and shares of common stock issuable upon conversion of other securities held by that person that are currently convertible or convertible within 60 days of January 30, 2021. Meta did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, stock options and warrants referenced in the footnotes below are currently fully vested and exercisable. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Shares of Meta Beneficially Owned

	Common Stock
Name of beneficial owner	Shares		% of Class
Greater than 5% stockholders
George Palikaras	17,483,340	(1)	20.91%
President, CEO, and Director
Thomas Welch	11,791,359	(2)	14.10%
Ann Lambert	11,791,359	(3)	14.10%
Nova Scotia Innovation Corporation	10,017,860		11.98%

Executive Officers and Directors
George Palikaras	17,483,340	(1)	20.91%
President, CEO, and Director
Maurice Guitton	733,272	(4)	*
Director
Eric Leslie	660,929	(5)	*
Director
Ram Ramkumar	542,673	(6)	*
Director (Chairman of the Board)
Kenneth Rice	300,000	(7)	*
Chief Financial Officer and Executive Vice President
Allison Christilaw	100,000	(8)	*
Director
Steen Karsbo	100,000	(9)	*
Director
Ken Hannah	0		—
Director
All directors and executive officers as a group (8 persons)	19,920,214		23.83%

1.

Includes (a) 12,375,000 Meta Shares held by Lamada Guard Technologies LTD, (b) 1,792,832 Meta Shares held by Mr. Palikaras’ wife, (c) 882,227 Meta Shares that Mr. Palikaras has the right to acquire from Meta within 60 days of January 30, 2021 pursuant to the exercise of Meta Options, (d) 32,484 Meta Shares that Mr. Palikaras’ wife has the right to acquire from Meta within 60 days of January 30, 2021 pursuant to the exercise of Meta Options, (e) 4,057 Meta Shares that Mr. Palikaras has the right to acquire from Meta within 60 days of January 30, 2021 pursuant to the exercise of Meta Warrants, (f) 792,000 Meta Shares that Mr. Palikaras has the right to acquire from Meta within 60 days of January 30, 2021 pursuant to the redemption of Meta DSUs, and (g) 176,000 Meta Shares that Mr. Palikaras’ wife has the right to acquire from Meta within 60 days of January 30, 2021 pursuant to the redemption of Meta DSUs.

2.	Includes 6,110,195 Meta Shares held by Mr. Welch’s wife, Ann Lambert.
3.	Includes 5,681,164 Meta Shares held by Ms. Lamberts’ husband, Thomas Welch.

4.

Includes (a) 539,603 Meta Shares that Mr. Guitton has the right to acquire from Meta within 60 days of January 30, 2021 pursuant to the exercise of Meta Options, (b) 4,057 Meta Shares that Mr. Guitton has the right to acquire from Meta within 60 days of January 30, 2021 pursuant to the exercise of Meta Warrants, and (c) 181,500 Meta DSUs that Mr. Guitton has the right to acquire from Meta within 60 days of January 30, 2021 pursuant to the redemption of Meta DSUs.

5.	Includes 387,428 Meta Shares that Mr. Leslie has the right to acquire from Meta within 60 days of January 30, 2021 pursuant to the exercise of Meta Options.
6.

Includes (a) 300,000 Meta Shares that Mr. Ramkumar has the right to acquire from Meta within 60 days of January 30, 2021 pursuant to the exercise of Meta Options and (b) 80,891 Meta Shares that Mr. Ramkumar has the right to acquire from Meta within 60 days of January 30, 2021 pursuant to Meta Warrants.

7.	Includes 300,000 Meta Shares that Mr. Rice has the right to acquire from Meta within 60 days of January 30, 2021 pursuant to the exercise of Meta Options.
8.	Includes 100,000 Meta Shares that Ms. Christilaw has the right to acquire from Meta within 60 days of January 30, 2021 pursuant to the exercise of Meta Options.
9.	Includes 100,000 Meta Shares that Mr. Karsbo has the right to acquire from Meta within 60 days of January 30, 2021 pursuant to the exercise of Meta Options.

The following table and the related notes present certain information with respect to the beneficial ownership of the Combined Company Shares upon the Closing of the Arrangement, assuming the Closing of the Arrangement occurred on     , 2021, by: (a) each person or group of affiliated persons known by Torchlight or Meta to become the beneficial owner of more than 5% of the common stock of the Combined Company upon the Closing of the Arrangement; (b) each of the directors of the Combined Company; (c) each of the executive officers of the Combined Company; and (d) all executive officers and directors of the Combined Company as a group.

Unless otherwise indicated in the footnotes to this table, Torchlight and Meta believe that each of the persons named in this table have sole voting and investment power with respect to the shares indicated as beneficially owned.

The following table assumes, for calculation of an example only, (a) no exercise of outstanding options to purchase Torchlight Shares or Meta Shares prior to the Closing of the Arrangement, except for those outstanding options that can be exercised within 60 days of January 30, 2021, (b) an Exchange Ratio of 4.55, (c) that the Closing of the Arrangement occurred on January 30, 2021, (d) that immediately prior to the Closing, Torchlight will have 126,787,049 Torchlight Shares outstanding and Meta will have 83,597,092 Meta Shares outstanding (after giving effect to the issuance of the securities in the Pre-Closing Financing and the Working Capital Financing), (e) no reverse stock split certain convertible debentures and the Bridge Notes will not be converted. Based on these assumptions, there will be a total of [●] Combined Company Shares outstanding upon the Closing of the Arrangement, after the Pre-Closing Financing and the Working Capital Financing.

The Combined Company Shares that may be acquired by an individual or group within 60 days of January 30, 2021, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of the Combined Company’s common stock of any other person shown in the table. Unless otherwise indicated, the address for the following stockholders is: c/o Metamaterial Inc., 1 Research Drive, Dartmouth, Nova Scotia, Canada B2Y 4MP.

Shares Beneficially Owned

	Common Stock
Name of beneficial owner	Shares		% of Class
Greater than 5% stockholders
George Palikaras	79,548,021	(1)	15.69%
President, CEO, and Director
Thomas Welch	53,659,890	(2)	10.58%
Ann Lambert	53,649,890	(3)	10.58%
Nova Scotia Innovation Corporation	45,580,589		8.99%
Executive Officers and Directors
George Palikaras	79,548,021	(1)	15.69%
President, CEO, and Director
Maurice Guitton	3,336,338	(4)	*
Director
Eric Leslie	3,007,182	(5)	*
Director
Ram Ramkumar	2,469,126	(6)	*
Director (Chairman of the Board)
Kenneth Rice	1,364,980	(7)	*
Chief Financial Officer and Executive Vice President
Allison Christilaw	454,993	(8)	*
Director
Steen Karsbo Director	454,993	(9)	*
Ken Hannah Director	0		—
All directors and executive officers as a group (8 persons)	90,635,634		17.9%

1.

Includes (a) 56,305,418 Combined Company Shares held by Lamada Guard Technologies LTD, (b) 8,157,265 Combined Company Shares held by Mr. Palikaras’ wife, (c) 4,014,074 Combined Company Shares that Mr. Palikaras has the right to acquire from the Combined Company within 60 days of January 30, 2021 pursuant to the exercise of Meta Options, (d) 147,800 Combined Company Shares that Mr. Palikaras’ wife has the right to acquire from the Combined Company within 60 days of January 30, 2021 pursuant to the exercise of Meta Options, (e) 18,459 Combined Company Shares that Mr. Palikaras has the right to acquire from the Combined Company within 60 days of January 30, 2021 pursuant to the exercise of Meta Warrants, (f) 3,603,547 Combined Company Shares that Mr. Palikaras has the right to acquire from the Combined Company within 60 days of January 30, 2021 pursuant to the redemption of Meta DSUs, and (g) 800,788 Combined Company Shares that Mr. Palikaras’ wife has the right to acquire from the Combined Company within 60 days of January 30, 2021 pursuant to the redemption of Meta DSUs.

2.	Includes 27,800,976 Combined Company Shares held by Mr. Welch’s wife, Ann Lambert.
3.	Includes 25,848,914 Combined Company Shares held by Ms. Lamberts’ husband, Thomas Welch.
4.	Includes (a) 2,455,157 Combined Company Shares that Mr. Guitton has the right to acquire from the Combined Company within 60 days of January 30, 2021 pursuant to the exercise of Meta Options, (b)

18,459 Combined Company Shares that Mr. Guitton has the right to acquire from the Combined Company within 60 days of January 30, 2021 pursuant to the exercise of Meta Warrants, and (c) 825,813 Combined Company DSUs that Mr. Guitton has the right to acquire from the Combined Company within 60 days of January 30, 2021 pursuant to the redemption of Meta DSUs.
5.	Includes 1,762,771 Combined Company Shares that Mr. Leslie has the right to acquire from the Combined Company within 60 days of January 30, 2021 pursuant to the exercise of Meta Options.
6.

Includes (a) 1,364,980 Combined Company Shares that Mr. Ramkumar has the right to acquire from the Combined Company within 60 days of January 30, 2021 pursuant to the exercise of Meta Options and (b) 368,049 Combined Company Shares that Mr. Ramkumar has the right to acquire from the Combined Company within 60 days of January 30, 2021 pursuant to Meta Warrants.

7.	Includes 1,364,980 Combined Company Shares that Mr. Rice has the right to acquire from the Combined Company within 60 days of January 30, 2021 pursuant to the exercise of Meta Options.
8.	Includes 454,993 Combined Company Shares that Ms. Christilaw has the right to acquire from the Combined Company within 60 days of January 30, 2021 pursuant to the exercise of Meta Options.
9.	Includes 454,993 Combined Company Shares that Mr. Karsbo has the right to acquire from the Combined Company within 60 days of January 30, 2021 pursuant to the exercise of Meta Options.

THE ARRANGEMENT AGREEMENT

The following is a summary description of certain material provisions of the Arrangement Agreement, is not comprehensive and is qualified in its entirety by reference to the full text of the Arrangement Agreement and the Plan of Arrangement, which is attached hereto as Annex B.

On December 14, 2020, Torchlight entered into the Arrangement Agreement with Meta. Pursuant the Arrangement Agreement, Torchlight has agreed to acquire all of the issued and outstanding Meta Shares by Torchlight by way of the Arrangement.

Under the terms of the Plan of Arrangement, (a) each Meta shareholder who is an Eligible Holder may elect to (i) receive in respect of any or all of their Meta Shares, Exchangeable Share Consideration and (ii) receive in respect of the balance of their Meta Shares, if any, the Torchlight Share Consideration, and (b) each Meta shareholder who is not an Eligible Holder is entitled to receive the Torchlight Share Consideration. For more information about the terms of the Exchangeable Shares and making your election as an Eligible Holder, see “Description of Exchangeable Shares, Series A Preferred Stock and Related Agreements.”

Representations and Warranties

The Arrangement Agreement contains certain customary representations and warranties of Meta and Torchlight. The assertions embodied in those representations and warranties are solely for the purposes of the Arrangement Agreement. Certain representations and warranties may not be accurate and complete as of any specified date because they are qualified by certain disclosure provided by Meta to Torchlight or Torchlight to Meta, as applicable, or are subject to a standard of materiality or are qualified by reference to a Material Adverse Effect.

The representations and warranties provided by Meta in favor of Torchlight in the Arrangement Agreement relate to, among other things: the due incorporation, existence of Meta and its subsidiaries and the power and authority of Meta and its subsidiaries to own or lease their respective property and assets and conduct their respective business; Meta’s ownership of its subsidiaries; the absence of any bankruptcy or insolvency proceedings by or against Meta or its subsidiaries; Meta and its subsidiaries’ compliance with applicable Laws; corporate power and authority of Meta to enter into the Arrangement Agreement and perform its obligations thereunder; the due execution and delivery of the Arrangement Agreement by Meta; governmental approvals; third-party notices and consents; the execution and delivery of the Arrangement Agreement by Meta, the performance by Meta of its obligations thereunder and the consummation of the transactions contemplated thereby not resulting in a breach, violation, or default under Meta’s constating documents; the authorized, issued and outstanding share capital of Meta and each of its subsidiaries; the absence of any cease trade order; issued and outstanding convertible securities of Meta; Meta’s financial statements and financial reporting; Meta’s conduct of business and the absence of a Material Adverse Effect in respect of Meta; the absence of undisclosed liabilities; Meta’s internal control over financial reporting; absence of proceedings or investigations by governmental authorities; the absence of any shareholder agreement or similar agreement affecting the voting control of the securities of Meta; tax related matters; performance under material contracts; the absence of certain changes or events; the relationships of Meta and its subsidiaries with their respective suppliers, distributors and customers; governmental licenses; brokers and fees; indebtedness of non-arm’s length parties; related party transactions; directors and officers; insurance matters; owned and leased real property; maintenance of books and records; rights to owned and licensed intellectual property; permits and licenses; environmental matters; employment matters; benefit plan matters; the material contracts of Meta and its subsidiaries; Meta’s reporting issuer status under applicable securities laws and the listing of the Meta Shares on the CSE; compliance with anti-money laundering and corrupt practices legislation; and restrictions on business activities.

The representations and warranties provided by Torchlight in favor of Meta in the Arrangement Agreement relate to, among other things: the due incorporation, existence of Torchlight and its subsidiaries and the power and authority of Torchlight and its subsidiaries to own or lease their respective property and assets and conduct their respective business; Torchlight’s ownership of its subsidiaries; the absence of any bankruptcy or insolvency proceedings by or against Torchlight or its subsidiaries; Torchlight and its subsidiaries’ compliance with applicable Laws; corporate power and authority of Torchlight to enter into the Arrangement Agreement and perform its obligations thereunder; the due execution and delivery of the Arrangement Agreement by Torchlight, Canco and Callco; governmental approvals; third-party notices and consents; the execution and delivery of the Arrangement Agreement by Torchlight, the performance by Torchlight of its obligations thereunder and the consummation of the transactions contemplated thereby not resulting in a breach, violation, or default under Torchlight’s constating documents; the authorized, issued and outstanding share capital of Torchlight and each of its subsidiaries; the absence of any cease trade order; the issued and outstanding convertible securities of Torchlight; Torchlight’s financial statements and financial reporting; Torchlight’s conduct of business and the absence of a Material Adverse Effect in respect of Torchlight; the absence of undisclosed liabilities; Torchlight’s internal control over financial reporting; the validity of the Series A Certificate of Designation under Nevada Law and the dividend of Series A Preferred Stock to be declared prior to the Effective Time being exempt from registration under applicable securities laws; absence of proceedings or investigations by governmental authorities; the absence of any shareholder agreement or similar agreement affecting the voting control of the securities of Torchlight; tax related matters; performance under material contracts; the absence of certain changes or events; the relationships of Torchlight and its subsidiaries with their respective suppliers, distributors and customers; governmental licenses; brokers and fees; indebtedness of non-arm’s length parties; related party transactions; directors and officers; insurance matters; owned and leased real property; maintenance of books and records; rights to owned and licensed intellectual property; permits and licenses; environmental matters; employment matters; benefit plan matters; the material contracts of Torchlight and its subsidiaries; Torchlight’s reporting issuer status under applicable securities laws and the listing of the Meta Shares on NASDAQ; compliance with anti-money laundering and corrupt practices legislation; restrictions on business activities; Torchlight’s title to or right to produce and sell its petroleum, natural gas and related hydrocarbons; the oil and gas assets of Torchlight not being subject to an agreement that provides for an area of mutual interest or an area of exclusion; the absence of any reduction or production penalty on the oil and gas assets or properties of Torchlight; proper payment of all royalties and applicable Taxes in respect of Torchlight’s oil and gas assets or properties; compliance with production limits imposed by any applicable Laws or any Governmental Entity and the absence of any production penalties or restrictions; drilling and operation of wells; construction, operation and maintenance of tangible depreciable property used in connection with Torchlight’s oil and gas assets; descriptions of wells, facilities and lands of Torchlight; and compliance with ongoing reporting or continuous drilling obligations.

Torchlight Business Sale

Prior to and following the Effective Time, Torchlight, or the Combined Company, as applicable, shall use its commercially reasonable efforts to enter into one or more Asset Sale Transactions for the sale of the O&G Assets. Prior to the Effective Time, Torchlight shall not amend, modify or waive any provisions of any definitive agreement in respect of an Asset Sale Transaction without the prior written consent of Meta, which consent shall not be unreasonably withheld, delayed or conditioned.

In connection with any Asset Sale Transaction to be consummated prior to the Effective Time, Torchlight shall (i) use its commercially reasonable efforts to seek and obtain written agreements in form and substance reasonably acceptable to Meta from all parties to Contracts that will be transferred and assigned in connection with the Asset Sale Transaction releasing Torchlight from any and all liabilities and obligations under such Contracts, (ii) provide evidence reasonably satisfactory to Meta that no material tax or other liabilities will arise to Torchlight as a result of the Asset Sale Transaction, other than contractual obligations under the definitive agreement in respect of any such Asset Sale Transaction and (iii) deliver to Meta a schedule, which schedule shall be reasonably acceptable to Meta, setting forth the list of Contracts and other assets and all related liabilities and obligations to be transferred as part of the Asset Sale Transaction.

Following the Effective Time, the board of directors of the Combined Company will delegate to the Sale Representatives the authority to pursue, and negotiate the proposed terms and conditions of, the Asset Sale Transactions. The Sale Representatives will keep the board of directors of the Combined Company informed of the status of each Asset Sale Transaction, and will submit the definitive terms and conditions of any proposed Asset Sale Transaction to the board of directors of the Combined Company for approval. This delegation of authority will expire at the Asset Sale Expiration Date.

See “Description of Exchangeable Shares, Series A Preferred Stock and Related Agreements — Description of Series A Preferred Stock.”

Preferred Stock Dividend

Prior to the Effective Time, Torchlight will declare and issue a dividend, on a one-for-one basis, of Series A Preferred Stock to the Torchlight stockholders as of the Series A Preferred Record Date that will entitle such Torchlight stockholders to Asset Sale Dividends from any Asset Sale Transactions consummated prior to the Asset Sale Expiration Date. The Net Proceeds from any Asset Sale Transaction will be determined by agreement of the Combined Company and the Series A Preferred Representative, and after the deduction of the Holdback Amount, the remaining Net Proceeds will be paid as a Net Proceeds Dividend to the holders of Series A Preferred Stock. Additionally, any Holdback Amount remaining after the satisfaction of all claims for indemnification made by the Combined Company in accordance with the Series A Certificate of Designation will be paid as Holdback Dividend to the holders of Series A Preferred Stock. The Series A Preferred Representative will represent the holders of Series A Preferred Stock in connection with any claims for indemnification made by the Combined Company.

Following the Asset Sale Expiration Date, subject to certain conditions, the Combined Company may declare a Spin-Off Dividend of any Remaining Assets to the holders of Series A Preferred Stock. Torchlight will consult with the Series A Preferred Representative regarding the structure, timing and material terms of the Spin-Off Dividend, which must ultimately be approved by the board of directors of the Combined Company. If the Combined Company cannot declare a Spin-Off Dividend in a manner that is exempt from registration pursuant to applicable securities laws, the Combined Company will use good faith, commercially reasonable efforts to preserve the value of any Remaining Assets or to distribute or provide the value of the Remaining Assets to the holders of Series A Preferred Stock.

Persons that acquire Torchlight Shares after the Series A Preferred Record Date (including Meta shareholders pursuant to the Arrangement) will not receive Series A Preferred Stock.

See “Description of Exchangeable Shares, Series A Preferred Stock and Related Agreements — Description of Series A Preferred Stock.”

Conduct of Business of Meta

The Arrangement Agreement includes a general covenant by Meta in favor of Torchlight that, except (a) with the prior written consent of Torchlight, (b) as required or expressly permitted by the Arrangement Agreement, or (c) as required by applicable Law or a Governmental Entity, it will, and will cause each of the subsidiaries of Meta to conduct business only in the Ordinary Course and in accordance with applicable Laws during the Pre-Effective Date Period.

Meta has particularly covenanted and agreed that, during the Pre-Effective Date Period, except (a) with the prior written consent of Torchlight, such consent not to be unreasonably withheld, (b) as expressly required or permitted by the Arrangement Agreement, or (c) as required by applicable Law or a Governmental Entity, it will not:

•	issue, deliver, sell, pledge, lease, dispose of or encumber, or agree or offer to issue, deliver, sell, pledge, lease, dispose of or encumber, any Meta Shares or securities of its subsidiaries, or any securities convertible, exchangeable or exercisable into or for Meta Shares or securities of its subsidiaries, or any options, warrants, stock appreciation rights, phantom stock awards or other rights that are linked to the price or value of the Meta Shares or securities of the subsidiaries of Meta (other than pursuant to the exercise, in accordance with their respective terms, of Meta Options, or Meta Warrants outstanding on the date of the Arrangement Agreement) or amend, extend or terminate, or agree to amend, extend or terminate, any of the terms of, or agreements governing, any of the outstanding Meta Options, Meta Warrants or other convertible securities of Meta or its subsidiaries;

•

amend or propose to amend its articles or by-laws or other constating documents or the terms of any of its securities; or, except as contemplated by the Arrangement Agreement, split, consolidate or reclassify, or propose to split, consolidate or reclassify, any of the Meta Shares or undertake or propose to undertake any other capital reorganization or change in or exchange of Meta Shares, any other of its securities or its share capital;

•

adopt a plan of liquidation or resolution providing for the complete or partial liquidation, winding-up, dissolution, merger, consolidation, restructuring, recapitalization, or sale of all or substantially all of the assets of Meta or any of its subsidiaries, or enter into any agreement with respect to any of the foregoing;

•

except with respect to inter-company transfers between Meta and its subsidiaries, sell, pledge, lease, transfer, dispose of or encumber any assets, rights or properties of Meta or any of its subsidiaries, except in the Ordinary Course of business consistent with past practice;

•

acquire or agree to acquire (by merger, amalgamation, arrangement, acquisition of shares or assets or otherwise) any Person or division or business unit thereof, or make or agree to make any investment either by purchase of shares or securities, contributions of capital, property transfer or purchase of, any property or assets of any other Person;

•	make any material change to its business;

•	incur, create, assume or otherwise become liable for, any indebtedness for borrowed money, other than in the Ordinary Course;

•	enter into or adopt any shareholder rights plan or similar agreement or arrangement;

•

make, revoke or change any Tax election; amend any previously filed Tax Return except as may be required by applicable Law; file any Tax Return inconsistent with past practice; settle or compromise any Liability for Taxes; agree to an extension or waiver of the limitation period with respect to the assessment, reassessment, or determination of Taxes; enter into any closing agreement with respect to any Tax; surrender any right to claim a material Tax refund; change an annual accounting period; adopt or change any accounting method with respect to Taxes; or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment unless, in each case, such action is required by Law

•	subject to changes as a result of the transactions in the Arrangement Agreement, amend its accounting policies or adopt new accounting policies, except as may be required by applicable Law or IFRS;

•

omit to do anything to jeopardize the validity or enforceability of intellectual property of Meta or its subsidiaries, including the non-payment of any application, search, maintenance or other official fees; or disclosing any trade secrets to any other person (except pursuant to sufficiently protective non-disclosure agreements);

•	take any action that would cause a violation by any Person of economic sanctions or export controls;

•

take any action or fail to take any action that prevents, or materially delays, impedes or interferes with, or that would reasonably be expected to prevent or materially delay, impede or interfere with, the ability of the Parties to consummate the transactions contemplated by the Arrangement Agreement or the Arrangement;

•

take any action or fail to take any action which action or failure to act would result in the material loss, expiration or surrender of, or the loss of any material benefit under, or reasonably be expected to cause any Governmental Entities to institute proceedings for the suspension, revocation or limitation of rights under, any Authorizations or Permits;

•

enter into any transaction or perform any act that would render, or would reasonably be expected to render any representations and warranties made by Meta set forth in the Arrangement Agreement untrue or inaccurate in any respect; or

•	announce an intention, authorize or propose, or enter into or modify any contract, agreement, commitment or arrangement, to do any of the matters prohibited by the foregoing subsections.

Pursuant to the Arrangement Agreement, Meta will also promptly notify Torchlight orally and in writing upon becoming aware of any circumstance or development that, to the knowledge of Meta, would, or would reasonably be expected to, constitute or result in a Material Adverse Effect in respect of Meta.

Conduct of Business of Torchlight

The Arrangement Agreement includes a general covenant by Torchlight, Canco and Callco in favor of Meta that, except (a) with the prior written consent of Meta, (b) as required or expressly permitted by the Arrangement Agreement, or (c) as required by applicable Law or a Governmental Entity, it will, and will cause the other members of the Torchlight Group to: (i) to conduct business only in the Ordinary Course and in accordance with applicable Laws during the Pre-Effective Date Period; (ii) use all commercially reasonable efforts to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse before the Outside Date; and (iii) use all commercially reasonable efforts to enter into a definitive agreement and consummate the Asset Sale Transactions but shall not distribute, use or in any other way divulge of the proceeds of such transaction other than explicitly set forth in the Series A Certificate of Designation.

Torchlight has particularly covenanted and agreed that, during the Pre-Effective Date Period, except (a) with the prior written consent of Meta, such consent not to be unreasonably withheld, (b) as expressly required or permitted by the Arrangement Agreement, or (c) as required by applicable Law or a Governmental Entity, it will not:

•

issue, deliver, sell, pledge, lease, dispose of or encumber, or agree or offer to issue, deliver, sell, pledge, lease, dispose of or encumber, any Torchlight Shares or securities of its subsidiaries, or any securities convertible, exchangeable or exercisable into or for Torchlight Shares or securities of its subsidiaries (including Canco and Callco), or any options, warrants, stock appreciation rights, phantom stock awards or other rights that are linked to the price or value of the Torchlight Shares or securities of the subsidiaries of Torchlight (other than pursuant to the exercise, in accordance with their respective terms, of options, warrants or other convertible securities of Torchlight outstanding on the date of the Arrangement Agreement) or amend, extend or terminate, or agree to amend, extend or terminate, any of the terms of, or agreements governing, any of the outstanding options, warrants or other convertible securities of Torchlight or its subsidiaries; provided, that Torchlight shall be permitted to raise up to $5 million of Working Capital Financing (which shall include the Spin-Off Cost Reserve Amount) so long as the Torchlight Shares that are issued (or would be issued upon conversion, exchange or exercise of any other equity security) in any such financing are taken into account in the calculation of the Exchange Ratio, such that the Consideration to be received by the Meta shareholders is not diluted by any Torchlight Shares issued or issuable in connection with any such financing;

•

amend or propose to amend its articles or by-laws or other constating documents or the terms of any of its securities; or, except as contemplated by the Arrangement Agreement, split, consolidate or reclassify, or propose to split, consolidate or reclassify, any of the Torchlight Shares or undertake or propose to undertake any other capital reorganization or change in or exchange of Torchlight Shares, any other of its securities or its share capital;

•

declare, set aside or pay any dividend or other distribution or payment (whether in cash, securities or property or any combination thereof) in respect of the Torchlight Shares or any other securities of Torchlight, redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any outstanding securities of Torchlight, adopt a plan of liquidation or resolution providing for the complete or partial liquidation, winding-up, dissolution, merger, consolidation, restructuring, recapitalization, or sale of all or substantially all of the assets of Torchlight or any of its subsidiaries (including Canco and Callco), or enter into any agreement with respect to any of the foregoing;

•

except with respect to inter-company transfers between Torchlight and its subsidiaries, sell, pledge, lease, transfer, dispose of or encumber any assets, rights or properties of Torchlight or any of its subsidiaries, except in the Ordinary Course of business consistent with past practice;

•

acquire or agree to acquire (by merger, amalgamation, arrangement, acquisition of shares or assets or otherwise) any Person or division or business unit thereof, or incorporate or form, or agree to incorporate or form, any Person or make or agree to make any investment either by purchase of shares or securities, contributions of capital, property transfer or purchase of, any property or assets of any other Person;

•

make any material change to its business or enter into enter into any Contract that, if entered into prior to the date of the Arrangement Agreement, would be a Material Contract of Torchlight other than in the Ordinary Course of business consistent with past practice;

•	enter into or agree to the terms of any joint venture, strategic alliance, partnership, or similar agreement, arrangement or relationship;

•

incur, create, assume or otherwise become liable for, any indebtedness for borrowed money, other than in respect of trade payables, which trade payables in no event will exceed CAD$3,000,000 in the aggregate, unless otherwise consented to by Meta acting reasonably;

•	assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligation of any other Person; make any loans, capital contribution, investments or advances;

•

pay, discharge or satisfy any material claims, liabilities or obligations of Torchlight or any of its subsidiaries other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against the Torchlight annual financial statements or incurred in the ordinary course of business consistent with past practice;

•

waive, release, grant or transfer any material rights, claims or benefits under, or otherwise modify or change, any existing Material Contract, Authorization or Permit of Torchlight or its subsidiaries, other than in the ordinary course of business consistent with past practice or as required by applicable Law or the terms of any such Material Contract, Authorization or Permit;

•

enter into or modify (or make a promise regarding entering into or modifying) any Employee Plan or any employment, consulting, severance or similar agreements or arrangements with, or grant any bonuses, salary or fee increases, severance or termination pay to, any officers, directors, employees or consultants provided, however, that it is acknowledged and agreed that Torchlight will abide by the terms and conditions of any Employee Plan and any employment agreements and consulting agreements in effect on the date of the Arrangement Agreement, including with respect to the payments of any severance amounts or change of control payments, if applicable;

•	enter into any collective bargaining or similar agreement;

•	enter into or adopt any shareholder rights plan or similar agreement or arrangement;

•

make, revoke or change any Tax election; amend any previously filed Tax Return except as may be required by applicable Law; file any Tax Return inconsistent with past practice; settle or compromise any Liability for Taxes; agree to an extension or waiver of the limitation period with respect to the assessment, reassessment, or determination of Taxes; enter into any closing agreement with respect to any Tax; surrender any right to claim a material Tax refund; change an annual accounting period; adopt or change any accounting method with respect to Taxes; or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment unless, in each case, such action is required by Law;

•	amend its accounting policies or adopt new accounting policies, except as may be required by applicable Law or GAAP;

•	make any capital expenditures;

•

waive, release, settle, agree to settle or compromise any pending or threatened suit, action, claim, arbitration, mediation, inquiry, proceeding or investigation against Torchlight or any of its subsidiaries;

•

engage in any transaction with any related parties, other than (a) transactions with subsidiaries and under employment agreements in the ordinary course of business consistent with past practice and (b) transactions permitted pursuant to the provisions set forth in the first bullet hereto;

•

grant, modify, sell, lease, license, sublicense, covenant not to assert, abandon, allow to lapse, assign, transfer, or otherwise dispose of or terminate any rights in any intellectual property of Torchlight or its subsidiaries or enter into any agreement relating to Intellectual Property or do or omit to do anything to jeopardize the validity or enforceability thereof, including the non-payment of any application, search, maintenance or other official fees; or disclosing any trade secrets to any other person (except pursuant to sufficiently protective non-disclosure agreements);

•	take any action that would cause a violation by any Person of economic sanctions or export controls;

•

take any action or fail to take any action that prevents, or materially delays, impedes or interferes with, or that would reasonably be expected to prevent or materially delay, impede or interfere with, the ability of the Parties to consummate the transactions contemplated by the Arrangement Agreement or the Arrangement;

•

take any action or fail to take any action which action or failure to act would result in the material loss, expiration or surrender of, or the loss of any material benefit under, or reasonably be expected to cause any Governmental Entities to institute proceedings for the suspension, revocation or limitation of rights under, any Authorizations or Permits;

•

enter into any transaction or perform any act that would render, or would reasonably be expected to render any representations and warranties made by Torchlight, Canco and Callco set forth in the Arrangement Agreement untrue or inaccurate in any respect; or

•	announce an intention, authorize or propose, or enter into or modify any contract, agreement, commitment or arrangement, to do any of the matters prohibited by the foregoing subsections.

Pursuant to the Arrangement Agreement, Torchlight will also promptly notify Meta orally and in writing upon becoming aware of any circumstance or development that, to the knowledge of Torchlight, would, or would reasonably be expected to, constitute or result in a Material Adverse Effect in respect of Torchlight.

Regulatory Approvals

Meta covenanted to apply for and use all commercially reasonable efforts in cooperation with Torchlight to obtain all Key Regulatory Approvals and, in doing so, keep Torchlight informed in a timely manner as to the status of the proceedings or other actions related to obtaining the Key Regulatory Approvals, including: (a) providing Torchlight with copies of all related applications and notifications, in draft form, in order for Torchlight to provide its comments thereon, and Meta shall consult with Torchlight on any comments provided in good faith; (b) promptly furnishing to Torchlight copies of notices or other formal communications received by Meta from, or given by Meta to, any Governmental Entity (including any Securities Authority) with respect to the transactions contemplated by the Arrangement Agreement or otherwise; (c) not making any commitments, providing any undertakings or assuming any obligations, in each case, that are outside the Ordinary Course of business, without the prior written consent of Torchlight; and (d) subject to applicable Law, Meta shall, to the extent reasonably practicable, provide the Torchlight and its counsel with the opportunity to participate in any substantive meeting, teleconference or other material communication with any Governmental Entity in respect of any filing, investigation or other inquiry in connection with the Key Regulatory Approvals.

Torchlight, Canco and Callco jointly and severally covenanted to apply for and use all commercially reasonable efforts in cooperation with Meta to obtain all Key Regulatory Approvals and, in doing so, keep Meta informed in a timely manner as to the status of the proceedings or other actions related to obtaining the Key Regulatory Approvals, including: (a) providing Meta with copies of all related applications and notifications, in draft form, in order for Meta to provide its comments thereon, and Torchlight shall consult with Meta on any comments provided in good faith; (b) promptly furnishing to Meta copies of notices or other formal communications received by Torchlight from, or given by Torchlight to, any Governmental Entity (including any Securities Authority) with respect to the transactions contemplated by the Arrangement Agreement or otherwise; (c) not making any commitments, providing any undertakings or assuming any obligations, in each case, that are outside the Ordinary Course of business, without the prior written consent of Meta; and (d) subject to applicable Law, Torchlight shall, to the extent reasonably practicable, provide Meta and its counsel with the opportunity to participate in any substantive meeting, teleconference or other material communication with any Governmental Entity in respect of any filing, investigation or other inquiry in connection with the Key Regulatory Approvals.

If any objections are asserted with respect to the transactions contemplated by the Arrangement Agreement under any Law, or if any proceeding is instituted or threatened by any Governmental Entity challenging or which could lead to a challenge of any of the transactions contemplated by the Arrangement Agreement as not in compliance with Law, the Parties shall use their commercially reasonable efforts consistent with the terms of the Arrangement Agreement to resolve such proceeding so as to allow the Effective Time to occur on or prior to the Outside Date.

Stock Exchange and Securities Laws Matters

Subject to Laws and any required approvals: (i) Meta will use all commercially reasonable efforts to cause the Meta Shares to be de-listed from the CSE as soon as reasonably practicable after the Effective Date; (ii) Torchlight will use all commercially reasonable efforts to cause the Combined Company Shares to be issued pursuant to the Arrangement to be listed on NASDAQ on the Effective Date; and (iii) the Parties will use commercially reasonable efforts to ensure that the exemption under Section 3(a)(10) of the Securities Act is available for the issuance of Consideration Shares and Replacement Options to the holders of Meta Shares and Meta Options pursuant to the Plan of Arrangement.

Torchlight, Canco and Callco will, on a joint and several basis use their commercially reasonable efforts to: (a) obtain all orders required from the applicable Securities Authorities to permit the first resale of (i) the Exchangeable Shares issued pursuant to the Arrangement and (ii) Combined Company Shares issued from time to time upon exchange of the Exchangeable Shares, in each case without qualification with or approval of or the filing of any prospectus, or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any Securities Authorities in any of the provinces or territories of Canada; (b) cause the Exchangeable Shares to be listed and posted for trading on the CSE or such other Canadian securities exchange acceptable to Meta, acting reasonably, by the Exchange Time and to take reasonable steps to maintain such listing for so long as there are Exchangeable Shares outstanding (other than those securities held by Torchlight or any of its affiliates), subject to the Exchangeable Shares satisfying all of the initial listing requirements of such Canadian securities exchange, including (but not limited to) sufficient distribution of the Exchangeable Shares; (c) cause the listing and admission to trading on NASDAQ of the Combined Company Shares to be issued at the Exchange Time and from time to time upon exchange of the Exchangeable Shares, Replacement Options and Meta Warrants; (d) ensure that Canco is, at the Effective Time and for so long as there are Exchangeable Shares outstanding (other than those Exchangeable Shares held by Torchlight, Callco or any of its affiliates), a “taxable

Canadian corporation” and not a “mutual fund corporation,” each within the meaning of the Tax Act (as of the Effective Time and any modifications to such definitions which are consistent with the principles thereof); (e) file a registration statement on Form S-3 in order to register under the Securities Act the Combined Company Shares to be issued upon exchange of the Exchangeable Shares from time to time after the Effective Time, and use its commercially reasonable efforts to cause such registration statement to become effective as promptly as reasonably practicable following the Effective Time and to maintain the effectiveness of such registration for the period that such Exchangeable Shares remain outstanding.

Board of Directors and Officers

Immediately following the Effective Time, Torchlight shall cause the Torchlight Board to be comprised of seven (7) directors, with five (5) of such directors to be nominees of Meta, one (1) director to be jointly nominated by Meta and Torchlight and one (1) director to be a nominee of Torchlight, subject to the reasonable approval of Meta. Meta’s Chief Executive Officer, George Palikaras, and Meta’s Chief Financial Officer, Kenneth Rice, will be appointed the chief executive officer and chief financial officer of the Combined Company, respectively.

Conditions for Completion of the Arrangement

Conditions in Favor of Torchlight and Meta

The Parties are not required to complete the Arrangement unless each of the following conditions is satisfied, which conditions may only be waived, in whole or in part, by the mutual consent of each of the Parties:

•

the Interim Order having been granted on terms consistent with the Arrangement Agreement and the Interim Order not having been set aside or modified in a manner unacceptable to either Party, acting reasonably, on appeal or otherwise;

•	the Meta Arrangement Resolution having been passed in accordance with the Interim Order;

•

the Final Order having been granted on terms consistent with the Arrangement Agreement and the Final Order not having been set aside or modified in a manner unacceptable to either Party, acting reasonably, on appeal or otherwise;

•	the approval by the Torchlight stockholders of the Arrangement Proposal and the Articles Amendment and Restatement Proposal;

•

there shall have been no action taken under any applicable Law or by any Governmental Entity of competent jurisdiction which make it illegal or otherwise directly or indirectly restrains, enjoins or prohibits the completion of the Arrangement;

•	the Arrangement Agreement shall not have been terminated in accordance with its terms;

•

(i) the existing Torchlight Shares have been continually listed on NASDAQ as of and from the date of the Arrangement Agreement through the Effective Time and (ii) the Combined Company Shares to be issued in the transaction pursuant to the Arrangement Agreement shall have been approved for listing (subject to official notice of issuance) on Nasdaq as of the Effective Time;

•

the Key Regulatory Approvals shall have been obtained on terms acceptable to Torchlight and Meta, each acting reasonably, and each such Key Regulatory Approval is in full force and effect and has not been modified;

•	holders of no more than ten percent (10%) of the Meta Shares shall have exercised, and at the date of the Meta Meeting, have not withdrawn, Dissent Rights;

•

the Series A Certificate of Designation has been filed with the relevant state authority and constitutes a valid Series A Certificate of Designation under applicable Laws and has not been rescinded or amended in any way;

•

the holders of the debt instruments of Meta requiring consent shall have, by written instrument in form and substance reasonably satisfactory to Meta, consented to the Arrangement and, in the case of any debt that is convertible into Meta Shares, agreed that following the Effective Time such debt shall be convertible into either Exchangeable Shares or Combined Company Shares on the basis of the existing conversion price as adjusted by the Exchange Ratio;

•

BDC Capital Inc., a holder of convertible debt of Meta, will have consented to the Arrangement by written instrument in form and substance reasonably satisfactory to Meta and Torchlight (Meta has agreed that it will not waive this condition); and

•	prior to or at the Effective Time, Lock-Up Agreements shall have been entered into with such Supporting Meta Shareholders as Meta shall determine and as reasonably agreed to by Torchlight.

Conditions in Favor of Torchlight, Canco and Callco

Torchlight is not required to complete the Arrangement unless each of the following conditions is satisfied, which conditions are for the exclusive benefit of Torchlight and may only be waived, in whole or in part, by Torchlight in its sole discretion:

•

all covenants of Meta under the Arrangement Agreement to be performed on or before the Effective Time which have not been waived by Torchlight shall have been duly performed by Meta in all material respects and Torchlight shall have received a certificate of Meta addressed to Torchlight and dated the Effective Date, signed on behalf of Meta by two of its senior executive officers (on Meta’s behalf and without personal liability), confirming the same as of the Effective Time;

•

the representations and warranties of Meta set forth in the Arrangement Agreement shall have been true and correct in all respects as of the date of the Arrangement Agreement, and shall be true and correct in all respects as of the Effective Time as if made as of the Effective Time (except, in each case, for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where any failure or failures of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Material Adverse Effect in respect of Meta (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality, Material Adverse Effect in respect of Meta and similar qualifiers set forth in such representations and warranties shall be disregarded), and Torchlight shall have received a certificate of Meta addressed to Torchlight and dated the Effective Date, signed on behalf of Meta by two senior executive officers of Meta (on Meta’s behalf and without personal liability), confirming the same as at the Effective Time;

•

there shall not have occurred a Material Adverse Effect in respect of Meta on or prior to the date of the Arrangement Agreement which is continuing and since the date of the Arrangement Agreement, there shall not have occurred a Material Adverse Effect in respect of Meta, and Torchlight shall have received a certificate signed on behalf of Meta by two senior executive officers of Meta (on Meta’s behalf and without personal liability) to such effect; and

•

all covenants of the Meta Supporting Shareholders under the Voting and Support Agreement to be performed on or before the Effective Time which have not been waived by Torchlight shall have been duly performed by the parties thereto (other than Torchlight) in all respects.

Conditions in Favor of Meta

Meta is not required to complete the Arrangement unless each of the following conditions is satisfied, which conditions are for the exclusive benefit of Meta and may only be waived, in whole or in part, by Meta in its sole discretion:

•	all covenants of Torchlight, Canco and Callco under the Arrangement Agreement to be performed on or before the Effective Time which have not been waived by Meta shall have been duly performed by

Torchlight, Canco and Callco in all material respects and Meta shall have received a certificate of Torchlight, Canco and Callco addressed to Meta and dated the Effective Date, signed on behalf of Torchlight, Canco and Callco by two of its senior executive officers (on Torchlight’s, Canco’s and Callco’s behalf and without personal liability), confirming the same as of the Effective Time;

•

the representations and warranties of Torchlight, Canco and Callco set forth in the Arrangement Agreement, shall have been true and correct in all respects as of the date of the Arrangement Agreement, and shall be true and correct in all respects as of the Effective Time as if made as of the Effective Time (except, in each case, for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where any failure or failures of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Material Adverse Effect in respect of Torchlight (it being understood that for purposes of determining the accuracy of such representations and warranties, all materiality, Material Adverse Effect in respect of Torchlight and similar qualifiers set forth in such representations and warranties shall be disregarded), and Meta shall have received a certificate of Torchlight, Canco and Callco addressed to Meta and dated the Effective Date, signed on behalf of Torchlight, Canco and Callco by two senior executive officers of Torchlight, Canco and Callco (on Torchlight’s, Canco’s and Callco’s behalf and without personal liability), confirming the same as at the Effective Time;

•

all covenants of the Torchlight Supporting Stockholders under the Voting and Support Agreement to be performed on or before the Effective Time which have not been waived by Meta shall have been duly performed by the parties thereto (other than Meta) in all respects;

•	the Special Voting Share shall have been created and issued as a share in the capital of Torchlight at or prior to the Effective Time;

•	each of the Support Agreement and the Voting and Exchange Trust Agreement shall have been duly executed by the parties thereto at or prior to the Effective Time;

•

prior to the Effective Time, all debt of Torchlight shall have been converted into Torchlight Shares or repaid in full, provided that if the Straz Debt has not been so converted or repaid, then prior to the Effective Time the terms of such debt shall have been modified such that the debtholders sole recourse in respect thereof shall be against the O&G Assets, and any documents or agreements entered to achieve such results shall be in form and substance acceptable to Meta (and in any event the holders of such senior secured debt shall have consented to the consummation of the transactions contemplated by the Arrangement Agreement);

•

the distribution of the Torchlight Share Consideration and the Exchangeable Share Consideration pursuant to the Arrangement shall be exempt from the prospectus and registration requirements of applicable Law either by virtue of exemptive relief from the applicable Securities Authorities or by virtue of applicable exemptions under applicable Law and shall not be subject to resale restrictions under applicable Law;

•	the Consideration Shares issuable pursuant to the Arrangement shall have been approved for listing on NASDAQ, subject to official notice of issuance;

•

Torchlight and Canco shall have complied with their obligations under Section 2.9 of the Arrangement Agreement to issue into escrow with the Depositary sufficient Torchlight Shares and Exchangeable Shares to satisfy the aggregate Consideration for the Meta Shares outstanding and the Depositary shall have confirmed receipt of the aggregate Consideration contemplated thereby;

•	the Parties shall have consummated the Pre-Closing Financing (or such Pre-Closing Financing shall close at the Effective Time by its terms); and

•

any accrued fees, costs, expenses, liabilities, or other owed payments (including, but not limited to any costs arising from insurance, change of control payments, severance, settlements, legal fees, indemnification, investigations, advisor fees, compensation, benefits, employment, or otherwise, but excluding any debt) of Torchlight shall have been paid at or prior to the Effective Time (using funds other than the funds raised from the Pre-Closing Financing and the Spin-Off Cost Reserve Amount), or Torchlight shall have (a) cash on hand at the Effective Time that is reasonably sufficient to pay such amounts as and when they become due and payable (excluding funds raised from the Pre-Closing Financing and the Spin-Off Cost Reserve Amount) and (b) the Spin-Off Cost Reserve Amount, and Torchlight shall provide any reasonably requested supporting documentation and evidence to Meta, upon Meta’s written request. For the avoidance of doubt, such funds for the aforementioned (a) and (b) shall be dilutive exclusively to the Torchlight stockholders.

Notice and Cure

The Arrangement Agreement provides that each Party will provide the other Party with notice of certain actual or potential breaches of the Arrangement Agreement at any time during the Pre-Effective Date Period. If any such notice is delivered by a Party and the other Party proceeds diligently to cure such matter and such matter is capable of being cured prior to the Outside Date, no Party may terminate the Arrangement Agreement as a result of such actual or potential breach or a Meta Material Adverse Effect (in the case of Torchlight) or a Torchlight Material Adverse Effect (in the case of Meta) until the expiration of a period of ten (10) business days from delivery of such notice, and then only if such matter has not been cured by such date or the Outside Date.

Additional Covenants Regarding Non-Solicitation

Pursuant to the Arrangement Agreement, each Party shall, and shall direct and cause its Representatives to immediately, cease and cause to be terminated any solicitation, encouragement, activity, discussion or negotiation with any parties that may be ongoing with respect to an Acquisition Proposal involving such Party whether or not initiated by such Party, discontinue access to any parties (other than a Party to the Arrangement Agreement and its Representatives) to any data room that contains information regarding Meta or Torchlight (as applicable), and to the extent such Party entered into a confidentiality agreement with any such parties, such Party shall request the return of information regarding Meta or the Torchlight (as applicable) previously provided to such parties and shall request the destruction of all materials including or incorporating any confidential information regarding Meta or Torchlight (as applicable) pursuant to any such confidentiality agreement. Each Party represented and warranted that it has not, and agreed not to, release or permit the release of any Person from, or waive or forbear in the enforcement of, any confidentiality agreement or other similar agreement relating to a potential Acquisition Proposal involving such Party to which such third party is a party. Each Party further represented and warranted that it has not, and agreed not to, release or permit the release of any Person from, or waive or forbear in the enforcement of, any standstill or similar agreement or obligation to which such third party is a party or by which such third party is bound.

Notification of Acquisition Proposal

Each Party agrees that it shall not, and shall cause its Representatives (including the Meta Board or the Torchlight Board, as applicable) not to, directly or indirectly:

•

make, solicit, initiate, entertain, knowingly encourage, promote or facilitate, (including by way of furnishing non-public information, permitting any visit to its facilities or properties or entering into any form of agreement, arrangement or understanding) any inquiries or offers or the making of any proposals regarding or that would reasonably be expected to constitute an Acquisition Proposal involving such Party or that would be reasonably be expected to lead to an actual or potential Acquisition Proposal involving such Party;

•

participate, directly or indirectly, in any discussions or negotiations regarding, or furnish to any Person any non-public information or otherwise co-operate with, respond to, assist or participate in any Acquisition Proposal involving such Party or potential Acquisition Proposal involving such Party or participate in any discussions or negotiations regarding an actual or potential Acquisition Proposal involving such Party, or furnish any information or access to any Person (other than a Party to the Arrangement Agreement and its Representatives) with respect to any inquiries, proposals or offers that constitute, or that would reasonably be expected to lead to, an actual or potential Acquisition Proposal involving such Party;

•

remain neutral with respect to, or agree to, approve or recommend any, Acquisition Proposal involving such Party or potential Acquisition Proposal involving such Party (it being understood that publicly taking no position or a neutral position with respect to an Acquisition Proposal involving such Party for two (2) business days following formal announcement of such Acquisition Proposal shall not be considered to be a violation); or

•

enter into any agreement, arrangement or understanding related to any Acquisition Proposal involving such Party (other than an Acceptable Confidentiality Agreement) or requiring it to abandon, terminate or fail to consummate the Arrangement or the transactions contemplated by the Arrangement Agreement or providing for the payment of any break, termination or other fees or expenses to any Person in the event that the Arrangement or the transactions contemplated by the Arrangement Agreement are completed or in the event that it completes any other transaction with the other Party or Parties or with an affiliate of the other Party or Parties that is agreed to prior to any termination of the Arrangement Agreement (any such agreement, arrangement or understanding, an “Alternative Acquisition Agreement”); or

•	make a Change in Recommendation.

Meta shall promptly (and in any event within 24 hours) notify Torchlight, at first orally and then in writing, of any proposals, offers or inquiries relating to or constituting or that would reasonably be expected to lead to an Acquisition Proposal involving Meta or any request for non-public information relating to Meta or any of its subsidiaries. Such notice shall include a description of the terms and conditions of any proposal, inquiry or offer, the identity of the Person making such proposal, inquiry or offer, a copy of the proposal, offer or inquiry (if written), and provide such other details of the proposal, inquiry or offer as Torchlight may reasonably request. Meta shall keep Torchlight fully informed on a prompt basis of the status, including any change to the material terms, of any such proposal, inquiry or offer.

Torchlight, Canco and Callco shall promptly (and in any event within 24 hours) notify Meta, at first orally and then in writing, of any proposals, offers or inquiries relating to or constituting or that would reasonably be expected to lead to an Acquisition Proposal involving Torchlight, Canco and Callco or any request for non-public information relating to Torchlight or any of its subsidiaries (including Canco and Callco). Such notice shall include a description of the terms and conditions of any proposal, inquiry or offer, the identity of the Person making such proposal, inquiry or offer, a copy of the proposal, offer or inquiry (if written), and provide such other details of the proposal, inquiry or offer as Meta may reasonably request. Torchlight shall keep Meta fully informed on a prompt basis of the status, including any change to the material terms, of any such proposal, inquiry or offer.

Responding to an Acquisition Proposal

If at any time, (i) Meta receives a written Acquisition Proposal prior to obtaining the Meta Securityholder Approval or (ii) Torchlight receives a bona fide written Acquisition Proposal from an arm’s length third party prior to obtaining the approval of Torchlight’s stockholders at the Special Meeting, the Party receiving such written Acquisition Proposal (referred to from time to time as the “Proposal Party”) may engage in or participate in discussions or negotiations with such Person regarding such Acquisition Proposal, and may provide copies of, access to or disclosure of confidential information, properties, facilities, books or records of itself and its subsidiaries, if and only if:

•

its board of directors first determines in good faith, based on the advice of its financial advisors and its outside counsel, that such Acquisition Proposal is bona fide and constitutes or would reasonably be expected to constitute a Superior Proposal, and, based on the advice of its outside counsel, that the failure to engage in such discussions or negotiations would be inconsistent with its fiduciary duties;

•	such Person was not restricted from making such Acquisition Proposal pursuant to an existing standstill confidentiality, non-disclosure, business purpose, use or similar restriction or agreement;

•

it has been and continues to be in compliance with its non-solicitation obligations under the Arrangement Agreement and such Acquisition Proposal was unsolicited and did not otherwise result from a breach of the Proposal Party’s non-solicitation obligations under the Arrangement Agreement;

•

prior to providing any such copies, access, or disclosure, it enters into a confidentiality and standstill agreement with such Person having terms at least as favorable to the Proposal Party as the Confidentiality Agreement; and

•

it promptly provides Torchlight (in the case where Meta is the Proposal Party), or Meta (in the case where Torchlight is the Proposal Party) (such Party being referred to in this section from time to time as the “Other Party”) with:

•

two (2) business days prior written notice stating its intention to participate in such discussions or negotiations and to provide such copies, access or disclosure, together with a copy of written advice from its outside counsel that the failure to engage in such discussions or negotiations would be inconsistent with the fiduciary duties of the board of directors of the Proposal Party; and

•	prior to providing any such copies, access or disclosure, a true, complete and final executed copy of the Acceptable Confidentiality Agreement, and

•

it may only provide copies of, or disclosure of confidential information, properties, facilities, books or records of it or its subsidiaries to such Person and its Representatives in connection with an Acquisition Proposal for a maximum period of seven (7) days;

provided, that the Proposal Party shall not, and shall not allow its Representatives to, disclose any non-public information with respect to it or any of its subsidiaries to such Person if such non-public information has not been previously provided to, or is not concurrently provided to, the Other Party.

Right to Match

If at any time, (a) prior to obtaining the Meta Securityholder Approval (in the case of a Meta Superior Proposal or a Meta Intervening Event) or (b) at any time prior to obtaining the approval of the Torchlight Stockholder Approval (in the case of a Torchlight Superior Proposal or a Torchlight Intervening Event) (the Party receiving the Superior Proposal or experiencing the Intervening Event is referred to in this section as the “Receiving Party” and the other Party is referred to in this section as the “Matching Party”), the board of directors of the Receiving Party (the “Receiving Board”) may, if the Receiving Board determines in good faith, based on the advice of outside counsel, that the failure to do so would be inconsistent with its fiduciary duties, taking into account all adjustments to the terms of the Arrangement Agreement that may be offered by the Matching Party pursuant to the Arrangement, (i) make a Change in Recommendation in response to a Superior Proposal or an Intervening Event and (ii) cause the Receiving Party to terminate the Arrangement Agreement, and concurrently enter into a binding Alternative Acquisition Agreement with respect to any such Superior Proposal, provided that:

•	In respect of an Acquisition Proposal constituting a Superior Proposal, the Receiving Board may not make a Change in Recommendation or terminate the Arrangement Agreement unless:

•	such Person was not restricted from making such Acquisition Proposal pursuant to an existing standstill confidentiality, non-disclosure, business purpose, use or similar restriction or agreement;

•

the Receiving Party has been, and continues to be, in compliance with its obligations under the Arrangement Agreement, and such Acquisition Proposal was unsolicited and did not otherwise result from a breach of the Arrangement Agreement;

•

the Receiving Party has delivered to the Matching Party a written notice of the determination of Receiving Board that such Acquisition Proposal constitutes a Superior Proposal and of the intention of the Receiving Board to make a Change in Recommendation, terminate the Arrangement Agreement, and enter into a definitive Alternative Acquisition Agreement with respect to such Superior Proposal, together with (1) a written notice from the Receiving Board (a) regarding the value and financial terms that the Receiving Board, in consultation with its financial advisors, has determined should be ascribed to any non-cash consideration offered under such Superior Proposal and (b) stating that the Meta Board has determined that the failure to make a Change in Recommendation, terminate the Arrangement Agreement, and enter into a definitive Alternative Acquisition Agreement with respect to such Superior Proposal would be contrary to the fiduciary duties of the Receiving Board and (2) a copy of the proposed definitive Alternative Acquisition Agreement and any other relevant transaction documents (the “Superior Proposal Notice”);

•	at least seven (7) business days (the “Superior Proposal Matching Period”) have elapsed from the date on which the Matching Party received the Superior Proposal Notice;

•

during any Superior Proposal Matching Period, the Matching Party has had the opportunity (but not the obligation), to offer to amend the Arrangement Agreement and the Arrangement in order for such Acquisition Proposal to cease to be a Superior Proposal;

•

if the Matching Party has offered to amend the Arrangement Agreement and the Arrangement, the Receiving Board has determined in good faith, based on the advice of its outside legal counsel and financial advisers, that such Acquisition Proposal continues to constitute a Superior Proposal compared to the terms of the Arrangement as proposed to be amended; and

•

the Receiving Board has determined in good faith, based on the advice of the Receiving Party’s outside legal counsel, that the failure make a Change in Recommendation, terminate the Arrangement Agreement, and enter into a definitive Alternative Acquisition Agreement with respect to such Superior Proposal would be contrary to the fiduciary duties of the Receiving Board.

•	In respect of an Intervening Event, the Receiving Board may not make a Change in Recommendation unless:
•

the Receiving Party provides the Matching Party with written information describing such Intervening Event in reasonable detail as soon as reasonably practicable after becoming aware of it, notifying the Matching Party of its intent to make a Change in Recommendation in response thereto, and specifying the reasons therefor (the “Intervening Event Notice”);

•	the Receiving Party keeps the Matching Party reasonably informed of developments with respect to such Intervening Event;

•

at least five (5) business days (the “Intervening Event Matching Period”; each of the Superior Proposal Matching Period and the Intervening Event Matching Period is referred to as a “Matching Period”) have elapsed since the date on which the Matching Party received the Intervening Event Notice;

•	during any Intervening Event Matching Period, the Matching Party has had the opportunity (but not the obligation), to offer to amend the Arrangement Agreement and the Arrangement; and

•

if the Matching Party has offered to amend the Arrangement Agreement and the Arrangement, the Receiving Board has determined in good faith, after consultation with the Receiving Party’s outside legal counsel and financial advisors, that notwithstanding the terms of the Arrangement as proposed to be amended, the failure to make a Change in Recommendation in response to the Intervening Event would be inconsistent with the fiduciary duties of the Receiving Board.

Each successive amendment to any Acquisition Proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the shareholders of the Receiving Party or other material terms or conditions thereof shall constitute a new Acquisition Proposal, which shall require a new Superior Proposal Notice to the Matching Party. The Matching Party shall be afforded a new five (5) Business Day Superior Proposal Matching Period from the date on which the Matching Party receives the Superior Proposal Notice with respect to such amended Acquisition Proposal from the Receiving Party.

The Receiving Board shall promptly reaffirm the Meta Board Recommendation or Torchlight Board Recommendation, as applicable, by press release after any Acquisition Proposal which is not determined to be a Superior Proposal is publicly announced or the Receiving Board determines that a proposed amendment to the terms of the Arrangement Agreement would result in an Acquisition Proposal no longer being a Superior Proposal. The Receiving Party shall provide the Matching Party and its outside legal counsel with a reasonable opportunity to review the form and content of any such press release and shall make all reasonable amendments to such press release as requested by the Matching Party and its outside legal counsel.

If the Receiving Party provides a Superior Proposal Notice to the Matching Party after a date that is less than ten (10) Business Days before the Special Meeting (if Torchlight is the Receiving Party) or the Meta Meeting (if Meta is the Receiving Party), such Receiving Party shall either proceed with or shall postpone such meeting, as directed by the Matching Party acting reasonably, to a date that is not more than ten (10)  business days after the scheduled date of that meeting but before the Outside Date.

Termination of Arrangement Agreement

The Arrangement Agreement may be terminated prior to the Effective Time by:

•	the mutual written agreement of the Parties; or

•	either Meta or Torchlight if:

•

the Effective Time shall not have occurred on or before the Outside Date, except that the right to terminate the Arrangement Agreement shall not be available to any Party whose failure to fulfill any of its obligations or breach any of its covenants, representations and warranties under the Arrangement Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Outside Date; provided however, that if completion of the Arrangement is delayed by (a) an injunction or order made by a Governmental Entity of competent jurisdiction, or (b) Torchlight or Meta not having obtained any Key Regulatory Approval or the Interim Order or the Final Order which is necessary to permit the completion of the Arrangement such that the conditions set forth in the Arrangement Agreement shall not have been satisfied or waived then, provided that such injunction or order is being contested or appealed or such regulatory waiver, consent or approval or the Interim Order or the Final Order is being actively sought, as applicable, the Outside Date shall automatically be extended for an additional period of 30 days;

•

any Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or there shall be enacted or made any applicable Law that makes consummation of the Arrangement illegal or otherwise prohibited or otherwise restrains, enjoins or prohibits Meta or Torchlight from consummating the Arrangement;

•	the Meta Securityholder Approval shall not have been obtained at the Meta Meeting in accordance with applicable Law and the Interim Order; or

•	the Arrangement Proposal and the Articles Amendment and Restatement Proposal shall not have been approved by the Torchlight stockholders at the Special Meeting in accordance with applicable Law.

•	Meta if:

•	prior to obtaining the Meta Securityholder Approval, the Meta Board authorizes Meta to accept a Meta Superior Proposal, provided that Meta shall have (1) simultaneously with such termination,

entered into the Alternative Acquisition Agreement associated with such Meta Superior Proposal, (2) otherwise complied with its obligations under the Arrangement Agreement and (3) paid the Termination Payment;

•	there shall have occurred a Torchlight Change in Recommendation;

•

a breach of any representation or warranty or failure to perform any covenant or obligation on the part of Torchlight, Canco or Callco under the Arrangement Agreement occurs that would cause any condition for the exclusive benefit of Meta not to be satisfied, and such breach or failure is incapable of being cured on or prior to the Outside Date or is not cured in accordance with the terms of the Arrangement Agreement; provided that Meta is not then in breach of the Arrangement Agreement so as to directly or indirectly cause any condition for the exclusive benefit of Torchlight, Canco and Callco not to be satisfied;

•

Torchlight shall have breached or failed to perform any of its obligations with respect to an Acquisition Proposal, Superior Proposal, Intervening Event or any of its covenants in respect of non-solicitation; or

•	Torchlight if:

•

prior to obtaining the approval of Torchlight’s stockholders of the applicable proposals at the Special Meeting, the Torchlight Board authorizes Torchlight to accept a Torchlight Superior Proposal, provided that Torchlight shall have (1) simultaneously with such termination, entered into the Alternative Acquisition Agreement associated with such Torchlight Superior Proposal, (2) otherwise complied with its obligations under the Arrangement Agreement and (3) paid the Termination Payment;

•	there shall have occurred a Meta Change in Recommendation;

•

a breach of any representation or warranty or failure to perform any covenant or obligation on the part of Meta under the Arrangement Agreement occurs that would cause any condition for the exclusive benefit of Torchlight not to be satisfied, and such breach or failure is incapable of being cured on or prior to the Outside Date or is not cured in accordance with the terms of the Arrangement Agreement; provided that Torchlight, Canco and Callco are not then in breach of the Arrangement Agreement so as to directly or indirectly cause any condition for the exclusive benefit of Torchlight not to be satisfied;

•

Meta shall have breached or failed to perform any of its obligations with respect to an Acquisition Proposal, Superior Proposal, Intervening Event or any of its covenants in respect of non-solicitation.

The Party desiring to terminate the Arrangement Agreement must give written notice of such termination to the other Party, specifying in reasonable detail the basis for such Party’s exercise of its termination right.

Termination Payment Amount

The Termination Payment is payable by Meta to Torchlight in the event that:

•

Torchlight terminates the Arrangement Agreement following a Meta Change in Recommendation or Meta shall have shall have breached or failed to perform any of its obligations with respect to an Acquisition Proposal, Superior Proposal, Intervening Event or any of its covenants in respect of non-solicitation;

•

Meta terminates the Arrangement Agreement as it wishes to enter into a binding written agreement with respect to a Meta Superior Proposal and is required, pursuant to the Arrangement Agreement, to pay the Termination Payment; or

•

Meta or Torchlight terminates the Arrangement Agreement if the Meta Securityholder Approval is not obtained at the Meta Meeting or the Effective Time does not occur on or prior to the Outside Date; or Torchlight terminates the Arrangement Agreement as a result of Meta’s default with respect to a covenant or obligation or a breach of its representations or warranties under the Arrangement Agreement, if in any such case, prior to the earlier of the termination of the Arrangement Agreement or the holding of the Meta Meeting, (a) a Meta Acquisition Proposal, or the intention to make a Meta Acquisition Proposal, shall have been publicly announced by any Person (other than Torchlight or any of its affiliates) and not withdrawn prior to such termination or holding of the Meta Meeting, and (b) within twelve (12) months after the later of the date of termination of the Arrangement Agreement or the holding of the Meta Meeting, (1) Meta has entered into a definitive agreement with respect to or consummated a Meta Acquisition Proposal, (2) a Meta Acquisition Proposal has been publicly accepted or recommended by the Meta Board, or (3) a Meta Acquisition Proposal has been approved by or submitted for approval to the Meta securityholders.

The Termination Payment is payable by Torchlight to Meta in the event that:

•

Meta terminates the Arrangement Agreement following a Torchlight Change in Recommendation or Torchlight, Canco or Callco shall have shall have breached or failed to perform any of its obligations with respect to an Acquisition Proposal, Superior Proposal, Intervening Event or any of its covenants in respect of non-solicitation;

•

Torchlight terminates the Arrangement Agreement as it wishes to enter into a binding written agreement with respect to a Torchlight Superior Proposal and is required, pursuant to the Arrangement Agreement, to pay the Termination Payment; or

•

Meta or Torchlight terminates the Arrangement Agreement if the Torchlight Stockholder Approval is not obtained at the Special Meeting or the Effective Time does not occur on or prior to the Outside Date; or Meta terminates the Arrangement Agreement as a result of Torchlight’s, Canco’s or Callco’s default with respect to a covenant or obligation or a breach of its representations or warranties under the Arrangement Agreement, if in any such case, prior to the earlier of the termination of the Arrangement Agreement or the holding of the Special Meeting, (a) a Torchlight Acquisition Proposal, or the intention to make a Torchlight Acquisition Proposal, shall have been publicly announced by any Person (other than Meta or any of its affiliates) and not withdrawn prior to such termination or holding of the Special Meeting, and (b) within twelve (12) months after the later of the date of termination of the Arrangement Agreement or the holding of the Special Meeting, (i) Torchlight has entered into a definitive agreement with respect to or consummated a Torchlight Acquisition Proposal, (ii) a Torchlight Acquisition Proposal has been publicly accepted or recommended by the Torchlight Board, or (iii) a Torchlight Acquisition Proposal has been approved by or submitted for approval to the Torchlight stockholders. For purposes of the foregoing, the terms “Meta Acquisition Proposal” and “Torchlight Acquisition Proposal” have the meanings assigned under Glossary of Defined Terms, except that references to “20% or more” shall be deemed to be references to “50% or more”.

Supplementary Bridge Financing

Following the execution of the Arrangement Agreement, Torchlight paid to Meta an amount equal to $500,000 in cash in exchange for a second unsecured promissory note in substantially the same form as the Initial Bridge Note (together, with such Initial Bridge Note, the “Bridge Notes”). In the event Closing occurs, the aggregate principal of, and accrued but unpaid interest on, the Bridge Notes, shall be included in, and credited against, the amount of the Pre-Closing Financing; and the Bridge Notes shall be deemed cancelled, paid and satisfied in full. In the event the Arrangement Agreement is terminated, and Closing does not otherwise occur, then Meta shall be obligated to Torchlight the amounts owing to Torchlight pursuant to the Bridge Notes being an amount equal to $500,000 (plus interest accrued on such principal at the rate of 8% per annum) each, which is due and payable on September 20, 2022, subject to the redemption or conversion thereof and an amount equal to

$500,000 (plus interest accrued on such principal at the rate of 8% per annum) on December 16, 2022, subject to the redemption or conversion thereof.

In addition, upon the closing of the Pre-Closing Financing, Torchlight will provide the Additional Bridge Financing To Meta, on substantially the same terms as the Bridge Notes. If the Arrangement Agreement is terminated after provision of the Additional Bridge Financing and Closing does not otherwise occur, Meta will be obligated to repay to Torchlight, on the first anniversary of the closing of the Pre-Closing Financing, the total unpaid balance of the principal and interest under the Additional Bridge Financing.

Amendment of the Arrangement Agreement

Subject to the provisions of the Interim Order and Final Order, the Plan of Arrangement and applicable Law, the Arrangement Agreement and the Plan of Arrangement may, at any time and from time to time prior to the Effective Time, be amended only by mutual written agreement of Torchlight and Meta and any such amendment may without limitation:

•	change the time for performance of any of the obligations or acts of the Parties;

•	waive any inaccuracies or modify any representation or warranty contained in the Arrangement Agreement or in any document delivered pursuant to the Arrangement Agreement;

•	waive compliance with or modify any of the covenants contained in the Arrangement Agreement and waive or modify performance of any of the obligations of the Parties; and

•	waive compliance with or modify any mutual conditions precedent contained in the Arrangement Agreement.

Notwithstanding the foregoing, after each of the Meta Securityholder Approval and the Torchlight Stockholder Approval has been obtained, no amendment shall be made that pursuant to applicable Law requires further approval or adoption by the Meta shareholders or the Torchlight stockholders without such further approval or adoption.

DESCRIPTION OF EXCHANGEABLE SHARES, SERIES A PREFERRED STOCK AND OTHER AGREEMENTS

Exchangeable Shares

The Exchangeable Shares, together with the Ancillary Rights, represent a security of Canco, a Canadian issuer that is a wholly-owned subsidiary of Torchlight, having economic rights that are, as nearly as practicable, equivalent to those of Combined Company Shares. The receipt of Exchangeable Shares (as opposed to Combined Company Shares) permits certain stockholders to take advantage of a full or partial tax deferral available under the Tax Act. Stockholders that reside in Canada who would otherwise realize a taxable gain on the disposition of their Meta Shares may want to elect to receive Exchangeable Shares rather than Combined Company Shares. A disadvantage of holding Exchangeable Shares is the possibility that there may be a limited or no active trading market for the Exchangeable Shares if Torchlight, Canco and Callco fail to list the Exchangeable Shares on a Canadian securities exchange. Moreover, if the Call Rights are not exercised on redemption or retraction of the Exchangeable Shares, a holder of Exchangeable Shares may be deemed to receive a taxable a dividend for Canadian tax purposes that may exceed the holder’s economic gain.

The following is a summary description of the material provisions of the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares and is qualified in its entirety by reference to the Plan of Arrangement and terms of the Exchangeable Shares which is attached as Appendix I to the Plan of Arrangement.

Ranking

The Exchangeable Shares shall be entitled to a preference over the common shares of Canco and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of Canco, whether voluntary or involuntary, or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs.

Dividends and Other Distributions

A holder of an Exchangeable Share shall be entitled to receive and the board of directors of Canco shall declare, subject to applicable law, on each date (a “Dividend Declaration Date”) on which the board of directors of the Combined Company declares a dividend on the Combined Company Shares:

•

in case of a cash dividend or other distribution declared on the Combined Company Shares, a cash dividend on the Exchangeable Shares in an amount for each Exchangeable Share equal to the cash dividend or other distribution declared on each Combined Company Share on the Dividend Declaration Date;

•

in the case of a stock dividend or other distribution declared on the Combined Company Shares to be paid in Combined Company Shares, a stock dividend of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Combined Company Shares to be paid on each Combined Company Share unless in lieu of such stock dividend or other distribution Canco elects to effect a corresponding and contemporaneous and economically equivalent (as determined by the board of directors of Canco) subdivision, redivision or change of the outstanding Exchangeable Shares; or

•

in the case of a dividend or other distribution declared on the Combined Company Shares in property other than cash or Combined Company Shares, a dividend or other distribution in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent (as determined by the board of directors of Canco) to the type and amount of property declared as a dividend or other distribution on each Combined Company Share.

Such dividends or other distributions shall be paid out of money, assets or property of Canco properly applicable to the payment of dividends, or out of authorized but unissued shares of Canco, as applicable. The holders of Exchangeable Shares will not be entitled to any dividends or other distributions other than or in excess of the foregoing.

The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend or other distribution declared on the Exchangeable Shares will be the same dates as the record date and payment date, respectively, for the corresponding dividend or other distribution declared on the Combined Company Shares.

If on any payment date for any dividends or other distributions declared on the Exchangeable Shares, the dividends or other distributions are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends or other distributions that remain unpaid will be paid on a subsequent date or dates determined by the board of directors of Canco on which Canco has sufficient moneys, assets or property properly applicable to the payment of such dividends or other distributions.

The board of directors of Canco is required to determine, in its sole discretion, economic equivalence for the purposes of the Exchangeable Shares and each such determination will be conclusive and binding on Canco and its shareholders. In making each such determination, a number of factors set out in the Exchangeable Share provisions are, without excluding other factors determined by the board of directors of Canco to be relevant, to be considered by the board of directors of Canco.

Certain Restrictions of Canco

So long as any of the Exchangeable Shares are outstanding, Canco shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares:

•

pay any dividends on the common shares of Canco or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in common shares of Canco or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

•	redeem or purchase or make any capital distribution in respect of common shares of Canco or any other shares ranking junior to the Exchangeable Shares;

•

redeem or purchase any other shares of Canco ranking equally with the Exchangeable Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of Canco, whether voluntary or involuntary, or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs;

•	issue any Exchangeable Shares or any other shares of Canco ranking equally with the Exchangeable Shares other than by way of stock dividend to the holders of such Exchangeable Shares; and

•	issue any shares of Canco ranking superior to the Exchangeable Shares.

Distribution on Liquidation and Liquidation Call Right

In the event of the liquidation, dissolution or winding-up of Canco or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs, subject to the exercise by the Combined Company or Callco of the Liquidation Call Right described below, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of Canco in respect of each Exchangeable Share held by such holder on the Liquidation Date before any distribution of any part of the assets of Canco among the holders of the common shares of Canco or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to the Current Market Price of a Combined Company Share on the last business day prior to the Liquidation Date plus the Dividend Amount, which shall be satisfied in full by Canco delivering or causing to be delivered to such holder one Combined Company Share, plus an amount equal to the Dividend Amount.

The “Liquidation Call Right” is the right of the Combined Company and Callco to, in the event of and notwithstanding a proposed liquidation, dissolution or winding-up of Canco or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs, and subject to the Automatic Exchange

Right described below, purchase the Exchangeable Shares (other than from any holder of Exchangeable Shares which is the Combined Company or any of its affiliates) for an amount per Exchangeable Share equal to the Current Market Price of a Combined Company Share on the last business day prior to the Liquidation Date plus the Dividend Amount.

Retraction of Exchangeable Shares and Retraction Call Right

Holders of Exchangeable Shares will be entitled at any time following the Effective Time to retract (i.e., to require Canco to redeem) any or all Exchangeable Shares owned by them and to receive the Retraction Price therefor, subject to the Retraction Call Right described below. Holders of Exchangeable Shares may affect such retraction by presenting to Canco or its transfer agent the certificate(s) representing the Exchangeable Shares the holder desires to have Canco redeem, together with such other documents and instruments as may be required under the OBCA or the Articles of Canco or by its transfer agent, and a duly executed Retraction Request in the form set out in the terms of the Exchangeable Shares.

Upon receipt by Canco of a Retraction Request, Canco will immediately notify the Combined Company and Callco of the Retraction Request. If the Combined Company or Callco exercises the “Retraction Call Right,” being the right of the Combined Company and Callco to purchase all but not less than all of the Retracted Shares directly from the holder of such Retracted Shares, and provided that the Retraction Request is not revoked by the holder in the manner described below, Canco will not redeem the Retracted Shares and the Combined Company or Callco will purchase from such holder, and such holder will sell to the Combined Company or Callco, on the Retraction Date the Retracted Shares for a purchase price equal to the Retraction Price. In the event that the Combined Company or Callco does not exercise the Retraction Call Right, and provided that the Retraction Request is not revoked by the holder in the manner described below, Canco will redeem the Retracted Shares on the Retraction Date for the Retraction Price.

A holder of Retracted Shares may, by notice in writing given by the holder to Canco before the close of business on the business day immediately preceding the Retraction Date, withdraw such holder’s Retraction Request, in which event such Retraction Request will be null and void and the revocable offer constituted by the Retraction Request to sell the Retracted Shares to the Combined Company or Callco will be deemed to have been revoked.

Redemption of Exchangeable Shares and Redemption Call Rights

Subject to applicable law, and provided that neither the Combines Company nor Callco has exercised the Redemption Call Right, further described below, Canco shall, on the Redemption Date, as defined below, redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share (the “Redemption Price”) equal to the Current Market Price of a Combined Company Share on the last business day prior to the Redemption Date plus the Dividend Amount, which shall be satisfied in full by the Combined Company or Callco, as applicable, delivering or causing to be delivered one Combined Company Share plus any Dividend Amount.

The “Redemption Date” means the date, if any, established by the board of directors of Canco for the redemption by Canco of all but not less than all of the outstanding Exchangeable Shares, which date shall be no earlier than the seventh anniversary of the date on which Exchangeable Shares are first issued, unless the number of Exchangeable Shares outstanding is fewer than 25% of the number of Exchangeable Shares issued on the Effective Date (other than Exchangeable Shares held by the Combined Company or its affiliates and subject to necessary adjustments to the number of shares to reflect permitted changes to Exchangeable Shares). A Combined Company Control Transaction occurs, in which case, provided that the board of directors of Canco determines, in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such transaction in accordance with its terms, the board of directors of Canco may accelerate the Redemption Date.

An Exchangeable Share Voting Event (as defined below) that is not an Exempt Exchangeable Share Voting Event (as defined below) is proposed and (a) the holders of the Exchangeable Shares fail to take the necessary action, at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exchangeable Share Voting Event or the holders of the Exchangeable Shares do take the necessary action but in connection therewith, rights of dissent are required to be granted to the holders of Exchangeable Shares pursuant to the OBCA and more than 2% of the holders of Exchangeable Shares exercise rights of dissent under the OBCA, and (b) the board of directors of Canco determines that it is not reasonably practicable to accomplish the business purpose (which business purpose must be bona fide and, not for the primary purpose of causing the occurrence of the Redemption Date) intended by the Exchangeable Share Voting Event in a commercially reasonable manner that does not result in an Exchangeable Share Voting Event, in which case the Redemption Date shall be the business day following the day on which the holders of the Exchangeable Shares failed to take such action, or the board of directors of Canco makes its determination, as applicable; or an Exempt Exchangeable Share Voting Event is proposed and holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event in which case the Redemption Date shall be the business day following the day on which the holders of the Exchangeable Shares failed to take such action.

For the purposes of paragraphs above, the term “Exchangeable Share Voting Event” means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of Canco and in respect of which the board of directors of Canco determines that after giving effect to such matter the economic equivalence of the Exchangeable Shares and Combined Company Shares is maintained for the holders of Exchangeable Shares (other than the Combined Company and its affiliates) and the term “Exempt Exchangeable Share Voting Event” means an Exchangeable Share Voting Event in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the economic equivalence of the Exchangeable Shares and the Combined Company Shares.

In any case of a redemption of Exchangeable Shares, Canco will send to each holder of Exchangeable Shares, prior to the Redemption Date, a notice in writing of the redemption by Canco or the purchase by the Combined Company or Callco under the Redemption Call Right of the Exchangeable Shares held by such holder. The “Redemption Call Right” is the right of the Combines Company and Callco to purchase the Exchangeable Shares (other than from any holder of Exchangeable Shares which is the Combined Company or any of its affiliates) for an amount per Exchangeable Share equal to the Current Market Price of a Combined Company Share on the last business day prior to the Redemption Date plus the Dividend Amount.

Change of Law Call Right

The Combined Company and Callco each have the right (the “Change of Law Call Right”) in the event of a Change of Law, to purchase all, but not less than all, of the outstanding Exchangeable Shares (other than from any holder of Exchangeable Shares which is the Combined Company or any of its affiliates) for an amount per share equal to the Current Market Price of a Combined Company Share on the last business day prior to the date on which the Combined Company or Callco intends to acquire the Exchangeable Shares plus the Dividend Amount, which shall be satisfied in full by the Combined Company or Callco, as the case may be, delivering or causing to be delivered one Combined Company Share plus any Dividend Amount.

Call Rights

Unless relevant Canadian tax legislation is amended, any Canadian tax deferral obtained by a Meta shareholder who receives Exchangeable Shares under the Arrangement will end on the exchange or redemption of Exchangeable Shares for Torchlight Shares. Moreover, if the Call Rights are not exercised on redemption of the Exchangeable Shares by Canco, a holder of Exchangeable Shares may realize a dividend for Canadian tax purposes that may exceed the holder’s economic gain.

Voting Rights

Except as required by applicable law and in respect of certain matters as further described in the share provisions of the Exchangeable Shares, the holders of the Exchangeable Shares will not be entitled as such to receive notice of or to attend any meeting of the shareholders of Canco or to vote at any such meeting. Without limiting the generality of the foregoing, the holders of the Exchangeable Shares will not have class votes except as required by applicable law.

Amendment and Approval

Any approval required to be given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares in accordance with applicable law will be deemed to have been sufficiently given if it has been given in accordance with applicable law, subject to a minimum requirement that such approval be evidenced by a resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 10% of the outstanding Exchangeable Shares are present or represented by proxy.

Voting and Exchange Trust Agreement

The following description of certain material provisions of the Voting and Exchange Trust Agreement and is qualified in its entirety by reference to the complete text of the Voting and Exchange Trust Agreement, which is attached to this proxy statement as Annex E.

The purpose of the Voting and Exchange Trust Agreement is to create a trust for the benefit of the registered holders from time to time of Exchangeable Shares (other than the Combined Company or affiliates of the Combined Company). The Trustee will hold the Special Voting Share to be issued by Torchlight in order to enable the Trustee to exercise the voting rights attached thereto and will hold the Exchange Right and the Automatic Exchange Right (as defined below) in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of such registered holders.

Voting Rights

Pursuant to the Voting and Exchange Trust Agreement, the Combined Company will issue to the Trustee the Special Voting Share to be held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the registered holders from time to time of Exchangeable Shares (other than the Combined Company or affiliates of the Combined Company) and in accordance with the provisions of the Voting and Exchange Trust Agreement.

Under the Voting and Exchange Trust Agreement, the Trustee will be entitled to all of the voting rights, including the right to vote in person or by proxy, attaching to the Special Voting Share on any matters that may properly come before the stockholders of the Combined Company at a meeting of stockholders.

With respect to all meetings of the stockholders of the Combined Company at which holders of the Combined Company Shares are entitled to vote and with respect to all written consents sought from holders of the Combined Company Shares, each registered holder of Exchangeable Shares shall be entitled to instruct the Trustee to cast and exercise that number of votes equal to a pro rata number of voting rights attached to the Special Voting Share to be determined by reference to the total number of outstanding Exchangeable Shares not owned by the Combined Company and its affiliates on the record date established by the Combined Company or by applicable law, for each Exchangeable Share owned of record by such holder on the record date established by the Combined Company in respect of each matter to be voted at such meeting (or consented to in writing).

The Trustee will exercise each vote attached to the Special Voting Share only as directed by the relevant holder and, in the absence of instructions from a holder as to voting, the Trustee will not have voting rights with respect to such Exchangeable Share. A holder may, upon instructing the Trustee, obtain a proxy from the Trustee entitling the holder or a third party to vote directly at the relevant meeting the votes attached to the Special Voting Share to which the holder is entitled.

The Trustee will send to the holders of the Exchangeable Shares the notice of each meeting at which the Combined Company stockholders are entitled to vote, together with the related meeting materials and a statement as to the manner in which the holder may instruct the Trustee to exercise the votes attaching to the Special Voting Share, at the same time as the Combined Company sends such notice and materials to the stockholders of the Combined Company. The Trustee will also send to the holders of Exchangeable Shares copies of all information statements, interim and annual financial statements, reports and other materials sent by the Combined Company to the Combined Company stockholders at the same time as such materials are sent to the Combined Company stockholders. To the extent such materials are provided to the Trustee by the Combined Company, the Trustee will also send to the holders all materials sent by third parties to the Combined Company stockholders generally, including dissident proxy circulars and tender and exchange offer circulars, as soon as possible after such materials are first sent to Combined Company stockholders.

All rights of a holder of Exchangeable Shares to exercise votes attached to the Special Voting Share will cease upon the exchange of such holder’s Exchangeable Shares for Combined Company Shares.

Exchange Upon Canco Insolvency Event

Upon the occurrence of a Canco Insolvency Event, the Trustee shall have the “Exchange Right”, being the right to require the Combined Company to purchase all or any part of the Exchangeable Shares from each or any holder, provided that the Trustee may exercise such right only on the basis of instructions received from each such holder. The purchase price payable by the Combined Company for each Exchangeable Share purchased pursuant to the Exchange Right will satisfied by the delivery of one Combined Company Share to the holder thereof, together with an amount equal to the Dividend Amount, if any.

As soon as practicable following the occurrence of a Canco Insolvency Event or any event that with the passage of time or the giving of notice or both would be a Canco Insolvency Event, Canco and the Combined Company will give written notice thereof to the Trustee. As soon as practicable after receiving such notice, or upon the Trustee becoming aware of a Canco Insolvency Event, the Trustee will give notice to each holder of Exchangeable Shares of such event, which notice shall contain a brief statement of the rights of the holder with respect to the Exchange Right.

Automatic Exchange upon Liquidation of the Combined Company

In the event of a Combined Company Liquidation Event, the Combined Company will purchase all of the Exchangeable Shares from the holders thereof (other than Exchangeable Shares held by the Combined Company and its affiliates) immediately prior to the effective date of such Combined Company Liquidation Event (the “Automatic Exchange Right”). The purchase price payable by the Combined Company for each Exchangeable Share purchased pursuant to the Automatic Exchange Right will be satisfied by the delivery of one Combined Company Share for each Exchangeable Share purchased, together with an amount equal to the Dividend Amount, if any.

Support Agreement

The following is a summary description of the material provisions of the Support Agreement and is qualified in its entirety by reference to the complete text of the Support Agreement, which is attached to this proxy statement as Annex F.

Pursuant to the Support Agreement, the Combined Company will covenant that, so long as any Exchangeable Shares not owned by the Combined Company or its affiliates are outstanding, the Combined Company will, among other things:

•

not declare or pay any dividend on the Combined Company Shares, except for the dividend of the Series A Preferred Stock contemplated in the Arrangement Agreement or any Asset Sale Dividend (as such term is defined in the terms of the preferred stock) unless (a) on the same day Canco declares or pays, as the case may be, an equivalent dividend on the Exchangeable Shares and Canco has sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of an equivalent dividend on the Exchangeable Shares or (b) in the case of a dividend that is a stock dividend on the Combined Company Shares, Canco subdivides the Exchangeable Shares in lieu of a stock dividend thereon in a corresponding contemporaneous and economically equivalent manner to that in respect of the Combined Company Shares and Canco has sufficient authorized but unissued securities to enable the foregoing.

•

advise Canco in advance of the declaration of any dividend on the Combined Company Shares and take other actions necessary to ensure that the declaration date, record date and payment date for dividends on the Exchangeable Shares are the same as those for any corresponding dividends on the Combined Company Shares;

•	ensure that the record date for any dividend declared on the Combined Company Shares is not less than seven days after the declaration date of such dividend;

•

take all actions and do all things necessary to enable and permit Canco, in accordance with applicable law, to pay the Liquidation Amount, the Retraction Price or the Redemption Price to the holders of the Exchangeable Shares, where applicable;

•

take all actions and do all things necessary or desirable to enable and permit each of the Combined Company and Callco, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right, the Redemption Call Right (as such terms are defined in the Support Agreement) or the Change of Law Call Right (as such term is defined in the Plan of Arrangement), as the case may be; and

•

except in connection with any event, circumstance or action which causes or could cause the occurrence of a Redemption Date, not exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding up of Canco or any other distribution of the assets of Canco, nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of Canco or any other distribution of the assets of Canco among its shareholders for purpose of winding up its affairs.

In order to protect the economic equivalence of the Exchangeable Shares, the Support Agreement provides that, so long as any Exchangeable Shares not owned by Torchlight or its affiliates are outstanding:

•	the Combined Company will not without prior approval of Canco and the prior approval of the holders of the Exchangeable Shares given in accordance with the terms of the Exchangeable Shares:

•

issue or distribute Combined Company Shares (or securities exchangeable for or convertible into or carrying rights to acquire Combined Company Shares) to the holders of all or substantially all of the then outstanding Combined Company Shares by way of stock dividend or other distribution, other than an issue of Combined Company Shares (or securities exchangeable for or convertible into or carrying rights to acquire Combined Company Shares) to holders of Combined Company Shares (a) who exercise an option to receive dividends in Combined Company Shares (or securities exchangeable for or convertible into or carrying rights to acquire Torchlight Shares) in lieu of receiving cash dividends, or (b) pursuant to any dividend reinvestment plan or similar arrangement; or

•

issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Combined Company Shares entitling them to subscribe for or to purchase Combined Company Shares (or securities exchangeable for or convertible into or carrying rights to acquire Combined Company Shares); or

•

other than the dividend of Series A Preferred Stock contemplated in the Arrangement Agreement or any Asset Sale Dividend (as such term is defined in the terms of the Series A Preferred Stock), issue or distribute to the holders of all or substantially all of the then outstanding Combined Company Shares (a) shares or securities (including evidences of indebtedness) of Torchlight of any class (other than Torchlight Shares or securities convertible into or exchangeable for or carrying rights to acquire Torchlight Shares), or (b) rights, options, warrants or other assets other than those referred to above, unless in each case the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares and at least seven (7) days’ prior written notice thereof is given to the holders of Exchangeable Shares provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Torchlight in order to give effect to and to consummate, in furtherance of or otherwise in connection with the transactions contemplated by, and in accordance with, the Arrangement Agreement and the Plan of Arrangement;

•	the Combined Company will not without the prior approval of Canco and the prior approval of the holders of the Exchangeable Shares given in accordance with the terms of the Exchangeable Shares:

•	subdivide, redivide or change the then outstanding Combined Company Shares into a greater number of Combined Company Shares; or

•	reduce, combine, consolidate or change the then outstanding Combined Company Shares into a lesser number of Combined Company Shares; or

•	reclassify or otherwise change the Combined Company Shares or effect an amalgamation, merger, arrangement, reorganization or other transaction affecting Combined Company Shares;

unless the same or an economically equivalent change is simultaneously made to, or in the rights of the holders of, the Exchangeable Shares and at least seven days prior written notice is given to the holders of Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by the Combined Company in order to give effect to and to consummate, in furtherance of or otherwise in connection with the transactions contemplated by, and in accordance with, the Arrangement Agreement and the Plan of Arrangement;

•

the Combined Company will ensure that the record date for any event referred to in the paragraphs above, or (if no record date is applicable for such event) the effective date for any such event, is not less than five business days after the date on which such event is declared or announced by the Combined Company (with contemporaneous notification thereof by the Combined Company to Canco);

•

The board of directors of Canco will be entitled to determine, acting in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in the paragraphs above and each such determination will be conclusive and binding on the Combined Company. In making each such determination, the Support Agreement sets out factors which may, without excluding other factors determined by the board of directors of Canco to be relevant, be considered by the board of directors of Canco;

•

Canco agrees that, to the extent required, upon due notice from the Combined Company, Canco will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by Canco, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalence with respect to the Combined Company Shares and Exchangeable Shares.

The Support Agreement provides that in the event that a tender offer, share exchange offer, issuer bid, takeover bid or similar transaction with respect to the Combined Company Shares is proposed by the Combined Company or is proposed to the Combined Company or its stockholders and is recommended by the board of directors of the Combined Company, or is otherwise effected or to be effected with the consent or approval of the board of directors of the Combined Company, and the Exchangeable Shares are not redeemed by Canco or purchased by the Combined Company or Callco pursuant to the Redemption Call Right, the Combined Company will expeditiously and in good faith take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares (other than the Combined Company and its affiliates) to participate in such offer to the same extent and on an economically equivalent basis as the holders of the Combined Company Shares, without discrimination. Without limiting the generality of the foregoing, the Combined Company will take all such actions and do all such things as are necessary or desirable to ensure that holders of Exchangeable Shares may participate in each such offer without being required to retract Exchangeable Shares as against Canco (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of such offer and only to the extent necessary to tender or deposit to the offer).

The Support Agreement also provides that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than Torchlight or any of its affiliates, Torchlight will, unless approval to do otherwise is obtained from the holders of the Exchangeable Shares in accordance with the terms of the Exchangeable Shares, remain the direct or indirect beneficial owner of all issued and outstanding voting shares of Canco and Callco. Additionally, Torchlight will not exercise, and will prevent its affiliates from exercising, any voting rights which may be exercisable by holders of Exchangeable Shares from time to time with respect to any Exchangeable Shares owned by Torchlight or its affiliates on any matter considered at meetings of holders of Exchangeable Shares (including any approval sought from such holders in respect of matters arising under the Support Agreement).

Subject to certain limited exceptions, the Support Agreement may not be amended or modified except by an agreement in writing executed by Canco, Callco and the Combined Company and approved by the holders of the Exchangeable Shares.

Series A Preferred Stock

Prior to the Effective Time, Torchlight will declare and issue a dividend, on a one-for-one basis, of shares of Series A Preferred Stock to the holders of Torchlight Shares as of the Series A Preferred Record Date. The Series A Preferred Stock is not expected to be listed on a securities exchange and will be administered by the Combined Company’s transfer agent. The anticipated and intended impact of the Series A Preferred Stock is to maintain the interest of the Torchlight stockholders as of the Series A Preferred Record Date in the O&G Assets after the consummation of the Arrangement. The following is a summary description of the material provisions of the rights, privileges, restrictions and conditions attaching to the Series A Preferred Stock and is qualified in its entirety by reference to the Series A Certificate of Designation, which is attached as Annex H hereto.

Dividends

Conditioned upon, and subject to (a) the consummation of the Arrangement, (b) the consummation of one or more Asset Sale Transactions prior to the Asset Sale Expiration Date, and (c) a determination by the board of directors of the Combined Company that a distribution is not prohibited pursuant to applicable law, the holders of Series A Preferred Stock will be entitled to receive, from time to time and without interest, the following dividends:

•

Net Proceeds Dividends, which (subject to the dispute resolution process described below) shall be paid no later than the 30th day following the receipt by the Combined Company of Net Proceeds from any Asset Sale Transaction. Multiple Net Proceeds Dividends may be paid in respect of one Asset Sale Transaction in the event that the Combined Company receives Net Proceeds from an Asset Sale Transaction in multiple installments;

•	Holdback Dividends, which shall be paid within 10 days following the final determination of the remaining Holdback Amount with respect to the applicable Asset Sale Transaction; and

•

In the even that there are Remaining Assets at the Asset Sale Expiration Date, a Spin-Off Dividend, which will be paid as soon as reasonably practicable following the Asset Sale Expiration Date, subject to applicable law and the availability of an exemption from registration under applicable securities laws.

If no Asset Sale Transactions are effected prior to the Asset Sale Expiration Date, then holders of Series A Preferred Stock will not be entitled to any Asset Sale Dividends, but the Spin-Off Dividend will be paid, subject to applicable law and the availability of an exemption from registration under applicable securities laws.

Series A Preferred Representative and Sale Representatives; Determination of Net Proceeds; Holdback Amount; Indemnification Matters

Following the Effective Time, the board of directors of the Combined Company will delegate to the Sale Representatives the authority to pursue, and negotiate the proposed terms and conditions of, the Asset Sale Transactions. The Sale Representatives will keep the board of directors of the Combined Company informed of the status of each Asset Sale Transaction, and will submit the definitive terms and conditions of any proposed Asset Sale Transaction to the board of directors of the Combined Company for approval. This delegation of authority will expire at the Asset Sale Expiration Date.

Within 20 days following the consummation of each Asset Sale Transaction, the Combined Company will deliver to the Series A Preferred Representative the Combined Company’s calculation of the Net Proceeds resulting from such Asset Sale Transaction, which shall set forth in reasonable detail the various costs, fees, expenses and other items deducted from the gross proceeds received by the Combined Company or its affiliates in the Asset Sale Transaction. The Series A Preferred Representative will have the right to audit the Combined Company’s determination of Net Proceeds, and if the Series A Preferred Representative disagrees with the Combined Company’s calculation of Net Proceeds, the Combined Company and the Series A Preferred Representative will negotiate to resolve any disputed items. If the Combined Company and the Series A Preferred Representative are unable to resolve any disputed items, the remaining disputed items will be submitted to an independent, nationally recognized accounting firm for resolution, whose determination will be final and binding on the parties. The fees and expenses of the independent accountant shall be allocated between Combined Company, on the one hand, and holders of Series A Preferred Stock (and deducted from the Net Proceeds from the Asset Sale Transaction), on the other hand, in the same proportion that the aggregate amount of the disputed items so submitted to the independent accountant that is unsuccessfully disputed by each such party bears to the total disputed amount of such items so submitted. In the event that Series A Preferred Representative disputes the Combined Company’s calculation of Net Proceeds, the Combined Company shall not pay any Net Proceeds Dividend to the holders unless and until the Net Proceeds from the applicable Asset Sale Transaction have been finally determined.

With respect to each Asset Sale Transaction, the Combined Company will deduct the Holdback Amount from the Net Proceeds distributable to the holders of Series A Preferred Stock. The Holdback Amount will be available to indemnify the Combined Company and its affiliates from any Combined Company Business Costs not previously deducted in the calculation of the Net Proceeds from the applicable Asset Sale Transaction, and any losses incurred by the Combined Company or any of its affiliates in respect of any claims for indemnification made in connection with such Asset Sale Transaction. In order for the Combined Company to seek indemnification from the Holdback Amount, the Combined Company must deliver notice of its claim for indemnification to the Series A Preferred Representative at least 15 days prior to the 12-month anniversary of the closing of the applicable Asset Sale Transaction. The Combined Company and the Series A Preferred Representative will determine the amount to be deducted from the Holdback Amount for any such claim for indemnification. Any Holdback Amount that remains after the satisfaction of all claims for indemnification made by the Combined Company in respect of an Asset Sale Transaction will be distributed to the holders of Series A Preferred Stock as a Holdback Dividend.

The Combined Company will also consult with Series A Preferred Representative regarding the structure, timing and material terms of the Spin-Off Dividend, which must also ultimately be approved by the board of directors of the Combined Company. If the Combined Company cannot spin off the Remaining Assets because the Spin-Off Dividend cannot be declared in compliance with applicable law or, in the event that the Combined Company cannot spin off the Remaining Assets in a manner that is exempt from registration pursuant to all applicable securities laws, the Combined Company will not be required to declare or pay the Spin-Off Dividend, and will instead use its good faith, commercially reasonable efforts to preserve the value of such Remaining Assets and or to distribute or provide for the value of such assets to or for the benefit of the holders of Series A Preferred Stock without requiring the Combined Company to divert the attention of management for any material amount of time or incur material expenses in excess of the Spin-Off Cost Reserve Amount. The costs of the Combined Company to effect any Spin-Off Dividend will come from the Spin-Off Cost Reserve Amount and, to the extent there is any excess Spin-Off Cost Reserve Amount, such funds shall be included in the Remaining Assets.

The Combined Company will be entitled to deduct from the Net Proceeds from any Asset Sale Transaction the amount of any out-of-pocket fees and costs paid or payable by the Combined Company to the Series A Preferred Representative.

Voting Rights

Except as otherwise required by Chapter 78 of the Nevada Revised Statutes, the Series A Preferred Stock will not have any voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, the Combined Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Series A Certificate of Designation, (b) amend its articles of incorporation or other organizational documents in any manner that adversely affects any rights of the holders of Series A Preferred Stock in a way that is material and disproportionate to other stockholders of the Combined Company, (c) increase the number of authorized shares of Series A Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Automatic Cancellation

The Series A Preferred Stock will automatically be cancelled immediately upon the later of (a) the payment of all Asset Sale Dividends in respect of all Asset Sale Transactions consummated prior the Asset Sale Expiration Date or (b) the payment of all Spin-Off Dividends. The Series A Preferred Stock will not be redeemable.

Distributions upon Liquidation or Fundamental Transactions

In the event of a liquidation, dissolution or winding-up of the Combined Company, whether voluntary or involuntary, or a Fundamental Transaction, in each case occurring prior to the automatic cancellation of the Series A Preferred Stock, the holders of Series A Preferred Stock shall be entitled to receive out of the remaining assets of the Combined Company any accrued and unpaid Asset Sale Dividends then owed, before any distribution or payment shall be made to the holders of any common stock of the Combined Company, and if the assets of the Combined Company are insufficient to pay such Asset Sale Dividends in full, then the assets of the Combined Company will be ratably distributed to the holders of Series A Preferred Stock.

PROPOSAL 1:

APPROVAL OF THE ISSUANCE OF THE CONSIDERATION SHARES

You are being asked to approve the issuance of the Consideration Shares, which consist of up to      Torchlight Shares issuable pursuant to the Arrangement Agreement. As of the Record Date, the Consideration Shares would be comprised of approximately 455,000,000 Torchlight Shares, prior to effecting any reverse split of the Torchlight Shares as contemplated herein, including the Torchlight Shares that would be issuable upon conversion or exchange of Meta securities that will become convertible into or exchangeable for Torchlight Shares in connection with the Arrangement and Torchlight Shares that would be issuable upon exchange of the Exchangeable Shares, in each case based upon an illustrative Exchange Ratio of 4.55 Torchlight Shares for each outstanding Meta Share calculated as of the Record Date). The Exchange Ratio, however, is subject to adjustment until the Effective Time as described herein, and, as such, the approximate amount of Consideration Shares is subject to adjustment. Because of the variability in the amount of Consideration Shares that may be issued pursuant to the Arrangement, you are being asked to approve the issuance of an amount of Consideration Shares that exceeds the approximate amount of Consideration Shares as of the Record Date. For a summary and detailed information regarding this proposal, see the information about the proposed Arrangement, and the issuance of the Consideration Shares in connection with the Arrangement contained throughout this proxy statement, including the information set forth in “Summary of the Arrangement” and “The Arrangement” and “The Arrangement Agreement.”

The following table sets forth, as of the Record Date, and for illustrative purposes, the approximate total number of Consideration Shares that may be issued pursuant to the Arrangement.

Security Type	Effective Number of Consideration Shares	Percent Holding of Combined Company (fully diluted)
Outstanding Meta Shares	380,361,146(1)	64.37%
Options to Purchase Meta Shares	57,269,712(1)	9.69%
Meta DSU’s	8,520,886(1)	1.44%
Warrants to Purchase Meta Shares	7,754,053(1)	1.31%

TOTAL	453,905,797(1)	76.81%	(1)

(1)	Assumes a full conversion and/or exchange for 100% of the underlying securities as of the Record Date.

Pursuant to our Articles of Incorporation and applicable Nevada state law, and limited only by the number of Torchlight Shares authorized for issuance under our Articles of Incorporation, the Torchlight Board has the power, without submitting the matter to a stockholder vote or approval, to issue Torchlight Shares, from time to time, for any consideration the Torchlight Board deems appropriate. However, Torchlight Shares are listed on NASDAQ and Rules 5635(a) and (b) of the NASDAQ Listing Rules require stockholder approval for the issuance of the Consideration Shares pursuant to the Arrangement. See “Why am I being asked to vote on the Arrangement?” in the questions section above. Thus, Torchlight is requesting your vote in connection with the Arrangement Proposal.

Each of the Arrangement Proposal and the Articles Amendment and Restatement Proposal (discussed below) will not be effected without the approval by the Torchlight stockholders of both such proposals.

If this Arrangement Proposal is not approved, the Arrangement cannot be completed, each of Torchlight and Meta will have the right to terminate the Arrangement Agreement, and Torchlight may be required to pay Meta a termination payment of $2,000,000. See “The Arrangement Agreement — Termination of the Arrangement Agreement.”

Required Vote

This proposal must be approved by a majority of the shares entitled to vote, that are present or represented by proxy at the Special Meeting. Abstentions will be treated as votes cast, and will have the effect of a “NO” vote, but “broker non-votes” will not be treated as votes cast and will not affect the outcome with regard to this proposal.

The Torchlight Board recommends that stockholders vote “FOR” the authorization of the issuance of the Consideration Shares in connection with the Arrangement.

PROPOSAL 2:

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF TORCHLIGHT’S AMENDED ARTICLES OF INCORPORATION

This section describes the material terms of the Amended and Restated Articles of Incorporation that the Torchlight Board proposes that Torchlight adopt in connection with the Arrangement. The description in this section, and elsewhere in this proxy statement, is qualified in its entirety by reference to the Amended and Restated Articles of Incorporation, a copy of which is attached to this proxy statement as Annex K, and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Amended and Restated Articles of Incorporation that is important to you. You are encouraged to read carefully the Amended and Restated Articles of Incorporation in its entirety.

As a condition to the Arrangement, and in order to facilitate the transactions contemplated by the Arrangement Agreement, Torchlight must take certain corporate actions that require changes to our current Articles of Incorporation. These changes include:

•	increasing the amount of authorized (a) Torchlight common stock from 150,000,000 shares to 250,000,000 shares and (b) Torchlight preferred stock from 10,000,000 shares to 50,000,000 shares;

•	effectuating a reverse stock split of the Torchlight Shares at a ratio between 1-for-2 and 1-for-20; and

•	changing Torchlight’s name to Meta Materials Inc.

The following sets forth a summary of the material amendments to our existing Articles of Incorporation. Nevada law requires that for any action to amend or amend and restate our Articles of Incorporation, that the Torchlight Board must adopt a resolution setting forth the amendment proposed and the amendment must be approved by a majority of the total outstanding Torchlight Shares.

Effective Time of the Amended and Restated Articles of Incorporation

If the Amended and Restated Articles of Incorporation are approved by the Torchlight stockholders, they will become effective immediately prior to the Effective Time, subject to the approval of the Torchlight Board of the final reverse split ratio.

Reasons for the Amendment and Restatement of the Articles of Incorporation

As stated elsewhere in this proxy statement, Torchlight has pursued a business combination transaction culminating to the Arrangement, and the amendment and restatement of our Articles of Incorporation is necessitated by the terms of the Arrangement Agreement in connection therewith. Specifically, the increased amount of authorized Torchlight common stock will be used to issue the Consideration Shares, and the increased amount of authorized Torchlight preferred stock will be used to designate and issue the Series A Preferred Stock and the Special Voting Share. See “Description of Exchangeable Shares, Series A Preferred Stock and Related Agreements.”

Increasing the Outstanding Shares of Torchlight Common Stock and Preferred Stock

In order to effect the issuance of the Consideration Shares under the Arrangement Agreement and the issuance of the Series A Preferred Stock and Special Voting Share, we will be required to increase the authorized number of shares of Torchlight common stock and preferred stock. Our Articles of Incorporation currently authorize 150,000,000 shares of Torchlight common stock, which we propose to increase to 250,000,000 shares, and 10,000,000 shares of Torchlight undesignated preferred stock, which we propose to increase to 50,000,000 shares, through the amendment and restatement of our Articles of Incorporation.

Under the proposed Amended and Restated Articles of Incorporation, each of the newly authorized shares of Torchlight common stock and preferred stock will have the same rights and privileges as currently authorized Torchlight common stock and preferred stock. Prior to the Effective Time, the Torchlight Board will designate the Series A Preferred Stock and the Special Voting Share by adopting the Series A Certificate of Designation and the Special Voting Share Certificate of Designation. Adoption of the proposed Amended and Restated Articles of Incorporation will not, in and of itself, affect the rights of the holders of currently outstanding Torchlight Shares, nor will it change the par value of the Torchlight Shares.

Dilution

The issuance of additional shares of Torchlight common stock and preferred stock will decrease the relative percentage of equity ownership of Torchlight’s existing stockholders, thereby diluting their voting power, and, depending on the price at which additional shares may be issued, could also be dilutive to the earnings per share of the Torchlight Shares. The following table outlines such dilutive effects of the outstanding Torchlight Shares (excluding the preferred stock as no shares of preferred stock are currently outstanding):

	As of February 2, 2021	Impact of Proposed Amendment	Upon Effectiveness of Proposed Amendment
Torchlight Shares issued and outstanding	121,370,382	—	121,370,382
Remaining Torchlight Shares reserved for warrants and the equity incentive plan	10,237,009	—	10,237,009
Unallocated Torchlight Shares available for future issuance	18,392,609	100,000,000	118,392,609

Torchlight Shares authorized	150,000,000	100,000,000	250,000,000

Unallocated Torchlight Shares available for future issuance as a percentage of shares potentially outstanding	12.3%		47.4%

Prior to the Effective Time, Torchlight stockholders will experience dilution based on Torchlight Shares that are issued or issuable in connection with the Pre-Closing Financing (which Torchlight Shares are intended to be proportionally dilutive at 75% to Meta shareholders and 25% to Torchlight stockholders) and any Working Capital Financing (which Torchlight shares are intended to be solely dilutive to the Torchlight stockholders). Torchlight stockholders will be further diluted at the Effective Time of the Arrangement, when the Torchlight Share Consideration and Exchangeable Share Consideration will be issued to the Meta shareholders, which will result in the current Torchlight stockholders holding approximately 25% of the issued and outstanding Combined Company Shares. Further dilution may occur when Torchlight Shares are issued upon conversion or exchange of Meta securities that will become convertible into or exchangeable for Torchlight Shares in connection with the Arrangement.

Potential Anti-Takeover Effect

Due to the indefinite amount of Consideration Shares that will be issued in connection with the Arrangement, there may be more Torchlight Shares authorized under this proposal than are needed to effect the issuance of the Consideration Shares under the Arrangement. Although this proposal is not motivated by anti-takeover concerns and is not considered by the Torchlight Board to be an anti-takeover measure, the availability of additional authorized Torchlight Shares could be utilized as such or otherwise have the effect of delaying or preventing a change of control of the Combined Company. Following the completion of the Arrangement, the Combined Company could issue some or all of the newly authorized Torchlight Shares, which would make more difficult or discourage an attempt to obtain control of the Combined Company by means of a merger, tender offer, proxy content, or other means. In addition, the authorization of undesignated preferred stock makes it possible for the Torchlight Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of Torchlight.

This proposal is not in response to any specific effort of which the Torchlight is aware to obtain control of Torchlight, or the Combined Company, other than the fully negotiated Arrangement pursuant to the Arrangement Agreement, and the Torchlight Board has no present intention to use the additional Torchlight Shares in order to impede a takeover attempt.

Reverse Stock Split

The Amended and Restated Articles of Incorporation will effect a reverse stock split of the Torchlight Shares at a ratio between 1-for-2 and 1-for-20, with the exact ratio to ultimately be determined by the Torchlight Board.

Reasons for the Reverse Stock Split

Torchlight is required under the Arrangement Agreement to effect a reverse stock split at a ratio to be determined by the parties, the primary purpose of which being to ensure compliance with the minimum share price of $1.00 as set out under the NASDAQ Listing Rules.

Effect of Reverse Stock Split

If approved by Torchlight’s stockholders, the reverse stock split will take effect immediately prior to the Effective Time of the Arrangement, upon the filing of the Amended and Restated Articles of Incorporation with the Nevada Secretary of State. The reverse stock split, in and of itself, will not affect any stockholder’s proportional equity interest in Torchlight, nor will it change any of the rights of the existing holders of Torchlight Shares. Stockholders should recognize that after the reverse stock split is effectuated, they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the reverse stock split divided by the denominator determined by the boards of Torchlight and Meta). In addition, the reverse stock split will likely increase the number of Torchlight’s stockholders who own odd-lots (less than 100 shares). Stockholders who hold odd-lots generally experience an increase in the cost of selling their shares, as well as greater difficulty in effectuating such sales.

The table below shows, as of the Record Date, the number of Torchlight Shares outstanding prior to the reverse stock split and the number of outstanding shares of Common Stock that would result from a (a) 1-for-2 ratio, (b) 1-for-8 ratio, (c) 1-for-12 ratio, (d) 1-for-16 ratio and (e) 1-for-20 ratio, in each case without giving effect to the treatment of fractional shares:

Reverse Stock Split Ratio	Number of Shares Authorized(1)	Approximate Number of Shares Issued and Outstanding(2)	Percentage of Authorized Common Stock	Number of Shares Reserved For Issuance
Current shares	250,000,000	121,370,382	49%	128,629,618
1-for-2	250,000,000	60,685,191	24%	189,314,809
1-for-8	250,000,000	15,171,298	6%	234,828,702
1-for-12	250,000,000	10,114,199	4%	239,885,802
1-for-16	250,000,000	7,585,649	3%	242,414,351
1-for-20	250,000,000	6,068,519	2%	243,931,481

(1)	Based on the number of Torchlight Shares authorized following the approval of the increase in authorized common stock.
(2)	Based on the number of Torchlight Shares outstanding as of the Record Date.

Accounting Matters

The reverse stock split will not affect the par value of the Torchlight Shares. As a result, as of the effective time of the reverse stock split, the stated capital on the balance sheet attributable to common stock will be reduced proportionately based on the reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Torchlight Shares for past financial periods will be restated because there will be fewer shares of common stock outstanding.

U.S. Federal Income Tax Consequences

We believe that the federal income tax consequences of the reverse stock split to Torchlight’s stockholders will be as follows:

•	no gain or loss will be recognized by any of Torchlight’s stockholders;

•	the aggregate tax basis of the shares after the reverse stock split will equal the aggregate tax basis of the shares exchanged therefor;

•	the holding period of the shares after the reverse stock split will include the holding period of the holder’s existing shares; and

•	the conversion of the existing shares into the new shares after the reverse stock split will produce no gain or loss to us

Torchlight’s beliefs as outlined above are not binding upon the Internal Revenue Service or the courts, and we cannot assure you that the Internal Revenue Service or the courts will accept the positions expressed above. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident foreign individuals, broker-dealers and tax exempt entities. This summary also assumes that the existing shares of Torchlight’s capital stock were, and Torchlight’s new shares of capital stock will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which the stockholder resides. The foregoing summary is included for general information only. Accordingly, stockholders are urged to consult their own tax advisors with respect to the federal, state and local tax consequences of the reverse stock split.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

After the reverse stock split becomes effective, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares. Promptly after the Effective Date of the Arrangement, you will be notified that the Amended and Restated Articles of Incorporation have been filed and that the reverse stock split has been effected. Torchlight’s stock transfer agent,     , will implement the exchange of stock certificates representing post-reverse split shares of Torchlight common stock in exchange for pre-reverse split Torchlight Shares. You will be asked to surrender to the transfer agent certificate(s) representing your pre-split shares in exchange for certificates representing your post-split shares in accordance with the procedures to be set forth in a letter of transmittal that we will send to you following the effectiveness of the merger. You will not receive a new stock certificate representing your post-split shares until you surrender your outstanding certificate(s) representing your pre-split shares, together with the properly completed and executed letter of transmittal to the transfer agent and any other information or materials which the transfer agent may require.

PLEASE DO NOT DESTROY ANY STOCK CERTIFICATE OR SUBMIT ANY OF YOUR CERTIFICATES UNTIL YOU ARE REQUESTED TO DO SO.

Fractional Shares

No fractional shares, or certificates for fractional shares, will be issued in connection with the reverse stock split. If the number of shares held by a stockholder is not evenly calculated in accordance determined ratio, the number of shares will be rounded down to the nearest whole number. Given that the value of any fractional share will likely be de minimis, Torchlight believes that this method is preferable to paying cash in lieu of issuing fractional shares.

Name Change

The Amended and Restated Articles of Incorporation will change Torchlight’s name from “Torchlight Energy Resources, Inc.” to “Meta Materials Inc.”

Reasons for Name Change

The change in Torchlight’s name is a condition to the Arrangement.

Effect of Name Change

The name change will not have any effect on the rights of Torchlight’s existing stockholders. As previously mentioned, Torchlight will request a new trading symbol as a result of the name change and as a result of the changes in Torchlight’s amended and restated articles of incorporation.

Required Vote

This proposal must be approved by a majority of the Torchlight Shares entitled to vote at the Special Meeting. Abstentions and “broker non-votes” will have the same effect as a vote “AGAINST” this proposal.

The Torchlight Board recommends that stockholders vote “FOR” the authorization of the issuance of the amendment and restatement of Torchlight’s Articles of Incorporation.

PROPOSAL 3:

AUTHORITY TO ADJOURN THE SPECIAL MEETING

If at the Special Meeting, the Torchlight Board determines it is necessary or appropriate to adjourn the Special Meeting, Torchlight intends to move to vote on the Adjournment Proposal. For example, the Torchlight Board may make such a determination if the number of Torchlight Shares represented and voting in favor of the Arrangement Proposal or the Articles Amendment and Restatement Proposal at the Special Meeting is not sufficient to adopt and approve such proposals, in order to enable the Torchlight Board to solicit additional proxies in respect of such proposals. If the Torchlight Board determines that it is necessary or appropriate, Torchlight will ask its stockholders to vote only upon the Adjournment Proposal and not the Arrangement Proposal or Articles Amendment and Restatement Proposal.

In this proposal, Torchlight is asking you to authorize the holder of any proxy solicited by the Torchlight Board to vote in favor of the Adjournment Proposal. If the Torchlight stockholders approve the Adjournment Proposal, Torchlight could adjourn the Special Meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted. Among other things, approval of the Adjournment Proposal could mean that, even if Torchlight had received proxies representing a sufficient number of votes against the aforementioned proposal to defeat such proposals, Torchlight could adjourn the Special Meeting without a vote and seek to convince the holders of those shares to change their votes. Additionally, Torchlight may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.

Vote Required and Board Recommendation

This proposal must be approved by a majority of the shares entitled to vote that are present or represented by proxy, whether or not a quorum is present. Abstentions will be treated as votes cast, and will have the effect of a vote “AGAINST” this proposal, but “broker non-votes” will not be treated as votes cast and will not affect the outcome with regard to this proposal.

The Torchlight Board recommends that you vote “FOR” the Adjournment Proposal.

PROPOSAL 4:

ADVISORY VOTE TO APPROVE THE ARRANGEMENT-RELATED NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to the Dodd-Frank Act and Rule 14a-21(c) of the Exchange Act, Torchlight is seeking non-binding, advisory stockholder approval of the Arrangement-related compensation of Torchlight’s executive officers, as disclosed in the section entitled “The Arrangement — Golden Parachute Compensation” of this proxy statement. The proposal gives the stockholders the opportunity to express their views on the Arrangement-related compensation of the Named Executive Officers. Accordingly, we are requesting stockholders to approve the following resolution, on a non-binding, advisory basis:

“RESOLVED, that the stockholders of Torchlight approve, on a non-binding, advisory basis, certain compensation that will or may become payable to Torchlight’s Named Executive Officers in connection with the Arrangement, as disclosed pursuant to Item 402(t) of Regulation S-K in “The Arrangement — Golden Parachute Compensation” in the proxy statement for the Special Meeting.”

Because your vote is advisory, it will not be binding upon Torchlight or the Board. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Arrangement is consummated, the Named Executive Officers may become eligible to receive the compensation in accordance with the terms and conditions applicable to those payments.

The vote on the non-binding Advisory Proposal is a vote separate and apart from the vote on the Arrangement Proposal, the Articles Amendment and Restatement Proposal and the Adjournment Proposal. Accordingly, you may vote “FOR” such proposal and vote “AGAINST” or “ABSTAIN” for this Advisory Proposal (and vice versa).

Vote Required and Board Recommendation

This proposal must be approved by a majority of the shares entitled to vote that are virtually present in or represented by proxy, whether or not a quorum is present. Abstentions will be treated as votes cast, and will have the effect of a vote “AGAINST” this proposal, but “broker non-votes” will not be treated as votes cast and will not affect the outcome with regard to this proposal.

The Board recommends that you vote “FOR” the non-binding Advisory Proposal.

META HISTORICAL FINANCIAL STATEMENTS

The GAAS audited financial statements of Meta for the fiscal years ended December 31, 2019 and 2018 and the unaudited interim financial statements of Meta for the nine month periods ended September 30, 2020 and 2019 are presented in Annex L and are hereby incorporated by reference. The financial statements have been prepared on the basis of International Financial Reporting Standards, as issued by the International Accounting Standards Board. The financial statements are prepared in Canadian dollars unless otherwise indicated.

STOCKHOLDER PROPOSALS

As of the date of this proxy statement, the Torchlight Board knows of no matters that will be presented for consideration at the Special Meeting other than as described in this proxy statement.

Under SEC regulations, any stockholder desiring to make a proposals for action and director nominations pursuant to Rule 14a-8 under the Exchange Act to be acted upon at the 2021 Annual Meeting of Stockholders must present the proposal to Torchlight at its principal executive offices at 5700 W. Plano Parkway, Suite 3600, Plano, Texas 75093, Attention: President, by May 21, 2021, and must have complied with the requirements of Rule 14a-8 under the Exchange Act and the provisions of Torchlight’s Bylaws, for the proposal to be eligible for inclusion in Torchlight’s proxy statement. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement or form of proxy. Stockholders are also advised to review Torchlight’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

Notice of a stockholder proposal submitted outside the processes of Rule 14a-8 for the 2021 Annual Meeting of Stockholders will be considered untimely unless received by us no later than 45 days before the date on which Torchlight first sent Torchlight’s proxy materials for this year’s Annual Meeting.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this proxy statement. This means that Torchlight can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to part of this proxy statement. However, any statement contained in a document that is incorporated by reference into this proxy statement will be deemed updated and superseded for purposes of this proxy statement to the extent information contained in this proxy statement modifies or replaces the information. Torchlight is incorporating by reference the following items in documents filed by us with the SEC:

•	Torchlight’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 13, 2020;

•

Torchlight’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on June 5, 2020, as amended on June 17, 2020, August 10, 2020 and November 9, 2020, respectively; and

•

Torchlight’s Current Reports on Form 8-K filed with the SEC on January 3, 2020, January 14, 2020, January 16, 2020, February 20, 2020, March 10, 2020, April 7, 2020, April 24, 2020, April 29, 2020, May 12, 2020, May 18, 2020, May 20, 2020, June 12, 2020, as amended on June 16, 2020, July 16, 2020, July 20, 2020, August 5, 2020, August 13, 2020, September 23, 2020, October 27, 2020, November 2, 2020, November 3, 2020, November 16, 2020, November 30, 2020, December 14, 2020, December 15, 2020, December 23, 2020, January 6, 2021, January 13, 2021, January 14, 2021, January 22, 2021, January 25, 2021, January 28, 2021, January 29, 2021 and February 1, 2021.

The information incorporated by reference is considered to be a part of this proxy statement, and later information that Torchlight files with the SEC will update and supersede that information. Torchlight incorporates by reference in this proxy statement the documents listed below and any future filings that Torchlight makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings after the date of this proxy statement until the date of the annual meeting. The information incorporated by reference is an important part of this proxy statement. Any statement in a document incorporated by reference into this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent a statement contained in this or any other subsequently filed document that is incorporated by reference into this proxy statement modifies or supersedes such statement. Any statement so modified or superseded will be not deemed, except as so modified or superseded, to constitute a part of this proxy statement. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this proxy statement.

The documents listed above are enclosed with this proxy statement and are also available on the SEC’s website at http://www.sec.gov and on Torchlight’s website at http://www.torchlightenergyresources.com. Additional information about Meta may be obtained by visiting Meta’s issuer profile on SEDAR at www.sedar.com.

Representatives of Briggs & Veselka Co, Torchlight’s principal accountants, will not be present at the Special Meeting.

You may obtain additional copies of this proxy statement, and may ask any questions about the Arrangement or the Arrangement Agreement, by contacting D.F. King at the following address:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

1 (800) 714-3305 (toll free in North America)

outside North America, Banks, Brokers and Collect calls: 1 (212) 269-5550

Email: TRCH@dfking.com

ANNEX A

A-1

TORCHLIGHT ENERGY RESOURCES, INC. 5700 W. PLANO PARKWAY SUITE 3600 PLANO, TEXAS 75093

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/TRCH2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D31865-TBD KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TORCHLIGHT ENERGY RESOURCES, INC.

The Board of Directors recommends you vote FOR the following proposals:				For	Against	Abstain

1.  The issuance of up to 455,000,000 shares of Torchlight Energy Resources, Inc. (“Torchlight”) common stock in connection with a proposed arrangement (the “Arrangement”) with Metamaterial Inc. (“Meta”), pursuant to which Torchlight will acquire Meta, in accordance with the requirements of the NASDAQ Stock Market LLC (the “Arrangement Proposal”);

				☐	☐	☐

2.  The adoption of Amended and Restated Articles of Incorporation, in the form attached hereto as Annex K, in connection with the Arrangement, for the following purposes (the “Articles Amendment and Restatement Proposal”):

				☐	☐	☐
(a) To increase the authorized shares of Torchlight’s (i) common stock from 150,000,000 shares to 250,000,000 shares and (ii) preferred stock from 10,000,000 shares to 50,000,000 shares;

(b)  To implement a reverse split of Torchlight’s common stock within a range from 1-for-2 to 1-for-20, with the exact ratio of the reverse stock split to be determined by the Board of Directors of Torchlight; and

(c) To change of the name of Torchlight to Meta Materials Inc.

3.  The approval of the postponement or adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes to approve the Arrangement Proposal and/or the Articles Amendment and Restatement Proposal, if deemed necessary or appropriate by the Board of Directors of Torchlight (the “Adjournment Proposal”); and

				☐	☐	☐

4.  The approval, on a non-binding, advisory basis, of certain compensation that will or may become payable to Torchlight’s named executive officers that is based on or otherwise relates to the Arrangement (the “Advisory Proposal”).

				☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — —

D31866-TBD

TORCHLIGHT ENERGY RESOURCES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS — [●], 2021 AT 9:00 AM CT

The undersigned stockholder of TORCHLIGHT ENERGY RESOURCES, INC., a Nevada corporation (“Torchlight”, “we”, or “us”), hereby appoints each of John A. Brda and Roger N. Wurtele (the “Proxies”) as proxies on behalf and in the name of the undersigned, to represent the undersigned at the 2021 Special Meeting of Stockholders of Torchlight to be held on [●], 2021 at 9:00 a.m. Central Time online at www.virtualshareholdermeeting.com/TRCH2021, and at any adjournment or adjournments thereof, and to vote all shares of Torchlight that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and all such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

Annex B

TORCHLIGHT ENERGY RESOURCES, INC.

- and -

2798832 ONTARIO INC.

- and -

2798831 ONTARIO INC.

- and -

METAMATERIAL INC.

ARRANGEMENT AGREEMENT

DECEMBER 14, 2020

ARTICLE 1 INTERPRETATION		B-2
1.1	Definitions	B-2
1.2	Interpretation	B-15
1.3	Number, Gender and Persons	B-16
1.4	Date for Any Action	B-16
1.5	Currency	B-16
1.6	Accounting Matters	B-16
1.7	Knowledge	B-16
1.8	Schedules	B-16

ARTICLE 2 THE ARRANGEMENT		B-17
2.1	Arrangement	B-17
2.2	Obligations of Meta	B-17
2.3	Interim Order	B-18
2.4	Meta Meeting	B-19
2.5	Meta Circular	B-19
2.6	Final Order	B-20
2.7	Court Proceedings	B-20
2.8	Articles of Arrangement and Effective Date	B-21
2.9	Payment of Consideration	B-21
2.10	RTO Acquiror Proxy Statement	B-22
2.11	RTO Acquiror Meeting	B-23
2.12	Obligations Regarding Exchangeable Shares	B-24
2.13	RTO Acquiror Post-Closing Governance	B-25
2.14	RTO Acquiror Business Sale	B-25
2.15	Preferred Stock Dividend	B-26
2.16	Pre-Closing Financing	B-26
2.17	Reverse Split	B-26
2.18	Announcements and Consultations	B-26
2.19	Withholding Taxes	B-26
2.20	Holders of Convertible Securities	B-27
2.21	U.S. Securities Law Matters	B-27
2.22	U.S. Tax Matters	B-28

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF METAMATERIAL		B-29
3.1	Representations and Warranties of Meta	B-29
3.2	Survival of Representations and Warranties	B-29

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF RTO ACQUIROR, CANCO AND CALLCO		B-29
4.1	Representations and Warranties of RTO Acquiror	B-29
4.2	Survival of Representations and Warranties	B-29

ARTICLE 5 COVENANTS		B-30
5.1	Covenants of Meta Relating to the Arrangement	B-30
5.2	Covenants of RTO Acquiror, Canco and Callco Relating to the Arrangement	B-31
5.3	Covenants of RTO Acquiror, Canco and Callco Relating to the Conduct of RTO Acquiror Business	B-33
5.4	Covenants of Meta Relating to the Conduct of Meta Business	B-36

ARTICLE 6 CONDITIONS		B-38
6.1	Mutual Conditions Precedent	B-38
6.2	Additional Conditions Precedent in Favour of RTO Acquiror, Canco and Callco	B-39
6.3	Additional Conditions Precedent in Favour of Meta	B-39

6.4	Notice and Cure Provisions	B-41
6.5	Satisfaction of Conditions	B-41

ARTICLE 7 ADDITIONAL COVENANTS		B-41
7.1	Covenant Regarding Non-Solicitation	B-41
7.2	Covenant Regarding Acquisition Proposals	B-42
7.3	Responding to an Acquisition Proposal	B-43
7.4	Superior Proposals; Intervening Events; Right to Match	B-44
7.5	Access to Information; Confidentiality; Transition	B-46
7.6	Supplementary Bridge Financing	B-47
7.7	Other Deliveries	B-47

ARTICLE 8 TERM, TERMINATION, AMENDMENT AND WAIVER		B-47
8.1	Term	B-47
8.2	Termination	B-47
8.3	Expenses and Termination Payments	B-49
8.4	Amendment	B-50
8.5	Waiver	B-51

ARTICLE 9 GENERAL PROVISIONS AND MISCELLANEOUS		B-51
9.1	Privacy	B-51
9.2	Notices	B-52
9.3	Governing Law	B-53
9.4	Injunctive Relief	B-53
9.5	Time of Essence	B-53
9.6	Entire Agreement, Binding Effect and Assignment	B-53
9.7	No Liability	B-54
9.8	Severability	B-54
9.9	Counterparts, Execution	B-54

SCHEDULES
SCHEDULE A—PLAN OF ARRANGEMENT
SCHEDULE B—META ARRANGEMENT RESOLUTION
SCHEDULE C—REPRESENTATIONS AND WARRANTIES OF META
SCHEDULE D—REPRESENTATIONS AND WARRANTIES OF RTO ACQUIROR
SCHEDULE E—SENIOR OFFICERS OF META
SCHEDULE F—SENIOR OFFICERS OF RTO ACQUIROR
SCHEDULE G—KEY REGULATORY APPROVALS
SCHEDULE H—FORM OF SUPPORT AGREEMENT
SCHEDULE I—FORM OF VOTING AND EXCHANGE TRUST AGREEMENT
SCHEDULE J—FORM OF RTO ACQUIROR CERTIFICATE OF DESIGNATIONS
SCHEDULE K—FORM OF LOCK-UP AGREEMENT

ARRANGEMENT AGREEMENT

ARRANGEMENT AGREEMENT dated December 14, 2020 among TORCHLIGHT ENERGY RESOURCES, INC., a corporation existing under the laws of Nevada (“RTO Acquiror”), 2798832 ONTARIO INC., a corporation existing under the laws of the Province of Ontario (“Canco”), 2798831 ONTARIO INC., a corporation existing under the laws of the Province of Ontario (“Callco”) and METAMATERIAL INC., a corporation existing under the laws of the Province of Ontario (“Meta”).

WHEREAS:

A. RTO Acquiror, Canco, Callco and Meta wish to complete a transaction pursuant to which, among other things, RTO Acquiror will, indirectly through Canco, acquire all of the Meta Shares in exchange for the Consideration, by way of a statutory plan of arrangement, which is to be completed under the provisions of the OBCA on and subject to the terms and conditions contained herein;

B. the Meta Financial Advisor has advised the Meta Board, and the Meta Board has determined, that the Consideration to be received by the Meta Shareholders pursuant to the Arrangement is fair, from a financial point of view, to the Meta Shareholders;

C. the Meta Board has determined, after having considered financial and legal advice, that it would be advisable and in the best interests of Meta and the Meta Shareholders for the Meta Board to unanimously recommend that Meta Securityholders vote in favour of the Meta Arrangement Resolution at the Meta Meeting;

D. RTO Acquiror has entered into the Meta Voting Agreements with the Meta Supporting Shareholders, pursuant to which, among other things, such Meta Supporting Shareholders agree, subject to the terms and conditions thereof, to vote the Meta Shares and any securities convertible, exercisable or exchangeable into Meta Shares held by them in favour of the Meta Arrangement Resolution;

E. the RTO Acquiror Financial Advisor has advised the RTO Acquiror Board, and the RTO Acquiror Board has determined, that the Arrangement is fair, from a financial point of view, to the RTO Acquiror Shareholders;

F. the RTO Acquiror Board has determined, after having considered financial and legal advice, that it would be advisable and in the best interests of RTO Acquiror and the RTO Acquiror Shareholders for the RTO Acquiror Board to unanimously recommend that RTO Acquiror Shareholders vote in favour of the RTO Acquiror Shareholder Approval Matters at the RTO Acquiror Meeting;

G. Meta has entered into the RTO Acquiror Voting Agreements with the RTO Acquiror Supporting Shareholders, pursuant to which, among other things, such RTO Acquiror Supporting Shareholders agree, subject to the terms and conditions thereof, to vote the RTO Acquiror Shares and any securities convertible, exercisable or exchangeable into RTO Acquiror Shares held by them in favour of the RTO Acquiror Shareholder Approval Matters;

H. certain persons have entered or will prior to the Effective Time enter into the Lock-Up Agreement, pursuant to which, among other things, such persons agree to lock-up and not sell, transfer or otherwise dispose of their relevant shares;

I. the Parties intend that the plan of arrangement provide certain Meta Shareholders with the opportunity to exchange Meta Shares for Exchangeable Shares on a tax-deferred basis for Canadian Tax purposes;

J. the Parties have entered into this Agreement to provide for the matters referred to in the foregoing recitals and for other matters relating to the Arrangement; and

K. Capitalized terms used but not otherwise defined in these recitals have the meanings ascribed to such terms in Section 1.1.

NOW THEREFORE in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereto covenant and agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Agreement, unless the context otherwise requires:

“Acceptable Confidentiality Agreement” has the meaning ascribed thereto in Subsection 7.3(a)(iv);

“Acquisition Proposal” means, with respect to Meta, a Meta Acquisition Proposal, and, with respect to RTO Acquiror, an RTO Acquiror Acquisition Proposal;

“affiliate” has the meaning ascribed thereto in the Securities Act;

“Agreement” means this arrangement agreement, including all schedules annexed hereto, together with the Meta Disclosure Letter and the RTO Acquiror Disclosure Letter, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof;

“Alternative Acquisition Agreement” has the meaning ascribed thereto in Subsection 7.2(a)(iv);

“Arrangement” means the arrangement of Meta under Section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations to the Plan of Arrangement made in accordance with the terms of this Agreement or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order with the consent of the Parties, each acting reasonably;

“Articles of Arrangement” means the articles of arrangement of Meta in respect of the Arrangement required by the OBCA to be sent to the Director after the Final Order is made, which shall be in a form and content satisfactory to the Parties, each acting reasonably;

“Authorization” means any authorization, order, Permit, approval, grant, licence, registration, consent, right, notification, condition, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decision, decree, bylaw, rule or regulation, whether or not having the force of Law, and includes any environmental Permit;

“Bridge Notes” has the meaning ascribed thereto in Section 7.6;

“Business Day” means a day other than a Saturday, a Sunday or any other day on which commercial banking institutions in Toronto, Ontario or Houston, Texas are authorized or required by applicable Law to be closed;

“Callco” has the meaning ascribed thereto in the recitals above;

“Canco” has the meaning ascribed thereto in the recitals above;

“Certificate of Arrangement” means the certificate of arrangement to be issued by the Director pursuant to subsection 183(2) of the OBCA in respect of the Articles of Arrangement;

“Claim” means (i) any suit, action, proceeding, dispute, investigation, claim, arbitration, order, summons, citation, directive, ticket, charge, demand or prosecution, whether legal or administrative; or (ii) any appeal or application for review; whether at law or in equity or by any Governmental Entity;

“Change in Recommendation” means, with respect to Meta, a Meta Change in Recommendation and, with respect to RTO Acquiror, an RTO Acquiror Change in Recommendation;

“Confidentiality Agreement” means the confidentiality agreement between Meta and RTO Acquiror dated September 4, 2020;

“Consideration” means the consideration to be received by Meta Shareholders pursuant to the Plan of Arrangement in respect of each Meta Share that is issued and outstanding immediately prior to the Effective Time, being either the RTO Acquiror Share Consideration or the Exchangeable Share Consideration as elected in accordance with the Plan of Arrangement by a Meta Shareholder in respect of each Meta Share held;

“Contract” means any contract, agreement, license, franchise, lease, arrangement, commitment, joint venture, partnership or other right or obligation (written or, to the extent enforceable, oral) to which a Party or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound or to which any of their respective properties or assets is subject;

“Court” means the Ontario Superior Court of Justice (Commercial List);

“COVID-19” shall mean the novel coronavirus, SARS-CoV-2 or COVID-19 (and all related strains and sequences), including any intensification, resurgence or any evolutions or mutations thereof, and/or related or associated epidemics, pandemics, disease outbreaks or public health emergencies.

“CSE” means the Canadian Securities Exchange;

“Depositary” means AST Trust Company (Canada) or such other person appointed by Meta and RTO Acquiror (each acting reasonably), for the purpose of, among other things, exchanging certificates representing Meta Shares for the Consideration;

“Director” means the Director appointed pursuant to Section 278 of the OBCA;

“Dissent Rights” means the rights of dissent exercisable by the Meta Shareholders under Section 185 of the OBCA or as otherwise determined by the Court in the Interim Order in respect of the Meta Arrangement Resolution;

“Dissenting Shareholder” has the meaning ascribed thereto in the Plan of Arrangement;

“Effective Date” means the date shown on the Certificate of Arrangement giving effect to the Arrangement, which shall be no earlier than February 13, 2021 and no later than the Outside Date;

“Effective Time” has the meaning ascribed thereto in the Plan of Arrangement;

“Employee Plans” means all benefit or compensation plans, programs, policies, practices, contracts, agreements or other arrangements, covering current or former employees, directors or consultants of a Party, including without limitation employment, consulting, deferred compensation, equity, benefit, bonus, incentive, pension, retirement, savings, stock purchase, profit sharing, stock option, stock appreciation, phantom stock, termination, change of control, life insurance, medical, health, welfare, hospital, dental, vision care, drug, sick leave, disability, and similar plans, programmes, arrangements or practices, whether or not in writing and whether or not funded, in each case, which is sponsored, maintained or contributed to by a Party or any of its affiliates, or to which a Party or any of its affiliates is obligated to contribute, or with respect to which a Party or any of its affiliates has any liability, direct or indirect, contingent or otherwise, other than benefit plans established pursuant to statute;

“Encumbrance” means any Claim, encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, reservation, easement, right of occupation, option, right of pre-emption, privilege or any matter capable of registration against title or any Contract to create any of the foregoing;

“Environmental Laws” means all Laws aimed at, or relating to, the reclamation or restoration of properties, occupational health and safety, protection of the environment, abatement of pollution, protection of wildlife, ensuring public safety from environmental hazards and all other Laws relating to (i) the management processing, use, treatment, storage, disposal, discharge, transport or handling of any Hazardous Substances; (ii) plant and animal life, (iii) lands; or (iv) other natural resources;

“Exchangeable Share Consideration” has the meaning ascribed thereto in the Plan of Arrangement;

“Exchange Ratio” has the meaning ascribed thereto in the Plan of Arrangement;

“Exchangeable Shares” means the exchangeable shares in the capital of Canco as more particularly described in Appendix I to the Plan of Arrangement;

“Exchange Time” has the meaning set out in the Plan of Arrangement;

“Final Order” means an order of the Court granted pursuant to Section 182(5) of the OBCA, in form and substance acceptable to each of the Parties, each acting reasonably, approving the Arrangement after a hearing upon the procedural and substantive fairness of the terms and conditions of the Arrangement, as such order may be affirmed, amended, modified, supplemented or varied by the Court (with the consent of the Parties, each acting reasonably) at any time prior to the Effective Date or, if appealed, as affirmed or amended (provided, however, that any such amendment is acceptable to the Parties, each acting reasonably) on appeal, unless such appeal is withdrawn, abandoned or denied;

“Governmental Entity” means (i) any multinational or supranational body or organization, nation, government, state, province, country, territory, municipality, administrative, judicial or regulatory authority, agency, board, body, bureau, commission, instrumentality, court or tribunal or any political subdivision thereof, or any central bank (or similar monetary or regulatory authority) thereof, any taxing authority, any ministry or department or agency of any of the foregoing, (ii) any self-regulatory organization or securities exchange, including the CSE and NASDAQ, (iii) any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government; and (iv) any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of such entities or other bodies pursuant to the foregoing;

“Hazardous Substance” means any waste or other substance that is prohibited, listed, defined, designated or classified as hazardous, radioactive, corrosive, explosive, infectious, carcinogenic, or toxic or a pollutant or a contaminant under or pursuant to, or that could result in any Liability under, any applicable Environmental Laws including petroleum and all derivatives thereof or synthetic substitutes therefor, hydrogen sulphide, arsenic, cadmium, lead, mercury, polychlorinated biphenyls (“PCBs”), PCB-containing equipment and material, mould, asbestos, asbestos-containing material, urea-formaldehyde, urea-formaldehyde-containing material and any other material or substance that may impair the environment;

“IFRS” means International Financial Reporting Standards;

“including” means including without limitation, and “include” and “includes” have a corresponding meaning;

“Initial Bridge Note” means the eight percent (8%) Unsecured Convertible Promissory Note of Meta for the benefit of RTO Acquiror dated September 20, 2020 with a principal amount of $500,000.

“Intellectual Property” means domestic and foreign intellectual property rights, whether or not registrable, patentable or otherwise formally protectable, including: (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), patents, applications for patents and reissues, divisions, continuations, renewals, extensions and continuations-in-part of patents or patent applications; (ii) works, copyrights, copyright registrations and applications for copyright registration, including all moral rights or similar rights of authorship or attribution; (iii) designs, design registrations, design registration applications and integrated circuit topographies; (iv) trade names, business names, corporate names, domain names, website names and world wide web addresses, common law trade-marks, trade-mark registrations, trade-mark applications, trade dress and logos, and all goodwill related thereto; (v) know-how, trade secrets, proprietary information, algorithms, formulae, recipes, systems, compositions, manufacturing and production processes, methods and techniques and related documentation, clinical and testing data, customer and supplier information, and market and survey information (collectively “Trade Secrets”); and (vi) telephone numbers, domain names and social media identities, and the goodwill associated with any of the foregoing;

“Interim Order” means an order of the Court in form and substance acceptable to each of the Parties, acting reasonably, providing for, among other things, the calling and holding of the Meta Meeting, as the same may be amended by the Court with the consent of the Parties, each acting reasonably;

“Intervening Event” means, with respect to Meta, a Meta Intervening Event, and with respect to RTO Acquiror, an RTO Acquiror Intervening Event;

“Intervening Event Notice” has the meaning ascribed thereto in Subsection 7.4(a)(ii)A;

“Intervening Event Matching Period” has the meaning ascribed thereto in Subsection 7.4(a)(ii)C;

“ITA” means the Income Tax Act (Canada), as amended from time to time;

“Key Regulatory Approvals” means those rulings, consents, orders, exemptions, Permits, Authorizations and other approvals of Governmental Entities, necessary to proceed with the transactions contemplated by this Agreement and the Plan of Arrangement, as listed in Schedule G;

“Law” means, with respect to any Person, any and all applicable law (statutory, common, civil or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person or its business, property or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Entity, as amended;

“Liability” means, in respect of any Person, any debt, liability or obligation of any kind or nature whatsoever, including (i) any right against such Person to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, (ii) any right against such Person to an equitable remedy for breach of performance, whether or not such right to any equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, and (iii) any obligation of such Person for the performance of any covenant or agreement (whether for the payment of money or otherwise);

“Lock-Up Agreements” means the certain lock-up agreements (including all amendments thereto) entered or to be entered into by certain parties, where such parties have agreed, among other things, to lock-up and not sell, transfer or otherwise dispose of their RTO Acquiror Shares and/or Meta Shares, as applicable, in the form attached hereto as K;

“Matching Party” has the meaning ascribed thereto in Subsection 7.4(a);

“Matching Period” has the meaning ascribed thereto in Subsection 7.4(a)(ii)C;

“material change”, “material fact” and “misrepresentation” have the meanings ascribed thereto in the Securities Act;

“Material Contract” means any of the following for a Party:

(i) any management, employment, severance, retention, transaction bonus, change in control, material consulting, relocation, repatriation or expatriation agreement or other similar Contract;

(ii) any Contract with any distributor, reseller or sales representative with an annual value in excess of $100,000;

(iii) any Contract with any manufacturer, vendor, or other Person for the supply of materials or performance of services by such third party to the Party in relation to the manufacture of the Party’s products or product candidates with an annual value in excess of $100,000;

(iv) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement;

(v) any Contract incorporating or relating to any guaranty, any sharing of liabilities or any indemnity not entered into in the ordinary course of business, including any indemnification agreements between a Party and any of its officers or directors;

(vi) any Contract imposing any restriction on the right or ability of the Party or that would by the terms of the Contract would impose any restriction on the right or ability of the Party: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person; (C) to solicit, hire or retain any Person as a director, an officer or other employee, a consultant or an independent contractor; (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person; (E) to perform services for any other Person; or (F) to transact business with any other Person;

(vii) any Contract currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

(viii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

(ix) any joint marketing or development agreement;

(x) any Contract that provides for: (A) any right of first refusal, right of first negotiation, right of first notification or similar right with respect to any securities or assets of the Party; (B) any “no shop” provision or similar exclusivity provision with respect to any securities or assets of the Party; or (C) contains most favored nation pricing provisions with any third party or any requirements or minimum purchase obligations of the Party;

(xi) any Contract that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 or more in the aggregate, or contemplates or involves the performance of services having a value in excess of $100,000 in the aggregate other than any arrangement or agreement expressly contemplated or provided for under this Agreement;

(xii) any Contract that does not allow the Party to terminate the Contract for convenience with no more than sixty (60) days prior notice to the other party and without the payment of any rebate, chargeback, penalty or other amount to such third party in connection with any such termination in an amount or having a value in excess of $100,000 in the aggregate; or

(xiii) that is a “material contract” (with respect to RTO Acquiror, as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC, and with respect to Meta, within the meaning of National Instrument 51-102).

“Meta” has the meaning ascribed thereto in the recitals above;

“Meta Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry from any Person or group of Persons acting jointly or in concert, whether or not in writing and whether or not delivered to Meta, after the date hereof relating to: (i) any acquisition or purchase, direct or indirect, of: (A) the assets of Meta and/or one or more of its subsidiaries that, individually or in the aggregate, constitute twenty percent (20%) or more of the consolidated assets of Meta and its subsidiaries, taken as a whole, or which contribute twenty percent (20%) or more of the consolidated revenue of Meta and its subsidiaries, taken as a whole (or any lease, long-term supply, hedging arrangement, joint venture, strategic alliance, partnership or other transaction having the same economic effect as a sale of such assets), or (B) beneficial ownership of twenty percent (20%) or more of the issued and outstanding voting or equity securities of Meta or any one or more of its subsidiaries that, individually or in the aggregate, contribute twenty percent (20%) or more of the consolidated revenues or constitute twenty percent (20%) or more of the consolidated assets of Meta and its subsidiaries, taken as a whole; (ii) any take-over bid, tender offer or exchange offer that, if consummated, would result in such Person or group of

Persons beneficially owning twenty percent (20%) or more of the issued and outstanding voting or equity securities of any class of voting or equity securities of Meta or any of its subsidiaries; (iii) any plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Meta or any of its subsidiaries; in all cases, whether in a single transaction or in a series of related transactions; or (iv) any direct or indirect sale of assets (or any alliance, joint venture, earn-in right, option to acquire, lease, licence or other arrangement having a similar economic effect as a sale) by Meta and/or one or more of its subsidiaries, which assets represent twenty percent (20%) or more of the consolidated assets of Meta and its subsidiaries measured by fair market value, or contribute twenty percent (20%) or more of the consolidated revenue or operating income of Meta; or (v) any other transaction, the consummation of which prevents, or materially delays, impedes or interferes with, the transactions contemplated by this Agreement;

“Meta Annual Financial Statements” means the restated audited consolidated financial statements of Meta as at, and for the years ended December 31, 2019 and December 31, 2018 including the auditor’s report thereon and the notes thereto, as filed on SEDAR on August 28, 2020;

“Meta Arrangement Resolution” means the special resolution of the Meta Securityholders approving the Plan of Arrangement, which is to be considered at the Meta Meeting in the form of Schedule B hereto (unless RTO Acquiror agrees in writing to any changes to such form);

“Meta Board” means the board of directors of Meta as the same is constituted from time to time;

“Meta Board Recommendation” has the meaning ascribed thereto in Subsection 2.5(b)(iii);

“Meta Business” means the business and affairs of the Meta Group as described in the Meta Disclosure Documents;

“Meta Change in Recommendation” occurs or is made when, (i) the Meta Board or any committee of the Meta Board fails to unanimously recommend or withdraws, amends, modifies or qualifies, publicly proposes or states its intention to do so, or fails to publicly reaffirm (without qualification) within five (5) Business Days (and in any case prior to the Meta Meeting) after having been requested in writing by the RTO Acquiror to do so, the Meta Board Recommendation, or (ii) the Meta Board or any committee of the Meta Board takes no position or a neutral position with respect to a Meta Acquisition Proposal for more than five (5) Business Days after a Meta Acquisition Proposal is made or publicly announced, or (iii) the Meta Board or any committee of the Meta Board resolves or publicly proposes to take any of the foregoing actions;

“Meta Circular” means the notice of the Meta Meeting and accompanying management proxy circular, including all schedules, appendices and exhibits thereto and enclosures therewith, to be sent to the Meta Securityholders, as required by the Court in the Interim Order, in connection with the Meta Meeting, as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement;

“Meta Disclosure Documents” means all information, disclosure, forms, reports, schedules, statements, certifications and other documents, including without limitation all press releases, forms, reports, schedules, financial statements and notes and schedules to such financial statements, management’s discussion and analysis of financial condition and results of operations, certifications, annual information forms, management information circulars, material change reports, business acquisition reports and other documents publicly disclosed or filed by Meta with the Securities Authorities since March 5, 2020 and publicly available at www.sedar.com;

“Meta Disclosure Letter” means the disclosure letter executed by Meta and delivered to RTO Acquiror prior to or concurrently with the execution of this Agreement;

“Meta DSU” means a deferred share unit of Meta;

“Meta Financial Advisor” means Meta’s financial advisor to the Arrangement.

“Meta Group” means Meta and all of its direct and indirect subsidiaries;

“Meta Interim Financial Statements” means the unaudited interim condensed consolidated financial statements of Meta as at, and for the three-month period and nine-month period ended September 30, 2020 and 2019 including the notes thereto, as filed on SEDAR on November 30, 2020;

“Meta Intervening Event” means a material event or circumstance that was not known or reasonably foreseeable to the Meta Board prior to the execution of this Agreement (or if known, the consequences of which were not known or reasonably foreseeable), which event or circumstance, or any material consequence thereof, becomes known to the Meta Board prior to the receipt of the Meta Securityholder Approval that does not relate to (i) a Meta Acquisition Proposal, (ii) RTO Acquiror or its subsidiaries (including any RTO Acquiror Material Adverse Effect), (iii) any actions taken pursuant to this Agreement or (iv) any changes in the price of RTO Acquiror Shares or Meta Shares;

“Meta Material Adverse Effect” means any effect, fact, change, event, occurrence or circumstance that is, or would reasonably be expected to be, material and adverse to the business, condition (financial or otherwise), properties, assets (tangible or intangible), liabilities (whether absolute, accrued, conditional or otherwise), capital, operations or results of operations of Meta and its subsidiaries, taken as a whole, other than any effect arising from, relating to or resulting from, as applicable: (i) the global economy, political conditions (including the outbreak of war or any acts of terrorism), international trade or securities, financial or credit markets in general, natural disasters or other acts of God; (ii) the smart materials and photonics industry in general, (iii) any generally applicable change in applicable Law (other than orders, judgments, claims or decrees against Meta or any of its subsidiaries), or accounting standards or the enforcement or interpretation thereof; (iv) a change in the market trading price or trading volume of Meta Shares (it being understood that the underlying cause of any such change may be taken into consideration when determining whether a Meta Material Adverse Effect has occurred, unless otherwise excepted under this definition); (v) the announcement of this Agreement, including the impact thereof on the relationships, contractual or otherwise, on Meta or its subsidiaries with customers, suppliers, business partners, regulators, vendors, Governmental Entities or other third Persons; (vi) any action taken or refrained from being taken by Meta or its subsidiaries in connection with this Agreement, to the extent RTO Acquiror has expressly consented to, approved or requested such action in writing following the date of this Agreement and (vii) any disease outbreaks, pandemics or epidemics or other related condition including COVID-19; provided, however, that (x) in the event that Meta and its subsidiaries, taken as a whole, are materially and disproportionately affected by an effect described in clause (i), (ii), (iii) or (vi) above relative to other participants in the industries in which Meta and its subsidiaries operate, the extent (and only the extent) of such effect, relative to such other participants, on Meta or any of its subsidiaries, taken as a whole, may be taken into account in determining whether there has been a Meta Material Adverse Effect; and (y) references in certain sections of this Agreement to dollar amounts are not intended to be, and shall not be deemed to be, illustrative or interpretive for the purposes of determining whether a “Meta Material Adverse Effect” has occurred;

“Meta Meeting” means the special meeting of Meta Securityholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Meta Arrangement Resolution, and for any other purpose as may be set out in the Meta Circular;

“Meta Optionholders” means the holders at the relevant time of Meta Options;

“Meta Options” means, at any time, options exercisable to acquire Meta Shares granted under the Option Plan which are, at such time, outstanding, whether or not vested;

“Meta Securityholders” means Meta Shareholders, Meta Optionholders, Meta Warrantholders and holders of Meta DSUs;

“Meta Securityholder Approval” has the meaning ascribed thereto in Subsection 2.3(c);

“Meta Shareholders” means the holders of Meta Shares;

“Meta Shares” means issued and outstanding common shares in the capital of Meta;

“Meta Superior Proposal” means any unsolicited bona fide written Meta Acquisition Proposal from a Person who is an arm’s length third party to acquire not less than all of the outstanding Meta Shares or all or substantially all of the assets of Meta on a consolidated basis that: (i) complies with Securities Laws and did not result from or involve a breach of Article 7; (ii) is capable of being completed without undue delay, taking into account, all financial, legal, regulatory and other aspects of such proposal and the Person making such proposal; (iii) is not subject, either by the terms of such Meta Acquisition Proposal or by virtue of any applicable Law, or rule or requirement of any stock exchange, to any requirement that the approval of the shareholders of the Person making the Meta Acquisition Proposal be obtained; (iv) if any consideration is cash, is not subject to any financing contingency or condition; (v) is not subject to any due diligence or access condition; (vi) is not subject, either by the terms of such Meta Acquisition Proposal or by virtue of any applicable Law, to any Authorization of a Governmental Entity; (vii) does not provide for the payment of any break, termination or other fees or expenses to the other party in the event that Meta completes the Arrangement or any similar other transaction with RTO Acquiror or any of its affiliates agreed prior to any termination of this Agreement and (viii) that the Meta Board determines, in its good faith judgment, after receiving the advice of its outside legal and financial advisors and after taking into account all the terms and conditions of the Meta Acquisition Proposal, including all legal, financial, regulatory and other aspects of such Meta Acquisition Proposal and the party making such Meta Acquisition Proposal, (A) would, if consummated in accordance with its terms, but without assuming away the risk of non-completion, result in a transaction which is more favourable, from a financial point of view, to the Meta Shareholders than the Arrangement (including any amendments to the terms and conditions of the Arrangement proposed by RTO Acquiror pursuant to Subsection 7.4(b)) and (B) the failure to recommend such Meta Acquisition Proposal to the Meta Shareholders would be contrary to the fiduciary duties of the Meta Board;

“Meta Supporting Shareholders” means collectively all of the senior officers and directors of Meta who have entered into Meta Voting Agreements;

“Meta Voting Agreements” means the voting agreements of even date herewith (including all amendments thereto after the date hereof) between RTO Acquiror and the Meta Supporting Shareholders setting forth the terms and conditions upon which the Meta Supporting Shareholders have agreed, among other things, to vote their Meta Shares in favour of the Meta Arrangement Resolution;

“Meta Warrantholder” means a holder of one or more Meta Warrants;

“Meta Warrants” means the common share purchase warrants to acquire Meta Shares which are at such time outstanding;

“MI 61-101” means Multilateral Instrument 61-101—Protection of Minority Security Holders in Special Transactions;

“NASDAQ” means the NASDAQ Capital Market;

“NRS” means the Nevada Revised Statutes;

“OBCA” means the Business Corporations Act (Ontario);

“Option Plan” means Meta’s amended and restated stock option plan;

“ordinary course of business”, “ordinary course of business consistent with past practice”, or any similar reference, means, with respect to an action taken by a Person, that such action is consistent with the past practices (in terms of nature, scope and magnitude) of such Person and is taken in the ordinary course of the normal day-to-day business and operations of such Person;

“Other Party” has the meaning ascribed thereto in Subsection 7.3(a)(v);

“Outside Date” means May 15, 2021 or such later date as may be agreed to in writing by the Parties;

“Parties” means, collectively, Meta, RTO Acquiror, Canco and Callco and “Party” means any one of them;

“Permit” means any license, permit, certificate, consent, order, grant, approval, agreement, classification, restriction, registration or other authorization of, from or required by any Governmental Entity;

“Permitted Encumbrance” means, with respect to a Party:

(a)	assignments of insurance provided to landlords (or their mortgagees) pursuant to the terms of any lease to which the Party or any of its subsidiaries is the tenant;

(b)

liens for Taxes, assessments and governmental charges due and being contested in good faith and diligently by appropriate proceedings and for the payment of which adequate provision has been made in the Party’s financial statements;

(c)

registered servitudes, easements, restrictions, rights of way and other similar rights in real property or any interest therein, provided: (i) the same are not of such nature as to materially restrict, limit, impair or impede the use of the property subject thereto in the Party’s business; and (ii) each such encumbrance has been complied with and is in good standing;

(d)

security given in the ordinary course of the Party’s business to any public utility, municipality or government or to any statutory or public authority in connection with the operations of the Party’s business, other than security for borrowed money, provided that such security does not materially restrict, limit, impair of impede the ability of the Party or any of its subsidiaries to carry on its business; and

(e)

undetermined or inchoate liens, charges and privileges incidental to current construction or current operations and statutory liens, charges, adverse Claims, security interests or Encumbrances to which any Governmental Entity may be entitled that have not at the time been filed or registered against the title to the asset or served upon the owner or lessee of the property subject thereto pursuant to Law and that relate to obligations not due or delinquent, provided that they do not materially restrict, limit, impair of impede the ability of the Party or any of its subsidiaries to carry on its business;

“Person” includes any individual, firm, partnership, limited partnership, limited liability partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, body corporate, corporation, company, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

“Personal Information” means any information (regardless of form) that relates to an identified or identifiable individual; an identifiable individual is one who can be identified, directly or indirectly, in particular by reference to an identifier, such as a name, an identification number, location data, an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural person; or any other information about an individual that is defined as “personal data” or “personal information” by applicable Law. Personal Information may include information such as name, street address, telephone number, email address, photograph, date of birth, social security number, driver’s license number or data collected through an automated license plate recognition system, passport number, financial account information, username and password combinations or customer or account number, geolocation information of an individual or device, biometric data, medical or health information, cookie identifiers associated with registration information, or any other browser- or device-specific number or identifier, and web or mobile browsing or usage information that is linked to the foregoing;

“Plan of Arrangement” means the plan of arrangement of Meta, substantially in the form of Schedule A hereto, and any amendments or variations thereto made from time to time in accordance with this Agreement, the plan of arrangement or upon the direction of the Court in the Final Order with the consent of the Parties, each acting reasonably;

“Pre-Closing Financing” means a transaction or series of transactions in which the RTO Acquiror issues RTO Acquiror Shares (or securities convertible into or exercisable for RTO Acquiror Shares) primarily for capital raising purposes where RTO Acquiror has raised gross proceeds of US$10,000,000 in the aggregate, less the principal amounts of the Bridge Notes.

“Proceeding” means any action, cause of action, claim, demand, litigation, suit, investigation, citation, summons, subpoena, audit, hearing, originating application to a tribunal, arbitration or other similar proceeding of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at law, in contract, in tort or otherwise;

“Proposal Party” has the meaning ascribed thereto in Subsection 7.3(a);

“Receiving Board” has the meaning ascribed thereto in Subsection 7.4(a);

“Receiving Party” has the meaning ascribed thereto in Subsection 7.4(a);

“Representative” means, collectively, in respect of a Person, its subsidiaries and its affiliates and its and their officers, directors, employees, consultants, advisors, agents or other representatives (including financial, legal or other advisors);

“Reverses Split” has the meaning ascribed thereto in Section 2.17;

“RTO Acquiror” has the meaning ascribed thereto in the recitals above;

“RTO Acquiror Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry from any Person or group of Persons acting jointly or in concert, whether or not in writing and whether or not delivered to RTO Acquiror, after the date hereof relating to: (i) any acquisition or purchase, direct or indirect, of: (A) the assets of RTO Acquiror and/or one or more of its subsidiaries that, individually or in the aggregate, constitute twenty percent (20%) or more of the consolidated assets of RTO Acquiror and its subsidiaries, taken as a whole, or which contribute twenty percent (20%) or more of the consolidated revenue of RTO Acquiror and its subsidiaries, taken as a whole (or any lease, long-term supply, hedging arrangement, joint venture, strategic alliance, partnership or other transaction having the same economic effect as a sale of such assets), or (B) beneficial ownership of twenty percent (20%) or more of the issued and outstanding voting or equity securities of RTO Acquiror or any one or more of its subsidiaries that, individually or in the aggregate, contribute twenty percent (20%) or more of the consolidated revenues or constitute twenty percent (20%) or more of the consolidated assets of RTO Acquiror and its subsidiaries, taken as a whole; (ii) any take-over bid, tender offer or exchange offer that, if consummated, would result in such Person or group of Persons beneficially owning twenty percent (20%) or more of the issued and outstanding voting or equity securities of any class of voting or equity securities of RTO Acquiror or any of its subsidiaries; (iii) any plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving RTO Acquiror or any of its subsidiaries; in all cases, whether in a single transaction or in a series of related transactions; or (iv) any direct or indirect sale of assets (or any alliance, joint venture, earn-in right, option to acquire, lease, licence or other arrangement having a similar economic effect as a sale) by RTO Acquiror and/or one or more of its subsidiaries, which assets represent twenty percent (20%) or more of the consolidated assets of RTO Acquiror and its subsidiaries measured by fair market value, or contribute twenty percent (20%) or more of the consolidated revenue or operating income of RTO Acquiror; or (v) any other transaction, the consummation of which prevents, or materially delays, impedes or interferes with, the transactions contemplated by this Agreement;

“RTO Acquiror Amended and Restated Articles” means the Amended and Restated Articles of Incorporation of RTO Acquiror, in form and substance to be determined by Meta and reasonably acceptable to RTO Acquiror;

“RTO Acquiror Amended and Restated Bylaws” means the Amended and Restated Bylaws of RTO Acquiror, in the form and substance to be determined by Meta and reasonably acceptable to RTO Acquiror;

“RTO Acquiror Board” means the board of directors of RTO Acquiror as the same is constituted from time to time;

“RTO Acquiror Board Matters” has the meaning ascribed thereto in Subsection 2.13(a);

“RTO Acquiror Board Recommendation” has the meaning ascribed thereto in Subsection 2.10(c)(iii);

“RTO Acquiror Business” means the business and affairs of the RTO Acquiror Group as described in the RTO Acquiror Disclosure Documents;

“RTO Acquiror Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of the RTO Acquiror Preferred Stock, in the form attached hereto as Schedule J;

“RTO Acquiror Change in Recommendation” occurs or is made when, (i) the RTO Acquiror Board or any committee of the RTO Acquiror Board fails to unanimously recommend or withdraws, amends, modifies or qualifies, publicly proposes or states its intention to do so, or fails to publicly reaffirm (without qualification) within five (5) Business Days (and in any case prior to the RTO Acquiror Meeting) after having been requested in writing by Meta to do so, the RTO Acquiror Board Recommendation, or (ii) the RTO Acquiror Board or any committee of the RTO Acquiror Board takes no position or a neutral position with respect to a RTO Acquiror Acquisition Proposal for more than five (5) Business Days after a RTO Acquiror Acquisition Proposal is made or publicly announced, or (iii) the RTO Acquiror Board or any committee of the RTO Acquiror Board resolves or publicly proposes to take any of the foregoing actions;

“RTO Acquiror Disclosure Documents” means all information, disclosure, forms, reports, schedules, statements, certifications and other documents, including without limitation all press releases, forms, reports, schedules, financial statements and notes and schedules to such financial statements, management’s discussion and analysis of financial condition and results of operations, certifications, annual information forms, management information circulars, material change reports, business acquisition reports and other documents publicly disclosed or filed by the RTO Acquiror with the Securities Authorities since January 1, 2020;

“RTO Acquiror Disclosure Letter” means the disclosure letter executed by RTO Acquiror, Canco and Callco and delivered to Meta prior to or concurrently with the execution of this Agreement;

“RTO Acquiror Financial Advisor” means Roth Capital Partners LLC;

“RTO Acquiror Group” means RTO Acquiror and all of its direct and indirect subsidiaries, including Canco and Callco;

“RTO Acquiror Intervening Event” means a material event or circumstance that was not known or reasonably foreseeable to the RTO Acquiror Board prior to the execution of this Agreement (or if known, the consequences of which were not known or reasonably foreseeable), which event or circumstance, or any material consequence thereof, becomes known to the RTO Acquiror Board prior to the receipt of the RTO Acquiror Shareholder Approval that does not relate to (i) an RTO Acquiror Acquisition Proposal, (ii) Meta or its subsidiaries (including any Meta Material Adverse Effect), (iii) any actions taken pursuant to this Agreement or (iv) any changes in the price of RTO Acquiror Shares or Meta Shares;

“RTO Acquiror Material Adverse Effect” means any effect, fact, change, event, occurrence or circumstance that is, or would reasonably be expected to be, material and adverse to the business, condition (financial or otherwise), properties, assets (tangible or intangible), liabilities (whether absolute, accrued, conditional or otherwise), capital, operations or results of operations of RTO Acquiror and its subsidiaries, taken as a whole, other than any effect arising from, relating to or resulting from, as applicable: (i) the global economy, political conditions (including the outbreak of war or any acts of terrorism), international trade or securities, financial or credit markets in general, natural disasters or other acts of God; (ii) the oil and natural gas exploration and production industry in general, (iii) any generally applicable change in applicable Law (other than orders, judgments, claims or decrees against RTO Acquiror or any of its subsidiaries), or accounting standards or the enforcement or interpretation thereof; (iv) a change in the market trading price or trading volume of RTO Acquiror Shares (it being understood that the underlying cause of any such change may be taken into consideration when determining whether an RTO Acquiror Material Adverse Effect has occurred, unless otherwise excepted under this definition); (v) the announcement of this Agreement, including the impact thereof on the relationships, contractual or otherwise, on RTO Acquiror or its subsidiaries with customers, suppliers, business partners, regulators, vendors, Governmental Entities or other third Persons; (vi) any action taken or refrained from being taken by RTO Acquiror or its subsidiaries in connection with this Agreement, to the extent Meta has expressly consented to, approved or requested such action in writing following the date of this Agreement; and (vii) any disease outbreaks, pandemics or epidemics or other related condition including COVID-19; provided, however, that (x) in the event that RTO Acquiror and its subsidiaries, taken as a whole, are materially and disproportionately affected by an effect described in clause (i), (ii), (iii) or (vi) above relative to other participants in the industries in which RTO Acquiror and its subsidiaries operate, the extent (and only the extent) of such effect, relative to such other participants, on RTO Acquiror or any of its subsidiaries, taken as a whole, may be taken into account in determining whether there has been an RTO Acquiror Material Adverse Effect; and (y) references in certain sections of this Agreement to dollar amounts are not intended to be, and shall not be deemed to be, illustrative or interpretive for the purposes of determining whether a “RTO Acquiror Material Adverse Effect” has occurred;

“RTO Acquiror Meeting” means the special meeting of RTO Acquiror Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with this Agreement, for the purpose of voting on the RTO Acquiror Shareholder Approval Matters and for any other purpose as may be set out in the RTO Acquiror Proxy Statement if and as agreed to by Meta;

“RTO Acquiror Preferred Stock” means the Series A Preferred Stock of RTO Acquiror to be issued to the RTO Acquiror Shareholders immediately prior to the Effective Time, having the rights, privileges and preferences set forth in the RTO Acquiror Certificate of Designation;

“RTO Acquiror Proxy Statement” shall mean the proxy statement to be sent to RTO Acquiror’s stockholders in connection with the approval of the RTO Acquiror Shareholder Approval Matters.

“RTO Acquiror Replacement Option” means an option to acquire RTO Acquiror Shares to be issued by RTO Acquiror in consideration for cancellation of the Meta Options;

“RTO Acquiror Record Date” has the meaning ascribed thereto in Subsection 2.10(b);

“RTO Acquiror Share Consideration” has the meaning ascribed thereto to the term in the Plan of Arrangement;

“RTO Acquiror Shareholder Approval” means the approval of the RTO Acquiror Shareholder Approval Matters in accordance with the requirements of applicable Law;

“RTO Acquiror Shareholder Approval Matters” has the meaning ascribed thereto in Subsection 2.11(a);

“RTO Acquiror Shareholders” means the holders of RTO Acquiror Shares;

“RTO Acquiror Shares” means issued and outstanding shares of common stock in the capital of RTO Acquiror;

“RTO Acquiror Superior Proposal” means any unsolicited bona fide written RTO Acquiror Acquisition Proposal from a Person who is an arm’s length third party to acquire not less than all of the outstanding RTO Acquiror Shares or all or substantially all of the assets of the RTO Acquiror on a consolidated basis that: (i) complies with Securities Laws and did not result from or involve a breach of Article 7; (ii) is capable of being completed without undue delay, taking into account, all financial, legal, regulatory and other aspects of such proposal and the Person making such proposal; (iii) is not subject, either by the terms of such RTO Acquiror Acquisition Proposal or by virtue of any applicable Law, or rule or requirement of any stock exchange, to any requirement that the approval of the shareholders of the Person making the RTO Acquiror Acquisition Proposal be obtained; (iv) if any consideration is cash, is not subject to any financing contingency or condition; (v) is not subject to any due diligence or access condition; (vi) is not subject, either by the terms of such RTO Acquiror Acquisition Proposal or by virtue of any applicable Law, to any Authorization of a Governmental Entity; (vii) does not provide for the payment of any break, termination or other fees or expenses to the other party in the event that the RTO Acquiror completes the Arrangement or any similar other transaction with Meta or any of its affiliates agreed prior to any termination of this Agreement and (viii) that the RTO Acquiror Board determines, in its good faith judgment, after receiving the advice of its outside legal and financial advisors and after taking into account all the terms and conditions of the RTO Acquisition Proposal, including all legal, financial, regulatory and other aspects of such RTO Acquisition Proposal and the party making such RTO Acquisition Proposal, (A) would, if consummated in accordance with its terms, but without assuming away the risk of non-completion, result in a transaction which is more favourable, from a financial point of view, to the RTO Acquiror Shareholders than the Arrangement (including any amendments to the terms and conditions of the Arrangement proposed by Meta pursuant to Subsection 7.4(b)), and (II) the failure to recommend such RTO Acquiror Acquisition Proposal to the RTO Acquiror Shareholders would be contrary to the fiduciary duties of the RTO Acquiror Board;

“RTO Acquiror Supporting Shareholders” means collectively all of the senior officers and directors of RTO Acquiror who have entered into RTO Acquiror Voting Agreements;

“RTO Acquiror Voting Agreements” means the voting agreements (including all amendments thereto) between Meta and the RTO Acquiror Supporting Shareholders setting forth the terms and conditions upon which the RTO Acquiror Supporting Shareholders have agreed, among other things, to vote their RTO Acquiror Shares in favour of the RTO Acquiror Shareholder Approval Matters;

“Sale” has the meaning ascribed thereto in Subsection 2.14(a);

“Sale Representatives” has the meaning ascribed thereto in Subsection 2.14(d);

“SEC” means the U.S. Securities and Exchange Commission;

“Section 3(a)(10) Exemption” means the exemption from the registration requirements of the U.S. Securities Act provided by section 3(a)(10) thereof;

“Securities Act” means the Securities Act (Ontario) and the rules, regulations, instruments (including national and multilateral instruments) and published policies made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Securities Authorities” means all securities regulatory authorities, including the applicable securities commission or similar regulatory authorities in each of the provinces and territories of Canada, the SEC, the CSE, and NASDAQ, that are applicable to Meta or RTO Acquiror, as the case may be;

“Securities Laws” means the Securities Act, together with all other applicable Canadian provincial securities laws, the U.S. Securities Act, the U.S. Exchange Act, the Sarbanes-Oxley Act of 2002, and applicable securities laws of the United States and the states thereof, and the rules and regulations and published policies of the securities authorities thereunder, as now in effect and as they may be promulgated or amended from time to time, and includes the rules and policies of the CSE and NASDAQ, that are applicable to Meta or RTO Acquiror, as the case may be;

“SEDAR” means the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval;

“Special Voting Share” means the special voting share in the capital of RTO Acquiror having substantially the rights, privileges, restrictions and conditions described in the Voting and Exchange Trust Agreement;

“Spin-Off Cost Reserve Amount” means $500,000 raised in a transaction or series of transactions in which the RTO Acquiror issues RTO Acquiror Shares (or securities convertible into or exercisable for RTO Acquiror Shares) primarily for capital raising purposes in excess of the Pre-Closing Financing.

“subsidiary” has the meaning ascribed thereto in the National Instrument 45-106—Prospectus Exemptions;

“Superior Proposal” means, with respect to Meta, a Meta Superior Proposal, and, with respect to RTO Acquiror, an RTO Acquiror Superior Proposal;

“Superior Proposal Matching Period” has the meaning ascribed thereto in Subsection 7.4(a)(i)D;

“Superior Proposal Notice” has the meaning ascribed thereto in Subsection 7.4(a)(i)C;

“Support Agreement” means an agreement to be made among RTO Acquiror, Canco and Callco in connection with the Plan of Arrangement substantially in the form and substance of Schedule H;

“Tax Act” means the Income Tax Act (Canada) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Tax Returns” means all domestic and foreign federal, state, provincial, territorial, municipal and local returns, reports, declarations, disclosures, elections, notices, filings, forms, statements, information statements and other documents (whether in tangible, electronic or other form) and including any amendments, schedules, attachments, supplements, appendices and exhibits thereto, made, prepared, filed or required to be made, prepared or filed by Law in respect of Taxes;

“Taxes” means any and all domestic and foreign federal, state, provincial, municipal, territorial and local taxes, assessments and other governmental charges, duties, fees, levies, impositions and liabilities imposed by any Governmental Entity (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), including without limitation pension plan contributions, tax instalment payments, unemployment insurance contributions and employment insurance contributions, disability, severance, social security, workers’ compensation and deductions at source, including taxes based on or measured by gross receipts, income, profits, sales, capital, use, and occupation, and including goods and services, value added, ad valorem, sales, capital gains, capital stock, windfall profits, premium, transfer, franchise, stamp, license, non-resident withholding, customs, payroll, recapture, employment, excise and property duties and taxes, together with all estimated taxes, deficiency assessments, interest, penalties, fines and additions to tax imposed with respect to such amounts, and shall include any liability for such amounts as a result of (i) being a transferee or successor or member of a combined, consolidated, unitary or affiliated group, or (ii) a contractual obligation to indemnify any Person or other entity;

“Termination Payment” means an amount equal to US$2,000,000;

“Transaction Personal Information” has the meaning ascribed thereto in Section 9.1;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder;

“U.S. GAAP” or “GAAP” means United States generally accepted accounting principles;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder;

“United States” means the United States of America; and

“Voting and Exchange Trust Agreement” means an agreement to be made among RTO Acquiror, Canco and the AST Trust Company (Canada) or such other person as may be appointed by Meta and RTO Acquiror (each acting reasonably), as trustee, in connection with the Plan of Arrangement, substantially in the form of Schedule I.

1.2	Interpretation

For the purposes of this Agreement, except as otherwise expressly provided:

(a)

“this Agreement” means this Arrangement Agreement, including the recitals and Schedules hereto, and not any particular Article, Section, Subsection or other subdivision, recital or Schedule hereof, and includes any agreement, document or instrument entered into, made or delivered pursuant to the terms hereof, as the same may, from time to time, be supplemented or amended and in effect;

(b)

the words “hereof”, “herein”, “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection, or other subdivision, recital or Appendix hereof;

(c)

all references in this Agreement to a designated “Article”, “Section”, “Subsection” or other subdivision, recital or “Schedule” hereof are references to the designated Article, Section, Subsections or other subdivision, recital or Schedule to, this Agreement;

(d)

a reference to a statute in this Agreement includes all regulations, rules, policies or instruments made thereunder, all amendments to the statute, regulations, rules, policies or instruments in force from time to time, and any statutes, regulations, rules, policies or instruments that supplement or supersede such statute, regulations, rules, policies or instruments.

(e)

the division of this Agreement into Article, Sections, Subsections and other subdivisions, recitals or Schedule, the inclusion of a table of contents and the insertion of headings and captions are for convenience of reference only and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof; and

1.3	Number, Gender and Persons

In this Agreement, unless the context otherwise requires, words importing the singular shall include the plural and vice versa, words importing the use of either gender shall include both genders and neuters.

1.4	Date for Any Action

If the date on which any action is required to be taken hereunder by a Party is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5	Currency

Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of Canada and “$” refers to Canadian dollars.

1.6	Accounting Matters

Unless otherwise stated, all accounting terms used in this Agreement in respect of Meta shall have the meanings attributable thereto under IFRS and all determinations of an accounting nature in respect of Meta required to be made shall be made in a manner consistent with IFRS consistently applied. Unless otherwise stated, all accounting terms used in this Agreement in respect of RTO Acquiror, Canco and Callco shall have the meanings attributable thereto under U.S. GAAP and all determinations of an accounting nature in respect of RTO Acquiror, Canco and Callco required to be made shall be made in a manner consistent with U.S. GAAP consistently applied.

1.7	Knowledge

Where any representation or warranty in this Agreement is expressly qualified by reference to the knowledge of Meta, it shall be deemed to refer to the actual knowledge, after making reasonable inquiries regarding the relevant subject matter, of any of the Chief Executive Officer, the Chief Financial Officer and the Chair of the Meta Board.

Where any representation or warranty in this Agreement is expressly qualified by reference to the knowledge of RTO Acquiror, Canco or Callco, it shall be deemed to refer to the actual knowledge, after making reasonable inquiries regarding the relevant subject matter, of any of the Chief Executive Officer, the Chief Financial Officer and the Chair of the RTO Acquiror Board.

1.8	Schedules

The following Schedules are annexed to this Agreement and are incorporated by reference into this Agreement and form a part hereof:

Schedule A—Plan of Arrangement

Schedule B—Meta Arrangement Resolution

Schedule C—Representations and Warranties of Meta

Schedule D—Representations and Warranties of RTO Acquiror

Schedule E—Senior Officers of Meta

Schedule F—Senior Officers of RTO Acquiror

Schedule G—Key Regulatory Approvals

Schedule H—Form of Support Agreement

Schedule I—Form of Voting and Exchange Trust Agreement

Schedule J—Form of RTO Acquiror Certificate of Designation

Schedule K—Form of Lock-Up Agreement

ARTICLE 2

THE ARRANGEMENT

2.1	Arrangement

The Parties agree that the Arrangement will be implemented in accordance with and subject to the terms and conditions contained in this Agreement and the Plan of Arrangement, pursuant to which (among other things) each Meta Shareholder (other than Meta Shareholders who have validly exercised Dissent Rights) shall receive the Consideration for each Meta Share held.

2.2	Obligations of Meta

Subject to the terms and conditions of this Agreement, Meta will take all actions reasonably needed to facilitate the Arrangement in accordance with all applicable Law, including Securities Laws, to:

(a)	apply for and diligently prosecute a motion to the Court for the Interim Order in connection with the application for the Final Order in respect of the Arrangement;

(b)	in accordance with the terms of and the procedures contained in the Interim Order, duly call, give notice of, convene and hold the Meta Meeting as soon as practicable after the date hereof;

(c)

solicit proxies of the Meta Shareholders in favour of the Meta Arrangement Resolution and against any resolution or proposal submitted by any Person that is inconsistent with the Meta Arrangement Resolution or that would reasonably be expected to materially impair, delay or impede the completion of any of the transactions contemplated by this Agreement;

(d)

fix the date of the Meta Meeting, which date shall be no later than February 1, 2021, give notice to RTO Acquiror of the Meta Meeting, and allow RTO Acquiror and RTO Acquiror’s Representatives (including legal counsel) to attend the Meta Meeting;

(e)

subject to obtaining the approvals as contemplated in the Interim Order and as may be directed by the Court in the Interim Order, take all steps necessary to submit the Arrangement to the Court and appear at Court to seek the Final Order as soon as reasonably practicable (and, in any event, within five (5) Business Days following the approval of the Meta Arrangement Resolution at the Meta Meeting);

(f)	deliver the Articles of Arrangement to the Director in accordance with Section 2.8 upon satisfaction or waiver of the conditions set out in Article 6; and

(g)

consult with RTO Acquiror in respect of the actions as set out in this Article 2, including providing RTO Acquiror with a reasonable opportunity to comment on all draft documentation prepared by Meta in connection with the foregoing, and to give due consideration to and act reasonably with respect to adopting such comments.

2.3	Interim Order

As soon as reasonably practicable after the date of this Agreement, and in any event no later than January 25, 2021 , Meta shall apply to the Court in a manner and on terms acceptable to RTO Acquiror, acting reasonably, pursuant to Section 182 of the OBCA and, in cooperation with RTO Acquiror, prepare, file and diligently pursue an application for the Interim Order, which shall provide, among other things:

(a)	for the class of Persons to whom notice is to be provided in respect of the Arrangement and the Meta Meeting and for the manner in which such notice is to be provided;

(b)

for a fixed record date for the purposes of determining the Meta Securityholders entitled to receive notice of and vote at the Meta Meeting (which date shall be fixed and published by Meta in consultation with RTO Acquiror);

(c)

that the requisite approval for the Meta Arrangement Resolution shall be (i) two-thirds of the votes cast by the Meta Shareholders present in person or by proxy at the Meta Meeting; and (ii) two-thirds of the votes cast by the Meta Shareholders and the holders of Meta Options, the holders of Meta Warrants and the holders of Meta DSUs, voting together as a single class (on an as-converted to Meta Share basis), present in person or by proxy at the Meta Meeting (collectively, “Meta Securityholder Approval”);

(d)

that, in all other respects, the terms, conditions and restrictions of the constating documents of Meta relating to a meeting of Meta Shareholders, including quorum requirements, shall apply in respect of the Meta Meeting;

(e)	for the grant of Dissent Rights to the Meta Shareholders who are registered Meta Shareholders, as set out in the Plan of Arrangement;

(f)	for the notice requirements with respect to the presentation of the application to the Court for the Final Order;

(g)	that the Meta Meeting may be adjourned or postponed from time to time by Meta in accordance with the terms of this Agreement without the need for additional approval of the Court;

(h)

that the record date for Meta Securityholders entitled to notice of and to vote at the Meta Meeting will not change in respect of any adjournment(s) or postponement(s) of the Meta Meeting, unless required pursuant to applicable Law;

(i)

that the Parties intend to rely upon the Section 3(a)(10) Exemption, subject to and conditioned on the Court’s determination that the Arrangement is substantively and procedurally fair to the Meta Securityholders, with respect to the issuance of the RTO Acquiror Shares and the RTO Acquiror Replacement Options to the Meta Securityholders pursuant to the Arrangement, to implement the transactions contemplated hereby in respect of the Meta Securityholders;

(j)

that each Meta Securityholder shall have the right to appear before the Court at the hearing of the Court to approve the application for the Final Order so long as they enter a notice of appearance within a reasonable time; and

(k)

for such other matters as RTO Acquiror and/or Meta may reasonably require, subject to obtaining the prior consent of Meta and/or RTO Acquiror, respectively, such consent not to be unreasonably withheld or delayed provided that such other matters would not reasonably be expected to materially impair, delay or impede the completion of the transactions contemplated by this Agreement.

2.4	Meta Meeting

Subject to the terms of this Agreement:

(a)

Meta agrees to convene and conduct the Meta Meeting in accordance with the Interim Order, the constating documents of Meta and applicable Law as soon as practicable, and in any event no later than February 1, 2021;

(b)

Meta will promptly advise RTO Acquiror on a daily basis on each of the last ten (10) Business Days prior to the date of the Meta Meeting as to the aggregate tally of the proxies received by Meta in respect of the Meta Arrangement Resolution;

(c)

Meta will promptly advise RTO Acquiror of any written communication from or written claims brought by (or threatened in writing, to be brought by) any Meta Securityholder or any other Person in opposition to the Arrangement, the Meta Arrangement Resolution and/or any exercise or purported exercise by any Meta Shareholder of Dissent Rights received by Meta and any withdrawal of Dissent Rights received by Meta and any written communications sent by or on behalf of Meta to any Meta Shareholder exercising or purporting to exercise Dissent Rights; and

(d)

except as required by applicable Law, Meta will not propose or submit for consideration at the Meta Meeting any business other than the approval of the Meta Arrangement Resolution without RTO Acquiror’s prior written consent, which consent shall not be unreasonably withheld or delayed provided that such business would not reasonably be expected to materially impair, delay or impede the completion of the transactions contemplated by this Agreement.

2.5	Meta Circular

(a)

As soon as reasonably practicable following execution of this Agreement, but subject to Subsection 2.5(c), Meta shall (i) prepare, in consultation with RTO Acquiror, the Meta Circular, together with any other documents required by applicable Law, (ii) cause the Meta Circular to be sent to Meta Securityholders and any other Person as required by the Interim Order and applicable Law, and (iii) cause the Meta Circular (and any other filings required to be filed under applicable Law) to be filed in all jurisdictions where the same is required to be filed, all in accordance with applicable Law and the Interim Order, in each case so as to permit the Meta Meeting to be held by the date specified in Subsection 2.4(a). Meta shall ensure that the Meta Circular complies in all material respects with all applicable Law, does not include any misrepresentation (other than with respect to any information relating solely to RTO Acquiror, Canco and/or Callco and provided by RTO Acquiror in writing specifically for inclusion in the Meta Circular) and contains sufficient detail to permit the Meta Securityholders, to form a reasoned judgement concerning the Arrangement and the Meta Arrangement Resolution to be placed before them at the Meta Meeting.

(b)	Except in the case of a Meta Change in Recommendation specifically permitted pursuant to Section 7.4, Meta shall disclose in the Meta Circular:

(i)

that the Meta Board has received a fairness opinion from the Meta Financial Advisor stating that, as at the date of such opinion, the Consideration to be received pursuant to the Plan of Arrangement is fair, from a financial point of view, to the Meta Shareholders;

(ii)	the general terms of the fairness opinion from the Meta Financial Advisor and a copy of such fairness opinion shall be included in the Meta Circular;

(iii)

that the Meta Board has unanimously determined, after receiving financial and legal advice, that (A) the Arrangement is fair and reasonable to the Meta Shareholders, (B) the Arrangement is in the best interests of Meta, and (C) the Meta Board unanimously recommends that the Meta Securityholders vote in favour of the Meta Arrangement Resolution (the “Meta Board Recommendation”); and

(iv)

that each director and senior officer of Meta set out in Schedule E hereto has signed a Meta Voting Agreement and agreed to vote all of such Person’s Meta Shares (including any Meta Shares issued upon the exercise of any securities convertible, exercisable or exchangeable into or for Meta Shares) in favour of the Meta Arrangement Resolution, and against any resolution submitted by any Person that is inconsistent with the Arrangement, subject to the other terms of the Meta Voting Agreements; and

(v)

such information as may be required to allow RTO Acquiror and Canco to rely upon the exemption from registration provided under Section 3(a)(10) of the U.S. Securities Act with respect to the issuance of the Consideration.

(c)

RTO Acquiror shall promptly provide to Meta all information regarding RTO Acquiror or its subsidiaries and affiliates, as required by the Interim Order and applicable Law for inclusion in the Meta Circular, or in any amendments or supplements to such Meta Circular. RTO Acquiror shall ensure that no such information provided by RTO Acquiror specifically for inclusion in the Meta Circular will contain any misrepresentation concerning RTO Acquiror.

(d)

RTO Acquiror and its legal counsel shall be given a reasonable opportunity to review and comment on the Meta Circular and all such other documents required to be filed or distributed to Meta Shareholders under the Securities Laws in connection with the Arrangement. Meta and its legal counsel will incorporate all reasonable comments of RTO Acquiror and its legal counsel into the Meta Circular and all such other documents. The Meta Circular and all such other documents shall be satisfactory to RTO Acquiror, acting reasonably, before they are printed, or distributed to Meta Shareholders or filed with any Governmental Entity, subject to any disclosure obligations imposed on Meta by any Securities Authorities. Meta agrees that all information relating solely to RTO Acquiror and its subsidiaries and affiliates included in the Meta Circular must be in a form and content satisfactory to RTO Acquiror.

(e)

Each of Meta and RTO Acquiror shall promptly notify the other Party if at any time before the Effective Date either becomes aware that the Meta Circular contains a misrepresentation, or otherwise requires an amendment or supplement. The Parties shall co-operate in the preparation of any amendment or supplement to the Meta Circular as required or appropriate, and Meta shall promptly mail or otherwise publicly disseminate any amendment or supplement to the Meta Circular to Meta Securityholders and, if required by the Court or applicable Law, file the same with any Governmental Entity and as otherwise required.

(f)

Meta shall keep RTO Acquiror informed of any material requests or comments made by any Securities Authorities in connection with the Meta Circular and, as promptly as reasonably practicable, provide RTO Acquiror with copies of any correspondence received by Meta from, or sent by Meta to, any Securities Authorities in connection with the Meta Circular.

2.6	Final Order

If the Interim Order is obtained and the Meta Arrangement Resolution is passed at the Meta Meeting in accordance with applicable Law and the Interim Order, then Meta shall take all steps necessary or desirable to submit the Arrangement to the Court as soon as practicable (and, in any event, within five (5) Business Days following the Meta Meeting) apply to the Court for the Final Order pursuant to Section 185 of the OBCA approving the Arrangement on terms reasonably satisfactory to each of Meta and RTO Acquiror.

2.7	Court Proceedings

Subject to the terms of this Agreement, Meta shall diligently pursue, and Meta and RTO Acquiror shall cooperate with each other in pursuing, the Interim Order and the Final Order. Meta will provide RTO Acquiror and its legal counsel with a reasonable opportunity to review and comment upon drafts of all material to be filed with the Court in connection with the Interim Order and the Final Order and will incorporate all reasonable comments of RTO Acquiror and its counsel. Meta will ensure that all materials filed with the Court in connection with the Arrangement are consistent with this Agreement and the Plan of Arrangement. Subject to applicable Law, Meta will not file any material with the Court in connection with the Arrangement or serve any such material, and will not agree to modify or amend materials so filed or served, except with RTO Acquiror’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, provided, however, that nothing herein shall require RTO Acquiror to agree or consent to any increase or change in the Consideration or any modification or amendment to such filed or served materials that expands or increases RTO Acquiror’s obligations set forth in any such filed or served materials or under this Agreement or the Arrangement.Meta shall also provide to RTO Acquiror and to RTO Acquiror’s legal counsel on a timely basis copies of any notice of appearance or other Court documents served on Meta in respect of the application for the Interim Order or the Final Order or any appeal therefrom and of any notice, whether written or oral, received by Meta indicating any intention to oppose the granting of the Interim Order or the Final Order or to appeal the Interim Order or the Final Order. In addition, Meta will not object to legal counsel to RTO Acquiror making such submissions on the hearing of the motion for the Interim Order and the application for the Final Order as such counsel considers appropriate, provided, however, that Meta is advised of the nature of any submissions prior to the hearing and such submissions are consistent with this Agreement and the Plan of Arrangement. Meta will also oppose any proposal from any party that the Interim Order or the Final Order contain any provision inconsistent with this Agreement, and, if at any time after the issuance of the Final Order and prior to the Effective Time, Meta is required by the terms of the Final Order or by Law to return to Court with respect to the Final Order, it shall do so only after reasonable advance notice to, and in consultation and cooperation with, RTO Acquiror. If the Courts in Ontario are closed due to disease outbreaks, pandemics or epidemics or other related conditions, then the time to make application to the Court or convene and conduct the Meta Meeting in Sections 2.2(d), 2.4 and 2.6, shall be tolled for such period as the Courts are closed plus three (3) Business Days; provided that in no event shall such tolling and three (3) Business Day period extend beyond the Outside Date.

2.8	Articles of Arrangement and Effective Date

(a)

The Articles of Arrangement shall implement the Plan of Arrangement and will become effective as of the Effective Time. On the second (2nd) Business Day after the satisfaction or, where permitted, the waiver of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Effective Date, but subject to the satisfaction or, where not prohibited, the waiver of those conditions as of the Effective Date) set forth in Article 6, unless another time or date is agreed to in writing by the Parties, the Articles of Arrangement shall be filed by Meta with the Director, provided, however, that the Articles of Arrangement shall not be sent to the Director, for endorsement and filing by the Director, except as contemplated hereby or with RTO Acquiror’s prior written consent. From and after the Effective Time, the Plan of Arrangement will have all of the effects provided by applicable Law, including the OBCA. Each of Meta and RTO Acquiror agrees to amend the Plan of Arrangement at any time prior to the Effective Time in accordance with Section 8.4 of this Agreement to include such other terms determined to be reasonably necessary or desirable by RTO Acquiror or Meta, as the case may be.

(b)

The closing of the Arrangement will take place at the offices of Fasken Martineau DuMoulin LLP in Toronto at 9:00 a.m. (Toronto time) on the Effective Date, or at such other time and place as may be agreed to by the Parties.

2.9	Payment of Consideration

RTO Acquiror and Canco will, following receipt by Meta of the Final Order and prior to the filing by Meta of the Articles of Arrangement, issue in escrow with the Depositary (the terms and conditions of such escrow to be satisfactory to the parties, acting reasonably) sufficient RTO Acquiror Shares and Exchangeable Shares to satisfy the aggregate Consideration for the Meta Shares outstanding. Subject to the provisions of the Plan of Arrangement, Canco shall execute joint elections under subsection 85(1) or 85(2)

of the ITA or any equivalent provincial legislation with Meta Shareholders who are Eligible Holders (as defined in the Plan of Arrangement) and who are entitled to receive Exchangeable Shares under the Arrangement, subject to and in accordance with the Plan of Arrangement.

2.10	RTO Acquiror Proxy Statement

(a)

As promptly as practicable following execution of this Agreement, but subject to Subsection 2.10(c), RTO Acquiror shall (i) prepare, in consultation with Meta, the preliminary RTO Acquiror Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith), and (ii) cause the preliminary RTO Acquiror Proxy Statement to be filed with the SEC.

(b)

RTO Acquiror covenants and agrees that the definitive RTO Acquiror Proxy Statement (including the letter to stockholders, notice of meeting and form of proxy included therewith), will not, at the time that the definitive RTO Acquiror Proxy Statement or any amendment or supplement thereto is first mailed to the RTO Acquiror Shareholders and at the time of the RTO Acquiror Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, RTO Acquiror makes no covenant, representation or warranty with respect to statements made in the definitive RTO Acquiror Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith) (i) based on information furnished in writing by Meta specifically for inclusion therein, or (ii) that otherwise reflect information about Meta or the planned business of RTO Acquiror or Meta following the Effective Time. Each of the Parties shall use commercially reasonable efforts to cause the definitive RTO Acquiror Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff. RTO Acquiror shall use commercially reasonable efforts to cause the definitive RTO Acquiror Proxy Statement to be filed with the SEC, and mailed to the RTO Acquiror Shareholders as of the record date established for the RTO Acquiror Meeting (the “RTO Acquiror Record Date”), as promptly as practicable after (A) the 10th calendar day after the preliminary RTO Acquiror Proxy Statement therefor has been filed with the SEC if by such date the SEC has not informed RTO Acquiror that it intends to review the preliminary RTO Acquiror Proxy Statement or (B) if the SEC has, by the 10th calendar day after the preliminary RTO Acquiror Proxy Statement therefor has been filed with the SEC, informed RTO Acquiror that it intends to review the preliminary RTO Acquiror Proxy Statement, the date on which the SEC confirms that it has no further comments on the preliminary RTO Acquiror Proxy Statement.

(c)	Except in the case of an RTO Acquiror Change in Recommendation specifically permitted pursuant to Section 7.4, RTO Acquiror shall disclose in the RTO Acquiror Proxy Statement:

(i)

that the RTO Acquiror Board has received a fairness opinion from the RTO Acquiror Financial Advisor stating that, as at the date of such opinion, the Consideration to be paid by RTO Acquiror and Canco pursuant to the Arrangement is fair, from a financial point of view, to the RTO Acquiror Shareholders;

(ii)	the general terms of the fairness opinion from the RTO Acquiror Financial Advisor and a copy of such fairness opinion shall be included in the RTO Acquiror Proxy Statement;

(iii)

that the RTO Acquiror Board has unanimously determined, after receiving financial and legal advice, that (A) the Arrangement is fair and reasonable to the RTO Acquiror Shareholders, (B) the Arrangement is in the best interests of the RTO Acquiror and (C) the RTO Acquiror Board unanimously recommends that the RTO Acquiror Shareholders vote in favor of the RTO Acquiror Shareholder Approval Matters (the “RTO Acquiror Board Recommendation”); and

(iv)

that each director and senior officer of RTO Acquiror set out in Schedule F hereto has signed an RTO Acquiror Voting Agreement and agreed to vote all of such Person’s RTO Acquiror Shares (including any RTO Acquiror Shares issued upon the exercise of any securities convertible, exercisable or exchangeable into or for RTO Acquiror Shares) in favour of the RTO Acquiror Shareholder Approval Matters, and against any matter submitted by any Person that is inconsistent with the Arrangement, subject to the other terms of the RTO Acquiror Voting Agreements.

(d)

Meta shall promptly provide to RTO Acquiror all information regarding Meta or its subsidiaries and affiliates, as required by applicable Law for inclusion in the RTO Acquiror Proxy Statement, or in any amendments or supplements to such RTO Acquiror Proxy Statement. Meta shall ensure that no such information provided by Meta specifically for inclusion in the RTO Acquiror Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(e)

Meta and its legal counsel shall be given a reasonable opportunity to review and comment on the RTO Acquiror Proxy Statement and all such other documents required to be filed or distributed to RTO Acquiror Shareholders under the Securities Laws in connection with the Arrangement. RTO Acquiror and its legal counsel will incorporate all reasonable comments of Meta and its legal counsel into the RTO Acquiror Proxy Statement and all such other documents. The RTO Acquiror Proxy Statement and all such other documents shall be satisfactory to Meta, acting reasonably, before they are printed, or distributed to RTO Acquiror Shareholders or filed with any Governmental Entity, subject to any disclosure obligations imposed on RTO Acquiror by any Securities Authorities. RTO Acquiror agrees that all information relating solely to Meta and its subsidiaries and affiliates included in the RTO Acquiror Proxy Statement must be in a form and content satisfactory to Meta.

(f)

Each of Meta and RTO Acquiror shall promptly notify the other Party if at any time before the Effective Date either becomes aware that the RTO Acquiror Proxy Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, or otherwise requires an amendment or supplement, and the Parties shall co-operate in the preparation of any amendment or supplement to the RTO Acquiror Proxy Statement as required or appropriate. RTO Acquiror shall promptly mail or otherwise publicly disseminate any amendment or supplement to the RTO Acquiror Proxy Statement to RTO Acquiror Shareholders and, if required by applicable Law, file the same with any Governmental Entity and as otherwise required.

(g)

RTO Acquiror shall keep Meta informed of any requests or comments made by any Securities Authorities in connection with the RTO Acquiror Proxy Statement and, as promptly as reasonably practicable, provide Meta with copies of any correspondence received by RTO Acquiror from, or sent by RTO Acquiror to, any Securities Authorities in connection with the RTO Acquiror Proxy Statement.

2.11	RTO Acquiror Meeting

(a)

RTO Acquiror shall take all action necessary under applicable Law to call, give notice of and hold the RTO Acquiror Meeting as soon as practicable, and in any event no later than February 1, 2021, to vote on the (i) transactions contemplated by this Agreement, (ii) issuance of RTO Acquiror Shares pursuant to this Agreement and the Plan of Arrangement, (iii) RTO Acquiror Amended and Restated Articles and RTO Acquiror Amended and Restated Bylaws, (iv) Sale, (v) change of control of RTO Acquiror resulting from the transaction contemplated by this Agreement pursuant to rules of NASDAQ, (vi) Reverse Split, (vii) increase in the number of authorized shares of RTO Acquiror to an amount to be determined by Meta and to create a Special Voting Share in the capital of RTO Acquiror, (viii) 2020 Equity Incentive Plan of RTO Acquiror, and if required by Meta, the 2020 Employee Stock Purchase Plan of RTO Acquiror, each in the form provided by Meta and reasonably acceptable to RTO Acquiror, in each case such adoption to be effective upon consummation of the transactions contemplated by this Agreement, and (ix) the RTO Acquiror Board Matters (collectively, the “RTO Acquiror Shareholder Approval Matters”). The RTO Acquiror Meeting shall be held as promptly as practicable, and in any event within 45 days, after the definitive RTO Acquiror Proxy Statement is mailed to RTO Acquiror

Shareholders as of the RTO Acquiror Record Date. RTO Acquiror shall take commercially reasonable measures to ensure that all proxies solicited in connection with the RTO Acquiror Meeting are solicited in compliance with all applicable Law. Notwithstanding anything to the contrary contained herein, if on a date preceding the date on which or the date on which the RTO Acquiror Meeting is scheduled, RTO Acquiror reasonably believes that (A) it will not receive proxies sufficient to obtain the RTO Acquiror Shareholder Approval, whether or not a quorum would be present or (B) it will not have sufficient RTO Acquiror Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the RTO Acquiror Meeting, RTO Acquiror may (or will, at Meta’s direction) postpone or adjourn, or make one or more successive postponements or adjournments of, the RTO Acquiror Meeting, provided that (I) the date of the RTO Acquiror Meeting is not postponed or adjourned more than an aggregate of 15 calendar days in connection with any postponements or adjournments in reliance on the preceding sentence and (II) RTO Acquiror shall not be required to postpone or adjourn the RTO Acquiror Meeting more than once at Meta’s direction. In addition, RTO Acquiror may postpone or adjourn the RTO Acquiror Meeting to allow reasonable additional time for the filing and mailing of any amendment or supplement to the RTO Acquiror Proxy Statement that the RTO Acquiror Board determines in good faith to be required or advisable pursuant to Subsection 2.10(f) above, and for such amendment or supplement to be disseminated and reviewed by the RTO Acquiror Shareholders prior to the RTO Acquiror Meeting.

(b)

Except in the case of an RTO Acquiror Change in Recommendation specifically permitted pursuant to Section 7.4, RTO Acquiror agrees that (i) the RTO Acquiror Board shall unanimously issue the RTO Acquiror Board Recommendation that the RTO Acquiror Shareholders vote in favor of the RTO Acquiror Shareholder Approval Matters and shall use commercially reasonable efforts to solicit such approval within the timeframe set forth in Subsection 2.11(a) above and (ii) the RTO Acquiror Board Recommendation shall not be withdrawn or modified in a manner adverse to Meta, and no resolution by the RTO Acquiror Board or any committee thereof to withdraw or modify the RTO Acquiror Board Recommendation in a manner adverse to Meta shall be adopted or proposed; and (iii) RTO Acquiror shall use its reasonable best efforts to solicit proxies from its stockholders to obtain the RTO Acquiror Shareholder Approval.

2.12	Obligations Regarding Exchangeable Shares

RTO Acquiror, Canco and Callco shall, on a joint and several basis, use their commercially reasonable efforts:

(a)	to obtain all orders required from the applicable Securities Authorities to permit the first resale of:

(i)	the Exchangeable Shares issued pursuant to the Arrangement; and

(ii)

the RTO Acquiror Shares issued from time to time upon exchange of the Exchangeable Shares, in each case without qualification with or approval of or the filing of any prospectus, or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any Securities Authorities in any of the provinces or territories of Canada;

(b)

to cause the Exchangeable Shares to be listed and posted for trading on the CSE or such other Canadian securities exchange acceptable to Meta, acting reasonably, by the Exchange Time and to take reasonable steps to maintain such listing for so long as there are Exchangeable Shares outstanding (other than those securities held by RTO Acquiror or any of its affiliates), subject to the Exchangeable Shares satisfying all of the initial listing requirements of such Canadian securities exchange, including (but not limited to) sufficient distribution of the Exchangeable Shares;

(c)

to cause the listing and admission to trading on NASDAQ of the RTO Acquiror Shares to be issued at the Exchange Time and from time to time upon exchange of the Exchangeable Shares, the RTO Acquiror Replacement Options and Meta Warrants;

(d)

to ensure that Canco is, at the Effective Time and for so long as there are Exchangeable Shares outstanding (other than those Exchangeable Shares held by RTO Acquiror, Callco or any of its affiliates), a “taxable Canadian corporation” and not a “mutual fund corporation,” each within the meaning of the ITA (as of the Effective Time and any modifications to such definitions which are consistent with the principles thereof);

(e)

to file a registration statement on Form S-3 in order to register under the U.S. Securities Act the RTO Acquiror Shares to be issued upon exchange of the Exchangeable Shares from time to time after the Effective Time, and use its commercially reasonable efforts to cause such registration statement to become effective as promptly as reasonably practicable following the Effective Time and to maintain the effectiveness of such registration for the period that such Exchangeable Shares remain outstanding;

(f)	to enter into the Support Agreement and the Voting and Exchange Trust Agreement effective as of the Effective Time; and

(g)	take all actions required in order to create and issue the Special Voting Share as a share in the capital of RTO Acquiror as of the Effective Time.

2.13	RTO Acquiror Post-Closing Governance

(a)

Unless otherwise agreed by the Parties, immediately following the Effective Time, RTO Acquiror shall cause the RTO Acquiror Board to be comprised of seven (7) directors, with five (5) of such directors to be nominees of Meta, one (1) director to be jointly nominated by Meta and RTO Acquiror and one (1) director to be a nominee of RTO Acquiror, subject to the reasonable approval of Meta. These changes are referred to herein as the “RTO Acquiror Board Matters”.

(b)	Immediately following the Effective Time, the RTO Acquiror Board shall appoint the following Persons as officers of RTO Acquiror:

(i)	George Palikaras as chief executive officer; and

(ii)	Kenneth Rice as chief financial officer.

2.14	RTO Acquiror Business Sale

(a)

Prior to and following the Effective Time, RTO Acquiror shall use its commercially reasonable efforts to (i) enter into one or more definitive agreements, providing for the sale of the RTO Acquiror Business to a third party buyer and, if any such definitive agreement is entered into prior to the Effective Time, on terms and conditions reasonably acceptable to Meta; and (ii) consummate such sale of the RTO Acquiror Business (which may occur in one or more transactions, the “Sale”).

(b)

Prior to the Effective Time, RTO Acquiror shall not amend, modify or waive any provisions of any definitive agreement in respect of the Sale without the prior written consent of Meta, which consent shall not be unreasonably withheld, delayed or conditioned.

(c)

In connection with any Sale to be consummated prior to the Effective Time, RTO Acquiror shall (i) use its commercially reasonable efforts to seek and obtain written agreements in form and substance reasonably acceptable to Meta from all parties to Contracts that will be transferred and assigned in connection with the Sale releasing RTO Acquiror from any and all liabilities and obligations under such Contracts, (ii) provide evidence reasonably satisfactory to Meta that no material Tax or other liabilities will arise to RTO Acquiror as a result of the Sale, other than contractual obligations under the definitive agreement in respect of any such Sale and (iii) deliver to Meta a schedule, which schedule shall be reasonably acceptable to Meta, setting forth the list of Contracts and other assets and all related liabilities and obligations to be transferred as part of the Sale.

2.15	Preferred Stock Dividend

Prior to the Effective Time, RTO Acquiror shall declare and issue a dividend, on a one-for-one basis, of RTO Acquiror Preferred Stock, which shall be issued to the RTO Acquiror Shareholders on the RTO Acquiror Record Date.

2.16	Pre-Closing Financing

(a)

Prior to the Effective Time, the Parties shall undertake to consummate a Pre-Closing Financing. The Parties will use their commercially reasonable efforts and will cause each their respective Subsidiaries and Representatives to use their commercially reasonable efforts, to provide the Parties with all cooperation reasonably requested by the Parties to assist the Parties in entering into definitive agreements with respect to a Pre-Closing Financing and consummating a Pre-Closing Financing.

(b)

Notwithstanding the any provision of this Agreement, nothing in this Agreement will require Meta to (i) waive or amend any terms of this Agreement, (ii) take any action that, in the good faith determination of Meta, would unreasonably interfere with the conduct of the Meta Business, (iii) provide any information the disclosure of which is prohibited under applicable Law or is legally privileged, or (iv) take any action that will conflict with or violate its organizational documents or any applicable Law or would result in a violation or breach of, or default under, any Material Contract to which Meta or any of its subsidiaries is a party.

2.17	Reverse Split

RTO Acquiror shall submit to the RTO Acquiror Shareholders at the RTO Acquiror Meeting a proposal to (a) approve and adopt the RTO Acquiror Amended and Restated Articles, (b) authorize the RTO Acquiror Board to effect a reverse stock split of all outstanding RTO Acquiror Shares at a reverse stock split ratio as determined by the Parties (the “Reverse Split”) and within the range approved by the RTO Acquiror Shareholders, and (c) increase the authorized number of RTO Acquiror Shares to an amount to be determined by the Parties. Following such approval by the RTO Acquiror Shareholders, RTO Acquiror shall cause the Reverse Split to be implemented and take effect immediately prior to the Effective Time. For the avoidance of doubt, the Exchange Ratio shall be adjusted appropriately for the Reserve Split.

2.18	Announcements and Consultations

RTO Acquiror and Meta shall consult with each other in respect to issuing any press release, preparing any presentations or otherwise making any public statement with respect to this Agreement or the Arrangement or the Pre-Closing Financing and, except as otherwise set forth in this Agreement, in making any filing with any Governmental Entity with respect to this Agreement or the Arrangement. Each of RTO Acquiror and Meta shall use all commercially reasonable efforts to enable the other Party to review and comment on all such press releases, presentations, public statements and, except as otherwise set forth in this Agreement, filings prior to the release or filing, respectively, thereof, and neither RTO Acquiror nor Meta shall release, make or file any press release, presentation, public statements or, except as otherwise set forth in this Agreement, filing without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed), provided, however, that the obligations herein shall not prevent a Party from making such disclosure as is required by applicable Law or the rules and policies of any applicable securities exchange, and the Party making such disclosure shall use all commercially reasonable efforts to enable the other Party to review or comment on the disclosure or filing, and if such prior notice is not possible, to give such notice immediately following the making of such disclosure or filing. Reasonable consideration shall be given to any comments made by the other Party and its counsel.

2.19	Withholding Taxes

Meta, RTO Acquiror, Canco, Callco and the Depositary in connection with the Arrangement shall be entitled to deduct and withhold from any dividend, price or consideration otherwise payable to any Person

(including, for greater certainty, any Meta Shareholder, any holder of Meta Options, any holder of Meta Warrants and any Dissenting Shareholder), such amounts as Meta, RTO Acquiror, Canco, Callco or the Depositary is required to deduct and withhold with respect to such payment under the ITA, United States Tax Laws or any other applicable Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the securities in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing agency. Meta, RTO Acquiror, Canco, Callco and the Depositary are hereby authorized to sell or otherwise dispose of a portion of the non-cash consideration as is necessary to provide sufficient funds to Meta, RTO Acquiror, Canco, Callco and the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement and Meta, RTO Acquiror, Canco, Callco and the Depositary shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

2.20	Holders of Convertible Securities

(a)

Each Meta Option outstanding immediately prior to the Effective Time shall be exchanged for an RTO Acquiror Replacement Option to purchase from the RTO Acquiror the number of RTO Acquiror Shares equal to the product of (i) the number of Meta Shares subject to the Meta Option immediately before the Effective Time, and (ii) the Exchange Ratio, provided that if the foregoing would result in the issuance of an RTO Acquiror Replacement Option exercisable for a fraction of an RTO Acquiror Share, then the number of RTO Acquiror Shares underlying such RTO Acquiror Replacement Option shall be rounded down to the nearest whole number of RTO Acquiror Shares. The exercise price per RTO Acquiror Share subject to any such RTO Acquiror Replacement Option shall be an amount equal to the quotient of (A) the exercise price per Meta Share under the exchanged Meta Option immediately prior to the Effective Time divided by (B) the Exchange Ratio. Except as set out above, all terms and conditions of an RTO Acquiror Replacement Option, including the term to expiry, conditions to and manner of exercising, will be the same as the Meta Option for which it was exchanged and any document evidencing a Meta Option shall thereafter evidence and be deemed to evidence such RTO Acquiror Replacement Option. If the exchange contemplated by this paragraph results in a disposition of Meta Options, it is intended that the provisions of subsection 7(1.4) of the Tax Act apply to any such disposition.

(b)

Each Meta DSU shall, without any further action on the part of any holder thereof, be continued on the same terms and conditions as were applicable immediately prior to the Effective Time, except that, pursuant to the terms of the deferred share unit plan of Meta, the terms of the Meta DSUs shall be amended so as to substitute for the Meta Shares issuable pursuant to such Meta DSUs such number of RTO Acquiror Shares equal to (i) the number of Meta Shares issuable pursuant to the Meta DSUs immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio, rounded down to the nearest whole number.

(c)

Each Meta Warrant shall, without any further action on the part of any holder thereof, be continued on the same terms and conditions as were applicable immediately prior to the Effective Time, except that, pursuant to the terms of the applicable warrant certificate, the terms of the Meta Warrants shall be amended so as to substitute for the Meta Shares issuable pursuant to such Meta Warrants such number of RTO Acquiror Shares equal to (i) the number of Meta Shares issuable pursuant to the Meta Warrants immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio, rounded down to the nearest whole number. The exercise price per RTO Acquiror Share subject to any such Meta Warrant following the Effective Time shall be an amount equal to the quotient of (A) the exercise price per Meta Share under the Meta Warrant immediately prior to the Effective Time divided by (B) the Consideration.

2.21	U.S. Securities Law Matters

The Parties intend that the Arrangement shall be carried out such that the issuance of the RTO Acquiror Shares, RTO Acquiror Replacement Options and Exchangeable Shares to Meta Shareholders in exchange for Meta Shares and Exchangeable Shares, respectively, qualifies for the exemption from the registration requirements of the U.S. Securities Act provided by the Section 3(a)(10) Exemption and applicable U.S. state securities laws in reliance upon similar exemptions under applicable U.S. state securities laws. Each Party agrees to act in good faith, consistent with the intent of the Parties and the intended treatment of the Arrangement as set forth in this Section 2.21. In order to ensure the availability of the Section 3(a)(10) Exemption, the Parties agree that the Arrangement will be carried out on the following basis:

(a)	the Arrangement will be subject to the approval of the Court;

(b)	the Court will be advised as to the intention of the Parties to rely on the Section 3(a)(10) Exemption prior to the Court hearing required to issue the Interim Order;

(c)	the Court will be required to satisfy itself as to the substantive and procedural fairness of the Arrangement to the Meta Shareholders;

(d)	the Court will hold a hearing before approving the procedural and substantive fairness of the terms and conditions of the Arrangement;

(e)

the Final Order will expressly state that the Arrangement is approved by the Court as being substantively and procedurally fair to the Meta Shareholders to whom RTO Acquiror Shares, RTO Acquiror Replacement Options and Exchangeable Shares will be issued;

(f)

the Parties will ensure that each Meta Shareholder entitled to receive RTO Acquiror Shares, RTO Acquiror Replacement Options or Exchangeable Shares on completion of the Arrangement will (i) be given adequate notice advising them of their right to attend the Court hearing and providing them with sufficient information necessary for them to exercise that right, (ii) be advised that the RTO Acquiror Shares, RTO Acquiror Replacement Options and Exchangeable Shares issuable pursuant to the Arrangement have not been and will not be registered under the U.S. Securities Act and will be issued by RTO Acquiror in reliance on the Section 3(a)(10) Exemption, and that certain restrictions on resale under the securities laws of the United States, including, as applicable, Rule 144 under the U.S. Securities Act, may be applicable with respect to securities issued to affiliates of RTO Acquiror, and (iii) be advised that the Section 3(a)(10) Exemption does not exempt the issuance of securities upon the exercise of such RTO Acquiror Replacement Options and, therefore, the underlying RTO Acquiror Shares issuable upon the exercise of the RTO Acquiror Replacement Options, if any, cannot be issued in the United States or to a Person in the United States in reliance upon the Section 3(a)(10) Exemption and the RTO Acquiror Replacement Options may only be exercised pursuant to an effective registration statement or pursuant to a then available exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws, if any;

(g)

the Interim Order will specify that each Meta Shareholder entitled to receive RTO Acquiror Shares, RTO Acquiror Replacement Options or Exchangeable Shares on completion of the Arrangement will have the right to appear before the Court at the Court hearing on the Final Order so long as such Meta Shareholder enters an appearance within a reasonable time and in accordance with the requirements of the Section 3(a)(10) Exemption; and

(h)

RTO Acquiror will request that the Final Order include a statement to substantially the following effect: “This Order will serve as a basis of a claim to an exemption, pursuant to Section 3(a)(10) of the United States Securities Act of 1933, as amended, from the registration requirements otherwise imposed by that act, regarding the distribution of securities of RTO Acquiror, pursuant to the Plan of Arrangement.”

2.22	U.S. Tax Matters

The Arrangement is intended to qualify as a reorganization within the meaning of Section 368(a) of the U.S. Tax Code and the Treasury Regulations promulgated thereunder, and this Agreement, together with the Plan of Arrangement, is intended to be, and is hereby adopted as a “plan of reorganization” within the meaning of the

Treasury Regulations promulgated under Section 368 of the U.S. Tax Code. Each Party agrees to treat the Arrangement as a reorganization within the meaning of Section 368(a) of the U.S. Tax Code for all United States federal income tax purposes, to treat this Agreement, together with the Plan of Arrangement, as a “plan of reorganization” within the meaning of the Treasury Regulations promulgated under Section 368 of the U.S. Tax Code, and to not take any position on any Tax return or otherwise take any Tax reporting position inconsistent with such treatment, unless otherwise required as a result of a “determination” within the meaning of Section 1313(a) of the U.S. Tax Code. Following the Effective Date, RTO Acquiror will prepare and file in accordance with Treasury Regulations (including by posting a copy on the investor relations section of its website) an IRS Form 8937 with respect to the Arrangement. Each Party agrees to act in good faith, consistent with the intent of the Parties and the intended treatment of the Arrangement as set forth herein and to use commercially reasonable efforts to not take any action, or knowingly fail to take any action, if such action or failure to act would reasonably be expected to prevent the Arrangement from qualifying as a reorganization within the meaning of Section 368(a) of the U.S. Tax Code.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF METAMATERIAL

3.1	Representations and Warranties of Meta

Except as disclosed in the Meta Disclosure Letter (in the manner contemplated by the first page thereof), Meta represents and warrants to RTO Acquiror as set forth in Schedule C and acknowledges and agrees that RTO Acquiror is relying upon such representations and warranties in connection with the entering into of this Agreement. Any investigation by RTO Acquiror or its Representatives shall not mitigate, diminish or affect the representations and warranties of Meta pursuant to this Agreement.

3.2	Survival of Representations and Warranties

The representations and warranties of Meta contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF RTO ACQUIROR, CANCO AND CALLCO

4.1	Representations and Warranties of RTO Acquiror

Except as disclosed in the Meta Disclosure Letter (in the manner contemplated by the first page thereof), each of RTO Acquiror, Canco and Callco jointly and severally represents and warrants to Meta as set forth in Schedule D and acknowledges and agrees that Meta is relying upon such representations and warranties in connection with the entering into of this Agreement. Any investigation by Meta or its Representatives shall not mitigate, diminish or affect the representations and warranties of RTO Acquiror, Canco and Callco pursuant to this Agreement.

4.2	Survival of Representations and Warranties

The representations and warranties of RTO Acquiror, Canco and Callco contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

ARTICLE 5

COVENANTS

5.1	Covenants of Meta Relating to the Arrangement

Except such actions as are expressly permitted pursuant to any other term of this Agreement, Meta shall perform all obligations required to be performed by Meta under this Agreement, co-operate with RTO Acquiror in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the Arrangement and the other transactions contemplated in this Agreement and, without limiting the generality of the foregoing, Meta shall:

(a)

apply for and use all commercially reasonable efforts in co-operation with RTO Acquiror to obtain all Key Regulatory Approvals and, in doing so, keep RTO Acquiror informed in a timely manner as to the status of the proceedings or other actions related to obtaining the Key Regulatory Approvals, including (i) providing RTO Acquiror with copies of all related applications and notifications, in draft form, in order for RTO Acquiror to provide its comments thereon, and Meta shall consult with the RTO Acquiror on any comments provided in good faith; (ii) promptly furnishing to RTO Acquiror copies of notices or other formal communications received by Meta from, or given by Meta to, any Governmental Entity (including any Securities Authority) with respect to the transactions contemplated by this Agreement or otherwise; (iii) not making any commitments, providing any undertakings or assuming any obligations, in each case, that are outside the ordinary course of business, without the prior written consent of RTO Acquiror; and (iv) subject to applicable Law, Meta shall, to the extent reasonably practicable, provide RTO Acquiror and its counsel with the opportunity to participate in any substantive meeting, teleconference or other material communication with any Governmental Entity in respect of any filing, investigation or other inquiry in connection with the Key Regulatory Approvals;

(b)

use all commercially reasonable efforts to satisfy all conditions precedent in this Agreement in its power to satisfy and take all steps set forth in the Interim Order and Final Order applicable to it and comply promptly with all requirements which applicable Law may impose on Meta with respect to the Arrangement or the other transactions contemplated by this Agreement and including effecting all necessary registrations, filings and submissions of information requested by Governmental Entities required to be effected by Meta or its subsidiaries in connection with the Arrangement and cooperating with RTO Acquiror in connection with its performance of its obligations hereunder;

(c)

use all commercially reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings against Meta challenging or affecting this Agreement or the consummation of the transactions contemplated hereby and use all commercially reasonable efforts to have lifted or rescinded any injunction or restraining order or other order relating to Meta which may materially impede the ability of the Parties to consummate the Arrangement or the other transactions contemplated by this Agreement;

(d)

use all commercially reasonable efforts to obtain, and to assist RTO Acquiror with respect to obtaining, as applicable, all consents, waivers or approvals required under all Material Contracts, including waivers required in connection with any change of control provisions contained in any Material Contracts;

(e)

cooperate with RTO Acquiror and use all commercially reasonable efforts to take, or cause to be taken, all actions and do or cause to be done all things reasonably necessary, proper or advisable on its part under applicable Law and the policies of the CSE to enable the delisting by Meta of the Meta Shares from the CSE as soon as reasonably practicable (and in any event in compliance with applicable Law) after the Effective Date;

(f)

use its commercially reasonable efforts to ensure that the Section 3(a)(10) Exemption is available for the issuance of RTO Acquiror Shares to the Meta Shareholders in exchange for their Meta Shares and the issuance of the RTO Acquiror Replacement Options to Meta Optionholders in exchange for their Meta Options pursuant to the Plan of Arrangement;

(g)

until the earlier of the Effective Time and termination of this Agreement in accordance with its terms, Meta shall, to the extent not precluded by applicable Law, promptly notify RTO Acquiror, in writing, and promptly provide copies of any related documentation received, when Meta has knowledge of:

(i)

any notice or other communication from any Person alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such Person (or other Person) is or may be required in connection with this Agreement or the Arrangement;

(ii)	any notice or other communication from any Governmental Entity in connection with the Arrangement or this Agreement;

(iii)	any matter that has resulted in, or is reasonably likely to result in, a condition set forth in Section 6.1 or 6.2 not being satisfied;

(iv)	the failure of Meta to perform any obligations to be performed by it under this Agreement such that any conditions set forth in Section 6.1 or 6.2 would not be satisfied; or

(v)

any filings, actions, suits, claims, investigations or proceedings commenced or, to the knowledge of Meta, threatened orally or in writing against, or, in respect of any filings, actions, suits, claims, investigations or proceedings existing as at the date hereof, if any additional filings, actions, suits, claims, investigations or proceedings are made or threatened orally or in writing, in each case relating to or involving or otherwise affecting Meta, its subsidiaries or any of their respective assets that would reasonably be expected to be material to Meta and its subsidiaries, taken as a whole; and

(h)

not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or not taken, which is inconsistent with this Agreement or which would reasonably be expected to, individually or in the aggregate, prevent, materially delay or otherwise materially impede the consummation of the Arrangement.

5.2	Covenants of RTO Acquiror, Canco and Callco Relating to the Arrangement

Except such actions as are expressly permitted pursuant to any other term of this Agreement, RTO Acquiror, Canco and Callco shall, on a joint and several basis, perform all obligations required to be performed by RTO Acquiror, Canco and Callco under this Agreement, co-operate with Meta in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the Arrangement and the other transactions contemplated in this Agreement and, without limiting the generality of the foregoing, RTO Acquiror, Canco and Callco shall:

(a)

apply for and use all commercially reasonable efforts in co-operation with Meta to obtain all Key Regulatory Approvals and, in doing so, keep Meta informed in a timely manner as to the status of the proceedings or other actions related to obtaining the Key Regulatory Approvals, including (i) providing Meta with copies of all related applications and notifications, in draft form, in order for Meta to provide its comments thereon, and RTO Acquiror, Canco and Callco shall consult with the Meta on any comments provided in good faith; (ii) promptly furnishing to Meta copies of notices or other formal communications received by RTO Acquiror, Canco and/or Callco from, or given by RTO Acquiror, Canco or Callco to, any Governmental Entity (including any Securities Authority) with respect to the transactions contemplated by this Agreement or otherwise; (iii) not making any commitments, providing any undertakings or assuming any obligations, in each case, that are outside the ordinary course of business, without the prior written consent of Meta; and (iv) subject to applicable Law, each of RTO Acquiror, Canco and Callco shall, to the extent reasonably practicable, provide Meta and its counsel with the opportunity to participate in any substantive meeting, teleconference or other material communication with any Governmental Entity in respect of any filing, investigation or other inquiry in connection with the Key Regulatory Approvals;

(b)	use all commercially reasonable efforts to satisfy all conditions precedent in this Agreement in its power to satisfy and comply promptly with all requirements which applicable Law may impose on

RTO Acquiror, Canco and Callco with respect to the Arrangement or the other transactions contemplated by this Agreement and including effecting all necessary registrations, filings and submissions of information requested by Governmental Entities required to be effected by RTO Acquiror, Canco, Callco or any of their subsidiaries in connection with the Arrangement and cooperating with Meta in connection with its performance of its obligations hereunder;

(c)

use all commercially reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings against RTO Acquiror, Canco and/or Callco challenging or affecting this Agreement or the consummation of the transactions contemplated hereby and use all commercially reasonable efforts to have lifted or rescinded any injunction or restraining order or other order relating to RTO Acquiror, Canco and/or Callco which may materially impede the ability of the Parties to consummate the Arrangement or the other transactions contemplated by this Agreement;

(d)

use all commercially reasonable efforts to obtain, and to assist Meta with respect to obtaining, as applicable, all consents, waivers or approvals required under all Material Contracts, including waivers required in connection with any change of control provisions contained in any Material Contracts;

(e)

use all commercially reasonable efforts to take, or cause to be taken, all actions and do or cause to be done all things reasonably necessary, proper or advisable on its part under applicable Law and the policies of NASDAQ to enable the listing on NASDAQ by RTO Acquiror of the RTO Acquiror Shares on the Effective Date;

(f)

use its commercially reasonable efforts to ensure that the Section 3(a)(10) Exemption is available for the issuance of RTO Acquiror Shares to the Meta Shareholders in exchange for their Meta Shares and the issuance of the RTO Acquiror Replacement Options to Meta Optionholders in exchange for their Meta Options pursuant to the Plan of Arrangement;

(g)

until the earlier of the Effective Time and termination of this Agreement in accordance with its terms, subject to applicable Law, make available and cause to be made available to Meta, and its Representatives, information reasonably requested by Meta for the purposes of preparing, considering and implementing integration and strategic plans for the acquisition by RTO Acquiror of Meta following the Effective Date; and

(h)

until the earlier of the Effective Time and termination of this Agreement in accordance with its terms, RTO Acquiror, Canco and Callco shall, to the extent not precluded by applicable Law, promptly notify Meta, in writing, and promptly provide copies of any related documentation received, when RTO Acquiror has knowledge of:

(i)

any notice or other communication from any Person alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such Person (or other Person) is or may be required in connection with this Agreement or the Arrangement;

(ii)	any notice or other communication from any Governmental Entity in connection with the Arrangement or this Agreement;

(iii)	any matter that has resulted in, or is reasonably likely to result in, a condition set forth in Section 6.1 or Section 6.3 not being satisfied;

(iv)

the failure of RTO Acquiror, Canco or Callco to perform any obligations to be performed by it under this Agreement such that any conditions set forth in Section 6.1 or Section 6.3 would not be satisfied; or

(v)

any filing, actions, suits, claims, investigations or proceedings commenced or, to the knowledge of RTO Acquiror, Canco or Callco, threatened orally or in writing against, or, in respect of any filing, actions, suits, claims, investigations or proceedings existing as at the date hereof, if any additional filing, actions, suits, claims, investigations or proceedings are made or threatened orally or in writing, in each case relating to or involving or otherwise affecting RTO Acquiror, its subsidiaries (including Canco and Callco) or any of their respective assets that would reasonably be expected to be material to RTO Acquiror and its subsidiaries (including Canco and Callco), taken as a whole; and

(i)

not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or not taken, which is inconsistent with this Agreement or which would reasonably be expected to, individually or in the aggregate, prevent, materially delay or otherwise materially impede the consummation of the Arrangement.

5.3	Covenants of RTO Acquiror, Canco and Callco Relating to the Conduct of RTO Acquiror Business

(a)

RTO Acquiror, Canco and Callco jointly and severally covenant and agree, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, except (i) with the prior written consent of Meta (which consent may not be unreasonably withheld, conditioned or delayed), (ii) as required or expressly permitted by this Agreement, or (iii) as required by applicable Law or a Governmental Entity, RTO Acquiror shall, and shall cause the other members of the RTO Acquiror Group to:

(i)

conduct its business in the ordinary course in all material respects and in accordance with applicable Laws and consistent with past practice, and use commercially reasonable efforts to maintain and preserve in all material respects its and its subsidiaries’ present business organization, assets (including associated intellectual property), goodwill, employment relationships and material business relationships suppliers, distributors, employees, consultants, customers and other Persons with which RTO Acquiror or any of its subsidiaries have business relations, subject to the Sale:

(ii)

use all commercially reasonable efforts to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse before the Outside Date, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

(iii)

promptly notify Meta orally and in writing upon becoming aware of any circumstance or development that, to the knowledge of RTO Acquiror, would, or would reasonably be expected to, constitute or result in an RTO Acquiror Material Adverse Effect; and

(iv)

use all commercially reasonable efforts to enter into a definitive agreement and consummate the Sale of the RTO Acquiror Business as further described in Section 2.14; but shall not distribute, use or in any other way divulge of the proceeds of such transaction other than explicitly set forth in the RTO Acquiror Certificate of Designation.

(b)

RTO Acquiror covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, except (i) with the prior written consent of RTO Acquiror (which consent may not be unreasonably withheld, conditioned or delayed), (ii) as required or expressly permitted by this Agreement, or (iii) as required by applicable Law or a Governmental Entity, it shall not, and shall cause the other members of the RTO Acquiror Group not to:

(i)

issue, deliver, sell, pledge, lease, dispose of or encumber, or agree or offer to issue, deliver sell, pledge, lease, dispose of or encumber, any RTO Acquiror Shares or securities of its subsidiaries (including Canco and Callco), or any securities convertible, exchangeable or exercisable into or for RTO Acquiror Shares or securities of its subsidiaries (including Canco and Callco), or any options, warrants, stock appreciation rights, phantom stock awards or other rights or equity-based or convertible securities that are linked to the price or value of the RTO Acquiror Shares or securities of the RTO Acquiror subsidiaries (other than pursuant to the exercise, in accordance with their respective terms, of convertible or exercisable securities of RTO Acquiror outstanding on the date hereof) or amend, extend or terminate, or agree to amend, extend or terminate, any of the terms of, or agreements governing, any of the outstanding options, warrants or other convertible securities of RTO Acquiror or its subsidiaries; provided, that RTO Acquiror shall be permitted to raise up to $5,000,000 of equity and/or debt financing for working capital purposes prior to the Effective Time (which shall include the Spin-Off Cost Reserve Amount), so long as the RTO Acquiror shares that are issued (or would be issued upon conversion, exchange or exercise of any other equity security) in any such financing are taken into account in the calculation of the Exchange Ratio, such that the Consideration to be received by the Meta Shareholders is not diluted by any RTO Acquiror Shares issued or issuable in connection with any such financing;

(ii)

amend or propose to amend its articles of incorporation or by-laws or other constating documents or the terms of any of its securities; reduce its stated capital; or split, consolidate, subdivide or reclassify, or propose to split, consolidate, subdivide or reclassify, any of the RTO Acquiror Shares or undertake or propose to undertake any other capital reorganization or change in or exchange of RTO Acquiror Shares, any other of its securities or its share capital;

(iii)

declare, set aside or pay any dividend or other distribution or payment (whether in cash, securities or property or any combination thereof) in respect of the RTO Acquiror Shares or any other securities of RTO Acquiror, redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any outstanding securities of RTO Acquiror, adopt a plan of liquidation or resolution providing for the complete or partial liquidation, winding-up, dissolution, merger, consolidation, restructuring, recapitalization, or sale of all or substantially all of the assets of RTO Acquiror or any of its subsidiaries (including Canco and Callco), or enter into any agreement with respect to any of the foregoing;

(iv)

except with respect to inter-company transfers between RTO Acquiror and its subsidiaries, sell, pledge, lease, transfer, dispose of or encumber any assets, rights or properties of RTO Acquiror or any of its subsidiaries, other than in the ordinary course of business consistent with past practice;

(v)

acquire or agree to acquire (by merger, amalgamation, arrangement, acquisition of shares or assets or otherwise) any Person or division or business unit thereof, or incorporate or form, or agree to incorporate or form, any Person or make or agree to make any investment either by purchase of shares or securities, contributions of capital, property transfer or purchase of, any property or assets of any other Person;

(vi)

make any material change to its RTO Acquiror Business or enter into enter into any Contract that, if entered into prior to the date hereof, would be a Material Contract of RTO Acquiror, other than in the ordinary course of business consistent with past practice;

(vii)	enter into or agree to the terms of any joint venture, strategic alliance, partnership, or similar agreement, arrangement or relationship;

(viii)

except as permitted pursuant to 2.21(b)(i), incur, create, assume or otherwise become liable for, any indebtedness for borrowed money, other than in respect of trade payables, which trade payables in no event will exceed $3,000,000 in the aggregate, unless otherwise consented to by Meta acting reasonably;

(ix)	assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligation of any other Person; make any loans, capital contribution, investments or advances;

(x)	pay, discharge or satisfy any material claims, liabilities or obligations of RTO Acquiror or any of its subsidiaries other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against in RTO Acquiror Financial Statements or incurred in the ordinary course of business consistent with past practice;

(xi)

waive, release, grant or transfer any material rights, claims or benefits under, or otherwise modify or change, any existing Material Contract, Authorization or Permit of RTO Acquiror or its subsidiaries, other than in the ordinary course of business consistent with past practice or as required by applicable Law or the terms of any such Material Contract, Authorization or Permit;

(xii)

enter into or modify (or make a promise regarding entering into or modifying) any Employee Plan or any employment, consulting, severance or similar agreements or arrangements with, or grant any bonuses, salary or fee increases, severance or termination pay to, any officers, directors, employees or consultants provided, however, that it is acknowledged and agreed that RTO Acquiror will abide by the terms and conditions of any Employee Plan and any employment agreements and consulting agreements in effect on the date of this Agreement, including with respect to the payments of any severance amounts or change of control payments, if applicable;

(xiii)	enter into any collective bargaining or similar agreement;

(xiv)	enter into or adopt any shareholder rights plan or similar agreement or arrangement;

(xv)

take any action or fail to take any action which action or failure to act would result in the material loss, expiration or surrender of, or the loss of any material benefit under, or reasonably be expected to cause any Governmental Entities to institute proceedings for the suspension, revocation or limitation of rights under, any Authorizations or Permits;

(xvi)

make, revoke or change any Tax election; amend any previously filed Tax Return except as may be required by applicable Law; file any Tax Return inconsistent with past practice; settle or compromise any Liability for Taxes; agree to an extension or waiver of the limitation period with respect to the assessment, reassessment, or determination of Taxes; enter into any closing agreement with respect to any Tax; surrender any right to claim a material Tax refund; change an annual accounting period; adopt or change any accounting method with respect to Taxes; or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment unless, in each case, such action is required by Law;

(xvii)	amend its accounting policies or adopt new accounting policies, except as may be required by applicable Law or US GAAP;

(xviii)	make any capital expenditures;

(xix)

waive, release, settle, agree to settle or compromise any pending or threatened suit, action, claim, arbitration, mediation, inquiry, proceeding or investigation against RTO Acquiror or any of its subsidiaries;

(xx)

engage in any transaction with any related parties, other than (A) transactions with subsidiaries and under employment agreements in the ordinary course of business consistent with past practice and (B) transactions permitted pursuant to the provisions set forth in clause (i);

(xxi)

grant, modify, sell, lease, license, sublicense, covenant not to assert, abandon, allow to lapse, assign, transfer, or otherwise dispose of or terminate any rights in any Intellectual Property of RTO Acquiror or its subsidiaries or enter into any agreement relating to Intellectual Property or do or omit to do anything to jeopardize the validity or enforceability thereof, including the non-payment of any application, search, maintenance or other official fees; or disclosing any trade secrets to any other Person (except pursuant to sufficiently protective non-disclosure agreements);

(xxii)	take any action that would cause a violation by any Person of economic sanctions or export controls;

(xxiii)

take any action or fail to take any action that prevents, or materially delays, impedes or interferes with, or that would reasonably be expected to prevent or materially delay, impede or interfere with, the ability of the Parties to consummate the transactions contemplated by this Agreement or the Arrangement;

(xxiv)

enter into any transaction or perform any act that would render, or would reasonably be expected to render any representations and warranties made by RTO Acquiror, Canco and Callco set forth in this Agreement untrue or inaccurate in any respect; or

(xxv)

announce an intention, authorize or propose, or enter into or modify any Contract, agreement, commitment or arrangement, to do any of the matters prohibited by the foregoing provisions of this Section 5.3.

5.4	Covenants of Meta Relating to the Conduct of Meta Business

(a)

Meta covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, except (i) with the prior written consent of RTO Acquiror (which consent may not be unreasonably withheld, conditioned or delayed), (ii) as required or expressly permitted by this Agreement, or (iii) as required by applicable Law or a Governmental Entity, Meta shall, and shall cause each of its subsidiaries to:

(i)

conduct its business in the ordinary course in all material respects and in accordance with applicable Laws, and use commercially reasonable efforts to maintain and preserve in all material respects its business organization, assets, goodwill, employment relationships and business relationships with other Persons with which Meta or any of its subsidiaries have business relations: and

(ii)

promptly notify RTO Acquiror orally and in writing upon becoming aware of any circumstance or development that, to the knowledge of Meta, would, or would reasonably be expected to, constitute or result in a Meta Material Adverse Effect.

(b)

Meta covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, except (i) with the prior written consent of RTO Acquiror (which consent may not be unreasonably withheld, conditioned or delayed), (ii) as required or expressly permitted by this Agreement, or (iii) as required by applicable Law or a Governmental Entity, Meta shall not:

(i)

issue, deliver, sell, pledge, lease, dispose of or encumber, or agree or offer to issue, deliver sell, pledge, lease, dispose of or encumber, any Meta Shares or securities of its subsidiaries, or any securities convertible, exchangeable or exercisable into or for Meta Shares or securities of its subsidiaries, or any options, warrants, stock appreciation rights, phantom stock awards or other rights or equity-based or convertible securities that are linked to the price or value of the Meta Shares or securities of the Meta subsidiaries (other than pursuant to the exercise, in accordance with their respective terms, of convertible or exercisable securities of Meta outstanding on the date hereof) or amend, extend or terminate, or agree to amend, extend or terminate, any of the terms of, or agreements governing, any of the outstanding options, warrants or other convertible securities of Meta or its subsidiaries;

(ii)

amend or propose to amend its articles of incorporation or by-laws or other constating documents or the terms of any of its securities; reduce its stated capital; or split, consolidate, subdivide or reclassify, or propose to split, consolidate, subdivide or reclassify, any of the Meta Shares or undertake or propose to undertake any other capital reorganization or change in or exchange of Meta Shares, any other of its securities or its share capital;

(iii)	adopt a plan of liquidation or resolution providing for the complete or partial liquidation, winding-up, dissolution, merger, consolidation, restructuring, recapitalization, or sale of all or substantially all of the assets of Meta or any of its subsidiaries, or enter into any agreement with respect to any of the foregoing;

(iv)

except with respect to inter-company transfers between Meta and its subsidiaries, sell, pledge, lease, transfer, dispose of or encumber any assets, rights or properties of Meta or any of its subsidiaries, except in the ordinary course of business consistent with past practice;

(v)

except as set out in Schedule C(jj) of the Meta Disclosure Letter, acquire or agree to acquire (by merger, amalgamation, arrangement, acquisition of shares or assets or otherwise) any Person or division or business unit thereof, or make or agree to make any investment either by purchase of shares or securities, contributions of capital, property transfer or purchase of, any property or assets of any other Person;

(vi)	make any material change to its Meta Business;

(vii)	incur, create, assume or otherwise become liable for, any indebtedness for borrowed money, other than in the ordinary course of business consistent with past practice;

(viii)	enter into or adopt any shareholder rights plan or similar agreement or arrangement;

(ix)

make, revoke or change any Tax election; amend any previously filed Tax Return except as may be required by applicable Law; file any Tax Return inconsistent with past practice; settle or compromise any Liability for Taxes; agree to an extension or waiver of the limitation period with respect to the assessment, reassessment, or determination of Taxes; enter into any closing agreement with respect to any Tax; surrender any right to claim a material Tax refund; change an annual accounting period; adopt or change any accounting method with respect to Taxes; or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment unless, in each case, such action is required by Law;

(x)	subject to changes as a result of the transactions in this Agreement, amend its accounting policies or adopt new accounting policies, except as may be required by applicable Law or IFRS;

(xi)

omit to do anything to jeopardize the validity or enforceability of Intellectual Property of Meta or its subsidiaries, including the non-payment of any application, search, maintenance or other official fees; or disclosing any trade secrets to any other person (except pursuant to sufficiently protective non-disclosure agreements);

(xii)	take any action that would cause a violation by any Person of economic sanctions or export controls;

(xiii)

take any action or fail to take any action that prevents, or materially delays, impedes or interferes with, or that would reasonably be expected to prevent or materially delay, impede or interfere with, the ability of the Parties to consummate the transactions contemplated by this Agreement or the Arrangement;

(xiv)

take any action or fail to take any action which action or failure to act would result in the material loss, expiration or surrender of, or the loss of any material benefit under, or reasonably be expected to cause any Governmental Entities to institute proceedings for the suspension, revocation or limitation of rights under, any Authorizations or Permits;

(xv)

enter into any transaction or perform any act that would render, or would reasonably be expected to render any representations and warranties made by Meta set forth in this Agreement untrue or inaccurate in any respect; or

(xvi)

announce an intention, authorize or propose, or enter into or modify any Contract, agreement, commitment or arrangement, to do any of the matters prohibited by the foregoing provisions of this Section 5.4.

ARTICLE 6

CONDITIONS

6.1	Mutual Conditions Precedent

The obligations of the Parties to complete the Arrangement are subject to the fulfillment of each of the following conditions precedent on or before the Effective Time or the waiver by each of Meta and RTO Acquiror to the extent permitted by applicable Law and without prejudice to their right to rely on the fulfilment of any other of such conditions:

(a)

the Interim Order having been granted on terms consistent with this Agreement and the Interim Order not having been set aside or modified in a manner unacceptable to either Party, acting reasonably, on appeal or otherwise;

(b)	the Meta Arrangement Resolution having been passed by the Meta Shareholders in accordance with the Interim Order;

(c)

the Final Order having been granted on terms consistent with this Agreement and the Final Order not having been set aside or modified in a manner unacceptable to either Party, acting reasonably, on appeal or otherwise;

(d)	the RTO Acquiror Shareholder Approval Matters having been approved by the RTO Acquiror Shareholders in accordance with applicable Laws;

(e)

there shall have been no action taken under any applicable Law or by any Governmental Entity of competent jurisdiction which make it illegal or otherwise directly or indirectly restrains, enjoins or prohibits the completion of the Arrangement;

(f)	this Agreement shall not have been terminated in accordance with its terms;

(g)

(i) the existing RTO Acquiror Shares have been continually listed on NASDAQ as of and from the date of this Agreement through the Effective Time and (ii) the RTO Acquiror Shares to be issued in the transaction pursuant to this Agreement shall have been approved for listing (subject to official notice of issuance) on NASDAQ as of the Effective Time; and

(h)

the Key Regulatory Approvals shall have been obtained on terms acceptable to RTO Acquiror and Meta, each acting reasonably, and each such Key Regulatory Approval is in full force and effect and has not been modified;

(i)	holders of no more than ten percent (10%) of the Meta Shares shall have exercised, and at the date of the Meta Meeting, have not withdrawn, Dissent Rights;

(j)

the RTO Acquiror Certificate of Designation has been filed with the relevant state authority and constitutes a valid RTO Acquiror Certificate of Designation under applicable Laws and has not been rescinded or amended in any way;

(k)

the holders of the debt instruments set forth in Schedule 6.3(n) of the Meta Disclosure Letter shall have, by written instrument in form and substance reasonably satisfactory to Meta, consented to the Arrangement and, in the case of any debt that is convertible into Meta Shares, agreed that following the Effective Time such debt shall be convertible into either Exchangeable Shares or RTO Acquiror Shares on the basis of the existing conversion price as adjusted by the Exchange Ratio; and

(l)	BDC Capital Inc. will have consented to the Arrangement by written instrument in form and substance reasonably satisfactory to Meta and RTO Acquiror; and

(m)	prior to or at the Effective Time, Lock-Up Agreements shall have been entered into with such Meta Supporting Shareholders as Meta shall determine and as reasonably agreed to by RTO Acquiror.

6.2	Additional Conditions Precedent in Favour of RTO Acquiror, Canco and Callco

The obligation of RTO Acquiror, Canco and Callco to complete the Arrangement is subject to the fulfillment of each of the following additional conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of RTO Acquiror, Canco and Callco and may be waived by RTO Acquiror):

(a)

all covenants of Meta under this Agreement to be performed on or before the Effective Time which have not been waived by RTO Acquiror shall have been duly performed by Meta in all material respects and RTO Acquiror shall have received a certificate of Meta addressed to RTO Acquiror and dated the Effective Date, signed on behalf of Meta by two of its senior executive officers (on Meta’s behalf and without personal liability), confirming the same as of the Effective Time;

(b)

the representations and warranties of Meta set forth in this Agreement shall have been true and correct in all respects as of the date of this Agreement, and shall be true and correct in all respects as of the Effective Time as if made as of the Effective Time (except, in each case, for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where any failure or failures of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Meta Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality, Meta Material Adverse Effect and similar qualifiers set forth in such representations and warranties shall be disregarded), and RTO Acquiror shall have received a certificate of Meta addressed to RTO Acquiror and dated the Effective Date, signed on behalf of Meta by two senior executive officers of Meta (on Meta’s behalf and without personal liability), confirming the same as at the Effective Time;

(c)

there shall not have occurred a Meta Material Adverse Effect on or prior to the date hereof which is continuing and since the date of this Agreement, there shall not have occurred a Meta Material Adverse Effect, and RTO Acquiror shall have received a certificate signed on behalf of Meta by two senior executive officers of Meta (on Meta’s behalf and without personal liability) to such effect; and

(d)

all covenants of the Meta Supporting Shareholders under the Meta Voting Agreement to be performed on or before the Effective Time which have not been waived by RTO Acquiror shall have been duly performed by the parties thereto (other than RTO Acquiror) in all respects.

The foregoing conditions will be for the sole benefit of RTO Acquiror, Canco and Callco and may be waived by the RTO Acquiror in whole or in part at any time in its sole discretion.

6.3	Additional Conditions Precedent in Favour of Meta

The obligation of Meta to complete the Arrangement is subject to the fulfillment of each of the following additional conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of Meta and may be waived by Meta):

(a)

all covenants of RTO Acquiror, Canco and Callco under this Agreement to be performed on or before the Effective Time which have not been waived by Meta shall have been duly performed by RTO Acquiror, Canco and Callco in all material respects and Meta shall have received a certificate of RTO Acquiror, Canco and Callco addressed to Meta and dated the Effective Date, signed on behalf of RTO Acquiror, Canco and Callco by two of its senior executive officers (on RTO Acquiror’s, Canco’s and Callco’s behalf and without personal liability), confirming the same as of the Effective Time;

(b)

the representations and warranties of RTO Acquiror, Canco and Callco set forth in this Agreement, shall have been true and correct in all respects as of the date of this Agreement, and shall be true and correct in all respects as of the Effective Time as if made as of the Effective Time (except, in each case, for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where any failure or failures of such representations and warranties to be so true and correct would not have, individually or in the aggregate, an RTO Acquiror

Material Adverse Effect (it being understood that for purposes of determining the accuracy of such representations and warranties, all materiality, RTO Acquiror Material Adverse Effect and similar qualifiers set forth in such representations and warranties shall be disregarded), and Meta shall have received a certificate of RTO Acquiror, Canco and Callco addressed to Meta and dated the Effective Date, signed on behalf of RTO Acquiror, Canco and Callco by two senior executive officers of RTO Acquiror, Canco and Callco (on RTO Acquiror’s, Canco’s and Callco’s behalf and without personal liability), confirming the same as at the Effective Time;

(c)

all covenants of the RTO Acquiror Supporting Shareholders under the RTO Acquiror Voting Agreement to be performed on or before the Effective Time which have not been waived by Meta shall have been duly performed by the parties thereto (other than Meta) in all respects;

(d)	the Special Voting Share shall have been created and issued as a share in the capital of RTO Acquiror at or prior to the Effective Time;

(e)	each of the Support Agreement and the Voting and Exchange Trust Agreement shall have been duly executed by the parties thereto at or prior to the Effective Time;

(f)

prior to the Effective Time, all debt of RTO Acquiror (including, for the avoidance of doubt, any debt issued pursuant to 5.3(b)(i) shall have been converted into RTO Acquiror Shares or repaid in full, provided that if the senior secured debt of RTO Acquiror held by The David A. Straz, Jr. Foundation and by The David A. Straz, Jr. Irrevocable Trust DTD 11/11/1986, has not been so converted or repaid, then prior to the Effective Time the terms of such debt shall have been modified such that the debtholders sole recourse in respect thereof shall be against the assets of the RTO Acquiror Business, and any documents or agreements entered to achieve such results shall be in form and substance acceptable to Meta (and in any event the holders of such senior secured debt shall have consented to the consummation of the transactions contemplated by this Agreement);

(g)

the distribution of the RTO Acquiror Shares and the Exchangeable Shares pursuant to the Arrangement, and the first trade of the RTO Acquiror Shares, shall be exempt from the prospectus and registration requirements of applicable Law either by virtue of exemptive relief from the applicable Securities Authorities or by virtue of applicable exemptions under applicable Law and shall not be subject to resale restrictions under applicable Law;

(h)

the RTO Acquiror Shares, issuable to Meta Shareholders pursuant to the Arrangement (including pursuant to the exchange of the Exchangeable Shares), shall have been approved for listing on the NASDAQ, subject to official notice of issuance;

(i)	RTO Acquiror and Canco shall have complied with its obligations under Section 2.9 and the Depositary shall have confirmed receipt of the aggregate Consideration contemplated thereby;

(j)	the Parties shall have consummated the Pre-Closing Financing (or such Pre-Closing Financing shall close at the Effective Time by its terms); and

(k)

any accrued fees, costs, expenses, liabilities, or other owed payments (including, but not limited to any costs arising from insurance, change of control payments, severance, settlements, legal fees, indemnification, investigations, advisor fees, compensation, benefits, employment, or otherwise, but excluding any debt) of RTO Acquiror shall have been paid at or prior to the Effective Time (using funds other than the funds raised from the Pre-Closing Financing and the Spin-Off Cost Reserve Amount), or RTO Acquiror shall have (i) cash on hand at the Effective Time that is reasonably sufficient to pay such amounts as and when they become due and payable (excluding funds raised from the Pre-Closing Financing and the Spin-Off Cost Reserve Amount) and (ii) the Spin-Off Cost Reserve Amount, and RTO Acquiror shall provide any reasonably requested supporting documentation and evidence to Meta, upon Meta’s written request. For the avoidance of doubt, such funds for the aforementioned (i) and (ii) shall be dilutive exclusively to the RTO Acquiror Shareholders.

The foregoing conditions will be for the sole benefit of Meta and may be waived by Meta in whole or in part at any time in its sole discretion.

6.4	Notice and Cure Provisions

(a)

Each Party will give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the earlier to occur of the termination of this Agreement and the Effective Time, of any event or state of facts which occurrence or failure would, or would be likely to:

(i)	cause any of the representations or warranties of any Party contained herein to be untrue or inaccurate in any material respect on the date hereof or at the Effective Time; or

(ii)	result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by any Party hereunder prior to the Effective Time.

(b)

Notice provided under this Section 6.4 will not affect the representations, warranties, covenants, agreements or obligations of the Parties (or remedies with respect thereto) or the conditions to the obligations of the Parties under this Agreement.

(c)

RTO Acquiror may not exercise its rights to terminate this Agreement pursuant to Subsection 8.2(a)(iii)C and Meta may not exercise its right to terminate this Agreement pursuant to Subsection 8.2(a)(iv)A unless the Party intending to rely thereon has delivered a written notice to the other Party specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Party delivering such notice is asserting as the basis for the non-fulfilment or the applicable condition or termination right, as the case may be. If any such notice is delivered, provided that a Party is proceeding diligently to cure such matter and such matter is capable of being cured prior to the Outside Date, no Party may terminate this Agreement until the expiration of a period of ten (10) Business Days from such notice, and then only if such matter has not been cured by such date. If such notice has been delivered less than ten (10) Business Days prior to the making of the application for the Final Order, such application and such filing shall be postponed until the expiry of such period. For greater certainty, in the event that such matter is cured within the time period referred to herein without having an RTO Acquiror Material Adverse Effect or a Meta Material Adverse Effect, as the case may be, this Agreement may not be terminated as a result of the cured breach.

6.5	Satisfaction of Conditions

Other than as set forth in this section, the conditions precedent set out in Section 6.1, Section 6.2 and Section 6.3 shall be conclusively deemed to have been satisfied, waived or released when the Certificate of Arrangement is issued by the Director following filing of the Articles of Arrangement with the consent of the Parties in accordance with the terms of this Agreement. Meta hereby agrees not to waive or amend the condition set forth in Section 6.1(l).

ARTICLE 7

ADDITIONAL COVENANTS

7.1	Covenant Regarding Non-Solicitation

Each Party shall, and shall direct and cause its Representatives to immediately, cease and cause to be terminated any solicitation, encouragement, activity, discussion or negotiation with any parties that may be ongoing with respect to an Acquisition Proposal involving such Party whether or not initiated by such Party, discontinue access to any parties (other than a Party to this Agreement and its Representatives) to any dataroom that contains information regarding the Meta Group or the RTO Acquiror Group (as applicable), and to the extent such Party entered into a confidentiality agreement with any such parties, such Party shall request the return of information regarding the Meta Group or the RTO Acquiror Group (as applicable) previously provided to such parties and shall request the destruction of all materials including or incorporating any confidential information regarding the Meta Group or the RTO Acquiror Group (as applicable) pursuant to any such confidentiality agreement. Each Party represents and warrants that it has not, and agrees not to, release or permit the release of any Person from, or waive or forbear in the enforcement of, any confidentiality agreement or other similar agreement relating to a potential Acquisition Proposal involving such Party to which such third party is a party. Each Party further represents and warrants that it has not, and agrees not to, release or permit the release of any Person from, or waive or forbear in the enforcement of, any standstill or similar agreement or obligation to which such third party is a party or by which such third party is bound.

7.2	Covenant Regarding Acquisition Proposals

(a)	Each Party agrees that it shall not, and shall cause its Representatives (including the Meta Board or the RTO Acquiror Board, as applicable) not to, directly or indirectly:

(i)

make, solicit, initiate, entertain, knowingly encourage, promote or facilitate, (including by way of furnishing non-public information, permitting any visit to its facilities or properties or entering into any form of agreement, arrangement or understanding) any inquiries or offers or the making of any proposals regarding or that would reasonably be expected to constitute an Acquisition Proposal involving such Party or that would be reasonably be expected to lead to an actual or potential Acquisition Proposal involving such Party;

(ii)

participate, directly or indirectly, in any discussions or negotiations regarding, or furnish to any Person any non-public information or otherwise co-operate with, respond to, assist or participate in any Acquisition Proposal involving such Party or potential Acquisition Proposal involving such Party or participate in any discussions or negotiations regarding an actual or potential Acquisition Proposal involving such Party, or furnish any information or access to any Person (other than a Party to this Agreement and its Representatives) with respect to any inquiries, proposals or offers that constitute, or that would reasonably be expected to lead to, an actual or potential Acquisition Proposal involving such Party;

(iii)

remain neutral with respect to, or agree to, approve or recommend any, Acquisition Proposal involving such Party or potential Acquisition Proposal involving such Party (it being understood that publicly taking no position or a neutral position with respect to an Acquisition Proposal involving such Party for two (2) Business Days following formal announcement of such Acquisition Proposal shall not be considered to be a violation of this Subsection 7.2(a)(iii)); or

(iv)

enter into any agreement, arrangement or understanding related to any Acquisition Proposal involving such Party (other than an Acceptable Confidentiality Agreement) or requiring it to abandon, terminate or fail to consummate the Arrangement or the transactions contemplated by this Agreement or providing for the payment of any break, termination or other fees or expenses to any Person in the event that the Arrangement or the transactions contemplated by this Agreement are completed or in the event that it completes any other transaction with the other Party or Parties or with an affiliate of the other Party or Parties that is agreed to prior to any termination of this Agreement (any such agreement, arrangement or understanding, an “Alternative Acquisition Agreement”); or

(v)	make a Change in Recommendation.

(b)

Meta shall promptly (and in any event within 24 hours) notify RTO Acquiror, at first orally and then in writing, of any proposals, offers or inquiries relating to or constituting or that would reasonably be expected to lead to an Acquisition Proposal involving Meta or any request for non-public information relating to Meta or any of its subsidiaries. Such notice shall include a description of the terms and conditions of any proposal, inquiry or offer, the identity of the Person making such proposal, inquiry or offer, a copy of the proposal, offer or inquiry (if written), and provide such other details of the proposal, inquiry or offer as RTO Acquiror may reasonably request. Meta shall keep RTO Acquiror fully informed on a prompt basis of the status, including any change to the material terms, of any such proposal, inquiry or offer.

(c)

RTO Acquiror, Canco and Callco shall promptly (and in any event within 24 hours) notify Meta, at first orally and then in writing, of any proposals, offers or inquiries relating to or constituting or that would reasonably be expected to lead to an Acquisition Proposal involving RTO Acquiror, Canco and Callco or any request for non-public information relating to RTO Acquiror or any of its subsidiaries (including Canco and Callco). Such notice shall include a description of the terms and conditions of any proposal, inquiry or offer, the identity of the Person making such proposal, inquiry or offer, a copy of the proposal, offer or inquiry (if written), and provide such other details of the proposal, inquiry or offer as Meta may reasonably request. RTO Acquiror shall keep Meta fully informed on a prompt basis of the status, including any change to the material terms, of any such proposal, inquiry or offer.

(d)

Meta shall ensure that its officers, directors and any financial advisors or other advisors or Representatives retained by it are aware of the provisions of Section 7.1 and this Section 7.2, and Meta shall be responsible for any breach of Section 7.1 or this Section 7.2 by such officers, directors, financial advisors or other advisors or Representatives. Each of RTO Acquiror, Canco and Callco shall ensure that its officers, directors and any financial advisors or other advisors or Representatives retained by it are aware of the provisions of Section 7.1 and this Section 7.2, and each of RTO Acquiror and Canco shall be responsible for any breach of Section 7.1 or this Section 7.2 by such officers, directors, financial advisors or other advisors or Representatives.

(e)

Nothing contained in Section 7.1 or Section 7.2 shall prohibit RTO Acquiror from taking and disclosing a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the U.S. Exchange Act.

7.3	Responding to an Acquisition Proposal

(a)

Notwithstanding Section 7.1 and Section 7.2, if at any time, Meta receives a written Acquisition Proposal prior to obtaining the Meta Securityholder Approval or RTO Acquiror receives a bona fide written Acquisition Proposal from an arm’s length third party prior to obtaining the RTO Acquiror Shareholder Approval, the Party receiving such written Acquisition Proposal (referred to from time to time in this Article 7 as the “Proposal Party”) may engage in or participate in discussions or negotiations with such Person regarding such Acquisition Proposal, and may provide copies of, access to or disclosure of confidential information, properties, facilities, books or records of itself and its subsidiaries, if and only if:

(i)

its board of directors first determines in good faith, based on the advice of its financial advisors and its outside counsel, that such Acquisition Proposal is bona fide and constitutes or would reasonably be expected to constitute a Superior Proposal, and, based on the advice of its outside counsel, that the failure to engage in such discussions or negotiations would be inconsistent with its fiduciary duties;

(ii)	such Person was not restricted from making such Acquisition Proposal pursuant to an existing standstill confidentiality, non-disclosure, business purpose, use or similar restriction or agreement;

(iii)

it has been, and continues to be, in compliance with its obligations under Section 7.1 through Section 7.4, and such Acquisition Proposal was unsolicited and did not otherwise result from a breach of Section 7.1 or Section 7.2;

(iv)

prior to providing any such copies, access, or disclosure, it enters into a confidentiality and standstill agreement with such Person having terms at least as favorable to the Proposal Party as the Confidentiality Agreement (an “Acceptable Confidentiality Agreement”); and

(v)

it promptly provides RTO Acquiror (in the case where Meta is the Proposal Party), or Meta (in the case where RTO Acquiror is the Proposal Party) (such Party being referred to in this Article 7 from time to time as the “Other Party”) with:

A.	two (2) Business Days prior written notice stating its intention to participate in such discussions or negotiations and to provide such copies, access or disclosure, together with a copy of written advice from its outside counsel that the failure to engage in such discussions or negotiations would be inconsistent with the fiduciary duties of the board of directors of the Proposal Party; and

B.	prior to providing any such copies, access or disclosure, a true, complete and final executed copy of the Acceptable Confidentiality Agreement referred to in Subsection 7.3(a)(iv), and

(vi)

it may only provide copies of, or disclosure of confidential information, properties, facilities, books or records of it or its subsidiaries to such Person and its Representatives in connection with an Acquisition Proposal for a maximum period of seven (7) days;

provided, that the Proposal Party shall not, and shall not allow its Representatives to, disclose any non-public information with respect to it or any of its Subsidiaries to such Person if such non-public information has not been previously provided to, or is not concurrently provided to, the Other Party.

7.4	Superior Proposals; Intervening Events; Right to Match

(a)

Notwithstanding Section 7.1 and Section 7.2, (i) at any time prior to obtaining the Meta Securityholder Approval (in the case of a Meta Superior Proposal or a Meta Intervening Event) or (ii) at any time prior to obtaining the RTO Acquiror Shareholder Approval (in the case of an RTO Acquiror Superior Proposal or an RTO Acquiror Intervening Event) (the Party receiving the Superior Proposal or experiencing the Intervening Event is referred to in this Section 7.4 as the “Receiving Party” and the other Party is referred to in this Section 7.4 as the “Matching Party”), the board of directors of the Receiving Party (the “Receiving Board”) may, if the Receiving Board determines in good faith, based on the advice of outside counsel, that the failure to do so would be inconsistent with its fiduciary duties, taking into account all adjustments to the terms of this Agreement that may be offered by the Matching Party pursuant to this Section 7.4, (A) make a Change in Recommendation in response to a Superior Proposal or an Intervening Event and (B) cause the Receiving Party to terminate this Agreement in accordance with Subsection 8.2(a)(iii)A or Subsection 8.2(a)(iv)A, as applicable, and concurrently enter into a binding Alternative Acquisition Agreement with respect to any such Superior Proposal, provided that:

(i)

In respect of an Acquisition Proposal constituting a Superior Proposal, the Receiving Board may not make a Change in Recommendation or terminate this Agreement pursuant to Subsection 8.2(a)(iii)A or Subsection 8.2(a)(iv)A, as applicable unless:

A.	such Person was not restricted from making such Acquisition Proposal pursuant to an existing standstill confidentiality, non-disclosure, business purpose, use or similar restriction or agreement;

B.

the Receiving Party has been, and continues to be, in compliance with its obligations under Section 7.1 through Section 7.4, and such Acquisition Proposal was unsolicited and did not otherwise result from a breach of Section 7.1 or Section 7.2;

C.

the Receiving Party has delivered to the Matching Party a written notice of the determination of Receiving Board that such Acquisition Proposal constitutes a Superior Proposal and of the intention of the Receiving Board to make a Change in Recommendation, terminate this Agreement pursuant to Subsection 8.2(a)(iii)A or Subsection 8.2(a)(iv)A, as applicable, and enter into a definitive Alternative Acquisition Agreement with respect to such Superior Proposal, together with (1) a written notice from the Receiving Board (a) regarding the value and financial terms that the Receiving Board, in consultation with its financial advisors, has determined should be ascribed to any non-cash consideration offered under such Superior Proposal and (b) stating that the Receiving Board has determined that the failure make a Change in Recommendation, terminate this Agreement pursuant to Subsection 8.2(a)(iii)A or Subsection 8.2(a)(iv)A, as applicable, and enter into a definitive Alternative Acquisition

Agreement with respect to such Superior Proposal would be contrary to the fiduciary duties of the Receiving Board and (2) a copy of the proposed definitive Alternative Acquisition Agreement and any other relevant transaction documents (the “Superior Proposal Notice”);

D.	at least seven (7) Business Days (the “Superior Proposal Matching Period”) have elapsed from the date on which the Matching Party received the Superior Proposal Notice;

E.

during any Superior Proposal Matching Period, the Matching Party has had the opportunity (but not the obligation), in accordance with Subsection 7.4(b), to offer to amend this Agreement and the Arrangement in order for such Acquisition Proposal to cease to be a Superior Proposal;

F.

if the Matching Party has offered to amend this Agreement and the Arrangement under Subsection 7.4(b), the Receiving Board has determined in good faith, based on the advice of its outside legal counsel and financial advisers, that such Acquisition Proposal continues to constitute a Superior Proposal compared to the terms of the Arrangement as proposed to be amended under Subsection 7.4(b); and

G.

the Receiving Board has determined in good faith, based on the advice of the Receiving Party’s outside legal counsel, that the failure make a Change in Recommendation, terminate this Agreement pursuant to Subsection 8.2(a)(iii)A or Subsection 8.2(a)(iv)A, as applicable, and enter into a definitive Alternative Acquisition Agreement with respect to such Superior Proposal would be contrary to the fiduciary duties of the Receiving Board.

(ii)	In respect of an Intervening Event, the Receiving Board may not make a Change in Recommendation unless:

A.

the Receiving Party provides the Matching Party with written information describing such Intervening Event in reasonable detail as soon as reasonably practicable after becoming aware of it, notifying the Matching Party of its intent to make a Change in Recommendation in response thereto, and specifying the reasons therefor (the “Intervening Event Notice”);

B.	the Receiving Party keeps the Matching Party reasonably informed of developments with respect to such Intervening Event;

C.

at least five (5) Business Days (the “Intervening Event Matching Period”; each of the Superior Proposal Matching Period and the Intervening Event Matching Period is referred to in this Section 7.4 as a “Matching Period”) have elapsed since the date on which the Matching Party received the Intervening Event Notice;

D.

during any Intervening Event Matching Period, the Matching Party has had the opportunity (but not the obligation), in accordance with Subsection 7.4(b), to offer to amend this Agreement and the Arrangement; and

E.

if the Matching Party has offered to amend this Agreement and the Arrangement under Subsection 7.4(b), the Receiving Board has determined in good faith, after consultation with the Receiving Party’s outside legal counsel and financial advisors, that notwithstanding the terms of the Arrangement as proposed to be amended under Subsection 7.4(b), the failure to make a Change in Recommendation in response to the Intervening Event would be inconsistent with the fiduciary duties of the Receiving Board.

(b)

During any Matching Period, or such longer period as the Receiving Party may approve in writing for such purpose: (i) the Receiving Board shall review any offer made by the Matching Party under Subsection 7.4(a)(i)F or Subsection 7.4(a)(ii)E to amend the terms of this Agreement and the Arrangement in good faith in order to determine whether such proposal would, upon acceptance, result in (A) the Acquisition Proposal previously constituting a Superior Proposal ceasing to be a Superior Proposal or (B) the failure to make a Change in Recommendation in response to the Intervening Event ceasing to be inconsistent with the fiduciary duties of the Receiving Board; and (ii) the Receiving Party shall negotiate in good faith with the Matching Party to make such amendments to the terms of this Agreement and the Arrangement as would enable the Matching Party to proceed with the transactions contemplated by this Agreement on such amended terms. If the Receiving Board determines that (x) such Acquisition Proposal would cease to be a Superior Proposal or (y) the failure to make a Change in Recommendation in response to the Intervening Event would be contrary to the fiduciary duties of the Receiving Board, the Receiving Party shall promptly so advise the Matching Party, and the Parties shall amend this Agreement to reflect such offer made by the Matching Party, and shall take and cause to be taken all such actions as are necessary to give effect to the foregoing.

(c)

Each successive amendment to any Acquisition Proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the shareholders of the Receiving Party or other material terms or conditions thereof shall constitute a new Acquisition Proposal for the purposes of this Section 7.4, which shall require a new Superior Proposal Notice to the Matching Party. The Matching Party shall be afforded a new five (5) Business Day Superior Proposal Matching Period from the date on which the Matching Party receives the Superior Proposal Notice with respect to such amended Acquisition Proposal from the Receiving Party.

(d)

The Receiving Board shall promptly reaffirm the Meta Board Recommendation or RTO Acquiror Board Recommendation, as applicable, by press release after any Acquisition Proposal which is not determined to be a Superior Proposal is publicly announced or the Receiving Board determines that a proposed amendment to the terms of this Agreement as contemplated under Subsection 7.4(b) would result in an Acquisition Proposal no longer being a Superior Proposal. The Receiving Party shall provide the Matching Party and its outside legal counsel with a reasonable opportunity to review the form and content of any such press release and shall make all reasonable amendments to such press release as requested by the Matching Party and its outside legal counsel.

(e)

If the Receiving Party provides a Superior Proposal Notice to the Matching Party after a date that is less than ten (10) Business Days before the RTO Acquiror Meeting (if RTO Acquiror is the Receiving Party) or the Meta Meeting (if Meta is the Receiving Party), such Receiving Party shall either proceed with or shall postpone such meeting, as directed by the Matching Party acting reasonably, to a date that is not more than ten (10) Business Days after the scheduled date of that meeting but before the Outside Date.

7.5	Access to Information; Confidentiality; Transition

From the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to its terms, subject to compliance with applicable Law and the terms of any existing Contracts, each Party shall, and shall cause its Representatives to, afford to the other Party and its Representatives reasonable access during normal business hours upon reasonable notice, to the properties, information and records relating to, and the personnel of, such Party, including but not limited to, the related facilities, books, contracts, financial statements, forecasts, financial projections (to the extent permitted by confidentiality agreements in force on the date hereof), studies, records, operating Permits, and any other documentation (whether in writing or stored in computerized, electronic, disk, tape, microfilm or any other form); provided, however, that each Party shall provide the other Party with at least one (1) Business Day prior written notice of any requested on site access to any real property of the other Party. Each of RTO Acquiror and Meta shall, and shall cause their subsidiaries and their respective Representatives to, as the case may be, work cooperatively and in good faith to ensure an orderly transition following the Effective Time, including with respect to transitional planning, transitional services, and the retention of personnel (and any related arrangements thereto). From the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to its terms, each Party will maintain the access of the other Party and its Representatives to the information contained as at the date of this Agreement in any dataroom that contains information regarding the such Party to which the other Party and its Representatives have access as at the date of this Agreement.

7.6	Supplementary Bridge Financing

No later than five (5) days following the execution of this Agreement, RTO Acquiror shall pay to Meta an amount equal to $500,000 in cash to an account identified by Meta in writing in exchange for a second unsecured promissory note in substantially the same form as the Initial Bridge Note (together, with such Initial Bridge Note, the “Bridge Notes”). In the event Closing occurs, the aggregate principal of, and accrued but unpaid interest on, the Bridge Notes, shall be included in, and credited against, the amount of the Pre-Closing Financing; and the Bridge Notes shall be deemed cancelled, paid and satisfied in full. In the event this Agreement is terminated, and Closing does not otherwise occur, then Meta shall be obligated to repay to RTO Acquiror, on the one (1)-year anniversary of this Agreement, an amount equal to $540,000 (which amount represents the outstanding principal of $500,000 plus interest accrued on such principal at the rate of 8% per annum), as set forth in such second Bridge Note.

7.7	Other Deliveries

Concurrent with the execution and delivery of this Agreement, (i) Meta shall deliver to RTO Acquiror all of the Meta Voting Agreements, and RTO Acquiror shall deliver to Meta all of the RTO Acquiror Voting Agreements.

ARTICLE 8

TERM, TERMINATION, AMENDMENT AND WAIVER

8.1	Term

This Agreement shall be effective from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms.

8.2	Termination

(a)	This Agreement may be terminated:

(i)	at any time prior to the Effective Time by mutual written agreement of Meta and RTO Acquiror;

(ii)	by either Meta or RTO Acquiror, if:

A.

the Effective Time shall not have occurred on or before the Outside Date, except that the right to terminate this Agreement under this Subsection 8.2(a)(ii)A shall not be available to any Party whose failure to fulfill any of its obligations or breach any of its covenants, representations and warranties under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Outside Date; provided however, that if completion of the Arrangement is delayed by (i) an injunction or order made by a Governmental Entity of competent jurisdiction, or (ii) RTO Acquiror or Meta not having obtained any Key Regulatory Approval or the Interim Order or the Final Order which is necessary to permit the completion of the Arrangement such that the conditions set forth in Subsection 6.1(a), 6.1(c) or 6.1(h) shall not have been satisfied or waived then, provided that such injunction or order is being contested or appealed or such regulatory waiver, consent or approval or the Interim Order or the Final Order is being actively sought, as applicable, the Outside Date shall automatically be extended for an additional period of 30 days;

B.

any Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or there shall be enacted or made any applicable Law that makes consummation of the Arrangement illegal or otherwise prohibited or otherwise restrains, enjoins or prohibits Meta or RTO Acquiror, Canco or Callco from consummating the Arrangement (unless such order, decree, ruling or applicable Law has been withdrawn, reversed or otherwise made inapplicable) and such order, decree, ruling or applicable Law or enjoinment shall have become final and non-appealable;

C.	the Meta Securityholder Approval shall not have been obtained at the Meta Meeting in accordance with applicable Law and the Interim Order;

D.	the RTO Acquiror Shareholder Approval Matters shall not have been approved at the RTO Acquiror Meeting in accordance with applicable Law.

(iii)	by RTO Acquiror, if:

A.

prior to obtaining the RTO Acquiror Shareholder Approval, the RTO Acquiror Board authorizes RTO Acquiror to accept an RTO Acquiror Superior Proposal, provided that RTO Acquiror shall have (1) simultaneously with such termination, entered into the Alternative Acquisition Agreement associated with such RTO Acquiror Superior Proposal, (2) otherwise complied with its obligations set forth in Section 7.1 through Section 7.4 and (3) paid any amounts due pursuant to Subsection 8.3(c);

B.	there shall have occurred a Meta Change in Recommendation;

C.

subject to Section 6.4, Meta is in default of a covenant or obligation hereunder (other than the covenants and obligations set forth in Section 7.1 and Section 7.2, as to which Subsection 8.2(a)(iii)D shall apply) such that the condition contained in Subsection 6.2(a) is not satisfied or is incapable of satisfaction, or any representation or warranty of Meta or Meta under this Agreement is untrue or incorrect or shall have become untrue or incorrect such that the condition contained in Subsection 6.2(b)would be incapable of satisfaction; provided that RTO Acquiror, Canco and Callco are not then in breach of this Agreement so as to cause any of the conditions set forth in Subsection 6.2(a) or Subsection 6.2(b) not to be satisfied; or

D.	Meta shall have breached or failed to perform any of its obligations set forth in Section 7.1 through Section 7.4.

(iv)	by Meta, if

A.

prior to obtaining the Meta Securityholder Approval, the Meta Board authorizes Meta to accept a Meta Superior Proposal, provided that Meta shall have (1) simultaneously with such termination, entered into the Alternative Acquisition Agreement associated with such Meta Superior Proposal, (2) otherwise complied with its obligations set forth in Section 7.1 through Section 7.4 and (3) paid any amounts due pursuant to Subsection 8.3(c);

B.	there shall have occurred an RTO Acquiror Change in Recommendation;

C.

subject to Section 6.4, RTO Acquiror, Canco or Callco is in default of a covenant or obligation hereunder (other than the covenants and obligations set forth in Section 7.1 and Section 7.2, as to which Subsection 8.2(a)(iv)D shall apply) such that the condition contained in Subsection 6.3(a) is not satisfied or is incapable of satisfaction, or any representation or warranty of RTO Acquiror or Canco under this Agreement is untrue or incorrect or shall have become untrue or incorrect such that the condition contained in Subsection 6.3(b) would be incapable of satisfaction; provided that Meta is not then in breach of this Agreement so as to cause any of the conditions set forth in Subsection 6.3(a) or 6.3(b) not to be satisfied; or

D.	RTO Acquiror shall have breached or failed to perform any of its obligations set forth in Section 7.1 through Section 7.6.

(b)

Subject to Subsection 6.4(b), the Party desiring to terminate this Agreement pursuant to this Section 8.2 (other than pursuant to Subsection 8.2(a)(i)) shall give notice of such termination to the other Party, specifying in reasonable detail the basis for such Party’s exercise of its termination right.

(c)

If this Agreement is terminated pursuant to this Section 8.2, this Agreement shall become void and be of no further force or effect without liability of any Party (or any shareholder, director, officer, employee, agent, consultant or representative of such Party) to any other Party hereto, except that the provisions of this Subsection 8.2(c) and Sections 8.3, 9.1, 9.3, 9.4, 9.6, 9.7 and 9.8 and all related definitions set forth in Section 1.1 and the provisions of the Confidentiality Agreement shall survive any termination of this Agreement pursuant to this Section 8.2; provided further that neither the termination of this Agreement pursuant to this Section 8.2 nor anything contained in this Section 8.2 shall relieve a Party from any Liability arising prior to such termination arising from any willful and material breach of this Agreement or fraud.

8.3	Expenses and Termination Payments

(a)

Except as otherwise provided herein, the Parties agree that all costs and expenses of the Parties relating to the Arrangement and the transactions contemplated in this Agreement, including legal fees, accounting fees, financial advisory fees, strategic advisory fees, regulatory filing fees, stock exchange fees, all disbursements of advisors and printing and mailing costs, shall be paid by the Party incurring such expenses.

(b)	The Termination Payment shall be payable by Meta to RTO Acquiror in the event that this Agreement is terminated in the following circumstances:

(i)	pursuant to Subsection 8.2(a)(iii)B, Subsection 8.2(a)(iii)D or Subsection 8.2(a)(iv)A; or

(ii)

pursuant to Subsection 8.2(a)(ii)A, Subsection 8.2(a)(ii)C or Subsection 8.2(a)(iii)C if, in any such case, prior to the earlier of the termination of this Agreement or the holding of the Meta Meeting, (A) a Meta Acquisition Proposal, or the intention to make a Meta Acquisition Proposal, shall have been publicly announced by any Person (other than RTO Acquiror or any of its affiliates) and not withdrawn prior to such termination or holding of the Meta Meeting, and (B) within twelve (12) months after the later of the date of termination of this Agreement or the holding of the Meta Meeting, (1) Meta has entered into a definitive agreement with respect to or consummated a Meta Acquisition Proposal, (2) a Meta Acquisition Proposal has been publicly accepted or recommended by the Meta Board, or (3) a Meta Acquisition Proposal has been approved by or submitted for approval to the Meta Shareholders. For the purpose of this Subsection 8.3(b)(ii), the term “Meta Acquisition Proposal” shall have the meaning ascribed to such term in Section 1.1, except that references to “20%” shall be deemed to be “more than 50%”. For the avoidance of doubt, the Meta Acquisition Proposal referred to in clauses (B)(1), (B)(2) and (B)(3) of this Subsection need not be the same Meta Acquisition Proposal that was made to Meta or publicly announced prior to the termination of this Agreement or holding of the Meta Meeting.

The Termination Payment shall be made by Meta by wire transfer of same-day funds, to an account designated by RTO Acquiror, (x) in the event that this Agreement is terminated pursuant to Subsection 8.2(a)(iv)A, simultaneously with, and as a condition to the effectiveness of, such termination, (y) in the event that this Agreement is terminated pursuant to Subsection 8.2(a)(iii)B or Subsection 8.2(a)(iii)D, as soon as practicable, and in any event within two (2) Business Days of the date on which this Agreement is terminated, and (z) in the event that the Termination Payment is payable pursuant to Subsection 8.3(b)(ii), on the earliest occur of the events referred to in clauses (B)(1), (B)(2) and (B(3) of that Subsection.

RTO Acquiror hereby acknowledges that the Termination Payment to which it may become entitled to is a payment of liquidated damages which is a genuine pre-estimate of the damages which it will suffer or incur as a result of the event giving rise to such damages and the resultant non-completion of the Arrangement and the transactions contemplated by this Agreement and is not a penalty. Meta hereby irrevocably waives any right it may have to raise as a defence that any such liquidated damages are excessive or punitive. Upon receipt by RTO Acquiror of the Termination Payment, RTO Acquiror shall have no further Claim against Meta at law or in equity or otherwise (including injunctive relief to restrain any breach or threatened breach by Meta of any of its obligations hereunder or otherwise to obtain specific performance).

(c)	The Termination Payment shall be payable by RTO Acquiror to Meta in the event that this Agreement is terminated in the following circumstances:

(i)	pursuant to Subsection 8.2(a)(iv)B, Subsection 8.2(a)(iv)D or Subsection 8.2(a)(iii)A; or

(ii)

pursuant to Subsection 8.2(a)(ii)A, Subsection 8.2(a)(ii)D or Subsection 8.2(a)(iv)C if, in any such case, prior to the earlier of the termination of this Agreement or the holding of the RTO Acquiror Meeting, (A) an RTO Acquiror Acquisition Proposal, or the intention to make an RTO Acquiror Acquisition Proposal, shall have been publicly announced by any Person (other than Meta or any of its affiliates) and not withdrawn prior to such termination or holding of the RTO Acquiror Meeting, and (B) within twelve (12) months after the later of the date of termination of this Agreement or the holding of the RTO Acquiror Meeting, (1) RTO Acquiror has entered into a definitive agreement with respect to or consummated an RTO Acquiror Acquisition Proposal, (2) an RTO Acquiror Acquisition Proposal has been publicly accepted or recommended by the RTO Acquiror Board, or (3) an RTO Acquiror Acquisition Proposal has been approved by or submitted for approval to the RTO Acquiror Shareholders. For the purpose of this Subsection 8.3(c)(ii), the term “RTO Acquiror Acquisition Proposal” shall have the meaning ascribed to such term in Section 1.1, except that references to “20%” shall be deemed to be “more than 50%”. For the avoidance of doubt, the RTO Acquiror Acquisition Proposal referred to in clauses (B)(1), (B)(2) and (B)(3) of this Subsection need not be the same RTO Acquiror Acquisition Proposal that was made to RTO Acquiror or publicly announced prior to the termination of this Agreement or holding of the RTO Acquiror Meeting.

The Termination Payment shall be made by RTO Acquiror by wire transfer of same-day funds, to an account designated by Meta, (x) in the event that this Agreement is terminated pursuant to Subsection 8.2(a)(iii)A, simultaneously with, and as a condition to the effectiveness of, such termination, (y) in the event that this Agreement is terminated pursuant to Subsection 8.2(a)(iv)B or Subsection 8.2(a)(iv)D, as soon as practicable, and in any event within two (2) Business Days of the date on which this Agreement is terminated, and (z) in the event that the Termination Payment is payable pursuant to Subsection 8.3(c)(ii), on the earliest occur of the events referred to in clauses (B)(1), (B)(2) and (B(3) of that Subsection.

Meta hereby acknowledges that the Termination Payment to which it may become entitled to is a payment of liquidated damages which is a genuine pre-estimate of the damages which it will suffer or incur as a result of the event giving rise to such damages and the resultant non-completion of the Arrangement and the transactions contemplated by this Agreement and is not a penalty. RTO Acquiror hereby irrevocably waives any right it may have to raise as a defence that any such liquidated damages are excessive or punitive. Upon receipt by Meta of any Termination Payment, Meta shall have no further Claim against RTO Acquiror at law or in equity or otherwise (including injunctive relief to restrain any breach or threatened breach by RTO Acquiror of any of its obligations hereunder or otherwise to obtain specific performance).

8.4	Amendment

Subject to the provisions of the Interim Order and Final Order, the Plan of Arrangement and applicable Law, this Agreement and the Plan of Arrangement may, at any time and from time to time prior to the Effective Time, be amended only by mutual written agreement of RTO Acquiror and Meta, and any such amendment may without limitation:

(a)	change the time for performance of any of the obligations or acts of the Parties;

(b)	waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

(c)	waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the Parties; and

(d)	waive compliance with or modify any mutual conditions precedent herein contained.

Notwithstanding the foregoing, after each of the Meta Securityholder Approval and the RTO Acquiror Shareholder Approval has been obtained, no amendment shall be made that pursuant to applicable Law requires further approval or adoption by the Meta Shareholders or the RTO Shareholders without such further approval or adoption.

8.5	Waiver

Any Party may (a) extend the time for the performance of any of the obligations or acts of the other Party, (b) waive compliance, except as provided herein, with any of the other Party’s agreements or the fulfilment of any conditions to its own obligations contained herein, or (c) waive inaccuracies in any of the other Party’s representations or warranties contained herein or in any document delivered by the other Party, in each case only to the extent such obligations, agreements and conditions are intended for its benefit. Notwithstanding the foregoing, after each of the Meta Securityholder Approval and the RTO Acquiror Shareholder Approval has been obtained, no waiver shall be made that pursuant to applicable Law requires further approval or adoption by the Meta Shareholders or the RTO Shareholders without such further approval or adoption. No extension or waiver shall be valid unless set forth in an instrument in writing signed on behalf of the waiving Party and, unless otherwise provided in the written waiver, will be limited to the specific breach or condition waived and shall not extend to any other matter or occurrence. No failure or delay in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege under this Agreement.

ARTICLE 9

GENERAL PROVISIONS AND MISCELLANEOUS

9.1	Privacy

Each Party shall comply with applicable privacy Laws in the course of collecting, using and disclosing Personal Information in connection with the transactions contemplated hereby (the “Transaction Personal Information”). No Party shall disclose Transaction Personal Information originally collected by any other Party to any Person other than to its advisors who are evaluating and advising on the transactions contemplated by this Agreement. If RTO Acquiror completes the transactions contemplated by this Agreement, RTO Acquiror shall not, following the Effective Date, without the consent of the individuals to whom such Transaction Personal Information relates or as permitted or required by applicable Law, use or disclose Transaction Personal Information originally collected by Meta:

(a)	for purposes other than those for which such Transaction Personal Information was collected by Meta prior to the Effective Date; and

(b)

which does not relate directly to the carrying on of the business of Meta (including carrying on the Meta Business) or to the carrying out of the purposes for which the transactions contemplated by this Agreement were implemented.

The Parties shall protect and safeguard the Transaction Personal Information against unauthorized collection, use or disclosure. RTO Acquiror shall cause its advisors to observe the terms of this Section 9.1 and to protect and safeguard all Transaction Personal Information in their possession. If this Agreement shall be terminated, each Party shall promptly deliver to the other Party all Transaction Personal Information originally collected by such other Party in its possession or in the possession of any of its advisors, including all copies, reproductions, summaries or extracts thereof, except, unless prohibited by applicable Law, for electronic backup copies made automatically in accordance with the usual backup procedures of the Party returning such Transaction Personal Information.

9.2	Notices

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given and received on the day it is delivered, provided, however, that it is delivered on a Business Day prior to 4:30 p.m. Toronto time in the place of delivery or receipt. However, if notice is delivered after 4:30 p.m. Toronto time or if such day is not a Business Day then the notice shall be deemed to have been given and received on the next Business Day. Notice shall be sufficiently given if delivered (either in person, by courier service or other personal method of delivery), or if transmitted by email to the Parties at the following addresses (or at such other addresses as shall be specified by any Party by notice to the other given in accordance with these provisions):

(a)	if to RTO Acquiror:

Torchlight Energy Resources, Inc.

5700 W. Plano Parkway, Suite 3600

Plano TX 75093

Attention:            John Brda

E-mail:                 john@torchlightenergy.com

with a copy (which shall not constitute notice) to:

Stikeman Elliott LLP

Suite 1700, 666 Burrard Street

Vancouver, British Columbia V6C 2X8

Attention:            Michael G. Urbani

Email:                 murbani@stikeman.com

and

1 Park Plaza, Twelfth Floor

Irvine, CA 92679

Attention:            Michael A. Hedge ; Jason C. Dreibelbis

Email:                  michael.hedge@klgates.com; jason.dreibelbis@klgates.com

(b)	if to Meta:

Metamaterial Inc.

1 Research Drive

Dartmouth, Nova Scotia

B2Y 4M9

Attention:            George Palikaras

Email:                   george.palikaras@metamaterial.com

with a copy (that shall not constitute notice) to:

Fasken Martineau DuMoulin LLP

333 Bay Street, Suite 2400

Toronto, Ontario M5H 2T6

Attention:            John Sabetti

Email:                  jsabetti@fasken.com

Wilson Sonsini Goodrich & Rosati PC

12235 El Camino Real

San Diego, CA 92130-3002

Attention:            Martin Waters and Ethan Lutske

Email:                  mwaters@wsgr.com; elutske@wsgr.com

9.3	Governing Law

This Agreement shall be governed, including as to validity, interpretation and effect, by the Laws of the Province of Ontario and the Laws of Canada applicable therein, without giving effect to any principles of conflict of Laws thereof which would result in the application of the Laws of any other jurisdiction. Each of the Parties hereby irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario in respect of all matters arising under and in relation to this Agreement and the Arrangement. Notwithstanding the foregoing, any provisions of this Agreement with respect to US Securities Laws shall be governed by applicable US Laws, and any provisions with respect to the corporate governance, existence, good standing and authority of RTO Acquiror shall be governed by NRS.

9.4	Injunctive Relief

Subject to Subsection 8.3(b) and Subsection 8.3(c), the Parties acknowledge and agree that irreparable harm would occur for which money damages would not be an adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties agree that, in the event of any breach or threatened breach of this Agreement by a Party, the non-breaching Party will be entitled, without the requirement of posting a bond or other security, to seek equitable relief, including injunctive relief and specific performance, and the Parties shall not object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at law. Subject to Subsection 8.3(b) and Subsection 8.3(c), such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to each of the Parties.

9.5	Time of Essence

Time shall be of the essence in this Agreement.

9.6	Entire Agreement, Binding Effect and Assignment

This Agreement (including the exhibits and schedules hereto and the Meta Disclosure Letter, the RTO Acquiror Disclosure Letter and the other agreements, documents and certificates delivered pursuant to this Agreement), the Meta Voting Agreements, the RTO Acquiror Voting Agreements, and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof and, except as expressly provided herein, this Agreement is not intended to and shall not confer upon any Person other than the Parties any rights or remedies hereunder. This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the Parties without the prior written consent of the other Parties.

9.7	No Liability

No director or officer of RTO Acquiror shall have any personal liability whatsoever to Meta under this Agreement, or any other document delivered in connection with the transactions contemplated hereby on behalf of RTO Acquiror. No director or officer of Meta shall have any personal liability whatsoever to RTO Acquiror, Canco or Callco under this Agreement, or any other document delivered in connection with the transactions contemplated hereby on behalf of Meta.

9.8	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

9.9	Counterparts, Execution

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement among the Parties.

IN WITNESS WHEREOF the Parties have executed this Arrangement Agreement as of the date first written above by their respective officers thereunto duly authorized.

TORCHLIGHT ENERGY RESOURCES, INC.

Per:
Name:
Title:

2798832 ONTARIO INC.

Per:
Name:
Title:

2798831 ONTARIO INC.

Per:
Name:
Title:

METAMATERIAL INC.

Per:
Name:
Title:

SCHEDULE A

PLAN OF ARRANGEMENT

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Plan of Arrangement:

“affiliate” has the meaning ascribed thereto in the Securities Act (Ontario), as amended.

“Agency” means any domestic or foreign court, tribunal, federal, state, provincial or local government or governmental agency, department or authority or other regulatory authority (including the Exchange and NASDAQ) or administrative agency or commission (including the Securities Authorities and the SEC) or any elected or appointed public official.

“Ancillary Rights” means the interest of a holder of Exchangeable Shares as a beneficiary of the trust created under the Voting and Exchange Trust Agreement.

“Arrangement” means an arrangement under Section 182 of the OBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations hereto made in accordance with this Plan of Arrangement and the Arrangement Agreement or made at the direction of the Court.

“Arrangement Agreement” means the arrangement agreement made as of December 14, 2020 between RTO Acquiror, Canco, Callco and Meta, as amended, supplemented and/or restated in accordance with its terms.

“Articles of Arrangement” means the articles of arrangement of Meta in respect of the Arrangement required by the OBCA to be sent to the Director after the Final Order is made, which shall be in a form and content satisfactory to the Parties, each acting reasonably.

“Automatic Exchange Right” has the meaning ascribed thereto in the Voting and Exchange Trust Agreement.

“Business Day” means a day other than a Saturday, a Sunday or any other day on which commercial banking institutions in Toronto, Ontario are authorized or required by applicable Law to be closed.

“Callco” means (i) 2798831 Ontario Inc., being a direct or indirect wholly-owned subsidiary of RTO Acquiror incorporated under the laws of the Province of Ontario or (ii) any other direct or indirect wholly-owned subsidiary of RTO Acquiror designated by RTO Acquiror from time to time after the Effective Date in replacement thereof.

“Canadian Resident” means (i) a person who is not a non-resident of Canada for the purposes of the ITA, or (ii) a partnership that is a “Canadian partnership” for purposes of the ITA.

“Canco” means Metamaterial Exchangeco Inc. (formerly 2798832 Ontario Inc.), a wholly-owned subsidiary of RTO Acquiror, incorporated under the laws of the Province of Ontario that issues the Exchangeable Shares pursuant to the Arrangement.

“Certificate of Arrangement” means the certificate of arrangement to be issued by the Director pursuant to subsection 183(2) of the OBCA in respect of the Articles of Arrangement.

“Change of Law” means any amendment to the ITA and other applicable provincial income tax laws that permits holders of Exchangeable Shares who are Canadian Resident, who hold their Exchangeable Shares as capital property, and who deal at arm’s length with RTO Acquiror and Canco (all for the purposes of the ITA and other applicable provincial income tax laws) to exchange their Exchangeable Shares for RTO Acquiror Shares on a basis that will not require such holders to recognize any gain or loss or any actual or deemed dividend in respect of such exchange for the purposes of the ITA or applicable provincial income tax laws.

“Change of Law Call Date” has the meaning set out in Section 5.3(a).

“Change of Law Call Purchase Price” has the meaning set out in Section 5.3(a).

“Change of Law Call Right” has the meaning set out in Section 5.3(a).

“Consideration” means the consideration to be received by Meta Shareholders pursuant to the Plan of Arrangement in respect of each Meta Share that is issued and outstanding immediately prior to the Effective Time, being either the RTO Acquiror Share Consideration or the Exchangeable Share Consideration as elected by a Meta Shareholder or as otherwise determined in accordance with Section 2.3 in respect of each Meta Share held.

“Court” means the Ontario Superior Court of Justice (Commercial List).

“CRA” means the Canada Revenue Agency.

“Current Market Price” has the meaning set out in the Exchangeable Share Provisions.

“Depositary” means the person acting as depositary under the Arrangement.

“Director” means the Director appointed pursuant to Section 278 of the OBCA.

“Dissent Rights” has the meaning set out in Section 3.1.

“Dissenting Shareholder” means a holder of Meta Shares that has duly and validly exercised Dissent Rights and who is ultimately entitled to be paid the fair value of such holder’s Meta Shares as determined in accordance with Section 3.1.

“Dividend Amount” means an amount equal to all declared and unpaid dividends on an Exchangeable Share held by a holder thereof on any dividend record date which occurred prior to the date of purchase, redemption or other acquisition of such share by Callco, Canco or RTO Acquiror from such holder.

“Effective Date” means the date shown on the Certificate of Arrangement giving effect to the Arrangement.

“Effective Time” means 12:01 a.m. (Toronto time) on the Effective Date.

“Election Deadline” means 11:00 a.m. (Toronto time) on March 11, 2021, or if the Meta Meeting is adjourned or postponed, prior to 11:00 a.m. (Toronto time) on the Business Day immediately prior to the date of such adjourned or postponed Meta Meeting.

“Eligible Holder” means a Meta Shareholder who is (i) a Canadian Resident, and (ii) not exempt from tax under Part I of the ITA (or, in the case of a partnership, none of the partners of which is exempt from tax under Part I of the ITA).

“Exchange” means the Canadian Securities Exchange, the Toronto Stock Exchange or such other recognized securities exchange upon which the Exchangeable Shares may be listed for trading from time to time.

“Exchange Ratio” means the number of RTO Acquiror Shares or Exchangeable Shares that a Meta Shareholder will receive at the Effective Time in exchange for each one (1) Meta Share held, determined as follows:

A = B/C

where

A = the number of RTO Acquiror Shares or Exchangeable Shares to be received in exchange for each one (1) Meta Share, rounded to three decimal places;

B = the Meta Shareholders’ proportionate share of the total pro forma number of RTO Acquiror Shares to be outstanding upon completion of the Arrangement, which for greater certainty will be equal to 75% of the total pro forma number of outstanding RTO Acquiror Shares upon completion of the Arrangement (including any RTO Acquiror Shares issued or issuable by RTO Acquiror pursuant to any working capital financing of up to US$5,000,000 permitted pursuant to Section 5.3(b)(i) of the Arrangement Agreement, which are intended to be 100% dilutive to RTO Acquiror Shareholders, but excluding any RTO Acquiror

Shares issued or issuable by RTO Acquiror pursuant to the Pre-Closing Financing Transaction to raise amounts in excess of such US$5,000,000 threshold, which are intended to be proportionally dilutive to each party at 75% to Meta Shareholders and 25% to RTO Acquiror Shareholders), subject to further adjustment upward for any other RTO Acquiror Shares issued or issuable prior to the Effective Time that are intended to be 100% dilutive to RTO Acquiror Shareholders; and

C = the number of Meta Shares outstanding immediately prior to the Effective Time.

“Exchange Time” means the time that the steps in Sections 2.2(b), 2.2(c), 2.2(d) and 2.2(e) occur.

“Exchangeable Elected Shares” means Meta Shares (other than Meta Shares held by RTO Acquiror or an affiliate) that the holder thereof shall have elected, in accordance with Section 2.3(a) in a duly completed Letter of Transmittal and Election Form deposited with the Depositary no later than the Election Deadline, to transfer to Canco under the Arrangement for the Exchangeable Share Consideration.

“Exchangeable Share Consideration” means the consideration in the form of Exchangeable Shares, together with Ancillary Rights, elected for each Meta Share by a Meta Shareholder (other than a Dissenting Shareholder) pursuant to Section 2.3(a), which shall be that number of Exchangeable Shares equal to the Exchange Ratio for each Meta Share held immediately prior to the Effective Time.

“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which rights, privileges, restrictions and conditions shall be in substantially the form set out in Appendix I hereto.

“Exchangeable Shares” means the exchangeable shares in the capital of Canco having the rights, privileges, restrictions and conditions set forth in the Exchangeable Share Provisions.

“Final Order” means an order of the Court granted pursuant to Section 185 of the OBCA, in a form acceptable to each of RTO Acquiror and Meta, each acting reasonably, approving the Arrangement after a hearing upon the procedural and substantive fairness of the terms and conditions of the Arrangement, as such order may be affirmed, amended, modified, supplemented or varied by the Court (with the consent of RTO Acquiror and Meta, each acting reasonably) at any time prior to the Effective Date or, if appealed, as affirmed or amended (provided, however, that any such amendment is acceptable to RTO Acquiror and Meta, each acting reasonably) on appeal, unless such appeal is withdrawn, abandoned or denied.

“Governmental Entity” means (i) any multinational or supranational body or organization, nation, government, state, province, country, territory, municipality, quasi-government, administrative, judicial or regulatory authority, agency, board, body, bureau, commission, instrumentality, court or tribunal or any political subdivision thereof, or any central bank (or similar monetary or regulatory authority) thereof, any taxing authority, any ministry or department or agency of any of the foregoing, (ii) any self-regulatory organization or stock exchange, including the Exchange and NASDAQ, (iii) any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government; and (iv) any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of such entities or other bodies pursuant to the foregoing.

“holder” means the holder of Meta Shares, Meta Options or Meta Warrants shown from time to time in the central securities register maintained by or on behalf of Meta in respect of such securities, as the context requires.

“including” means “including without limitation” and “includes” means “includes without limitation”.

“Interim Order” means an order of the Court in a form acceptable to each of RTO Acquiror and Meta, acting reasonably, providing for, among other things, the calling and holding of the Meta Meeting, as the same may be amended by the Court with the consent of RTO Acquiror and Meta, each acting reasonably.

“ITA” means the Income Tax Act (Canada), as amended.

“Law” means, with respect to any person, any and all applicable law (statutory, common, civil or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such person or its business, undertaking, property or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Entity, as amended.

“Letter of Transmittal and Election Form” means the letter of transmittal and election form for use by holders of Meta Shares or other securities of Meta, in the form accompanying the Meta Circular.

“Liquidation Amount” has the meaning set out in the Exchangeable Share Provisions.

“Liquidation Date” has the meaning set out in the Exchangeable Share Provisions.

“Meta” means Metamaterial Inc., a corporation governed under the OBCA.

“Meta Arrangement Resolution” means the special resolution of Meta Shareholders, Meta Optionholders, Meta Warrantholders and holders of Meta DSUs approving the Arrangement to be considered at the Meta Meeting.

“Meta Circular” means the notice of the Meta Meeting and accompanying management proxy circular, including all schedules, appendices and exhibits thereto and enclosures therewith, sent to the Meta Shareholders, as required by the Court in the Interim Order, in connection with the Meta Meeting, as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Meta DSU” means a deferred share unit of Meta.

“Meta Meeting” means the special meeting of Meta Shareholders, Meta Optionholders, Meta Warrantholders and holders of Meta DSUs including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Meta Arrangement Resolution, and for any other purpose as may be set out in the Meta Circular.

“Meta Non-Canadian Subsidiaries” means Metamaterial Technologies USA, Inc. and Medical Wireless Sensing Ltd.

“Meta Optionholders” means the holders at the relevant time of Meta Options.

“Meta Options” means, at any time, options exercisable to acquire Meta Shares granted under the Option Plan which are, at such time, outstanding, whether or not vested.

“Meta Shareholders” means the holders of Meta Shares.

“Meta Shares” means issued and outstanding common shares in the capital of Meta.

“Meta Warrantholders” means the holders at the relevant time of Meta Warrants.

“Meta Warrants” means the common share purchase warrants to acquire Meta Shares which are at such time outstanding.

“NASDAQ” means the NASDAQ Capital Market.

“OBCA” means the Business Corporations Act (Ontario), as amended.

“Option Plan” means the stock option plan of Meta approved by Meta Shareholders on October 10, 2019.

“person” includes any individual, firm, partnership, limited partnership, limited liability partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, body corporate, corporation, company, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status.

“Plan of Arrangement” means this plan of arrangement.

“Pre-Closing Financing” has the meaning set out in the Arrangement Agreement.

“Redemption Call Purchase Price” has the meaning set out in Section 5.2(a).

“Redemption Call Right” has the meaning set out in Section 5.2(a).

“Redemption Date” has the meaning set out in the Exchangeable Share Provisions.

“RTO Acquiror” means Torchlight Energy Resources, Inc., a corporation existing under the laws of the State of Nevada.

“RTO Acquiror Note” has the meaning set out in Section 2.3(g)

“RTO Acquiror Replacement Option” means an option to acquire RTO Acquiror Shares to be issued by RTO Acquiror in consideration for the cancellation of each Meta Option.

“RTO Acquiror Share Consideration” means the consideration in the form of RTO Acquiror Shares elected or deemed to be elected for each Meta Share by a Meta Shareholder (other than a Dissenting Shareholder) pursuant to Section 2.3, which shall be that number of RTO Acquiror Shares equal to the Exchange Ratio for each Meta Share held immediately prior to the Effective Time.

“RTO Acquiror Shares” means the common stock, par value U.S.$0.01 per share, in the capital of RTO Acquiror.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Authorities” means all securities regulatory authorities, including the applicable securities commission or similar regulatory authorities in each of the provinces and territories of Canada, the SEC, the Exchange, and the NASDAQ, that are applicable to Meta or RTO Acquiror, as the case may be.

“Special Voting Share” means the special voting share in the capital of RTO Acquiror having substantially the rights, privileges, restrictions and conditions described in the Voting and Exchange Trust Agreement.

“Support Agreement” means an agreement to be made among RTO Acquiror, Callco and Canco in connection with this Plan of Arrangement substantially in the form and substance of Schedule I to the Arrangement Agreement.

“Tax Election Package” means two copies of CRA form T2057, or, if the Meta Shareholder is a partnership, two copies of CRA form T2058 and two copies of any applicable equivalent provincial or territorial election form, which forms have been duly and properly completed and executed by the Meta Shareholder in accordance with the rules contained in the ITA or the relevant provincial legislation.

“Transfer Agent” means AST Trust Company (Canada) or such other person as may from time to time be appointed by Canco as the registrar and transfer agent for the Exchangeable Shares.

“US Dollars” or “US$” means United States dollars.

“Voting and Exchange Trust Agreement” means an agreement to be made among RTO Acquiror, Canco and the Trustee (as defined in the Exchangeable Share Provisions) in connection with this Plan of Arrangement substantially in the form of Schedule J to the Arrangement Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

1.2	Headings and References

The division of this Plan of Arrangement into Sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise specified, references to Sections are to Sections of this Plan of Arrangement.

1.3	Currency

Except as expressly indicated otherwise, all sums of money referred to in this Plan of Arrangement are expressed and shall be payable in US Dollars.

1.4	Time

Time shall be of the essence in each and every matter or thing herein provided. Unless otherwise indicated, all times expressed herein are local time at Toronto, Ontario.

ARTICLE 2

THE ARRANGEMENT

2.1	Binding Effect

Subject to the terms of the Arrangement Agreement, the Arrangement will become effective at the Effective Time and shall be binding at and after the Effective Time on Meta, RTO Acquiror, Canco, Callco, the Depositary, the Trustee and all holders and beneficial holders of Meta Shares, Meta Options, Meta DSUs and Meta Warrants including Dissenting Shareholders.

2.2	The Arrangement

Commencing at the Effective Time on the Effective Date, subject to the terms and conditions of the Arrangement Agreement, the following shall occur as part of the Arrangement and shall be deemed to occur in the following order (except that the steps in Sections 2.2(b), 2.2(c), 2.2(d), 2.2(e) and 2.2(f) shall be deemed to occur simultaneously) without any further act or formality:

(a)

each Meta Share held by a Dissenting Shareholder shall be deemed to be transferred by the holder thereof, without any further act or formality on its part, free and clear of all Encumbrances, to Meta and Meta shall thereupon be obliged to pay the amount therefor determined and payable in accordance with Article 3 hereof, and the name of such holder shall be removed from the central securities register of Meta as a holder of Meta Shares and Meta shall be recorded as the registered holder of the Meta Shares so transferred and shall be deemed to be the legal owner of such Meta Shares, which Meta Shares shall thereupon be cancelled;

(b)

each Meta Option outstanding immediately prior to the Effective Time shall, without further action or formality by or on behalf of the holders thereof, be exchanged for an RTO Acquiror Replacement Option to purchase from the RTO Acquiror the number of RTO Acquiror Shares equal to the product of (A) the number of Meta Shares issuable pursuant to the exercise of the Meta Option immediately before the Effective Time, and (B) the Exchange Ratio, provided that if the foregoing would result in a fraction of an RTO Acquiror Share being issuable upon any particular exercise of RTO Acquiror Replacement Options, then the number of RTO Acquiror Shares otherwise issuable upon exercise of such RTO Acquiror Replacement Options shall be rounded down to the nearest whole number of RTO Acquiror Shares. The exercise price per RTO Acquiror Share subject to any such RTO Acquiror Replacement Option shall be an amount equal to the quotient of (A) the exercise price per Meta Share under the exchanged Meta Option immediately prior to the Effective Time, divided by (B) the Exchange Ratio. Except as set out above, all terms and conditions of an RTO Acquiror Replacement Option, including the term to expiry, conditions to and manner of exercising, will be the same as the Meta Option for which it was exchanged and any document evidencing a Meta Option shall thereafter evidence and be deemed to evidence such RTO Acquiror Replacement Option;

(c)

each Meta DSU shall, without any further action on the part of any holder thereof, be continued on the same terms and conditions as were applicable immediately prior to the Effective Time, except that, pursuant to the terms of the deferred share unit plan of Meta, the terms of the Meta DSUs shall be amended so as to substitute for the Meta Shares issuable pursuant to such Meta DSUs, such number of RTO Acquiror Shares equal to (A) the number of Meta Shares issuable pursuant to the Meta DSUs immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio, rounded down to the nearest whole number;

(d)

each Meta Warrant shall, without any further action on the part of any holder thereof, be continued on the same terms and conditions as were applicable immediately prior to the Effective Time, except that, pursuant to the terms of the applicable warrant certificate, the terms of the Meta Warrants shall be amended so as to (i) substitute for the Meta Shares issuable pursuant to the exercise of such Meta Warrants such number of RTO Acquiror Shares equal to (A) the number of Meta Shares issuable pursuant to the exercise of such Meta Warrants immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio, rounded down to the nearest whole number; and (ii) adjust the exercise price per RTO Acquiror Share issuable pursuant to the exercise of any such Meta Warrant following the Effective Time to be an amount equal to the quotient of (A) the exercise price per Meta Share under the Meta Warrant immediately prior to the Effective Time divided by (B) the Exchange Ratio;

(e)

each issued and outstanding Meta Share (other than Exchangeable Elected Shares and other than Meta Shares held by RTO Acquiror or an affiliate thereof or Dissenting Shareholders) held by a Meta Shareholder shall be transferred by the holder thereof, without any further act or formality on its part, free and clear of all Encumbrances, to Canco in exchange for RTO Acquiror Share Consideration in accordance with the election or deemed election of such Meta Shareholder pursuant to Section 2.3;

(f)

each Exchangeable Elected Share shall be transferred by the holder thereof, without any further act or formality on its part, free and clear of all Encumbrances, to Canco in exchange for Exchangeable Share Consideration in accordance with the election of such Meta Shareholder pursuant to Section 2.3; and

(g)

RTO Acquiror, Canco and Callco shall execute the Support Agreement and RTO Acquiror, Canco and the Transfer Agent shall execute the Voting and Exchange Trust Agreement and RTO Acquiror shall issue to and deposit with the Transfer Agent the Special Voting Share in consideration of the payment to RTO Acquiror by Meta on behalf of the Meta Shareholders of one dollar ($1.00), to be thereafter held of record by the Transfer Agent as trustee for and on behalf of, and for the use and benefit of, the holders of the Exchangeable Shares in accordance with the Voting and Exchange Trust Agreement. All rights of holders of Exchangeable Shares under the Voting and Exchange Trust Agreement shall be received by them as part of the property receivable by them under Section 2.2(c) in exchange for the Exchangeable Elected Shares for which they were exchanged.

2.3	Consideration Elections

With respect to the exchange of securities effected pursuant to Sections 2.2(b) and 2.2(c):

(a)

Meta Shareholders who are Eligible Holders may elect to (i) receive in respect of any or all of their Meta Shares, the Exchangeable Share Consideration and (ii) receive in respect of the balance of their Meta Shares, if any, the RTO Acquiror Share Consideration;

(b)

the election provided for in Section 2.3(a) shall be made by a Meta Shareholder depositing with the Depositary, prior to the Election Deadline, a duly completed Letter of Transmittal and Election Form indicating such Meta Shareholder’s election, together with certificates representing such holder’s Meta Shares, if any;

(c)

any Meta Shareholder who does not deposit with the Depositary a duly completed Letter of Transmittal and Election Form prior to the Election Deadline, or otherwise fails to comply with the requirements of Section 2.3(b) and the Letter of Transmittal and Election Form in respect of any such Meta Shareholder’s Meta Shares, shall be deemed to have elected to receive the RTO Acquiror Share Consideration; and

(d)	any Letter of Transmittal and Election Form, once deposited with the Depositary, shall be irrevocable and may not be withdrawn by a Meta Shareholder.

2.4	Income Tax Elections

Meta Shareholders who are Eligible Holders who are entitled to receive Exchangeable Shares under the Arrangement shall be entitled to make an income tax election pursuant to subsection 85(1) of the ITA or, if the person is a partnership, subsection 85(2) of the ITA (and in each case, where applicable, the analogous provisions of provincial income tax Law) with respect to the transfer of their Meta Shares to Canco by providing the Tax Election Package to the Depositary within 90 days following the Effective Date, duly completed with the details of the number of Meta Shares transferred and the applicable agreed amounts (which cannot be less than the fair market value of the Ancillary Rights at the Exchange Time). Thereafter, subject to the Tax Election Package being correct and complete and complying with the provisions of the ITA (or applicable provincial income or corporate tax Law), the relevant forms will be signed by Canco and returned to such persons within 90 days after the receipt thereof by the Depositary for filing with the CRA (or the applicable provincial taxing Agency). Canco will not be responsible for the proper or accurate completion of the Tax Election Package or to check or verify the content of any election form and, except for Canco’s obligation to return duly completed Tax Election Packages which are received by the Depositary within 90 days of the Effective Date, within 90 days after the receipt thereof by the Depositary, Canco will not be responsible for any taxes, interest or penalties or any other costs or damages resulting from the failure by a Meta Shareholder to properly and accurately complete or file the necessary election forms in the form and manner and within the time prescribed by the ITA (or any applicable provincial legislation). In its sole discretion, Canco may choose to sign and return Tax Election Packages received more than 90 days following the Effective Date, but Canco will have no obligation to do so.

2.5	Share Registers

Every Meta Shareholder from whom a Meta Share is transferred and acquired pursuant to the Arrangement shall be removed from the register of holders of Meta Shares at the Effective Time and shall cease to have any rights in respect of such Meta Shares, and Canco shall become the holder of such Meta Shares and shall be added to that register at the Effective Time and shall be entitled as of that time to all of the rights and privileges attached to the Meta Shares. Every Meta Shareholder who acquires Exchangeable Shares and/or RTO Acquiror Shares pursuant to the Arrangement shall be added to the register of holders of Exchangeable Shares and/or RTO Acquiror Shares, as applicable, and shall be entitled as of the Effective Time to all of the rights and privileges attached to the Exchangeable Shares and/or RTO Acquiror Shares, as the case may be.

2.6	Adjustments to Consideration

The consideration to be paid pursuant to Sections 2.2(b), 2.2(c), 2.2(d) and 2.2(e) shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into RTO Acquiror Shares or Meta Shares, other than stock dividends paid in lieu of ordinary course dividends), reorganization, recapitalization or other like change with respect to RTO Acquiror Shares or Meta Shares occurring after the date of the Arrangement Agreement and prior to the Effective Time.

ARTICLE 3

DISSENT RIGHTS

3.1	Rights of Dissent

Holders of Meta Shares may exercise rights of dissent with respect to those Meta Shares pursuant to, and (except as expressly indicated to the contrary in this Section 3.1), in the manner set forth in, Section 185 of the OBCA and this Section 3.1 in connection with the Arrangement (the “Dissent Rights”); provided that, notwithstanding Section 185(6) of the OBCA, the written objection to the resolution approving the Arrangement referred to in Section 185(6) of the OBCA must be received by Meta not later than 5:00 p.m. (Toronto time) on the second Business Day before the Meta Meeting; and provided further that, notwithstanding the provisions of Section 185 of the OBCA, Meta Shareholders who duly exercise Dissent

Rights and who have not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights and who:

(a)

ultimately are determined to be entitled to be paid fair value for their Meta Shares, which fair value, notwithstanding anything to the contrary contained in Section 185 of the OBCA, shall be determined as of the Exchange Time, shall be deemed to have transferred those Meta Shares as of the Exchange Time at the fair value of the Meta Shares determined as of the Exchange Time in accordance with Section 2.2(a), without any further act or formality and free and clear of all Encumbrances, to Meta and shall not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such holder not exercised their Dissent Rights in respect of such Meta Shares; or

(b)

ultimately are determined not to be entitled, for any reason, to be paid fair value for their Meta Shares, shall be deemed to have participated in the Arrangement on the same basis as a holder of Meta Shares who has not exercised Dissent Rights and shall be deemed to have elected to receive, and shall receive, the consideration provided in Section 2.3(c), but in no case shall Meta, RTO Acquiror, Canco, the Depositary or any other person be required to recognize any such holder as a holder of Meta Shares after the Exchange Time, and the names of each such holder shall be deleted from the register of holders of Meta Shares at the Exchange Time.

ARTICLE 4

SHARE DEPOSIT AND FRACTIONAL SHARES

4.1	Share Deposit

Prior to the Exchange Time, Canco and RTO Acquiror shall deposit or cause to be deposited with the Depositary, for the benefit of the holders of Meta Shares, the aggregate number of whole Exchangeable Shares and the aggregate number of whole RTO Acquiror Shares issuable to holders of Meta Shares in accordance with Section 2.2(b) and Section 2.2(c) under this Plan of Arrangement. Upon surrender to the Depositary by a holder of Meta Shares of a duly completed Letter of Transmittal and Election Form and such other documents and instruments as the Depositary may reasonably require along with the certificate or certificates, if any, representing such Meta Shares to be exchanged under the Arrangement for cancellation, such holder of Meta Shares shall be entitled to receive, and promptly after the Exchange Time the Depositary shall deliver to such person, written evidence of the book entry issuance in uncertificated form to, or certificates registered in the name of, such person representing that number of Exchangeable Shares and/or RTO Acquiror Shares which such person is entitled to receive in accordance with Section 2.2(b) and Section 2.2(c) less any amounts withheld pursuant to Section 4.5, and any certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of such Meta Shares which was not registered in the transfer records of Meta, written evidence of the book entry issuance of, or certificates representing, the number of Exchangeable Shares and/or RTO Acquiror Shares issuable to the registered holder may be registered in the name of and issued to the transferee if the certificate representing such Meta Shares is presented to the Depositary, accompanied by a duly completed Letter of Transmittal and Election Form and all documents required to evidence and effect such transfer. Without limiting the provisions of Section 2.5, until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to the Exchange Time represented one or more outstanding Meta Shares that, under the Arrangement, were exchanged pursuant to Section 2.2(b) or Section 2.2(c), shall be deemed at all times after the Exchange Time to represent only the right to receive upon such surrender (i) the Consideration to which the holder thereof is entitled under the Arrangement, or as to a certificate held by a Dissenting Shareholder (other than a shareholder who exercised Dissent Rights who is deemed to have participated in the Arrangement pursuant to Section 3.1(b)), to receive the fair value of the Meta Shares represented by such certificate, and (ii) any dividends or distributions with a record date after the Exchange Time theretofore paid or payable with respect to any Exchangeable Shares or RTO Acquiror Shares issued in exchange therefor as contemplated by Section 4.2, in each case less any amounts withheld pursuant to Section 4.5.

4.2	Distributions with Respect to Unsurrendered Certificates

No dividends or other distributions paid, declared or made with respect to Exchangeable Shares or RTO Acquiror Shares, in each case with a record date after the Exchange Time, shall be paid to the holder of any unsurrendered certificate which immediately prior to the Exchange Time represented outstanding Meta Shares, unless and until such person shall have surrendered its certificates representing Meta Shares in accordance with the provisions of Section 4.1. Subject to applicable Law, at the time such person shall have surrendered its certificates representing Meta Shares in accordance with the provisions of Section 4.1, there shall be paid to such person, without interest (i) the amount of dividends or other distributions with a record date after the Exchange Time theretofore paid with respect to the Exchangeable Share or the RTO Acquiror Share, as the case may be, to which such person is entitled pursuant hereto, and (ii) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Exchange Time but prior to the date of surrender of certificates representing Meta Shares by such person in accordance with the provisions of Section 4.1 and a payment date subsequent to the date of such compliance and payable with respect to such Exchangeable Shares or RTO Acquiror Shares, as the case may be.

4.3	No Fractional Shares

No fractional Exchangeable Shares or fractional RTO Acquiror Shares shall be issued upon compliance with the provisions of Section 4.1 and no dividend, stock split or other change in the capital structure of Canco or RTO Acquiror shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to exercise any rights as a security holder of Canco or RTO Acquiror. Where the aggregate number of RTO Acquiror Shares or Exchangeable Shares to be issued to a Meta Shareholder as consideration under the Arrangement would result in a fraction of a RTO Acquiror Share or an Exchangeable Share being issuable, the number of RTO Acquiror Shares or Exchangeable Shares, as the case may be to be received by such Meta Shareholder shall be rounded down to the nearest whole RTO Acquiror Share or Exchangeable Share, as the case may be.

4.4	Lost Certificates

In the event any certificate which immediately prior to the Exchange Time represented one or more outstanding Meta Shares that were exchanged pursuant to Section 2.2 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, any Exchangeable Shares or RTO Acquiror Shares (and any dividends or distributions with respect thereto) deliverable in accordance with Section 2.2 and such holder’s Letter of Transmittal and Election Form. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the person to whom Exchangeable Shares or RTO Acquiror Shares (and any dividends or distributions with respect thereto) are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Meta, and RTO Acquiror and its transfer agent (each acting reasonably) in such amount as RTO Acquiror may direct or otherwise indemnify Meta, Canco and RTO Acquiror in a manner satisfactory to Meta, Canco and RTO Acquiror against any claim that may be made against Meta, Canco or RTO Acquiror with respect to the certificate alleged to have been lost, stolen or destroyed.

4.5	Extinction of Rights

Any certificate which immediately prior to the Exchange Time represented outstanding Meta Shares that were exchanged pursuant to Section 2.2 that is not deposited with all other instruments required by Section 4.1 on or prior to the date of the notice referred to in Section 7(2) of the Exchangeable Share Provisions shall cease to represent a claim or interest of any kind or nature as a securityholder of Canco or RTO Acquiror. On such date, the Exchangeable Shares and/or RTO Acquiror Shares to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Canco. None of RTO Acquiror, Meta, Canco, Callco or the Depositary shall be liable to any person in respect of any cash or property delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

4.6	Withholding Rights

Meta, Canco, Callco, RTO Acquiror and the Depositary shall be entitled to deduct and withhold from any dividend, price or consideration otherwise payable to any holder of Meta Shares, RTO Acquiror Shares or Exchangeable Shares such amounts as Meta, Canco, Callco, RTO Acquiror or the Depositary is required to deduct and withhold with respect to such payment under the ITA, United States tax laws or any other applicable Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the securities in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing Agency. Meta, Canco, Callco, RTO Acquiror and the Depositary are hereby authorized to sell or otherwise dispose of such other portion of the consideration as is necessary to provide sufficient funds to Meta, Canco, Callco, RTO Acquiror and the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement and Meta, Canco, Callco, RTO Acquiror and the Depositary shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

4.7	Paramountcy

From and after the Effective Time: (i) this Plan of Arrangement shall take precedence and priority over any and all Meta Shares issued prior to the Effective Time; (ii) the rights and obligations of the registered holders of Meta Shares (other than RTO Acquiror, Canco or any of their respective affiliates), and of Meta, RTO Acquiror, Canco, the Depositary and any transfer agent or other depositary in relation thereto, shall be solely as provided for in this Plan of Arrangement and the Arrangement Agreement; and (iii) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any Meta Shares shall be deemed to have been settled, compromised, released and determined without liability except as set forth herein.

ARTICLE 5

RIGHTS OF RTO ACQUIROR AND CALLCO TO ACQUIRE EXCHANGEABLE SHARES

5.1	Liquidation Call Right

In addition to the rights contained in the Exchangeable Share Provisions, RTO Acquiror and Callco shall have the following rights in respect of the Exchangeable Shares:

(a)

Subject to the proviso in Section 5.1(b) that Callco shall only be entitled to exercise the Liquidation Call Right with respect to those Exchangeable Shares, if any, in respect of which RTO Acquiror has not exercised the Liquidation Call Right, RTO Acquiror and Callco shall each have the overriding right (the “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Canco or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs, pursuant to Section 5 of the Exchangeable Share Provisions, and subject to the sale and purchase contemplated by the Automatic Exchange Right, to purchase from all but not less than all of the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is RTO Acquiror or any of its affiliates) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by RTO Acquiror or Callco, as the case may be, to each such holder of an amount per share (the “Liquidation Call Purchase Price”) equal to the Current Market Price of RTO Acquiror Shares on the last Business Day prior to the Liquidation Date plus the Dividend Amount, which shall be satisfied in full by RTO Acquiror or Callco, as the case may be, delivering or causing to be delivered to such holder one RTO

Acquiror Share plus any Dividend Amount in accordance with Section 5.1(c). In the event of the exercise of the Liquidation Call Right by RTO Acquiror or Callco, as the case may be, each such holder of Exchangeable Shares (other than RTO Acquiror and its affiliates) shall be obligated to sell all of the Exchangeable Shares held by the holder to RTO Acquiror or Callco, as the case may be, on the Liquidation Date upon payment by RTO Acquiror or Callco, as the case may be, to such holder of the Liquidation Call Purchase Price for each such share, and Canco shall have no obligation to pay any Liquidation Amount to the holders of such shares so purchased.

(b)

Callco shall only be entitled to exercise the Liquidation Call Right with respect to those Exchangeable Shares, if any, in respect of which RTO Acquiror has not exercised the Liquidation Call Right. To exercise the Liquidation Call Right, RTO Acquiror or Callco must notify the Transfer Agent, as agent for the holders of the Exchangeable Shares, and Canco of its intention to exercise such right at least 45 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of Canco or any other voluntary distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs, at least 30 days before the Liquidation Date and at least 30 days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of Canco or any other involuntary distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs. The RTO Acquiror will or will cause the Transfer Agent to notify the holders of the Exchangeable Shares as to whether or not RTO Acquiror and/or Callco has exercised the Liquidation Call Right forthwith after the expiry of the period during which RTO Acquiror or Callco may exercise the Liquidation Call Right. If RTO Acquiror and/or Callco exercises the Liquidation Call Right, then on the Liquidation Date, RTO Acquiror and/or Callco, as the case may be, will purchase and the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is RTO Acquiror or any of its affiliates) will sell, all of the Exchangeable Shares held by such holders on such date for a price per share equal to the Liquidation Call Purchase Price which shall be satisfied in full by RTO Acquiror or Callco, as the case may be, delivering or causing to be delivered to such holder one RTO Acquiror Share plus any Dividend Amount.

(c)

For the purposes of completing the purchase and sale of the Exchangeable Shares pursuant to exercise of the Liquidation Call Right, RTO Acquiror or Callco, as the case may be, shall deposit or cause to be deposited with the Transfer Agent, on or before the Liquidation Date, the aggregate number of RTO Acquiror Shares required to be delivered or caused to be delivered pursuant to Section 5.1(a) and a cheque or cheques payable at par at any branch of the bankers of the applicable entity representing the aggregate Dividend Amount, if any, in payment of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to Section 4.5. Provided that such consideration has been so deposited with the Transfer Agent, the holders of the Exchangeable Shares (other than RTO Acquiror and its affiliates) shall cease to be holders of the Exchangeable Shares on and after the Liquidation Date and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the aggregate Liquidation Call Purchase Price without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the RTO Acquiror Shares which such holder is entitled to receive. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and articles of Canco and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of RTO Acquiror or Callco, as applicable, shall transfer to such holder, the RTO Acquiror Shares to which such holder is entitled and as soon as reasonably practicable thereafter the Transfer Agent shall deliver to such holder written evidence of the book entry issuance in uncertificated form of the RTO Acquiror Shares to which the holder is entitled and a cheque or cheques of RTO Acquiror or Callco, as applicable, payable at par at any branch of the bankers of RTO Acquiror or Callco, respectively, representing the Dividend Amount, if any, and when received by the Transfer Agent, all dividends and other distributions with respect to such RTO Acquiror Shares with a record date after the Liquidation Date and before the date of the transfer of such RTO Acquiror Shares to such holder, less any amounts withheld pursuant to Section 4.6. If neither RTO Acquiror or Callco exercises the Liquidation Call Right in the manner described above, on the Liquidation Date, the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by Canco in connection with the liquidation, dissolution or winding-up of Canco or any distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs pursuant to Section 5 of the Exchangeable Share Provisions.

5.2	Redemption Call Right

In addition to the rights contained in the Exchangeable Share Provisions, RTO Acquiror and Callco shall have the following rights in respect of the Exchangeable Shares:

(a)

Subject to the proviso in Section 5.2(b) that Callco shall only be entitled to exercise the Redemption Call Right with respect to those Exchangeable Shares, if any, in respect of which RTO Acquiror has not exercised the Redemption Call Right, and notwithstanding the proposed redemption of the Exchangeable Shares by Canco pursuant to Section 7 of the Exchangeable Share Provisions, RTO Acquiror and Callco shall each have the overriding right (the “Redemption Call Right”) to purchase from all but not less than all of the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is RTO Acquiror or any of its affiliates) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by RTO Acquiror or Callco, as the case may be, to each such holder an amount per Exchangeable Share (the “Redemption Call Purchase Price”) equal to the Current Market Price of an RTO Acquiror on the last Business Day prior to the Redemption Date plus the Dividend Amount, which shall be satisfied in full by RTO Acquiror or Callco, as applicable, delivering or causing to be delivered to such holder one RTO Acquiror Share plus any Dividend Amount in accordance with Section 5.2(c). In the event of the exercise of the Redemption Call Right by RTO Acquiror or Callco, as the case may be, each such holder of Exchangeable Shares shall be obligated to sell all of the Exchangeable Shares held by the holder to RTO Acquiror or Callco, as the case may be, on the Redemption Date upon payment by RTO Acquiror or Callco, as the case may be, to such holder of the Redemption Call Purchase Price for each such share, and Canco shall have no obligation to redeem, or to pay any Dividend Amount in respect of, such shares so purchased.

(b)

Callco shall only be entitled to exercise the Redemption Call Right with respect to those Exchangeable Shares, if any, in respect of which RTO Acquiror has not exercised the Redemption Call Right. To exercise the Redemption Call Right, RTO Acquiror or Callco must notify the Transfer Agent, as agent for the holders of the Exchangeable Shares, and Canco of its intention to exercise such right (i) in the case of a redemption occurring as a result of a RTO Acquiror Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event (each as defined in the Exchangeable Share Provisions), on or before the Redemption Date, and (ii) in any other case, at least 30 days before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not RTO Acquiror and/or Callco has exercised the Redemption Call Right forthwith after the expiry of the period during which RTO Acquiror or Callco may exercise the Redemption Call Right. If RTO Acquiror and/or Callco exercises the Redemption Call Right, RTO Acquiror and/or Callco, as the case may be, will purchase and the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is RTO Acquiror or any of its affiliates) will sell, on the Redemption Date, all of the Exchangeable Shares held by such holders on such date for a price per share equal to the Redemption Call Purchase Price which shall be satisfied in full by RTO Acquiror or Callco delivering or causing to be delivered to each such holder one RTO Acquiror Share plus any Dividend Amount.

(c)	For the purposes of completing the purchase and sale of the Exchangeable Shares pursuant to the exercise of the Redemption Call Right, RTO Acquiror and/or Callco, as the case may be, shall deposit or cause to be deposited with the Transfer Agent, on or before the Redemption Date, an aggregate number of RTO Acquiror Shares and a cheque or cheques payable at par at any branch of the bankers of RTO Acquiror or Callco, as applicable, representing the aggregate Dividend Amount, if any, in payment of the aggregate Redemption Call Purchase Price less any amounts withheld pursuant to Section 4.5. Provided that RTO Acquiror or Callco, as applicable, has complied with the immediately preceding sentence, the holders of the Exchangeable Shares (other than RTO Acquiror and its affiliates) shall cease to be holders of the Exchangeable Shares on and after the Redemption Date and, from and after such date, shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement) other than the right to receive their proportionate part of the aggregate Redemption Call Purchase Price, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the RTO Acquiror Shares which such holder is entitled to receive. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and articles of Canco and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of RTO Acquiror or Callco, as the case may be, shall transfer to such holder, the RTO Acquiror Shares to which such holder is entitled and as soon as reasonably practicable thereafter the Transfer Agent shall deliver to such holder of the RTO Acquiror Shares to which the holder is entitled and a cheque or cheques of RTO Acquiror or Callco, as the case may be, payable at par at any branch of the bankers of RTO Acquiror or Callco, respectively, representing the Dividend Amount, if any, and when received by the Transfer Agent, all dividends and other distributions with respect to such RTO Acquiror Shares with a record date after the Redemption Date and before the date of the transfer of such RTO Acquiror Shares to such holder, less any amounts withheld pursuant to Section 4.6. If Callco does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by Canco in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions.

5.3	Change of Law Call Right

In addition to the rights contained in the Exchangeable Share Provisions, RTO Acquiror and Callco shall have the following rights in respect of the Exchangeable Shares:

(a)

Subject to the proviso in Section 5.3(b) that Callco shall only be entitled to exercise the Change of Law Call Right with respect to those Exchangeable Shares, if any, in respect of which RTO Acquiror has not exercised the Change of Law Call Right, RTO Acquiror and Callco shall each have the overriding right (the “Change of Law Call Right”), in the event of a Change of Law, to purchase from all but not less than all of the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is RTO Acquiror or any of its affiliates) on the Change of Law Call Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by RTO Acquiror or Callco, as the case may be, of an amount per share (the “Change of Law Call Purchase Price”) equal to the Current Market Price of RTO Acquiror Shares on the last Business Day prior to the Change of Law Call Date plus the Dividend Amount, which shall be satisfied in full by RTO Acquiror or Callco, as the case may be, delivering or causing to be delivered to such holder one RTO Acquiror Share plus any Dividend Amount. In the event of the exercise of the Change of Law Call Right by RTO Acquiror or Callco, each holder of Exchangeable Shares shall be obligated to sell all the Exchangeable Shares held by such holder to RTO Acquiror or Callco, as the case may be, on the Change of Law Call Date upon payment by RTO Acquiror or Callco, as the case may be, to such holder of the Change of Law Call Purchase Price for each such Exchangeable Share.

(b)

Callco shall only be entitled to exercise the Change of Law Call Right with respect to those Exchangeable Shares, if any, in respect of which RTO Acquiror has not exercised the Change of Law Call Right. To exercise the Change of Law Call Right, RTO Acquiror or Callco must notify the Transfer Agent of its intention to exercise such right at least 30 days before the date on which RTO Acquiror or Callco intends to acquire the Exchangeable Shares (the “Change of Law Call Date”). If RTO Acquiror or Callco exercises the Change of Law Call Right, then, on the Change of Law Call Date, RTO Acquiror or Callco, as the case may be, will purchase and the holders of Exchangeable Shares will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Change of Law Call Purchase Price, which shall be satisfied in full by RTO Acquiror or Callco, as the case may be, delivering or causing to be delivered to such holder one RTO Acquiror Share plus any Dividend Amount.

(c)

For the purposes of completing the purchase and sale of the Exchangeable Shares pursuant to the exercise of the Change of Law Call Right, RTO Acquiror or Callco, as the case may be, shall deposit or cause to be deposited with the Transfer Agent, on or before the Change of Law Call Date, the aggregate number of RTO Acquiror Shares which RTO Acquiror or Callco, as the case may be, shall deliver or cause to be delivered pursuant to Section 5.4(a) and a cheque or cheques of RTO Acquiror or Callco, as the case may be, payable at par at any branch of the bankers of RTO Acquiror or Callco representing the aggregate Dividend Amount, if any, in payment of the aggregate Redemption Call Purchase Price, in each case less any amounts withheld pursuant to Section 4.6. Provided that RTO Acquiror or Callco has complied with the immediately preceding sentence, on and after the Change of Law Call Date the holders of the Exchangeable Shares shall cease to be holders of the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the total Change of Law Purchase Price payable by RTO Acquiror or Callco, as the case may be, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Change of Law Call Date be considered and deemed for all purposes to be the holder of RTO Acquiror Shares to which such holder is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and articles of Canco and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of RTO Acquiror or Callco, as the case may be, shall transfer to such holder, the RTO Acquiror Shares to which such holder is entitled and as soon as reasonably practicable thereafter the Transfer Agent shall deliver to such holder written evidence of the book entry issuance in uncertificated form of the RTO Acquiror Shares to which the holder is entitled and a cheque or cheques of RTO Acquiror or Callco, as the case may be, payable at par at any branch of the bankers of RTO Acquiror or Callco, as the case may be, representing the Dividend Amount, if any, and when received by the Transfer Agent, all dividends and other distributions with respect to such RTO Acquiror Shares with a record date after the Redemption Date and before the date of the transfer of such RTO Acquiror Shares to such holder, less any amounts withheld pursuant to Section 4.5.

ARTICLE 6

AMENDMENT

6.1	Plan of Arrangement Amendment

(a)

With the prior written consent of RTO Acquiror, not to be unreasonably withheld, Meta may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time, provided that any such amendment, modification and/or supplement must be contained in a written document that is filed with the Court and, if made after the Meta Meeting, approved by the Court and communicated to Meta Shareholders, Meta Optionholders and Meta Warrantholders if and as required by the Court.

(b)

With the prior written consent of RTO Acquiror, not to be unreasonably withheld, any amendment, modification or supplement to this Plan of Arrangement may be proposed by Meta at any time before or at the Meta Meeting with or without any other prior notice or communication and, if so proposed and accepted by the persons voting at the Meta Meeting in the manner required under the Interim Order, shall become part of this Plan of Arrangement for all purposes.

(c)

Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Meta Meeting shall be effective only if (i) it is consented to in writing by Meta and RTO Acquiror and, (ii) if required by the Court, it is consented to by Meta Shareholders, Meta Optionholders and/or Meta Warrantholders voting in the manner directed by the Court.

(d)

With the prior written consent of RTO Acquiror, not to be unreasonably withheld, any amendment, modification or supplement to this Plan of Arrangement may be made prior to the Effective Date by Meta and without the approval of the Court, Meta Shareholders, Meta Optionholders or Meta Warrantholders, provided that it concerns a matter which, in the reasonable opinion of Meta, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not materially adverse to the financial or economic interests of any Meta Shareholder, Meta Optionholder or Meta Warrantholder.

(e)	This Plan of Arrangement may be withdrawn prior to the Exchange Time in accordance with the Arrangement Agreement.

ARTICLE 7

FURTHER ASSURANCES

Notwithstanding that the transactions and events set out in this Plan of Arrangement shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of Meta, RTO Acquiror, Callco and Canco shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them to document or evidence any of the transactions or events set out in this Plan of Arrangement.

ARTICLE 8

NOTICE

Any notice to be given by RTO Acquiror or Canco to Meta Shareholders, Meta Optionholders or Meta Warrantholders pursuant to the Arrangement will be deemed to have been properly given if it is mailed by first class mail, postage prepaid, to registered Meta Shareholders, Meta Optionholders or Meta Warrantholders, as the case may be, at their addresses as shown on the applicable register of such holders maintained by Meta and will be deemed to have been received on the first day following the date of mailing which is a Business Day.

The provisions of this Plan of Arrangement, the Arrangement Agreement and the Letter of Transmittal and Election Form apply notwithstanding any accidental omission to give notice to any one or more Meta Shareholders, Meta Optionholders or Meta Warrantholders and notwithstanding any interruption of mail services in Canada, the United States or elsewhere following mailing. In the event of any interruption of mail service following mailing, RTO Acquiror intends to make reasonable efforts to disseminate any notice by other means, such as dissemination by press release.

Notwithstanding the provisions of the Arrangement Agreement, this Plan of Arrangement and the Letter of Transmittal and Election Form, certificates, if any, for RTO Acquiror Shares and Exchangeable Shares issuable, pursuant to the Arrangement need not be mailed if RTO Acquiror determines that delivery thereof by mail may be delayed. Persons entitled to cheques and certificates which are not mailed for the foregoing reason may take delivery thereof at the office of the Transfer Agent in respect of which the certificates being issued were deposited, upon application to the Transfer Agent, until such time as RTO Acquiror has determined that delivery by mail will no longer be delayed. Notwithstanding the provisions of the Arrangement Agreement, this Plan of Arrangement and the Letter of Transmittal and Election Form, the deposit of cheques and certificates with the Transfer Agent in such circumstances will constitute delivery to the persons entitled thereto and the RTO Acquiror Shares will be deemed to have been paid for immediately upon such deposit.

APPENDIX I

TO THE PLAN OF ARRANGEMENT PROVISIONS

ATTACHING TO THE EXCHANGEABLE SHARES

SCHEDULE B

META ARRANGEMENT RESOLUTION

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1)

the arrangement (the “Arrangement”) under Section 182 of the Business Corporations Act (Ontario) (the “OBCA”) involving Torchlight Energy Resources, Inc. (“Purchaser”) and Metamaterial Inc. (“Meta”), as more particularly described and set forth in the management proxy circular of Meta (the “Circular”) dated [●], 2020 accompanying the notice of this meeting (as the Arrangement may be, or may have been, modified, amended or supplemented in accordance with the definitive arrangement agreement (as it may be amended, the “Arrangement Agreement”) made as of December 14, 2020 between Purchaser and Meta) is hereby authorized, approved and adopted;

2)

the plan of arrangement of Meta (as may be, or may have been, modified, amended or supplemented in accordance with its terms and the terms of the Arrangement Agreement as the “Plan of Arrangement”) implementing the Arrangement, the full text of which is set out in Appendix “B” to the Circular, is hereby authorized, approved and adopted;

3)

the (i) Arrangement Agreement and related transactions, (ii) actions of the directors of Meta in approving the Arrangement Agreement, and (iii) actions of the directors and officers of Meta in executing and delivering the Arrangement Agreement, and any amendments, modifications or supplements thereto, are hereby ratified and approved;

4)

Meta be and is hereby authorized to apply for a final order from the Ontario Superior Court of Justice (Commercial List) (the “Court”) to approve the Arrangement on the terms set forth in the Arrangement Agreement and the Plan of Arrangement (as they may be modified, amended or supplemented as described in the Circular);

5)

notwithstanding that this resolution has been passed (and the Arrangement approved) by the shareholders of Meta or that the Arrangement has been approved by the Court, the directors of Meta are hereby authorized and empowered, without further notice to, or approval of, the shareholders of Meta to (i) modify, amend or supplement the Arrangement Agreement or the Plan of Arrangement to the extent permitted by the terms of the Arrangement Agreement or the Plan of Arrangement; and (ii) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement and related transactions;

6)

any director or officer of Meta is hereby authorized and directed for and on behalf of Meta to execute, whether under corporate seal of Meta or otherwise, and to deliver for filing with the Director under the OBCA articles of arrangement and such other documents as are necessary or desirable to give effect to the Arrangement in accordance with the Arrangement Agreement, such determination to be conclusively evidenced by the execution and delivery of such articles of arrangement and any such other documents;

7)

Meta be and is hereby authorized to apply for the delisting of its common shares from the Canadian Securities Exchange (the “Delisting”) in connection with the transactions contemplated in the Arrangement Agreement; and

8)

any one director or officer of Meta is hereby authorized and directed, for and on behalf and in the name of Meta, to execute or cause to be executed and to deliver or cause to be delivered, whether under corporate seal of Meta or otherwise, all such agreements, forms, waivers, notices, certificate, confirmations and other documents and instruments, and to perform or cause to be performed all such other acts and things, as in the opinion of such director or officer may be necessary, desirable or useful for the purpose of giving effect to these resolutions and the matters authorized thereby, the Arrangement Agreement, completion of the Plan of Arrangement, and the Delisting, including:

a.	all actions required to be taken by or on behalf of Meta, and all necessary filings and obtaining the necessary approvals, consents and acceptances of appropriate regulatory authorities; and

b.	the signing of the certificates, consents and other documents or declarations required under the Arrangement Agreement or otherwise to be entered into by Meta;

such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

SCHEDULE C

REPRESENTATIONS AND WARRANTIES OF META

Meta represents and warrants to and in favour of RTO Acquiror as follows, and acknowledges that RTO Acquiror is relying upon such representations and warranties in connection with the completion of the transactions contemplated herein:

(a)

Schedule C(a) of the Meta Disclosure Letter sets forth the name and jurisdiction of incorporation and the directors and officers of Meta and each of its subsidiaries (in this Schedule C, the “Meta Subsidiaries”). Each of Meta and the Meta Subsidiaries (i) has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation and is up-to-date in respect of all material corporate filings; (ii) has all requisite corporate or other organization, as applicable power and authority to carry on its business as now conducted and to own or lease and operate its assets and properties; and (iii) in respect of Meta, has all requisite corporate power and authority to enter into and carry out its obligations under this Agreement.

(b)

Meta does not beneficially own, or exercise control or direction over, directly or indirectly, any interest in any other Person other than the Meta Subsidiaries or any agreement, option or commitment to acquire any such investment. All of the issued and outstanding securities of the Meta Subsidiaries are owned by Meta.

(c)

No steps or proceedings have been taken, instituted or, to the knowledge of Meta, are pending for the dissolution, liquidation or winding up of Meta or a Meta Subsidiary. Except as disclosed in Schedule C(c) of the Meta Disclosure Letter, neither Meta nor any Meta Subsidiary: (i) is insolvent or bankrupt under or pursuant to any corporate, insolvency, winding-up, restructuring, reorganization, administration or other Laws applicable to it; (ii) has commenced, approved, authorized or taken any action in furtherance of proceedings in respect of it under any applicable bankruptcy, insolvency, restructuring, reorganization, administration, winding up, liquidation, dissolution, or similar Law; (iii) has proposed a compromise or arrangement with its creditors generally or is or has been subject to any actions taken, orders received or proceedings commenced by creditors or other Persons for or in respect of the bankruptcy, receivership, insolvency, restructuring, reorganization, administration, winding-up, liquidation or dissolution of it, or any of its property or assets; (iv) had any encumbrancer take possession of any of its property, or (v) had any execution or distress become enforceable or become levied upon any of its property.

(d)

Each of Meta and the Meta Subsidiaries is, in all material respects, conducting its business in compliance with all applicable Laws (including all material applicable federal, provincial, state, municipal and local laws, regulations and other lawful requirements of any Government Entity) of each jurisdiction in which its business is carried on and is licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned or leased and operated and all such licenses, registrations and qualifications are valid, subsisting and in good standing and it has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such Laws, licenses, registrations or qualifications which would reasonably be expected to result in a Meta Material Adverse Effect.

(e)

Meta has the requisite corporate power and authority to enter into, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and performance by Meta of its obligations under this Agreement and the consummation of the Arrangement and other transactions contemplated hereby have been duly authorized by all necessary corporate action of Meta and no other corporate proceedings on the part of Meta are necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the Arrangement and the other transactions contemplated hereby other than the approval by the Meta Board of the

Meta Circular and the approval by the Meta Shareholders in the manner required by the Interim Order, applicable Law and approval of the Arrangement by the Court.

(f)

This Agreement has been duly and validly executed and delivered by Meta and, assuming due authorization, execution and delivery by RTO Acquiror, Canco and Callco, constitutes a legal, valid and binding obligation of Meta, enforceable against Meta in accordance with its terms, subject however, to limitations with respect to enforcement imposed by Law in connection with bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

(g)

Other than the Interim Order and any approvals required by the Interim Order, the Final Order, filings with the Director under the OBCA and such filings and other actions required under applicable Securities Laws and the Key Regulatory Approvals set out in Schedule C(g) of the Meta Disclosure Letter, no authorization, approval, order, license, permit or consent of any Governmental Entity, and no notice, registration, declaration or filing by Meta or any of the Meta Subsidiaries with any such Governmental Entity is required in connection with the execution and delivery of, and performance by Meta of its obligations under, this Agreement or the consummation of the Arrangement and the other transactions contemplated in this Agreement.

(h)

Other than as set out in Schedule C(h) of the Meta Disclosure Letter, there is no requirement under any Meta Material Contract to which Meta or any Meta Subsidiary is a party or by which Meta or any Meta Subsidiary is bound or has any rights to make a filing with, give any notice to, or to obtain the consent or approval of, any party to such Meta Material Contract relating to the transactions contemplated by this Agreement.

(i)

The execution and delivery of this Agreement by Meta, the performance by Meta of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not (whether after notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both) or give rise to any right of termination or acceleration of any obligations or indebtedness, and neither Meta nor a Meta Subsidiary is currently in material breach or default of, (A) any Law applicable to Meta or a Meta Subsidiary; (B) the constating documents, by-laws or resolutions of Meta or any Meta Subsidiary, as applicable; (C) any Contract or Debt Instrument to which Meta or any Meta Subsidiary is a party or by which it is bound, except as disclosed in Schedule C(i) of the Meta Disclosure Letter, or (D) any judgment, decree or order binding Meta or any Meta Subsidiary, as applicable, or the assets or properties thereof; (ii) allow any Person to exercise any rights, require any consent or other action by any Person or permit the termination, cancellation, acceleration or other change of any right or other obligation or the loss of any benefit to which Meta or any Meta Subsidiary is entitled (including by triggering any rights of first refusal or first offer, change in control provision or other restriction or limitation) under any Material Contract; or (iii) result in the creation or imposition of any Encumbrance up on any of Meta’s assets or the assets of the Meta Subsidiaries.

(j)

Schedule C(j) of the Meta Disclosure Letter sets forth the authorized, issued and outstanding share capital of Meta and each of the Meta Subsidiaries. All of the issued and outstanding shares of capital stock of, or other equity or voting interests in, each of Meta and the Meta Subsidiaries has been duly authorized and validly issued in compliance with applicable Laws and, is fully paid and non-assessable, were not issued in violation of any pre-emptive rights, purchase options, call options, rights of first refusal, first offer, co-sale or participation or subscription rights or other similar rights. Except as set out in Schedule C(j) of the Meta Disclosure Letter, all of the issued and outstanding shares of capital stock of, or other equity or voting interests in each Meta Subsidiary is owned, directly or indirectly, both as a matter of record and beneficially by Meta and is free and clear of all Encumbrances (except for Permitted Encumbrances), except for restrictions imposed by applicable Laws. Schedule C(l) of the Meta Disclosure Letter sets forth a list of all other securities of Meta.

(k)

No order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of Meta has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of Meta, are pending, contemplated or threatened by any regulatory authority.

(l)

Except for the securities set forth in Schedule C(l) of the Meta Disclosure Letter, no Person now has any agreement or option or right or privilege (whether at law, pre-emptive or contractual) capable of becoming an agreement for the purchase, subscription, redemption, repurchase or issuance of, or conversion into, any shares, securities, warrants or convertible obligations of any nature of Meta and a sufficient number of Meta Shares are reserved for issuance pursuant to outstanding options, warrants, share incentive plans, convertible, exercisable and exchangeable securities and other rights to acquire Meta Shares. Schedule C(l) of the Meta Disclosure Letter sets forth all issued and outstanding securities of Meta convertible into Meta Shares, their grant and expiration date, exercise price and number of Meta Shares into which they are exercisable, as applicable.

(m)

The Meta Annual Financial Statements and the Meta Interim Financial Statements (in this Schedule C, collectively, the “Meta Financial Statements”), (i) have been prepared in accordance with IFRS applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (ii) fairly present, in all material respects, the consolidated financial position (including the assets and liabilities, whether absolute, contingent or otherwise as required by IFRS) of Meta and the Meta Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated and contain and reflect adequate provisions for all reasonably anticipated liabilities, expenses and losses of Meta and the Meta Subsidiaries in accordance with IFRS and there has been no change in accounting policies or practices of Meta or any of the Meta Subsidiaries since January 1, 2020, that would be required to be disclosed in the Meta Financial Statements in accordance with IFRS, except as described in the notes thereto. There has been no material adverse change in the consolidated financial position of Meta and the Meta Subsidiaries since the date of the latest balance sheet included in the Meta Financial Statements. There are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of Meta or the Meta Subsidiaries with unconsolidated entities or other Persons. Since March 5, 2020, there have been no formal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer or chief financial officer of Meta, the Meta Board or any committee thereof. Since March 5, 2020, neither Meta nor its independent auditors have identified (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Meta, (ii) any fraud, whether or not material, that involves Meta’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Meta, or (iii) any claim or allegation regarding any of the foregoing. Except as disclosed in the Meta Financial Statements, neither Meta nor any of the Meta Subsidiaries has any liabilities, indebtedness, obligation, expense, claim, deficiency, guaranty, or endorsement, whether accrued, absolute, contingent, matured, or unmatured of the kind required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with IFRS which are, individually or in the aggregate, material to the business, results of operations or financial condition of Meta and the Meta Subsidiaries taken as a whole, except liabilities (i) identified in the balance sheet of Meta as of September 30, 2020 or the notes thereto, (ii) incurred in connection with the transactions contemplated by this Agreement, (iii) described on Schedule C(m) of the Meta Disclosure Letter, (iv) executory obligations under any Contract or (v) incurred since the date of the balance sheet of Meta as of September 30, 2020 in the ordinary course of business consistent with past practices. Meta does not intend to correct or restate, nor is there any basis for any correction or restatement of, any aspect of the Meta Financial Statements.

(n)

Since September 30, 2020 through the date of this Agreement and other than with respect to the negotiation, execution and performance of this Agreement, each of Meta and the Meta Subsidiaries has conducted its business only in the ordinary course of business consistent with past practice, and there has not been: (a) any event that has had a Meta Material Adverse Effect, or (b) any material change by Meta or any Meta Subsidiary in its accounting methods, principles or practices, except as required by concurrent changes in IFRS or as disclosed in the notes to the Meta Financial Statements.

(o)

Neither Meta nor any of the Meta Subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except for: (i) liabilities and obligations that are adequately presented or reserved on the Meta Financial Statements or disclosed in the notes thereto; or (ii) liabilities and obligations incurred in the ordinary course of business consistent with past practice that are not and would not, individually or in the aggregate with all other liabilities and obligations of Meta and the Meta Subsidiaries (other than those disclosed on the Meta Financial Statements), be material to Meta and the Meta Subsidiaries (taken as a whole). Without limiting the foregoing, the Meta Financial Statements reflects reasonable reserves in accordance with IFRS for contingent liabilities of Meta and the Meta Subsidiaries.

(p)

Each of Meta and the Meta Subsidiaries maintains internal control over financial reporting. Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS and includes policies and procedures that: (A) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with IFRS, and that receipts and expenditures of Meta and the Meta Subsidiaries are being made only with appropriate authorizations of management and directors of Meta and the Meta Subsidiaries, as applicable; and (B) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the assets of Meta or the Meta Subsidiaries that could have a material effect on its financial statements. As of the date of this Agreement, there neither is, nor has been, any fraud with respect to Meta or the Meta Subsidiaries, whether or not material, relating to the financial reporting or internal control over financial reporting of Meta or the Meta Subsidiaries, as applicable. As of the date of this Agreement, to the knowledge of Meta, there is no fraud that involves management or any other employees who have a significant role in the internal control over financial reporting of Meta or the Meta Subsidiaries.

(q)

There are no actions, proceedings or, to Meta’s knowledge, investigations (whether or not purportedly by or on behalf of Meta) commenced or, to the knowledge of Meta, threatened or pending against or relating to Meta or any Meta Subsidiary or the business thereof or affecting any of their assets and properties or against any current officer or director relating to such individual’s role with Meta or any Meta Subsidiary at law or in equity (whether in any court, arbitration or similar tribunal) or before or by any Governmental Entity, that would reasonably be expected to result in a Meta Material Adverse Effect or prevent or materially delay the consummation of the Arrangement.

(r)

Except as disclosed in Schedule C(r) of the Meta Disclosure Letter, Meta is not party to any Contract or arrangement, nor to the knowledge of Meta, is there any shareholders agreement or other Contract, which in any manner affects the voting control of any of the securities of Meta.

(s)

All Taxes due and payable by Meta, have been paid. All Tax Returns required to be filed by Meta have been filed with all appropriate Governmental Entities and all such Tax Returns did not contain a misrepresentation as at the respective dates thereof. Except as disclosed in Schedule C(s) of the Meta Disclosure Letter, to the knowledge of Meta, no examination of any Tax Return of Meta is currently in progress and there are no issues or disputes outstanding with any Governmental Entity respecting any Taxes that have been paid, or may be payable, by Meta. Meta has timely and properly collected all material sales, use, value-added and similar Taxes required to be collected, and has remitted such amounts on a timely basis to the appropriate Governmental Entity. Meta has not been, is not, and immediately prior to the Closing will not be, treated as an “investment company” within the meaning of Section 368(a)(2)(F) of the U.S. Tax Code. Meta has not taken any action, nor to the knowledge of Meta are there any facts or circumstances not set forth in this Agreement or the Plan of Arrangement, that could reasonably be expected to prevent the Arrangement from qualifying as a “reorganization” within the meaning of Section 368(a) of the U.S. Tax Code.

(t)

Neither Meta nor, to Meta’s knowledge, any other Person, is in default in any material respect in the observance or performance of any term, covenant or obligation to be performed by Meta or a Meta Subsidiary or such other Person under any Material Contract, and no event has occurred which with notice or lapse of time or both would constitute such a default by Meta or any Meta Subsidiary or, to Meta’s knowledge, any other party, except where such default or event would not reasonably be expected to result in a Meta Material Adverse Effect.

(u)	Since September 30, 2020:

(i)

Except as disclosed in Schedule C(u)(i) of the Meta Disclosure Letter, there has not been any material change in the assets, liabilities, obligations (absolute, accrued, contingent or otherwise), business, condition (financial or otherwise) or results of operations of Meta or any Meta Subsidiary;

(ii)	Except as disclosed in Schedule C(u)(ii) of the Meta Disclosure Letter, there has not been any material change in the share capital or long-term debt of Meta;

(iii)

There has not been any entering into, or an amendment of, any Meta Material Contract (as defined below) other than (A) in the ordinary course of business consistent with past practice, or (B) renewals of any such contract;

(iv)

There has not been any satisfaction or settlement of any material claims or material liabilities, other than the settlement of such claims or such liabilities in the ordinary course of business consistent with past practice;

(v)

Except for ordinary course adjustments to salary, bonus, or other remuneration payable to any officers or senior or executive officers, there has not been any increase in the salary, bonus, severance, termination pay, change of control entitlements or other remuneration payable to any senior or executive officers of Meta or any Meta Subsidiary; and

(vi)	Meta and the Meta Subsidiaries have carried on their business in the ordinary course consistent with past practice.

(v)

There has been no interruption to or discontinuity in any supplier or distributor arrangement or relationship of Meta and the Meta Subsidiaries with each of their respective principal suppliers and distributors and the relationships of Meta and the Meta Subsidiaries with each of their respective principal suppliers and distributors are satisfactory, and there are no unresolved disputes with any such supplier or distributor. No supplier or distributor of Meta or any Meta Subsidiary has notified Meta or the Meta Subsidiary that such supplier or distributor will not continue dealing with Meta or the Meta Subsidiary on substantially the same terms as presently conducted, and to the knowledge of Meta, there is no reason to believe that, any such supplier or distributor will not continue dealing with Meta or the Meta Subsidiary on substantially the same terms as presently conducted, in each case subject to changes in pricing and volume in the ordinary course.

(w)	The relationships of Meta and the Meta Subsidiaries with each of their respective customers are satisfactory, and there are no unresolved disputes with any such customer.

(x)	Each of Meta and the Meta Subsidiaries possesses permits, licenses, approvals, consents and other authorizations issued by a federal, provincial, state, local or foreign regulatory agencies or bodies

(in this Schedule C, collectively, “Governmental Licenses”) required by Law to conduct the business now operated by them, except where the failure to hold such Governmental Licenses would not, individually or in the aggregate, result in a Meta Material Adverse Effect. Each Governmental License is valid and in full force and effect, and is renewable by its terms or in the ordinary course without the need for Meta to comply with any special rules of procedures, agree to any materially different terms or conditions or pay any amounts other than routine filing fees. To the knowledge of Meta, each of Meta and the Meta Subsidiaries is in compliance in all material respects with the terms and conditions of all such Governmental Licenses. No consent, licence, order, authorization, approval, permit, registration or declaration of, or filing with, any Governmental Entity or other Person (including without limitation any consent, approval, order or filing pursuant to any applicable bulk sales laws or similar laws) is required in connection with: (i) the closing of the Arrangement; (ii) the execution and delivery by Meta of this Agreement or any document delivered by Meta at the closing of the Arrangement to which it is a party; (iii) the observance and performance by Meta of its obligations under this Agreement or any document delivered by Meta at the closing of the Arrangement to which it is a party; or (iv) avoiding the loss of any Governmental Licenses relating to Meta or the Meta Subsidiaries, any of their properties and assets, or the business now operated by them.

(y)

To the knowledge of Meta, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Governmental License.

(z)

There are no actions, proceedings or, to Meta’s knowledge, investigations commenced or, to the knowledge of Meta, pending in respect of or regarding any such Governmental License. None of Meta and the Meta Subsidiaries has received any written notice of revocation or non-renewal of any Governmental License, or of any intention of any Person to revoke or refuse to renew any of such Governmental License.

(aa)

Other than the Meta Financial Advisor, there is no Person acting or purporting to act at the request of Meta who is entitled to any brokerage, agency or other fiscal advisory or similar fee in connection with the transactions contemplated by this Agreement and the Plan of Arrangement.

(bb)

Except as disclosed in Schedule C(bb) of the Meta Disclosure Letter or in the Meta Financial Statements, neither Meta nor any Meta Subsidiary has any loan or other indebtedness outstanding which has been made to any of its shareholders or stockholders, officers, directors or employees, past or present, or any Person not dealing at arm’s length with it, other than for the reimbursement of ordinary course business expenses.

(cc)

Except for (i) employment, consulting or employment compensation agreements entered into in the ordinary course of business, (ii) customary director and officer indemnification arrangements on market terms, or (iii) financing agreements or shareholder agreements with the shareholders of Meta entered into in connection with financings or other transactions to which Meta shareholders are generally parties and that will terminate at or prior to the Effective Time as a result of the Arrangement, there are no current contracts or other transactions (including relating to indebtedness by Meta or the Meta Subsidiaries) between Meta or any Meta Subsidiaries on the one hand, and (a) any officer or director of Meta or the Meta Subsidiaries, (b) any holder of record or beneficial owner of five percent (5%) or more of the voting securities of Meta, or (c) any affiliate or associate of any officer, director or beneficial owner, on the other hand except as disclosed in Schedule C(cc) of the Meta Disclosure Letter or in the Meta Financial Statements.

(dd)

To the knowledge of Meta, none of Meta’s directors or officers is now, or in the last ten (10) years has been, subject to an order or ruling of any securities regulatory authority or securities exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular securities exchange.

(ee)

The assets and properties of Meta and the Meta Subsidiaries and their business and operations are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses, and such coverage is in full force and effect, and Meta and the Meta Subsidiaries have not failed to promptly give any notice or present any material claim thereunder.

(ff)

Neither Meta nor the Meta Subsidiaries own any real property or hold an ownership interest in any real property, or have owned or held such ownership interest in the past five years, save and except as set out in Schedule C(ff) of the Meta Disclosure Letter. With respect to each of the material leased premises of Meta and the Meta Subsidiaries, Meta and the Meta Subsidiaries occupies the applicable leased premises and has the right to occupy and use the leased premises, subject to the terms of the respective leases, and each of the leases pursuant to which Meta and the Meta Subsidiaries occupies such leased premises is valid, legally binding and enforceable against Meta or a Meta Subsidiary, as applicable, and to the knowledge of Meta, the other parties in accordance with its terms is in good standing and in full force and effect, and none of Meta or any of the Meta Subsidiaries is in breach of, or default under, such lease, sublease, license or occupancy agreement, and no event has occurred which, with notice, lapse of time or both, would constitute such a breach or default by Meta or any of the Meta Subsidiaries or permit termination, modification or acceleration by any third party thereunder. No third party has repudiated or has the right to terminate or repudiate any such lease (except for the normal exercise of remedies in connection with a default thereunder or any termination rights set forth in the lease) or any provision thereof. None of the aforementioned leases has been assigned by Meta or any of the Meta Subsidiaries in favour of any Person or sublet or sublicensed. There exists no claim of any kind or right of set-off against Meta or any Meta Subsidiary, as the case may be, as tenant by the landlord or against the landlord by Meta or any Meta Subsidiary, as the case may be, as tenant as of the date hereof. Meta and the Meta Subsidiaries own, lease or licence all personal or movable property as is necessary to conduct their business as presently conducted, and Meta and the Meta Subsidiaries have good and valid title to, or a valid and enforceable interest (whether a leasehold interest or otherwise) in, all of such personal or movable property.

(gg)

Meta and the Meta Subsidiaries as tenants are in actual possession of all properties leased by them. Except as disclosed in Schedule C(gg) of the Meta Disclosure Letter, Meta and the Meta Subsidiaries are not in arrears of rent required to be paid pursuant to any applicable lease.

(hh)

The minute books and records of Meta and the Meta Subsidiaries made available to RTO Acquiror and its counsel in connection with their due diligence investigation in respect of the Arrangement contain full, true and correct copies of all constating documents, including all amendments thereto, and contain copies of all proceedings of securityholders and directors (and committees thereof) and are complete in all material respects.

(ii)

Schedule C(ii) of the Meta Disclosure Letter sets out separately all Intellectual Property owned by Meta or the Meta Subsidiaries that has been registered or which applications for registration have been filed and all other material Intellectual Property that is owned by Meta or the Meta Subsidiaries (in this Schedule C, the “Meta Owned Intellectual Property”) and the Intellectual Property that is duly licensed by Meta as part of its business as presently conducted (in this Schedule C, the “Meta Licensed Intellectual Property”, and together with the Meta Owned Intellectual Property, the “Meta Intellectual Property”). Meta or a Meta Subsidiary is the sole and exclusive owner of the Meta Owned Intellectual Property and all other Intellectual Property that it owns or purports to own with good, valid and marketable title thereto, free and clear of all Encumbrances (other than Permitted Encumbrances). Meta or a Meta Subsidiary has valid and enforceable licenses to use all of the Meta Licensed Intellectual Property used by it in connection with, and as required for, its business as presently conducted. Meta has no knowledge to the effect that it will be unable to obtain or maintain any rights or licenses to use all Intellectual Property necessary for the conduct of its business. The Meta Owned Intellectual Property and the Meta

Licensed Intellectual Property constitute all of the Intellectual Property required by Meta and the Meta Subsidiaries to conduct their respective businesses as currently conducted. To the knowledge of Meta, no third parties have rights to any Intellectual Property, except for the ownership rights of the owners of the Meta Licensed Intellectual Property which is licensed to Meta or a Meta Subsidiary. To the knowledge of Meta, there is no infringement, misappropriation or misuse by third parties of any Meta Owned Intellectual Property. There is no pending or, to the knowledge of Meta, threatened action, suit, proceeding or claim by third parties challenging the rights in or to any Meta Owned Intellectual Property, and Meta is not aware of any facts which form a reasonable basis for any such claim. The Meta Owned Intellectual Property that is the subject of an application or registration is valid, in full force and effect. There is no pending or, to the knowledge of Meta, threatened action, suit, proceeding or claim by others challenging the validity or enforceability of any Meta Owned Intellectual Property, and Meta is not aware of any allegations or finding of unenforceability or invalidity of the Meta Owned Intellectual Property or any facts which form a reasonable basis for any such claim. All applications, registrations, filings, renewals and payments necessary to preserve the rights of Meta or any Meta Subsidiary in and to Meta Owned Intellectual Property have been duly filed, made, prosecuted, maintained, paid, are in good standing and are recorded in the name of Meta or a Meta Subsidiary. There is no pending or, to the knowledge of Meta, threatened action, suit, proceeding or claim by third parties that Meta or a Meta Subsidiary infringes, misappropriates or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others. To the knowledge of Meta, the business of Meta and the Meta Subsidiaries does not infringe, misappropriate or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of third parties and, without limiting the foregoing, to the knowledge of Meta, there is no patent or patent application by third parties that contains claims that interfere with the issued or pending claims of any Meta Owned Intellectual Property.

(jj)

Except in respect of the Intellectual Property set forth in Schedule C(jj) of the Meta Disclosure Letter, no licenses or other rights have been granted to any third party in, to and in respect of the Meta Owned Intellectual Property.

(kk)

Except as set forth in Schedule C(kk) of the Meta Disclosure Letter, neither Meta nor any Meta Subsidiary is obligated to pay any royalties, fees or other compensation to any third party in respect of its ownership, use, practice, exploitation or commercialization of any Intellectual Property.

(ll)

Except as disclosed in Schedule C(ll) of the Meta Disclosure Letter, no permits, licenses, approvals, consents or other authorizations issued by any federal, provincial, state, local or foreign regulatory agency or body are required to import or sell the products of Meta or any Meta Subsidiary.

(mm)

Except in respect of the individuals listed in Schedule C(mm) of the Meta Disclosure Letter, all current and former employees of, and current and former consultants (excluding consultants who have exclusively provided financial services) to, Meta and the Meta Subsidiaries have entered into proprietary rights or similar agreements with Meta or the applicable Meta Subsidiary, whereby any Intellectual Property created by them in the course of the performance of their employment or engagement has been fully and irrevocably assigned to Meta or the applicable Meta Subsidiary without additional consideration, and, to the knowledge of Meta, no employee of, or consultant to, Meta or the applicable Meta Subsidiary is in violation of such agreements.

(nn)

All Persons having access to or knowledge of the Intellectual Property or any information of a confidential nature, in each case that is necessary or required or otherwise used for or in connection with the conduct or operation or proposed conduct or operation of Meta’s business, have entered into non-disclosure agreements with Meta or the applicable Meta Subsidiary preventing the disclosure of such Intellectual Property or information, and there has been no breach of any such agreement. To the knowledge of Meta, the employment or engagement by Meta or the applicable Meta Subsidiary of such Persons does not violate any non-disclosure or non-competition agreement between any such Person and a third party. Each of Meta and the Meta Subsidiaries have taken all reasonably necessary and appropriate steps (including but not limited to appropriately marking and labelling Intellectual Property) to protect the secrecy, confidentiality and proprietary nature of all Intellectual Property.

(oo)

Each of Meta and the Meta Subsidiaries have taken all reasonably necessary and appropriate steps (including but not limited to appropriately marking and labelling Intellectual Property) to protect the secrecy, confidentiality and proprietary nature of all Meta Owned Intellectual Property.

(pp)

The conduct of Meta and the Meta Subsidiaries in carrying on the Meta Business and the operation of the Meta Business by Meta and the Meta Subsidiaries have been and is in compliance with all Environmental Laws, in all material respects, and there are no existing events, conditions, or circumstances that would reasonably be expected to materially and adversely affect the ability of Meta or the Meta Subsidiaries to comply with Environmental Laws.

(qq)

Each of Meta and the Meta Subsidiaries has obtained all licenses, permits, approvals, consents, certificates, registrations and other authorizations under all applicable Environmental Laws (in this Schedule C, the “Environmental Permits”) necessary as at the date hereof for the operation of the business carried by Meta and the Meta Subsidiaries, and each Environmental Permit is valid, subsisting and in good standing in all material respects and none of Meta nor any of the Meta Subsidiaries is in default or breach of any Environmental Permit in any respect and no proceeding is outstanding or, to the knowledge of Meta, has been threatened or is pending to revoke or limit any Environmental Permit.

(rr)

To the knowledge of Meta, each of Meta and the Meta Subsidiaries has not used, except in compliance in all respects with all Environmental Laws and Environmental Permits, any property or facility which it owns, controls manages, operates or leases or previously owned, controlled, operated, managed or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance and, to the knowledge of Meta, there have been no releases of Hazardous Substances at any property or facility which it owns, controls, manages, operates or leases or previously owned, controlled, operated, managed or leased..

(ss)

Each of Meta and the Meta Subsidiaries has not received any notice of, or been prosecuted for, an offence alleging, non-compliance in any material respect with any Environmental Laws, and none of Meta nor the Meta Subsidiaries has settled any allegation of non-compliance short of prosecution. There are no orders or directions issued against each of Meta and the Meta Subsidiaries under Environmental Laws including those requiring any material work, repairs, construction or capital expenditures to be made with respect to any of the assets of Meta or the Meta Subsidiaries, nor has Meta or any Meta Subsidiary received notice of any of the same.

(tt)

There are no past unresolved or, to the knowledge of Meta, any threatened or pending claims, complaints, notices or requests for information received by Meta or any Meta Subsidiary with respect to any alleged violation of any Environmental Laws, and to the knowledge of Meta, no conditions exist at, on or under any property now or previously owned, operated, optioned or leased by Meta or a Meta Subsidiary which, with the passage of time, or the giving of notice or both, would give rise to liability under Environmental Laws that, individually or in the aggregate, would reasonably be expected to result in a Meta Material Adverse Effect.

(uu)

None of Meta nor any of the Meta Subsidiary has received any notice wherein it is alleged or stated that it is potentially responsible for a federal, provincial, state, municipal or local clean-up site or corrective action under Environmental Laws that would reasonably be expected to result in a Meta Material Adverse Effect.

(vv)	None of Meta or the Meta Subsidiaries have agreed by contract or other agreement to indemnify or be responsible for any liabilities or obligations under Environmental Laws.

(ww)	To the knowledge of Meta, Meta and the Meta Subsidiaries are and have been in compliance in all material respects with all applicable Laws pertaining to employment and employment practices,

including all Laws relating to labour relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labour, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance. All individuals characterized and treated by Meta or any Meta Subsidiary as independent contractors or consultants are properly treated as independent contractors under all applicable Laws. There are no actions against Meta or any Meta Subsidiary pending or, to the knowledge of Meta, threatened to be brought or filed, by or with any Governmental Entity or arbitrator in connection with the employment of any current or former applicant, employee, consultant or independent contractor of Meta or any Meta Subsidiary, including, without limitation, any claim relating to unfair labour practices, employment discrimination, harassment, retaliation, equal pay, wage and hours or any other employment related matter arising under applicable Laws.

(xx)

Neither Meta nor any Meta Subsidiary is subject to any claim for wrongful dismissal, constructive dismissal or any other tort claim, actual or threatened, or any litigation actual or threatened, relating to employment or termination of employment of employees or independent contractors.

(yy)

Each plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to or required to be contributed to, by Meta or a Meta Subsidiary for the benefit of any current or former director, officer, employee or consultant of Meta or a Meta Subsidiary (in this Schedule C, the “Meta Employee Plans”) has been maintained in compliance with its terms and with the requirements prescribed by any and all Laws that are applicable to such Meta Employee Plans, in each case in all material respects and has been publicly disclosed to the extent required by Securities Laws.

(zz)

All material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, federal or state pension plan premiums, accrued wages, salaries and commissions and employee benefit plan payments have been reflected in the books and records of Meta and the Meta Subsidiaries.

(aaa)

There is not currently any labour disruption, dispute, slowdown, stoppage, complaint or grievance or, to the knowledge of Meta, threatened or pending which is adversely affecting or would reasonably be expected to adversely affect, in a material manner, the carrying on of the business of Meta and the Meta Subsidiaries, and, to the knowledge of Meta, there is no proposal to unionize its employees and no collective bargaining agreements are in place or currently being negotiated by Meta or any Meta Subsidiary.

(bbb)

Neither the execution and delivery of this Agreement, shareholder or other approval of this Agreement nor the consummation of the transactions contemplated by this Agreement could, either alone or in combination with another event, (i) entitle any employee, director, officer or independent contractor of the Meta Group to severance pay, termination pay, change of control payment or benefits, or any material increase in severance pay, (ii) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any such employee, director, officer or independent contractor, (iii) directly or indirectly cause the Meta Group to transfer or set aside any assets to fund any material benefits under any Employee Plan, (iv) otherwise give rise to any material liability under any Employee Plan, or (v) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Employee Plan on or following the consummation of the transactions contemplated by this Agreement.

(ccc)	Each of Meta and each Meta Subsidiary has been and is now conducting its business in compliance in all material respects with all applicable Laws of each jurisdiction in which it carries on its business and has not received a notice of material non-compliance, and, to the knowledge of Meta, there are no facts that would give rise to a notice of material non-compliance with any such Laws.

(ddd)

Other than this Agreement, neither Meta nor any Meta Subsidiary is currently party to any agreement in respect of: (i) the purchase of any material property or assets or any interest therein or the sale, transfer or other disposition of any material property or assets or any interest therein currently owned, directly or indirectly, by Meta or a Meta Subsidiary whether by asset sale, transfer of shares or otherwise; or (ii) the change of control of Meta or a Meta Subsidiary (whether by sale or transfer of shares or otherwise).

(eee)

None of Meta nor any Meta Subsidiary is a party to any Material Contract, other than as set forth on Schedule C(eee) of the Meta Disclosure Letter (in this Schedule C, collectively, the “Meta Material Contracts”).

(fff)	All Meta Material Contracts are in good standing in all material respects and in full force and effect.

(ggg)

Meta is not in material default or breach of any Meta Material Contract and, to the knowledge of Meta, there exists no condition, event or act which, with the giving of notice or lapse of time or both, would constitute a material default or breach under any Meta Material Contract and/or which would give rise to a right of termination on the part of any other party to a Meta Material Contract.

(hhh)

Meta is a “reporting issuer” (as that term is defined under applicable Securities Laws) or equivalent thereof and not on the list of reporting issuers in default under applicable Securities Laws in British Columbia, Ontario, Alberta and Quebec, and is not in default of any material requirements of any Securities Laws or the rules and regulations of the CSE. Meta has not taken any action to cease being a reporting issuer in any province nor has Meta received notification from any Securities Authority seeking to revoke the reporting issuer status of Meta. No delisting, suspension of trading in or cease trading order with respect to any of its securities and, to the knowledge of Meta, no inquiry or investigation of any Securities Authority, is pending, in effect or ongoing or threatened. The Meta Shares are listed on the CSE and trading of the Meta Shares is not currently halted or suspended. Meta does not have any securities listed for trading on any securities exchange other than the CSE. Meta is not subject to any cease trade or other order of the CSE or any Securities Authority, and, to the knowledge of Meta, no investigation or other proceedings involving Meta that may operate to prevent or restrict trading of any securities of Meta are currently in progress or pending before the CSE or any Securities Authority. Meta has timely filed or furnished all Meta Disclosure Documents required to be filed or furnished by Meta under applicable Securities Laws. Each of the Meta Disclosure Documents complied in all material respects with applicable Securities Laws and did not, as of the date filed (or, if amended or superseded by a subsequent filing prior to the date of this Agreement, on the date of such filing), contain any misrepresentation (as defined under applicable Securities Laws). Meta has not filed any confidential material change report (which at the date of this Agreement remains confidential) or any other confidential filings (including redacted filings) filed to or furnished with, as applicable, any Securities Authority. There are no outstanding or unresolved comments in comment letters from any Securities Authority with respect to any of the Meta Disclosure Documents and, to the knowledge of Meta, neither Meta nor any of the Meta Disclosure Documents is the subject of an ongoing audit, review, comment or investigation by any Securities Authority or the CSE.

(iii)

The operations of Meta and the Meta Subsidiaries are and have been conducted, at all times, in material compliance with all applicable Anti-Money Laundering Laws, and no action by or before any Governmental Entity against Meta or any Meta Subsidiary with respect to the Anti-Money Laundering Laws is pending. None of Meta nor any Meta Subsidiary has, directly or indirectly: (i) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality of any jurisdiction in violation of applicable Laws; or (ii) made any contribution to any candidate for public office, in either case where either the payment or the purpose of such contribution, payment or gift was, is or would be prohibited under the Corruption of Foreign Public Officials Act (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (United States) or the rules and regulations promulgated thereunder or under any other Laws of any relevant jurisdiction covering a similar subject matter applicable to Meta, the Meta Subsidiaries and their operations. None of Meta, the Meta Subsidiaries, or, to the knowledge of Meta, any director, officer, agent, employee, affiliate or Person acting on behalf of Meta or any Meta Subsidiary has been or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

(jjj)

None of Meta, any Meta Subsidiary or, to the knowledge of Meta, any of their officers, directors or employees acting on behalf of Meta has violated the United States’ Foreign Corrupt Practices Act (and the regulations promulgated thereunder), the Corruption of Foreign Public Officials Act (Canada) (and the regulations promulgated thereunder) or any other applicable Law covering a similar subject matter applicable to Meta, the Meta Subsidiaries and their operations, and to the knowledge of Meta, no such action has been taken by any of its agents, representatives or other Persons acting on behalf of Meta.

(kkk)

Except for the representations and warranties expressly made by Meta in this Schedule C or in any certificate delivered pursuant to this Agreement, neither Meta nor any other Person makes or has made any representation or warranty of any kind whatsoever, express or implied, at law or in equity, with respect to Meta or any of the Meta Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise), notwithstanding the delivery or disclosure to RTO Acquiror or any of its affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, neither Meta nor any other Person makes or has made any express or implied representation or warranty to RTO Acquiror or any of its Representatives with respect to (a) any financial projection, forecast, estimate, or budget relating to Meta, any of its subsidiaries or their respective businesses or, (b) except for the representations and warranties made by Meta in this Schedule C, any oral or written information presented to RTO Acquiror or any of its Representatives in the course of their due diligence investigation of Meta and the Meta Subsidiaries, the negotiation of this Agreement or the course of the Arrangement.

(lll)

Except as disclosed in Schedule C(lll) of the Meta Disclosure Letter, none of Meta or any Meta Subsidiary is a party to or bound or affected by any commitment, agreement or document containing any covenant which expressly limits the freedom of Meta or the Meta Subsidiary to compete or operate in any line of business, transfer or move any of its assets or operations or which materially or adversely affects the business practices, operations or condition of Meta or the Meta Subsidiary.

(mmm)

Except as disclosed in Schedule C(mmm) of the Meta Disclosure Letter, neither Meta nor any of the Meta Subsidiaries is party to, bound by or subject to any indenture, mortgage, lease, agreement, license, permit, authorization, certification, instrument, statute, regulation, order, judgment, decree or law that would be violated or breached by, or under which default would occur or which could be terminated, cancelled or accelerated, in whole or in part, or that would require consent or notice, as a result of the execution, delivery and performance of this Agreement or the consummation of any of the transactions provided for in this Agreement and the Plan of Arrangement (except as would not, individually or in the aggregate, have or reasonably be expected to have, individually or in the aggregate, a Meta Material Adverse Effect or as set out in the Key Regulatory Approvals).

SCHEDULE D

REPRESENTATIONS AND WARRANTIES OF RTO ACQUIROR

RTO Acquiror represents and warrants to and in favour of Meta as follows, and acknowledges that Meta is relying upon such representations and warranties in connection with the completion of the transactions contemplated herein:

(a)

Schedule D(a) of the RTO Acquiror Disclosure Letter sets forth the name and jurisdiction of incorporation and the directors and officers of RTO Acquiror and each of its subsidiaries (in this Schedule D, the “RTO Acquiror Subsidiaries”). Each of RTO Acquiror and the RTO Acquiror Subsidiaries (i) has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation and is up-to-date in respect of all material corporate filings; (ii) has all requisite corporate or other organization as applicable, power and authority to carry on its business as now conducted and to own or lease and operate its assets and properties; and (iii) in respect of RTO Acquiror, Canco and Callco, has all requisite corporate power and authority to enter into and carry out its obligations under this Agreement.

(b)

RTO Acquiror does not beneficially own, or exercise control or direction over, directly or indirectly, any interest in any other Person other than the RTO Acquiror Subsidiaries or any agreement, option or commitment to acquire any such investment. All of the issued and outstanding securities of the RTO Acquiror Subsidiaries are owned by RTO Acquiror.

(c)

No steps or proceedings have been taken, instituted or, to the knowledge of RTO Acquiror, are pending for the dissolution, liquidation or winding up of RTO Acquiror or an RTO Acquiror Subsidiary. Except as disclosed in Schedule D(c) of the RTO Acquiror Disclosure Letter, neither RTO Acquiror nor any RTO Acquiror Subsidiary: (i) is insolvent or bankrupt under or pursuant to any corporate, insolvency, winding-up, restructuring, reorganization, administration or other Laws applicable to it; (ii) has commenced, approved, authorized or taken any action in furtherance of proceedings in respect of it under any applicable bankruptcy, insolvency, restructuring, reorganization, administration, winding up, liquidation, dissolution, or similar Law; (iii) has proposed a compromise or arrangement with its creditors generally or is or has been subject to any actions taken, orders received or proceedings commenced by creditors or other Persons for or in respect of the bankruptcy, receivership, insolvency, restructuring, reorganization, administration, winding-up, liquidation or dissolution of it, or any of its property or assets; (iv) had any encumbrancer take possession of any of its property, or (v) had any execution or distress become enforceable or become levied upon any of its property. RTO Acquiror is not unable to pay its liabilities as they become due and the realizable value of the assets of RTO Acquiror are not less than the aggregate of its liabilities and stated capital of all classes.

(d)

Each of RTO Acquiror and the RTO Acquiror Subsidiaries is, in all material respects, conducting its business in compliance with all applicable Laws (including all material applicable federal, provincial, state, municipal and local laws, regulations and other lawful requirements of any Governmental Entity) of each jurisdiction in which its business is carried on and is duly licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned or leased and operated and all such licenses, registrations and qualifications are valid, subsisting and in good standing and it has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations or permits which would reasonably be expected to result in an RTO Acquiror Material Adverse Effect.

(e)

RTO Acquiror has the requisite corporate power and authority to enter into, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and performance by RTO Acquiror of its obligations under this Agreement and the consummation of the Arrangement and other transactions contemplated hereby have been duly authorized by all necessary corporate action of RTO Acquiror and no other corporate proceedings on the part of RTO Acquiror are necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the Arrangement and the other transactions contemplated hereby other than the approval by the RTO Acquiror Board of the RTO Acquiror Proxy Statement and the approval of the RTO Acquiror Shareholder Approval Matters by the RTO Acquiror Shareholders in the manner required by applicable Law.

(f)

This Agreement has been duly and validly executed and delivered by each of RTO Acquiror, Canco and Callco and, assuming due authorization, execution and delivery by Meta, constitutes a legal, valid and binding obligation of RTO Acquiror, Canco and Callco, enforceable against RTO Acquiror, Canco and Callco in accordance with its terms, subject however, to limitations with respect to enforcement imposed by Law in connection with bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

(g)

Other than the actions required under applicable Securities Laws and the Key Regulatory Approvals set out in Schedule D(g) of the RTO Acquiror Disclosure Letter, no authorization, approval, order, license, permit or consent of any Governmental Entity, and no notice, registration, declaration or filing by RTO Acquiror or any of the RTO Acquiror Subsidiaries with any such Governmental Entity is required in connection with the execution and delivery of, and performance by RTO Acquiror or the RTO Acquiror Subsidiaries (including Canco and Callco) of their obligations under, this Agreement or the consummation of the Arrangement and the other transactions contemplated in this Agreement.

(h)

Other than as set out in Schedule D(h) of the RTO Acquiror Disclosure Letter, there is no requirement under any RTO Acquiror Material Contract (as defined below) to which RTO Acquiror or any RTO Acquiror Subsidiary is a party or by which RTO Acquiror or any RTO Acquiror Subsidiary is bound or has any rights to make a filing with, give any notice to, or to obtain the consent or approval of, any party to such RTO Acquiror Material Contract relating to the transactions contemplated by this Agreement.

(i)

The execution and delivery of this Agreement by RTO Acquiror, the performance by RTO Acquiror of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not (whether after notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both) or give rise to any right of termination or acceleration of any obligations or indebtedness, and neither RTO Acquiror nor an RTO Acquiror Subsidiary is currently in material breach or default of, (A) any Law applicable to RTO Acquiror or an RTO Acquiror Subsidiary; (B) the constating documents, by-laws or resolutions of RTO Acquiror or any RTO Acquiror Subsidiary, as applicable; (C) any Contract or Debt Instrument to which RTO Acquiror or any RTO Acquiror Subsidiary is a party or by which it is bound, except as disclosed in Schedule C(i) of the RTO Acquiror Disclosure Letter, or (D) any judgment, decree or order binding RTO Acquiror or any RTO Acquiror Subsidiary, as applicable, or the assets or properties thereof; (ii) allow any Person to exercise any rights, require any consent or other action by any Person or permit the termination, cancellation, acceleration or other change of any right or other obligation or the loss of any benefit to which RTO Acquiror or any RTO Acquiror Subsidiary is entitled (including by triggering any rights of first refusal or first offer, change in control provision or other restriction or limitation) under any Material Contract; or (iii) result in the creation or imposition of any Encumbrance up on any of RTO Acquiror’s assets or the assets of the RTO Acquiror Subsidiaries.

(j)	Schedule D(j) of the RTO Acquiror Disclosure Letter sets forth the authorized, issued and outstanding share capital of RTO Acquiror and each of the RTO Acquiror Subsidiaries. All of the issued and outstanding shares of capital stock of, or other equity or voting interests in, each of RTO Acquiror and the RTO Acquiror Subsidiaries has been duly authorized and validly issued in compliance with applicable Laws and, is fully paid and non-assessable, were not issued in violation of any pre-emptive rights, purchase options, call options, rights of first refusal, first offer, co-sale or participation or subscription rights or other similar rights. All of the issued and outstanding shares of capital stock of, or other equity or voting interests in each RTO Acquiror Subsidiary is owned, directly or indirectly, both as a matter of record and beneficially by RTO Acquiror and is free and clear of all Encumbrances (except for Permitted Encumbrances), except for restrictions imposed by applicable Laws. Schedule D(m) of the RTO Acquiror Disclosure Letter sets forth a list of all other securities of RTO Acquiror.

(k)	RTO Acquiror is not aware of any legislation, or proposed legislation published by a legislative body, which it anticipates will result in an RTO Acquiror Material Adverse Effect.

(l)

No order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of RTO Acquiror has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of RTO Acquiror, are pending, contemplated or threatened by any regulatory authority.

(m)

Except for the securities set forth in Schedule D(m) of the RTO Acquiror Disclosure Letter, no Person now has any agreement or option or right or privilege (whether at law, pre-emptive or contractual) capable of becoming an agreement for the purchase, subscription, redemption, repurchase or issuance of, or conversion into, any shares, securities, warrants or convertible obligations of any nature of RTO Acquiror and a sufficient number of RTO Acquiror Shares are reserved for issuance pursuant to outstanding options, warrants, share incentive plans, convertible, exercisable and exchangeable securities and other rights to acquire RTO Acquiror Shares. Schedule D(m) of the RTO Acquiror Disclosure Letter sets forth all issued and outstanding securities of RTO Acquiror convertible into RTO Acquiror Shares, their grant and expiration date, exercise price and number of RTO Acquiror Shares into which they are exercisable, as applicable.

(n)

The audited consolidated financial statements (including any related notes thereto) representing the financial condition of RTO Acquiror as of December 31, 2018 and December 31, 2019 and the unaudited financial statements (including the notes thereto) representing the financial condition of RTO Acquiror as of September 30, 2020 (collectively, the “RTO Acquiror Financial Statements”), including any available quarterly financial statements (including any related notes thereto), (i) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (ii) fairly present, in all material respects, the consolidated financial position of RTO Acquiror and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. RTO Acquiror has not effected any securitization transactions or “off-balance sheet arrangements” (as defined in Item 303(c) of SEC Regulation S-K). Since March 16, 2020, there have been no formal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer or general counsel of RTO Acquiror, the RTO Acquiror Board or any committee thereof. Since March 16, 2020, neither RTO Acquiror nor its independent auditors have identified (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by RTO Acquiror, (ii) any fraud, whether or not material, that involves RTO Acquiror’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by RTO Acquiror, or (iii) any claim or allegation regarding any of the foregoing. Except as disclosed in the RTO Acquiror Financial Statements, neither RTO Acquiror nor any of the RTO Acquiror Subsidiaries has any liabilities, indebtedness, obligation, expense, claim, deficiency, guaranty, or endorsement, whether accrued, absolute, contingent, matured, or unmatured of the kind required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of RTO Acquiror and the RTO Acquiror Subsidiaries taken as a whole, except liabilities (i) identified in the balance sheet of RTO Acquiror as of September 30, 2020 or the notes thereto, (ii) incurred in connection with the transactions contemplated by this Agreement, (iii) described on Section D(n) of the RTO Acquiror Disclosure Letter, (iv) executory obligations under any Contract or (v) incurred since the date of the balance sheet of RTO Acquiror as of September 30, 2020 in the ordinary course of business consistent with past practices. RTO Acquiror does not intend to correct or restate, nor is there any basis for any correction or restatement of, any aspect of the RTO Acquiror Financial Statements.

(o)

Since September 30, 2020 through the date of this Agreement and other than with respect to the negotiation, execution and performance of this Agreement, each of the RTO Acquiror and RTO Acquiror Subsidiaries has conducted its business only in the ordinary course of business consistent with past practice, and there has not been: (a) any event that has had an RTO Acquiror Material Adverse Effect, or (b) any material change by RTO Acquiror or any RTO Acquiror Subsidiaries in its accounting methods, principles or practices, except as required by concurrent changes in GAAP or as disclosed in the notes to the RTO Acquiror Financial Statements.

(p)

Neither RTO Acquiror nor any of the RTO Acquiror Subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except for: (i) liabilities and obligations that are adequately presented or reserved on the RTO Acquiror Financial Statements or disclosed in the notes thereto; or (ii) liabilities and obligations incurred in the ordinary course of business consistent with past practice that are not and would not, individually or in the aggregate with all other liabilities and obligations of RTO Acquiror and the RTO Acquiror Subsidiaries (other than those disclosed on the RTO Acquiror Financial Statements), be material to RTO Acquiror and the RTO Acquiror Subsidiaries (taken as a whole). Without limiting the foregoing, the RTO Acquiror Financial Statements reflects reasonable reserves in accordance with U.S. GAAP for contingent liabilities of RTO Acquiror and the RTO Acquiror Subsidiaries.

(q)

Each of RTO Acquiror and the RTO Acquiror Subsidiaries maintains internal control over financial reporting. Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP and includes policies and procedures that: (A) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that receipts and expenditures of RTO Acquiror and the RTO Acquiror Subsidiaries are being made only with appropriate authorizations of management and directors of RTO Acquiror and the RTO Acquiror Subsidiaries, as applicable; and (B) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the assets of RTO Acquiror or the RTO Acquiror Subsidiaries that could have a material effect on its financial statements. As of the date of this Agreement, there neither is, nor has been, any fraud with respect to RTO Acquiror or the RTO Acquiror Subsidiaries, whether or not material, relating to the financial reporting or internal control over financial reporting of RTO Acquiror or the RTO Acquiror Subsidiaries, as applicable. As of the date of this Agreement, to the knowledge of RTO Acquiror, there is no fraud that involves management or any other employees who have a significant role in the internal control over financial reporting of RTO Acquiror or the RTO Acquiror Subsidiaries.

(r)

The RTO Acquiror Certificate of Designation is in a form which complies with Nevada Law and, when filed, will constitute the valid RTO Acquiror Certificate of Designation under Nevada Law. The dividend of RTO Acquiror Preferred Stock to be declared prior to the Effective Time will be exempt from registration under all applicable Securities Laws.

(s)	There are no actions, proceedings or, to RTO Acquiror’s knowledge, investigations (whether or not purportedly by or on behalf of RTO Acquiror) commenced or, to the knowledge of RTO Acquiror,

threatened or pending against or relating to RTO Acquiror or an RTO Acquiror Subsidiary or the business thereof or affecting any of their assets and properties or against any current officer or director relating to such individual’s role with RTO Acquiror or any RTO Acquiror Subsidiary at law or in equity (whether in any court, arbitration or similar tribunal) or before or by any Governmental Entity, that would reasonably be expected to result in an RTO Acquiror Material Adverse Effect or prevent or materially delay the consummation of the Arrangement.

(t)

Except as disclosed in Schedule D(t) of the RTO Acquiror Disclosure Letter, none of RTO Acquiror or any RTO Acquiror Subsidiary is a party to or bound or affected by any commitment, agreement or document containing any covenant which expressly limits the freedom of RTO Acquiror or the RTO Acquiror Subsidiary to compete or operate in any line of business, transfer or move any of its assets or operations or which materially or adversely affects the business practices, operations or condition of RTO Acquiror or the RTO Acquiror Subsidiary.

(u)

Except as disclosed in Schedule D(u) of the RTO Acquiror Disclosure Letter, Neither RTO Acquiror nor any of the RTO Acquiror Subsidiaries is party to, bound by or subject to any indenture, mortgage, lease, agreement, license, permit, authorization, certification, instrument, statute, regulation, order, judgment, decree or law that would be violated or breached by, or under which default would occur or which could be terminated, cancelled or accelerated, in whole or in part, or that would require consent or notice, as a result of the execution, delivery and performance of this Agreement or the consummation of any of the transactions provided for in this Agreement and the Plan of Arrangement (except as would not, individually or in the aggregate, have or reasonably be expected to have, individually or in the aggregate, an RTO Acquiror Material Adverse Effect or as set out in the Key Regulatory Approvals).

(v)

Except as disclosed in Schedule D(v) of the RTO Acquiror Disclosure Letter, RTO Acquiror is not party to any Contract or arrangement, nor to the knowledge of RTO Acquiror, is there any shareholders agreement or other Contract, which in any manner affects the voting control of any of the securities of RTO Acquiror.

(w)

All Taxes due and payable by RTO Acquiror have been paid. All Tax Returns required to be filed by RTO Acquiror have been filed with all appropriate Governmental Entities and all such Tax Returns did not contain a misrepresentation as at the respective dates. Except as disclosed in Schedule D(w) of the RTO Acquiror Disclosure Letter, to the knowledge of RTO Acquiror, no examination of any Tax Return of RTO Acquiror is currently in progress and there are no issues or disputes outstanding with any Governmental Entity respecting any Taxes that have been paid, or may be payable, by RTO Acquiror. RTO Acquiror has timely and properly collected all material sales, use, value-added and similar Taxes required to be collected, and has remitted such amounts on a timely basis to the appropriate Governmental Entity. RTO Acquiror has not been, is not, and immediately prior to the Closing will not be, treated as an “investment company” within the meaning of Section 368(a)(2)(F) of the U.S. Tax Code. RTO Acquiror has not taken any action, nor to the knowledge of RTO Acquiror are there any facts or circumstances not set forth in this Agreement or the Plan of Arrangement, that could reasonably be expected to prevent the Arrangement from qualifying as a “reorganization” within the meaning of Section 368(a) of the U.S. Tax Code.

(x)

Neither RTO Acquiror nor, to RTO Acquiror’s knowledge, any other Person, is in default in any material respect in the observance or performance of any term, covenant or obligation to be performed by RTO Acquiror or an RTO Acquiror Subsidiary or such other Person under any Material Contract, and no event has occurred which with notice or lapse of time or both would constitute such a default by RTO Acquiror or an RTO Acquiror Subsidiary or, to RTO Acquiror’s knowledge, any other party, except where such default or event would not reasonably be expected to result in an RTO Acquiror Material Adverse Effect.

(y)	Since September 30, 2020:

(i)

Except as disclosed in Schedule D(y)(i) of the RTO Acquiror Disclosure Letter, there has not been any material change in the assets, liabilities, obligations (absolute, accrued, contingent or otherwise), business, condition (financial or otherwise) or results of operations of RTO Acquiror or an RTO Acquiror Subsidiary;

(ii)	Except as disclosed in Schedule D(y)(ii) of the RTO Acquiror Disclosure Letter, there has not been any material change in the share capital or long-term debt of RTO Acquiror;

(iii)

There has not been any entering into, or an amendment of, any RTO Acquiror Material Contract (as defined below) other than (A) in the ordinary course of business consistent with past practice, or (B) renewals of any such contract;

(iv)

There has not been any satisfaction or settlement of any material claims or material liabilities, other than the settlement of such claims or such liabilities incurred in the ordinary course of business consistent with past practice;

(v)

Except for ordinary course adjustments to salary, bonus, or other remuneration payable to any officers or senior or executive officers, there has not been any increase in the salary, bonus, severance, termination pay, change of control entitlements or other remuneration payable to any senior or executive officers of RTO Acquiror or any RTO Acquiror Subsidiary; and

(vi)	RTO Acquiror and the RTO Acquiror Subsidiaries have carried on their business in the ordinary course consistent with past practice.

(z)

There has been no interruption to or discontinuity in any supplier or distributor arrangement or relationship of RTO Acquiror and the RTO Acquiror Subsidiaries with each of their respective principal suppliers and distributors and the relationships of RTO Acquiror and the RTO Acquiror Subsidiaries with each of their respective principal suppliers and distributors are satisfactory, and there are no unresolved disputes with any such supplier or distributor. No supplier or distributor of RTO Acquiror or an RTO Acquiror Subsidiary has notified RTO Acquiror or the RTO Acquiror Subsidiary that such supplier or distributor will not continue dealing with RTO Acquiror or the RTO Acquiror Subsidiary on substantially the same terms as presently conducted, and to the knowledge of RTO Acquiror, there is no reason to believe that, any such supplier or distributor will not continue dealing with RTO Acquiror or the RTO Acquiror Subsidiary on substantially the same terms as presently conducted, in each case subject to changes in pricing and volume in the ordinary course.

(aa)	The relationships of RTO Acquiror and the RTO Acquiror Subsidiaries with each of their respective customers are satisfactory, and there are no unresolved disputes with any such customer.

(bb)

Each of RTO Acquiror and the RTO Acquiror Subsidiaries possesses permits, licenses, approvals, consents and other authorizations issued by a federal, provincial, state, local or foreign regulatory agencies or bodies (in this Schedule D, collectively, “Governmental Licenses”) required by Law to conduct the business now operated by them, except where the failure to hold such Governmental Licenses would not, individually or in the aggregate, result in an RTO Acquiror Material Adverse Effect. Each Governmental License is valid and in full force and effect, and is renewable by its terms or in the ordinary course without the need for RTO Acquiror to comply with any special rules of procedures, agree to any materially different terms or conditions or pay any amounts other than routine filing fees. To the knowledge of RTO Acquiror, each of RTO Acquiror and the RTO Acquiror Subsidiaries is in compliance in all material respects with the terms and conditions of all such Governmental Licenses. No consent, licence, order, authorization, approval, permit, registration or declaration of, or filing with, any Governmental Entity or other Person (including without limitation any consent, approval, order or filing pursuant to any applicable bulk sales laws) is required in connection with: (i) the closing of the Arrangement; (ii) the execution and delivery by RTO Acquiror of this Agreement or any document delivered by RTO Acquiror at the closing of the

Arrangement to which it is a party; (iii) the observance and performance by RTO Acquiror of its obligations under this Agreement or any document delivered by RTO Acquiror at the closing of the Arrangement to which it is a party; or (iv) avoiding the loss of any Governmental Licenses relating to RTO Acquiror or RTO Acquiror Subsidiaries, any of their properties and assets, or the business now operated by them.

(cc)

To the knowledge of RTO Acquiror, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Governmental License.

(dd)

There are no actions, proceedings or, to RTO Acquiror’s knowledge, investigations commenced or, to the knowledge of RTO Acquiror, pending in respect of or regarding any such Governmental License. None of RTO Acquiror and the RTO Acquiror Subsidiaries has received any written notice of revocation or non-renewal of any Governmental License, or of any intention of any Person to revoke or refuse to renew any of such Governmental License.

(ee)

None of the directors, officers or employees of RTO Acquiror, any known holder of more than five percent (5%) of any class of shares of RTO Acquiror, or any known associate or affiliate of any of the foregoing Persons, has had any material interest, direct or indirect, in any material transaction or any proposed material transaction with RTO Acquiror or an RTO Acquiror Subsidiary which, as the case may be, materially affected, is material to or will materially affect RTO Acquiror.

(ff)

Other than the RTO Acquiror Financial Advisor, there is no Person acting or purporting to act at the request of RTO Acquiror who is entitled to any brokerage, agency or other fiscal advisory or similar fee in connection with the transactions contemplated by this Agreement and the Plan of Arrangement.

(gg)

Except as disclosed in Schedule D(gg) of the RTO Acquiror Disclosure Letter or in the RTO Acquiror Financial Statements, neither RTO Acquiror nor any RTO Acquiror Subsidiary has any loan or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any Person not dealing at arm’s length with it, other than for the reimbursement of ordinary course business expenses.

(hh)

Except for (i) employment, consulting or employment compensation agreements entered into in the ordinary course of business, (ii) customary director and officer indemnification arrangements on market terms, or (iii) financing agreements or shareholder agreements with the RTO Acquiror Shareholders entered into in connection with financings or other transactions to which RTO Acquiror Shareholders are generally parties and that will terminate at or prior to the Effective Time as a result of the Arrangement, there are no current contracts or other transactions (including relating to indebtedness by RTO Acquiror or the RTO Acquiror Subsidiaries) between RTO Acquiror or any RTO Acquiror Subsidiaries on the one hand, and (a) any officer or director of RTO Acquiror or the RTO Acquiror Subsidiaries, (b) any holder of record or beneficial owner of five percent (5%) or more of the voting securities of RTO Acquiror, or (c) any affiliate or associate of any officer, director or beneficial owner, on the other hand except as disclosed in Schedule D(hh) of the RTO Acquiror Disclosure Letter.

(ii)

To the knowledge of RTO Acquiror, none of RTO Acquiror’s directors or officers is now, or in the last ten (10) years has been, subject to an order or ruling of any securities regulatory authority or securities exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular securities exchange.

(jj)

The assets and properties of RTO Acquiror and the RTO Acquiror Subsidiaries and their business and operations are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses, and such coverage is in full force and effect, and RTO Acquiror and the RTO Acquiror Subsidiaries have not failed to promptly give any notice or present any material claim thereunder. Schedule D(jj) of the

RTO Acquiror Disclosure Letter sets out a true and complete summary of the insurance policies of RTO Acquiror and the RTO Acquiror Subsidiaries.

(kk)

Neither RTO Acquiror nor the RTO Acquiror Subsidiaries own any real property or hold an ownership interest in any real property, or have owned or held such ownership interest in the past five years, save and except as set out in Schedule D(kk) of the RTO Acquiror Disclosure Letter. With respect to each of the material leased premises of RTO Acquiror and the RTO Acquiror Subsidiaries, RTO Acquiror and the RTO Acquiror Subsidiaries occupies the applicable leased premises and has the right to occupy and use the leased premises, subject to the terms of the respective leases, and each of the leases pursuant to which RTO Acquiror and the RTO Acquiror Subsidiaries occupies such leased premises is valid, legally binding and enforceable against RTO Acquiror or an RTO Acquiror Subsidiary, as applicable, and to the knowledge of RTO Acquiror, the other parties in accordance with its terms is in good standing and in full force and effect, and none of RTO Acquiror or any of the RTO Acquiror Subsidiaries is in breach of, or default under, such lease, sublease, license or occupancy agreement, and no event has occurred which, with notice, lapse of time or both, would constitute such a breach or default by RTO Acquiror or any of the RTO Acquiror Subsidiaries or permit termination, modification or acceleration by any third party thereunder. No third party has repudiated or has the right to terminate or repudiate any such lease (except for the normal exercise of remedies in connection with a default thereunder or any termination rights set forth in the lease) or any provision thereof. None of the aforementioned leases has been assigned by RTO Acquiror or any of the RTO Acquiror Subsidiaries in favour of any Person or sublet or sublicensed. There exists no claim of any kind or right of set-off against RTO Acquiror or any RTO Acquiror Subsidiary, as the case may be, as tenant by the landlord or against the landlord by RTO Acquiror or any RTO Acquiror Subsidiary, as the case may be, as tenant as of the date hereof. RTO Acquiror and the RTO Acquiror Subsidiaries own, lease or licence all personal or movable property as is necessary to conduct their business as presently conducted, and RTO Acquiror and the RTO Acquiror Subsidiaries have good and valid title to, or a valid and enforceable interest (whether a leasehold interest or otherwise) in, all of such personal or movable property.

(ll)

RTO Acquiror and the RTO Acquiror Subsidiaries as tenants are in actual possession of all properties leased by them. Except as disclosed in Schedule D(ll) of the RTO Acquiror Disclosure Letter, RTO Acquiror and the RTO Acquiror Subsidiaries are not in arrears of rent required to be paid pursuant to any applicable lease.

(mm)	RTO Acquiror is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least twelve (12) calendar months previously.

(nn)

The minute books and records of RTO Acquiror and the RTO Acquiror Subsidiaries made available to Meta and its counsel in connection with their due diligence investigation in respect of the Arrangement contain full, true and correct copies of all constating documents, including all amendments thereto, and contain copies of all proceedings of securityholders and directors (and committees thereof) and are complete in all material respects.

(oo)

Schedule D(oo) of the RTO Acquiror Disclosure Letter sets out separately all Intellectual Property owned by RTO Acquiror or an RTO Acquiror Subsidiary that has been registered or which applications for registration have been filed and all other material Intellectual Property that is owned by RTO Acquiror or an RTO Acquiror Subsidiary (in this Schedule D, the “RTO Acquiror Owned Intellectual Property”) and the Intellectual Property that is duly licensed by RTO Acquiror as part of its business as presently conducted (in this Schedule D, the “RTO Acquiror Licensed Intellectual Property”, and together with the RTO Acquiror Owned Intellectual Property, the “RTO Acquiror Intellectual Property”). RTO Acquiror or an RTO Acquiror Subsidiary is the sole and exclusive owner of the RTO Acquiror Owned Intellectual Property and all other Intellectual Property that it owns or purports to own with good, valid and marketable title thereto, free and clear of all Encumbrances. Schedule D(oo) of the RTO Acquiror Disclosure Letter lists all license agreements to which RTO Acquiror or an RTO Acquiror Subsidiary is a party or by which it is bound (whether as licensor, licensee or otherwise) with respect to the Intellectual Property, excluding any licenses for unmodified, commercially-available, off-the-shelf software, for which RTO Acquiror or an RTO Acquiror Subsidiary pays a license fee of more than $1,000 in the aggregate annually. RTO Acquiror or an RTO Acquiror Subsidiary has valid and enforceable licenses to use all of the RTO Acquiror Licensed Intellectual Property used by it in connection with, and as required for, its business as presently conducted. RTO Acquiror has no knowledge to the effect that it will be unable to obtain or maintain any rights or licenses to use all Intellectual Property necessary for the conduct of its business. The RTO Acquiror Owned Intellectual Property and the RTO Acquiror Licensed Intellectual Property constitute all of the Intellectual Property required by RTO Acquiror or an RTO Acquiror Subsidiary to conduct its business as currently conducted. To the knowledge of RTO Acquiror, no third parties have rights to any Intellectual Property, except for the ownership rights of the owners of the RTO Acquiror Licensed Intellectual Property which is licensed to RTO Acquiror or an RTO Acquiror Subsidiary. To the knowledge of RTO Acquiror, there is no infringement, misappropriation or misuse by third parties of any RTO Acquiror Owned Intellectual Property. There is no pending or, to the knowledge of RTO Acquiror, threatened action, suit, proceeding or claim by third parties challenging the rights in or to any RTO Acquiror Owned Intellectual Property, and RTO Acquiror is not aware of any facts which form a reasonable basis for any such claim. The RTO Acquiror Owned Intellectual Property that is the subject of an application or registration is valid, in full force and effect. There is no pending or, to the knowledge of RTO Acquiror, threatened action, suit, proceeding or claim by others challenging the validity or enforceability of any RTO Acquiror Owned Intellectual Property, and RTO Acquiror is not aware of any allegations or finding of unenforceability or invalidity of the RTO Acquiror Owned Intellectual Property or any facts which form a reasonable basis for any such claim. All applications, registrations, filings, renewals and payments necessary to preserve the rights of RTO Acquiror or any RTO Acquiror Subsidiary in and to RTO Acquiror Owned Intellectual Property have been duly filed, made, prosecuted, maintained, paid, are in good standing and are recorded in the name of RTO Acquiror or an RTO Acquiror Subsidiary. There is no pending or, to the knowledge of RTO Acquiror, threatened action, suit, proceeding or claim by third parties that RTO Acquiror or an RTO Acquiror Subsidiary infringes, misappropriates or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others. To the knowledge of RTO Acquiror, the business of RTO Acquiror and the RTO Acquiror Subsidiaries does not infringe, misappropriate or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of third parties and, without limiting the foregoing, to the knowledge of RTO Acquiror, there is no patent or patent application by third parties that contains claims that interfere with the issued or pending claims of any RTO Acquiror Intellectual Property.

(pp)

Except in respect of the Intellectual Property set forth in Schedule D(pp) of the RTO Acquiror Disclosure Letter, no licenses or other rights have been granted to any third party in, to and in respect of the RTO Acquiror Owned Intellectual Property.

(qq)

Other than in respect of those contracts disclosed in Schedule D(qq) of the RTO Acquiror Disclosure Letter, neither RTO Acquiror nor any RTO Acquiror Subsidiary is a party to or bound by any Contract or other obligation that limits or impairs its ability to use, sell, transfer, assign or convey, or that otherwise affects any RTO Acquiror Intellectual Property.

(rr)

Except as set forth in Schedule D(rr) the RTO Acquiror Disclosure Letter, neither RTO Acquiror nor any RTO Acquiror Subsidiary is obligated to pay any royalties, fees or other compensation to any third party in respect of its ownership, use, practice, exploitation or commercialization of any RTO Acquiror Intellectual Property.

(ss)

Except as disclosed in Schedule D(ss) of the RTO Acquiror Disclosure Letter, neither RTO Acquiror nor any RTO Acquiror Subsidiary has received any funding from a Governmental Entity that impacts or has the potential to impact RTO Acquiror or an RTO Acquiror Subsidiary’s ownership, use, practice, exploitation or commercialization of the RTO Acquiror Owned Intellectual Property. Except as disclosed in Schedule D(ss) of the RTO Acquiror Disclosure Letter, to the knowledge of RTO Acquiror, no employee, contractor, consultant or other service provider of RTO Acquiror or an RTO Acquiror Subsidiary, who was involved in, or who contributed to, the creation or development of the RTO Acquiror Owned Intellectual Property, has performed services for any government, university, college or other educational institution or research centre or government funded institution during a period of time during which such Person worked for RTO Acquiror or an RTO Acquiror Subsidiary.

(tt)

Except as disclosed in Schedule D(tt) of the RTO Acquiror Disclosure Letter, no permits, licenses, approvals, consents or other authorizations issued by any federal, provincial, state, local or foreign regulatory agency or body are required to import or sell the products of RTO Acquiror or any RTO Acquiror Subsidiary.

(uu)

Except in respect of the individuals listed in Schedule D(uu) of the RTO Acquiror Disclosure Letter, all current and former employees of, and current and former consultants (excluding consultants who have exclusively provided financial services) to, RTO Acquiror and the RTO Acquiror Subsidiaries have entered into proprietary rights or similar agreements with RTO Acquiror or the applicable RTO Acquiror Subsidiary, whereby any Intellectual Property created by them in the course of the performance of their employment or engagement has been fully and irrevocably assigned to RTO Acquiror or the applicable RTO Acquiror Subsidiary without additional consideration, and, to the knowledge of RTO Acquiror, no employee of, or consultant to, RTO Acquiror or the applicable RTO Acquiror Subsidiary is in violation of such agreements. Except in respect of the individuals listed in Schedule D(uu)(ii), all current and former employees of, and current and former consultants (excluding consultants who have exclusively provided financial services) to, RTO Acquiror and the RTO Acquiror Subsidiaries have entered into proprietary rights or similar agreements with RTO Acquiror or the applicable RTO Acquiror Subsidiary, whereby all rights in any Intellectual Property created by them in the course of the performance of their employment or engagement have been waived in favour of RTO Acquiror or the applicable RTO Acquiror Subsidiary and its successors and assigns, and, to the knowledge of RTO Acquiror, no employee of, or consultant to, RTO Acquiror or the applicable RTO Acquiror Subsidiary is in violation of such agreements.

(vv)

All Persons having access to or knowledge of the Intellectual Property or any information of a confidential nature, in each case that is necessary or required or otherwise used for or in connection with the conduct or operation or proposed conduct or operation of RTO Acquiror’s business have entered into non-disclosure agreements with RTO Acquiror or the applicable RTO Acquiror Subsidiary preventing the disclosure of such Intellectual Property or information, and there has been no breach of any such agreement. To the knowledge of RTO Acquiror, the employment or engagement by RTO Acquiror or the applicable RTO Acquiror Subsidiary of such Persons does not violate any non-disclosure or non-competition agreement between any such Person and a third party. Each of RTO Acquiror and the RTO Acquiror Subsidiaries have taken all reasonably necessary and appropriate steps (including but not limited to appropriately marking and labelling Intellectual Property) to protect the secrecy, confidentiality and proprietary nature of all Intellectual Property.

(ww)

The conduct of RTO Acquiror and the RTO Acquiror Subsidiaries in carrying on the RTO Acquiror Business and the operation of the RTO Acquiror Business by RTO Acquiror and the RTO Acquiror Subsidiaries have been and is in compliance with all Environmental Laws, in all material respects, and there are no existing events, conditions, or circumstances that would reasonably be expected to materially and adversely affect the ability of RTO Acquiror or the RTO Acquiror Subsidiaries to comply with Environmental Laws.

(xx)

Each of RTO Acquiror and the RTO Acquiror Subsidiaries has obtained all licenses, permits, approvals, consents, certificates, registrations and other authorizations under all applicable Environmental Laws (in this Schedule D, the “Environmental Permits”) necessary as at the date hereof for the operation of the business carried by RTO Acquiror and the RTO Acquiror Subsidiaries, and each Environmental Permit is valid, subsisting and in good standing in all material respects and none of RTO Acquiror nor any of the RTO Acquiror Subsidiaries is in default or breach of any Environmental Permit in any respect and no proceeding is outstanding or, to the knowledge of RTO Acquiror, has been threatened or is pending to revoke or limit any Environmental Permit.

(yy)

To the knowledge of RTO Acquiror, each of RTO Acquiror and the RTO Acquiror Subsidiaries has not used, except in compliance in all respects with all Environmental Laws and Environmental Permits, any property or facility which it owns, controls manages, operates or leases or previously owned, controlled, operated, managed or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance and, to the knowledge of RTO Acquiror, there have been no releases of Hazardous Substances at any property or facility which it owns, controls, manages, operates or leases or previously owned, controlled, operated, managed or leased.

(zz)

Each of RTO Acquiror and the RTO Acquiror Subsidiaries has not received any notice of, or been prosecuted for, an offence alleging, non-compliance in any material respect with any Environmental Laws, and none of RTO Acquiror nor any of the RTO Acquiror Subsidiaries has settled any allegation of non-compliance short of prosecution. There are no orders or directions issued against each of RTO Acquiror and the RTO Acquiror Subsidiaries under Environmental Laws including those requiring any material work, repairs, construction or capital expenditures to be made with respect to any of the assets of RTO Acquiror or an RTO Acquiror Subsidiary, nor has RTO Acquiror or an RTO Acquiror Subsidiary received notice of any of the same.

(aaa)

There are no past unresolved or, to the knowledge of RTO Acquiror, any threatened or pending claims, complaints, notices or requests for information received by RTO Acquiror or an RTO Acquiror Subsidiary with respect to any alleged violation of any Environmental Laws; and, to the knowledge of RTO Acquiror, no conditions exist at, on or under any property now or previously owned, operated, optioned or leased by RTO Acquiror or an RTO Acquiror Subsidiary which, with the passage of time, or the giving of notice or both, would give rise to liability under Environmental Laws that, individually or in the aggregate, would reasonably be expected to result in an RTO Acquiror Material Adverse Effect..

(bbb)

None of RTO Acquiror nor any RTO Acquiror Subsidiary has received any notice wherein it is alleged or stated that it is potentially responsible for a federal, provincial, state, municipal or local clean-up site or corrective action under Environmental Laws that would reasonably be expected to result in an RTO Acquiror Material Adverse Effect.

(ccc)

Except as disclosed in Schedule D(ccc) of the RTO Acquiror Disclosure Letter, there are no environmental audits, evaluations, assessments, studies or tests relating to RTO Acquiror or an RTO Acquiror Subsidiary.

(ddd)	None of RTO Acquiror or the RTO Acquiror Subsidiaries have agreed by contract or other agreement to indemnify or be responsible for any liabilities or obligations under Environmental Laws.

(eee)

To the knowledge of RTO Acquiror, RTO Acquiror and the RTO Acquiror Subsidiaries are and have been in compliance in all material respects with all applicable Laws pertaining to employment and employment practices, including all Laws relating to labour relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labour, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance. All individuals characterized and treated by RTO Acquiror or any RTO Acquiror Subsidiary as independent contractors or consultants are properly treated as independent contractors under all applicable Laws. There are no actions against RTO Acquiror or any RTO Acquiror Subsidiary pending or, to the knowledge of RTO Acquiror, threatened to be brought or filed, by or with any Governmental Entity or arbitrator in connection with the employment of any current or former applicant, employee, consultant or independent contractor of RTO Acquiror or any RTO Acquiror Subsidiary, including, without limitation, any claim relating to unfair labour practices, employment discrimination, harassment, retaliation, equal pay, wage and hours or any other employment related matter arising under applicable Laws.

(fff)

Schedule D(fff) of the RTO Acquiror Disclosure Letter sets out a complete and accurate list of all current employees and consultants engaged or employed by RTO Acquiror and the RTO Acquiror Subsidiaries and includes names and titles of all such employees and consultants, together with their position/role and location of their employment or provision of services. All of the employees and consultants listed in Schedule D(fff) of the RTO Acquiror Disclosure Letter are engaged pursuant to a written contract of employment or provision of services and all such contracts have been disclosed to the legal counsel of Meta in the virtual data room maintained by RTO Acquiror for the purposes of facilitating the Parties’ due diligence investigations.

(ggg)

Neither RTO Acquiror nor any RTO Acquiror Subsidiary is subject to any claim for wrongful dismissal, constructive dismissal or any other tort claim, actual or threatened, or any litigation actual or threatened, relating to employment or termination of employment of employees or independent contractors.

(hhh)

Each plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to or required to be contributed to, by RTO Acquiror or an RTO Acquiror Subsidiary for the benefit of any current or former director, officer, employee or consultant of RTO Acquiror or an RTO Acquiror Subsidiary (in this Schedule D, the “RTO Acquiror Employee Plans”) has been maintained in compliance with its terms and with the requirements prescribed by any and all Laws that are applicable to such RTO Acquiror Employee Plans, in each case in all material respects and has been publicly disclosed to the extent required by Securities Laws.

(iii)

All material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, federal or state pension plan premiums, accrued wages, salaries and commissions and employee benefit plan payments have been reflected in the books and records of RTO Acquiror and the RTO Acquiror Subsidiaries.

(jjj)

There is not currently any labour disruption, dispute, slowdown, stoppage, complaint or grievance or, to the knowledge of RTO Acquiror, threatened or pending which is adversely affecting or would reasonably be expected to adversely affect, in a material manner, the carrying on of the business of RTO Acquiror and the RTO Acquiror Subsidiaries, and to the knowledge of RTO Acquiror, there is no proposal to unionize its employees and no collective bargaining agreements are in place or currently being negotiated by RTO Acquiror or an RTO Acquiror Subsidiary.

(kkk)

Except as set forth on Schedule D(kkk) of the RTO Acquiror Disclosure Letter, neither the execution and delivery of this Agreement, shareholder or other approval of this Agreement nor the consummation of the transactions contemplated by this Agreement could, either alone or in combination with another event, (i) entitle any employee, director, officer or independent contractor of the RTO Acquiror Group to severance pay, termination pay, change of control payment or benefits, or any material increase in severance pay, (ii) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any such employee, director, officer or independent contractor, (iii) directly or indirectly cause the RTO Acquiror Group to transfer or set aside any assets to fund any material benefits under any Employee Plan, (iv) otherwise give rise to any material liability under any Employee Plan, or (v) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Employee Plan on or following the consummation of the transactions contemplated by this Agreement.

(lll)

Each of RTO Acquiror and each RTO Acquiror Subsidiary has been and is now conducting its business in compliance in all material respects with all applicable Laws of each jurisdiction in which it carries on its business and has not received a notice of material non-compliance, and, to the knowledge of RTO Acquiror, there are no facts that would give rise to a notice of material non-compliance with any such Laws.

(mmm)

Other than this Agreement, neither RTO Acquiror nor any RTO Acquiror Subsidiary is currently party to any agreement in respect of: (i) the purchase of any material property or assets or any interest therein or the sale, transfer or other disposition of any material property or assets or any interest therein currently owned, directly or indirectly, by RTO Acquiror or an RTO Acquiror Subsidiary whether by asset sale, transfer of shares or otherwise; or (ii) the change of control of RTO Acquiror or an RTO Acquiror Subsidiary (whether by sale or transfer of shares or otherwise).

(nnn)

None of RTO Acquiror nor any RTO Acquiror Subsidiary is a party to any Material Contract, other than as set forth on Schedule D(nnn) of the RTO Acquiror Disclosure Letter (collectively, the “RTO Acquiror Material Contracts”).

(ooo)	All RTO Acquiror Material Contracts are in good standing in all material respects and in full force and effect.

(ppp)

RTO Acquiror is not in material default or breach of any RTO Acquiror Material Contract and, to the knowledge of RTO Acquiror, there exists no condition, event or act which, with the giving of notice or lapse of time or both, would constitute a material default or breach under any RTO Acquiror Material Contract and/or which would give rise to a right of termination on the part of any other party to an RTO Acquiror Material Contract.

(qqq)

The RTO Acquiror is a “reporting issuer” or equivalent thereof under applicable Securities Laws in the United States, and is not in default of any material requirements of any Securities Laws or the rules and regulations of the SEC or NASDAQ. RTO Acquiror has not taken any action to cease to be a reporting issuer nor has RTO Acquiror received notification from any Securities Authority seeking to revoke the reporting issuer status of RTO Acquiror. No delisting, suspension of trading in or cease trading order with respect to any of its securities and, to the knowledge of the RTO Acquiror, no inquiry or investigation of any Securities Authority, is pending, in effect or ongoing or threatened. The RTO Acquiror Shares are listed on NASDAQ and trading of the RTO Acquiror Shares is not currently halted or suspended. The RTO Acquiror does not have any securities listed for trading on any securities exchange other than NASDAQ. RTO Acquiror is not subject to any cease trade or other order of NASDAQ or any Securities Authority, and, to the knowledge of the RTO Acquiror, no investigation or other proceedings involving the RTO Acquiror that may operate to prevent or restrict trading of any securities of the RTO Acquiror are currently in progress or pending before NASDAQ or any Securities Authority. RTO Acquiror has timely filed or furnished all RTO Acquiror Disclosure Documents required to be filed or furnished by RTO Acquiror under applicable Securities Laws. Each of the RTO Acquiror Disclosure Documents complied in all material respects with applicable Securities Laws and did not, as of the date filed (or, if amended or superseded by a subsequent filing prior to the date of this Agreement, on the date of such filing), contain any misrepresentation (as defined under applicable Securities Laws). RTO Acquiror has not filed any confidential filings (including redacted filings) filed to or furnished with, as applicable, any Securities Authority. There are no outstanding or unresolved comments in comment letters from any Securities Authority with respect to any of the RTO Acquiror Disclosure Documents and, to the knowledge of RTO Acquiror, neither RTO Acquiror nor any of the RTO Acquiror Disclosure Documents is the subject of an ongoing audit, review, comment or investigation by any Securities Authority or the SEC.

(rrr)

The operations of RTO Acquiror and the RTO Acquiror Subsidiaries are and have been conducted, at all times, in material compliance with all applicable Anti-Money Laundering Laws, and no action by or before any Governmental Entity against RTO Acquiror or an RTO Acquiror Subsidiary with respect to the Anti-Money Laundering Laws is pending. None of RTO Acquiror nor any RTO Acquiror Subsidiary has, directly or indirectly: (i) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality of any jurisdiction in violation of applicable Laws; or (ii) made any contribution to any candidate for public office, in either case where either the payment or the purpose of such contribution, payment or gift was, is or would be prohibited under the Corruption of Foreign Public Officials Act (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (United States) or the rules and regulations promulgated thereunder or under any other Laws of any relevant jurisdiction covering a similar subject matter applicable to RTO Acquiror, the RTO Acquiror Subsidiaries and their operations. None of RTO Acquiror, an RTO Acquiror Subsidiary, or, to the knowledge of RTO Acquiror, any director, officer, agent, employee, affiliate or Person acting on behalf of RTO Acquiror or any RTO Acquiror Subsidiary has been or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

(sss)

None of RTO Acquiror, an RTO Acquiror Subsidiary, or, to the knowledge of RTO Acquiror, any of their officers, directors or employees acting on behalf of RTO Acquiror has violated the United States’ Foreign Corrupt Practices Act (and the regulations promulgated thereunder), the Corruption of Foreign Public Officials Act (Canada) (and the regulations promulgated thereunder) or any other applicable Law covering a similar subject matter applicable to the RTO Acquiror, the RTO Acquiror Subsidiaries and their operations, and to the knowledge of RTO Acquiror, no such action has been taken by any of its agents, representatives or other Persons acting on behalf of RTO Acquiror.

(ttt)

Subject to Permitted Encumbrances: (i) RTO Acquiror does not have reason to believe that RTO Acquiror does not have good and marketable title to or the irrevocable right to produce and sell its petroleum, natural gas and related hydrocarbons and represents and warrants that such interests are free and clear of all Encumbrances created by, through or under RTO Acquiror, and that RTO Acquiror has not received written notice of any default or purported default under, nor has there been any act or omission by RTO Acquiror that could reasonably constitute a breach of or a default under, the leases, licenses, permits, concessions, concession agreements, contracts, subleases, reservations or other agreements in which RTO Acquiror derives its interests in its oil and gas properties that have not been remedied in all material respects or if unremedied would reasonably be expected to result in an RTO Acquiror Material Adverse Effect; and (ii) there are no defects, failures or impairments in the title of RTO Acquiror to its assets, whether or not an action, suit, proceeding or inquiry is pending or threatened in writing or whether or not discovered by any third party, which in the aggregate, could materially adversely affect: (A) the quantity and pre-tax net present values of such assets as reflected in RTO Acquiror’s most recent reserve report; (B) the current production volumes of RTO Acquiror; or (C) the current cash flow of RTO Acquiror.

(uuu)

Except as disclosed in Schedule D(uuu) of the RTO Acquiror Disclosure Letter, none of the oil and gas assets of RTO Acquiror are subject to an agreement that provides for an area of mutual interest or an area of exclusion.

(vvv)

Except as set out in Schedule D(vvv) of the RTO Acquiror Disclosure Letter, none of the oil and gas assets or properties of RTO Acquiror or any of the RTO Acquiror Subsidiaries are subject to reduction by reference to payout of or production penalty on any well or otherwise, or to change to an interest of any other size or nature by virtue of or through any right or interest granted by, through or under RTO Acquiror which could in the aggregate would reasonably be expected to result in an RTO Acquiror Material Adverse Effect.

(www)

Except as set out in Schedule D(www) of the RTO Acquiror Disclosure Letter, all royalties, and all ad valorem, property, production, severance and similar Taxes, assessment, deposits and rentals payable on or before the date hereof and based on, or measured by, RTO Acquiror’s or any RTO Acquiror Subsidiary’s ownership of its oil and gas assets or properties, the production of petroleum substances from its oil and gas assets or properties or the receipt of proceeds therefrom under the leases and other title and operating documents pertaining to RTO Acquiror’s or any RTO Acquiror Subsidiary’s oil and gas assets or properties payable on or before the date hereof, have been properly paid in full and in a timely manner.

(xxx)

Except as set out in Schedule D(xxx) of the RTO Acquiror Disclosure Letter, (i) none of the wells in which RTO Acquiror holds an interest have been produced in excess of applicable production allowables imposed by any Applicable Laws or any Governmental Entity, and RTO Acquiror has no knowledge of any impending change in production allowables imposed by any Applicable Laws or any Governmental Entity that may be applicable to any of the wells in which it holds an interest, other than changes of general application in the jurisdiction in which such wells are situate; and (ii) RTO Acquiror has not received notice of any production penalty or similar production restriction of any nature imposed or to be imposed by any Governmental Entity, including gas oil ratio, off target and overproduction penalties imposed by any Governmental Entity that may be applicable, and, to its knowledge, none of the wells in which it holds an interest is subject to any such penalty or restriction.

(yyy)

None of the wells in which RTO Acquiror holds an interest are subject to any material production penalty or restriction arising from the overproduction of petroleum substances from its oil and gas assets or properties (other than those imposed in the ordinary course of the oil and gas industry by a Governmental Entity).

(zzz)

All wells in which RTO Acquiror holds an interest: (i) for which RTO Acquiror was or is operator, were or have been drilled and, if and as applicable, completed, operated and abandoned (and if abandoned, plugged and abandoned and the wellsite therefor properly reclaimed or restored) in accordance with good and prudent oil and gas industry practices in the United States and all applicable Laws; and (ii) for which RTO Acquiror was not or is not operator, to the knowledge of RTO Acquiror, were or have been drilled and, if and as applicable, completed, operated and abandoned (and if abandoned, plugged and abandoned and the wellsite therefor properly reclaimed or restored) in accordance with good and prudent oil and gas industry practices in the jurisdiction in which such wells are situate and all applicable Laws.

(aaaa)

RTO Acquiror’s tangible depreciable property used or intended for use in connection with its oil and gas assets: (i) for which RTO Acquiror was or is operator, was or has been constructed, operated and maintained in accordance with good and prudent oil and gas industry practices in the jurisdiction in which such property is situate and all applicable Laws during all periods in which RTO Acquiror was operator thereof and is in good condition and repair, ordinary wear and tear excepted, and is useable in the ordinary course of business; and (ii) for which RTO Acquiror was not or is not operator, to the knowledge of RTO Acquiror, was or has been constructed, operated and maintained in accordance with good and prudent oil and gas industry practices in the jurisdiction in which such property is situate and all applicable Laws during all periods in which RTO Acquiror was not operator thereof and is in good condition and repair, ordinary wear and tear excepted, and is useable in the ordinary course of business.

(bbbb)	RTO Acquiror has provided to Meta a complete and accurate description of all wells, facilities and lands of RTO Acquiror as at the date of this Agreement.

(cccc)

Except for the representations and warranties expressly made by RTO Acquiror in this Schedule D or in any certificate delivered pursuant to this Agreement, neither RTO Acquiror nor any other Person makes or has made any representation or warranty of any kind whatsoever, express or implied, at law or in equity, with respect to RTO Acquiror or any of the RTO Acquiror Subsidiaries

or their respective business, operations, assets, liabilities, condition (financial or otherwise), notwithstanding the delivery or disclosure to Meta or any of its affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, neither RTO Acquiror nor any other Person makes or has made any express or implied representation or warranty to Meta or any of its Representatives with respect to (a) any financial projection, forecast, estimate, or budget relating to RTO Acquiror, any of its subsidiaries or their respective businesses or, (b) except for the representations and warranties made by RTO Acquiror in this Schedule D, any oral or written information presented to Meta or any of its Representatives in the course of their due diligence investigation of RTO Acquiror and the RTO Acquiror Subsidiaries, the negotiation of this Agreement or the course of the Arrangement.

(dddd)

RTO Acquiror has complied, or has caused the operators under any agreement RTO Acquiror is subject to, to comply with all ongoing reporting or continuous drilling obligations under all agreements and has complied or has caused the operators under any agreement RTO Acquiror is subject to, to comply with any governmental agency reporting obligations. Each agreement RTO Acquiror is a party to is in force and effect and is valid, binding and enforceable against the parties to such agreement, and, to the Knowledge of RTO Acquiror, each other party thereto in accordance with its term. All monetary obligations due and payable by RTO Acquiror or any operator under the agreements have been paid in full and no party to any of the agreements is in material breach or default of its obligations under the agreements.

SCHEDULE E

SENIOR OFFICERS OF META

All senior officers and directors of Meta.

SCHEDULE F

SENIOR OFFICERS OF RTO ACQUIROR

All senior officers and directors of RTO Acquiror.

SCHEDULE G

KEY REGULATORY APPROVALS

Canada

•	exemption orders from the Securities Authorities from the prospectus requirements with respect to the first trade in Exchangeable Shares

United States

•	filings required under the U.S. Securities Act and U.S. Exchange Act, and other actions required by the SEC pursuant thereto

SCHEDULE H

FORM OF SUPPORT AGREEMENT

SCHEDULE I

FORM OF VOTING AND EXCHANGE TRUST AGREEMENT

SCHEDULE J

FORM OF RTO ACQUIROR CERTIFICATE OF DESIGNATION

SCHEDULE K

FORM OF LOCK-UP AGREEMENT

Execution Version

AMENDMENT TO ARRANGEMENT AGREEMENT

THIS AMENDING AGREEMENT dated February 3, 2021

AMONG:

TORCHLIGHT ENERGY RESOURCES, INC., a corporation existing under the Laws of the State of Nevada (“RTO Acquiror”)

- and -

METAMATERIAL EXCHANGE CO INC., a corporation existing under the Laws of the Province of Ontario and formerly named 2798832 ONTARIO INC. (“Canco”)

- and -

2798831 ONTARIO INC., a corporation existing under the Laws of the Province of Ontario (“Callco”)

- and—

METAMATERIAL INC., a corporation existing under the Laws of the Province of Ontario (“Meta”)

RECITALS:

A.	On December 14, 2020, the Parties entered into the arrangement agreement (the “Arrangement Agreement”).

B.	The Parties wish to amend the Arrangement Agreement on the terms and conditions contained in this amending agreement (the “Amending Agreement”).

C.	Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Arrangement Agreement.

THIS AMENDING AGREEMENT WITNESSES THAT in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereto covenant and agree as follows:

1.	Section 2.2(d) of the Arrangement Agreement is deleted in its entirety and replaced with the following:

“fix the date of the Meta Meeting, which date shall be no later than March 31, 2021, give notice to RTO Acquiror of the Meta Meeting, and allow RTO Acquiror and RTO Acquiror’s Representatives (including legal counsel) to attend the Meta Meeting;”

2.	The first sentence of Section 2.3 of the Arrangement Agreement is deleted in its entirety and replaced with the following:

“As soon as reasonably practicable after the date of this Agreement, and in any event no later than February 28, 2021, Meta shall apply to the Court in a manner and on terms acceptable to RTO Acquiror, acting reasonably, pursuant to Section 182 of the OBCA and, in cooperation with RTO Acquiror, prepare, file and diligently pursue an application for the Interim Order, which shall provide, among other things:”

3.	Section 2.4(a) of the Arrangement Agreement is deleted in its entirety and replaced with the following:

“Meta agrees to convene and conduct the Meta Meeting in accordance with the Interim Order, the constating documents of Meta and applicable Law as soon as practicable, and in any event no later than March 31, 2021;”

4.	The reference to “February 1, 2021” in the first sentence of Section 2.11(a) of the Arrangement Agreement is deleted in its entirety and replaced with the words “March 31, 2021”.

5.	Section 7.6 of the Arrangement Agreement is amended by adding the following at the end thereof:

“Upon the closing of the Pre-Closing Financing, RTO Acquiror shall pay to Meta an amount equal to $5,00,0000 in cash to an account identified by Meta in writing in exchange for a third unsecured promissory note substantially in the same form as the Bridge Notes. In the event this Agreement is terminated, and Closing does not otherwise occur, then Meta shall be obligated to repay to RTO Acquiror, on the one (1)-year anniversary of the closing of the Pre-Closing Financing, an amount equal to $5,400,000 (which amount represents the outstanding principal of $5,000,000 plus interest accrued on such principal at the rate of 8% per annum), as set forth in such third bridge note.”

6.	The form of Plan of Arrangement attached as Schedule “A” to the Arrangement Agreement is deleted in its entirety and replaced with the form of Plan of Arrangement attached as Schedule “A” hereto.

7.	Except as otherwise expressly provided herein, the Arrangement Agreement is hereby ratified and confirmed in all respects and shall remain and continue in full force and effect.

8.

The Parties hereby agree that on and after the date first referenced above, each reference in the Arrangement Agreement to “this Agreement” shall mean and be a reference to the Arrangement Agreement, as amended by this Amending Agreement.

9.

This Amending Agreement shall be governed, including as to validity, interpretation and effect, by the Laws of the Province of Ontario and the Laws of Canada applicable therein. Each of the Parties hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario in respect of all matters arising under and in relation to this Amending Agreement. EACH PARTY TO THIS AMENDING AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDING AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AMENDING AGREEMENT.

10.	Each Party hereto shall, from time to time, and at all times hereafter, at the request of any other Party, but without further consideration, do, or cause to be done, all such other acts and execute

2

and deliver, or cause to be executed and delivered, all such further agreements, transfers, assurances, instruments or documents as shall be reasonably required in order to fully perform and carry out the terms and intent hereof and the transactions contemplated hereby.

11.

This Amending Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile, portable document format or similar executed electronic copy of this Agreement, and such facsimile, portable document format or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

[Remainder of page intentionally left blank.]

3

IN WITNESS WHEREOF RTO Acquiror, Canco, Callco and Meta have caused this Amending Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TORCHLIGHT ENERGY RESOURCES, INC

By:
Name:	John A. Brda
Title:	Chief Executive Officer

METAMATERIAL EXCHANGE CO INC.

By:
Name:	John A. Brda
Title:	Chief Executive Officer

2798831 ONTARIO INC.

By:
Name:	John A. Brda
Title:	Chief Executive Officer

By:
Name:	George Palikaras
Title:	Chief Executive Officer

[Amending Agreement – Arrangement Agreement]

SCHEDULE “A”

PLAN OF ARRANGEMENT

See attached.

Annex C

VOTING AND SUPPORT AGREEMENT

THIS AGREEMENT is made as of the              day of                 , 20    .

BETWEEN:

THE PERSONS LISTED ON APPENDIX “A” HERETO, (collectively, the “Shareholders” and each individually a “Shareholder”)

- and -

METAMATERIAL, INC., a corporation existing under the laws of Ontario (“META”)

WHEREAS each Shareholder is the registered and/or direct or indirect beneficial owner of the common shares (“TRCH Shares”), stock options, common stock purchase warrants, or convertible notes (“TRCH Convertible Securities”) in the capital of Torchlight Energy Resources, Inc., a corporation existing under the laws of Nevada (“TRCH”) set forth opposite such Shareholder’s name in Appendix “A” hereto (collectively, the “Subject Securities”);

AND WHEREAS each Shareholder understands that, concurrently with the execution and delivery of this Agreement, META and TRCH are entering into the Arrangement Agreement (as defined herein) providing for the Arrangement (as defined herein) whereby TRCH proposes to indirectly acquire all of the issued and outstanding voting and equity securities of META;

AND WHEREAS in order for each Shareholder to realize the benefits that will accrue to such Shareholder in connection with the consummation of the Arrangement, each Shareholder desires to enter into this Agreement to provide his or her support for completion of the RTO Acquiror Shareholder Approval Matters on the terms and conditions set forth herein;

AND WHEREAS each Shareholder acknowledges that META would not enter into the Arrangement Agreement but for the execution and delivery of this Agreement by such Shareholder;

AND WHEREAS this Agreement sets out the terms and conditions of the agreement of each Shareholder to abide by the covenants in respect of the Subject Securities and the other restrictions and covenants set forth herein;

AND WHEREAS the foregoing recitals, and the representations, warranties and covenants provided herein, are made or provided by each Shareholder only with respect to such Shareholder and such Subject Securities and, for greater certainty, are not made or provided in relation to any other Shareholder or such Shareholder’s Subject Securities;

NOW THEREFORE this Agreement witnesses that, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Agreement:

“Affiliate” has the meaning ascribed thereto in Regulation S-K under the Securities Act of 1933, as amended, Item 405;

“Arrangement” means the arrangement of META and TRCH under Section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations to the Plan of Arrangement made in accordance with the terms of the Arrangement Agreement or the Plan of Arrangement or made at the direction of the Court in the Final Order with the consent of the parties to the Arrangement Agreement, each acting reasonably;

“Arrangement Agreement” means the arrangement agreement, including the schedules thereto, of even date herewith, between TRCH and META, a copy of which is attached hereto as Appendix “B”, as it may be amended, supplemented or modified from time to time in accordance with its terms; and

“Transaction Shareholder Approval” has the meaning ascribed thereto in Section 2.1.

1.2	Definitions in Arrangement Agreement

All terms used in this Agreement that are not defined in Section 1.1 or elsewhere in this Agreement and that are defined in the Arrangement Agreement shall have the respective meanings ascribed to them in the Arrangement Agreement.

1.3	Appendices

The following Appendices attached hereto constitute an integral part of this Agreement:

Appendix “A”	—	Subject Securities
Appendix “B”	—	Arrangement Agreement

ARTICLE 2

COVENANTS OF THE SHAREHOLDERS

2.1	Shareholder Support

In connection with the RTO Acquiror Shareholder Approval Matters (and any other transactions contemplated in connection with the Arrangement Agreement), if and only if, any approval of securityholders of TRCH is required (“Transaction Shareholder Approval”), each of the Shareholders severally, and not jointly or jointly and severally, hereby covenants, undertakes and agrees from time to time, until such time as this Agreement is terminated in accordance with Article 4, to cause to be counted as present for purposes of establishing quorum and to vote (or cause to be voted) all of the Subject Securities (to the extent they carry a right to vote): (i) at any meeting of any of the securityholders of TRCH at which the Shareholder or any registered or beneficial owner of the Subject Securities are entitled to vote to obtain the Transaction Shareholder Approval; or (ii) in any action by written consent of the securityholders of TRCH, in favour of the RTO Acquiror Shareholder Approval Matters.

2.2	Restrictions with Respect to Subject Securities

Each Shareholder hereby severally, and not jointly or jointly and severally, covenants and agrees that, from the date hereof until the earlier of (i) the Effective Time, (ii) the termination of this Agreement in accordance with Article 4, or (iii) it being determined (by mutual agreement of TRCH and META) that the Transaction Shareholder Approval is not required, except as permitted by this Agreement, such Shareholder will:

(a)

not, directly or indirectly, option, sell, assign, transfer, pledge, encumber, grant a participation or security interest in or power of attorney over, hypothecate or otherwise convey or dispose of any Subject Securities, or any right or interest therein (legal or equitable), to any Person or group or Persons acting jointly or in concert or enter into any agreement, option or other arrangement to do any of the foregoing (each of the foregoing, a “Transfer”), other than to one or more of a parent, spouse, child or grandchild of, or a corporation, partnership, limited liability company or other entity controlled solely by, the Shareholder or a trust or account (including a Registered Retirement Savings Plan, Registered Education Savings Plan, Registered Retirement Income Fund or similar account) existing for the benefit of such Person or entity; provided, that a Transfer referred to in this sentence shall only be permitted if, as a precondition to such Transfer, the transferee agrees in writing, in form and substance reasonably acceptable to META, to be bound by all of the terms of this Agreement with respect to the Subject Securities; and provided further, that in the case of a Transfer to a corporation, partnership, limited liability company or other entity solely controlled by, the Shareholder, such entity shall remain solely controlled by the Shareholder until the earlier of: (i) the Effective Time; and (ii) the termination of this Agreement in accordance with Article 4. Any purported transfer of any Subject Securities or interest therein in violation of this Section 2.2(a) shall be null and void;

(b)

not, directly or indirectly, grant or agree to grant any proxy or other right to vote any Subject Securities, except for any proxies granted to vote in favour of any Transaction Shareholder Approval in accordance with Section 2.1, or enter into any voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of any of the shareholders of TRCH or give consents or approval of any kind as to any Subject Securities;

(c)

not vote or cause to be voted any Subject Securities in favor of, and vote or cause to be voted all Subject Securities against, any proposed action, transaction or agreement by or involving TRCH or any of its Affiliates or the Shareholder or any other Person in a manner which could reasonably be expected to prevent, hinder or delay the successful completion of the Arrangement or the transactions contemplated by the Arrangement Agreement;

(d)

other than set forth herein, take all such steps as are necessary or advisable to ensure that at all relevant times his, her or its Subject Securities will not be subject to any shareholders’ agreements, voting trust or similar agreements or any option, right or privilege (whether by law, pre-emptive or contractual) capable of becoming a shareholders’ agreement, voting trust or other agreement affecting or restricting the ability of him or her to exercise all voting rights attaching to such Subject Securities; and

(e)	not withdraw, amend, modify or qualify, or publicly propose or state an intention to withdraw, amend, modify or qualify, support for the RTO Acquiror Shareholder Approval Matters.

2.3	Voting of the Subject Securityholders

Each Shareholder hereby agrees with META that it will, on or before the fifth Business Day prior to any meeting of any of the securityholders of TRCH in respect of any Transaction Shareholder Approval, duly complete forms of proxy in respect of all of his, her or its Subject Securities, and any other required documents in connection therewith , and cause same to be validly delivered in support of (and indicating that all Subject Securities are voted in favour of approving) the RTO Acquiror Shareholder Approval Matters and will not withdraw the forms of proxy except as expressly otherwise provided in this Agreement. Each Shareholder further agrees that it will, on or before the fifth Business Day prior to any meeting of any of the securityholders of TRCH in respect of any Transaction Shareholder Approval to be called to approve the RTO Acquiror Shareholder Approval Matters, deliver or cause to be delivered to META in accordance with Section 5.11 of this Agreement, a copy or screenshot of the duly completed and signed forms of proxy described in the preceding sentence.

2.4	Meaning of Subject Securities.

The term “Subject Securities” means that number of TRCH Shares and TRCH Convertible Securities set forth opposite a Shareholder’s name in Appendix “A” hereto, being all of the securities of TRCH owned legally or beneficially, either directly or indirectly, by such Shareholder or over which the Shareholder exercises direct or indirect control or discretion, and will be deemed to also include (a) any TRCH Shares and TRCH Convertible Securities issued to the Shareholder pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of TRCH Shares or TRCH Convertible Securities on, of, or affecting the Subject Securities on or after the date of this Agreement and (b) any TRCH Shares and TRCH Convertible Securities acquired by the Shareholder on or after the date of this Agreement, or issued to the Shareholder, on or after the date of this Agreement (including pursuant to the exercise, conversion or vesting of any securities of TRCH that are exercisable for, convertible into or vest as TRCH Shares (including all Subject Securities)), and all such acquired TRCH Shares and TRCH Convertible Securities shall be deemed Subject Securities and subject to the terms of this Agreement as though owned by the Shareholder as of the date hereof.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of the Shareholder

Each Shareholder hereby severally, and not jointly or jointly and severally, represents and warrants to and covenants with META as follows, and acknowledges that META is relying upon such representations, warranties and covenants in entering into this Agreement:

(a)

Incorporation; Authorization. If the Shareholder is a corporation or other legal entity, such Shareholder is a subsisting corporation or other entity under the laws of its incorporating or organizational jurisdiction. The Shareholder has all necessary power, authority, capacity and right to enter into this Agreement and to carry out each of its obligations under this Agreement. This Agreement has been duly executed and delivered by the Shareholder and, assuming due authorization, execution and delivery by META, constitutes a legal, valid and binding agreement enforceable by META against the Shareholder in accordance with its terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

(b)

Ownership of Subject Securities. The Shareholder is, and, subject to any Transfer permitted pursuant to Section 2.2(a), will be continuously up until the Effective Time, the direct or indirect beneficial owner of the Subject Securities set out opposite such Shareholder’s name at Appendix “A”, with good and marketable title thereto, free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands or rights of others of any nature or kind whatsoever. The Shareholder does not own or have any interest in any securities of TRCH other than the Subject Securities. The Shareholder is not a party to, bound or affected by or subject to, any charter or by-law, contract, agreement provision, statute, regulation, judgment, order, decree or law which would be violated, contravened, breached by, or under which any default would occur as a result of, the execution and delivery of this Agreement or the consummation of any of the transactions provided for in this Agreement.

(c)

No Agreements. No Person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the Subject Securities, or any interest therein or right thereto, except pursuant to this Agreement.

(d)

Voting. None of such Subject Securities is subject to any proxy, power of attorney, voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of any of the shareholders of TRCH or give consents or approvals of any kind, except pursuant to this Agreement.

(e)

Consents. No consent, waiver, approval, authorization, exemption, registration, licence or declaration of or by, or filing with, or notification to any Governmental Entity which has not been made or obtained is required to be made or obtained by the Shareholder in connection with (i) the execution and delivery by the Shareholder and enforcement against the Shareholder of this Agreement, or (ii) the consummation of any transactions by the Shareholder provided for herein.

(f)

Legal Proceedings. There are no legal proceedings in progress or pending before any Governmental Entity or, to the knowledge of the Shareholder, threatened against the Shareholder or any of its Affiliates, or any of the Subject Securities or other property of the Shareholder or any of its Affiliates, and there is no judgment, decree or order against the Shareholder or its Affiliates, or any of the Subject Securities or other property of the Shareholder or any of its Affiliates, that would adversely affect in any manner the ability of the Shareholder to enter into this Agreement or adversely affect the Shareholder’s ability to perform its obligations hereunder or the title of the Shareholder to any of its Subject Securities.

(g)

No Commitment. None of the Subject Securities held by the Shareholder is the subject of any commitment, undertaking or agreement, the terms of which would affect in any way the ability of the Shareholder to perform the Shareholder’s obligations with respect to such Subject Securities as set out in this Agreement.

3.2	Representations and Warranties of META

META hereby represents and warrants to each Shareholder as follows, and acknowledges that the Shareholder is relying upon such representations, warranties and covenants in entering into this Agreement:

(a)

META is a corporation duly incorporated and validly existing under the laws of Ontario and it has the requisite corporate power, authority and capacity to enter into this Agreement and to perform its obligations hereunder;

(b)

this Agreement has been duly executed and delivered by META and constitutes a legal, valid and binding agreement enforceable by the Shareholder against META in accordance with its terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought;

(c)

none of the execution and delivery by META of this Agreement or the compliance by META with its obligations hereunder will violate, contravene, result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both would constitute a default under, any term or provision of: (i) any organizational documents of META; (ii) any contract to which META is a party or by which META is bound; (iii) any judgment, decree, order or award of any Governmental Entity; or (iv) any applicable law, except in each case as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of META to perform its obligations hereunder or that would reasonably be expected to prevent or materially delay the completion of the Arrangement; and

(d)

there are no legal proceedings in progress or pending against or, to the knowledge of META, threatened against META or any of its Affiliates that would adversely affect in any manner the ability of META to enter into this Agreement and to perform its obligations hereunder or that would reasonably be expected to prevent or materially delay the completion of the Arrangement.

ARTICLE 4

TERMINATION

4.1	Termination

This Agreement shall terminate: (i) by a written instrument executed by each of the parties; (ii) in the event that the Arrangement Agreement is terminated in accordance with its terms; (iii) on the Effective Time, or (iv) it being determined (by mutual agreement of TRCH and META) that the Transaction Shareholder Approval is not required.

4.2	Effect of Termination

If this Agreement is terminated in accordance with this Article 4, the provisions of this Agreement will become void in relation to such Shareholder and META and no such party shall have liability to such other party in respect of whom this Agreement has been terminated, except in respect of a wilful, intentional or material breach of the representations, warranties, obligations, terms or conditions of this Agreement which occurred prior to such termination in which case the non-breaching party to this Agreement shall be entitled to pursue any and all remedies at law or equity which may be available to it.

ARTICLE 5

GENERAL

5.1	Fiduciary Obligations

META agrees and acknowledges that each Shareholder is bound hereunder solely in his, her or its capacity as a securityholder of TRCH and that the provisions of this Agreement shall not be deemed or interpreted to bind the Shareholder or any of its directors, officers or principal shareholders in his or her capacity as a director or officer of TRCH or any of TRCH’s subsidiaries. For the avoidance of doubt, nothing in this Agreement shall limit or restrict any party from properly fulfilling his or her fiduciary duties as a director or officer of TRCH.

5.2	Further Assurances

Each Shareholder will, from time to time, execute and deliver all such further documents and instruments and do all such acts and things as META may reasonably require to effectively carry out or better evidence or perfect the full intent of the parties and meaning of this Agreement.

5.3	Survival of Representations and Warranties

No investigations made by or on behalf any party or any of its authorized agents at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation, warranty or covenant made by any other party herein or pursuant hereto.

5.4	Disclosure

No press release or other disclosure (public or otherwise) with respect to the existence or details of this Agreement or the Arrangement shall be made by a Shareholder without the prior written consent of META, except to the extent required by applicable law. Each Shareholder hereby consents to the disclosure of the substance of this Agreement in any press release by META and to the filing of this Agreement as an exhibit to any filing by META with the United States Securities and Exchange Commission.

5.5	Assignment

Subject to prior written notice to the Shareholders, META may assign all or part of its rights under this Agreement to an Affiliate of META. Other then as expressly contemplated by Section 2.2(a), this Agreement shall not be otherwise assignable by a Shareholder without the prior written consent of META, which consent may not be unreasonably withheld.

5.6	Time

Time shall be of the essence of this Agreement.

5.7	Governing Law

This Agreement will be governed by, and interpreted and enforced in accordance with, the laws of the State of New York and the federal laws of the United States applicable therein. Each party hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York with respect to any matter arising hereunder or related hereto. The parties to this Agreement hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the matters contemplated hereby in the courts of the State of New York and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding so brought has been brought in an inconvenient forum. This Section 5.7 shall survive the termination of this Agreement.

5.8	Entire Agreement

This Agreement, including the appendices hereto constitutes the entire agreement between the parties pertaining to the subject matter hereof. There are no representations, warranties, conditions, undertakings, commitments, other agreements or acknowledgements, whether direct or collateral, express or implied, that form part of or affect this Agreement, or which induced any party hereto to enter into this Agreement or on which reliance is placed by any party hereto, except as specifically set forth in this Agreement .

5.9	Amendments

This Agreement may be amended, modified or supplemented only by a written agreement signed by all of the parties hereto.

5.10	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

5.11	Notices

(a)

Method of Delivery. Any notice, demand or other communication (in this Section, a “notice”) required or permitted to be given or made hereunder shall be in writing and shall be sufficiently given or made if:

(i)

sent by electronic means of sending messages (in this Section, “Electronic Transmission”), by either facsimile transmission (if specified below) or e-mail, during normal business hours on a Business Day, but notice by Electronic Transmission shall only be sufficient if the notice includes or is accompanied by the sender’s name and facsimile number or e-mail address as applicable, the date and time of transmission, and if sent by facsimile transmission the name and telephone number of a Person to contact in the event of facsimile transmission problems or if sent by e-mail acknowledgement that the transmission is transmitted to the sender by the recipient or the recipient’s electronic system; or

(ii)

delivered in person in a sealed package entitled Personal and Confidential addressed to the recipient during normal business hours on a Business Day and left with a receptionist or other responsible employee of the recipient, who is required to provide written acknowledgement of receipt, at the applicable address set forth below;

a.	in the case of a notice to any Shareholder, to such Shareholder at the address indicated opposite to the name of the Shareholder in Appendix “A”; and

b.	in the case of a notice to META, addressed to it at:

Metamaterial Inc.

1 Research Drive

Dartmouth, Nova Scotia

B2Y 4M9

Attention:         George Palikaras

Email: george.palikaras@metamaterial.com

with a copy (that shall not constitute notice) to:

Fasken Martineau DuMoulin LLP

333 Bay Street, Suite 2400

Toronto, Ontario M5H 2T6

Attention: John Sabetti

Email: jsabetti@fasken.com

Wilson Sonsini Goodrich & Rosati PC

12235 El Camino Real

San Diego, CA 92130-3002

Attention: Martin Waters and Ethan Lutske

Email: mwaters@wsgr.com; elutske@wsgr.com

(b)	Deemed Delivery. Each notice sent in accordance with this Section shall be deemed to have been received:

(i)	in the case of personal delivery, if delivered before 5:00 p.m., on the day it was delivered; otherwise, on the first Business Day thereafter; or

(ii)

in the case of Electronic Transmission, on the same day that it was sent if sent on a Business Day and the electronic acknowledgement of delivery is received by the sender before 5:00 p.m. (recipient’s time) on such day, and otherwise on the first Business Day thereafter.

Any party hereto may change its address for notice by written notice delivered to the other parties hereto.

5.12	Specific Performance and other Equitable Rights

It is recognized and acknowledged that a breach by any party of any material obligations contained in this Agreement will cause the other party to sustain injury for which it would not have an adequate remedy at law for money damages. Accordingly, in the event of any such breach, any aggrieved party shall be entitled to the remedy of specific performance of such obligations and interlocutory, preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and each Shareholder will waive, in any action for specific performance, interlocutory, preliminary and permanent injunctive relief and/or any other equitable relief, the defence of adequacy of a remedy at law and any requirement for the securing or posting of any bond in connection with the obtaining of any such relief.

5.13	Expenses

Each of the parties shall pay its respective legal, financial advisory and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed or prepared pursuant hereto and any other related costs and expenses whatsoever and howsoever incurred.

5.14	Counterparts

This Agreement may be executed in any number of counterparts. Each executed counterpart will be deemed to be an original. All executed counterparts taken together will constitute one agreement.

To evidence the fact that a party hereto has executed this Agreement, such party may send a copy of its executed counterpart to the other parties hereto by Electronic Transmission and if sent by email, in Portable Document File (PDF) format. That party will be deemed to have executed this Agreement on the date it sent such Electronic Transmission.

5.15	Independent Legal Advice

Each Shareholder acknowledges that:

(a)	the Shareholder has read this Agreement in its entirety, understands this Agreement and agrees to be bound by its terms and conditions;

(b)

the Shareholder has been advised to seek independent legal advice with respect to the Shareholder executing and delivering this Agreement and has received such advice or has, without undue influence, elected to waive the benefit of any such advice; and

(c)	the Shareholder is entering into this Agreement voluntarily.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

Per:
Name:
Title:

Signature Page to Voting Support Agreement—Project Vision

METAMATERIAL, INC.

Per:
Name:
Title:

Signature Page to Voting Support Agreement—Project Vision

APPENDIX “A”

Subject Securities

Name of Shareholder	Address and Email of Shareholder	Number of TRCH Shares held , directly or indirectly, by Shareholder
Gregory McCabe	500 W. Texas, Suite 890 Midland, TX 79701 gregmccabe@aol.com	13,961,870 Common Shares 4,000,000 Shares required for Debt Conversion (Common Shares)

Alex Zyngier	936 Soundview Dr Mamaroneck, NY 10543 azyngier@batutaadvisors.com>	600,000 Options (Common Shares)

Robert Lance Cook	208 Emerson Street Houston, TX 77006 rlcook83@icloud.com	300,000 Options (Common Shares)

Michael Graves	4559 Hamilton Blvd Sioux City, IA 51104 mike@fitchgraves.com	145,000 Common Shares 600,000 Options (Common Shares)

John Brda	1425 Frontenay Court Warson Woods, MO 63122 john@torchlightenergy.com	2,318,322 Common Shares 2,250,000 Options (Common Shares)

Roger Wurtele	5913 Glen Heather Dr Plano, TX 75093 roger@torchlightenergy.com	10,000 Common Shares 750,000 Options (Common Shares)

APPENDIX “B”

Arrangement Agreement

See attached.

Annex D

VOTING AND SUPPORT AGREEMENT

THIS AGREEMENT is made as of the              day of                 , 20    .

BETWEEN:

THE PERSONS LISTED ON APPENDIX “A” HERETO, (collectively, the “Shareholders” and each individually a “Shareholder”)

- and -

TORCHLIGHT ENERGY RESOURCES, INC., a corporation existing under the laws of Nevada (“Torchlight”)

WHEREAS each Shareholder is the registered and/or direct or indirect beneficial owner of the common shares (“META Shares”), stock options, deferred share units and/or common share purchase warrants (“META Convertible Securities”) in the capital of Metamaterial Inc., a corporation existing under the laws of Ontario (“META”) set forth opposite such Shareholder’s name in Appendix “A” hereto (collectively, the “Subject Securities”);

AND WHEREAS each Shareholder understands that, concurrently with the execution and delivery of this Agreement, META and Torchlight are entering into the Arrangement Agreement (as defined herein) providing for the Arrangement (as defined herein) whereby Torchlight proposes to indirectly acquire all of the issued and outstanding voting and equity securities of META;

AND WHEREAS in order for each Shareholder to realize the benefits that will accrue to such Shareholder in connection with the consummation of the Arrangement, each Shareholder desires to enter into this Agreement to provide his or her support for completion of the Arrangement on the terms and conditions set forth herein;

AND WHEREAS each Shareholder acknowledges that Torchlight would not enter into the Arrangement Agreement but for the execution and delivery of this Agreement by such Shareholder;

AND WHEREAS this Agreement sets out the terms and conditions of the agreement of each Shareholder to abide by the covenants in respect of the Subject Securities and the other restrictions and covenants set forth herein;

AND WHEREAS the foregoing recitals, and the representations, warranties and covenants provided herein, are made or provided by each Shareholder only with respect to such Shareholder and such Subject Securities and, for greater certainty, are not made or provided in relation to any other Shareholder or such Shareholder’s Subject Securities;

NOW THEREFORE this Agreement witnesses that, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Agreement:

“Affiliate” has the meaning ascribed thereto in the Securities Act (Ontario) and the rules, regulations, instruments (including national and multilateral instruments) and published policies made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Arrangement” means the arrangement of META and Torchlight under Section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations to the Plan of Arrangement made in accordance with the terms of the Arrangement Agreement or the Plan of Arrangement or made at the direction of the Court in the Final Order with the consent of the parties to the Arrangement Agreement, each acting reasonably;

“Arrangement Agreement” means the arrangement agreement, including the schedules thereto, of even date herewith, between Torchlight and META, a copy of which is attached hereto as Appendix “B”, as it may be amended, supplemented or modified from time to time in accordance with its terms; and

“Transaction Shareholder Approval” has the meaning ascribed thereto in Section 2.1.

1.2	Definitions in Arrangement Agreement

All terms used in this Agreement that are not defined in Section 1.1 or elsewhere in this Agreement and that are defined in the Arrangement Agreement shall have the respective meanings ascribed to them in the Arrangement Agreement.

1.3	Appendices

The following Appendices attached hereto constitute an integral part of this Agreement:

Appendix “A”	—	Subject Securities
Appendix “B”	—	Arrangement Agreement

ARTICLE 2

COVENANTS OF THE SHAREHOLDERS

2.1	Shareholder Support

In connection with the Arrangement (and any transactions contemplated in connection with the Arrangement Agreement), if and only if, any approval of securityholders of META is required under applicable Securities Laws (including the Canadian Securities Exchange and, for greater certainty, any “minority approval” as such term is defined in Multilateral Instrument 61-101—Protection of Minority Securityholders in Special Transactions) (“Transaction Shareholder Approval”), each of the Shareholders severally, and not jointly or jointly and severally, hereby covenants, undertakes and agrees from time to time, until such time as this Agreement is terminated in accordance with Article 4, to cause to be counted as present for purposes of establishing quorum and to vote (or cause to be voted) all of the Subject Securities (to the extent they carry a right to vote): (i) at any meeting of any of the securityholders of META at which the Shareholder or any registered or beneficial owner of the Subject Securities are entitled to vote to obtain the Transaction Shareholder Approval; or (ii) in any action by written consent of the securityholders of META, in favour of the approval, consent, ratification and adoption of any resolution approving the Arrangement (and any transactions contemplated in connection with the Arrangement Agreement).

2.2	Restrictions with Respect to Subject Securities

Each Shareholder hereby severally, and not jointly or jointly and severally, covenants and agrees that, from the date hereof until the earlier of (i) the Effective Time, (ii) the termination of this Agreement in accordance with Article 4, or (iii) it being determined (by mutual agreement of Torchlight and META) that the Transaction Shareholder Approval is not required, except as permitted by this Agreement, such Shareholder will:

(a)

not, directly or indirectly, option, sell, assign, transfer, pledge, encumber, grant a participation or security interest in or power of attorney over, hypothecate or otherwise convey or dispose of any Subject Securities, or any right or interest therein (legal or equitable), to any Person or group or Persons acting jointly or in concert or enter into any agreement, option or other arrangement to do any of the foregoing (each of the foregoing, a “Transfer”), other than to one or more of a parent, spouse, child or grandchild of, or a corporation, partnership, limited liability company or other entity controlled solely by, the Shareholder or a trust or account (including a Registered Retirement Savings Plan, Registered Education Savings Plan, Registered Retirement Income Fund or similar account) existing for the benefit of such Person or entity; provided, that a Transfer referred to in this sentence shall only be permitted if, as a precondition to such Transfer, the transferee agrees in writing, in form and substance reasonably acceptable to Torchlight, to be bound by all of the terms of this Agreement with respect to the Subject Securities; and provided further, that in the case of a Transfer to a corporation, partnership, limited liability company or other entity solely controlled by, the Shareholder, such entity shall remain solely controlled by the Shareholder until the earlier of: (i) the Effective Time; and (ii) the termination of this Agreement in accordance with Article 4. Any purported transfer of any Subject Securities or interest therein in violation of this Section 2.2(a) shall be null and void;

(b)

not, directly or indirectly, grant or agree to grant any proxy or other right to vote any Subject Securities, except for any proxies granted to vote in favour of any Transaction Shareholder Approval in accordance with Section 2.1, or enter into any voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of any of the shareholders of META or give consents or approval of any kind as to any Subject Securities;

(c)

not vote or cause to be voted any Subject Securities in favor of, and vote or cause to be voted all Subject Securities against, any proposed action, transaction or agreement by or involving META or any of its Affiliates or the Shareholder or any other Person in a manner which could reasonably be expected to (i) prevent, hinder or delay the successful completion of the Arrangement or the transactions contemplated by the Arrangement Agreement; or (ii) change in any manner the voting rights of any class of shares of META;

(d)

other than set forth herein, take all such steps as are necessary or advisable to ensure that at all relevant times his, her or its Subject Securities will not be subject to any shareholders’ agreements, voting trust or similar agreements or any option, right or privilege (whether by law, pre-emptive or contractual) capable of becoming a shareholders’ agreement, voting trust or other agreement affecting or restricting the ability of him or her to exercise all voting rights attaching to such Subject Securities;

(e)	not withdraw, amend, modify or qualify, or publicly propose or state an intention to withdraw, amend, modify or qualify, support for the transactions contemplated by the Arrangement Agreement; and

(f)

irrevocably waives to the fullest extent permitted by Law any and all rights of the Shareholder to dissent with respect to the Arrangement, and will not exercise any such rights with respect to the Arrangement or the transactions contemplated by the Arrangement Agreement.

2.3	Voting of the Subject Securityholders

Each Shareholder hereby agrees with Torchlight that it will, on or before the fifth Business Day prior to any meeting of any of the securityholders of META in respect of any Transaction Shareholder Approval, duly complete forms of proxy in respect of all of his, her or its Subject Securities, and any other required documents in connection therewith , and cause same to be validly delivered in support of (and indicating that all Subject Securities are voted in favour of approving) the Arrangement (and any transactions contemplated in connection with the Arrangement Agreement) and will not withdraw the forms of proxy except as expressly otherwise provided in this Agreement. Each Shareholder further agrees that it will, on or before the fifth Business Day prior to any meeting of any of the securityholders of META in respect of any Transaction Shareholder Approval to be called to approve the Arrangement (and any transactions contemplated in connection with the Arrangement Agreement), deliver or cause to be delivered to Torchlight in accordance with Section 5.9 of this Agreement, a copy or screenshot of the duly completed and signed forms of proxy described in the preceding sentence.

2.4	Meaning of Subject Securities.

The term “Subject Securities” means that number of META Shares and META Convertible Securities set forth opposite a Shareholder’s name in Appendix “A” hereto, being all of the securities of META owned legally or beneficially, either directly or indirectly, by such Shareholder or over which the Shareholder exercises direct or indirect control or discretion, and will be deemed to also include (a) any META Shares and META Convertible Securities issued to the Shareholder pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of META Shares or META Convertible Securities on, of, or affecting the Subject Securities on or after the date of this Agreement and (b) any META Shares and META Convertible Securities acquired by the Shareholder on or after the date of this Agreement, or issued to the Shareholder, on or after the date of this Agreement (including pursuant to the exercise, conversion or vesting of any securities of META that are exercisable for, convertible into or vest as META Shares (including all Subject Securities)), and all such acquired META Shares and META Convertible Securities shall be deemed Subject Securities and subject to the terms of this Agreement as though owned by the Shareholder as of the date hereof.

ARTICLE 3

REPRESENTATIONS AND WARRANTiES

3.1	Representations and Warranties of the Shareholder

Each Shareholder hereby severally, and not jointly or jointly and severally, represents and warrants to and covenants with Torchlight as follows, and acknowledges that Torchlight is relying upon such representations, warranties and covenants in entering into this Agreement:

(a)

Incorporation; Authorization. If the Shareholder is a corporation or other legal entity, such Shareholder is a subsisting corporation or other entity under the laws of its incorporating or organizational jurisdiction. The Shareholder has all necessary power, authority, capacity and right to enter into this Agreement and to carry out each of its obligations under this Agreement. This Agreement has been duly executed and delivered by the Shareholder and, assuming due authorization, execution and delivery by Torchlight, constitutes a legal, valid and binding agreement enforceable by Torchlight against the Shareholder in accordance with its terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

(b)

Ownership of Subject Securities. The Shareholder is, and, subject to any Transfer permitted pursuant to Section 2.2(a), will be continuously up until the Effective Time, the direct or indirect beneficial owner of the Subject Securities set out opposite such Shareholder’s name at Appendix “A”, with good and marketable title thereto, free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands or rights of others of any nature or kind whatsoever. The Shareholder does not own or have any interest in any securities of META other than the Subject Securities. The Shareholder is not a party to, bound or affected by or subject to, any charter or by-law, contract, agreement provision, statute, regulation, judgment, order, decree or law which would be violated, contravened, breached by, or under which any default would occur as a result of, the execution and delivery of this Agreement or the consummation of any of the transactions provided for in this Agreement.

(c)

No Agreements. No Person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the Subject Securities, or any interest therein or right thereto, except pursuant to this Agreement.

(d)

Voting. None of such Subject Securities is subject to any proxy, power of attorney, voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of any of the shareholders of META or give consents or approvals of any kind, except pursuant to this Agreement.

(e)

Consents. No consent, waiver, approval, authorization, exemption, registration, licence or declaration of or by, or filing with, or notification to any Governmental Entity which has not been made or obtained is required to be made or obtained by the Shareholder in connection with (i) the execution and delivery by the Shareholder and enforcement against the Shareholder of this Agreement, or (ii) the consummation of any transactions by the Shareholder provided for herein.

(f)

Legal Proceedings. There are no legal proceedings in progress or pending before any Governmental Entity or, to the knowledge of the Shareholder, threatened against the Shareholder or any of its Affiliates, or any of the Subject Securities or other property of the Shareholder or any of its Affiliates, and there is no judgment, decree or order against the Shareholder or its Affiliates, or any of the Subject Securities or other property of the Shareholder or any of its Affiliates, that would adversely affect in any manner the ability of the Shareholder to enter into this Agreement or adversely affect the Shareholder’s ability to perform its obligations hereunder or the title of the Shareholder to any of its Subject Securities.

(g)

No Commitment. None of the Subject Securities held by the Shareholder is the subject of any commitment, undertaking or agreement, the terms of which would affect in any way the ability of the Shareholder to perform the Shareholder’s obligations with respect to such Subject Securities as set out in this Agreement.

3.2	Representations and Warranties of Torchlight

Torchlight hereby represents and warrants to each Shareholder as follows, and acknowledges that the Shareholder is relying upon such representations, warranties and covenants in entering into this Agreement:

(a)

Torchlight is a corporation duly incorporated and validly existing under the laws of Nevada and it has the requisite corporate power, authority and capacity to enter into this Agreement and to perform its obligations hereunder;

(b)

this Agreement has been duly executed and delivered by Torchlight and constitutes a legal, valid and binding agreement enforceable by the Shareholder against Torchlight in accordance with its terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought;

(c)

none of the execution and delivery by Torchlight of this Agreement or the compliance by Torchlight with its obligations hereunder will violate, contravene, result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both would constitute a default under, any term or provision of: (i) any organizational documents of Torchlight; (ii) any contract to which Torchlight is a party or by which Torchlight is bound; (iii) any judgment, decree, order or award of any Governmental Entity; or (iv) any applicable law, except in each case as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of Torchlight to perform its obligations hereunder or that would reasonably be expected to prevent or materially delay the completion of the Arrangement; and

(d)

there are no legal proceedings in progress or pending against or, to the knowledge of Torchlight, threatened against Torchlight or any of its Affiliates that would adversely affect in any manner the ability of Torchlight to enter into this Agreement and to perform its obligations hereunder or that would reasonably be expected to prevent or materially delay the completion of the Arrangement.

ARTICLE 4

TERMINATION

4.1	Termination

This Agreement shall terminate: (i) by a written instrument executed by each of the parties; (ii) in the event that the Arrangement Agreement is terminated in accordance with its terms; (iii) on the Effective Time, or (iv) it being determined (by mutual agreement of Torchlight and META) that the Transaction Shareholder Approval is not required.

4.2	Effect of Termination

If this Agreement is terminated in accordance with this Article 4, the provisions of this Agreement will become void in relation to such Shareholder and Torchlight and no such party shall have liability to such other party in respect of whom this Agreement has been terminated, except in respect of a wilful, intentional or material breach of the representations, warranties, obligations, terms or conditions of this Agreement which occurred prior to such termination in which case the non-breaching party to this Agreement shall be entitled to pursue any and all remedies at law or equity which may be available to it.

ARTICLE 5

GENERAL

5.1	Fiduciary Obligations

Torchlight agrees and acknowledges that each Shareholder is bound hereunder solely in his, her or its capacity as a securityholder of META and that the provisions of this Agreement shall not be deemed or interpreted to bind the Shareholder or any of its directors, officers or principal shareholders in his or her capacity as a director or officer of META or any of META’s subsidiaries. For the avoidance of doubt, nothing in this Agreement shall limit or restrict any party from properly fulfilling his or her fiduciary duties as a director or officer of META.

5.2	Further Assurances

Each Shareholder will, from time to time, execute and deliver all such further documents and instruments and do all such acts and things as Torchlight may reasonably require to effectively carry out or better evidence or perfect the full intent of the parties and meaning of this Agreement.

5.3	Survival of Representations and Warranties

No investigations made by or on behalf any party or any of its authorized agents at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation, warranty or covenant made by any other party herein or pursuant hereto.

5.4	Disclosure

No press release or other disclosure (public or otherwise) with respect to the existence or details of this Agreement or the Arrangement shall be made by a Shareholder without the prior written consent of Torchlight, except to the extent required by applicable law. Each Shareholder hereby consents to the disclosure of the substance of this Agreement in any press release by Torchlight and to the filing of this Agreement as an exhibit to any filing by Torchlight with the United States Securities and Exchange Commission.

5.5	Assignment

Subject to prior written notice to the Shareholders, Torchlight may assign all or part of its rights under this Agreement to an Affiliate of Torchlight. Other then as expressly contemplated by Section 2.2(a), this Agreement shall not be otherwise assignable by a Shareholder without the prior written consent of Torchlight, which consent may not be unreasonably withheld.

5.6	Time

Time shall be of the essence of this Agreement.

5.7	Governing Law

This Agreement will be governed by, and interpreted and enforced in accordance with, the laws in force in the Province of Ontario (excluding any rule or principle of the conflict of laws which might refer such interpretation to the laws of another jurisdiction) and the federal laws of Canada applicable therein. Each party hereto irrevocably submits to the non-exclusive jurisdiction of the courts of Ontario with respect to any matter arising hereunder or related hereto. The parties to this Agreement hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the matters contemplated hereby in the courts of the Province of Ontario and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding so brought has been brought in an inconvenient forum. This Section 5.8 shall survive the termination of this Agreement.

5.8	Entire Agreement

This Agreement, including the appendices hereto constitutes the entire agreement between the parties pertaining to the subject matter hereof. There are no representations, warranties, conditions, undertakings, commitments, other agreements or acknowledgements, whether direct or collateral, express or implied, that form part of or affect this Agreement, or which induced any party hereto to enter into this Agreement or on which reliance is placed by any party hereto, except as specifically set forth in this Agreement .

5.9	Amendments

This Agreement may be amended, modified or supplemented only by a written agreement signed by all of the parties hereto.

5.10	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

5.11	Notices

(a)

Method of Delivery. Any notice, demand or other communication (in this Section, a “notice”) required or permitted to be given or made hereunder shall be in writing and shall be sufficiently given or made if:

(i)

sent by electronic means of sending messages (in this Section, “Electronic Transmission”), by either facsimile transmission (if specified below) or e-mail, during normal business hours on a Business Day, but notice by Electronic Transmission shall only be sufficient if the notice includes or is accompanied by the sender’s name and facsimile number or e-mail address as applicable, the date and time of transmission, and if sent by facsimile transmission the name and telephone number of a Person to contact in the event of facsimile transmission problems or if sent by e-mail acknowledgement that the transmission is transmitted to the sender by the recipient or the recipient’s electronic system; or

(ii)

delivered in person in a sealed package entitled Personal and Confidential addressed to the recipient during normal business hours on a Business Day and left with a receptionist or other responsible employee of the recipient, who is required to provide written acknowledgement of receipt, at the applicable address set forth below;

a.	in the case of a notice to any Shareholder, to such Shareholder at the address indicated opposite to the name of the Shareholder in Appendix “A”; and

b.	in the case of a notice to Torchlight, addressed to it at:

Torchlight Energy Resources, Inc.

5700 W. Plano Parkway, Suite 3600

Plano TX 75093

Attention:

E-mail:

With a copy (which shall not constitute notice) to:

Stikeman Elliott LLP

Suite 1700, 666 Burrard Street

Vancouver, British Columbia V6C 2X8

Attention: Michael G. Urbani

Email: murbani@stikeman.com

and

K&L Gates LLP

1 Park Plaza, Twelfth Floor

Irvine, CA 92679

Attention: Michael A. Hedge; Jason C. Dreibelbis

Email: michael.hedge@klgates.com; jason.dreibelbis@klgates.com

(a)	Deemed Delivery. Each notice sent in accordance with this Section shall be deemed to have been received:

(i)	in the case of personal delivery, if delivered before 5:00 p.m., on the day it was delivered; otherwise, on the first Business Day thereafter; or

(ii)

in the case of Electronic Transmission, on the same day that it was sent if sent on a Business Day and the electronic acknowledgement of delivery is received by the sender before 5:00 p.m. (recipient’s time) on such day, and otherwise on the first Business Day thereafter.

Any party hereto may change its address for notice by written notice delivered to the other parties hereto.

5.12	Specific Performance and other Equitable Rights

It is recognized and acknowledged that a breach by any party of any material obligations contained in this Agreement will cause the other party to sustain injury for which it would not have an adequate remedy at law for money damages. Accordingly, in the event of any such breach, any aggrieved party shall be entitled to the remedy of specific performance of such obligations and interlocutory, preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and each Shareholder will waive, in any action for specific performance, interlocutory, preliminary and permanent injunctive relief and/or any other equitable relief, the defence of adequacy of a remedy at law and any requirement for the securing or posting of any bond in connection with the obtaining of any such relief.

5.13	Expenses

Each of the parties shall pay its respective legal, financial advisory and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed or prepared pursuant hereto and any other related costs and expenses whatsoever and howsoever incurred.

5.14	Counterparts

This Agreement may be executed in any number of counterparts. Each executed counterpart will be deemed to be an original. All executed counterparts taken together will constitute one agreement.

To evidence the fact that a party hereto has executed this Agreement, such party may send a copy of its executed counterpart to the other parties hereto by Electronic Transmission and if sent by email, in Portable Document File (PDF) format. That party will be deemed to have executed this Agreement on the date it sent such Electronic Transmission.

5.15	Independent Legal Advice

Each Shareholder acknowledges that:

(a)	the Shareholder has read this Agreement in its entirety, understands this Agreement and agrees to be bound by its terms and conditions;

(b)

the Shareholder has been advised to seek independent legal advice with respect to the Shareholder executing and delivering this Agreement and has received such advice or has, without undue influence, elected to waive the benefit of any such advice; and

(c)	the Shareholder is entering into this Agreement voluntarily.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

Per:
Name:
Title:

Signature Page to Voting Support Agreement—Project Vision

TORCHLIGHT ENERGY RESOURCES, INC.

Per:
Name:
Title:

Signature Page to Voting Support Agreement—Project Vision

Subject Securities

[NTD: META to complete.]

Name of Shareholder	Address and Email of Shareholder	Number and Type of META Securities held, directly or indirectly, by Shareholder

Allison Christilaw	[●] Oakville, Ontario Email - [●]	300,000 Options (Common Shares)

Maurice Guitton	[●] Lunenburg, Nova Scotia Email - [●]	8,112 Common Shares 181,500 DSU (Common Shares) 658,102 Options (Common Shares) 8,112 Warrants (Common Shares)

Steen Karsbo	[●] Haslev, Denmark Email - [●]	300,000 Options (Common Shares)

Eric Leslie	[●] Calgary Alberta Email - [●]	5,801 Common Shares 267,700 Common Shares (RRSP) 587,427 Options (Common Shares) 81,001 Warrants (Common Shares)

George Palikaras	[●] Halifax, Nova Scotia Email - [●]

1,503,740 Common Shares

12,375,000 Common Shares (Lamda Guard Technologies Ltd.)

1,792,832 Common Shares (Nadine Geddes)

968,000 DSU (Common Shares)

1,739,977 Options (Common Shares)

8,112 Warrants (Common Shares)

Ram Ramkumar	[●] Etobicoke, Ontario Email - [●]	161,782 Common Shares (Anur Investments Ltd.) 500,000 Options (Common Shares) 161,782 Warrants (Common Shares) (Anur Investments Ltd.)

Themos Kallos	[●] London, United Kingdom Email - [●]	647,025 Common Shares 554,551 Common Shares (Theodora Apostolopoulou) 1,100,000 Options (Common Shares) 723,250 Warrants (Common Shares)

Keith Abriel	[●] Toronto, Ontario Email - [●]	100,000 Options (Common Shares)

Mark G. Gosine, QC	[●] Halifax, Nova Scotia Email - [●]	100,000 Options (Common Shares)

Name of Shareholder	Address and Email of Shareholder	Number and Type of META Securities held, directly or indirectly, by Shareholder

Gardner Wade	[●] San Francisco, California Email - [●]	2,062,500 Options (Common Shares)

Frederico Bastos	[●] London, United Kingdom Email - [●]	338,538 Common Shares 893,750 Options (Common Shares)

Panos Kosmas	[●] London, United Kingdom Email - [●]	706,032 Common Shares 56,501 Options (Common Shares)

APPENDIX “B”

Arrangement Agreement

See attached.

Annex E

VOTING AND EXCHANGE TRUST AGREEMENT

AGREEMENT made as of the      day of     , 2021, between Torchlight Energy Resources, Inc., a corporation existing under the laws of the State of Nevada (hereinafter referred to as “RTO Acquiror”), 2798832 Ontario Inc., a corporation existing under the laws of the Province of Ontario (hereinafter referred to as “Canco”), and     , a trust company incorporated under the laws of Canada (hereinafter referred to as the “Trustee”).

RECITALS:

A.

In connection with an arrangement agreement (the “Arrangement Agreement”) made as of December 14, 2020 between RTO Acquiror, Canco, 2798831 Ontario Inc., a corporation existing under the laws of the Province of Ontario (“Callco”) and Metamaterial Inc., a corporation existing under the laws of the Province of Ontario (“META”), the Exchangeable Shares are to be issued to certain holders of securities of META pursuant to the Plan of Arrangement contemplated in the Arrangement Agreement;

B.	Pursuant to the Arrangement Agreement, RTO Acquiror and Canco are required to enter into this agreement.

In consideration of the foregoing and the mutual agreements contained herein (the receipt and sufficiency of which are acknowledged), the parties agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this agreement, each initially capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Share Provisions”) attaching to the Exchangeable Shares as set out in the articles of Canco and the following terms shall have the following meanings:

“Agency” means any domestic or foreign court, tribunal, federal, state, provincial or local government or governmental agency, department or authority or other regulatory authority (including the Exchange and NASDAQ) or administrative agency or commission (including the Securities Authorities and the SEC) or any elected or appointed public official.

“Authorized Investments” means short term interest-bearing or discount debt obligations issued or guaranteed by the Government of Canada or any province thereof or a Canadian chartered bank (which may include an affiliate or related party of the Trustee), maturing not more than one year from the date of investment, or an interest-bearing segregated account with a Canadian Schedule I chartered bank.

“Automatic Exchange Right” means the benefit of the obligation of RTO Acquiror to effect the automatic exchange of Exchangeable Shares for RTO Acquiror Shares pursuant to Section 5.12.

“Beneficiaries” means the registered holders from time to time of Exchangeable Shares, other than RTO Acquiror and its affiliates.

“Beneficiary Votes” has the meaning ascribed thereto in Section 4.2(1).

“Board of Directors” means the Board of Directors of Canco.

“Exchange” means the Canadian Securities Exchange, the Toronto Stock Exchange or such other recognized securities exchange upon which the Exchangeable Shares may be listed for trading from time to time.

“Exchange Right” has the meaning ascribed thereto in Section 5.1(1).

“Exchangeable Share Consideration” has the meaning ascribed thereto in Section 5.4.

“Exchangeable Shares” means the exchangeable shares in the capital of Canco.

“including” means “including without limitation” and “includes” means “includes without limitation”.

“Indemnified Parties” has the meaning ascribed thereto in Section 8.1(1).

“Insolvency Event” means (i) the institution by Canco of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of Canco to the institution of bankruptcy, insolvency or winding-up proceedings against it, or (ii) the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including the Companies Creditors’ Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Canco to contest in good faith any such proceedings commenced in respect of Canco within 30 days of becoming aware thereof, or the consent by Canco to the filing of any such petition or to the appointment of a receiver, or (iii) the making by Canco of a general assignment for the benefit of creditors, or the admission in writing by Canco of its inability to pay its debts generally as they become due, or (iv) Canco not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6(6) of the Share Provisions.

“Liquidation Event” has the meaning ascribed thereto in Section 5.12(2).

“Liquidation Event Effective Date” has the meaning ascribed thereto in Section 5.12(3).

“List” has the meaning ascribed thereto in Section 4.6.

“NASDAQ” means the NASDAQ Capital Market.

“Officer’s Certificate” means, with respect to RTO Acquiror or Canco, as the case may be, a certificate signed by any officer or director of RTO Acquiror or Canco, as the case may be.

“Other Corporation” has the meaning ascribed thereto in Section 10.4(c).

“Other Shares” has the meaning ascribed thereto in Section 10.4(c).

“Privacy Laws” has the meaning ascribed thereto in Section 6.18.

“RTO Acquiror Consent” has the meaning ascribed therein in Section 4.2(1).

“RTO Acquiror Meeting” has the meaning ascribed thereto in Section 4.2(1).

“RTO Acquiror Shares” means the common stock, par value US$0.01 per share in the capital of RTO Acquiror.

“RTO Acquiror Special Voting Share” means the special voting share in the capital of RTO Acquiror which entitles the holder of record to a number of votes at meetings of holders of RTO Acquiror Shares equal to the number of Exchangeable Shares outstanding from time to time (excluding Exchangeable Shares held by RTO Acquiror and affiliates of RTO Acquiror), which share is to be issued to and voted by, the Trustee as described herein.

“RTO Acquiror Successor” has the meaning ascribed thereto in Section 10.1(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Support Agreement” means that certain support agreement of even date between Canco, Callco and RTO Acquiror substantially in the form of Schedule I to the Arrangement Agreement, as it may be amended and/or restated in accordance with the terms of the Support Agreement.

“Trust” means the trust created by this agreement.

“Trust Estate” means the RTO Acquiror Special Voting Share, any other securities, the Automatic Exchange Right, the Exchange Right and any money or other property which may be held by the Trustee from time to time pursuant to this agreement.

“Trustee” means such person appointed by Meta and RTO Acquiror (each acting reasonably) and, subject to the provisions of Article 9, includes any successor trustee.

“Voting Rights” means the voting rights attached to the RTO Acquiror Special Voting Share.

1.2	Interpretation Not Affected by Headings, etc.

The division of this agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this agreement. Unless otherwise specified, references to an “Article” or “section” refer to the specified Article or section of this agreement.

1.3	Number, Gender, etc.

Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4	Date for any Action

If any date on which any action is required to be taken under this agreement is not a business day, such action shall be required to be taken on the next succeeding business day.

ARTICLE 2

PURPOSE OF AGREEMENT

2.1	Establishment of Trust

The purpose of this agreement is to create the Trust for the benefit of the Beneficiaries as herein provided. RTO Acquiror, as the settlor of the Trust, hereby appoints the Trustee as trustee of the Trust. The delivery by RTO Acquiror of $1.00 for the purpose of settling the Trust is hereby acknowledged by the Trustee. The Trustee shall hold the RTO Acquiror Special Voting Share in order to enable the Trustee to exercise the Voting Rights and shall hold the Automatic Exchange Right and the Exchange Right in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this agreement.

ARTICLE 3

RTO Acquiror SPECIAL VOTING SHARE

3.1	Issue and Ownership of the RTO Acquiror Special Voting Share

Immediately following execution of this agreement, RTO Acquiror shall issue to the Trustee the RTO Acquiror Special Voting Share (and shall deliver the certificate representing such share to the Trustee) to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this agreement. RTO Acquiror hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of $1.00 and other good and valuable consideration (and the adequacy thereof) for the issuance of the RTO Acquiror Special Voting Share by RTO Acquiror to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the RTO Acquiror

Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the RTO Acquiror Special Voting Share provided that the Trustee shall:

(a)	hold the RTO Acquiror Special Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this agreement; and

(b)

except as specifically authorized by this agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the RTO Acquiror Special Voting Share and the RTO Acquiror Special Voting Share shall not be used, sold, transferred, voted, dealt with or disposed of by the Trustee for any purpose (including for exercising dissent or appraisal rights relating to the RTO Acquiror Special Voting Shares) other than the purposes for which this Trust is created pursuant to this agreement and in accordance with this agreement.

3.2	Legended Share Certificates

Canco shall cause each certificate or ownership statement under a direct registration system representing Exchangeable Shares to bear an appropriate legend notifying each Beneficiary of their right to instruct the Trustee in respect of the exercise of their portion of the Voting Rights in respect of the Exchangeable Shares held by each such Beneficiary.

3.3	Safe Keeping of Certificate

The certificate representing the RTO Acquiror Special Voting Share shall at all times be held in safe keeping by the Trustee or its duly authorized agent.

ARTICLE 4

EXERCISE OF VOTING RIGHTS

4.1	Voting Rights

The Trustee, as the holder of record of the RTO Acquiror Special Voting Share, shall be entitled to exercise all of the Voting Rights, including the right to consent to or vote in person or by proxy attaching to the RTO Acquiror Special Voting Share on any matters, questions, proposals or propositions whatsoever that may properly come before the shareholders of RTO Acquiror at an RTO Acquiror Meeting. The Voting Rights shall be and remain vested in and exercised by the Trustee on behalf of the Beneficiaries subject to the terms of this agreement. Subject to Section 6.15:

(a)

the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries on the record date established by RTO Acquiror or by applicable law for such RTO Acquiror Meeting or RTO Acquiror Consent who are entitled to instruct the Trustee as to the voting thereof;

(b)

to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights; and

(c)

without prejudice to paragraph (b) above, under no circumstances shall the Trustee exercise or permit the exercise of a number of Voting Rights which is greater than the number of Exchangeable Shares outstanding and not owned by RTO Acquiror and its affiliates at the relevant time.

4.2	Number of Votes

(1)

With respect to all meetings of shareholders of RTO Acquiror at which holders of RTO Acquiror Shares are entitled to vote (each, an “RTO Acquiror Meeting”) and with respect to all written consents sought from holders of the RTO Acquiror Shares (each, an “RTO Acquiror Consent”), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise that number of votes equal to a pro rata number of Voting Rights determined by reference to the total number of outstanding Exchangeable Shares not owned by RTO Acquiror and its affiliates on the record date established by RTO Acquiror or by applicable law for such RTO Acquiror Meeting or RTO Acquiror Consent, for each Exchangeable Share owned of record by a Beneficiary on the record date established by RTO Acquiror or by applicable law for such RTO Acquiror Meeting or RTO Acquiror Consent, as the case may be (collectively, the “Beneficiary Votes”), in respect of each matter, question, proposal or proposition to be voted on at such RTO Acquiror Meeting or consented to in connection with such RTO Acquiror Consent.

(2)

The aggregate Voting Rights on a poll at an RTO Acquiror Meeting shall consist of a number of votes equal to one vote per outstanding Exchangeable Share from time to time not owned by RTO Acquiror and its affiliates on the record date established by RTO Acquiror or by applicable law for such RTO Acquiror Meeting or RTO Acquiror Consent, and for which the Trustee has received voting instructions from the Beneficiaries in accordance with this Agreement. Pursuant to the terms of the Special Voting Share, the Trustee or its proxy is entitled on a vote on a show of hands to one vote in addition to any votes which may be cast by a Beneficiary (or its nominee) on a show of hands as proxy for the Trustee. Any Beneficiary who chooses to attend an RTO Acquiror Meeting in person, and who is entitled to vote in accordance with Section 4.8(2), shall be entitled to one vote on a show of hands.

4.3	Mailings to Shareholders

(1)

With respect to each RTO Acquiror Meeting or RTO Acquiror Consent, the Trustee shall use its reasonable efforts to promptly mail or cause to be mailed (or otherwise communicate in the same manner as RTO Acquiror utilizes in communications to holders of RTO Acquiror Shares subject to applicable regulatory requirements and provided that such manner of communications is reasonably available to the Trustee) to each of the Beneficiaries named in the List to the extent practicable on the same day as the mailing or notice (or other communication) with respect thereto is commenced by RTO Acquiror to its shareholders:

(a)	a copy of such notice, together with any related materials, including any circular or information statement or listing particulars, to be provided to shareholders of RTO Acquiror;

(b)

a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such RTO Acquiror Meeting or RTO Acquiror Consent or, pursuant to Section 4.7, to attend such RTO Acquiror Meeting and to exercise personally the Beneficiary Votes thereat;

(c)	a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

(i)	a proxy to such Beneficiary or his, her or its designee to exercise personally the Beneficiary Votes; or

(ii)	a proxy to a designated agent or other representative of RTO Acquiror to exercise such Beneficiary Votes;

(d)	a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

(e)	a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

(f)

a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of an RTO Acquiror Meeting shall not be earlier than the close of business on the fourth business day prior to such meeting, and of the method for revoking or amending such instructions.

(2)

The materials referred to in this Section 4.3 shall be provided to the Trustee by RTO Acquiror, and the materials referred to in Section 4.3(1)(c), Section 4.3(1)(e) and Section 4.3(1)(f) shall (if reasonably practicable to do so) be subject to reasonable comment by the Trustee in a timely manner. Subject to the foregoing, RTO Acquiror shall ensure that the materials to be provided to the Trustee are provided in sufficient time to permit the Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of RTO Acquiror Shares. RTO Acquiror agrees not to communicate with holders of RTO Acquiror Shares with respect to the materials referred to in this Section 4.3 otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries. Notwithstanding the foregoing, RTO Acquiror may at its option exercise the duties of the Trustee to deliver copies of all materials to all Beneficiaries as required by this Section 4.3 so long as in each case RTO Acquiror delivers a certificate to the Trustee stating that RTO Acquiror has undertaken to perform the obligations set forth in this Section 4.3.

(3)

For the purpose of determining the number of Beneficiary Votes to which a Beneficiary is entitled in respect of any RTO Acquiror Meeting or RTO Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by RTO Acquiror or by applicable law for purposes of determining shareholders entitled to vote at such RTO Acquiror Meeting or in respect of such RTO Acquiror Consent. RTO Acquiror shall notify the Trustee of any decision of the board of directors of RTO Acquiror with respect to the calling of any RTO Acquiror Meeting and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

4.4	Copies of Shareholder Information

RTO Acquiror shall deliver to the Trustee copies of all proxy materials (including notices of RTO Acquiror Meetings but excluding proxies to vote RTO Acquiror Shares), information statements, reports (including all interim and annual financial statements) and other written communications that, in each case, are to be distributed by RTO Acquiror from time to time to holders of RTO Acquiror Shares in sufficient quantities and in sufficient time so as to enable the Trustee to send or cause to send those materials to each Beneficiary at the same time as such materials are first sent to holders of RTO Acquiror Shares. The Trustee shall mail or otherwise send to each Beneficiary, at the expense of RTO Acquiror, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by RTO Acquiror) received by the Trustee from RTO Acquiror contemporaneously with the sending of such materials to holders of RTO Acquiror Shares. The Trustee shall also make available for inspection during regular business hours by any Beneficiary at the Trustee’s principal office in <@> all proxy materials, information statements, reports and other written communications that are (a) received by the Trustee as the registered holder of the Special Voting Share, and (b) made available by the RTO Acquiror generally to the holders of its shares or specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by the RTO Acquiror.

Notwithstanding the foregoing, RTO Acquiror at its option may exercise the duties of the Trustee to deliver copies of all such materials to each Beneficiary as required by this Section 4.4 so long as in each case RTO Acquiror delivers a certificate to the Trustee stating that RTO Acquiror has undertaken to perform the obligations set forth in this Section 4.4.

4.5	Other Materials

As soon as reasonably practicable after receipt by RTO Acquiror or shareholders of RTO Acquiror (if such receipt is known by RTO Acquiror) of any material sent or given by or on behalf of a third party to holders of RTO Acquiror Shares generally, including dissident proxy and information circulars (and related information and material) and tender offer, take-over bid and securities exchange take-over bid circulars

(and related information and material), provided such material has not been sent to the Beneficiaries by or on behalf of such third party, RTO Acquiror shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Trustee shall mail or otherwise send to each Beneficiary, at the expense of RTO Acquiror, copies of all such materials received by the Trustee from RTO Acquiror. The Trustee shall also make available for inspection during regular business hours by any Beneficiary at the Trustee’s principal office in <@> copies of all such materials. Notwithstanding the foregoing, RTO Acquiror at its option may exercise the duties of the Trustee to deliver copies of all such materials to each Beneficiary as required by this Section 4.5 so long as in each case RTO Acquiror delivers a certificate to the Trustee stating that RTO Acquiror has undertaken to perform the obligations set forth in this Section 4.5.

4.6	List of Persons Entitled to Vote

Canco shall, (a) prior to each annual, general, special, extraordinary or other RTO Acquiror Meeting or the seeking of any RTO Acquiror Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a “List”) of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with an RTO Acquiror Meeting, or RTO Acquiror Consent at the close of business on the record date established by RTO Acquiror or pursuant to applicable law for determining the holders of RTO Acquiror Shares entitled to receive notice of and/or to vote at such RTO Acquiror Meeting or to give consent. Each such List shall be delivered to the Trustee promptly after receipt by Canco of such request or the record date for such meeting or seeking of consent, as applicable, and in any event within sufficient time as to permit the Trustee to perform its obligations under this agreement. RTO Acquiror agrees to give Canco notice (with a copy to the Trustee) of the calling of any RTO Acquiror Meeting, together with the record date therefor, sufficiently prior to the date of the calling of such meeting so as to enable Canco to perform its obligations under this Section 4.6.

4.7	Entitlement to Direct Votes

Subject to Section 4.8 and Section 4.11, any Beneficiary named in a List prepared in connection with any RTO Acquiror Meeting or RTO Acquiror Consent shall be entitled (a) to instruct the Trustee in the manner described in Section 4.2 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled, (b) to attend such meeting and personally exercise thereat, as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled, or (c) appoint a third party as the proxy of the Trustee to attend such meeting and exercise thereat the Beneficiary Votes to which such Beneficiary is entitled except, in each case, to the extent that such Beneficiary has transferred the ownership of any Exchangeable Shares in respect of which such Beneficiary is entitled to Beneficiary Votes after the close of business on the record date for such meeting or seeking of consent.

4.8	Voting by Trustee and Attendance of Trustee Representative at Meeting

(1)

In connection with each RTO Acquiror Meeting or RTO Acquiror Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section 4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions) other than any Beneficiary Votes that are the subject of Section 4.8(2); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice given by the Trustee to the Beneficiary pursuant to Section 4.3.

(2)

To the extent so instructed in accordance with the terms of this Agreement, the Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights enabling a Beneficiary to attend each RTO Acquiror Meeting. Upon submission by a Beneficiary (or its designee) named in the List prepared in connection with the relevant meeting of identification satisfactory to the Trustee’s representative, and at the Beneficiary’s request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to Section 4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary (or its designee) exercising such Beneficiary Votes in accordance with such proxy shall have the same rights in respect of such Beneficiary Votes as the Trustee to speak at the meeting in favour of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9	Distribution of Written Materials

Any written materials distributed by the Trustee pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as RTO Acquiror utilizes in communications to holders of RTO Acquiror Shares subject to applicable regulatory requirements and provided such manner of communications is reasonably available to the Trustee) to each Beneficiary at its address as shown on the books of Canco. RTO Acquiror agrees not to communicate with holders of RTO Acquiror Shares with respect to such written materials otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries. Canco shall provide or cause to be provided to the Trustee for purposes of communication, on a timely basis and without charge or other expense:

(a)	a current List; and

(b)	upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this agreement.

Canco’s obligations under this Section 4.9 shall be deemed satisfied to the extent RTO Acquiror exercises its option to perform the duties of the Trustee to deliver copies of materials to each Beneficiary and Canco provides the required information and materials to RTO Acquiror.

4.10	Termination of Voting Rights

All of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to RTO Acquiror or Callco, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon (i) the delivery by such holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the occurrence of the automatic exchange of Exchangeable Shares for RTO Acquiror Shares, as specified in Article 5 (unless RTO Acquiror shall not have delivered the requisite RTO Acquiror Shares issuable in exchange therefor to the Trustee pending delivery to the Beneficiaries), or (ii) the retraction or redemption of Exchangeable Shares pursuant to Section 6 or 7 of the Share Provisions, or (iii) the effective date of the liquidation, dissolution or winding-up of Canco pursuant to Section 5 of the Share Provisions, or (iv) the purchase of Exchangeable Shares from the holder thereof by RTO Acquiror or Callco pursuant to the exercise by RTO Acquiror or Callco of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right, or upon the purchase of Exchangeable Shares form the holders thereof by RTO Acquiror or Callco pursuant to the exercise by RTO Acquiror or Callco of the Change of Law Call Right (as defined in the Plan of Arrangement) (unless, in any case, RTO Acquiror or Callco, as the case may be, shall not have delivered the requisite consideration in exchange therefor).

4.11	Disclosure of Interest in Exchangeable Shares

The Trustee and/or Canco shall be entitled to require any Beneficiary or any person who the Trustee and/or Canco know or have reasonable cause to believe to hold any interest whatsoever in an Exchangeable Share to confirm that fact or to give such details as to whom has an interest in such Exchangeable Share as would be required (if the Exchangeable Shares were a class of “voting or equity securities” of Canco) under Section 5.2 of National Instrument 62-104 Take Over Bids and Issuer Bids, as amended from time to time, or as would be required under the articles of RTO Acquiror or any laws or regulations, or pursuant to the rules or regulations of any Agency, if the Exchangeable Shares were RTO Acquiror Shares. If a Beneficiary does not provide the information required to be provided by such Beneficiary pursuant to this Section 4.11, the board of directors of RTO Acquiror may take any action permitted under the articles of RTO Acquiror or any laws or regulations, or pursuant to the rules or regulations of any Agency, with respect to the Voting Rights relating to the Exchangeable Shares held by such Beneficiary.

ARTICLE 5

EXCHANGE AND AUTOMATIC EXCHANGE

5.1	Grant of Exchange Right and Automatic Exchange Right

(1)

RTO Acquiror hereby grants to Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries the right (the “Exchange Right”), upon the occurrence and during the continuance of an Insolvency Event, to require RTO Acquiror to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by such Beneficiary and the Automatic Exchange Right, all in accordance with the provisions of this agreement. RTO Acquiror hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Right by RTO Acquiror to the Trustee.

(2)

During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Automatic Exchange Right and the Exchange Right and shall be entitled to exercise all of the rights and powers of an owner with respect to the Automatic Exchange Right and the Exchange Right, provided that the Trustee shall:

(a)

hold the Automatic Exchange Right and the Exchange Right and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this agreement; and

(b)

except as specifically authorized by this agreement, have no power or authority to exercise or otherwise deal in or with the Automatic Exchange Right or the Exchange Right, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this agreement.

(3)

The obligations of RTO Acquiror to issue RTO Acquiror Shares pursuant to the Automatic Exchange Right or the Exchange Right are subject to all applicable laws and regulatory or stock exchange requirements.

5.2	Legended Share Certificates

Canco shall cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of:

(a)	their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary; and

(b)	the Automatic Exchange Right.

5.3	General Exercise of Exchange Right

The Exchange Right shall be and remain vested in and exercisable by Trustee. Subject to Section 6.15, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4	Purchase Price

The purchase price payable by RTO Acquiror for each Exchangeable Share to be purchased by RTO Acquiror under the Exchange Right shall be an amount per share equal to (i) the Current Market Price of an RTO Acquiror Share on the day before the exchange, which shall be satisfied in full by RTO Acquiror issuing to the Beneficiary one RTO Acquiror Share, plus (ii) an additional amount equal to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of the exchange (collectively the “Exchangeable Share Consideration”). In connection with each exercise of the Exchange Right, RTO Acquiror shall provide to the Trustee an Officer’s Certificate setting forth the calculation of the purchase price for each Exchangeable Share.

5.5	Exercise Instructions

Subject to the terms and conditions set forth herein, a Beneficiary shall be entitled upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of Canco. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in <@> or at such other place as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires RTO Acquiror to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as the Trustee, RTO Acquiror and Canco may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require RTO Acquiror to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by RTO Acquiror free and clear of all liens, claims, security interests and encumbrances, (iii) the names in which the certificates representing RTO Acquiror Shares issuable in connection with the exercise of the Exchange Right are to be issued, and (iv) the names and addresses of the persons to whom such new certificates should be delivered, and (b) payment (or evidence satisfactory to the Trustee, RTO Acquiror and Canco of payment) of the taxes payable, if any, as contemplated by Section 5.7 of this agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by RTO Acquiror under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Canco.

5.6	Delivery of RTO Acquiror Shares; Effect of Exercise

Promptly after the receipt by the Trustee of the certificates representing the Exchangeable Shares which the Beneficiary desires RTO Acquiror to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes payable, if any, as contemplated by Section 5.7 or evidence thereof), duly endorsed for transfer to RTO Acquiror, the Trustee shall notify RTO Acquiror and Canco of its receipt of the same, which notice to RTO Acquiror and Canco shall constitute exercise of the Exchange Right by the Trustee on behalf of the

Beneficiary in respect of such Exchangeable Shares, and RTO Acquiror shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary in respect of such Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary) the Exchangeable Share Consideration deliverable in connection with the exercise of the Exchange Right; provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, Canco and RTO Acquiror of the payment of) the taxes payable, if any, as contemplated by Section 5.7 of this agreement. Immediately upon the giving of notice by the Trustee to RTO Acquiror and Canco of the exercise of the Exchange Right, as provided in this Section 5.6, and with no further action required by the parties, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Beneficiary of such Exchangeable Shares shall be deemed to have transferred to RTO Acquiror all of such Beneficiary’s right, title and interest in and to such Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Exchangeable Share Consideration therefor, unless such Exchangeable Share Consideration is not delivered by RTO Acquiror to the Trustee for delivery to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary) within three business days of the date of the giving of such notice by the Trustee, in which case the rights of the Beneficiary shall remain unaffected until such Exchangeable Share Consideration is delivered by RTO Acquiror. Upon delivery of such Exchangeable Share Consideration to the Trustee, the Trustee shall promptly deliver such Exchangeable Share Consideration to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the RTO Acquiror Shares delivered to it pursuant to the Exchange Right.

5.7	Stamp, Transfer or Other Taxes

Upon any sale or transfer of Exchangeable Shares to RTO Acquiror pursuant to the Exchange Right or the Automatic Exchange Right, the share certificate or certificates representing RTO Acquiror Shares to be delivered in connection with the payment of the purchase price therefor shall be issued in the name of the Beneficiary in respect of the Exchangeable Shares so sold or transferred or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold or transferred; provided, however, that such Beneficiary (a) shall pay (and none of RTO Acquiror, Canco or the Trustee shall be required to pay) any documentary, stamp, transfer of other taxes or duties that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary or (b) shall have evidenced to the satisfaction of RTO Acquiror that such taxes or duties, if any, have been paid.

5.8	Notice of Insolvency Event

As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Canco and RTO Acquiror shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from Canco and RTO Acquiror of the occurrence of an Insolvency Event, or upon the Trustee becoming aware of an Insolvency Event, the Trustee shall mail to each Beneficiary, at the expense of RTO Acquiror (such funds to be received in advance), a notice of such Insolvency Event in the form provided by RTO Acquiror, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

5.9	Failure to Retract

Upon the occurrence of an event referred to in paragraph (iv) of the definition of Insolvency Event, Canco hereby agrees with the Trustee and in favour of the Beneficiary promptly to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to Canco or to the transfer agent of the Exchangeable Shares (including a copy of the retraction request delivered pursuant to Section 6(1) of the Share Provisions) in connection with such proposed redemption of the Retracted Shares.

5.10	Listing of RTO Acquiror Shares

RTO Acquiror covenants that if any RTO Acquiror Shares to be issued and delivered pursuant to the Automatic Exchange Right or the Exchange Right require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any Agency under any United States or Canadian federal, provincial or territorial law or regulation or pursuant to the rules and regulations of any Agency including any stock exchange upon which a security of the RTO Acquiror is listed or the fulfillment of any other United States or Canadian legal requirement before such shares may be issued and delivered by RTO Acquiror to the initial holder thereof or in order that such shares may be freely traded (other than any restrictions of general application on transfer by reason of a holder being a “control person” or the equivalent of RTO Acquiror for purposes of Canadian securities Law or any United States equivalent), RTO Acquiror shall use its commercially reasonable efforts (which, for greater certainty, shall not require RTO Acquiror to consent to a term or condition of an approval or consent which RTO Acquiror reasonably determines could have a materially adverse effect on RTO Acquiror or its subsidiaries) to cause such RTO Acquiror Shares (or such other shares or securities) to be and remain duly registered, qualified or approved. RTO Acquiror shall use its commercially reasonable efforts (which, for greater certainty, shall not require RTO Acquiror to consent to a term or condition of an approval or consent which RTO Acquiror reasonably determines could have a materially adverse effect on RTO Acquiror or its subsidiaries) to cause all RTO Acquiror Shares (or such other shares or securities) to be delivered pursuant to the Automatic Exchange Right or the Exchange Right to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding RTO Acquiror Shares have been listed by RTO Acquiror and remain listed and are quoted or posted for trading at such time.

5.11	RTO Acquiror Shares

RTO Acquiror hereby represents, warrants and covenants that the RTO Acquiror Shares issuable as described herein will be duly authorized and validly issued as fully paid and non assessable.

5.12	Automatic Exchange on Liquidation of RTO Acquiror

(1)	RTO Acquiror shall give the Trustee written notice of each of the following events at the time set forth below:

(a)

in the event of any determination by the board of directors of RTO Acquiror to institute voluntary liquidation, dissolution or winding-up proceedings with respect to RTO Acquiror or to effect any other distribution of assets of RTO Acquiror among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

(b)

as soon as practicable following the earlier of (A) receipt by RTO Acquiror of notice of, and (B) RTO Acquiror otherwise becoming aware of any instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of RTO Acquiror or to effect any other distribution of assets of RTO Acquiror among its shareholders for the purpose of winding up its affairs, in each case where RTO Acquiror has failed to contest in good faith any such proceeding commenced in respect of RTO Acquiror within 30 days of becoming aware thereof.

(2)

As soon as practicable following receipt by the Trustee from RTO Acquiror of notice of any event (a “Liquidation Event”) contemplated by Section 5.12(1)(a) or Section 5.12(1)(b), the Trustee shall give notice thereof to the Beneficiaries. Such notice shall be provided to the Trustee by RTO Acquiror and shall include a brief description of the automatic exchange of Exchangeable Shares for RTO Acquiror Shares provided for in Section 5.12(3).

(3)

In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of RTO Acquiror Shares in the distribution of assets of RTO Acquiror in connection with a Liquidation Event, immediately prior to the effective date (the “Liquidation Event Effective Date”) of a Liquidation Event, each of the then outstanding Exchangeable Shares (other than Exchangeable Shares held by RTO Acquiror and its affiliates) shall be automatically exchanged for one RTO Acquiror Share. To effect such automatic exchange, RTO Acquiror shall purchase each Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Date and held by Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by it at such time, free and clear of any lien, claim or encumbrance, for a purchase price per share equal to (i) the Current Market Price of an RTO Acquiror Share on the day prior to the Liquidation Event Effective Date, which shall be satisfied in full by RTO Acquiror issuing to the Beneficiary one RTO Acquiror Share for each Exchangeable Share, plus (ii) an additional amount equal to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of the exchange. RTO Acquiror shall provide the Trustee with an Officer’s Certificate in connection with each automatic exchange setting forth the calculation of the purchase price for each Exchangeable Share. Upon payment by RTO Acquiror of such purchase price, the relevant Beneficiary shall cease to have any right to be paid by Canco any amount in respect of declared and unpaid dividends on each Exchangeable Share.

(4)

The closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for RTO Acquiror Shares shall be deemed to have occurred immediately prior to the Liquidation Event Effective Date, and each Beneficiary shall be deemed to have transferred to RTO Acquiror all of the Beneficiary’s right, title and interest in and to such Beneficiary’s Exchangeable Shares free and clear of any lien, claim or encumbrance and the related interest in the Trust Estate and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and RTO Acquiror shall issue to the Beneficiary the RTO Acquiror Shares issuable upon the automatic exchange of Exchangeable Shares for RTO Acquiror Shares and on the applicable payment date shall deliver to the Trustee for delivery to the Beneficiary a cheque for the balance, if any, of the purchase price for such Exchangeable Shares, without interest, in each case less any amounts withheld pursuant to Section 5.13. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall become the holder of the RTO Acquiror Shares issued pursuant to the automatic exchange of such Beneficiary’s Exchangeable Shares for RTO Acquiror Shares and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with RTO Acquiror pursuant to such automatic exchange shall thereafter be deemed to represent RTO Acquiror Shares issued to the Beneficiary by RTO Acquiror pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent RTO Acquiror Shares, duly endorsed in blank and accompanied by such instruments of transfer as RTO Acquiror may reasonably require, RTO Acquiror shall deliver or cause to be delivered to the Beneficiary certificates representing the RTO Acquiror Shares of which the Beneficiary is the holder.

5.13	Withholding Rights

Notwithstanding any other provision of this agreement, RTO Acquiror, Canco and the Trustee shall be entitled to deduct and withhold from any dividend, distribution, consideration, purchase price or other amounts otherwise payable under this agreement to any holder of Exchangeable Shares or RTO Acquiror Shares such amounts as RTO Acquiror, Canco or the Trustee is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada) or United States tax Laws or any provision of federal, provincial, state, local or foreign tax Law, in each case as amended or succeeded. The Trustee may act and rely on the advice of counsel with respect to such matters. To the extent that amounts are so deducted and withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing Agency. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, RTO Acquiror, Canco and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to RTO Acquiror, Canco or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and RTO Acquiror, Canco or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

5.14	No Fractional Shares

A holder of an Exchangeable Share shall not be entitled to any fraction of an RTO Acquiror Share upon the exercise of the Exchange Right or Automatic Exchange Right hereunder and no certificates or other evidence of ownership representing any such fractional interest shall be issued but rather the number of RTO Acquiror Shares issuable shall be rounded down to the nearest whole number without payment in respect of such fractional share.

ARTICLE 6

CONCERNING THE TRUSTEE

6.1	Powers and Duties of the Trustee

(1)	The rights, powers, duties and authorities of the Trustee under this agreement, in its capacity as Trustee of the Trust, shall include:

(a)	receipt and deposit of the RTO Acquiror Special Voting Share from RTO Acquiror as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this agreement;

(b)	granting proxies and distributing materials to Beneficiaries as provided in this agreement;

(c)	voting the Beneficiary Votes in accordance with the provisions of this agreement;

(d)	receiving the grant of the Automatic Exchange Right and the Exchange Right from RTO Acquiror as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this agreement;

(e)

enforcing the benefit of the Automatic Exchange Right and the Exchange Right, in each case in accordance with the provisions of this agreement, and in connection therewith receiving from Beneficiaries Exchangeable Shares and other requisite documents and distributing to such Beneficiaries RTO Acquiror Shares and cheques, if any, to which such Beneficiaries are entitled pursuant to the Automatic Exchange Right or the Exchange Right, as the case may be;

(f)	holding title to the Trust Estate;

(g)	investing any moneys forming, from time to time, a part of the Trust Estate as provided in this agreement;

(h)	taking action at the direction of a Beneficiary or Beneficiaries to enforce the obligations of RTO Acquiror and Canco under this agreement; and

(i)	taking such other actions and doing such other things as are specifically provided in this agreement to be carried out by the Trustee whether alone, jointly or in the alternative.

(2)

In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all persons.

(3)

The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

(4)

The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

6.2	No Conflict of Interest

The Trustee represents to RTO Acquiror and Canco that at the date of execution and delivery of this agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 30 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 9. If, notwithstanding the foregoing provisions of this Section 6.2, the Trustee has such a material conflict of interest, the validity and enforceability of this agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 6.2, any interested party may apply to the Superior Court of Justice (Ontario) for an order that the Trustee be replaced as Trustee hereunder.

6.3	Dealings with Transfer Agents, Registrars, etc.

(1)	Each of RTO Acquiror and Canco irrevocably authorizes the Trustee, from time to time, to:

(a)

consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and RTO Acquiror Shares; and

(b)

requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this agreement and (ii) from the transfer agent of RTO Acquiror Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Automatic Exchange Right and pursuant to the Exchange Right.

(2)

RTO Acquiror and Canco shall authorize their respective registrars and transfer agents to comply with all such requests. RTO Acquiror covenants that it shall supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Automatic Exchange Right and the Exchange Right, in each case pursuant to Article 5.

6.4	Books and Records

The Trustee shall keep available for inspection by RTO Acquiror and Canco at the Trustee’s principal office in <@> correct and complete books and records of account relating to the Trust created by this agreement, including all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Automatic Exchange Right and the Exchange Right. On or before December 31, 2021, and on or before December 31 in every year thereafter, so long as the RTO Acquiror Special Voting Share is registered in the name of the Trustee, the Trustee shall transmit to RTO Acquiror and Canco a brief report, dated as of the preceding December 31st, with respect to:

(a)	the property and funds comprising the Trust Estate as of that date;

(b)

the number of exercises of the Automatic Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance by RTO Acquiror of RTO Acquiror Shares in connection with the Automatic Exchange Right, during the calendar year ended on such December 31st; and

(c)	any action taken by the Trustee in the performance of its duties under this agreement which it had not previously reported.

6.5	Income Tax Returns and Reports

The Trustee shall, to the extent necessary, prepare and file, or cause to be prepared and filed, on behalf of the Trust appropriate Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any other Agency, including any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee considers necessary or advisable (who may be experts or advisors to RTO Acquiror or Canco). If requested by the Trustee, RTO Acquiror or Canco shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance.

6.6	Indemnification Prior to Certain Actions by Trustee

(1)

The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the RTO Acquiror Special Voting Share pursuant to Article 4, subject to Section 6.15, and with respect to the Automatic Exchange Right and the Exchange Right pursuant to Article 5.

(2)

None of the provisions contained in this agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial expenses in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

6.7	Action of Beneficiaries

No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security or indemnity referred to in Section 6.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Automatic Exchange Right or the Exchange Right except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

6.8	Reliance Upon Declarations

The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of Section 6.9, if applicable, and with any other applicable provisions of this agreement.

6.9	Evidence and Authority to Trustee

(1)

RTO Acquiror and/or Canco shall furnish to the Trustee evidence of compliance with the conditions provided for in this agreement relating to any action or step required or permitted to be taken by RTO Acquiror and/or Canco or the Trustee under this agreement or as a result of any obligation imposed under this agreement, including in respect of the Voting Rights or the Automatic Exchange Right or the Exchange Right and the taking of any other action to be taken by the Trustee at the request of or on the application of RTO Acquiror and/or Canco promptly if and when:

(a)	such evidence is required by any other section of this agreement to be furnished to the Trustee in accordance with the terms of this Section 6.9; or

(b)

the Trustee, in the exercise of its rights, powers, duties and authorities under this agreement, gives RTO Acquiror and/or Canco written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

(2)

Such evidence shall consist of an Officer’s Certificate of RTO Acquiror and/or Canco or a statutory declaration or a certificate made by persons entitled to sign an Officer’s Certificate stating that any such condition has been complied with in accordance with the terms of this agreement.

(3)

Whenever such evidence relates to a matter other than the Voting Rights or the Automatic Exchange Right or the Exchange Right or the taking of any other action to be taken by the Trustee at the request or on the application of RTO Acquiror and/or Canco, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of RTO Acquiror and/or Canco it shall be in the form of an Officer’s Certificate or a statutory declaration.

(4)

Each statutory declaration, Officer’s Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this agreement shall include a statement by the person giving the evidence:

(a)	declaring that he has read and understands the provisions of this agreement relating to the condition in question;

(b)	describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

(c)	declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

6.10	Experts, Advisers and Agents

The Trustee may:

(a)

in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert, whether retained by the Trustee or by RTO Acquiror and/ or Canco or otherwise, and may retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid;

(b)	employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder; and

(c)

pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all reasonable disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

6.11	Investment of Moneys Held by Trustee

Unless otherwise provided in this agreement, any moneys held by or on behalf of the Trustee which under the terms of this agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee shall, upon the receipt by the Trustee of the written direction of Canco, be invested or reinvested in the name or under the control of the Trustee in Authorized Investments, or as otherwise agreed upon in writing by the Trustee and Canco. Any direction of Canco to the Trustee as to investment or reinvestment of funds shall be in writing. If no such direction is received, the Trustee shall not have any obligation to invest the monies and pending receipt of such a direction all interest or other income and such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of Canco, in the deposit department of the Trustee or any other specified loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits. The Trustee shall not be held liable for any losses incurred in the investment of any funds as herein provided that the trustee has not acted in bad faith or with fraud, gross negligence or wilful misconduct in investing any such funds.

6.12	Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this agreement or otherwise in respect of the premises.

6.13	Trustee Not Bound to Act on Request

Except as in this agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of RTO Acquiror and/or Canco or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

6.14	Authority to Carry on Business

The Trustee represents to RTO Acquiror and Canco that at the date of execution and delivery by it of this agreement it is authorized to carry on the business of a trust company in each of the provinces of Canada but if, notwithstanding the provisions of this Section 6.14, it ceases to be so authorized to carry on business, the validity and enforceability of this agreement and the Voting Rights, the Automatic Exchange Right and the Exchange Right shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any province of Canada, either become so authorized or resign in the manner and with the effect specified in Article 9.

6.15	Conflicting Claims

(1)

If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, in its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Automatic Exchange Right or Exchange Right subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(a)

the rights of all adverse claimants with respect to the Voting Rights, Automatic Exchange Right or Exchange Right subject to such conflicting claims or demands have been adjudicated by a final judgement of a court of competent jurisdiction; or

(b)

all differences with respect to the Voting Rights, Automatic Exchange Right or Exchange Right subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

(2)

If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

6.16	Acceptance of Trust

The Trustee hereby accepts the Trust created and provided for, by and in this agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

6.17	Third Party Interests

Each party to this agreement hereby represents to the Trustee that any account to be opened by, or interest to be held by the Trustee in connection with this agreement, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Trustee’s prescribed form as to the particulars of such third party.

6.18	Privacy

The parties acknowledge that Canadian federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this agreement. Despite any other provision of this agreement, no party shall take or direct any action that would contravene, or cause the others to contravene, applicable Privacy Laws. The parties shall, prior to transferring or causing to be transferred personal information to the Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. Specifically, the Trustee agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this agreement and not to use it for any purpose except with the consent of or direction from the other parties or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

ARTICLE 7

COMPENSATION

7.1	Fees and Expenses of the Trustee

Canco agrees to pay the Trustee reasonable compensation for all of the services rendered by it under this agreement and shall reimburse the Trustee for all reasonable and documented expenses (including, but not limited to, taxes other than taxes based on the net income or capital of the Trustee, fees paid to legal counsel and other experts and advisors and travel expenses) and disbursements, including the reasonable cost and expense of any suit or litigation of any character and any proceedings before any governmental Agency, reasonably incurred by the Trustee in connection with its duties under this agreement; provided that Canco shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation or any such proceedings in which the Trustee is determined to have acted in bad faith or with fraud, gross negligence or wilful misconduct or to have materially breached any provision hereof.

ARTICLE 8

INDEMNIFICATION AND LIMITATION OF LIABILITY

8.1	Indemnification of the Trustee

(1)

RTO Acquiror and Canco jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this agreement (collectively, the “Indemnified Parties”) against all claims, losses (other than loss of profits), damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee’s legal counsel) which, without fraud, gross negligence, wilful misconduct or bad faith on the part of such Indemnified Party or a material breach of any provision hereof, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee’s acceptance or administration of the Trust, its compliance with its duties set forth in this agreement, or any written or oral instruction delivered to the Trustee by RTO Acquiror or Canco pursuant hereto.

(2)

In no case shall RTO Acquiror or Canco be liable under this indemnity for any claim against any of the Indemnified Parties unless RTO Acquiror and Canco shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, RTO Acquiror and Canco shall be entitled to participate at their own expense in the defence and, if RTO Acquiror and Canco so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by RTO Acquiror or Canco; or (ii) the named parties to any such suit include both the Trustee and RTO Acquiror or Canco and the Trustee shall have been advised by counsel acceptable to RTO Acquiror or Canco that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to RTO Acquiror or Canco and that, in the judgement of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case RTO Acquiror and Canco shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the termination of the Trust and the resignation or removal of the Trustee.

8.2	Limitation of Liability

The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this agreement, except to the extent that such loss is attributable to the fraud, gross negligence, wilful misconduct or bad faith on the part of the Trustee or to have resulted from a material breach by the Trustee of any provision hereof.

ARTICLE 9

CHANGE OF TRUSTEE

9.1	Resignation

The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to RTO Acquiror and Canco specifying the date on which it desires to resign, provided that such notice shall not be given less than thirty (30) days before such desired resignation date unless RTO Acquiror and Canco otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, RTO Acquiror and Canco shall promptly appoint a successor trustee, which shall be a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all provinces of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, RTO Acquiror and Canco shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

9.2	Removal

The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days’ prior notice by written instrument executed by RTO Acquiror and Canco, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

9.3	Successor Trustee

Any successor trustee appointed as provided under this agreement shall execute, acknowledge and deliver to RTO Acquiror and Canco and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this agreement, with the like effect as if originally named as trustee in this agreement. However, on the written request of RTO Acquiror and Canco or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of this agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, RTO Acquiror, Canco and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

9.4	Notice of Successor Trustee

Upon acceptance of appointment by a successor trustee as provided herein, RTO Acquiror and Canco shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If RTO Acquiror or Canco shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of RTO Acquiror and Canco.

ARTICLE 10

RTO Acquiror SUCCESSORS

10.1	Certain Requirements in Respect of Combination, etc.

So long as any Exchangeable Shares not owned by RTO Acquiror or its affiliates are outstanding, RTO Acquiror shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, amalgamation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom, provided that it may do so if:

(a)

such other person or continuing corporation (the “RTO Acquiror Successor”), by operation of law, becomes, without more, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the RTO Acquiror Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such RTO Acquiror Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of RTO Acquiror under this agreement: and

(b)

such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

Notwithstanding the foregoing provisions of Section 10.1, RTO Acquiror shall be permitted to consummate an Asset Sale Transaction (as such term is defined in the terms of the preferred stock of the RTO Acquiror).

10.2	Vesting of Powers in Successor

Whenever the conditions of Section 10.1 have been duly observed and performed, the Trustee, RTO Acquiror Successor and Canco shall, if required by Section 10.1, execute and deliver the supplemental trust agreement provided for in Article 11 and thereupon RTO Acquiror Successor and such other person that may then be the issuer of the RTO Acquiror Shares shall possess and from time to time may exercise each and every right and power of RTO Acquiror under this agreement in the name of RTO Acquiror or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the board of directors of RTO Acquiror or any officers of RTO Acquiror may be done and performed with like force and effect by the directors or officers of such RTO Acquiror Successor.

10.3	Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing (i) the amalgamation or merger of any wholly-owned direct or indirect subsidiary of RTO Acquiror (other than Canco or Callco) with or into RTO Acquiror, (ii) the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of RTO Acquiror (other than Canco or Callco), or (iii) any other distribution of the assets of any wholly-owned direct or indirect subsidiary of RTO Acquiror (other than Canco or Callco) among the shareholders of such subsidiary for the purpose of winding up its affairs, and any such transactions are expressly permitted by this Article 10.

10.4	Successor Transactions

Notwithstanding the foregoing provisions of this Article 10, in the event of an RTO Acquiror Control Transaction:

(a)	in which RTO Acquiror merges or amalgamates with, or in which all or substantially all of the then outstanding RTO Acquiror Shares are acquired by, one or more other corporations to which RTO

Acquiror is, immediately before such merger, amalgamation or acquisition, “related” within the meaning of the ITA (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of that definition in the Share Provisions; and

(c)

in which all or substantially all of the then outstanding RTO Acquiror Shares are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) of another corporation (the “Other Corporation”) that, immediately after such RTO Acquiror Control Transaction, owns or controls, directly or indirectly, RTO Acquiror, then, (i) all references herein to “RTO Acquiror” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “RTO Acquiror Shares” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Share Provisions or Article 5 of the Plan of Arrangement or exchange of such shares pursuant to this agreement immediately subsequent to the RTO Acquiror Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to he Share Provisions or Article 5 of the Plan of Arrangement, or exchange of such shares pursuant to this agreement had occurred immediately prior to the RTO Acquiror Control Transaction and the RTO Acquiror Control Transaction was completed) without any need to amend the terms and conditions of this agreement and without any further action required; and (ii) RTO Acquiror shall cause the Other Corporation to deposit one or more voting securities of such Other Corporation to allow Beneficiaries to exercise voting rights in respect of the Other Corporation substantially similar to those provided for in this agreement.

ARTICLE 11

AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

11.1	Amendments, Modifications, etc.

Subject to Sections 11.2, 11.4 and 13.1, this agreement may not be amended or modified except by an agreement in writing executed by RTO Acquiror, Canco and the Trustee and approved by the Beneficiaries in accordance with Section 11(2) of the Share Provisions.

11.2	Ministerial Amendments

Notwithstanding the provisions of Section 11.1, the parties to this agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this agreement for the purposes of:

(a)

adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that each of Canco and RTO Acquiror shall be of the good faith opinion and the Trustee, acting on the advice of counsel, shall be of the opinion that such additions will not be materially prejudicial to the rights or interests of the Beneficiaries;

(b)

making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of each of RTO Acquiror and Canco and in the opinion of the Trustee, having in mind the best interests of the Beneficiaries, it may be expedient to make, provided that RTO Acquiror, Canco and the Trustee, acting on the advice of counsel, shall be of the opinion that such amendments and modifications will not be materially prejudicial to the interests of the Beneficiaries;

(c)

making such changes or corrections which, on the advice of counsel to RTO Acquiror, Canco and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error; or

(d)

making changes to provide added protection or benefit to or for the benefit of Beneficiaries hereunder provided that each of Canco and RTO Acquiror shall be of the good faith opinion and the Trustee, acting on the advice of counsel, shall be of the opinion that such changes will not be materially prejudicial to the rights or interests of the Beneficiaries.

11.3	Meeting to Consider Amendments

Canco, at the request of RTO Acquiror, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of Canco, the Share Provisions and all applicable laws.

11.4	Changes in Capital of RTO Acquiror and Canco

At all times after the occurrence of any event contemplated pursuant to Section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either RTO Acquiror Shares or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which RTO Acquiror Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

11.5	Execution of Supplemental Trust Agreements

From time to time Canco (when authorized by a resolution of its Board of Directors), RTO Acquiror (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a)

evidencing the succession of RTO Acquiror Successors and the covenants of and obligations assumed by each such RTO Acquiror Successor in accordance with the provisions of Article 9 and the successors of the Trustee or any successor trustee in accordance with the provisions of Article 9;

(b)

making any additions to, deletions from or alterations of the provisions of this agreement or the Voting Rights, the Automatic Exchange Right or the Exchange Right which, in the opinion of the Trustee, will not be materially prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to RTO Acquiror, Canco, the Trustee or this agreement; and

(c)

for any other purposes not inconsistent with the provisions of this agreement, including to make or evidence any amendment or modification to this agreement as contemplated hereby; provided that, in the opinion of the Trustee, the rights of the Beneficiaries will not be materially prejudiced thereby.

ARTICLE 12

TERMINATION

12.1	Term

The Trust created by this agreement shall continue until the earliest to occur of the following events:

(a)	no outstanding Exchangeable Shares are held by a Beneficiary; and

(b)	each of RTO Acquiror and Canco elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with Section 12 of the Share Provisions.

12.2	Survival of Agreement

This agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Article 7 and Article 8 shall survive any such termination of this agreement.

ARTICLE 13

GENERAL

13.1	Severability

If any term or other provision of this agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

13.2	Enurement

This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns and, subject to the terms hereof, to the benefit of the Beneficiaries.

13.3	Notices to Parties

Any notice and other communications required or permitted to be given pursuant to this agreement shall be sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is recorded as being transmitted successfully) to the parties at the following addresses:

(i)	In the case of RTO Acquiror or Canco to the following address:

Attention:

E-mail:

with a copy to (which shall not constitute notice):

Fasken Martineau DuMoulin LLP

Attn: Mr. John Sabetti

Bay Adelaide Centre

333 Bay Street, Suite 2400

P.O. Box 20

Toronto, ON M5H 2T6

Tel: 416 366 8381

and

Wilson Sonsini Goodrich & Rosati PC

12235 El Camino Real

San Diego, CA 92130-3002

Attention: Martin Waters and Ethan Lutske

Email: mwaters@wsgr.com; elutske@wsgr.com

(ii)	In the case of Trustee to:

or at such other address as the party to which such notice or other communication is to be given has last notified the party given the same in the manner provided in this section, and if not given the same shall be deemed to have been received on the date of such delivery or sending.

13.4	Notice to Beneficiaries

Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of Canco from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.

13.5	Counterparts

This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

13.6	Jurisdiction

This agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

13.7	Attornment

Each of the Trustee, RTO Acquiror, and Canco agrees that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgement of the said courts and not to seek, and hereby waives, any review of the merits of any such judgement by the courts of any other jurisdiction, and RTO Acquiror hereby appoints Canco at its registered office in the Province of Ontario as attorney for service of process.

IN WITNESS WHEREOF the parties hereto have caused this agreement to be duly executed as of the date first above written.

2798832 ONTARIO INC.

By:
Name:
Title:

TRUSTEE

By:
Name:
Title:

TORCHLIGHT ENERGY RESOURCES, INC.

By:
Name:
Title:

Annex F

SUPPORT AGREEMENT

AGREEMENT made as of the      day of     , 2021, between Torchlight Energy Resources, Inc., a corporation existing under the laws of the State of Nevada (hereinafter referred to as “RTO Acquiror”), 2798831 Ontario Inc., a company existing under the laws of Ontario (hereinafter referred to as “Callco”) and 2798832 Ontario Inc., a corporation existing under the laws of Ontario (hereinafter referred to as “Canco”).

RECITALS:

A.

in connection with an arrangement agreement (the “Arrangement Agreement”) made as of December 14, 2020 between RTO Acquiror, Canco, Callco, and Metamaterial Inc. (“META”), the Exchangeable Shares are to be issued to certain holders of securities of META pursuant to the Plan of Arrangement contemplated by the Arrangement Agreement; and

B.	pursuant to the Arrangement Agreement, RTO Acquiror, Canco and Callco are required to enter into this agreement.

In consideration of the foregoing and the mutual agreements contained herein (the receipt and sufficiency of which are acknowledged), the parties agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Defined Terms

Each initially capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Share Provisions”) attaching to the Exchangeable Shares as set out in the articles of Canco. In this agreement, “including” means “including without limitation” and “includes” means “includes without limitation”.

1.2	Interpretation Not Affected by Headings

The division of this agreement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this agreement. Unless otherwise specified, references to an “Article” or “Section” refer to the specified Article or Section of this agreement.

1.3	Number, Gender

Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4	Date for any Action

If any date on which any action is required to be taken under this agreement is not a business day, such action shall be required to be taken on the next succeeding business day. For the purposes of this agreement, a “business day” means any day other than a Saturday, Sunday or any other day on which commercial banking institutions in Toronto, Ontario or Houston, Texas are authorized or required by applicable law to be closed.

ARTICLE 2

COVENANTS OF RTO ACQUIROR AND CANCO

2.1	Covenants Regarding Exchangeable Shares

So long as any Exchangeable Shares not owned by RTO Acquiror or its affiliates are outstanding, RTO Acquiror shall:

(a)

not declare or pay any dividend or make any other distribution on the RTO Acquiror Shares, except for the dividend of RTO Acquiror Preferred Stock contemplated in Section 2.15 of the Arrangement Agreement or any Asset Sale Dividend (as such term is defined in the terms of the preferred stock of RTO Acquiror), unless (i) Canco shall (A) on the same day declare or pay, as the case may be, an equivalent dividend or other distribution (as provided for in the Share Provisions) on the Exchangeable Shares (an “Equivalent Dividend”), and (B) have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any such Equivalent Dividend, or (ii) Canco shall, in the case of a dividend that is a stock dividend on the RTO Acquiror Shares (A) subdivide the Exchangeable Shares in lieu of a stock dividend thereon (as provided for in the Share Provisions) in a corresponding, contemporaneous and economically equivalent manner to that in respect of the RTO Acquiror Shares (an “Equivalent Stock Subdivision”), and (B) have sufficient authorized but unissued securities available to enable the Equivalent Stock Subdivision;

(b)

advise Canco sufficiently in advance of the declaration by RTO Acquiror of any dividend or other distribution on the RTO Acquiror Shares and take all such other actions as are necessary or desirable, in co-operation with Canco, to ensure that

(i)

the respective declaration date, record date and payment date for an Equivalent Dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend or other distribution on the RTO Acquiror Shares, or

(ii)	the record date and effective date for an Equivalent Stock Subdivision shall be the same as the record date and payment date for the corresponding stock dividend on the RTO Acquiror Shares;

(c)	ensure that the record date for any dividend or other distribution declared on the RTO Acquiror Shares is not less than 7 days after the declaration date of such dividend or other distribution;

(d)

take all such actions and do all such things as are necessary to enable and permit Canco, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share (other than Exchangeable Shares owned by RTO Acquiror or its affiliates) upon the liquidation, dissolution or winding-up of Canco or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by Canco, as the case may be, including all such actions and all such things as are necessary or desirable to enable and permit Canco to cause to be delivered RTO Acquiror Shares to the holders of Exchangeable Shares in accordance with the provisions of Sections 5, 6 or 7, as the case may be, of the Share Provisions;

(e)

take all such actions and do all such things as are necessary or desirable to enable and permit RTO Acquiror and Callco, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right (as defined in the Plan of Arrangement) or the Redemption Call Right, including all such actions and all such things as are necessary or desirable to enable and permit RTO Acquiror and Callco to cause to be delivered RTO Acquiror Shares to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right, as the case may be; and

(f)	except in connection with any event, circumstance or action which causes or could cause the occurrence of a Redemption Date, not exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding up of Canco or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs, nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of Canco or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs.

2.2	Segregation of Funds

RTO Acquiror shall cause Canco to deposit a sufficient amount of funds in a separate account of Canco and segregate a sufficient amount of such other assets and property as is necessary to enable Canco to pay dividends when due and to pay or otherwise satisfy its respective obligations under Sections 5, 6 and 7 of the Share Provisions, as applicable.

2.3	Reservation of RTO Acquiror Shares

RTO Acquiror hereby represents, warrants and covenants in favour of Canco and Callco that RTO Acquiror has reserved for issuance and shall, at all times while any Exchangeable Shares (other than Exchangeable Shares held by RTO Acquiror or its affiliates) are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of RTO Acquiror Shares (or other shares or securities into which RTO Acquiror Shares may be reclassified or changed as contemplated by Section 2.7): (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time; and (b) as are now and may hereafter be required to enable and permit RTO Acquiror to meet its obligations under the Voting and Exchange Trust Agreement and under any other security or commitment pursuant to which RTO Acquiror may now or hereafter be required to issue RTO Acquiror Shares, to enable and permit Callco or RTO Acquiror, as the case may be, to meet its obligations under each of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right and the Redemption Call Right and to enable and permit Canco to meet its obligations hereunder and under the Share Provisions.

2.4	Notification of Certain Events

In order to assist RTO Acquiror to comply with its obligations hereunder and to permit Callco or RTO Acquiror to exercise, as the case may be, the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right and the Redemption Call Right, Canco shall notify RTO Acquiror and Callco of each of the following events at the time set forth below:

(a)

in the event of any determination by the Board of Directors of Canco to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Canco or to effect any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b)

promptly, upon the earlier of receipt by Canco of notice of and Canco otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Canco or to effect any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs;

(c)	immediately, upon receipt by Canco of a Retraction Request;

(d)	on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Share Provisions;

(e)

as soon as practicable upon the issuance by Canco of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares pursuant to the Arrangement); and

(f)	promptly, upon receiving notice of a Change of Law (as defined in the Plan of Arrangement).

2.5	Delivery of RTO Acquiror Shares to Canco and Callco

In furtherance of its obligations under Section 2.1(d) and Section 2.1(e), upon notice from Canco or Callco of any event that requires Canco or Callco to cause to be delivered RTO Acquiror Shares to any holder of Exchangeable Shares, RTO Acquiror shall forthwith allot, issue and deliver or cause to be delivered to the relevant holder of Exchangeable Shares as directed by Canco or Callco the requisite number of RTO Acquiror Shares to be allotted to, received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares (but, for the avoidance of doubt, not to Canco or Callco). All such RTO Acquiror Shares shall be duly authorized and validly issued as fully paid and non-assessable. In consideration of the issuance and delivery of each such RTO Acquiror Share, Canco or Callco, as the case may be, shall ascribe a cash amount or pay a purchase price equal to the fair market value of such RTO Acquiror Shares.

2.6	Qualification of RTO Acquiror Shares

If any RTO Acquiror Shares (or other shares or securities into which RTO Acquiror Shares may be reclassified or changed as contemplated by Section 2.7) to be issued and delivered hereunder require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any United States or Canadian federal, state, provincial or territorial securities including any stock exchange on which securities of RTO Acquiror are listed or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority in the United States or Canada or the fulfillment of any other United States or Canadian legal requirement before such shares (or such other shares or securities) may be issued by RTO Acquiror and delivered by RTO Acquiror at the direction of Callco or Canco, if applicable, to the holder of surrendered Exchangeable Shares or in order that such shares (or such other shares or securities) may be freely traded (other than any restrictions of general application on transfer by reason of a holder being a “control person” for purposes of Canadian federal, provincial or territorial securities Law or the equivalent thereof under any United States Laws), RTO Acquiror shall use its commercially reasonable efforts (which, for greater certainty, shall not require RTO Acquiror to consent to a term or condition of an approval or consent which RTO Acquiror reasonably determines could have a materially adverse effect on RTO Acquiror or its subsidiaries) to cause such RTO Acquiror Shares (or such other shares or securities) to be and remain duly registered, qualified or approved under United States and/or Canadian Law. RTO Acquiror shall use its commercially reasonable efforts (which, for greater certainty, shall not require RTO Acquiror to consent to a term or condition of an approval or consent which RTO Acquiror reasonably determines could have a materially adverse effect on RTO Acquiror or its subsidiaries) to cause all RTO Acquiror Shares (or such other shares or securities) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding RTO Acquiror Shares (or such other shares or securities) have been listed by RTO Acquiror and remain listed and are quoted or posted for trading at such time.

2.7	Economic Equivalence

So long as any Exchangeable Shares not owned by RTO Acquiror or its affiliates are outstanding:

(a)	RTO Acquiror shall not without prior approval of Canco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 12 of the Share Provisions:

(i)

issue or distribute RTO Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire RTO Acquiror Shares) to the holders of all or substantially all of the then outstanding RTO Acquiror Shares by way of stock dividend or other distribution, other than an issue of RTO Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire RTO Acquiror Shares) to holders of RTO Acquiror Shares (i) who exercise an option to receive dividends in RTO Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire RTO Acquiror Shares) in lieu of receiving cash dividends, or (ii) pursuant to any dividend reinvestment plan or similar arrangement; or

(ii)

issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding RTO Acquiror Shares entitling them to subscribe for or to purchase RTO Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire RTO Acquiror Shares); or

(iii)

other than the dividend of RTO Acquiror Preferred Stock contemplated in Section 2.15 of the Arrangement Agreement or any Asset Sale Dividend (as such term is defined in the terms of the preferred stock of RTO Acquiror), issue or distribute to the holders of all or substantially all of the then outstanding RTO Acquiror Shares (A) shares or securities (including evidence of indebtedness) of RTO Acquiror of any class (other than RTO Acquiror Shares or securities convertible into or exchangeable for or carrying rights to acquire RTO Acquiror Shares), or (B) rights, options, warrants or other assets other than those referred to in Section 2.7(a)(ii);

unless in each case the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares and at least 7 days prior written notice thereof is given to the holders of Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by RTO Acquiror in order to give effect to and to consummate, in furtherance of or otherwise in connection with the transactions contemplated by, and in accordance with, the Arrangement Agreement and the Plan of Arrangement.

(b)	RTO Acquiror shall not without the prior approval of Canco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 12 of the Share Provisions:

(i)	subdivide, re-divide or change the then outstanding RTO Acquiror Shares into a greater number of RTO Acquiror Shares; or

(ii)	reduce, combine, consolidate or change the then outstanding RTO Acquiror Shares into a lesser number of RTO Acquiror Shares; or

(iii)	reclassify or otherwise change RTO Acquiror Shares or effect an amalgamation, merger, arrangement, reorganization or other transaction affecting RTO Acquiror Shares;

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares and at least seven days prior written notice is given to the holders of Exchangeable Shares, provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by RTO Acquiror in order to give effect to and to consummate, in furtherance of or otherwise in connection with the transactions contemplated by, and in accordance with, the Arrangement Agreement and the Plan of Arrangement.

(c)

RTO Acquiror shall ensure that the record date for any event referred to in Section 2.7(a) or Section 2.7(b), or, if no record date is applicable for such event, the effective date for any such event, is not less than five business days after the date on which such event is declared or announced by RTO Acquiror (with contemporaneous notification thereof by RTO Acquiror to Canco).

(d)

The Board of Directors of Canco shall determine, acting in good faith and in its sole discretion, “economic equivalence” for the purposes of any event referred to in Section 2.7(a) or Section 2.7(b) and each such determination shall be conclusive and binding on RTO Acquiror. In making each such determination, the following factors may, without excluding other factors determined by the Board of Directors of Canco to be relevant, be considered by the Board of Directors of Canco:

(i)	in the case of any stock dividend or other distribution payable in RTO Acquiror Shares, the number of such shares issued in proportion to the number of RTO Acquiror Shares previously outstanding;

(ii)	in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase RTO Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire RTO Acquiror Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price of an RTO Acquiror Share;

(iii)

in the case of the issuance or distribution of any other form of property (including any shares or securities of RTO Acquiror of any class other than RTO Acquiror Shares, any rights, options or warrants other than those referred to in Section 2.7(d)(ii), any evidences of indebtedness of RTO Acquiror or any assets of RTO Acquiror), the relationship between the fair market value (as determined by the Board of Directors of Canco in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding RTO Acquiror Share and the Current Market Price of an RTO Acquiror Share;

(iv)

in the case of any subdivision, redivision or change of the then outstanding RTO Acquiror Shares into a greater number of RTO Acquiror Shares or the reduction, combination, consolidation or change of the then outstanding RTO Acquiror Shares into a lesser number of RTO Acquiror Shares or any amalgamation, merger, arrangement, reorganization or other transaction affecting RTO Acquiror Shares, the effect thereof upon the then outstanding RTO Acquiror Shares; and

(v)

in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of RTO Acquiror Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing withholding taxes and marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

(e)

Canco agrees that, to the extent required, upon due notice from RTO Acquiror, Canco shall use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by Canco, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalence with respect to the RTO Acquiror Shares and Exchangeable Shares as provided for in this Section 2.7.

2.8	Tender Offers

In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to RTO Acquiror Shares (an “Offer”) is proposed by RTO Acquiror or is proposed to RTO Acquiror or its shareholders and is recommended by the Board of Directors of RTO Acquiror, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of RTO Acquiror, and the Exchangeable Shares are not redeemed by Canco or purchased by RTO Acquiror or Callco pursuant to the Redemption Call Right, RTO Acquiror shall expeditiously and in good faith take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares (other than RTO Acquiror and its affiliates) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of RTO Acquiror Shares, without discrimination. Without limiting the generality of the foregoing, RTO Acquiror shall expeditiously and in good faith take all such actions and do all such things as are necessary or desirable to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against Canco (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of Canco to redeem (or RTO Acquiror or Callco to purchase pursuant to the Redemption Call Right) Exchangeable Shares, as applicable, in the event of an RTO Acquiror Control Transaction.

2.9	Ownership of Outstanding Shares

Without the prior approval of Canco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 12 of the Share Provisions, RTO Acquiror covenants and agrees in favour of

Canco that, as long as any outstanding Exchangeable Shares are owned by any person other than RTO Acquiror or any of its affiliates, RTO Acquiror shall be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of Canco and Callco. Notwithstanding the foregoing, but subject to Article 3, RTO Acquiror shall not be in violation of this Section 2.9 if any person or group of persons acting jointly or in concert acquire all or substantially all of the assets of RTO Acquiror or the RTO Acquiror Shares pursuant to any merger of RTO Acquiror as a result of which RTO Acquiror is not the surviving corporation.

2.10	RTO Acquiror and Affiliates Not to Vote Exchangeable Shares

RTO Acquiror covenants and agrees that it shall appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. RTO Acquiror further covenants and agrees that it shall not, and shall cause its affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the OBCA (or any successor or other corporate statute by which Canco may in the future be governed) with respect to any Exchangeable Shares held by it or by its affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.11	Ordinary Market Purchases

For certainty, nothing contained in this agreement, including the obligations of RTO Acquiror contained in Section 2.8, shall limit the ability of RTO Acquiror (or any of its subsidiaries including, without limitation, Callco or Canco) to make ordinary market purchases of RTO Acquiror Shares in accordance with applicable laws and regulatory or stock exchange requirements.

2.12	Stock Exchange Listing

RTO Acquiror covenants and agrees in favour of Canco that, as long as any outstanding Exchangeable Shares are owned by any person other than RTO Acquiror or any of its affiliates, RTO Acquiror shall use reasonable efforts to maintain a listing for such RTO Acquiror Shares on the NASDAQ Capital Market.

ARTICLE 3

RTO ACQUIROR SUCCESSORS

3.1	Certain Requirements in Respect of Combination, etc.

So long as any Exchangeable Shares not owned by RTO Acquiror or its affiliates are outstanding, RTO Acquiror shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, amalgamation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom, provided that it may do so if:

(a)

such other person or continuing corporation (the “RTO Acquiror Successor”) by operation of law, becomes, without more, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the RTO Acquiror Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such RTO Acquiror Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of RTO Acquiror under this agreement; and

(b)

such transaction shall be upon such terms and conditions as to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder or the holders of the Exchangeable Shares.

Notwithstanding the foregoing provisions of this Section 3.1, RTO Acquiror shall be permitted to consummate an Asset Sale Transaction (as such term is defined in the terms of the preferred stock of the RTO Acquiror).

3.2	Vesting of Powers in Successor

Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the RTO Acquiror Successor and such other person that may then be the issuer of the RTO Acquiror Shares shall possess and from time to time may exercise each and every right and power of RTO Acquiror under this agreement in the name of RTO Acquiror or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the Board of Directors of RTO Acquiror or any officers of RTO Acquiror may be done and performed with like force and effect by the directors or officers of such RTO Acquiror Successor.

3.3	Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing (i) the amalgamation or merger of any wholly-owned direct or indirect subsidiary of RTO Acquiror with or into RTO Acquiror, (ii) the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of RTO Acquiror, or (iii) any other distribution of the assets of any wholly-owned direct or indirect subsidiary of RTO Acquiror among the shareholders of such subsidiary for the purpose of winding up its affairs, and any such transactions are expressly permitted by this Article 3.

3.4	Successorship Transaction

Notwithstanding the foregoing provisions of Article 3, in the event of an RTO Acquiror Control Transaction:

(a)

in which RTO Acquiror merges or amalgamates with, or in which all or substantially all of the then outstanding RTO Acquiror Shares are acquired by, one or more other corporations to which RTO Acquiror is, immediately before such merger, amalgamation or acquisition, “related” within the meaning of the Tax Act (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of that definition; and

(c)

in which all or substantially all of the then outstanding RTO Acquiror Shares are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) of another corporation (the “Other Corporation”) that, immediately after such RTO Acquiror Control Transaction, owns or controls, directly or indirectly, RTO Acquiror;

then all references herein to “RTO Acquiror” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “RTO Acquiror Shares” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or Article 5 of the Plan of Arrangement or exchange of such shares pursuant to the Voting and Exchange Trust Agreement immediately subsequent to the RTO Acquiror Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or Article 5 of the Plan of Arrangement, or exchange of such shares pursuant to the Voting and Exchange Trust Agreement had occurred immediately prior to the RTO Acquiror Control Transaction and the RTO Acquiror Control Transaction was completed) without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

ARTICLE 4

GENERAL

4.1	Term

This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any person other than RTO Acquiror and any of its affiliates.

4.2	Changes in Capital of RTO Acquiror and Canco

At all times after the occurrence of any event contemplated pursuant to Section 2.7 and Section 2.8 or otherwise, as a result of which either RTO Acquiror Shares or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which RTO Acquiror Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3	Severability

If any term or other provision of this agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

4.4	Amendments, Modifications

(a)

Subject to Section 4.2, Section 4.3 and Section 4.5 this agreement may not be amended or modified except by an agreement in writing executed by Canco, Callco and RTO Acquiror and approved by the holders of the Exchangeable Shares in accordance with Section 12 of the Share Provisions.

(b)	No amendment or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.5	Ministerial Amendments

Notwithstanding the provisions of Section 4.4, the parties to this agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this agreement for the purposes of:

(a)

adding to the covenants of any or all parties provided that each of Canco, Callco and RTO Acquiror shall be of the good faith opinion that such additions will not be materially prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(b)

making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of each of Canco, Callco and RTO Acquiror, it may be expedient to make, provided that each shall be of the good faith opinion that such amendments or modifications will not be materially prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(c)

making such changes or corrections which, on the advice of counsel to Canco, Callco and RTO Acquiror, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the each of Canco, Callco and RTO Acquiror shall be of the good faith opinion that such changes or corrections will not be materially prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

(d)

making changes to provide added protection or benefit to or for the benefit of holders of Exchangeable Shares provided that each of Canco, Callco and RTO Acquiror shall be of the good faith opinion that such changes will not be materially prejudicial to the rights or interests of the holders of Exchangeable Shares.

4.6	Meeting to Consider Amendments

Canco, at the request of RTO Acquiror, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.4. Any such meeting or meetings shall be called and held in accordance with the bylaws of Canco, the Share Provisions and all applicable laws.

4.7	Enurement

This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

4.8	Notices to Parties

Any notice and other communications required or permitted to be given pursuant to this agreement shall be sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is recorded as being transmitted successfully) to the parties at the following addresses:

(a)	In the case of RTO Acquiror, Canco or Callco to the following address:

<@>

Attention:         <@>

E-mail:             <@>

with a copy to (which shall not constitute notice):

Fasken Martineau DuMoulin LLP

Attn: Mr. John Sabetti

333 Bay Street, Suite 2400

Toronto, ON

M5H 2T6

Tel: 416 366 8381

and

Wilson Sonsini Goodrich & Rosati PC

12235 El Camino Real

San Diego, CA 92130-3002

Attention:         Martin Waters and Ethan Lutske

Email:               mwaters@wsgr.com; elutske@wsgr.com

or at such other address as the party to which such notice or other communication is to be given has last notified the party given the same in the manner provided in this section, and if not given the same shall be deemed to have been received on the date of such delivery or sending.

4.9	Counterparts

This agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.10	Jurisdiction

This agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. Each party hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matter arising hereunder or related hereto.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.

TORCHLIGHT ENERGY RESOURCES, INC.

Per:
Name

Title

2798831 ONTARIO INC.

Per:
Name

Title

2798832 ONTARIO INC.

Per:
Name

Title

Annex G

TORCHLIGHT ENERGY RESOURCES, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES B SPECIAL VOTING PREFERRED STOCK

PURSUANT TO SECTION 78.1955 OF THE

NEVADA REVISED STATUTES

Pursuant to Section 78.1955 of the Nevada Revised Statutes, the undersigned does hereby certify, on behalf of Torchlight Energy Resources, Inc., a Nevada corporation (“Company”), that the following resolution was duly adopted by the board of directors of the Company (the “Board”) pursuant to Article 3 of the Articles of Incorporation of the Company, as amended.

WHEREAS, the Amended and Restated Articles of Incorporation of the Company (the “Articles of Incorporation”) authorizes the issuance of up to [ ]1 shares of preferred stock, par value $0.001 per share, of the Company (“Preferred Stock”) in one or more series, which Preferred Stock shall have such distinctive designation or title, voting powers or no voting powers, and such preferences, rights, qualifications, limitations or restrictions, as shall be stated in such resolution or resolutions providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the Board prior to the issuance of any shares thereof;

WHEREAS, it is the desire of the Board to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such new series.

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby provide for the issue of a series of Preferred Stock and does hereby in this Certificate of Designation (this “Certificate of Designation”) establish and fix and herein state and express the designation, rights, preferences, powers, restrictions, and limitations of such series of Preferred Stock as follows:

TERMS OF SPECIAL VOTING PREFERRED STOCK

Section 1. Designation, Amount and Par Value. The series of Preferred Stock shall be designated as Series B Special Voting Preferred Stock (the “Special Voting Preferred Stock”) and the number of shares so designated shall be one (1). The sole outstanding share of Special Voting Preferred Stock shall have a par value of $0.001 per share.

Section 2. Dividends. The holder of record of the share of Special Voting Preferred Stock shall not be entitled to receive any dividends declared and paid by the Company.

Section 3. Voting Rights.

(a) The holder of record of the share of Special Voting Preferred Stock, except as otherwise required under applicable law or as set forth in subparagraph (b) below, shall not be entitled to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

(b) With respect to all meetings of the stockholders of the Company at which the holders of the Company’s common stock, par value $0.001 per share, are entitled to vote (each, a “Stockholder Meeting”) and with respect to any written consents sought by the Company from the holders of such common stock (each, a “Stockholder

[1]	To be calculated based on reverse split and inserted in Amended and Restated Articles of Incorporation.

Consent”), the holder of the share of Special Voting Preferred Stock shall vote together with the holders of such common stock as a single class except as otherwise required under applicable law, and the holder of the share of Special Voting Preferred Stock shall be entitled to cast on such matter a number of votes equal to one vote plus the number of Exchangeable Shares (the “Exchangeable Shares”) of 2798832 ONTARIO INC., a corporation existing under the laws of the Province of Ontario (“Canco”), outstanding as of the record date for determining stockholders entitled to vote at such Stockholder Meeting or in connection with the applicable Stockholder Consent (i) that are not owned by the Company or its affiliates and (ii) as to which the holder of the share of Special Voting Preferred Stock has received voting instructions from the holders of such Exchangeable Shares in accordance with the Voting and Exchange Trust Agreement (the “Trust Agreement”) to be entered into among the Company, Canco and the trustee thereunder (the “Trustee”).

Section 4. Liquidation. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holder of record of the Special Voting Preferred Stock shall not be entitled to receive any assets of the Company available for distribution to its stockholders.

Section 5. Other Provisions.

(a) The holder of record of the share of Special Voting Preferred Stock shall not have any rights hereunder to convert such share into, or exchange such share for, shares of any other series or class of capital stock of the Company.

(b) The Trustee shall exercise the voting rights attached to the share of Special Voting Preferred Stock pursuant to and in accordance with the Trust Agreement. The voting rights attached to the share of Special Voting Preferred Stock shall terminate pursuant to and in accordance with the Trust Agreement.

(c) At such time as the share of Special Voting Preferred Stock has no votes attached to it, the Special Voting Preferred Stock shall be automatically cancelled.

(d) The effective date of this Certificate of Designation shall be             , 2021.

Section 6. No Other Rights or Privileges. Except as specifically set forth herein, the holder of the share of Special Voting Preferred Stock shall have no other rights, privileges or preferences with respect to the Special Voting Preferred Stock.

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Company be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of the Nevada Revised Statutes.

[this space left blank intentionally—signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate this              day of             ,             .

Name:
Title:

Annex H

TORCHLIGHT ENERGY RESOURCES, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES A NON-VOTING PREFERRED STOCK

PURSUANT TO SECTION 78.1955 OF THE

NEVADA REVISED STATUTES

Pursuant to Section 78.1955 of the Nevada Revised Statutes, the undersigned does hereby certify, on behalf of Torchlight Energy Resources, Inc., a Nevada corporation, that the following resolution was duly adopted by the board of directors of the Torchlight Energy Resources, Inc. (“Company”), pursuant to Article 3 of the Articles of Incorporation of the Company, as amended.

WHEREAS, the Amended and Restated Articles of Incorporation of the Company (the “Articles of Incorporation”) authorizes the issuance of up to [ ]1 shares of preferred stock, par value $0.001 per share, of the Company (“Preferred Stock”) in one or more series, which Preferred Stock shall have such distinctive designation or title, voting powers or no voting powers, and such preferences, rights, qualifications, limitations or restrictions, as shall be stated in such resolution or resolutions providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the board of directors of the Company (the “Board”) prior to the issuance of any shares thereof;

WHEREAS, it is the desire of the Board to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences, and limitations of the shares of such new series.

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby provide for the issue of a series of Preferred Stock and does hereby in this Certificate of Designation (this “Certificate of Designation”) establish and fix and herein state and express the designation, rights, preferences, powers, restrictions, and limitations of such series of Preferred Stock as follows:

TERMS OF PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Acquisition” means the acquisition by the Company of all of the outstanding shares of Metamaterial Inc., a corporation existing under the laws of the Province of Ontario, by way of a statutory plan of arrangement pursuant to the Business Corporations Act (Ontario), pursuant to the Arrangement Agreement dated as of December 14, 2020, by and among the Company, Metamaterial Inc., 2798832 Ontario Inc., a corporation existing under the laws of the Province of Ontario and 2798331 Ontario Inc., a corporation existing under the laws of the Province of Ontario (the “Arrangement Agreement”).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act of 1933, as amended.

“Articles of Incorporation” has the meaning set forth in the Recitals.

[1]	To be calculated based on reverse split and inserted in Amended and Restated Articles of Incorporation.

“Asset Sale Dividend” means a Net Proceeds Dividend or a Holdback Dividend, as applicable.

“Asset Sale Expiration Date” means the earlier of (i) December 31, 2021 or (ii) the date which is six (6) months from the closing of the Acquisition.

“Asset Sale Transaction” means one or more transactions consummated at any time prior to the Asset Sale Expiration Date pursuant to which the Company or any of its Affiliates sells, farms out or otherwise transfers to a third party some or all of the Carved-Out Assets. For the avoidance of doubt, more than one Asset Sale Transaction may occur for purposes of this Certificate of Designation.

“Board” has the meaning set forth in the Recitals.

“Business Day” means any day other than a Saturday, Sunday, a day which is a federal legal holiday in the United States, or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York are generally open for use by customers on such day.

“Carved-Out Assets” means any assets that are used or held for use in the Company’s oil and gas exploration business as described in the Company Disclosure Documents.

“Certificate of Designation” has the meaning set forth in the Recitals.

“Claimable Company Business Costs” has the meaning set forth in Section 8.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company Disclosure Documents” means all information, disclosure, forms, reports, schedules, statements, certifications and other documents, including without limitation all press releases, forms, reports, schedules, financial statements and notes and schedules to such financial statements, management’s discussion and analysis of financial condition and results of operations, certifications, annual information forms, management information circulars, material change reports, business acquisition reports and other documents publicly disclosed or filed by the Company with the Securities and Exchange Commission and Nasdaq since January 1, 2020 and through the closing of the Acquisition.

“Fundamental Transaction” means at any time while the Series A Preferred Stock is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any direct or indirect purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination); provided, that in each of the foregoing transactions or series of transactions, each shall only be deemed a Fundamental Transaction if such other Person acquires more than fifty percent (50%) of voting securities of the Company’s or its successors’ (or the ultimate parent entity following a reorganization) voting securities, or all or substantially all of the Company’s assets.

“Holder” means a holder of shares of Series A Preferred Stock.

“Holdback Amount” means, with respect to any Asset Sale Transaction, an amount equal to ten percent (10%) of the Net Proceeds from such Asset Sale Transaction.

“Indemnifiable Amounts” has the meaning set forth in Section 8.

“Holdback Dividend” has the meaning set forth in Section 3(a).

“Liquidation” has the meaning set forth in Section 5.

“Net Proceeds” means an aggregate amount (without duplication) equal to the sum of: (i) all consideration actually received by the Company or its Affiliates as consideration from a third party in exchange for taking title to the Carved-Out Assets and consummation of an Asset Sale Transaction, plus (ii) the amount of cash remaining from financing activities undertaken by the Company prior to the closing of the Acquisition as permitted pursuant to Section 5.3(b)(i) of the Arrangement Agreement (which, for the avoidance of doubt, does not include such amounts raised pursuant to Section 2.16 and Section 6.3(j) of the Arrangement Agreement), after the payment of transaction costs and expenses incurred by the Company or its Affiliates in connection with the Acquisition, and other accrued liabilities of the Company as contemplated by Section 6.3(k) of the Arrangement Agreement, less (iii) all out-of-pocket costs and expenses incurred by the Company or its Affiliates to third parties for the negotiation, entry into and consummation of the Acquisition (solely to the extent unpaid as of the closing of the Acquisition) and such Asset Sale Transaction, including any amounts paid for indemnification, costs of investigation, costs of defense and settlement, expert fees, broker fees, finder’s fees, advisory fees, accountant or legal counsel fees and disbursements incurred by the Company in connection with the Acquisition (solely to the extent unpaid as of the closing of the Acquisition) and such Asset Sale Transaction, less (iv) costs incurred by the Company solely with respect to the Carved-Out Assets after the effective time of the Acquisition, less (v) any applicable sales, income and other taxes incurred by the Company or its Affiliates in respect of the performance of the Company’s obligations under or otherwise in connection with an Asset Sale Transaction, payment of the Asset Sale Dividends or the Carved-Out Assets, less (vi) any liabilities of the Company actually incurred in connection with any Asset Sale Transaction or the Carved-Out Assets, less (vii) any payments to holders of debt securities of the Company that are outstanding immediately prior to the Acquisition and are not converted into equity prior to or in connection with the Acquisition, less (viii) any change of control, severance, compensation or other payments to any employee, officer or other service provider triggered in connection with the Acquisition (solely to the extent unpaid as of the closing of the Acquisition), less (ix) any amount paid or due and payable with respect to the the senior secured debt of RTO Acquiror held by The David A. Straz, Jr. Foundation and by The David A. Straz, Jr. Irrevocable Trust DTD 11/11/1986, in the event such debt is not converted or repaid in full prior to the closing of the Acquisition (collectively, (iii) through (ix) above shall be referred to herein as “Company Business Costs”). For the avoidance of doubt, amounts placed in escrow, earnout or contingent or other post-closing payments, including milestone or royalty payments, in connection with an Asset Sale Transaction will not be considered Net Proceeds unless (and only to the extent that) such amounts are actually received by the Company.

“Net Proceeds Dividend” has the meaning set forth in Section 3(a).

“Per Share Holdback Amount” means, with respect to an Asset Sale Transaction, the amount obtained by dividing (i) the Holdback Amount with respect to such Asset Sale Transaction by (ii) the total number of shares of Series A Preferred Stock outstanding as of the record date fixed in connection with the applicable Net Proceeds Dividend.

“Per Share Holdback Dividend Amount” means, with respect to a Holdback Dividend, (i)(A) the Holdback Amount from the applicable Asset Sale Transaction less (B) all Indemnifiable Amounts deducted from such Holdback Amount, divided by (ii) the total number of shares of Series A Preferred Stock outstanding as of the record date fixed in connection with the applicable Holdback Dividend.

“Per Share Net Proceeds” means, with respect to an Asset Sale Transaction, the amount obtained by dividing (i) the Net Proceeds from such Asset Sale Transaction by (ii) the total number of shares of Series A Preferred Stock outstanding as of the record date fixed in connection with the applicable Net Proceeds Dividend.

“Per Share Net Proceeds Dividend Amount” means, with respect to a Net Proceeds Dividend, the Per Share Net Proceeds less the Per Share Holdback Amount.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Remaining Assets” means (i) any Carved-Out Assets that have not been sold or are not otherwise subject to an Asset Sale Transaction as of the Asset Sale Expiration Date and (ii) any cash referred to in clause (ii) of the definition of “Net Proceeds” that is remaining as of the Asset Sale Expiration Date, less any amounts necessary to pay the reasonable out-of-pocket costs and expenses incurred by the Company in connection with the Spin-Off Dividend.

“Preferred Stock” has the meaning set forth in the Recitals.

“Series A Preferred Stock” has the meaning set forth in Section 2.

“Spin-Off Dividend” has the meaning set forth in Section 3(a).

“Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made.

Section 2. Designation, Amount and Par Value. There shall be a series of Preferred Stock that shall be designated as “Series A Non-Voting Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting such series shall be     . Each share of Series A Preferred Stock shall have a par value of $0.001 per share. The shares of Series A Preferred Stock shall only be issued and maintained in the form of securities held in book-entry form.

Section 3. Dividends.

a) Asset Sale Dividends. Conditioned upon, and subject to (i) the consummation of the Acquisition, (ii) the consummation of one or more Asset Sale Transactions prior to the Asset Sale Expiration Date, and (iii) a determination by the Board that a distribution is not prohibited pursuant to applicable provisions of the Nevada Revised Statutes (including Section 78.288 thereof), Holders shall be entitled to receive from time to time and without interest, and the Company shall pay, in respect of each share of Series A Preferred Stock, the following dividends: (A) an amount equal to the Per Share Net Proceeds Dividend Amount, payable as set forth in Section 3(b)(i) (“Net Proceeds Dividends”), (B) an amount equal to the Per Share Holdback Dividend Amount, payable as set forth in Section 3(b)(ii) (“Holdback Dividends”) and (C) pro rata equity in a spin-off entity to which the Company will transfer any Remaining Assets (and associated Company Business Costs) (“Spin-Off Dividend”).

b) Payment of Asset Sale Dividends.

(i) Net Proceeds Dividends shall be paid no later than the thirtieth (30th) day following the receipt of Net Proceeds by the Company from an Asset Sale Transaction. For clarity, multiple Asset Sale Dividends may be paid in respect of one Asset Sale Transaction in the event that the Company receives Net Proceeds from an Asset Sale Transaction in multiple installments (as a result of post-closing payments, release of escrowed funds or otherwise).

(ii) Holdback Dividends shall be paid within ten (10) days of the final determination of the Per Share Holdback Dividend Amount with respect to the applicable Asset Sale Transaction.

(iii) In the event there are any Remaining Assets at the Asset Sale Expiration Date, then the Spin-Off Dividend shall be paid as soon as reasonably practicable following the Asset Sale Expiration Date, subject to applicable law and securities registration exemption.

c) Withholding and Holdback. The Company will be entitled to deduct and withhold, or cause to be deducted or withheld, from any Asset Sale Dividend payable to a Holder, such amounts as the Company is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code, as amended, or any provision of state or local tax law. To the extent that amounts are so deducted or withheld, such withheld amounts shall be paid over to or deposited with the relevant governmental entity and will be treated for all purposes of this Certificate of Designation as having been paid to the Holder in respect of which such deduction and withholding was made. Further, the Company will be entitled to deduct and hold back, or cause to be deducted or held back, from any Net Proceeds Dividend payable to a Holder, the Per Share Holdback Amount with respect to the applicable Asset Sale Transaction.

d) No Payment if No Asset Sale Transactions are Effected. Holders shall not be entitled to any Assets Sale Dividends if no Asset Sale Transactions are effected prior to the Asset Sale Expiration Date; provided, however, that the Spin-Off Dividend will be paid, subject to applicable law and securities registration exemption.

e) Cancellation of Series A Preferred Stock. Immediately upon the later of (i) the payment of all Asset Sale Dividends in respect of all Asset Sale Transactions consummated prior the Asset Sale Expiration Date or (ii) the payment of all Spin-Off Dividends (subject to applicable law and securities registration exemption), the Asset Sale Expiration Date, each share of Series A Preferred Stock shall, automatically and without any action on the part of the holder thereof, cease to be outstanding and shall be cancelled and returned to the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series A Preferred Stock, and any holder thereof shall thereafter cease to have any rights with respect to such shares.

Section 4. Voting Rights. Except as otherwise provided herein or as otherwise required by Chapter 78 of the Nevada Revised Statutes, the Series A Preferred Stock shall have no voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate of Designation, (b) amend its articles of incorporation or other organizational documents in any manner that adversely affects any rights of the Holders in a way that is material and disproportionate to other stockholders of the Company, (c) increase the number of authorized shares of Series A Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing. Any vote required or permitted under this Section 4 may be taken at a meeting of the Holders or through the execution of an action by written consent in lieu of such meeting, provided that the consent is executed by Holders representing a majority of the outstanding shares of Series A Preferred Stock.

Section 5. Liquidation and Fundamental Transactions. In the event of a liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), or a Fundamental Transaction, in each case occurring prior to the cancellation of the Series A Preferred Stock pursuant to Section 3(e), after the payment or adequate provision for the payment of the Company’s liabilities and obligations, the Holders shall be entitled to receive out of the remaining assets of the Company an amount equal to any accrued and unpaid Asset Sale Dividends then owed under this Certificate of Designation, for each share of Series A Preferred Stock, before any distribution or payment shall be made to the holders of any Common Stock, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. For the avoidance of doubt, none of the Acquisition or any Asset Sale Transaction shall be deemed a Liquidation. The Holders shall not be entitled to any rights in respect of a Liquidation or Fundamental Transaction except as set forth in this Section 5.

Section 6. Redemption. The shares of Series A Preferred Stock shall not be redeemable; provided, however, that the foregoing shall not limit the ability of the Company to offer to purchase, purchase or otherwise deal in such shares for consideration in the Company’s sole discretion, nor shall the foregoing limit a Holder’s ability to transfer any of its shares of Series A Preferred Stock to the Company for any or no consideration.

Section 7. Series A Preferred Stock Register. The Company shall maintain at its principal executive offices a register for the Series A Preferred Stock, in which the Company shall record (i) the name, address, electronic mail address and facsimile number of each holder in whose name the shares of Series A Preferred Stock have been issued and (ii) the name, address, electronic mail address and facsimile number of each transferee of any shares of Series A Preferred Stock. The Company may treat the Person in whose name any share of Series A Preferred Stock is registered on the register as the owner and holder thereof for all purposes. The Company shall keep the register open and available at all times during business hours for inspection by any holder of Series A Preferred Stock or his, her or its legal representatives.

Section 8. Indemnification. With respect to each Asset Sale Transaction, the Holdback Amount shall be available to indemnify, defend and hold harmless the Company and its Affiliates, including but not limited to its officers, directors, employees and representatives, from (i) any Company Business Costs actually incurred and not otherwise previously deducted in the calculation of Net Proceeds with respect to such Asset Sale Transaction (“Claimable Company Business Costs”) and (ii) any losses actually incurred by the Company or any of its Affiliates in respect of claims for indemnification made by any Person pursuant to the definitive agreement for such Asset Sale Transaction, solely to the extent that the Company or any of its Affiliates is required to pay such losses out-of-pocket after the exhaustion by the Person claiming indemnification of any holdback or escrowed funds, rights of set-off, or other sources of recovery which are specifically provided for in the applicable definitive agreements with respect to the relevant Asset Sale Transaction, in respect of such claim for indemnification (such out-of-pocket losses, together with Claimable Company Business Costs, “Indemnifiable Amounts”).

Section 9. Notice to Holders. Any notice or other communication required or permitted by the provisions of this Certificate of Designation to be given to a holder of shares of Series A Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Company, or given by electronic communication in compliance with the provisions of Chapter 78 of the Nevada Revised Statutes, and shall be deemed sent upon such mailing or electronic transmission.

Section 10. No Other Rights or Privileges. Except as specifically set forth herein, the Holders shall have no other rights, privileges or preferences with respect to the Series A Preferred Stock.

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Company be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of the Nevada Revised Statutes.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Certificate this [●] day of [●], [●].

Name:
Title:

[Signature Page to Certificate of Designation of Series A Preferred Stock of Torchlight Energy Resources, Inc.]

Annex I

Torchlight Energy Resources, Inc. and Metamaterial Inc.

Lock-Up Agreement

_______________, 2020

This Lock-Up Agreement (this “Agreement”) is executed in connection with the Arrangement Agreement (the “Arrangement Agreement”) by and among Torchlight Energy Resources, Inc. (“RTO Acquiror”), 2798832 Ontario Inc. (“Canco”), 2798331 Ontario Inc. (“Callco”), and Metamaterial Inc. (or any successor entity thereto, “META”), dated as of [____________], 2020 (each, a “Party” and collectively, the “Parties”). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Arrangement Agreement. For purposes of this Agreement, “Shares” means all issued and outstanding shares of common stock in the capital of either of RTO Acquiror or META that the undersigned directly or indirectly owns beneficially or of record as of immediately prior to the Effective Time.

In connection with, and as an inducement to, the parties entering into the Arrangement Agreement and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned, by executing this Agreement, agrees that, without the prior written consent of META prior to the Effective Time or RTO Acquiror following the Effective Time, with respect to the Shares, during the period commencing at the Effective Time and continuing until the date that is one hundred and eighty (180) days after the Closing Date, the undersigned will not: (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of or lend, directly or indirectly, any Shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Shares (including without limitation, Shares which may be deemed to be, directly or indirectly, beneficially owned or held of record by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission) whether now owned or hereafter acquired; (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Shares or such other securities, in cash or otherwise; (c) make any demand for or exercise any right with respect to, the registration of any Shares; or (d) publicly disclose the intention to do any of the foregoing (each of the foregoing restrictions, the “Lock-Up Restrictions”). The period during which the Lock-Up Restrictions apply to any particular portion of the Shares shall be deemed the “Lock-Up Period” with respect thereto.

The undersigned agrees that the Lock-Up Restrictions preclude the undersigned from engaging in any hedging or other transaction with respect to any then-subject Shares which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to such Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

Notwithstanding the foregoing, the undersigned may transfer any of the Shares (i) as a bona fide gift or gifts or charitable contribution(s), (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) as distributions of Shares to limited partners, limited liability company members or stockholders of the undersigned or holders of similar equity interests in the undersigned, (iv) if the undersigned is a trust, to the beneficiary of such trust, (v) by testate succession or intestate succession, (vi) to any immediate family member, any investment fund, family partnership, family limited liability company or other entity controlled or managed by the undersigned, (vii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi), (viii) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction (or series of related transactions) made to all holders of the common stock of RTO Acquiror pursuant to which a person or “group” (as defined in or under Section 13(d) of the Exchange Act) would beneficially own fifty percent (50%) or more of the total outstanding voting securities of RTO Acquiror, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Shares shall remain subject to the restrictions contained in this Agreement, or (ix) pursuant to an order of a court or regulatory agency; provided, in the case of clauses (i)-(vii), that (A) such transfer shall not involve a disposition for value and (B) the transferee agrees in writing with RTO Acquiror to be bound by the terms of this Agreement; and provided further, in the case of clauses (i)-(vii), no filing by any party under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

In addition, for the avoidance of doubt, the foregoing restrictions shall not apply to (i) the exercise of stock options granted pursuant to either of RTO Acquiror or META’s equity incentive plans, including the “net” exercise of such options in accordance with their terms and the surrender of shares of common stock of RTO Acquiror or META in lieu of payment in cash of the exercise price and any tax withholding obligations due as a result of such exercise, or for any of the shares of common stock of RTO Acquiror or META issued upon such exercise, (ii) conversion or exercise of warrants into shares of common stock of RTO Acquiror or META or into any other security convertible into or exercisable for common stock of RTO Acquiror or META that are outstanding as of the Effective Time, or for any shares of common stock of RTO Acquiror or META issued upon such exercise or conversion; or (iii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Shares shall be made pursuant to such a Plan prior to the expiration of the applicable Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, RTO Acquiror, META or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, RTO Acquiror, META or any other person, prior to the expiration of the applicable Lock-Up Period. In furtherance of the foregoing, RTO Acquiror and the transfer agent of the RTO Acquiror (the “Transfer Agent”) and registrar are hereby authorized to decline to make any transfer of the Shares if such transfer would constitute a violation or breach of this Agreement.

The undersigned agrees and consents to the entry of stop transfer instructions with the Transfer Agent against the transfer of the Shares subject to this Agreement except in compliance with the foregoing restrictions.

The undersigned hereby consents to receipt of this Agreement in electronic form and understands and agrees that this Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute any additional documents reasonably necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Agreement if the Arrangement Agreement is terminated pursuant to its terms.

The undersigned understands that RTO Acquiror, Canco, Callco, and META are entering into the Arrangement Agreement in reliance upon this Agreement.

[Remainder of Page Intentionally Left Blank]

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

[Signature Page to Look-Up Agreement]

Annex J

December 13, 2020

Board of Directors

Torchlight Energy Resources, Inc.

5700 West Plano Parkway, Suite 3600

Plano, Texas 75093

Re: Torchlight Energy Resources, Inc. | Fairness Opinion – Metamaterial Inc. (Arrangement)

Members of the Board of Directors:

Roth Capital Partners, LLC (“Roth”) understands that Torchlight Energy Resources, Inc., a Nevada corporation (“Torchlight”), 2798832 Ontario Inc., a corporation existing under the laws of the Province of Ontario (“Canco”), 2798831 Ontario Inc., a corporation existing under the laws of the Province of Ontario and Metamaterial Inc., a corporation existing under the laws of the Province of Ontario (“Metamaterial”), propose to enter into an Arrangement Agreement (the “Agreement”) substantially in the form of the draft dated December 13, 2020, pursuant to which, among other things, Torchlight will, indirectly through Canco, acquire all of the outstanding shares of Metamaterial by way of a statutory plan of arrangement under Section 182 of the Business Corporations Act (Ontario) (the “Arrangement”). Under the Agreement, (1) Metamaterial shareholders may elect to receive either shares of Torchlight common stock (the “Torchlight Common Stock”) or shares of the capital stock of Canco (the “Exchangeable Shares”) in exchange for such holder’s Metamaterial common shares (the “Metamaterial Shares”), in each case based on an exchange ratio (the “Exchange Ratio”) to be determined based on the number of Metamaterial Shares and shares of Torchlight Common Stock outstanding immediately prior to the effective time of the Arrangement (the “Exchange”), (2) each Exchangeable Share will be exchangeable by the holder for one share of Torchlight Common Stock (subject to customary adjustments for stock splits or other reorganizations and other terms under the Agreement), (3) other outstanding Metamaterial securities, including options, deferred share units and warrants, shall be converted or amended such that they will be exercisable for shares of Torchlight Common Stock based on the Exchange Ratio and (4) prior to the effective date of the Arrangement, Torchlight shall declare and issue shares of preferred stock, with the rights set out under the certificate of designation attached to the Agreement (the “Certificate of Designation”), to the holders of Torchlight Common Stock prior to the Arrangement representing 100% of the value of Torchlight’s existing oil and gas assets. The Exchange Ratio will be adjusted based on the number of outstanding shares of Torchlight Common Stock on the effective date of the Arrangement, however, the Exchange Ratio will not be adjusted to reflect changes in the market price of Torchlight Common Stock. After the Arrangement is effective, former holders of Metamaterial Shares will own approximately 75.0% of Torchlight Common Stock then outstanding and the holders of Torchlight Common Stock prior to the Arrangement will own approximately 25.0% of Torchlight Common Stock then outstanding. The terms and conditions of the Arrangement are more fully set forth in the Agreement.

You have asked us to render our opinion to you with respect to the fairness, from a financial point of view, to Torchlight’s stockholders of the Arrangement, as of December 13, 2020.

Torchlight Energy Resources, Inc. | Fairness Opinion – Metamaterial Inc. (Arrangement)

December 13, 2020

For purposes of the opinion set forth herein, we have, among other things:

(i)	reviewed a draft of the Agreement, dated December 13, 2020;

(ii)	reviewed a draft of the Certificate of Designation attached to the Agreement, dated December 13, 2020;

(iii)	had certain discussions with the management of Torchlight and Metamaterial and their legal and professional advisors;

(iv)

reviewed certain publicly available business and financial information related to Torchlight from its annual filing on form 10-K for the fiscal year end December 31, 2019 and quarterly filing on form 10-Q for the quarter ended September 30, 2020;

(v)

reviewed certain business and financial information related to Metamaterial from its year- end audited consolidated financial statements for the fiscal year end December 31, 2019, interim consolidated financial statements (unaudited) for the quarter ended September 30, 2020 and other financial information submitted by Metamaterial management;

(vi)	reviewed the five-year projections provided by Metamaterial management for the five years ending December 31, 2021 through December 31, 2025;

(vii)	reviewed and compared certain recent comparable oil and gas acquisition and divestiture (A&D) transactions;

(viii)	reviewed and compared certain recent comparable transactions in the technology and electronics instrumentation and equipment verticals;

(ix)	reviewed and compared certain historical market valuation and trading data for public companies comparable to Metamaterial and Torchlight; and

(x)

reviewed certain other market and industry reports and data which we deemed relevant in evaluating the general quality and attractiveness of the participants’ respective assets and competitive market positions.

In conducting our review and arriving at our opinion, we have not independently verified any of the foregoing information, we have assumed and relied upon such information being accurate and complete and we have further relied upon the assurances of management of Torchlight that the information provided was accurate and complete in all material respects when given to us and that they are not aware of any facts that would make any of the information reviewed by us inaccurate, incomplete or misleading in any material respect. In addition, we have not assumed any responsibility for any independent valuation or appraisal of the assets or liabilities, including any pending or threatened litigation, regulatory action, administrative investigations, possible un-asserted claims or other contingent liabilities, to which Torchlight, Metamaterial, or any of their respective affiliates was a party or may be subject, nor have we been furnished with any such valuation or appraisal, and our opinion makes no assumption concerning, and therefore does not consider, the possible assertions of claims, outcomes or damages arising out of any such matters. In addition, we have not assumed any obligation to conduct, nor have we conducted any physical inspection of the properties, assets or facilities of Torchlight or Metamaterial. We have relied, with the consent of Torchlight, on the assessments of Torchlight and its advisors as to all accounting, legal, tax and regulatory matters with respect to Torchlight and the Arrangement. We did not evaluate the solvency or creditworthiness of Torchlight or Metamaterial under any applicable law relating to bankruptcy, insolvency, fraudulent transfer or similar matters. We express no opinion regarding the liquidation value of Torchlight or Metamaterial or any other entity.

We also have assumed, with your consent, that the Arrangement will be consummated in accordance with the terms set forth in the Agreement and in compliance with the applicable provisions of the Securities Act of 1933,

Torchlight Energy Resources, Inc. | Fairness Opinion – Metamaterial Inc. (Arrangement)

December 13, 2020

as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, and all other applicable federal, state and local statutes, rules, regulations and ordinances and the rules and regulations of the Nasdaq Stock Market and any other applicable exchanges, that the Agreement is enforceable against each of the parties thereto in accordance with its terms, that the representations and warranties of each party in the Agreement are true and correct, that each party will perform on a timely basis all covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Arrangement will be satisfied without waiver thereof. We have also assumed that all governmental, regulatory and other consents and approvals required to consummate the Arrangement will be obtained and that, in the course of obtaining any of those consents and approvals, no modification, delay, limitation, restriction or condition will be imposed or waivers made that would have an adverse effect on Torchlight or Metamaterial or on the contemplated benefits of the Arrangement.

Our opinion addresses only the fairness, as of December 13, 2020, from a financial point of view, to Torchlight’s stockholders of the Arrangement, and our opinion does not in any manner address any other aspect or implication of the Arrangement or any agreement, arrangement or understanding entered into in connection with the Arrangement or otherwise, including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation to any officers, directors or employees of any party to the Arrangement, or class of such persons, relative to the Exchange Ratio or otherwise. Our opinion also does not address the relative merits of the Arrangement as compared to any alternative business strategies or transactions that might exist for Torchlight, the underlying business decision of Torchlight to proceed with the Arrangement, or the effects of any other transaction in which Torchlight will or might engage. The issuance of this opinion was approved by Roth’s fairness opinion committee. Our opinion is necessarily based on economic, market and other conditions as they did exist and can be evaluated on, and the information made available to us on, the date hereof. We express no opinion as to the underlying valuation, future performance or long-term viability of Torchlight or Metamaterial. Further, we express no opinion as to the actual value of the shares of Torchlight Common Stock when issued pursuant to the Agreement or the prices at which shares of Torchlight Common Stock will trade at any time before, after or during the Arrangement, as applicable. We do not address any legal, regulatory, accounting, tax or other similar matters. It should be understood that our opinion is based on market and industry data as of December 13, 2020, and although developments after December 13, 2020 may affect our opinion, we do not have any obligation to update, revise or reaffirm our opinion and we expressly disclaim any responsibility to do so.

We have been engaged by Torchlight to act as its financial advisor in connection with the Arrangement and to render this opinion to its Board of Directors. We will receive a fee of $175,000 from Torchlight for rendering this opinion. No portion of such fee is based upon whether we deliver a favorable opinion with respect to the Arrangement. In addition, and regardless of whether the Arrangement is consummated, Torchlight agreed to reimburse us for our out of pocket expenses incurred in connection with our services, including fees and disbursements of our legal counsel, up to $35,000 in the aggregate. Torchlight has agreed to indemnify us for certain liabilities, including liabilities under the federal securities laws, and other items arising out our engagement. As of the date of this opinion, we have also received $150,000 in aggregate other advisory fees during the past two years acting as financial advisor to Torchlight in connection with the Arrangement, anticipate an additional $250,000 in compensation upon the completion of the Arrangement. Additionally, on July 20, 2020, Roth entered into a sales agreement with Torchlight, pursuant to which Roth has served as the sales agent for Torchlight in connection an at-the-market offering of Torchlight Common Stock with an aggregate value of up to $7,000,000. To date, Roth has received $15,367 in commission and fees in connection with its role as a sales agent to Torchlight.

Roth, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed

Torchlight Energy Resources, Inc. | Fairness Opinion – Metamaterial Inc. (Arrangement)

December 13, 2020

and unlisted securities, private placements and valuations for estate, corporate and other purposes. We and our affiliates are currently providing and may in the future provide investment banking and other financial services to Torchlight and its affiliates for which we and our affiliates have received and would expect to receive compensation. We are a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Torchlight, and accordingly, may at any time hold a long or a short position in such securities. We may in the future provide investment banking and financial services to Torchlight or Metamaterial for which we would expect to receive compensation.

It is understood that this letter is solely for the information of Torchlight’s Board of Directors in connection with its evaluation of the Arrangement and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the Arrangement. This opinion may not be relied upon by any other person, used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent. In furnishing this opinion, we do not admit that we are experts within the meaning of the term “experts” as used in the Securities Act and the rules and regulations thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

On the basis of and subject to the foregoing, and such other factors as we deemed relevant, we are of the opinion, that, as of December 13, 2020, the Arrangement is fair to Torchlight’s stockholders, from a financial point of view.

Very truly yours,

ROTH CAPITAL PARTNERS, LLC

Annex K

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

TORCHLIGHT ENERGY RESOURCES, INC.,

A NEVADA CORPORATION

Torchlight Energy Resources, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), in order to amend and restate its Articles of Incorporation in accordance with the requirements of Section 78.403 of the Nevada Revised Statutes, does hereby certify as follows:

1.

The Articles of Incorporation of the Corporation were filed with the Secretary of State of Nevada on October 30, 2007, and amended on February 8, 2011, December 10, 2014, September 14, 2015, June 5, 2015, September 25, 2015, July 8, 2016, and August 18, 2017.

2.

The amended and restated Articles of Incorporation were approved by the Board of Directors of the Corporation (the “Board of Directors”) on                             , 2021. The vote by which the stockholders holding shares of the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote of classes or series, or as may be required by the provisions of the Articles of Incorporation have voted in favor of the Amended and Restated Articles of Incorporation is:                             . The vote was held at a special stockholders’ meeting duly called and noticed, held on                             , 2021.

3.	The Articles of Incorporation of the Corporation are amended and restated to read as follows:

FIRST: The name of the Corporation is Meta Materials Inc.

SECOND: The Corporation shall have unlimited power to engage in any legal purpose under the laws of the state of Nevada.

THIRD:

A. The Corporation is authorized to issue two hundred and fifty million dollars (250,000,000) shares which shall be designated as Common Stock having a par value of $0.001 per share (the “Common Stock”) and fifty million (50,000,000) shares which shall be designated as Preferred Stock having a par value of $0.001 per share (the “Preferred Stock”).

B.    Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative participating, option or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereto, unless a vote of any such holders is required pursuant to any preferred stock designation.

C. On the close of business on the date that these Amended and Restated Articles of Amendment are filed with the Nevada Secretary of State (the “Effective Time”), (i) each              (        )1 shares of Common

[1]

Your vote to approve these amended and restated Articles approves a range of 2 to 20 to be inserted here, and the final ratio of the reverse split will be determined by the board of directors before filing these Articles with the Nevada Secretary of State to effectuate the reverse split as described in proposal 2 of the proxy statement.

K-1

Stock issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof or the Corporation, be combined and converted into one (1) share of validly issued, fully paid and non-assessable Common Stock, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Rather, fractional shares created as a result of the Reverse Stock Split shall be rounded down to the next whole number.

IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation this                  day of                 , 2021.

John A. Brda
President and Chief Executive Officer

K-2

Annex L

Metamaterial Technologies Inc.

Consolidated financial statements

For the years ended December 31, 2019, and 2018

KPMG LLP

1959 Upper Water Street, Suite 1500

Purdy’s Wharf Tower I

Halifax, NS B3J 3N2

Telephone (902) 492-6000

Fax (902) 492-1307

www.kpmg.ca

Independent Auditors’ Report

The Shareholders of Metamaterial Technologies Inc.:

We have audited the accompanying consolidated financial statements of Metamaterial Technologies Inc., which comprise the consolidated statement of financial position as of December 31, 2019, and the related consolidated statements of loss and comprehensive loss, changes in shareholders’ deficiency and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

© 2021 KPMG LLP, an Ontario limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Metamaterial Technologies Inc. as of December 31, 2019, and its financial performance and its cash flows for the year then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Emphasis of Matter

As discussed in Note 25 to the consolidated financial statements, the 2019 consolidated financial statements have been restated to correct a misstatement. Our opinion is not modified with respect to this matter.

Chartered Professional Accountants

Halifax, Canada

February 1, 2021

Report of Independent Auditors

To the Shareholders of

Metamaterial Technologies Inc.

We have audited the accompanying consolidated financial statements of Metamaterial Technologies Inc. [the “Company”], which comprise the consolidated statement of financial position as of December 31, 2018, and the related consolidated statement of loss and comprehensive loss, consolidated statement of changes in shareholders’ deficiency and consolidated statement of cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Metamaterial Technologies Inc. as of December 31, 2018, and its consolidated financial performance and its consolidated cash flows for the year then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Halifax, Canada
February 1, 2021	Chartered Professional Accountants

A member firm of Ernst & Young Global Limited

Metamaterial Technologies Inc.

Restated consolidated statements of financial position

[expressed in Canadian dollars]

As at

(As restated-note 25)

	December 31, 2019 $	December 31, 2018 $
Assets
Current
Cash and cash equivalents	528,691	850,623
Grants receivable [note 16]	242,705	266,851
Other receivables	79,072	15,429
Inventory [note 5]	438,726	415,572
Prepaid expenses	365,602	277,221
HST receivable	262,512	187,422

Total current assets	1,917,308	2,013,118

Intangible assets, net [note 7]	6,404,812	7,434,929
Property and equipment, net [note 6]	3,558,675	3,724,669
Right-of- use assets [note 21]	66,951	—

Total non-current assets	10,030,438	11,159,598

Total assets	11,947,746	13,172,716

Liabilities and shareholders’ deficiency
Current
Trade payables	3,176,642	1,314,362
Due to related parties [note 8]	345,033	346,362
Current portion of long-term debt [note 11]	104,376	71,429
Current portion of deferred revenue [note 19]	1,819,797	1,694,108
Derivative liabilities [note 9]	1,175,056	—
Promissory notes [note 9]	4,595,975	1,254,494
Current portion of lease liabilities [note 21]	71,947	—

Total current liabilities	11,288,826	4,680,755

Deferred revenue [note 19]	3,089,921	4,311,845
Deferred government assistance [note 11]	369,221	470,509
Deferred tax liability [note 14]	658,481	777,845
Unsecured convertible debentures [note 10]	760,145	—
Funding obligation [note 20]	808,298	—
Long-term debt [note 11]	3,139,301	3,108,273

Total non-current liabilities	8,825,367	8,668,472

Total liabilities	20,114,193	13,349,227

Shareholders’ deficiency
Common shares [note 12]	7,598,670	6,628,293
Preferred shares [note 12]	12,748,100	12,748,100
Contributed surplus [note 12 and 13]	3,928,306	2,052,359
Accumulated other comprehensive loss	(159,512)	(406,510)
Deficit	(32,282,011)	(21,198,753)

Total shareholders’ deficiency	(8,166,447)	(176,511)

Total liabilities and shareholders’ deficiency	11,947,746	13,172,716

Going concern (note 2)

Subsequent events (note 24)

See accompanying notes

On behalf of the Board:
	Director	Director

Metamaterial Technologies Inc.

Restated consolidated statements of loss and comprehensive loss

[expressed in Canadian dollars]

	(As restated-note 25)
	Years ended December 31
	2019 $	2018 $
Product sales [note 19]	31,426	—
Development revenue [note 19]	1,163,632	1,585,191

Revenue, net	1,195,058	1,585,191
Cost of goods sold [notes 5 and 23]	12,138	—

Gross Profit	1,182,920	1,585,191

Expenses (income)
Salaries and benefits	3,040,775	3,130,176
Depreciation and amortization [notes 6, 7 and 21]	3,178,485	2,037,338
Impairment [note 7]	87,166	—
Travel and entertainment	493,800	571,760
Other expenses [note 22]	507,980	474,916
Rent and utilities	414,958	398,114
Interest and bank charges [notes 9,10 and 11]	521,591	325,967
Consulting [note 8]	548,922	319,190
Investor relations	30,936	—
Research and development	788,476	304,577
Professional fees	846,418	275,418
Non-cash interest accretion [notes 9, 11, and 21]	415,844	254,444
Share-based compensation expense [note 13]	1,710,952	66,191
Unrealized loss on derivative liability [notes 9 and 10]	862,176	—
Technology license fees [note 8]	50,807	51,879
Realized foreign currency exchange loss	1,290	50,558
Interest income	(776)	(2,749)
Unrealized foreign currency exchange loss (gain)	417,135	(491,288)
Government assistance [note 16]	(1,000,433)	(1,070,066)
Other income [note 20]	(530,960)	—

	12,385,542	6,696,425

Net loss before tax	(11,202,622)	(5,111,234)

Income tax recovery [note 14]	119,364	4,586

Net loss for the year	(11,083,258)	(5,106,648)

Other comprehensive income (loss), net of income taxes
Items that may be subsequently reclassified to income:
Unrealized foreign currency translation adjustment	246,998	(639,977)

Comprehensive loss for the year	(10,836,260)	(5,746,625)

Basic and diluted loss per share	(1.12)	(0.56)

Weighted average number of shares outstanding - basic and diluted	9,879,371	9,150,670

See accompanying notes

Metamaterial Technologies Inc.

Restated consolidated statements of changes in shareholders’ deficiency

[expressed in Canadian dollars]

Years ended December 31

	Common shares $	Preferred shares $	Contributed surplus $	Deficit $	Accumulated other comprehensive income/(loss) $	Total Shareholders’ deficiency $
Balance, January 1, 2019	6,628,293	12,748,100	2,052,359	(21,198,753)	(406,510)	(176,511)
Net loss (As restated-Note 25)	—	—	—	(11,083,258)	—	(11,083,258)
Other comprehensive loss (As restated-Note 25)	—	—	—	—	246,998	246,998
Issuance of units [note 12]	1,145,472	—	—	—	—	1,145,472
Issuance of warrants [note 12]	(175,095)	—	175,095	—	—	—
Conversion of deferred share units [note 13]	—	—	(80,100)	—	—	(80,100)
Share-based compensation [note 13]	—	—	1,780,952	—	—	1,780,952

Balance, December 31, 2019	7,598,670	12,748,100	3,928,306	(32,282,011)	(159,512)	(8,166,447)

Balance, January 1, 2018	2,848,293	12,278,100	1,965,187	(16,092,105)	233,467	1,232,942
Net loss	—	—	—	(5,106,648)	—	(5,106,648)
Other comprehensive loss	—	—	—	—	(639,977)	(639,977)
Issuance of common shares	4,000,000	—	—	—	—	4,000,000
Issuance of preferred shares	—	470,000	—	—	—	470,000
Cancellation of common shares	(220,000)	—	—	—	—	(220,000)
Conversion of deferred share units	—	—	—	—	—	—
Share-based compensation	—	—	87,172	—	—	87,172

Balance, December 31, 2018	6,628,293	12,748,100	2,052,359	(21,198,753)	(406,510)	(176,511)

Metamaterial Technologies Inc.

Restated consolidated statements of cash flows

[expressed in Canadian dollars]

	(As restated-note 25)
Years ended December 31	2019 $	2018 $
Operating activities
Net loss for the year	(11,083,258)	(5,106,648)
Add (deduct) items not affecting cash:
Government assistance [note 16]	(1,000,433)	(1,070,066)
Deferred income tax [note 14]	(119,364)	(4,586)
Depreciation [notes 6, 7, and 21]	3,121,654	2,079,717
Impairment of intangible assets [notes 7]	87,166	—
Non-cash interest accretion [notes 9,11 and 21]	415,844	254,444
Unrealized foreign currency exchange loss	417,135	(488,326)
Interest expense [notes 9, 10, and 11]	287,954	91,884
Unrealized loss on derivative liability [notes 9 and 10]	862,176	—
Change in deferred revenue [note 19]	(1,098,094)	(1,296,568)
Other income [note 20]	(530,960)	—
Share-based compensation expense [note 13]	1,780,952	87,172
Stock based expense [note 12]	51,750	—
Net change in non-cash working capital items [note 17]	1,179,094	(48,493)

Cash used in operating activities	(5,628,386)	(5,501,471)

Investing activities
Employee receivable	—	416
Additions to intangible assets [note 7]	(220,480)	(384,362)
Additions to property and equipment [note 6]	(1,449,951)	(2,003,382)
Business combination, net of cash	—	51,294

Cash used in investing activities	(1,670,430)	(2,336,034)

Financing activities
Proceeds from long-term debt [note 11]	879,860	2,397,230
Repayment of long-term debt [note 11]	(77,024)	(71,429)
Proceeds from promissory notes [note 9]	3,185,760	1,162,610
Proceeds from funding obligation [note 20]	1,300,000	—
Deferred revenue, net	—	3,944,726
Proceeds from units [note 12]	1,013,622	—
Proceeds from convertible debentures [note 10]	750,000	—
Advances due to related parties	—	(108,693)
Payment of lease liabilities [note 21]	(75,335)	—

Cash provided by financing activities	6,976,883	7,324,444

Net decrease in cash and cash equivalents	(321,932)	(513,060)

Cash and cash equivalents, beginning of the period	850,623	1,363,683
Cash and cash equivalents, end of the year	528,690	850,623

Supplemental cash flow information
Interest on debt paid	20,335	4,521

See accompanying notes

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

1. Corporate information

Metamaterial Technologies Inc. (the “Company” or “MTI”) was originally incorporated on August 15, 2011 in the Province of New Brunswick, Canada. On April 30, 2013, the Company was continued under the Canada Business Corporations Act with its registered office located at 1 Research Drive, Halifax, Nova Scotia, Canada. The Company was formerly named Lamda Guard Canada Inc. On March 28, 2013, The Company federally incorporated Lamda Guard Inc., Lamda Lux Inc., and Lamda Solar Inc., as wholly owned subsidiaries of the Company. These subsidiaries have minimal operational activity. The Company is a smart materials and photonics company specializing in metamaterial research, nanofabrication, and computational electromagnetics. The Company’s principal shareholder is Lamda Guard Technologies Ltd. (“LGTL”). LGTL is incorporated in the United Kingdom, and as at December 31, 2019, LGTL owned 16.69% (December 31, 2018 – 19.39%) of the Company’s fully diluted equity including; convertible promissory notes, issued and outstanding warrants, deferred share units (“DSUs”), and employee stock options (“ESOPs”).

On September 7, 2015, the Company incorporated Metamaterial Technologies USA Inc. (“MTI USA”) as a wholly owned subsidiary and on May 25, 2016 MTI USA acquired the assets and operations of a business operating as Rolith Inc. On March 31, 2018, the Company acquired 100% of the common shares of a business, owned by related parties, operating as Medical Wireless Sensing Ltd (“MediWise”) incorporated in the United Kingdom.

On March 5, 2020, Metamaterial Inc. (“META”) (formerly known as Continental Precious Minerals Inc., “CPM”) and the Company completed a business combination by way of a three-cornered amalgamation pursuant to which the Company amalgamated with Continental Precious Minerals Subco Inc. (“CPM Subo”), a wholly owned subsidiary of META to become “Metacontinental Inc.” (the “RTO”). In connection with the RTO, CPM changed its name effective March 2, 2020 from Continental Precious Minerals Inc. to Metamaterial Inc.

The RTO was completed pursuant to the terms and conditions of an amalgamation agreement dated August 16, 2019 between CPM, the Company and CPM Subco, as amended March 4, 2020. Following completion of the RTO, Metacontinental Inc. will carry-on the business of the former Company, as a wholly-owned subsidiary of META. The common shares of CPM were delisted from the NEX board of the TSX Venture Exchange on March 4, 2020 and were posted for trading on the Canadian Securities Exchange (“CSE”) on March 9, 2020 under the trading symbol “MMAT”.

These financial statements were authorized for issue in accordance with a resolution of the Company’s Board of Directors on February 1, 2021.

2. Basis of presentation

Statement of compliance

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. The consolidated financial statements are prepared in Canadian dollars, which is the Company’s functional currency, and all amounts are rounded to the nearest dollar, except when otherwise indicated.

Going concern

These consolidated financial statements have been prepared on the basis of International Financial Reporting Standards (“IFRS”) applicable to a going concern, which contemplates the realization of assets and the settlement

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

of liabilities and commitments in the normal course of business. There are material uncertainties that casts substantial doubt about the appropriateness of the going concern assumption, as the Company incurred a net loss of $11,018,448 for the year ended December 31, 2019, negative cash flow from operations of $5,628,384, and has a deficit of $32,062,994 as at December 31, 2019.

The ability of the Company to continue as a going concern, and to realize its assets and discharge its liabilities when due, is dependent upon its ability to secure sufficient financing to fund ongoing operations and to achieve and maintain profitable operations in the future. Subsequent to December 31, 2019, the Company raised additional equity of $875,614, completed the RTO and received META’s cash and cash equivalent of $4,173,186 and converted promissory notes into common shares. Further, the Company raised gross proceeds of $5,000,000 through the issuance of secured convertible debentures, $950,000 through the issuance of unsecured convertible debentures and the Company entered into an Arrangement Agreement with Torchlight Energy Resources Inc., a NASDAQ listed entity, for a business combination. Torchlight is required to raise gross proceeds of at least US $10 million through the issuance of common shares on closing of the transaction. Torchlight has provided US $1 million of financing to the Company through the issuance of unsecured convertible debentures, which reduces the required amount to be raised for the closing of the transaction. The Company has also obtained a commitment for $5.5 million in debt financing, of which $1.0 million has been drawn. However, achievement of sales forecasts in the near term have been negatively impacted by the economic environment as a result of the COVID-19 pandemic as more fully explained in note 24. There is no certainty that the Company will ultimately achieve profitable operations, become cash flow positive, or raise additional debt and/or equity capital.

These consolidated financial statements do not reflect adjustments that would be necessary if the going concern assumption were not appropriate. If the going concern basis was not appropriate for these consolidated financial statements, then adjustments would be necessary to the carrying value of assets and liabilities, the reported revenues and expenses, and the statement of financial position classifications used.

Basis of measurement

These consolidated financial statements have been prepared on the historical cost basis, except for the derivative liability, which is measured at fair value (note 9).

Basis of consolidation

These consolidated financial statements include the financial position and operating results of the Company and its wholly owned subsidiaries: Lamda Guard Inc., Lamda Lux Inc., Lamda Solar Inc., Metamaterial Technologies USA Inc. and Medical Wireless Sensing Limited (the “Subsidiaries”). Subsidiaries are entities controlled by the Company.

Control is achieved when the Company is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Consolidation of a subsidiary begins when the Company obtains control over the subsidiary and ceases when the Company loses control of the subsidiary.

Functional and presentation currency

The Company determines its functional currency based on the currency of the primary economic environment in which it operates. The Company’s functional and presentation currency is the Canadian dollar (“CAD”), while the functional currencies of its subsidiaries are the CAD, United States dollar (“USD”) and the British pound (“GBP”).

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

Management judgment and estimation uncertainty

The preparation of consolidated financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions about future events that affect the application of policies and the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of the assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and further periods if the review affects both current and future periods. Critical accounting judgments are made in respect of accounting policies that have been identified as being complex or involving subjective judgments or assessments. Critical accounting estimates include the following:

Share-based payments

Estimating fair value for share-based payment transactions requires determination of the most appropriate valuation model, which depends on the terms and conditions of the grant. This estimate also requires determination of the most appropriate inputs to the valuation model including the expected life of the share options or appreciation right, volatility and dividend yield and making assumptions about them. The assumptions and model used for estimating fair value for share-based payment transactions are disclosed in note 12.

Valuation of derivative liability

The conversion options embedded within the unsecured debentures and promissory notes are recorded as derivative liabilities at fair value. This requires determination of the most appropriate valuation model and the most appropriate inputs to the valuation model including the probability of conversion, and discount rate to be used.

Impairment of non-financial assets

Assessment of impairment triggers are based on management’s judgement of whether there are sufficient internal and external factors that would indicate an asset or cash generating unit (“CGU’) is impaired, or any indicators of impairment reversal. The determination of the Company’s CGUs is also based on management’s judgement and is an assessment of the smallest group of assets that generate cash inflows independently of other assets.

The Company’s estimate of the recoverable amount for the purpose of impairment testing requires management to make assumptions regarding future cash flows before taxes. Future cash flows are estimated based on budgets and a terminal value calculated by discounting the final year in perpetuity. The future cash flows are then discounted to their present value using an appropriate discount rate.

Income taxes

The Company is subject to income tax in various jurisdictions. Significant judgement is required to determine the consolidated tax provision. The tax rates and tax laws used to compute income tax are those that are enacted or substantively enacted at the reporting date in the countries where the Company operates and generates taxable income.

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

3. Summary of significant accounting policies

Fair value measurements

The fair value of financial instruments that are actively traded in organized financial markets is determined by reference to quoted market bid prices at the close of business on the reporting date. For investments and all other financial instruments where there is no active market, fair value is determined using valuation techniques. Such techniques include using arm’s-length market transactions, reference to the current fair value of another instrument that is substantially the same, a discounted cash flow analysis or other valuation models.

All assets and liabilities for which fair value is measured or disclosed in the consolidated financial statements are categorized within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

•	Level 1 – quoted (unadjusted) market prices in active markets for identical assets or liabilities.

•	Level 2 – valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable.

•	Level 3 – valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable.

Government grants and assistance

Government grants are recognized at their fair value in the period when there is reasonable assurance that the conditions attaching to the grant will be met and that the grant will be received. Grants are recognized as income over the periods necessary to match them with the related costs that they are intended to compensate. When the grant relates to an asset, it is recognized as income over the useful life of the depreciable asset by way of a government assistance.

Revenue from contracts with customers

Revenue from the sale of prototypes and finished product is recognized at the point in time when control of the asset is transferred to the customer, generally on delivery of goods. The Company considers whether there are other promises in the contract that are separate performance obligations to which a portion of the transaction price needs to be allocated. In determining the transaction price for the sale of prototypes, the Company considers the effects of variable consideration, the existence of significant financial components, noncash consideration and consideration payable to the customer (if any).

Revenue from research activities are recognized over time, using an input method to measure progress towards complete satisfaction of the research activities and once confirmation of milestone achievement has been received from the customer.

Cash and cash equivalents

Cash and cash equivalents comprise cash balances, short-term bank deposits with an original maturity of three months or less, and other short-term deposits.

Inventories

Inventories are valued at the lower of cost and net realizable value. Costs incurred in bringing each product to its present location and condition are accounted for on a first-in/first-out basis. Net realizable value is the estimated

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

selling price in the ordinary course of business, less estimated costs of completion and the estimated costs necessary to make the sale.

Foreign currency translation

Transactions and balances

Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the exchange rate prevailing at the consolidated statements of financial position date. Non-monetary items measured at historical cost are translated using the exchange rates prevailing on the transaction date. Revenue and expenses are translated at the exchange rate in effect at the time the transaction occurred. Exchange gains or losses resulting from these translations are reflected in the consolidated statements of loss and comprehensive loss.

Subsidiaries

On consolidation, the assets and liabilities of foreign operations are translated into Canadian dollars at the exchange rate prevailing at the reporting date and their statements of profit or loss are translated at month end using average monthly exchange rates. The exchange differences arising on translation for consolidation are recognized in other comprehensive income (loss) (“OCI”). On disposal of a foreign operation, the component of OCI relating to that particular foreign operation is reclassified to profit of loss.

Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation and accumulated impairment losses, if any. Cost includes expenditures that are directly attributable to the acquisition of the asset. The cost of property and equipment includes the cost of materials and direct labor and any other costs directly attributable to bringing the assets to a working condition for their intended use, including borrowing costs.

Depreciation is calculated over the depreciable amount, which is the cost of the asset, less its residual value. Depreciation is recognized in profit or loss on a straight-line basis over the estimated useful lives of the assets as follows:

Computer equipment	3 to 5 years
Computer software	1 year
Office furniture	5 to 7 years
Manufacturing equipment	2 to 5 years
Enterprise resource planning	5 years

An item of property and equipment and any significant part initially recognized is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the consolidated statements of loss and comprehensive loss when the asset is derecognized. The residual values, useful lives and methods of depreciation of property and equipment are reviewed at each financial year-end and adjusted prospectively, if appropriate.

Intangible assets

Intangible assets acquired and internally generated intangible assets that meet the criteria for recognition are measured on initial recognition at cost. Intangible assets with finite lives are amortized over their estimated

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

useful life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. Following initial recognition, finite life intangible assets are carried at cost less any accumulated amortization and any accumulated impairment losses. The Company’s intangible assets are amortized over their estimated useful lives of 5-10 years, which may be less than their legal life. Amortization for licenses and patents is recognized in profit or loss on a straight-line basis over the estimated useful lives of the assets. The Company commences amortization for the assets when they are available for use.

The amortization period is reviewed at least at each financial year-end. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are accounted for by changing the amortization period or method, as appropriate, and treated as changes in accounting estimates. The amortization expense on intangible assets with finite lives is recognized in the consolidated statements of loss and comprehensive loss. Gains or losses arising from derecognition of an intangible asset are measured as the difference between the net disposal proceeds and the carrying amount of the asset are recognized in the consolidated statements of loss and comprehensive loss when the asset is derecognized.

Research and development costs

Research and development costs include all costs relating to the activities that support the development and manufacturing of new or improved products or processes and do not meet the criteria to be capitalized. Research activity costs are expensed as incurred. Development costs are expensed as incurred until it can be demonstrated that the conditions for capitalization as described in IAS 38, Intangible Assets, are met. Following initial recognition of the development expenditure as an asset, the asset is carried at cost less any accumulated impairment loss. Once it is readily available for use, it is then amortized on a straight-line basis over the asset’s estimated useful life. During the period of development, the asset is tested for impairment annually by comparing its carrying amount with its recoverable amount.

Business combinations

Business combinations are accounted for using the acquisition method. The cost of an acquisition is measured as the aggregate of the consideration transferred measured at the acquisition date fair value. Acquisition-related costs are expensed as incurred and included in professional fees in the consolidated statements of loss and comprehensive loss. When the Company acquires a business, it assesses the financial assets acquired and financial liabilities assumed for appropriate classification and designation in accordance with the contractual terms, economic circumstances and pertinent conditions as at the acquisition date. Any excess of the consideration transferred over the fair value of the net assets acquired is recognized as goodwill. Any deficiency of the consideration transferred below the fair value of the net assets acquired is recorded as a gain in net income.

Financial instruments

Financial instruments are measured at fair value on initial recognition of the instrument. The classification of financial assets at initial recognition depends on the financial asset’s contractual cash flow characteristics and the Company’s business model for managing them. With the exception of trade receivables that do not contain a significant financing component, the Company initially measures a financial asset at its fair value including related transaction costs. Trade receivables that do not contain a significant financing component are measured at the transaction price determined under IFRS 15, Revenue from Contracts with Customers. In order for a financial asset to be classified and measured at amortized cost or fair value through OCI, it needs to give rise to cash flows that are solely payments of principal and interest (“SPPI”) on the principal amount outstanding, which is the

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

Company’s business model. This assessment is referred to as the SPPI test and is performed at an instrument level. All financial liabilities are recognized initially at fair value, and in the case of loans and borrowings and payables, net of directly attributable transaction costs.

Measurement in subsequent periods depends on whether the financial instrument has been classified as: (i) financial asset at fair value through profit or loss, (ii) financial assets at fair value through other comprehensive income, (iii) financial assets at amortized cost, (iv) financial liabilities at fair value through profit or loss, or (v) financial liabilities at amortized cost.

Assets at amortized cost

Financial assets at amortized cost are non-derivative financial assets which are classified as such if the following conditions are met: (i) the financial asset is held within a business model with the objective to hold financial assets in order to collect contractual cash flows, and (ii) the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding. After initial measurement, such financial assets are subsequently measured at amortized cost using the effective interest rate (“EIR”) method, less any impairment. Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortization is included in interest income in the consolidated statements of loss and comprehensive loss. Any losses arising from impairment are recognized in the consolidated statements of loss and comprehensive loss.

Financial liabilities at amortized cost

Financial liabilities at amortized cost generally include interest-bearing loans and borrowings. After initial recognition, interest-bearing loans and borrowings are subsequently measured at amortized cost using the EIR method. Gains and losses are recognized in the consolidated statements of loss and comprehensive loss when the liabilities are derecognized as well as through the EIR amortization process. Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. Transaction costs are combined with the fair value of the financial liability on initial recognition and amortized using the EIR method.

Financial liabilities at fair value through profit or loss [“FVTPL”]

A financial liability is classified as at FVTPL if it is classified as held-for-trading, it is a derivative or if it is designated as such on initial recognition. Financial liabilities at FVTPL are measured at fair value and net gains and losses, including any interest expense, are recognized in profit or loss.

Derecognition of financial instruments

A financial asset is derecognized when the rights to receive cash flows from the asset have expired, the Company transfers its contractual rights to receive cash flows without retaining control or substantially all the risks and rewards of ownership of the asset, or the Company enters into a pass-through arrangement. A financial liability is derecognized when the obligation under the liability is discharged, cancelled or expires. When an existing liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially different, such an exchange or substantial modification is treated as a derecognition of the original liability and the recognition of a new liability. The difference in the respective carrying amounts is

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

recognized in the consolidated statements of loss and comprehensive loss. Transaction costs related to the original financial liability are expensed in the event of an exchange or substantial modification, or if the terms of a modification are not substantially different, the transaction costs related to the original financial liability are combined with the new carrying amount, and amortized over the new term of the financial liability using the EIR method.

Impairment of financial assets

For trade receivables and contract assets, the Company applies a simplified approach in calculating expected credit losses (“ECLs”). Therefore, the Company does not track changes in credit risk, but instead recognizes a loss allowance based on lifetime ECLs at each reporting date.

The Company considers a financial asset in default when contractual payments are 120 days past due. However, in certain cases, the Company may also consider a financial asset to be in default when internal or external information indicates that the Company is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Company. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.

Deferred revenue

Deferred revenue consists of consideration received in advance of the performance obligations being satisfied or government grants for which recognition criteria has not been met. If the Company receives consideration in advance in a foreign currency, before the recognition of the related revenue, the Company initially recognizes the consideration as non-monetary liability as Deferred Revenue at the prevailing exchange rate at the date of the transaction.

After initial recognition, the related income is accounted at the prevailing exchange rate at the date of the transaction and are not remeasured for changes in exchange rates occurring between the date of initial recognition of the deferred income liability and the date of recognition of revenue, following IFRIC 22 Foreign currency transaction and advance consideration.

Income taxes

Income tax expense comprises current and deferred income tax. Current tax and deferred income tax are recognized in profit or loss except to the extent that they relate to a business combination, or items recognized directly in equity or in other comprehensive loss. Current tax is the expected tax payable or receivable on the taxable income or loss for the period, using tax rates enacted or substantively enacted at the reporting date, and any adjustments to tax payable in respect of previous years. Taxable earnings differ from earnings as reported in the consolidated statements of loss and comprehensive loss because of items of income or expense that are taxable or deductible in years other than the current reporting period or items that are never taxable or deductible.

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax liabilities are not recognized for taxable temporary differences arising on the initial recognition of goodwill or an asset or liability in a transaction that is not part of a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss or in respect of taxable temporary differences associated

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

with investments in subsidiaries, when the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the tax laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

A deferred tax asset is recognized for unused tax losses and deductible temporary differences to the extent that it is probable that future taxable profit will be available against which they can be utilized, except when the deferred tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit of loss. In respect of deductible temporary differences associated with investments in subsidiaries, deferred tax assets are recognized only to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against with the temporary differences can be utilized. The carrying amount of deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized. Unrecognized deferred tax assets are re-assessed at each reporting date and are recognized to the extent that it has become probable that future taxable profits will allow the deferred tax asset to be recovered.

Share-based payments

Deferred share units

Equity-settled (DSUs) granted to employees, officers and directors providing similar services are measured at the fair value of the equity instruments at the grant date. The fair values of the DSUs are measured by reference to the fair value of the equity instruments granted.

The fair value of equity settled DSUs is recognized in the consolidated statements of loss and comprehensive loss over the vesting period, based on the Company’s estimate of equity instruments that will eventually vest, with a corresponding increase in equity. Vesting assumptions are reviewed at each reporting date to ensure they reflect current expectations.

Employee Stock Option Plan

Equity-settled share-based payments are measured at fair value, excluding the effect of non-market-based vesting conditions, at the date of grant. Fair value is estimated using the Black-Scholes option pricing model and requires the exercise of judgment in relation to variables such as expected volatilities which are based on information available at the time the fair value is measured.

The cost is recognized in the consolidated statements of loss and comprehensive loss, together with a corresponding increase in equity, over the period in which the service and, where applicable, the performance conditions are fulfilled (the vesting period). The cumulative expense recognized for equity-settled transactions at each reporting date until the vesting date reflects the extent to which the vesting period has expired and the Company’s best estimate of the number of equity instruments that will ultimately vest. The expense or credit in the consolidated statements of loss and comprehensive loss for a period represents the movement in cumulative expense recognized as at the beginning and end of that period.

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

When the terms of an equity-settled award are modified, the minimum expense recognized is the grant date fair value of the unmodified award provided the original terms of the award are met. An additional expense, measured as at the date of modification, is recognized for any modification that increases the total fair value of the share-based payment transaction, or is otherwise beneficial to the employee. Where an award is cancelled by the entity or by the counterparty, any remaining element of the fair value of the award is expensed immediately through profit or loss.

Impairment of non-financial assets

The Company assesses, at each reporting date, whether there is an indication that its non-financial assets may be impaired. If any indication exists, or when annual impairment testing for an asset is required, the Company estimates the asset’s recoverable amount. An asset’s recoverable amount is the higher of an asset’s or CGU’s fair value less costs of disposal and its value in use.

Recoverable amount is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. When the carrying amount of an asset or CGU exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount.

In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. In determining fair value less costs of disposal, recent market transactions are taken into account. If no such transactions can be identified, an appropriate valuation model is used. These calculations are corroborated by valuation multiples, quoted share prices for publicly traded companies or other available fair value indicators.

For assets, an assessment is made at each reporting date to determine whether there is an indication that previously recognized impairment losses no longer exist or have decreased. If such indication exists, the Company estimates the asset’s or CGU’s recoverable amount. A previously recognized impairment loss is reversed only if there has been a change in the assumptions used to determine the asset’s recoverable amount since the last impairment loss was recognized. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognized for the asset in prior years. Such reversal is recognized in profit or loss unless the asset is carried at a revalued amount, in which case the reversal is treated as a revaluation increase.

Leases

The Company assesses at contract inception whether a contract is, or contains, a lease. That is, if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company applies a single recognition and measurement approach for all leases, except for short-term leases and leases of low-value assets. The Company recognizes lease liabilities to make lease payments and right-of-use assets representing the right to use the underlying assets.

Right-of-use assets

The Company recognizes right-of-use assets at the commencement date of the lease (i.e., the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Right-of-use assets are depreciated on a straight-line basis over the lease term of the leased asset.

Lease liabilities

At the commencement date of the lease, the Company recognizes lease liabilities measured at the present value of lease payments to be made over the lease term. The lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. The lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Company and payments of penalties for terminating the lease, if the lease term reflects the Company exercising the option to terminate. Variable lease payments that do not depend on an index or a rate are recognized as expenses (unless they are incurred to produce inventories) in the period in which the event or condition that triggers the payment occurs.

In calculating the present value of lease payments, the Company uses its 15% incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in the lease payments (e.g., changes to future payments resulting from a change in an index or rate used to determine such lease payments) or a change in the assessment of an option to purchase the underlying asset.

Determining the lease term of contracts with renewal and termination option:

The Company determines the lease term as the non-cancellable term of the lease, together with any periods covered by an option to extend the lease if it is reasonably certain to be exercised, or any periods covered by an option to terminate the lease, if it is reasonably certain not to be exercised.

The Company’s right-of-use asset and lease liability is calculated for its current facilities in the United Kingdom.

New accounting standards and interpretations issued and adopted

The International Accounting Standards Board (“IASB”) issued IFRS 16 for leases, which requires lessees to recognize most leases on their balance sheets as lease liabilities with corresponding right-of-use assets. IFRS 16 is effective for annual periods beginning on or after January 1, 2019 and was adopted by the Company on January 1, 2019.

The Company adopted IFRS 16 using the modified retrospective method of adoption. The Company elected to use the transition practical expedient to not reassess whether a contract is, or contains, a lease at January 1, 2019. Instead, the Company applied the standard only to contracts that were previously identified as leases applying IAS 17 and IFRIC 4 at the date of initial application. The Company also elected to use the recognition exemptions for lease contracts that, at the commencement date, have a lease term of 12 months or less and do not contain a purchase option (short-term leases), and lease contracts for which the underlying asset is of low value (low-value assets). The Company applied IFRS 16 for the first time as of January 1, 2019. As a result of adopting the standard, the consolidated statement of financial position was grossed-up through the recognition of right-of-use assets and lease liabilities, however there was no material impact to opening deficit. Depreciation

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

expense on the right-of-use assets and interest expense on the lease liabilities replaced the previously recognized operating lease expense. There was no material impact to the consolidated statement of cash flows, except that the principal repayment of the lease liabilities is presented in financing activities under IFRS 16, whereas previously it was presented in operating activities. The nature and effect of the changes as a result of adoption of IFRS 16 are described below:

Impact on the consolidated statement of financial position (increase/(decrease)) at initial adoption:

As at January 1, 2019 $
Assets
Right-of-use assets	149,378

Increase in assets	149,378

Liabilities
Lease liabilities	149,378

Increase in liabilities	149,378

The undiscounted operating lease commitments of the Company as of December 31, 2018 amounted to $341,430, as presented in the audited consolidated financial statements as at and for the year ended December 31, 2018. The undiscounted value of lease liabilities as at January 1, 2019 was $171,991 (discounted to $149,378 as at January 1, 2019 using the Company’s estimated incremental borrowing rate of 15%). The difference between the previously disclosed $341,430 as of December 31, 2018 and the $171,991 undiscounted value of lease liabilities as at January 1, 2019 is due to short-term leases, which are excluded from the lease liability, but were part of the operating lease commitments.

IFRIC Interpretation 23, Uncertainty over Income Tax Treatments

The interpretation clarifies the application of recognition and measurement requirements in IAS 12, Income Taxes, where there is uncertainty over income tax treatments. It addresses whether an entity considers each tax treatment independently or collectively, the assumptions an entity makes about the examination of tax treatments by taxation authorities, how an entity determines taxable profit (tax loss), tax bases, unused tax losses, unused tax credits and tax rates, and how an entity considers changes in facts and circumstances. The interpretation was adopted by the Company effective January 1, 2019 and resulted in no significant adjustments.

New accounting standards not yet adopted

The IASB issued the following standards that has not been applied in preparing these consolidated financial statements as their effective date falls within annual periods beginning subsequent to the current reporting period.

IAS 1 – Presentation of Financial Statements and IAS 8 – Accounting Policies, Changes in Estimates and Errors

On October 31, 2018, the IASB issued amendments to IAS 1 Presentation of Financial Statements and IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors. These amendments clarify the definition of

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

‘material’ and aligns the definition used within the IFRS Standards. The effective date of the amendment is for annual periods beginning on or after January 1, 2020 and is to be applied prospectively.

The application of this amendment is not expected to have a material impact to the Company.

IFRS 3 – Business Combinations

On October 22, 2018 the IASB issued an amendment to IFRS 3 Business Combinations to narrow the definition of a business and introduce a screening test, which eliminates the requirement for a detailed assessment of the definition, when met. The effective date of the amendment is for annual periods beginning on or after January 1, 2020 and is to be applied prospectively.

The application of this amendment is not expected to have a material impact to the Company.

4. Business combination

On March 31, 2018, the Company acquired the assets and operations of a related party, MediWise based in London, United Kingdom. MediWise has common shareholders and a common management team. The primary reason for the business acquisition was to bring the management team, medical applications, and the related intellectual property and equipment of the MediWise platform technology under one company.

The following table summarizes the allocation of the purchase price consideration to the assets acquired as at March 31, 2018 based on their fair values, using the March 31, 2018 exchange rate of £1.00 GBP = $1.8106 CAD.

Purchase price consideration	Amount in GBP £	Amount in CAD $
Purchase price [1]	2,209,212	4,000,000
Effective settlement of intercompany loans [1]	393,906	713,205

Consideration paid	2,603,118	4,713,205

Cash	28,330	51,294
HST receivable	8,573	15,522
Property and Equipment, net	61,388	111,149
Grant receivable	118,998	215,458
Due to related party [2]	(198,639)	(359,656)
Deferred tax liability [3]	(432,139)	(782,431)
Trade payable	(6,254)	(11,323)
Shareholder loan	(25,905)	(46,904)
Long-term debt [4]	(62,924)	(113,930)
Intangible assets [5]	3,111,690	5,634,026

Net fair value of assets acquired	2,603,118	4,713,205

[1]

The purchase price was $4,000,000, which was satisfied through the issuance of 2,352,941 common shares of the Company at a price of $1.70 per share to the shareholders. The Company had $713,205 in outstanding intercompany loans from MediWise which were effectively settled on acquisition at the consolidated financial statements.

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

[2]	Due to related party includes balances owed to LGTL.
[3]	The Company has recorded the following net deferred tax liability as a result of the MediWise acquisition as at March 31, 2018:

Amount in CAD $
Temporary difference
Intangible assets	5,588,253
Property and equipment	(69,175)
Non-capital losses	(1,401,022)

Total temporary difference	(4,118,056)

Expected UK tax at statutory rate	19%
Deferred tax liability	782,431

[4]

On December 17th, 2014, MediWise entered into an agreement with BGI, SA to receive a loan in the amount of $296,647 (€190,000). In 2015, MediWise received $234,039 (€149,900) from BGI, SA. The loan was recognized at fair value on acquisition.

[5]

The Company has used the multi-period access earnings methodology (“MEEM”) to estimate the fair value of the patents. The MEEM estimates the value of the asset based on the expected future excess earnings attributable to the subject asset. The excess earnings are determined by estimating future revenue and cash flows for the subject asset and deducting any portion of cash flows that can be attributed to supporting or contributory assets.

5. Inventory

Inventory consists of photosensitive materials, lenses, laser protection film and finished eyewear. Inventory classification is as follows:

	December 31, 2019 $	December 31, 2018 $
Raw materials [1]	251,556	409,798
Supplies	25,505	5,774
Semi-finished goods	158,469	—
Finished goods	3,033	—
Spare parts	163	—

Total inventories (at cost)	438,726	415,572

[1]

The Company has a contract with a primary raw material supplier and the contract outlines certain restrictions for use of the material. Raw material inventory as at December 31, 2019 includes $167,670 (December 31, 2018 - $179,051) that is restricted.

Following the terms of the contract, the Company has written off $291,995 of restricted raw materials inventory to research and development expense during the year ended December 31, 2019 (December 31, 2018 - Nil).

The Company started producing metaAIR during 2019. During the year ended December 31, 2019, the Company has recognized $10,568 (December 31, 2018 - Nil) of the inventory cost in the cost of goods sold in the consolidated statement of loss and comprehensive loss.

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

6. Property and equipment

Property and equipment consist of the following:

Cost

	2019
	As at December 31, 2018 $	Additions $	Foreign exchange differences $	As at December 31, 2019 $
Computer equipment	174,881	—	(1,041)	173,840
Computer software	21,716	304,927	—	326,643
Manufacturing equipment	5,475,108	1,636,653	(84,005)	7,027,756
Office furniture	125,178	2,244	(773)	126,649
Enterprise Resource Planning	221,836	45,858	—	267,694

	6,018,719	1,989,682	(85,819)	7,922,582

Accumulated depreciation

	2019
	As at December 31, 2018 $	Depreciation $	Foreign exchange differences $	As at December 31, 2019 $
Computer equipment	101,850	35,389	(537)	136,702
Computer software	21,716	140,687	—	162,403
Manufacturing equipment	2,105,533	1,861,780	(43,524)	3,923,789
Office furniture	64,951	24,502	(325)	89,128
Enterprise Resource Planning	—	51,885	—	51,885

	2,294,050	2,114,243	(44,386)	4,363,907

Net book value	3,724,669			3,558,675

Cost

	2018
	As at December 31, 2017 $	Additions $	Foreign exchange differences $	As at December 31, 2018 $
Computer equipment	135,524	37,610	1,747	174,881
Computer software	21,716	—	—	21,716
Manufacturing equipment	3,499,806	1,845,793	129,509	5,475,108
Office furniture	114,589	9,291	1,298	125,178
Enterprise Resource Planning	—	221,836	—	221,836

	3,771,635	2,114,530	132,554	6,018,719

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

Accumulated depreciation

	2018
	As at December 31, 2017 $	Depreciation $	Foreign exchange differences $	As at December 31, 2018 $
Computer equipment	61,977	39,251	622	101,850
Computer software	21,342	374	—	21,716
Manufacturing equipment	877,065	1,175,503	52,965	2,105,533
Office furniture	42,706	21,848	397	64,951

	1,003,090	1,236,976	53,984	2,294,050

Net book value	2,768,545			3,724,669

Manufacturing equipment additions include capitalized machinery, components and labour of $420,967 (December 31, 2018 - $1,566,304) related to the metaAIR production facility and $1,395,000 (December 31, 2018-Nil) related to augmented reality production equipment in Nova Scotia net of $212,268 (December 31, 2018-Nil) related to investment tax credits.

Depreciation for the year was reduced by reimbursement of $24,278 (December 31, 2018 - $42,378) by the grants related to Innovate UK projects (note 16).

No item of property and equipment is pledged nor treated as security to outstanding liabilities as at December 31, 2019 and 2018 other than the General Security Agreement (a “GSA”) signed in favor of the Royal Bank of Canada (“RBC”) on July 14, 2014, which is related to the Company’s corporate bank account and credit card and includes all property and equipment and intangible assets, a GSA signed in 2019 in favor of a private individual, who is an existing shareholder (note 9) and a GSA signed in 2019 in favor of a Canadian bank for an equipment loan (note 11).

7. Intangible assets

Intangibles assets consist of the following:

Cost

	2019 (As restated – note 25)
	As at December 31, 2018 $	Additions $	Impairment $	Foreign exchange differences $	As at December 31, 2019 $
License rights and patents	8,769,572	225,722	(149,946)	(200,896)	8,644,452

Accumulated amortization

	2019 (As restated – note 25)
	As at December 31, 2018 $	Amortization $	Impairment $	Foreign exchange differences $	As at December 31, 2019 $
License rights and patents	1,334,643	1,009,321	(62,780)	(41,544)	2,239,640

Net book value	7,434,929				6,404,812

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

Cost

	2018
	As at December 31, 2017 $	Additions $	Foreign exchange differences $	As at December 31, 2018 $
License rights and patents	2,763,777	6,018,389	(12,594)	8,769,572

Accumulated amortization

	2018
	As at December 31, 2017 $	Amortization $	Foreign exchange differences $	As at December 31, 2018 $
License rights and patents	442,337	842,740	49,565	1,334,643

Net book value	2,321,440			7,434,929

Additions to intangible assets during the current year relate to $225,722 (2018 – $384,362) of capitalized legal fees for renewal of patents and new patent applications.

On March 28, 2013, the Company entered into an Exclusive Technology License Agreement (the “Technology Agreement”) with LGTL, whereby LGTL has granted the Company an exclusive license to all of its licensed patents, intellectual property, technical information and improvements as they relate to the manipulation of light using metamaterial substances with respect to (i) the aeronautical, police, military and security industries, (ii) the lighting industry, and (iii) the solar industry. The Agreement will continue until the Company delivers notice of termination to LGTL. Payments made related to the license have been capitalized as License rights.

A monthly maintenance fee of £2,500 will be paid to LGTL for the term of the Agreement and is expensed in the period incurred in the consolidated statement of loss. There are no royalties payable to LGTL by the Company pursuant to the terms of the Agreement.

During the year ended December 31, 2019, the Company recognized impairment losses on patents held of $87,166 considering the maintenance cost in relation to commercial value of these patents.

8. Related party transactions

During the year, the Company entered into several related party transactions in the normal course of business. These transactions have been recorded at the agreed upon amounts between the parties.

Amount due to related parties are as follows:

	December 31, 2019 $	December 31, 2018 $
Due to LGTL – other, net [1]	345,033	344,784
Due to a shareholder [2]	—	1,578

Total due to related party, net – current	345,033	346,362

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

Transactions with related parties were as follows:

	December 31, 2019 $	December 31, 2018 $
Technology license fees [3]	50,807	51,879
Consulting fees [4]	186,982	14,400
Rent and utility reimbursement from LGTL [5]	(41,153)	(49,133)

	196,636	17,146

[1]	Amounts due to LGTL are unsecured and repayable in full on demand.
[2]	The shareholder loan for $1,578 as at December 31, 2018 was acquired through the MediWise acquisition and settled on March 15, 2019.
[3]

On March 28, 2013, the Company entered into an Technology Agreement with LGTL. The Technology Agreement will continue until the Company delivers notice of termination to LGTL. Under the agreement, the Company pays a monthly technology license fee (note 7).

[4]

The Consulting fees includes $45,000 to a former director related to advisory services, $127,582 payable to a director and a former director, including related taxes payable to CRA, related to advisory services and their contribution during the RTO and $14,400 (2018 - $14,400) to Versa Tech Consulting Ltd., which is owned by a director of the Company.

[5]	LGTL uses a portion of MediWise’s premises in the UK and reimburses MediWise for the rent and utilities for that space.

Key management personnel remuneration

The remuneration of directors and other key management personnel, which include the chief executive officer, and directors, of the Company during the years ended December 31, 2019 and 2018 is as follows:

	2019 $	2018 $
Salaries, including benefits	854,287	1,023,634
Share-based compensation expense [1]	1,236,365	36,811

Total	2,090,652	1,060,445

[1]

During 2018, employee stock options issued to previous employees were forfeited upon termination and previously recognized expense attributable to unvested options of terminated key management personnel was recognized as a recovery within stock compensation expense in the amount of $450,224 in the year ended December 31, 2018.

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

9. Promissory notes

	2019 $			2018 $
	Principal Amount	Promissory note liability	Derivative liability	Principal Amount	Promissory note liability
Beginning balance	1,162,610	1,254,494	—	—	—
Issued	3,185,760	2,872,880	312,880	1,162,610	1,162,610
Accrued Interest	—	259,969	—	—	91,884
Accretion	—	208,632	—	—	—
Unrealized loss	—	—	862,176	—	—

Ending balance	4,348,370	4,595,975	1,175,056	1,162,610	1,254,494

In January 2019, the Company received $550,000 (2018 – $1,100,000) of convertible loans from private individuals and received $355,750 (2018 – $62,610) of convertible loans from two companies. The loans bear interest at a fixed rate of 8% simple interest. The loans, including interest, are automatically convertible into equity, at a 20% discount of the share price from treasury upon the Company issuing and selling equity resulting in aggregate gross proceeds to the Company of $5,000,000 including conversion of the loans. The loans have a maturity date of January 25, 2020. In the event of sale of the Company, the Company will (i) give the holder at least fifteen days prior written notice of the anticipated closing date of such sale of the Company in order that the holder may consider and effect a voluntary conversion of this note into common shares of the Company in advance of the sale of the Company, and (ii) If the holder has not exercised its option to convert in clause (i) above then (ii) pay the holder an aggregate amount equal to 1.5 times the principal amount and all accrued and unpaid interest outstanding under the note in full satisfaction of the Company’s obligations under this note.

During April to September 2019, the Company received $2,280,010 of convertible loans from a private individual who is also an existing shareholder. The loans bear interest at a fixed rate of 8% compounded annually. The holder has an option to convert the loans, including interest, into equity, at a 20% discount of the share price from treasury upon the Company issuing and selling equity resulting in aggregate gross proceeds to the Company of $4,000,000 including conversion of the loans, or to ask for the repayment at any time, upon not less than 21 days’ prior written notice to the Company. On August 12, 2019, the Company signed a GSA with the private individual to secure the payment and performance of the Company’s obligations under the convertible promissory notes issued between April and September 2019. The loans shall be due and payable on demand by the Holder (a) at any time, upon not less than 21 days’ prior written notice to the Company, or (b) upon the earlier to occur of (i) April 30, 2020, (ii) an Event of Default, (iii) a Change of Control or (iv) a Qualified Financing as defined in the promissory notes signed on August 31, 2019.

The Company has recognized an embedded derivative related to the conversion option for all of the promissory notes. The Company allocated $312,880 of the proceeds to the promissory notes as a derivative liability at initial recognition, which is measured at fair value at each reporting date. The Company has remeasured the derivative liability for the year ended December 31, 2019 and recognized $862,176 as unrealized loss on derivative liability in the consolidated statement of loss and comprehensive loss (December 31, 2018 - Nil). In December 2019, the Company issued conversion notices to the holders of the promissory notes. The fair value of the embedded derivative at December 31, 2019 reflects the fair value of the 20% discount of the share price on conversion of the notes.

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

10. Unsecured convertible debentures

Unsecured convertible debentures (“Debentures”) consist of the following:

Principal Amount
Beginning balance	—
Issued	750,000
Unrealized loss	10,145

Ending balance	760,145

On December 10, 2019, an agreement was signed to convert an existing $250,000 short-term loan to a Debenture. During December 2019, the Company issued an additional $500,000 in Debentures to the same investor, under the same terms. The Debentures have a maturity date of April 30, 2025.

The Debentures bear interest at a fixed rate of 1% per month, compounding monthly and have a maturity date of April 30, 2025. Each Debenture is convertible at the option of the holder into common shares of the Company at a price of $1.92 per share. Following completion of the RTO, the Company may elect to repay the outstanding amounts owing under the Debentures in cash or in META’s common share at conversion price of $0.70 upon meeting certain conditions or the holder can convert the Debentures in META’s common shares at $0.70 or the Debentures can be converted at maturity at the greater of 80% of 10 day volume-weighted average price of the META’s common shares or the closing price the META’s common shares on preceding trading day less the maximum permitted discount by the exchange.

The conversion option is an embedded derivative that is subsequently measured at fair value through profit or loss. The Company has chosen to record the entire convertible debentures at fair value through profit or loss rather than to separately account for the debt instrument and the derivative liability separately. The Company has remeasured the liability for the year ended December 31, 2019 and recognized $10,145 as unrealized loss on liability in the statement of loss and comprehensive loss (December 31, 2018 - Nil).

11. Long-term debt

ACOA interest-free loan (Business Development Program)

	December 31, 2019 $	December 31, 2018 $
Loan outstanding principal [1]	190,482	261,910
Interest-free component [1]	(113,169)	(113,169)

Principal adjusted for interest-free component	77,313	148,741
Accumulated non-cash interest accretion [2]	97,517	84,559

Carrying amount	174,830	233,300
Less current portion [2]	(71,428)	(71,429)

	103,402	161,871

[1]

On April 13, 2012, the Company entered into the Business Development Program with the Atlantic Canada Opportunities Agency (the “ACOA”). The program offers an interest-free loan to further develop eyewear

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

that utilizes the Company’s metamaterial technology. As the loan is on an interest-free basis, the loan has been fair-valued by applying the effective interest rate method on the date the loan was received. The Company has concluded that the expected life of the loan, on which the effective interest rate method of recognizing the non-cash accretion expense is based, is the agreed-upon repayment schedule with ACOA as at that date, which is over a period of approximately three years.

As at December 31, 2019, principal of $190,482 (2018 – $261,910) is outstanding. The Company has set up an automatic withdrawal of required monthly principal repayments of $5,952 until September 1, 2022.

[2]

In accordance with the loan agreement, the Company is required to maintain a minimum of $83,250 in equity throughout the term of the loan. However, on November 14, 2019, ACOA waived this requirement for the period ended on June 30, 2019 and for each period thereafter until the loan is fully repaid.

ACOA interest-free loan (Atlantic Innovation Fund)

	December 31, 2019 $	December 31, 2018 $
Loan outstanding principal [1]	3,000,000	3,000,000
Interest-free component [2]	(2,355,856)	(2,034,131)

Principal adjusted for interest-free component	644,144	965,869
Accumulated non-cash interest accretion [3]	614,355	641,721

Carrying amount	1,258,499	1,607,590
Less current portion [3]	—	—

	1,258,499	1,607,590

[1]

On March 23, 2015, the Company entered into an agreement with ACOA (“ACOA AIF Loan”) to receive contributions up to the lesser of 75% of eligible costs or $3,000,000. The principal amount of the loan was received in separate tranches totaling $3,000,000 with the final tranche being received in 2016 and repayment of the loan is based on a percentage of gross revenue for the fiscal years immediately preceding the due date of the respective payment. In accordance with an amendment dated November 4, 2019, the first repayment is due on June 1, 2021, in place of September 1, 2020 and subsequent repayments are due annually until the contribution has been repaid in full.

The Company has concluded that the expected life of the loan, on which the effective interest rate method of recognizing the non-cash accretion expense is based, is the agreed-upon repayment schedule with ACOA as at that date, which is over the period of approximately eight years.

[2]

As the loan with ACOA is on an interest-free basis, the loan was fair-valued at initial recognition by applying the effective interest rate method on the date the loan was received. During year ended December 31, 2019, changes to the estimated repayment schedule required a change in the value of the interest free component of the loan which resulted in $321,725 (December 31, 2018 – $268,929) being recorded as government assistance in the consolidated statement of loss and comprehensive loss.

[3]

In accordance with the loan agreement, the Company is required to maintain a minimum of $783,938 in equity throughout the term of the loan. However, on November 14, 2019, ACOA waived this requirement for the period ended on June 30, 2019 and for each period thereafter until the loan is fully repaid.

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

ACOA interest-free loan (Business Development Program)

	December 31, 2019 $	December 31, 2018 $
Loan outstanding principal [1]	2,985,136	2,397,230
Interest-free component [2]	(1,281,240)	(801,138)
Deferred government assistance [3]	(548,055)	(470,509)

Principal adjusted for interest-free component	1,155,841	1,125,583
Accumulated non-cash interest accretion [4]	251,194	88,141

Carrying amount	1,407,035	1,213,724
Less current portion [4]	—	—

	1,407,035	1,213,724

[1]

On March 27, 2018, the Company entered into an agreement with ACOA Business Development Program (“ACOA BDP Loan 2018”) to receive contributions up to the lesser of 50% of eligible cost or $3,000,000. The program offered an interest-free loan to commercially launch the metaAIR related product and acquire and operationalize the advanced manufacturing equipment to produce its products. Amounts are payable to the Company from ACOA as costs are incurred against the project up to a maximum of $3,000,000. In accordance with an amendment dated November 4, 2019, the first repayment is due on June 1, 2021, in place of January 1, 2020 and subsequent principal repayments of $31,250 are due monthly, until the contribution has been repaid in full. The principal amount of the loan was received in separate tranches totaling $2,985,136 as at December 31, 2019.

[2]

As the loan with ACOA is on an interest-free basis, the loan was fair-valued at initial recognition by applying the effective interest rate method on the date the loan was received. An additional $480,102 was recorded as government assistance in the consolidated statement of loss and comprehensive loss related to the value of the interest-free component (December 31, 2018 – $801,138) on the additional proceeds received during the period. During year ended December 31, 2019, changes to the estimated repayment schedule required a change in the value of the interest free component of the loan which resulted in $77,546 (December 31, 2018 – Nil) being recorded as government assistance in the consolidated statement of loss and comprehensive loss.

The Company has concluded that the expected life of the loan, on which the effective interest rate method of recognizing the non-cash accretion expense is based, is the agreed-upon repayment schedule with ACOA as at that date, which is over the period of approximately ten years.

[3]

The Company determined that a portion of the loan was used to finance the acquisition and construction of manufacturing equipment, accordingly $548,055 (2018 – $470,509) was recorded in the consolidated statement of financial position as deferred government assistance. The Company amortized the deferred government assistance and for the year ended December 31, 2019 and recorded $178,834 (December 31, 2018 – Nil) as government assistance in the consolidated statement of loss and comprehensive loss. The deferred government assistance as at December 31, 2019 is $369,221 (2018 – $470,509).

[4]

In accordance with the loan agreement, the Company is required to maintain a minimum of $710,293 in equity throughout the term of the loan. However, on November 14, 2019, ACOA waived this requirement for the period ended on June 30, 2019 and for each period thereafter until the loan is fully repaid.

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

ACOA interest-free loan (Business Development Program)

December 31, 2019 $
Loan outstanding principal [1]	41,954
Interest-free component [2]	(19,772)

Principal adjusted for interest-free component	22,182
Accumulated non-cash interest accretion [3]	2,459

Carrying amount	24,641
Less current portion [3]	(1,748)

22,893

[1]

On November 28, 2019, the Company entered into an agreement with ACOA Business Development Program (“ACOA BDP Loan 2019) to receive contributions up to the lessor of 75% of eligible costs or $100,000. The program offered an interest-free loan to assist with marketing rebrand of metaAIR, including packaging, website design, and support material to launch the eyewear into the global market. Amounts are payable to the Company from ACOA as costs are incurred against the project up to a maximum of $100,000. The Company is required to make monthly principal repayments of $1,400 beginning October 1, 2020.

[2]

As the loan with ACOA is on an interest-free basis, the loan was fair-valued at initial recognition by applying the effective interest rate method on the date the loan was received and $19,772 related to the fair value of the interest-free component (December 31, 2018 – Nil) was recorded as government assistance in the consolidated statement of loss and comprehensive loss related to the proceeds received during the year ended December 31, 2019.

The Company has concluded that the expected life of the loan, on which the effective interest rate method of recognizing the non-cash accretion expense is based, is the agreed-upon repayment schedule with ACOA as at that date, which is over the period of approximately six years.

[3]

In accordance with the loan agreement, the Company is required to maintain a minimum of $553,709 in equity throughout the term of the loan. However, on November 14, 2019, ACOA waived this requirement for the period ended on June 30, 2019 and for each period thereafter until the loan is fully repaid.

Bank equipment loan

December 31, 2019 $
Loan outstanding principal [1]	250,000
Interest accrued [1]	20,335
Interest paid	(19,160)
Principal paid	(5,600)

Balance outstanding	245,575
Less current portion	(31,200)

214,375

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

[1]

On January 16, 2019, the Company received a bank loan for $250,000, the loan is secured against two assets of the Company along with a personal guarantee of 50% of the value of the loan from a director of the Company. The loan is repayable over a period of 8 years beginning November 1, 2019, at a floating interest rate which includes the bank’s base floating rate plus a variance of 2.50% per year. The interest rate, including base floating rate and variance at the date of the signing of the loan agreement and as of December 31, 2019 was 8.55% per year. As at December 31, 2019, the net book value of the two secured assets is $191,277.

Shareholder Loan from BGI, SA.

	December 31, 2019 $	December 31, 2018 $
Loan from BGI, SA	218,600	234,039
Fair value of below market interest rate component	(117,730)	(123,317)

Fair value of loan	100,870	110,722
Non-cash interest accretion	32,227	14,366

Carrying amount	133,097	125,088
Less current portion	—	—

	133,097	125,088

The loan bears interest at a rate of 6 months Euribor rate plus 2% point spread until January 17, 2020 and thereafter interest at a rate of 6 months Euribor rate plus 4% point spread until the maturity date of January 17, 2025. Interest is being accreted until the date of repayment or prepayment of the shareholder loan. The shareholder loans provided shall be repaid within 10 years, with the respective accrued interest paid on the same date. During 2019, the Company has accrued interest of $17,861 (2018 - $14,366). The loan was fair valued at the date of acquisition.

The minimum principal computed portion of repayments of the long-term debt for each of the next five years and thereafter are as follows:

	ACOA BDP 2015 $	ACOA AIF $	ACOA BDP Loan 2018 $	ACOA BDP Loan 2019 $	BGI, SA. Loan $	Bank equipment loan $	Total $
2020	71,424	—	—	4,200	—	31,200	106,824
2021	71,424	246,726	218,750	16,800	—	31,200	584,900
2022	47,634	150,000	375,000	16,800	—	31,200	620,634
2023	—	250,000	375,000	4,154	—	31,200	660,354
2024	—	480,000	375,000	—	—	31,200	886,200
Thereafter	—	1,873,274	1,641,386	—	218,600	88,400	3,821,660

	190,482	3,000,000	2,985,136	41,954	218,600	244,400	6,680,572

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

12. Capital stock

Common shares

Authorized: Unlimited number of common shares, no par value

The following table summarizes the change in issued common shares of the Company:

	2019		2018
	Number of shares #	Amount $	Number of shares #	Amount $
Balance, beginning of year	9,724,476	6,628,293	7,500,317	2,848,293
Issued [1], net	780,097	970,377	2,353,571	4,000,000
Cancellation of shares	—	—	(129,412)	(220,000)

Balance, end of year	10,504,573	7,598,670	9,724,476	6,628,293

[1]

During 2019, the Company settled 153,000 (2018 – Nil) DSUs through common shares for a total value of $80,100 (2018 – Nil) and shares are expected to be held in treasury pending payment of taxes by the DSU holders following the Company’s DSU plan.

During 2019, the Company issued 30,441 units from treasury at $1.70 per share for total non-cash consideration of $51,750 to a former director related to advisory services. The shares were issued in lieu of payment of consulting fees totaling $51,750. One unit includes one common share and one warrant, and for every two warrants, warrant holders shall have the right to purchase one common share for $2.475. The Company has allocated the consideration of $51,750 to warrants and common shares based on the relative fair value of the warrant and the shares. Accordingly, $43,250 has been allocated to common shares and $8,500 has been allocated to warrants.

During 2019, the Company issued 596,656 units from treasury at $1.70 per unit for total cash consideration of $1,014,545. One unit includes one common share and one warrant, and for every two warrants, warrant holders shall have the right to purchase one common share for $2.475. The Company has allocated the consideration of $1,014,545 to warrants and common shares based on the relative fair value of the warrant and the shares. Accordingly, $847,950 has been allocated to common shares and $166,595 has been allocated to warrants.

During 2019, $923 (2018 – Nil) was recognized as common share issuance cost.

On March 31, 2018, the Company- issued 2,352,941 additional shares from treasury on the acquisition of MediWise (note 4).

Warrants

For every two warrants, warrant holders shall have the right to purchase one common share for $2.475.

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

The following table summarizes the changes in warrants of the Company:

	2019
	Number of warrants #	Amount $
Balance, beginning of year	—	—
Issued [1]	627,097	175,095

Balance, end of year	627,097	175,095

[1]	During 2019, the Company issued 30,441 warrants to former director related to advisory services and 596,656 warrants to investors as a part of its private placement of shares.

The fair value of warrants has been estimated using the Black-Scholes option pricing model with the following assumptions:

Weighted average risk free interest rate	1.5796%
Expected volatility	133%
Expected dividend yield	0%
Expected forfeiture rate	0%
Common share fair value at the measurement date	$1.70
Exercise price for one common share	$2.475
Expected term of warrants	September 30, 2020

Preferred shares

Authorized: Unlimited number of Class A-1 and Class A-2 voting, non-retractable preferred shares.

Each A-1 preferred share is convertible into one common share of the Company and each A-2 preferred share is convertible into 1.5 common shares pursuant to the articles of amendment upon completion of certain events and has first rights upon liquidation.

The following table summarizes the changes in issued preferred shares of the Company:

	2019		2018
	Number of shares #	Amount $	Number of shares #	Amount $
Balance, beginning of year	9,398,984	12,748,100	9,122,513	12,278,100
Issued	—	—	276,471	470,000

Balance, end of year	9,398,984	12,748,100	9,398,984	12,748,100

During 2018, the Company issued 147,059 Class A-2 preferred shares at $1.70 per share to one individual for total cash consideration of $250,000. The cash consideration was received in 2017 and was outstanding as stock subscriptions as at December 31, 2017.

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

13. Share-based payments

DSU Plan

On March 28, 2013, the Company implemented a DSU Plan for its directors, employees and officers. Directors, employees and officers are granted DSUs of the Company as a form of compensation. Each unit is convertible at the option of the holder into one common share of the Company. Eligible individuals are entitled to receive all DSUs (including dividends and other adjustments) no later than December 1 of the first calendar year commencing after the time of termination of their services. The value to be received is the market value of the common shares issued in equity. The value of the DSUs is included in equity. Information concerning units outstanding is as follows:

	2019	2018
Issue price $	Number of units #	Number of units #
0.50	755,000	900,000
0.95	29,000	37,000

	784,000	937,000

No DSUs were issued during the year ended December 31, 2019 or December 31, 2018.

During 2019, the Company converted 153,000 DSUs of former directors (2018 – Nil) through equity and shares are expected to be held in treasury upon payment of required taxes.

Employee Stock Option Plan

Each share option is convertible at the option of the holder into one common share of the Company.

The Company has an Employee Stock Option Plan (the “Plan”) for directors, officers, and employees. Unless otherwise determined by the Board of Directors, 25% of the options shall vest and become exercisable on the first anniversary of the grant date and 75% of the shares issuable under the Plan shall vest and become exercisable in equal monthly installments over the three-year period commencing immediately after the first anniversary of the grant date. The option exercise price shall not be less than the fair market value of a share on the grant date, as determined by the Board of Directors, taking into account any considerations which it determines to be appropriate at the relevant time.

The exercise price of the share options is equal to the market price of the underlying shares on the date of the grant. The contractual term of the share options is 10 years and there are no cash settlement alternatives for the employees.

During 2019, the Company granted 859,143 (2018 – 1,673,536) employee stock options to employees and directors under the Plan, of which 306,499 will vest as per the Plan, 230,015 options were pre-vested upon issuance, and 322,629 will vest upon closing of the RTO (Note 1). During 2019, 229,223 employee stock options issued to previous employees were forfeited upon termination (2018 – 1,522,988). Previously recognized expense attributable to unvested options of terminated employees was recognized as a recovery within stock compensation expense in the amount of $19,124 in the year ended December 31, 2019 (2018 – $570,306).

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

The following table summarizes the change in outstanding share options of the Company:

	Number outstanding
	2019 #	2018 #
Outstanding, beginning of year	2,228,380	2,077,832
Grants to employees and directors	859,143	1,673,536
Forfeitures	(229,223)	(1,522,988)

Outstanding, end of year	2,858,300	2,228,380

Below is a summary of the outstanding options as at December 31, 2019:

Exercise price	Number outstanding		Number exercisable
	$2019 #	2018 #	2019 #	2018 #
0.50	—	20,000	—	20,000
0.75	110,000	110,000	105,208	86,042
1.70	2,748,300	2,098,380	1,132,409	365,123

	2,858,300	2,228,380	1,237,617	471,165

During 2019, the Company has recognized $1,780,952 (2018 – $87,172) as stock based compensation expense, out of which $1,710,952 (2018 – $66,191) was recognized as share-based compensation expense and $70,000 (2018 -$20,981) as consulting expenses in the consolidated statements of loss and comprehensive loss for the year ended December 31, 2019. At December 31, 2019, the value of the options exercisable total $2,004,001 (2018 – $889,074) is included as contributed surplus under total shareholders’ equity. The weighted average remaining contractual life for the share options outstanding as at December 31, 2019 was 8.38 (2018 – 9.45) years. The weighted average fair value of options granted during the year was $1.13 (2018 – $1.12).

The fair value of options granted during the year ended December 31, 2019 was estimated on the date of grant using the Black-Scholes option pricing model with the following inputs and assumptions:

	Employee Stock Option Plan	Employee Stock Option Plan
	2019	2018
Weighted average common share fair value at the measurement date	$1.42	$1.70
Dividend yield	—	—
Expected volatility for options having 10 years expiry	84%	55%
Expected volatility for options having 3 years expiry	130%	—
Weighted average risk-free interest rate	1.21%	2.24%
Weighted average expected life of the options	8.67 years	9.8 years

The expected life of the options is based on historical data and current expectations and is not necessarily indicative of exercise patterns that may occur. The expected volatility reflects the assumption that the historical

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

volatility over a period similar to the life of the options is indicative of future trends, which may not necessarily be the actual outcome.

Other

On August 9, 2019, the Company approved director fees of $50,000, net of taxes, to be paid in units, consisting of a share and a warrant, from treasury, upon closing of the RTO. The Company has recognized $35,000 as consulting fees, based on expected probability of 70% for the completion of the RTO at December 31, 2019.

On November 13, 2019, the Company approved advisory fees for a director of $50,000, net of taxes, to be paid in units, consisting of a share and a warrant, from treasury, upon closing of the RTO. The Company has recognized $35,000 as consulting fees, based on expected probability of 70% for the completion of the RTO at December 31, 2019.

14. Income taxes

A reconciliation of the income tax attributable to the operations for the year using the statutory tax rate of 31.0% is as follows:

(As restated – note 25)
	2019 $	2018 $
Net loss before tax	(11,202,622)	(5,111,234)
Tax rate	31%	31%

Expected tax at statutory rate	(3,472,813)	(1,584,483)
Share based compensation, not deductible for tax purposes	530,395	27,023
Temporary differences not recognized	2,679,357	1,561,449
Impact of lower rate in foreign jurisdiction	127,479	(16,066)
Other	16,218	7,491

Income tax recovery	(119,364)	(4,586)

The Company has recognized the following deferred tax assets and liabilities in the Consolidated Statement of Financial Position:

(As restated – note 25)
	2019 $	2018 $
Non-capital losses	1,595,729	156,145
Intangible assets	(1,021,489)	(946,649)
Property and equipment	(626,633)	12,659
Funding obligation	(76,214)	—
Long-term debt	(529,875)	—

	(658,481)	(777,845)

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

The following temporary differences and non-capital losses have not been recorded in the Consolidated Statement of Financial Position:

	2019 $	2018 $
Non-capital losses	27,997,982	25,604,259
Intangible assets	246,962	150,086
Due from MTI USA	27,163	—
Derivative liabilities	1,070,808	—
Deferred government assistance	369,221	470,509

	29,712,136	26,224,854

The losses begin to expire in 2028.

15. Capital management

The primary objective of the Company’s capital management is to achieve healthy capital ratios to support its business and maximize shareholder value. The Company’s capital structure consists of share capital, promissory notes, unsecured debentures, derivative liabilities, funding obligation and long-term debt, which as at December 31, 2019 was $30,929,921 (December 31, 2018 - $23,810,589) The Company monitors equity on the basis of the carrying amount of equity as presented on the consolidated statements of financial position.

No changes were made to the objectives, policies and processes for capital management for the years ended December 31, 2019 and 2018.

16. Government grants

The government grants consist of the following:

	2019
	Grants Receivable December 31, 2018 $	Received $	Recognized as offset to expenses $	Foreign currency exchange difference $	Grants Receivable December 31, 2019 $
ACOA-PBS [1]	13,455	64,677	72,366	—	21,144
Nova Scotia LAE-Training [2]	40,000	40,000	—	—	—
Nova Scotia LAE Co-Op [3]	21,580	69,786	61,706	—	13,500
Innovate UK – R&D tax credit [4]	76,729	76,967	—	238	—
Innovate UK – MetaSurface [5]	33,767	65,501	32,050	(316)	—
Innovate UK – Glucose sensor [6]	56,241	292,370	283,174	(1,945)	45,100
Innovate UK – Microwave tech [7]	25,079	153,438	237,000	(298)	108,343
Innovate UK – Diabet [8]	—	12,961	67,151	428	54,618

	266,851	775,700	753,447	(1,893)	242,705

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

	2018
	Grants Receivable as at December 31, 2017 $	Received $	Recognized as offset to expenses $	Grants Receivable as at December 31, 2018 $
ACOA-PBS [1]	—	—	13,455	13,455
Nova Scotia LAE-Training [2]	—	—	40,000	40,000
Nova Scotia LAE Co-Op [3]	10,598	22,219	33,201	21,580
Innovate UK – R&D tax credit [4]	—	69,129	145,858	76,729
Innovate UK – MetaSurface [5]	—	238,664	272,431	33,767
Innovate UK – Glucose sensor [6]	—	377,603	433,844	56,241
Innovate UK – Microwave tech [7]	—	23,292	48,371	25,079
NSBI Export Growth [9]	4,240	3,013	(1,227)	—
NSBI SBDP [10]	11,810	10,894	(916)	—
Aerospace Industries Association of Canada [11]	1,530	1,530	—	—

	28,178	746,344	985,017	266,851

The government assistance recorded in the statement of loss and comprehensive loss consists of the following:

	2019 $	2018 $
Amortization of deferred government assistance [12]	178,834	—
Interest-free component of long-term debt [12]	821,599	1,070,066

Total government assistance	1,000,433	1,070,066

The Company entered into an agreement with the Canada Foundation for Sustainable Development Technology Canada (“SDTC”) and received $1,990,225 in contributions during 2018, which were recorded as deferred revenue (note 19). The Company has incurred $254,865 (2018 - $171,707) in eligible project costs during the year, and therefore a corresponding amount of the deferred revenue has been recorded as an offset to the related cost in the consolidated statement of loss and comprehensive loss.

[1]

On November 21, 2018, ACOA approved two non-repayable contribution of $50,000 each to the Company under Business Development Program – Productivity and Business skills (“PBS”) for the cost to create product and commercialization strategies.

[2]

On November 19, 2018, Nova Scotia Labour and Advanced Education (“Nova Scotia LAE”) approved a reimbursement up to $40,000 to subsidize the cost of the enterprise resource planning training program under the Workplace Innovation & Prod Skills Incentive program.

[3]	During 2019 and 2018, the Company applied for received grants related to co-op students and recent graduates under the Co-Op Subsidy and Graduate Opportunity Program with Nova Scotia LAE.
[4]	The UK Government has a R&D relief program to support companies that work on innovative projects in science, and technology.
[5]	On January 30, 2017 Innovate UK approved a grant to MediWise of $685,769 for a total eligible cost of $1,304,950 for the project “Metamaterial manufacturing: A MetaSurface for medical application”.

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

[6]	On August 1, 2017, Innovate UK approved a grant to MediWise of $1,026,878 for a total eligible cost of $2,219,742 for the project “A compact portable non-invasive glucose sensor”.
[7]	On November 7, 2017, Innovate UK approved a grant to MediWise of $788,037 for a total eligible cost of $1,567,407 for the project “Monitoring stroke using microwave technologies”.
[8]

On February 13, 2019, Innovate UK approved a grant to MediWise of up to $305,222 for total eligible costs of $1,690,095 incurred during the period from March 1, 2019 to February 28, 2021 for the project “Diabet – Innovate wrist device for high accuracy non-invasive blood glucose monitoring”.

[9]

On November 15, 2017, the Nova Scotia Business Institute (“NSBI”) approved a reimbursement up to a maximum of $10,950 for marketing activities under its export growth program. The company has received $3,013 relating to this program.

[10]	During 2017, NSBI approved a reimbursement up to a maximum of $15,000 under its Small Business Development Program for two programs. The Company has received $10,894 relating to this program.
[11]

On April 20, 2016, the Company received a grant under a Can Export Program, up to a maximum of $86,600, for spending before January 1, 2017 to reimburse 50% of marketing activities of the Company relating to travel and contractor fees. The Company has received $52,133 relating to this program.

[12]

This Company recorded $321,725 (December 31, 2018 - $268,929) of the interest-free component for ACOA AIF loan, $480,102 (December 31, 2018 - $801,137) of the interest free component for ACOA BDP Loan 2018, and $19,772 (December 31, 2018 - nil) of the interest free component for ACOA BDP Loan 2019 as government assistance in the consolidated statement of loss and comprehensive loss (note 11). The Company also amortized the deferred government assistance and for the year ended December 31, 2019 recorded $178,834 (December 31, 2018 – Nil) as government assistance in the consolidated statement of loss and comprehensive loss.

17. Additional cash flow information

The net changes in non-cash working capital balances related to operations consist of the following:

	2019 $	2018 $
Grants receivable	21,485	(31,285)
Other receivables	(14,185)	(13,013)
Inventory	(23,154)	(415,572)
Prepaid expenses	(89,331)	3,603
HST receivable	(75,528)	(86,575)
Trade payables	1,357,794	494,349
Due to related parties	2,013	—

	1,179,094	(48,493)

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

The net changes in liabilities arising from financing activities consist of the following:

	2019 $	2018 $
Current portion of long-term debt, beginning of year	71,429	338,735
Long-term debt, beginning of year	3,108,273	1,691,710

Carrying amount, beginning of year	3,179,702	2,030,445
Scheduled repayments of long-term debt	(77,024)	(56,505)
Net proceeds from loans, net of financing costs	879,860	2,631,269
Non-cash changes in long-term debt:
Interest accrued	1,175	—
Interest accretion	168,943	238,665
Fair market value adjustment	(899,146)	(1,663,893)
Foreign exchange (gain) loss on long-term debt	(9,833)	(279)

Carrying amount, end of year	3,243,677	3,179,702
Less current portion	(104,376)	(71,429)

	3,139,301	3,108,273

18. Financial instruments

The Company’s principal financial liabilities include trade payables, due to related parties, derivative liability and long-term debt. The Company’s financial assets include trade receivables, and grants receivable. The Company’s financial instruments have been classified as either assets or liabilities at amortized cost, or financial liabilities at fair value. The following table illustrates how the positions in the consolidated statements of financial position are classified and measured:

Financial asset/liability	Classification and measurement
Grants receivable	Amortized cost
Other receivables	Amortized cost
Trade payables	Other financial liabilities at amortized cost
Due to related parties	Other financial liabilities at amortized cost
Derivative liability	Fair value
Long-term debt	Loans and borrowings at amortized cost

The risks arising from the Company’s financial instruments are interest rate risk, foreign currency risk, and liquidity risk.

Fair value

The fair values of grants receivable, other receivables, and trade payables approximate their carrying values due to the short-term maturity of these financial instruments. The fair value of due to related parties approximates their carrying value due to the market-based rates. The Company uses a fair value hierarchy, based on the relative objectivity of inputs used to measure fair value, with Level 1 representing inputs with the highest level of objectivity and Level 3 representing the lowest level of objectivity. The fair value of long-term debt is classified

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

at Level 3 in the fair value hierarchy as it is estimated based on unobservable inputs including discounted cash flows using the market rate, which is subject to similar risks and maturities with comparable financial instruments as at the reporting date. The fair value of the derivative liability resulting from the embedded conversion feature related to the promissory notes is classified as Level 3 in the fair value hierarchy and is measured using the contractual conversion rate and the estimated probability of conversion.

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Interest rate risk is minimized through management’s decision to primarily obtain fixed rate or interest free debt. The interest rate exposure in respect of cash balances, the long-term debt and the convertible notes on the consolidated statement of financial position is immaterial. The long-term debt, except bank equipment loan and Shareholder Loan from BGI, SA., are at a nil or fixed interest rate and the interest on the cash balances is insignificant. As a result, the Company is not exposed to material cash flow interest rate risk.

Foreign currency risk

Foreign currency risk is the risk to earnings or capital arising from changes in foreign exchange rates. The Company has transactional currency exposures that arise from loans and receivables in currencies other than its functional currency. The Company has transactional currency exposures that arise from purchases in currencies other than their functional currency, including US dollars and Euros. The Company does not enter into derivatives to hedge the exposure.

The impact of foreign currency sensitivity on the Company’s loss before tax is due to the changes in the fair value of monetary assets and liabilities as at the date of financial position. With all other variables held constant the increase or decrease in exchange rates by 5% will result in below mentioned decrease or increase respectively in net loss before tax for the year ended December 31, 2019:

•	by $34,476 (December 31, 2018 - $26,905) on account of change in USD exchange rate;

•	by $8,114 (December 31, 2018 - $2,236) on account of change in GBP exchange rate;

•	by $15,911 (December 31, 2018 - Nil) on account of change in EURO exchange rate.

Liquidity risk

Liquidity risk represents the risk that the Company will have difficulty meeting obligations of financial liabilities. There can be significant fluctuation in the timing of the Company’s cash receipts due to various external factors. The Company mitigates this risk by regular monitoring of its cash position. Liquidity risk is also related to the possibility of insufficient debt and equity financing available to fund the desired growth of the Company and to refinance the current and long-term debt as they become due. The Company’s financial condition and results of operations could be adversely affected if it were not able to obtain appropriate levels of financing. Liquidity risk also relates to the potential for early retirement of debt.

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

Contractual maturities of financial liabilities:

	2019
	Long-term debt $	Trade payables $	Derivative Liability $	Due to related parties $	Promissory notes $	Unsecured convertible debentures $	Total $
2020	106,824	3,176,640	1,175,056	345,033	4,595,975	—	9,399,528
2021	584,900	—	—	—	—	—	584,900
2022	620,634	—	—	—	—	—	620,634
2023	660,354	—	—	—	—	—	660,354
2024	886,200	—	—	—	—	—	886,200
Thereafter	3,821,660	—	—	—	—	760,145	4,581,805

	6,680,572	3,176,640	1,175,056	345,033	4,595,975	760,145	16,733,421

19. Deferred revenue

Deferred revenue consists of the following:

	As at December 31, 2018 $	Received $	Recognized in revenue $	Recognized as offset to expenses $	Foreign exchange $	As at December 31, 2019 $
SDTC [1]	1,818,518	—	—	254,865	—	1,563,653
Satair A/S-exclusive rights [2]	1,299,700	—	129,970	—	—	1,169,730
Satair A/S-advance against PO [3]	654,801	1,545	31,430	—	—	624,916
LM Aero-metaSOLAR commercialization [4]	2,232,934	—	705,138	—	—	1,527,796
Innovate UK-R&D tax credit	—	22,867	—	—	756	23,623

Carrying amount	6,005,953	24,412	866,538	254,865	756	4,909,718

Less current portion						1,819,797

						3,089,921

	2018
	As at December 31, 2017 $	Received $	Recognized in development revenue $	Recognized as offset to expenses $	Foreign exchange $	As at December 31, 2018 $
SDTC [1]	—	1,990,225	—	171,707	—	1,818,518
Satair A/S-exclusive rights [2]	—	1,299,700	—	—	—	1,299,700
Satair A/S-advance against PO [3]	—	654,801	—	—	—	654,801
BCIP visors [5]	—	432,119	419,560	12,559	—	—
LM Aero-metaSOLAR commercialization [4]	3,098,914	—	1,124,861	—	258,881	2,232,934

	3,098,914	4,376,845	1,544,421	184,266	258,881	6,005,953

Less current portion						1,694,108

						4,311,845

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

The current portion of deferred revenue includes LM Aero-metaSOLAR commercialization $705,138 (December 31, 2018 - $705,137), Satair A/S-advance against PO $624,914 (December 31, 2018 - $654,799), SDTC related $336,152 (December 31, 2018 - $171,707), Satair A/S-exclusive rights $129,970 (December 31, 2018 - $162,465) and Innovate UK R&D tax credit $23,623 (December 31, 2018-Nil).

[1]

On May 15, 2018, the Company entered into an agreement with the Canada Foundation for SDTC for $5,395,000. The contribution provides funding for eligible costs incurred relating to the further development and demonstration of technology related to solar cells in connection with the project entitled “Enabling solar flight a testing ground for lightweight and efficient solar panels”. Amounts recognized in the year of $254,865 (2018 – $171,707) have been accounted for as government grants and were recorded as an offset against eligible project costs incurred.

[2]

On September 18, 2018, the Company signed an exclusive distribution agreement with Satair A/S for a term of 10 years. According to this agreement, the Company grants Satair A/S the exclusive right to sell, market, and distribute eyewear and visor products incorporating metamaterial-based laser protection technology that are developed or manufactured by the Company for use in aviation, military and defense. On September 13, 2018, the Company received a fee of $1,299,700 ($1,000,000 USD) for the exclusive distribution rights granted under this agreement and the payment was recognized as deferred revenue on the consolidated statements of financial position. It will be accounted as development revenue over a period of 8 years and no repayment of the $1,000,000 USD is required if the contract termination is after the 8th anniversary of the effective date. During the year ended December 31, 2019, the Company has recognized 2018 - Nil $129,970 (2018 - Nil) as development revenue related to this agreement.

[3]

On July 20, 2018, the Company received a purchase order for MetaVisor (eyewear/eye protection) from Satair A/S for $2,000,000 USD. On November 7, 2018, the Company received a partial advance payment of $654,801 ($500,000 USD) against this purchase order. The Company has set up a guarantee/standby letter of credit with RBC. In the event the Company fails to deliver the product as per the contract or refuse to accept the return of the product as per the buyback clause of the contract or fails to repay the advance payment in accordance with the conditions of the agreement signed with Satair on September 18, 2018, Satair shall draw from the letter of credit with RBC. Borrowings from the letter of credit with RBC are repayable on demand. The letter of credit from RBC is secured by a performance security guarantee cover issued by Export Development of Canada. Further, this guarantee/standby letter of credit expired on October 5, 2019 and was renewed until October 5, 2020. As at December 31, 2019, no amount has been drawn from the letter of credit with RBC.

[4]

On April 13, 2017, the Company entered into an Offset Project Agreement (“OPA”) with Lockheed Martin Aeronautics Corporation (“LM Aero”) for research and development (“R&D”) and commercialization of MetaSOLAR technology for $4,150,000 USD. The purpose of the OPA is to document the agreement between LM Aero and the Company with respect to the Company’s planned growth through R&D and commercialization activities, as defined in the OPA, and the contribution that LM Aero will make to the Company in return for the Company’s effective assistance in obtaining credit arising from the project as set forth in the OPA. On April 26, 2017, the Company received $5,641,095 ($4,150,000 USD) from LM Aero to fund the project, and as required by the OPA, the Company has set up an irrevocable standby letter of credit with RBC. In the event the Company fails to meet the obligations under the OPA, LM Aero shall draw from the letter of credit with RBC. Borrowings from the letter of credit with RBC are repayable on demand. The letter of credit from RBC is secured by a performance security guarantee cover issued by Export Development of Canada. Further, LM Aero will issue a certificate of reduction of the letter of credit on an annual basis over the next five years. The performance obligations for the milestone are satisfied through-out the period and the Company records development revenue in an amount equal to the certificate of reduction evenly throughout

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

the period. Further, after the issuance of the certificate of reduction, the letter of credit with RBC will decrease for the corresponding amount. As at December 31, 2019, the letter of credit with RBC has been reduced in accordance with the agreement and no amounts have been drawn by LM Aero. During the year the Company recognized development revenue of $705,138 (2018 – $1,124,861) related to the agreement.
[5]

On November 15, 2017, the Company entered into a contract with Build in Canada Innovation Program (“BCIP”) to provide metaAir helmet visors to the Royal Canadian Mounted Police along with training, technical support, oversight services and consultation in support of testing procedures. On March 27, 2018 the Company delivered the helmet visors and recognized development revenue of $419,560.

20. Funding obligation

December 31, 2019 $
Outstanding obligation [1]	1,300,000
Fair value of interest-free component [2]	(530,960)

Principal adjusted for interest-free component	769,040
Accumulated non-cash interest accretion	39,258

Carrying amount	808,298
Less current portion	—

808,298

[1]

In June 2019, the Company entered into a statement of work (“SOW”) with a third party for the purchase of manufacturing equipment. The SOW was initiated based on the Industrial and Regional Benefits general investment funding between the third party and the Government of Canada. The Company is expected to receive the funds in two tranches after achieving two milestones as per the SOW. The funds are repayable, commencing three years from date of receipt, based on 10% of revenue from the sale of holographic film that is produced using the related manufacturing equipment paid under this funding obligation.

In June 2019, the Company achieved the first milestone and accordingly received $325,000 and in October 2019, the Company achieved the second milestone and accordingly received $975,000. The Company has not sold holographic film related to this SOW to date.

[2]

The amounts received under the agreement have been fair-valued by applying the effective interest rate method on the dates the funding was received, using an estimated market interest rate of 15%. Accordingly, the interest free portion of the funding obligation amounting to $530,960 has been recognized as other income in the consolidated statement of loss and comprehensive loss for the year ended December 31, 2019.

21. Leases

The carrying amounts and the movements during the year ended December 31, 2019 are as follows:

Right-of-use Assets	December 31, 2019 $
Initial recognition as at January 1, 2019	149,378
Amortization	(79,222)
Unrealized foreign exchange gain/loss	(3,205)

As at December 31, 2019	66,951

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

Lease liabilities	December 31, 2019 $
Initial recognition of liability and interest as at January 1, 2019	149,378
Payments	(92,388)
Non-cash interest accretion	17,053
Unrealized foreign exchange gain/loss	(2,096)

As at December 31, 2019	71,947
Less: current portion	(71,947)

—

The amounts recognized in the consolidated statement of loss and comprehensive loss are as follows:

	2019 $	2018 $
Amortization expense of right-to-use assets	79,222	—
Interest expense on lease liabilities	17,053	—

	96,275	—

The Company had total cash outflows for leases of $213,309 for the year ended on December 31, 2019, including short-term leases. The Company has a month to month lease for its facilities in Canada, and leases less than 12 months in duration for its facilities in the USA (note 23).

22. Other expenses

	2019 $	2018 $
Subscriptions and licenses	238,168	151,470
Office supplies	94,587	82,400
Postage and shipping	78,063	55,343
Insurance	57,939	55,126
Repairs and maintenance	19,992	45,495
Janitorial services	26,577	38,126
Telephone	8,217	30,725
Training	18,097	11,468
IT support	7,493	4,763
Related party cross charge	(41,153)	—

	507,980	474,916

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

23. Commitments

Operating lease commitments

The Company has entered into various lease commitments for its Canadian, US and UK facilities, for which monthly lease payments are recorded as an expense.

	2019 $	2018 $
Within one year	309,491	263,252
After one year but not more than five years	—	78,178
More than five years	—	—

	309,491	341,430

Other commitments

On December 8, 2016, the Company entered into a cooperation agreement with a large aircraft manufacturer to co-develop laser protection filters for space and aeronautical civil and military applications, metaAIR, and support the setup of manufacturing facilities for product certification and development. The cooperation agreement includes financial support provided to the Company in the form of non-recurring engineering costs of up to $4,000,000 USD to be released upon agreement of technical milestones in exchange for a royalty fee due by the Company on gross profit after sales and distribution costs. The total royalty fee to be paid may be adjusted based on the timing of the Company’s sales and the amount ultimately paid to the Company by large aircraft manufacturer to support the development. In 2016, the Company received and recognized $1 million USD as revenue under the cooperation agreement. During the year ended December 31, 2019, the Company has accrued royalties of $1,570 (2018 – Nil) in cost of goods sold in the consolidated statement of loss and comprehensive loss with this agreement.

24. Subsequent events

(a)

Subsequent to December 31, 2019 the COVID-19 outbreak was declared a pandemic by the World Health Organization. This has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. In response to this, the Company’s management implemented a Work From Home policy for management and non-engineering employees in all three locations for the remaining period of the year. Engineering staff in all three locations continued to work on given tasks and are following strict safety guidelines. Currently, most employees are back to the workplace. Although the Company’s supply chain has slowed down, the Company is currently able to maintain inventory of long lead items and is working with its suppliers to optimize future supply orders. The Alameda County in the State of California where the Company’s wholly owned subsidiary operates went on lockdown and it has been declared a “major disaster” area. Although there was some improvement over the summer, the county went back to purple tier 1 (substantial spread of virus) since October 12, 2020.

COVID-19 has impacted its 2020 sales of metaAIR® laser protection eyewear product. Worldwide restrictions on travel are significantly impacting the airline industry and purchasing of metaAIR eyewear was not the primary focus of airlines post COVID-19, however, the Company is pursuing sales in adjacent markets such as consumer, military and law enforcement. The situation is dynamic and the ultimate duration

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

and magnitude of the impact on the economy and the financial effect on our business is not known at this time.

(b)

In January 2020, the Company received gross proceeds of $875,612 for subscriptions of 515,067 units, comprised of 515,067 common shares and 515,067 of the Company’s warrants as part of a private placement, expiring on the second anniversary of the RTO as per the extended expiry approved by the board on February 28, 2020, which were ascribed a value of $204,054 (increased to 708,217 warrants following the completion of the RTO as outlined below in note 24(h). Additionally, in relation to the private placement, the Company incurred share issuance costs of $61,342, and issued 19,225 broker warrants as finder’s fees (increased to 52,861 broker warrants following the completion of the RTO as outlined below in note 24(h), which were ascribed a value of $21,962. The broker warrants expire on the second anniversary of the RTO as per the extended expiry approved by the board on February 28, 2020. For every broker warrant, warrant holders shall have the right to purchase one common share at a post RTO exercise price of $0.62.

(c)	During January 2020, the Company settled 103,000 DSU’s through the issuance of common shares of MTI for a total value of $55,100.

(d)

During January 2020, the Company received unsecured convertible debentures with an aggregate principal of $950,000 in favour of existing equity investors, out of which $500,000 was held in trust, which was released to the Company on April 3, 2020 upon closing of BDC financing, as mentioned below. The terms and conditions of the unsecured convertible debentures are the same as the Debentures issued during the year ended December 31,2019 (note 10).

(e)

Subsequent to December 31, 2019 and pursuant to the RTO, all preferred shares were converted into 9,398,984 common shares of MTI and ultimately each Class A-1 preferred share was converted into 2.75 Resultant Issuer Common Shares and each Class A-2 preferred share was converted into 4.125 Resultant Issuer Common Shares. Ultimately, 31,519,444 Resultant Issuer Common Shares were issued in exchange for the preferred shares.

(f)

On February 26, 2020, the aggregate principal of the Promissory Notes and all interest accrued were converted into 3,498,825 common shares of MTI. All interest accrued from January 28, 2020 to February 26, 2020 was paid in cash. The conversion of the Promissory Notes into common shares of MTI and the extinguishment of the derivative liability resulted in a non-cash realized loss of $128,653.

(g)	Subsequent to December 31, 2019, the Company issued 58,823 MTI common shares to two directors of MTI which were ascribed a value of $1.70 per MTI common share.

(h)	As mentioned above in Company Overview Section, on March 5, 2020, the RTO was completed, and the common shares of META started trading on CSE on March 9, 2020 under the trading symbol “MMAT”.

Pursuant to the Amalgamation Agreement, the holders of the common shares of MTI (“MTI Common Shares”) and holders of MTI’s Class A-1 preferred shares of MTI received Resulting Issuer Common Shares in exchange for their MTI Common Shares at a ratio of 2.75 Resulting Issuer Common Shares for each MTI Common Share or Class A-1 Preferred share held. Also pursuant to the Amalgamation Agreement, the holders of MTI’s Class A-2 preferred shares received 4.125 Resultant Issuer Common Shares for each Class A-2 preferred share held.

Upon completion of the RTO, all of MTI’s outstanding options, deferred share units and other securities exercisable or exchangeable for, or convertible into, and any other rights to acquire MTI Common Shares

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

were exchanged for securities exercisable or exchangeable for, or convertible into, or other rights to acquire Resulting Issuer Common Shares. Immediately following the completion of the RTO, the former security holders of MTI owned approximately 86% of the Resulting Issuer Common Shares, on a fully diluted basis; accordingly, the former shareholders of MTI, as a group, retained control of the Resulting Issuer, and while CPM was the legal acquirer of MTI, MTI was deemed to be the acquirer for accounting purposes. As CPM did not meet the definition of a business as defined in IFRS 3 – Business Combinations (“IFRS 3”), the acquisition is not within the scope of IFRS 3 and is accounted for as a share-based payment transaction in accordance with IFRS 2 – Share-based Payments (“IFRS 2”).

Under IFRS 2, the transaction is measured at fair value of the common shares deemed to have been issued by MTI in order for the ownership interest in the combined entity to be the same as if the transaction had taken the legal form of MTI acquiring 100% of CPM. Any difference between the fair value of the common shares deemed to have been issued by MTI and the fair value of CPM’s identifiable net assets acquired and liabilities has been recorded as a listing expense.

In accordance with IFRS, the consideration for the RTO has been calculated using the more reliably measurable of the acquisition-date fair value of the acquiree’s equity interests. The Company has determined that the fair value of the MTI shares is more reliably measurable than the fair value of the CPM shares because of the limited trading activity of CPM and the recent private placement (note 10) of the Company’s shares, which have been used to estimate the fair value of MTI’s shares. The consideration for the acquisition has been calculated as $7,543,433 and is based on the fair value of the number of shares and options that the Company issued to the shareholders and option holders of CPM to give the shareholders and option holders of CPM the same percentage equity interest in the combined entity that resulted from the reverse acquisition.

The following table summarizes the allocation of the purchase price consideration to the assets acquired, based on the fair values.

Amount ($)
Fair value of deemed issuance of MTI’s shares	7,258,276
Fair value of deemed issuance of MTI’s options	285,158

7,543,434

Net assets (liabilities) of CPM:

Cash and cash equivalents	4,174,979
Marketable securities	4,392
Accounts receivables	27,201
Accounts payable and accrued liability	(33,387)
Listing expenses	3,370,249

7,543,434

(i)	On March 23, 2020, the META issued 4,575,000 stock options to directors and officers. The exercise price of the options is $0.62 and vesting period is between 2 to 4 years.

(j)

On March 23, 2020, the Company paid bonus of $216,000 to CEO to enter into a non-compete arrangement with the Company in relation with the RTO and on April 13, 2020, the Company paid $41,628 in taxes to CRA, on behalf a current director and former director, who were each granted $50,000 bonuses, net of

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

applicable taxes, that related to fees approved by the Company’s board on August 9, 2019 and November 13, 2019. (note 13).

(k)

On April 3, 2020, the Company closed a $5 Million secured convertible debentures [“Secured Debentures”] financing from BDC Capital Inc., a wholly owned subsidiary of the Business Development Bank of Canada. The maturity date for the Secured Debentures is October 31, 2024 and they bear interest at a rate of 10.0% per annum, payable monthly in cash. The Secured Debentures are convertible in full or in part, at BDC Capital Inc.’s option, into Common Shares of the Resulting Issuer, at any time prior to their maturity at a conversion price of $0.70 (the “Conversion Price”) or the Resulting Issuer may force the conversion of Secured Debentures if Common Shares are trading on the CSE on a volume-weighted average price greater than 100% of the Conversion Price (i.e. greater than $1.40) for any 20 consecutive trading days with a minimum daily volume of at least 100,000 Common Shares In addition to the cash interest a non-compounding payment in kind (“PIK”) interest of 8% per annum will accrue. This PIK may get reduced to 5% per annum upon certain conditions being met.

(l)

On June 2, 2020, the Company announced the hiring of Mr. Keith Abriel as Interim CFO and Mr. Mark Gosine as Corporate Secretary to replace the Company’s CFO and Corporate Secretary, Mr. Mayank Mahajan. In connection with their hiring, the Board of Directors, in accordance with the Company’s ESOP, granted options to each to purchase 100,000 shares of the common stock of the Company at a purchase price of CAD $0.62 per share. A portion of the options are subject to certain vesting conditions, in accordance with the Plan.

(m)

On August 31, 2020, the Company signed a ten-year lease commencing January 1, 2021 for an approximately 53,000 square foot facility, which will host the Company’s holography and lithography R&D labs and manufacturing operations. Commencing in September 2021, the Company will pay monthly basic rent of CAD $28,708 and additional rent for its proportionate share of operating costs and property taxes of CAD $24,910 per month, subject to periodic adjustments. In conjunction with signing the lease, the Company has entered into a loan agreement with the landlord in the amount of $500,000 to fund leasehold improvements. The loan carries an interest rate of 5% per annum and is repayable in equal monthly blended payments of principal and interest over a period of seven years.

(n)

On September 15, 2020, the Company entered into a non-binding Letter of Intent (the “LOI”) with Torchlight Energy Resources Inc. (“Torchlight”) pursuant to which on September 20, 2020, Torchlight loaned the Company US$500,000 in the form of an Unsecured Convertible Promissory Note. The Unsecured Convertible Promissory Note bears interest at 8% annually, with principal and interest due on September 20, 2022. If the Definitive Agreement is terminated, then the Unsecured Convertible Promissory Note and all accrued and unpaid interest is convertible at the option of the holder into common shares of the Company at $0.35 per common share. On or after January 18, 2021, the Company may repay all or part of the Unsecured Convertible Promissory Note, plus any accrued and unpaid interest, without penalty.

(o)

On November 24, 2020, the Company entered into a contribution agreement with ACOA for funding from the Regional Relief and Recovery Fund (“RRRF”) under ACOA’s Regional Economic Growth Through Innovation – Business Scale-up and Productivity stream. The RRRF is part of the Federal government’s COVID-19 economic response plan. Pursuant to the contribution agreement, the Company will receive an interest-free loan of up to $390,000, repayable in 36 monthly installments starting April 1, 2023. The amount available to be drawn under the loan is based on eligible expenses incurred by the Company since March 15, 2020. Eligible expenses include operating expenses such as rent, utilities, certain salaries, cost of additional safety measures, office supplies, insurance and professional fees. The Company has submitted the final claim and expects to receive the full amount of the loan.

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

(p)

On November 29, 2020, the Company entered into a commitment letter (the “Commitment Letter”) with a shareholder of the Company, pursuant to which the shareholder will provide up to $5,500,000 in debt financing (the “Bridge Loan”) to fund META’s continued operations while the Company works toward completion of the Proposed Transaction with Torchlight. Pursuant to the Commitment Letter, the Company will be able to draw up to $500,000 monthly beginning in November 2020. The Bridge Loan bears interest at the rate of 8% per annum, payable monthly in arrears. The principal amount and any accrued but unpaid interest will be due and payable on the 10th business day after the closing of the Proposed Transaction, or on November 29, 2022 if the Transaction does not close before that date. At the option of the holder, the Bridge Loan, or any portion of the Bridge Loan and accrued but unpaid interest is convertible into META Common Shares at a conversion price of $0.50 per share, subject customary adjustments. The Company may repay the Bridge Loan in whole or in part, without penalty, at any time on or after March 28, 2021. The Company drew $500,000 on November 30, 2020 and $500,000 on January 4, 2021.

(q)

On December 14, 2020, the Company executed an Arrangement Agreement with Torchlight Energy Resources, Inc. The agreement calls for Torchlight and Metamaterial to be combined such that at closing, the former equity holders of Torchlight would own approximately 25% of the combined company with the former equity holders of Metamaterial owning the remaining approximately 75% of the combined company. Prior to closing, Torchlight must raise gross proceeds of at least $10 million through the issuance of common stock or securities convertible into or exercisable for common stock, less USD $1 million of loans Torchlight has made to Metamaterial. The closing of the transaction is subject to the satisfaction or waiver of customary closing conditions, including approvals by NASDAQ and the Canadian Securities Exchange (“CSE”), Canadian court approval, and approval by the shareholders of both companies. There can be no assurances that the Transaction will be consummated.

(r)

On December 14, 2020, the Company announced the hiring of Kenneth L. Rice Jr. as CFO and EVP. Mr. Rice will replace the Company’s Interim CFO, Keith Abriel and, assuming the transaction described above is closed, he will be named CFO of the combined company. In connection with his hiring, the Board of Directors, in accordance with the Company’s ESOP, granted options to Mr. Rice to purchase 300,000 shares of the common stock of the Company at a purchase price of CAD $0.62 per share. The newly granted options vest over varying times from immediately to 4 years.

(s)

On December 15, 2020, the Company granted options to purchase a total of 474,000 shares of the common stock of the Company at a purchase price per share of CAD $0.62 per share such options to vest over a period of 1 to 3 years depending on the grantee.

(t)

On December 16, 2020, the Company issued an unsecured, convertible promissory note to Torchlight Energy Resources in the amount of USD $500,000. The note and interest are due in 24 months and bears interest at 8% per annum. If the above referenced Arrangement Agreement is terminated, the Torchlight has the right to convert the principal and accrued interest on the note to common stock of the Company at a conversion price of CAD $0.62 per share.

(u)

On December 17, 2020, the Company announced the hiring of Dr. Jonathan Waldern as Chief Technical Officer. In connection with his hiring, the Board of Directors, in accordance with the Company’s ESOP, granted options to Dr. Waldern to purchase 1,115,000 shares of the common stock of the Company at a purchase price of CAD $0.62 per share to vest evenly over a 4-year period.

(v)	Subsequent to December 31, 2019, 2,624,261 stock options were forfeited.

Metamaterial Technologies Inc.

Notes to restated consolidated financial statements

December 31, 2019 and 2018

(w)

(a) The Company has entered into a non-binding letter of intent for the acquisition of specialized lens casting production equipment and intellectual property, including more than 70 patents, from Canton Zug in Switzerland previously owned by Interglass Technology AG (Switzerland) for US$800,000. The Company has also entered into a non-binding letter of intent with Covestro of Germany. This agreement when finalized would provide EUR 800,000 of proceeds to the Company in exchange for a license to the Interglass patents and certain support services. This will enable the Company to invest and expand its capabilities in design, development, and manufacturing of metaFUSION™ products for smart eyewear. This highly integrated solution combines embedded metamaterial and functional film elements with precision cast corrective lenses, which are required by over 50% of potential users in the market.

25. Restatement

Certain financial information in 2019 has been restated to reflect the correct acquisition values for the MediWise acquisition (note 4) as reported in the 2018 financial statements, as follows:

	2019
	As previously reported $	Correction of error Increase (decrease)	As restated $
Intangible assets	5,792,535	612,277	6,404,812
Goodwill	556,274	(556,274)	—
Deferred tax liability	(372,248)	286,233	(658,481)
Accumulated other comprehensive loss	(148,297)	11,213	(159,510)
Deficit	(32,062,994)	219,017	(32,282,011)
Depreciation and amortization	3,105,300	73,185	3,178,485
Income tax recovery	110,989	8,375	119,364
Net loss	(11,018,448)	64,810	(11,083,258)
Unrealized foreign currency translation adjustment	250,040	(3,042)	246,998
Comprehensive loss	(10,768,408)	67,852	(10,836,260)

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Amended and restated interim condensed consolidated statement of financial position (unaudited)

[expressed in Canadian dollars]

As at

	(As restated-note 20)
	September 30, 2020 $	December 31, 2019 $
Assets
Current assets
Cash and cash equivalents	3,208,911	528,691
Grants receivable [note 14]	487,771	242,705
Other receivables	76,071	79,072
Inventory	615,225	438,726
Prepaid expenses	461,071	365,602
HST receivable	97,932	262,512
Right-of-use assets	6,708	66,951

Total current assets	4,953,689	1,984,259

Intangible assets, net	5,796,302	6,404,812
Property and equipment, net	3,065,960	3,558,675

Total non-current assets	8,862,262	9,963,487

	13,815,951	11,947,746

Liabilities and shareholders’ deficiency
Current liabilities
Trade payables	1,706,788	3,176,642
Due to related party [note 5]	333,182	345,033
Current portion of long-term debt [note 10]	249,168	104,376
Current portion of deferred revenue [note 17]	1,900,357	1,819,797
Derivative liability [note 6]	—	1,175,056
Promissory notes [note 6]	—	4,595,975
Current portion of lease liabilities	7,616	71,947

Total current liabilities	4,197,111	11,288,826

Deferred revenue [note 17]	2,527,044	3,089,921
Deferred government assistance [note 10]	232,207	369,221
Deferred tax liability	512,461	658,481
Unsecured convertible debentures [note 7]	1,344,958	760,145
Unsecured convertible promissory note [note 8]	657,448	—
Secured convertible debentures [note 9]	4,891,844	—
Funding obligation	904,215	808,298
Long-term debt [note 10]	3,107,099	3,139,301

Total non-current liabilities	14,177,276	8,825,367

Total liabilities	18,374,387	20,114,193

Shareholders’ deficiency
Common shares [note 11]	34,296,403	7,598,670
Preferred shares [note 11]	—	12,748,100
Contributed surplus	5,290,939	3,753,211
Warrants [note 11]	571,555	175,095
Accumulated other comprehensive loss	(349,972)	(159,512)
Deficit	(44,367,361)	(32,282,011)

Total shareholders’ deficiency	(4,558,436)	(8,166,447)

	13,815,951	11,947,746

Going concern [note 2]
Commitments [note 18]
Subsequent events [note 19]
See accompanying notes

On behalf of the Board:
Director		Director

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Amended and restated interim condensed consolidated statement of loss and comprehensive loss (unaudited)

[expressed in Canadian dollars]

	Three months ended September 30		Nine months ended September 30
	(As restated- note 20) 2020 $	2019 $	(As restated- note 20) 2020 $	2019 $
Product sales	—	627	2,615	11,315
Development revenue	263,014	215,873	1,147,702	664,078

Revenue, net	263,014	216,500	1,150,317	675,393
Cost of goods sold	1,240	245	4,201	4,268

Gross Profit	261,774	216,255	1,146,116	671,125

Expenses (income)
Salaries and benefits	487,491	719,602	2,601,077	2,203,035
Depreciation and amortization	786,736	838,360	2,508,636	2,312,811
Travel and entertainment	1,444	81,722	89,629	305,764
Other expenses	213,825	107,947	523,402	395,716
Listing expenses [note 4]	—	—	3,370,249	—
Stock exchange fees	3,750	—	7,500	—
Rent and utilities	116,050	141,594	331,110	346,252
Interest and bank charges [note 6, 7, 8, 9 and 10]	350,815	141,339	785,228	336,207
Consulting [note 5]	306,770	97,091	665,947	323,614
Investor related expense	42,752	—	111,579	—
Research and development	159,143	215,128	384,270	524,837
Professional fees	305,876	357,856	1,148,823	544,511
Non-cash interest accretion [note 10]	151,466	121,416	435,594	152,306
Share-based compensation expense [note 11 and 12]	538,806	676,460	1,492,637	1,319,362
Unrealized (gain) loss on FVTPL liabilities [note 6, 7, 8 and 9]	453,054	145,977	(655,194)	381,998
Technology license fees [note 5]	—	12,130	25,885	37,962
Realized foreign currency exchange (gain) loss	8,705	(4,605)	73,212	758
Interest income	(1,827)	(236)	(8,448)	(726)
Unrealized foreign currency exchange (gain) loss	235,865	(95,741)	(214,181)	267,155
Government assistance [note 10 and 14]	(147,069)	(45,671)	(297,539)	(767,280)

	4,013,652	3,510,369	13,379,416	8,684,282

Net loss before tax	(3,751,878)	(3,294,114)	(12,233,300)	(8,013,157)

Income tax recovery	44,161	44,901	147,950	244,411

Net loss for the period	(3,707,717)	(3,249,213)	(12,085,350)	(7,768,746)

Other comprehensive loss, net of income taxes Items that may be subsequently reclassified to income:
Unrealized foreign currency translation adjustment	243,637	(165,863)	(190,460)	(104,149)

Comprehensive loss for the period	(3,464,080)	(3,415,076)	(12,275,810)	(7,872,895)

Basic and diluted loss per share	$(0.04)	$(0.33)	$(0.14)	$(0.80)

Weighted average number of shares outstanding – basic and diluted	83,597,092	9,724,476	83,597,092	9,724,476

See accompanying notes

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Amended and restated interim condensed consolidated statement of changes in shareholders’ equity (deficiency) (unaudited)

[expressed in Canadian dollars]

Nine months ended September 30

	Common shares $	Preferred shares $	Contributed surplus $	Warrants	Deficit $	Accumulated other comprehensive income/(loss) $	Total Shareholders’ deficiency $

Balance, January 1, 2020	7,598,670	12,748,100	3,753,211	175,095	(32,282,011)	(159,512)	(8,166,447)
Net loss (As restated-note 20)	—	—	—	—	(12,085,350)	—	(12,085,350)
Other comprehensive loss	—	—	—	—	—	(190,460)	(190,460)
Issuance of common shares [note 11]	875,612	—	—	—	—	—	875,612
Issuance of warrants [note 11]	(204,054)	—	—	204,054	—	—	—
Issuance of broker warrants [note 11]	(21,962)	—	—	21,962	—	—	—
Share issuance cost [note 11]	(61,342)	—	—	—	—	—	(61,342)
Conversion of deferred share units [note 11]	55,100	—	(55,100)	—	—	—	—
Conversion of promissory notes [note 6 and 11]	5,948,003	—	—	—	—	—	5,948,003
Conversion of preferred shares [note 11]	12,748,100	(12,748,100)	—	—	—	—	—
Fair value of deemed issuance to CPM [note 4]	7,258,276	—	285,158	—	—	—	7,543,434
Share-based compensation [note 11 and 12]	100,000	—	1,307,670	170,444	—	—	1,578,114

Balance, September 30, 2020	34,296,403	—	5,290,939	571,555	(44,367,361)	(349,972)	(4,558,436)

Balance, January 1, 2019	6,628,293	12,748,100	2,052,359	—	(21,198,753)	(406,510)	(176,511)
Net loss	—	—	—	—	(7,768,746)	—	(7,768,746)
Other comprehensive loss	—	—	—	—	—	(104,149)	(104,149)
Issuance of common shares [note 11]	447,698	—	—	22,385	—	—	470,083
Share-based compensation [note 11 and 12]	—	—	1,344,362	—	—	—	1,344,362

Balance, September 30, 2019	7,075,991	12,748,100	3,396,721	22,385	(28,967,499)	(510,659)	(6,234,961)

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Amended and restated interim condensed consolidated statement of cash flows (unaudited)

[expressed in Canadian dollars]

	(As restated-note 20)
Nine months ended	2020 $	2019 $
Operating activities
Net loss for the period	(12,085,350)	(7,768,746)
Add (deduct) items not affecting cash:
Government assistance [note 10 and 14]	(154,582)	(767,280)
Deferred income tax recovery	(147,950)	(244,410)
Depreciation and amortization	2,508,636	2,359,308
Non-cash interest accretion [note 10]	435,594	152,306
Unrealized foreign currency exchange (gain) loss	(340,771)	267,155
Interest expense [note 6, 7, 8, 9 and 10]	392,936	186,813
Share-based payment expense	—	25,000
Listing expenses	3,370,249	—
Unrealized (gain) loss on FVTPL liabilities [note 6, 7, 8 and 9]	(655,194)	381,998
Change in deferred revenue [note 17]	(482,317)	(669,533)
Share-based compensation expense [note 12]	1,578,114	1,319,362
Net change in non-cash working capital items [note 15]	(1,832,955)	408,028

Cash used in operating activities	(7,413,590)	(4,349,999)

Investing activities
Additions to intangible assets	(124,519)	(128,622)
Additions to property and equipment	(1,106,870)	(767,149)
Reverse takeover, net cash [note 4]	4,174,979	—

Cash provided by (used in) used in investing activities	2,943,590	(895,771)

Financing activities
Proceeds from long-term debt [note 10]	50,784	1,129,860
Repayment of long-term debt [note 10]	(262,258)	(53,568)
Proceeds from unsecured convertible promissory notes [note 8]	666,950	3,185,760
Proceeds from funding obligation	—	325,000
Net proceeds from units [note 11]	814,270	470,083
Proceeds from unsecured convertible debentures [note 7]	950,000	—
Proceeds from secured convertible debentures [note 9]	5,000,000	—
Payment of lease liabilities	(69,526)	(54,526)

Cash provided by financing activities	7,150,220	5,002,609

Net decrease in cash and cash equivalents, beginning of period to year	2,680,220	(243,161)

Cash and cash equivalents, beginning of the period	528,691	850,623
Cash and cash equivalents, end of the period	3,208,911	607,462

Supplemental cash flow information
Interest on debt paid	252,987	15,609

See accompanying notes

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Notes to amended and restated interim condensed consolidated financial statements (unaudited)

For the three and nine months ended September 30, 2020 and 2019

1. Corporate information

Metamaterial Inc. [the “Company” or “META”] (formerly known as Continental Precious Minerals Inc.) is a smart materials and photonics company specializing in metamaterial research and products, nanofabrication, and computational electromagnetics. The Company’s registered office is located at 1 Research Drive, Halifax, Nova Scotia, Canada,

On March 5, 2020, Metamaterial Inc. (“CPM”) and Metamaterial Technologies Inc. (“MTI”) completed a business combination by way of a three-cornered amalgamation pursuant to which MTI amalgamated with a subsidiary of Continental Precious Minerals Inc. (“CPM”), known as Continental Precious Minerals Subco Inc. (“CPM Subco”), to become “Metacontinental Inc.” (the “RTO”). The RTO was completed pursuant to the terms and conditions of an amalgamation agreement dated August 16, 2019 between CPM, MTI and CPM Subco, as amended March 4, 2020. Following the completion of the RTO, Metacontinental Inc.is carrying on the business of the former MTI, as a wholly-owned subsidiary of the CPM. In connection with the RTO, CPM changed its name effective March 2, 2020 from Continental Precious Minerals Inc. to Metamaterial Inc. (“META” or “Resulting Issuer”). The common shares of CPM were delisted from the TSX Venture Exchange on March 4, 2020 and were posted for trading on the Canadian Securities Exchange (“CSE”) on March 9, 2020 under the symbol “MMAT”. Refer to note 4 for additional details.

During the nine months ended September 30, 2020, the COVID-19 outbreak was declared a pandemic by the World Health Organization. This has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. In response to this, the Company’s management implemented a Work From Home policy for management and non-engineering employees in all three locations, and further developed additional safety protocols to address the pandemic. Engineering staff in all three locations are continuing to work on given tasks and are following strict safety guidelines. Although the Company’s supply chain has slowed down, the Company is currently able to maintain inventory of long lead items and is working with its suppliers to optimize future supply orders.

COVID-19 has impacted 2020 sales of metaAIR® laser protection eyewear product in the near term. Worldwide restrictions on travel are significantly impacting the airline industry and purchasing of metaAIR eyewear may not be the primary focus of airlines post COVID-19, however, the Company is pursuing sales in adjacent markets such as consumer, military and law enforcement. The situation is dynamic and the ultimate duration and magnitude of the impact on the economy and the financial effect on our business is not known at this time.

These unaudited amended and restated interim condensed consolidated financial statements were authorized for issue in accordance with a resolution of the Company’s Board of Directors on November 30, 2020.

2. Basis of presentation

Statement of Compliance

The unaudited amended and restated interim condensed consolidated financial statements for the three and nine months ended September 30, 2020, have been prepared in accordance with IAS 34 Interim Financial Reporting (“IAS 34”).

The unaudited amended and restated interim condensed consolidated financial statements do not include all the information and disclosures required in the annual financial statements and should be read in conjunction with the restated audited annual consolidated financial statements of Metamaterial Technologies Inc. for the year ended December 31, 2019, as filed on August 28, 2020.

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Notes to amended and restated interim condensed consolidated financial statements (unaudited)

For the three and nine months ended September 30, 2020 and 2019

Going Concern

These unaudited amended and restated interim condensed consolidated financial statements have been prepared on the basis of International Financial Reporting Standards (“IFRS”) applicable to a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. There are material uncertainties that may cast significant doubt about the appropriateness of going concern assumption, as the Company incurred a net loss of $12,275,810 for the nine months ended September 30, 2020, negative cash flow from operations of $7,413,590, and has a deficit of $44,367,361 as at September 30, 2020.

The ability of the Company to continue as a going concern, and to realize its assets and discharge its liabilities when due, is dependent upon its ability to secure sufficient financing to fund ongoing operations and to achieve and maintain profitable operations in the future. During the nine months ended September 30, 2020 and in addition to the RTO of CPM (notes 1 and 4), the Company raised gross proceeds of $5,000,000 through the issuance of secured convertible debentures (note 9), $950,000 through the issuance of unsecured convertible debentures (note 7) and an additional US$1,000,000 through the issuance of an unsecured convertible promissory note (notes 8,18 and 19). Subsequent to September 30, 2020, the Company continued its effort to raise additional financing (note 19). Achievement of sales forecasts in the near term have been negatively impacted by the economic environment as a result of the COVID-19 pandemic as more fully explained above in note 1. Management estimates that the Company’s working capital is sufficient to fund the Company’s planned expenditures into the first quarter of 2021. There is no certainty that the Company will ultimately achieve profitable operations, become cash flow positive, or raise additional debt and/or equity capital.

These unaudited amended and restated interim condensed consolidated financial statements do not reflect adjustments that would be necessary if the going concern assumption were not appropriate. If the going concern basis were not appropriate for these consolidated financial statements, then adjustments would be necessary to the carrying value of assets and liabilities, the reported revenues and expenses, and the statement of financial position classification used.

3. Adoption of accounting standards and interpretations

IAS 1 – Presentation of Financial Statements and IAS 8 – Accounting Policies, Changes in Estimates and Errors

Effective January 1, 2020, the Company adopted certain issued amendments to IAS 1 Presentation of Financial Statements and IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors. These amendments clarify the definition of ‘material’ and aligns the definition used within the IFRS Standards.

The application of this amendment did not have a material impact on the Company.

IFRS 3 – Business Combinations

Effective January 1, 2020, the Company adopted certain amendments to IFRS 3 Business Combinations to narrow the definition of a business and introduce a screening test, which eliminates the requirement for a detailed assessment of the definition, when met.

The application of this amendment did not have a material impact on the Company.

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Notes to amended and restated interim condensed consolidated financial statements (unaudited)

For the three and nine months ended September 30, 2020 and 2019

4. Reverse Takeover

As discussed in note 1, on August 16, 2019, MTI entered into an Amalgamation Agreement (“Amalgamation Agreement”) with CPM, a Canadian public company listed on the NEX Exchange in relation to a Reverse Takeover transaction of CPM by MTI (“RTO”). On October 10, 2019, CPM shareholders approved matters ancillary to the transaction and on November 25, 2019, MTI shareholders approved the RTO. Subject to an amendment to the Amalgamation Agreement dated March 4, 2020, the RTO was completed on March 5, 2020.

The RTO was completed by the way of three-cornered amalgamation, whereby MTI was amalgamated with CPM Subco and holders of shares of MTI received common shares of the Resulting Issuer (“Resulting Issuer Common Shares”) as consideration. Pursuant to the Amalgamation Agreement, the holders of the common shares of MTI (“MTI Common Shares”) and holders of MTI’s Class A-1 preferred shares of MTI received Resulting Issuer Common Shares in exchange for their MTI Common Shares at a ratio of 2.75 Resulting Issuer Common Shares for each MTI Common Share or Class A-1 Preferred share held. Also pursuant to the Amalgamation Agreement, the holders of MTI’s Class A-2 preferred shares received 4.125 Resultant Issuer Common Shares for each Class A-2 preferred share held.

Upon completion of the RTO, all of MTI’s outstanding options, deferred share units and other securities exercisable or exchangeable for, or convertible into, and any other rights to acquire MTI Common Shares were exchanged for securities exercisable or exchangeable for, or convertible into, or other rights to acquire Resulting Issuer Common Shares. Immediately following the completion of the RTO, the former security holders of MTI owned approximately 86% of the Resulting Issuer Common Shares, on a fully diluted basis; accordingly, the former shareholders of MTI, as a group, retained control of the Resulting Issuer, and while CPM was the legal acquirer of MTI, MTI was deemed to be the acquirer for accounting purposes. As CPM did not meet the definition of a business as defined in IFRS 3 – Business Combinations (“IFRS 3”), the acquisition is not within the scope of IFRS 3 and is accounted for as a share-based payment transaction in accordance with IFRS 2 – Share-based Payments (“IFRS 2”).

These unaudited amended and restated interim condensed consolidated financial statements represent the continuance of MTI and reflect the identifiable assets acquired and the liabilities assumed of CPM at fair value. Under IFRS 2, the transaction is measured at fair value of the common shares deemed to have been issued by MTI in order for the ownership interest in the combined entity to be the same as if the transaction had taken the legal form of MTI acquiring 100% of CPM. Any difference between the fair value of the common shares deemed to have been issued by MTI and the fair value of CPM’s identifiable net assets acquired and liabilities has been recorded as a listing expense.

In accordance with IFRS, the consideration for the RTO has been calculated using the more reliably measurable of the acquisition-date fair value of the acquiree’s equity interests. The Company has determined that the fair value of the MTI shares is more reliably measurable than the fair value of the CPM shares because of the limited trading activity of CPM and the recent private placement (note 10) of the Company’s shares, which have been used to estimate the fair value of MTI’s shares. The consideration for the acquisition has been calculated as $7,543,433 and is based on the fair value of the number of shares and options that the Company issued to the shareholders and option holders of CPM to give the shareholders and option holders of CPM the same percentage equity interest in the combined entity that resulted from the reverse acquisition.

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Notes to amended and restated interim condensed consolidated financial statements (unaudited)

For the three and nine months ended September 30, 2020 and 2019

The following table summarizes the allocation of the purchase price consideration to the assets acquired, based on the fair values.

Amount ($)
Fair value of deemed issuance of MTI’s shares [1]	7,258,276
Fair value of deemed issuance of MTI’s options [2]	285,158

7,543,434
Net assets (liabilities) of CPM [3]:
Cash and cash equivalents	4,174,979
Marketable securities	4,392
Accounts receivables	27,201
Accounts payable and accrued liability	(33,387)
Listing expenses [4]	3,370,249

7,543,434

[1]

This is calculated based on the number of CPM shares outstanding of 11,706,896 multiplied by the fair value of MTI’s shares (based on the recent private placement) of $0.62. The fair value of MTI’s shares are used to calculate the purchase price of acquired assets and liabilities as a result of the limited trading activity of CPM and the recent private placement of MTI’s shares.

[2]	The fair value of CPM’s 700,000 outstanding options has been estimated as $285,157 using the Black-Scholes option pricing model with the following assumptions:

Risk free interest rate	0.83% - 0.96%
Expected volatility	117% -134%
Expected dividend yield	0%
Expected forfeiture rate	0%
Fair value of Resulting Issuer Common Share	$0.62
Exercise price of the options	$0.35
Expected term for directors resigning from CPM board	6 months RTO
Expected term for a director continuing as Resulting Issuer director	8-years RTO

[3]	The carrying value of CPM’s assets and liabilities have been assumed to approximate their fair values, due to their short-term nature.
[4]	A listing expense of $3,370,249 has been included in the net loss to reflect the difference between the fair value of the amount paid and the fair value of the net assets received from CPM.

5. Related party transactions

During the year, the Company entered into several related party transactions in the normal course of business. These transactions have been recorded at the agreed upon amounts between the parties.

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Notes to amended and restated interim condensed consolidated financial statements (unaudited)

For the three and nine months ended September 30, 2020 and 2019

Amounts due to related parties are as follows:

	September 30, 2020 $	December 31, 2019 $
Due to Lamda Guard Technologies Ltd (“LGTL”) – a shareholder, net [1]	333,182	345,033

Total due to related party, net – current	333,182	345,033

Transactions with related parties were as follows:

	September 30, 2020 $	September 30, 2019 $
Technology license fees [2]	25,885	37,962
Consulting fees [3]	71,840	80,800
Rent and utility reimbursement from LGTL [4]	(34,909)	(29,637)

	62,816	89,125

[1]	Amounts due to LGTL are unsecured and repayable in full on demand.
[2]

On March 28, 2013, the Company entered into an Exclusive Technology License Agreement [the “Agreement”] with LGTL. The Agreement will continue until the Company delivers notice of termination to LGTL. Under the agreement, the Company pays a monthly technology license fee.

[3]	The Company incurred consulting fees to directors of the Company and to Versa Tech Consulting Ltd., which is owned by a director of the Company.
[4]	LGTL uses a portion of MediWise’s premises in the UK and reimburses MediWise for the rent and utilities for that space.

6. Promissory notes

	Nine months ended September 30, 2020 $			Year ended December 31, 2019 $
	Principal Amount	Promissory note liability	Derivative liability	Principal Amount	Promissory note liability	Derivative liability
Beginning balance	4,348,370	4,595,975	1,175,056	1,162,610	1,254,494	—
Issued	—	—	—	3,185,760	2,872,880	312,880
Accrued Interest	—	48,319	—	—	259,969	—
Accretion	—	—	—	—	208,632	—
Unrealized loss	—	—	—	—	—	862,176
Conversion	(4,348,370)	(4,644,294)	(1,175,056)	—	—

Ending balance	—	—	—	4,348,370	4,595,975	1,175,056

On February 26, 2020, the aggregate principal of the Promissory Notes and all interest accrued were converted into 3,498,825 common shares of MTI. All interest accrued from January 28, 2020 to February 26, 2020 was paid in cash. The conversion of the Promissory Notes into common shares of MTI and the extinguishment of the derivative liability resulted in a non-cash realized loss of $128,653.

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Notes to amended and restated interim condensed consolidated financial statements (unaudited)

For the three and nine months ended September 30, 2020 and 2019

In January 2019, the Company issued $905,750 of promissory notes, which bear interest at a fixed rate of 8% simple interest. The loans, including interest, are automatically convertible into equity, at a 20% discount of the share price from treasury upon the Company issuing and selling equity resulting in aggregate gross proceeds to the Company of $5,000,000 including conversion of the loans.

Also during fiscal 2019, the Company received $2,280,010 of convertible loans from a private individual who is also an existing shareholder. The loans bear interest at a fixed rate of 8% compounded annually. The holder has an option to convert the loans, including interest, into equity, at a 20% discount of the share price from treasury upon the Company issuing and selling equity resulting in aggregate gross proceeds to the Company of $4,000,000 including conversion of the loans, or to ask for the repayment at any time, upon not less than 21 days’ prior written notice to the Company. On August 12, 2019, the Company signed a GSA with the private individual to secure the payment and performance of the Company’s obligations under the convertible promissory notes issued between April and September 2019.

The Company recognized an embedded derivative related to the conversion option for all of the promissory notes. During fiscal 2019, the Company allocated $312,880 of the proceeds to the promissory notes as a derivative liability at initial recognition, which is measured at fair value at each reporting date. The Company remeasured the derivative liability for the year ended December 31, 2019 and recognized $862,176 as unrealized loss on derivative liability in the consolidated statement of loss and comprehensive loss. The fair value of the embedded derivative at December 31, 2019 reflected the estimated fair value of the 20% discount of the share price on conversion of the notes.

7. Unsecured convertible debentures

Unsecured convertible debentures [the “Unsecured Debentures”] consist of the following:

	(As restated-note 20)
	Nine months ended September 30, 2020 $	Year ended December 31, 2019 $
	Principal Amount	Principal Amount
Beginning balance	760,145	—
Issued	950,000	750,000
Unrealized loss (gain)	(365,187)	10,145

Ending balance	1,344,958	760,145

During the nine months ended September 30, 2020, the Company issued an additional $950,000 in Unsecured Debentures to individuals and companies under the same terms as previous issues.

On December 10, 2019, an agreement was signed to convert an existing $250,000 short-term loan into an Unsecured Debenture, and also during December 2019, the Company issued an additional $500,000 in Unsecured Debentures to the same investor, under the same terms.

The Unsecured Debentures bear interest at a fixed rate of 1% per month, compounding monthly and have a maturity date of April 30, 2025. Each Unsecured Debenture is convertible at the option of the holder into

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Notes to amended and restated interim condensed consolidated financial statements (unaudited)

For the three and nine months ended September 30, 2020 and 2019 common shares of META at a price of $0.70 per share. Following completion of the RTO, META may elect to repay the outstanding amounts owing under the Unsecured Debentures in cash or in shares at conversion price of $0.70 of the Resulting Issuer upon meeting certain conditions or the holder can convert the Unsecured Debentures at $0.70 or the Unsecured Debentures can be converted at maturity at the greater of 80% of 10 day volume-weighted average price of the Resulting Issuer’s common shares or the closing price on the preceding trading day less the maximum permitted discount by the exchange.

The conversion option is an embedded derivative that is subsequently measured at fair value through profit or loss. The Company has chosen to record the Unsecured Debentures at fair value through profit or loss rather than to account for the debt instrument and the derivative liability separately. The Company has remeasured the liability as of September 30, 2020 and recognized an unrealized gain of $365,187 (year ended December 31, 2019 – $10,145 unrealized loss) on liability in the condensed consolidated statement of loss and comprehensive loss.

8. Unsecured convertible promissory note

Nine months ended September 30, 2020 $
Principal Amount
Beginning balance	—
Issued	666,950
Unrealized loss (gain)	(9,502)

Ending balance	657,448

On September 15, 2020, the Company entered into a non-binding Letter of Intent (the “LOI”) with Torchlight Energy Resources Inc. (“Torchlight”) (note 18) pursuant to which on September 20, 2020, Torchlight loaned the Company US$500,000 in the form of an Unsecured Convertible Promissory Note. The Unsecured Convertible Promissory Note bears interest at 8% annually, with principal and interest due on September 20, 2022. If the Company and Torchlight do not enter into a Definitive Agreement by December 11, 2020, or the Definitive Agreement is terminated, then the Unsecured Convertible Promissory Note and all accrued and unpaid interest is convertible at the option of the holder into common shares of the Company at $0.35 per common share. On or after January 18, 2021, the Company may repay all or part of the Unsecured Convertible Promissory Note, plus any accrued and unpaid interest, without penalty.

The unsecured promissory note contains a foreign currency embedded derivative as the note is denominated in USD and the conversion price is in Canadian dollars. The Company has chosen to record the Secured Debentures at fair value through profit or loss rather than to separately account for the debt instrument and the derivative liability separately. The Company has remeasured the liability at September 30, 2020 and recognized an unrealized gain of $10,984 on liability in the condensed consolidated statement of loss and comprehensive loss.

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Notes to amended and restated interim condensed consolidated financial statements (unaudited)

For the three and nine months ended September 30, 2020 and 2019

9. Secured convertible debentures

Secured convertible debentures [the “Secured Debentures”] consist of the following:

Nine months ended September 30, 2020 $
Principal Amount
Beginning balance	—
Issued	5,000,000
Unrealized loss (gain)	(108,156)

Ending balance	4,891,844

On April 3, 2020, the Company issued $5,000,000 in Secured Debentures to BDC Capital Inc.(“BDC”), a wholly-owned subsidiary of the Business Development Bank of Canada.    The Secured Debentures mature on October 31, 2024, and bear interest at a rate of 10.0% per annum, payable monthly in cash. In addition to the cash interest, the Secured Debentures also accrue a non-compounding payment in kind (“PIK”) of 8% per annum. The PIK may get reduced by up to 3% (reduced to as low as 5% per annum) upon meeting certain conditions. BDC may elect to have the PIK paid in cash.

The Secured Debentures and the PIK are convertible in full or in part, at BDC’s option, into META common shares at any time prior to their maturity at a conversion price of $0.70 (the “Conversion Price”) or META may force the conversion of Secured Debentures if META’s common shares are trading on the CSE on a volume-weighted average price greater than 100% of the Conversion Price (i.e. greater than $1.40) for any 20 consecutive trading days with a minimum daily volume of at least 100,000 Common Shares.

During the nine months ended September 30, 2020, the Company paid interest of $245,902 on the Secured Debentures and also accrued PIK interest of $197,260 on the Secured Debentures.

The conversion option is an embedded derivative that is subsequently measured at fair value through profit or loss. The Company has chosen to record the Secured Debentures at fair value through profit or loss rather than to separately account for the debt instrument and the derivative liability separately. The Company has remeasured the liability at September 30, 2020 and recognized an unrealized gain of $351,127 on liability in the condensed consolidated statement of loss and comprehensive loss.

10. Long-term debt

ACOA interest-free loan [Business Development Program]	September 30, 2020 $	December 31, 2019 $
Loan outstanding principal [1]	172,624	190,482
Interest-free component [1]	(113,169)	(113,169)

Principal adjusted for interest-free component	59,455	77,313
Accumulated non-cash interest accretion [1]	97,195	97,517

Carrying amount	156,650	174,830
Less current portion [2]	(53,568)	(71,428)

	103,082	103,402

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Notes to amended and restated interim condensed consolidated financial statements (unaudited)

For the three and nine months ended September 30, 2020 and 2019

[1]

On April 13, 2012, the Company entered into the Business Development Program with the Atlantic Canada Opportunities Agency [“ACOA”]. The program offers an interest-free loan to further develop eyewear that utilizes the Company’s metamaterial technology. As the loan is on an interest-free basis, the loan has been fair-valued by applying the effective interest rate method on the date the loan was received. The Company has concluded that the expected life of the loan, on which the effective interest rate method of recognizing the non-cash accretion expense is based, is the agreed-upon repayment schedule with ACOA as at that date, which is over a period of approximately three years.

As at September 30, 2020, principal of $172,624 [December 31, 2019 – $190,482] is outstanding. The loan is repayable in principal repayments of $5,952 until September 1, 2022, which were temporarily paused effective April 1, 2020 until January 2021, as a result of the COVID-19 outbreak, resulting in an increase in the fair value of the interest free component of $3,000, which has been recorded as government assistance in the consolidated statement of loss and comprehensive loss.

[2]

In accordance with the loan agreement, the Company is required to maintain a minimum of $83,250 in equity throughout the term of the loan. However, on November 14, 2019, ACOA waived this requirement for June 30, 2019 and for each period thereafter until the loan is fully repaid.

ACOA interest-free loan [Atlantic Innovation Fund]	September 30, 2020 $	December 31, 2019 $
Loan outstanding principal [1]	3,000,000	3,000,000
Interest-free component [2]	(2,355,856)	(2,355,856)

Principal adjusted for interest-free component	644,144	644,144
Accumulated non-cash interest accretion [1]	778,139	614,355

Carrying amount	1,422,283	1,258,499
Less current portion [3]	(58,000)	—

	1,364,283	1,258,499

[1]

On March 23, 2015, the Company entered into an agreement with ACOA [Atlantic Innovation Fund] to receive contributions up to the lesser of 75% of eligible costs or $3,000,000. The principal amount of the loan was received in separate tranches totaling $3,000,000 with the final tranche being received in 2016 and repayment of the loan is based on a percentage of gross revenue for the fiscal years immediately preceding the due date of the respective payment. In accordance with an amendment dated November 4, 2019, the first repayment is due on June 1, 2021, in place of September 1, 2020 and subsequent repayments are due annually until the contribution has been repaid in full.

The Company has concluded that the expected life of the loan, on which the effective interest rate method of recognizing the non-cash accretion expense is based, is the agreed-upon repayment schedule with ACOA as at that date, which is over a period of approximately eight years.

[2]

As the loan with Atlantic Canada Opportunities Agency [“ACOA”] is on an interest-free basis, the loan was fair-valued at initial recognition by applying the effective interest rate method on the date the loan was received. During the year ended December 31, 2019, changes to the estimated repayment schedule required

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Notes to amended and restated interim condensed consolidated financial statements (unaudited)

For the three and nine months ended September 30, 2020 and 2019 a change in the value of the interest free component of the loan which resulted in an additional $321,725 being recorded as government assistance in the consolidated statement of loss and comprehensive loss.
[3]

In accordance with the loan agreement, the Company is required to maintain a minimum of $783,938 in equity throughout the term of the loan. However, on November 14, 2019, ACOA waived this requirement for June 30, 2019 and for each period thereafter until the loan is fully repaid.

ACOA interest-free loan [Business Development Program]	September 30, 2020 $	December 31, 2019 $
Loan outstanding principal [1]	3,000,000	2,985,136
Interest-free component [2]	(1,289,098)	(1,281,240)
Interest-free component – deferred [3]	(548,055)	(548,055)

Principal adjusted for interest-free component	1,162,847	1,155,841
Accumulated non-cash interest accretion [2]	413,742	251,194

Carrying amount	1,576,589	1,407,035
Less current portion [4]	(125,000)	—

	1,451,589	1,407,035

[1]

On March 27, 2018, the Company entered into an agreement with ACOA Business Development Program to receive contributions up to the lesser of 50% of eligible costs or $3,000,000. The program offered an interest-free loan to commercially launch the meta product and acquire and operationalize the advanced manufacturing equipment to produce its products. In accordance with an amendment dated November 4, 2019, the first repayment is due on June 1, 2021, in place of January 1, 2020 and subsequent principal repayments of $31,250 are due monthly, until the contribution has been repaid in full. The principal amount of the loan was received in separate tranches totaling $3,000,000 as at September 30, 2020 (December 31, 2019 – $2,985,136).

[2]

As the loan with Atlantic Canada Opportunities Agency [“ACOA”] is on an interest-free basis, the loan was fair-valued at initial recognition by applying the effective interest rate method on the date the loan was received. An additional $7,858 was recorded in the consolidated statement of loss and comprehensive loss related to the value of the interest-free component [December 31, 2019 – $1,281,240] on the additional proceeds received during the period. During year ended December 31, 2019, changes to the estimated repayment schedule required a change in the value of the interest free component of the loan which resulted in an additional $77,546 being recorded as government assistance in the consolidated statement of loss and comprehensive loss.

The Company has concluded that the expected life of the loan, on which the effective interest rate method of recognizing the non-cash accretion expense is based, is the agreed-upon repayment schedule with ACOA as at that date, which is over a period of approximately ten years.

[3]

During the year ended December 31, 2019, a portion of the loan was used to finance the acquisition and construction of manufacturing equipment, accordingly $548,055 was recorded in the consolidated statement of financial position as deferred government assistance, which is being amortized over the useful life of the associated equipment and the remaining $1,289,089 was recorded in the consolidated statement of loss and comprehensive loss. The Company amortized the deferred government assistance and for the nine months ended September 30, 2020 and recorded $137,014 [December 31, 2019 – $178,834] as government assistance in the consolidated statement of loss and comprehensive loss.

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Notes to amended and restated interim condensed consolidated financial statements (unaudited)

For the three and nine months ended September 30, 2020 and 2019

[4]

In accordance with the loan agreement, the Company is required to maintain a minimum of $710,293 in equity throughout the term of the loan. However, on November 14, 2019, ACOA waived this requirement for June 30, 2019 and for each period thereafter until the loan is fully repaid.

ACOA interest-free loan [Business Development Program]	September 30, 2020 $	December 31, 2019 $
Loan outstanding principal [1]	62,165	41,954
Interest-free component [2]	(27,999)	(19,772)

Principal adjusted for interest-free component	34,166	22,182
Accumulated non-cash interest accretion [2]	6,664	2,459

Carrying amount	40,830	24,641
Less current portion [3]	(12,600)	(1,748)

	28,230	22,893

[1]

On November 28, 2019, the Company entered into an agreement with ACOA Business Development Program to receive contributions up to the lessor of 75% of eligible costs or $100,000. The program offered an interest-free loan to assist with marketing rebrand of metaAIR, including packaging, website design, and support material to launch the eyewear into the global market. Amounts are payable to the Company from ACOA as costs are incurred against the project up to a maximum of $100,000. The Company is required to make monthly principal repayments of $1,400 beginning January 1, 2021.

On January 22, 2020, the Company received the second claim of the loan amounting to $20,211.

[2]

As the loan with Atlantic Canada Opportunities Agency [“ACOA”] is on an interest-free basis, the loan was fair-valued at initial recognition by applying the effective interest rate method on the date the loan proceeds were received and for the nine months ended September 30, 2020, $8,227 related to the fair value of the interest-free component [year ended December 31, 2019 – $19,772] was recorded in the consolidated statement of loss and comprehensive loss related to the proceeds received.

The Company has concluded that the expected life of the loan, on which the effective interest rate method of recognizing the non-cash accretion expense is based, is the agreed-upon repayment schedule with ACOA as at that date, which is over a period of approximately six years.

[3]

In accordance with the loan agreement, the Company is required to maintain a minimum of $553,709 in equity throughout the term of the loan. However, on November 14, 2019, ACOA waived this requirement for June 30, 2019 and for each period thereafter until the loan is fully repaid.

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Notes to amended and restated interim condensed consolidated financial statements (unaudited)

For the three and nine months ended September 30, 2020 and 2019

Bank equipment loan

	September 30, 2020 $	December 31, 2019 $
Loan outstanding principal	244,400	250,000
Interest accrued	26,245	20,335
Interest paid	(26,245)	(19,160)
Principal paid	(244,400)	(5,600)

Balance outstanding	—	245,575
Less current portion	—	(31,200)

	—	214,375

On April 3, 2020, full amount of the loan and outstanding interest was repaid.

Shareholder Loan from BGI, SA.	September 30, 2020 $	December 31, 2019 $
Loan from BGI, SA	234,309	218,600
Fair value of below market interest rate component	(126,191)	(117,730)

Fair value of loan	108,118	100,870
Non-cash interest accretion	51,797	32,227

Carrying amount	159,915	133,097
Less current portion	—	—

	159,915	133,097

The loan initially had an interest rate of 6 months Euribor rate plus 2% point spread until January 17, 2020 and thereafter interest has a rate of 6 months Euribor rate plus 4% point spread until the maturity date of January 17, 2025. Interest is being accreted until the date of repayment or prepayment of the shareholder loan. The shareholder loans provided shall be repaid within 10 years, with the respective accrued interest paid on the same date. During the nine months ended September 2020, the Company has recognized non-cash interest accretion of $19,570 [2019-$17,861]. The loan was fair valued at the date of acquisition.

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Notes to amended and restated interim condensed consolidated financial statements (unaudited)

For the three and nine months ended September 30, 2020 and 2019

11. Capital stock

Common shares

Authorized: Unlimited number of common shares, no par value

The following table summarizes the change in issued common shares of the Company:

	Nine months ended September 30, 2020		Year ended December 31, 2019
	Number of shares #	Amount $	Number of shares #	Amount $
Balance, beginning of period	10,504,573	7,598,670	9,724,476	6,628,293
Issued, net	515,067	588,254	596,656	847,027
Conversion of preferred shares	9,398,984	12,748,100	—	—
Conversion of promissory notes	3,498,825	5,948,003	—	—
Conversion of deferred shared units	103,000	55,100	153,000	80,100
Share-based compensation	58,823	100,000	30,441	43,250

	24,079,272	27,038,127	10,504,573	7,598,670
Resultant Issuer common shares issued to MTI shareholders [note 4]	47,810,924	—	—	—
Fair value of deemed issuance to CPM [note 4]	11,706,896	7,258,276	—	—

Balance, end of period	83,597,092	34,296,403	10,504,573	7,598,670

During the nine months ended September 30, 2020, the Company received gross proceeds of $875,612 for subscriptions of 515,067 units, comprised of 515,067 common shares and 515,067 of the Company’s warrants as part of a private placement, expiring on the second anniversary of the RTO as per the extended expiry approved by the board on February 28, 2020, which were ascribed a value of $204,054. Additionally, in relation to the private placement, the Company incurred share issuance costs of $61,342, and issued 19,225 broker warrants as finder’s fees, which were ascribed a value of $21,962. The broker warrants expire on the second anniversary of the RTO as per the extended expiry approved by the board on February 28, 2020. For every broker warrant, warrant holders shall have the right to purchase one common share at a post RTO exercise price of $0.62.

During the nine months ended September 30, 2020 and pursuant to the RTO, all preferred shares were converted into 9,398,984 common shares of MTI. See preferred share section of Note 11 for additional details.

During the nine months ended September 30, 2020, the aggregate principal of the Promissory Notes and all interest accrued up until January 28, 2020 were converted into 3,498,825 common shares of MTI. See Note 6 for additional details.

During the nine months ended September 30, 2020, the Company settled 103,000 DSU’s (year ended December 31, 2019 – 153,000 DSU’s) through the issuance of common shares of MTI for a total value of $55,100 (year ended December 31, 2019 – $80,100).

During the nine months ended September 30, 2020, the Company issued 58,823 MTI common shares to two directors of MTI which were ascribed a value of $1.70 per MTI common share.

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Notes to amended and restated interim condensed consolidated financial statements (unaudited)

For the three and nine months ended September 30, 2020 and 2019

During fiscal 2019, the Company issued 596,656 units from treasury at $1.70 per unit for total cash consideration of $1,014,545. One unit includes one common share and one warrant, and for every two warrants, warrant holders shall have the right to purchase one common share for $2.475. The Company has allocated the consideration of $1,014,545 to warrants and common shares based on the relative fair value of the warrant and the shares. Accordingly, $847,950 has been allocated to common shares and $166,595 has been allocated to warrants.

During fiscal 2019, $923 was recognized as common share issuance cost.

During fiscal 2019, the Company issued 30,441 units from treasury at $1.70 per share for total non-cash consideration of $51,750 to a former director related to advisory services. The shares were issued in lieu of payment of consulting fees totaling $51,750. One unit includes one common share and one warrant, and for every two warrants, warrant holders shall have the right to purchase one common share for $2,475. The Company has allocated the consideration of $51,750 to warrants and common shares based on the relative fair value of the warrant and the shares. Accordingly, $43,250 has been allocated to common shares and $8,500 has been allocated to warrants.

Warrants

Prior to completion of the RTO on March 5, 2020 (note 4), every two warrants had the right to purchase one MTI common share for $2.475 per share.

Pursuant to the completion on the RTO on March 5, 2020 (note 4), the warrants were adjusted such that one warrant has the right to purchase one Resultant Issuer Common Share for $0.90 per share.

The following tables summarize the changes in warrants of the Company:

	Nine months ended September 30, 2020		Year ended December 31, 2019
	Number of warrants #	Amount $	Number of warrants #	Amount $
Balance, beginning of period	627,097	175,095	—	—
Issued	573,890	233,467	627,097	175,095
Adjustment to 2019 warrants	—	141,031	—	—

	1,200,987	549,593	627,097	175,095
Conversion of MTI warrants into META warrants pursuant to the RTO (Note 4)	450,365	—	—	—

Balance, end of period	1,651,352	549,593	627,097	175,095

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Notes to amended and restated interim condensed consolidated financial statements (unaudited)

For the three and nine months ended September 30, 2020 and 2019

The following tables summarize the changes in broker warrants of the Company:

	Nine months ended September 30, 2020		Year ended December 31, 2019
	Number of warrants #	Amount $	Number of warrants #	Amount $
Balance, beginning of period	—	—	—	—
Issued	19,225	21,962	—	—

	19,225	21,962	—	—
Conversion of MTI broker warrants into META broker warrants pursuant to the RTO (note 4)	33,636	—	—	—

Balance, end of period	52,861	21,962	—	—

Prior to the completion of the RTO on March 5, 2020 (note 4), each broker warrant had the right to purchase one MTI common share for $1.70 per share and pursuant to the completion of the RTO the broker warrants were adjusted such that each broker warrant has the right to purchase one Resultant Issuer Common Share for $0.62 per share.

During the nine months ended September 30, 2020, the Company issued 58,823 warrants to two directors related to advisory services as well as 515,067 warrants to investors and 19,225 broker warrants as a finders fee pursuant to its private placement of shares.

During the year ended December 31, 2019, the Company issued 30,441 warrants to a former director for non-cash consideration and 596,656 warrants to investors as a part of its private placement of shares. During the three months ended March 31, 2020 and pursuant to the completion of the RTO, the 627,097 warrants were extended until 24 months post RTO, resulting in an increase in the estimated value of warrants of $141,031, which has been recorded as share-based compensation expense.

The fair value of warrants and broker warrants was estimated using the Black-Scholes option pricing model with the assumptions:

	Nine months ended September 30, 2020	Year ended December 31, 2019
Risk free interest rate	0.80% - 1.43%	1.58%
Expected volatility	134%	133%
Expected dividend yield	0%	0%
Expected forfeiture rate	0%	0%
MTI common share price	$1.70	$1.70
Exercise price per MTI common share	$1.70 - $2.475	$2.475
Expected term of warrants	24 Months post RTO	September 30, 2020

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Notes to amended and restated interim condensed consolidated financial statements (unaudited)

For the three and nine months ended September 30, 2020 and 2019

Preferred shares

Authorized: Unlimited number of Class A-1 and Class A-2 preferred shares

Each A-1 preferred share is convertible into one common share of the Company and each A-2 preferred share is convertible into 1.5 common shares pursuant to the articles of amendment upon completion of certain events.

The following table summarizes the changes in issued preferred shares of the Company:

	Nine months ended September 30, 2020		Year ended December 31, 2019
	Number of shares #	Amount $	Number of shares #	Number of shares #
Balance, beginning of period	9,398,984	12,748,100	9,398,984	12,748,100
Conversion to common shares	(9,398,984)	(12,748,100)	—	—

Balance, end of period	—	—	9,398,984	12,748,100

At December 31, 2019 and immediately prior to the completion of the RTO, there were 5,273,720 Class A-1 preferred shares and 4,125,264 Class A-2 preferred shares issued, outstanding and fully paid.

During nine months ended September 30, 2020 and pursuant to the completion of the RTO, all preferred shares were converted into 9,398,984 common shares of MTI and ultimately each Class A-1 preferred share was converted into 2.75 Resultant Issuer Common Shares and each Class A-2 preferred share was converted into 4.125 Resultant Issuer Common Shares. Ultimately, 31,519,444 Resultant Issuer Common Shares were issued in exchange for the preferred shares.

12. Share-based payments

DSU Plan

On March 28, 2013, the Company implemented a DSU Plan for its directors, employees and officers. Directors, employees and officers are granted DSUs of the Company as a form of compensation. Each unit is convertible at the option of the holder into one common share of the Company. Eligible individuals are entitled to receive all DSUs [including dividends and other adjustments] no later than December 1 of the first calendar year commencing after the time of termination of their services. The value to be received is the market value of the common shares issued in equity. The value of the DSUs is included in equity.

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Notes to amended and restated interim condensed consolidated financial statements (unaudited)

For the three and nine months ended September 30, 2020 and 2019

The following table summarizes the change in outstanding share DSUs of the Company:

	Number outstanding
	Nine months ended September 30, 2020 #	Year ended December 31, 2019 #
Outstanding, beginning of period	784,000	937,000
Converted into MTI Common Shares	(103,000)	(153,000)

	681,000	784,000
Conversion of MTI DSUs into META DSUs pursuant to the RTO (note 4)	1,191,750	—

Outstanding, end of period	1,872,750	784,000

Information concerning units outstanding is as follows:

December 31, 2019
Issue price $	Number of units #
0.50	755,000
0.95	29,000

784,000

September 30, 2020
Issue price $	Number of units #
0.18	1,815,000
0.35	57,750

1,872,750

No DSUs were issued during the nine months ended September 30, 2020 or during the year ended December 31, 2019.

During the nine months ended September 30, 2020 and prior to the RTO, 103,000 MTI DSUs were converted into 103,000 MTI common shares.

During the year ended December 31, 2019, 153,000 MTI DSUs were converted into 150,000 MTI common shares.

On March 5, 2020 and pursuant to the RTO (note 4) all MTI DSUs were converted into META DSUs at a ratio of 2.75 META DSUs for each MTI DSU.

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Notes to amended and restated interim condensed consolidated financial statements (unaudited)

For the three and nine months ended September 30, 2020 and 2019

Employee Stock Option Plan

Each share option is convertible at the option of the holder into one common share of the Company.

The Company has an Employee Stock Option Plan [the “Plan”] for directors, officers, and employees. Unless otherwise determined by the Board of Directors, 25% of the options shall vest and become exercisable on the first anniversary of the grant date and 75% of the shares issuable under the Plan shall vest and become exercisable in equal monthly installments over the three-year period commencing immediately after the first anniversary of the grant date. The option exercise price will not be less than the fair market value of a share on the grant date, as determined by the Board of Directors, taking into account any considerations which it determines to be appropriate at the relevant time.

The exercise price of the share options is equal to the market price of the underlying shares on the date of the grant. The contractual term of the share options is 10 years and there are no cash settlement alternatives for the employees.

During the nine months end September 30, 2020, the Company’s existing MTI options were converted at a ratio of 2.75 META options for each MTI option pursuant to the RTO (note 4). Also as part of the RTO, 700,000 META options were issued to executives and directors of CPM. Additionally and subsequent to the completion of the RTO, the Company granted 4,775,000 META options to employees and directors, 100,000 of which vested upon grant and 4,675,000 of which vest over 1-4 years. Prior to the completion of the RTO, 7,500 MTI options were forfeited as a result of employee departures. Subsequent to the completion of the RTO, 1,403,500 META options were forfeited as a result of employee departures, resulting in a reversal of previously recognized stock based compensation of $87,982, and 1,213,261 options expired unexercised.

During fiscal 2019, the Company granted 859,143 MTI employee stock options to employees and directors under the Plan, of which 306,499 will vest as per the Plan, 230,015 options were pre-vested upon issuance, and 322,629 vested upon closing of the RTO with CPM (note 4). During fiscal 2019, 229,223 employee stock options issued to previous employees were forfeited upon termination. Previously recognized expense attributable to unvested options of terminated employees was recognized as a recovery within stock compensation expense in the amount of $19,124 in the year ended December 31, 2019.

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Notes to amended and restated interim condensed consolidated financial statements (unaudited)

For the three and nine months ended September 30, 2020 and 2019

The following table summarizes the change in outstanding share options of the Company:

	Number outstanding
	Nine months ended September 30, 2020 #	Year ended December 31, 2019 #
Outstanding, beginning of period	2,858,300	2,228,380
Granted	—	859,143
Forfeitures	(7,500)	(229,223)

	2,850,800	2,858,300
Conversion of MTI options into META options pursuant to the RTO (note 4)	4,988,897	—
Issued to CPM executives and directors pursuant to RTO (note 4)	700,000	—
Granted	4,775,000	—
Forfeitures / expired	(2,616,761)	—

Outstanding, end of period	10,697,936	2,858,300

Below is a summary of the outstanding options as at December 31, 2019:

Exercise price $	Number outstanding 2019 #	Number exercisable 2019 #
0.75	110,000	105,208
1.70	2,748,300	1,132,409

	2,858,300	1,237,617

Below is a summary of the outstanding options as at September 30, 2020:

Exercise price $	Number outstanding 2020 #	Number exercisable 2020 #
0.27 (0.75 pre-RTO)	302,500	302,500
0.35 (issued post RTO)	200,000	200,000
0.62 (1.70 pre-RTO)	10,195,436	3,439,689

	10,697,936	3,942,189

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Notes to amended and restated interim condensed consolidated financial statements (unaudited)

For the three and nine months ended September 30, 2020 and 2019

The weighted average remaining contractual life for the share options outstanding as at September 30, 2020 was 8.41 [year ended December 31, 2019 – 8.38] years. The weighted average fair value of META options granted during the period was $0.53 [year ended December 31, 2019 – $1.13 for MTI options].

The fair value of options granted during the nine months ended September 30, 2020 and the year ended December 31, 2019 were estimated on the date of grant using the Black-Scholes option pricing model with the following inputs and assumptions:

	Employee Stock Option Plan	Employee Stock Option Plan
	2020	2019
Weighted average common share fair value at the measurement date	$0.61	$1.42
Exercise price	$0.62	—
Dividend yield [%]	—	—
Expected volatility for options having 10 years expiry	117%	84%
Expected volatility for options having 3 years expiry	—	130%
Expected volatility for options having 6 month expiry	134%	—
Weighted average risk-free interest rate	0.78%	1.21%
Weighted average expected life of the options	7.32 years	8.67 years

The expected life of the options is based on historical data and current expectations and is not necessarily indicative of exercise patterns that may occur. The expected volatility reflects the assumption that the historical volatility over a period similar to the life of the options is indicative of future trends, which may not necessarily be the actual outcome.

Other

During the nine-months ended September 30, 2020, the Company has recognized stock-based compensation of $1,578,114 (nine-months ended September 30, 2020: $1,344,362), of which $1,492,637 (nine-months ended September 30, 2020: $1,319,362) has been recorded in stock-based compensation expense and $85,477 (nine-months ended September 30, 2020: $15,000) has been recorded as consulting fees.

On November 13, 2019, the Company approved advisory fees for a director of $50,000, net of taxes, to be paid in units, consisting of a share and a warrant, from treasury, upon closing of the RTO. The Company has recognized $35,000 as consulting fees, based on expected probability of 70% for the completion of the RTO at December 31, 2019. Upon completion of the RTO, the remaining $15,000 was recognized as consulting fees.

13. Capital management

The primary objective of the Company’s capital management is to achieve healthy capital ratios to support its business and maximize shareholder value. The Company’s capital structure consists of share capital, warrants,

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Notes to amended and restated interim condensed consolidated financial statements (unaudited)

For the three and nine months ended September 30, 2020 and 2019 contributed surplus, promissory notes, unsecured convertible debentures, unsecured convertible promissory notes, secured convertible debentures, derivative liability, funding obligation and long-term debt, which as at September 30, 2020 was $51,313,629, (December 31, 2019 – $34,858,227).

No changes were made to the objectives, policies and processes for capital management for the periods ended September 30, 2020 and December 31, 2019.

14. Government grants

The government grants consist of the following:

	For the nine months ended September 30, 2020
	Grants Receivable December 31, 2019 $	Received $	Recognized as offset to expenses $	Foreign currency exchange difference $	Grants Receivable September 30, 2020 $
ACOA-PBS	21,144	(29,936)	24,022	—	15,230
Nova Scotia LAE Co-Op	13,500	(54,295)	41,316	—	521
Innovate UK – Glucose sensor	45,100	(45,100)	—	—	—
Innovate UK – Microwave tech	108,343	(108,343)	—	—	—
Innovate UK – Diabet	54,618	(222,201)	169,334	(1,751)	—
CEWS	—	—	472,020	—	472,020

	242,705	(459,875)	706,692	(1,751)	487,771

	For the year ended December 31, 2019
	Grants Receivable December 31, 2018 $	Received $	Recognized as offset to expenses $	Foreign currency exchange difference $	Grants Receivable December 31, 2019 $
ACOA-PBS	13,455	(64,677)	72,366	—	21,144
Nova Scotia LAE-Training	40,000	(40,000)	—	—	—
Nova Scotia LAE Co-Op	21,580	(69,786)	61,706	—	13,500
Innovate UK – R&D tax credit	76,729	(76,967)	—	238	—
Innovate UK – MetaSurface	33,767	(65,501)	32,050	(316)	—
Innovate UK – Glucose sensor	56,241	(292,370)	283,174	(1,945)	45,100
Innovate UK – Microwave tech	25,079	(153,438)	237,000	(298)	108,343
Innovate UK – Diabet	—	(12,961)	67,151	428	54,618

	266,851	(775,700)	753,447	(1,893)	242,705

During the nine-month ended September 30, 2020, the Company has recorded total government assistance of $876,313 (nine months ended September 30, 2019: $962,438), of which $297,539 (nine months ended September 30, 2019: $767,280) has been recorded as government assistance and $578,774 (nine months ended September 30, 2019: $195,158) has been recorded as a reduction of salaries and benefits expense.

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Notes to amended and restated interim condensed consolidated financial statements (unaudited)

For the three and nine months ended September 30, 2020 and 2019

15. Additional cash flow information

The net changes in non-cash working capital balances related to operations consist of the following:

	2020 $	2019 $
Grants receivable	(245,066)	47,812
Inventory	(176,499)	(199,601)
Other receivables	34,594	(1,919)
Prepaid expenses	(95,469)	(47,126)
HST receivable	164,580	9,382
Trade payables	(1,503,244)	615,869
Due to related parties	(11,851)	(16,389)

	(1,832,955)	418,028

The net changes in liabilities arising from financing activities consist of the following:

	2020 $	2019 $
Current portion of long-term debt, beginning of period	104,376	71,429
Long-term debt, beginning of period	3,139,301	3,108,273

Carrying amount, beginning of period	3,243,677	3,179,702
Scheduled repayments of long-term debt	(262,258)	(43,513)
Net proceeds from loans, net of financing costs	50,784	1,129,860
Non-cash changes in long-term debt:
Interest accrued (paid)	9,934	2,174
Interest accretion	334,692	374,991
Fair market value adjustment	(17,568)	(827,466)
Foreign exchange (gain) loss on long-term debt	(2,994)	966

Carrying amount, end of period	3,356,267	3,816,714
Less current portion	(249,168)	(3,464,572)

	3,107,099	352,142

16. Financial instruments

The Company’s principal financial liabilities include trade payables, due to related parties, derivative liability, unsecured debentures, convertible debentures, unsecured convertible promissory notes and long-term debt. The Company’s financial assets include grants receivable, and other receivables. The Company’s financial instruments have been classified as either assets or liabilities at amortized cost, or financial liabilities at fair

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Notes to amended and restated interim condensed consolidated financial statements (unaudited)

For the three and nine months ended September 30, 2020 and 2019 value. The following table illustrates how the positions in the consolidated statements of financial position are classified and measured:

Financial asset/liability	Classification and measurement
Grants receivable	Amortized cost
Other receivables	Amortized cost
Trade payables	Other financial liabilities at amortized cost
Due to related parties	Other financial liabilities at amortized cost
Derivative liability	Fair value
Unsecured debentures	Fair value
Convertible debentures	Fair value
Unsecured convertible promissory notes	Fair value
Long-term debt	Loans and borrowings at amortized cost

The risks arising from the Company’s financial instruments are interest rate risk, foreign currency risk, and liquidity risk.

Fair value

The fair values of grants receivable, other receivables, and trade payables approximate their carrying values due to the short-term maturity of these financial instruments. The fair value of due to related parties approximates their carrying value due to the market-based rates. The Company uses a fair value hierarchy, based on the relative objectivity of inputs used to measure fair value, with Level 1 representing inputs with the highest level of objectivity and Level 3 representing the lowest level of objectivity. The fair value of long-term debt is classified at Level 3 in the fair value hierarchy as it is estimated based on unobservable inputs including discounted cash flows using the market rate, which is subject to similar risks and maturities with comparable financial instruments as at the reporting date. The fair value of the derivative liability resulting from the embedded conversion feature related to the promissory notes is classified as Level 3 in the fair value hierarchy and is measured using the contractual conversion rate and the estimated probability of conversion.

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Interest rate risk is minimized through management’s decision to primarily obtain fixed rate or interest free debt. The interest rate exposure in respect of cash balances, the long-term debt and the convertible notes on the consolidated statement of financial position is immaterial. The long-term debt, except bank equipment loan and Shareholder Loan from BGI, SA., are at a nil or fixed interest rate and the interest on the cash balances is insignificant. As a result, the Company is not exposed to material cash flow interest rate risk.

Foreign currency risk

Foreign currency risk is the risk to earnings or capital arising from changes in foreign exchange rates. The Company has transactional currency exposures that arise from loans and receivables in currencies other than its functional currency. The Company has transactional currency exposures that arise from purchases in currencies other than their functional currency, including US dollars and Euros. The Company does not enter into derivatives to hedge the exposure.

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Notes to amended and restated interim condensed consolidated financial statements (unaudited)

For the three and nine months ended September 30, 2020 and 2019

The impact of foreign currency sensitivity on the Company’s loss before tax is due to the changes in the fair value of monetary assets and liabilities as at the date of financial position. With all other variables held constant the increase or decrease in exchange rates by 5% will result in below mentioned decrease or increase respectively in net loss before tax for the period ended September 30, 2020:

•	by $56,317 [December 31, 2019-$34,476] on account of change in USD exchange rate;

•	by $4,108 [December 31, 2019-$8,114] on account of change in GBP exchange rate;

•	by $547 [December 31, 2019-$15,911] on account of change in EURO exchange rate.

Liquidity risk

Liquidity risk represents the risk that the Company will have difficulty meeting obligations of financial liabilities. There can be significant fluctuation in the timing of the Company’s cash receipts due to various external factors. The Company mitigates this risk by regular monitoring of its cash position. Liquidity risk is also related to the possibility of insufficient debt and equity financing available to fund the desired growth of the Company and to refinance the current and long-term debt as they become due. The Company’s financial condition and results of operations could be adversely affected if it were not able to obtain appropriate levels of financing.

Contractual maturities of financial liabilities (principal amount):

	Long- term debt $	Trade payables $	Due to related parties $	Unsecured convertible debentures $	Unsecured convertible promissory notes $	Secured convertible debentures $	Total $
2020	—	1,706,788	333,182	—	—	—	2,039,970
2021	556,974	—	—	—	—	—	556,974
2022	943,224	—	—	—	666,950	—	1,610,174
2023	941,576	—	—	—	—	—	941,576
2024	906,765	—	—	—	—	5,000,000	5,906,765
2025	1,834,422	—	—	1,700,000	—	—	3,534,422
Thereafter	1,281,250	—	—	—	—	—	1,281,250

	6,464,211	1,706,788	333,182	1,700,000	666,950	5,000,000	15,871,131

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Notes to amended and restated interim condensed consolidated financial statements (unaudited)

For the three and nine months ended September 30, 2020 and 2019

17. Deferred revenue

Deferred revenue consists of the following:

	As at December 31, 2019 $	Received $	Recognized in revenue $	Recognized as offset to expenses $	Foreign exchange $	As at September 30, 2020 $
SDTC	1,563,653	269,750	—	(234,968)	—	1,598,435
Satair A/S-exclusive rights	1,169,730	—	(99,910)	—	—	1,069,820
Satair A/S-advance against PO	624,916	—	(2,514)	—	—	622,402
LM Aero-metaSOLAR commercialization	1,527,796	—	(528,852)	—	—	998,944
US Deferred Revenue	—	106,403	—	—	(6,300)	100,103
Innovate UK-R&D tax credit	23,623	—	—	—	34	23,657
COOP Subsidy	—	14,040	—	—	—	14,040

	4,909,718	390,193	(631,276)	(234,968)	(6,266)	4,427,401

Less current portion	1,819,797					1,900,357

	3,089,921					2,527,044

	As at December 31, 2018 $	Received $	Recognized in revenue $	Recognized as offset to expenses $	Foreign exchange $	As at December 31, 2019 $
SDTC	1,818,518	—	—	(254,865)	—	1,563,653
Satair A/S-exclusive rights	1,299,700	—	(129,970)	—	—	1,169,730
Satair A/S-advance against PO	654,801	1,545	(31,430)	—	—	624,916
LM Aero-metaSOLAR commercialization	2,232,934	—	(705,138)	—	—	1,527,796
Innovate UK-R&D tax credit	—	22,867	—	—	756	23,623

	6,005,953	24,412	(866,538)	(254,865)	756	4,909,718

Less current portion	(1,694,108)					1,819,797

	4,311,845					3,089,921

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Notes to amended and restated interim condensed consolidated financial statements (unaudited)

For the three and nine months ended September 30, 2020 and 2019

18. Commitments and contingencies

(a)	Lease commitments

The Company has entered into various lease commitments for its Canadian, US and UK facilities:

	September 30, 2020 $	December 31, 2019 $

Within one year	133,890	309,491
After one year but not more than five years	2,671,419	—
More than five years	3,830,575	—

	6,635,884	309,491

During the three months end September 30, 2020, the Company signed a ten-year lease commencing January 1, 2021 for an approximately 53,000 square foot facility, which will host the Company’s holography and lithography R&D labs and manufacturing operations. Commencing in September 2021, the Company will pay monthly basic rent of CAD $28,708 and additional rent for its proportionate share of operating costs and property taxes of CAD $24,910 per month, subject to periodic adjustments. In conjunction with signing the lease, the Company entered into a loan agreement with the landlord in the amount of $500,000 to fund leasehold improvements. The loan carries an interest rate of 5% per annum and is repayable in equal monthly blended payments of principal and interest over a period of seven years. At September 30, 2020, the full amount of the $500,000 remains undrawn and available.

(b)	Non-binding Letter of Intent

On September 15, 2020, the Company entered into a non-binding Letter of Intent (the “LOI”) with Torchlight Energy Resources Inc. (“Torchlight”) (NASDAQ: TRCH) for Torchlight to acquire 100% of the Company through the issuance of common shares of Torchlight (the “Proposed Transaction”). Completion of the Proposed Transaction subject to satisfactory completion of a number of conditions, including but not limited to:

•	completion of due diligence by the Company and Torchlight;

•	negotiation of a Definitive Agreement;

•	Board of Director and Shareholder approvals; and

•	all regulatory approvals.

Following the completion of the Proposed Transaction, as presently contemplated, the shareholders of the Company would own approximately 75% of the combined entity (the “Combined Entity’). This approximate ownership split assumes that the Combined Company completes a financing of US$10 million or more, net of Torchlight’s debt prior to closing of the Proposed Transaction.

Pursuant to the LOI and on September 20, 2020, Torchlight loaned US$500,000 to the Company, and Torchlight will loan the Company an additional US$500,000 within 5 days of signing the Definitive Agreement, both in the form of an Unsecured Convertible Promissory Note (note 8).

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Notes to amended and restated interim condensed consolidated financial statements (unaudited)

For the three and nine months ended September 30, 2020 and 2019

There can be no assurances that the Proposed Transaction will be consummated as a result of the LOI.

(c)	Other commitments

On December 8, 2016, the Company entered into a cooperation agreement with a large aircraft manufacturer to co-develop laser protection filters for space and aeronautical civil and military applications, metaAIR, and support the setup of manufacturing facilities for product certification and development. The cooperation agreement includes financial support provided to the Company in the form of non-recurring engineering costs of up to $4,000,000 USD to be released upon agreement of technical milestones in exchange for a royalty fee of 5% due by the Company on gross profit after sales and distribution costs to a maximum of $30 million USD. The total royalty fee to be paid may be adjusted based on the timing of the Company’s sales and the amount ultimately paid to the Company by large aircraft manufacturer to support the development. In 2016, the Company received and recognized $1 million USD as revenue under the cooperation agreement. During the nine months ended September 30, 2020, the Company has accrued royalties of $136 [2019 – $1,570] in cost of goods sold in the interim condensed consolidated statement of loss and comprehensive loss with this agreement.

19. Subsequent events

a)

Subsequent to September 30, 2020, the Company entered into a commitment letter (the “Commitment Letter”) with a shareholder of the Company, pursuant to which the shareholder will provide up to $5,500,000 in debt financing (the “Bridge Loan”) to fund META’s continued operations while the Company works toward completion of the Proposed Transaction with Torchlight. Pursuant to the Commitment Letter, the Company will be able to draw up to $500,000 monthly beginning in November 2020. The Bridge Loan bears interest at the rate of 8% per annum, payable monthly in arrears. The principal amount and any accrued but unpaid interest will be due and payable on the 10th business day after the closing of the Proposed Transaction, or on November 29, 2022 if the Transaction does not close before that date. At the option of the holder, the Bridge Loan, or any portion of the Bridge Loan and accrued but unpaid interest is convertible into META Common Shares at a conversion price of $0.50 per share, subject customary adjustments. The Company may repay the Bridge Loan in whole or in part, without penalty, at any time on or after March 28, 2021.

b)

Subsequent to September 30, 2020, the Company entered into a contribution agreement with ACOA for funding from the Regional Relief and Recovery Fund (“RRRF”) under ACOA’s Regional Economic Growth Through Innovation – Business Scale-up and Productivity stream. The RRRF is part of the Federal government’s COVID-19 economic response plan. Pursuant to the contribution agreement, the Company will receive an interest-free loan of up to $390,000, repayable in 36 monthly installments starting April 1, 2023. The amount available to be drawn under the loan is based on eligible expenses incurred by the Company since March 15, 2020. Eligible expenses include operating expenses such as rent, utilities, certain salaries, cost of additional safety measures, office supplies, insurance and professional fees. The Company expects to draw the full amount of the loan prior to December 31, 2020.

c)

On December 14, 2020, the Company executed an Arrangement Agreement with Torchlight Energy Resources, Inc. The agreement calls for Torchlight and Metamaterial to be combined such that at closing, the former equity holders of Torchlight would own approximately 25% of the combined company with the former equity holders of Metamaterial owning the remaining approximately 75% of the combined company. Prior to closing, Torchlight must raise gross proceeds of at least $10 million through the issuance of

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Notes to amended and restated interim condensed consolidated financial statements (unaudited)

For the three and nine months ended September 30, 2020 and 2019 common stock or securities convertible into or exercisable for common stock, less USD $1 million of loans Torchlight has made to Metamaterial. The closing of the transaction is subject to the satisfaction or waiver of customary closing conditions, including approvals by NASDAQ and the Canadian Securities Exchange (“CSE”), Canadian court approval, and approval by the shareholders of both companies. There can be no assurances that the Transaction will be consummated.

d)

On December 14, 2020, the Company announced the hiring of Kenneth L. Rice Jr. as CFO and EVP. Mr. Rice will replace the Company’s Interim CFO, Keith Abriel and, assuming the transaction described above is closed, he will be named CFO of the combined company. In connection with his hiring, the Board of Directors, in accordance with the Company’s ESOP, granted options to Mr. Rice to purchase 300,000 shares of the common stock of the Company at a purchase price of CAD $0.62 per share. The newly granted options vest over varying times from immediately to 4 years.

e)

On December 17, 2020, the Company announced the hiring of Dr. Jonathan Waldern a Chief Technical Officer. In connection with his hiring, the Board of Directors, in accordance with the Company’s ESOP, granted options to Dr. Waldern to purchase 1,115,000 shares of the common stock of the Company at a purchase price of CAD $0.62 per share to vest evenly over a 4-year period.

f)

On December 16, 2020, the Company issued an unsecured, convertible promissory note to Torchlight Energy Resources in the amount of USD $500,000. The note and interest are due in 24 months and bears interest at 8% per annum. If the above referenced Arrangement Agreement is terminated, the Torchlight has the right to convert the principal and accrued interest on the note to common stock of the Company at a conversion price of CAD $0.62 per share.

g)

On December 15, 2020, the Company granted options to purchase a total of 474,000 shares of the common stock of the Company at a purchase price per share of CAD $0.62 per share such options to vest over a period of 1 to 3 years depending on the grantee.

20. Restatement

The financial statements for the three and nine months ended September 30, 2020 and 2019 have been previously issued without review and filed on SEDAR on November 30, 2020 due to time constraints associated with the Company retaining a third party to complete valuations of its convertible debt instruments (“instruments”). Upon completion of the instruments’ valuation and completion of the financial statements’ review as well as due to the significant estimates, judgements and assumptions involved in determining the fair value of such instruments, management determined that the fair value of the unsecured convertible debenture (note 7) was overstated by $150,000 as at September 30, 2020. The carrying value of the unsecured debentures was reduced from $1,494,958 to $1,344,958 to reflect their fair value as at September 30, 2020. The difference of $150,000 has been recorded as unrealized gain on FVTPL liabilities in the unaudited amended and restated interim condensed consolidated statement of loss and comprehensive loss. There was no impact on the comparative figures.

Metamaterial Inc. (formerly Continental Precious Minerals Inc.)

Notes to amended and restated interim condensed consolidated financial statements (unaudited)

For the three and nine months ended September 30, 2020 and 2019

The following table summarize the effects of the adjustment described above:

	As previously reported $	Adjustment increase (decrease)	As restated $
As at September 30, 2020:
Unsecured convertible debentures	$1,494,958	$(150,000)	$1,344,958
Deficit	$(44,517,361)	$150,000	$(44,367,361)
Three months ended September 30, 2020:
Unrealized loss on FVTPL liabilities	$603,054	$(150,000)	$403,054
Net loss for the period	$(3,857,717)	$(150,000)	$(3,707,717)
Nine months ended September 30, 2020:
Unrealized gain on FVTPL liabilities	$(655,194)	$(150,000)	$(505,194)
Net loss for the period	$(12,235,350)	$(150,000)	$(12,085,350)